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        As filed with the Securities and Exchange Commission on October 21, 2003

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Registration No. 333-98047

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. THREE
 TO
FORM S-11
 REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone: (407) 650-1000
(Address of principal executive offices)

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THOMAS J. HUTCHISON III
Chief Executive Officer
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone: (407) 650-1000
(Name, Address and Telephone
Number of Agent for Service)

COPIES TO:
JUDITH D. FRYER, ESQUIRE
Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CNL RETIREMENT PROPERTIES, INC.

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Supplement No. Three, dated October 21, 2003
to Prospectus, dated March 26, 2003

        This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2003. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

        Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of September 30, 2003, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions that occur after September 30, 2003, will be reported in a subsequent Supplement.

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RECENT DEVELOPMENTS

        On March 27, 2003, the Company acquired three Brighton Gardens® by Marriott® Properties, which are the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado, three miles west of downtown Colorado Springs; the Brighton Gardens of Denver located in Denver, Colorado, eight miles southeast of downtown Denver; and the Brighton Gardens of Lakewood located in Lakewood, Colorado, ten miles west of downtown Denver.

        These three Brighton Gardens Properties are assisted living/skilled nursing Properties which opened between September 1996 and October 1999 and each Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units.

        On March 28, 2003, the Company acquired nine additional Properties, which include six Brighton Gardens Properties, a Marriott® MapleRidge® Property, the Fairfax by Marriott® Property and the Quadrangle by Marriott® Property. The six Brighton Gardens Properties are the Brighton Gardens of Edgewood located in Edgewood, Kentucky, 14 miles southwest of downtown Cincinnati, Ohio; the Brighton Gardens of Greenville located in Greenville, South Carolina, five miles west of downtown Greenville; the Brighton Gardens of Northridge located in Northridge, California, 26 miles northwest of downtown Los Angeles; the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California, 120 miles east of downtown Los Angeles; the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah, in the downtown district of Salt Lake City; and the Brighton Gardens of Yorba Linda located in Yorba Linda, California, 36 miles east of downtown Los Angeles. The MapleRidge Property is the MapleRidge of Palm Springs located in Palm Springs, California, 110 miles east of downtown Los Angeles; the Fairfax Property is located in Fort Belvoir, Virginia, 19 miles southwest of Washington, D.C.; and the Quadrangle Property is located in Haverford, Pennsylvania, ten miles west of Philadelphia.

        The Brighton Gardens Properties located in each of Greenville, Northridge, Rancho Mirage, Salt Lake City and Yorba Linda are assisted living/skilled nursing Properties which opened between January 2000 and January 2002, and each Property includes between 90 and 98 assisted living units and either 25 or 26 units for residents with Alzheimer’s and related memory disorders. Each Property also includes 28 skilled nursing units. The Brighton Gardens of Edgewood is an assisted living Property which opened in April 2000 and includes 93 assisted living units and 26 units for residents with Alzheimer’s and related memory disorders. The MapleRidge of Palm Springs is an assisted living Property which opened in December 1999 and includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Fairfax Property is a continuing care retirement community which opened in July 1989 and includes 382 independent living units and cottages, 45 assisted living units and 40 skilled nursing units. The Quadrangle Property is a continuing care retirement community which opened in May 1989 and includes 349 independent living units and cottages, 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 72 skilled nursing units.

        In addition, on March 31, 2003, the Company acquired two Sunrise Properties, including the Sunrise of Annapolis located in Annapolis, Maryland, southeast of Baltimore; and the Sunrise of Pikesville located in Pikesville, Maryland, a northern suburb of Baltimore. On March 31, 2003, the Company also acquired the Brighton Gardens of Saddle River located in Saddle River, New Jersey, 26 miles north of downtown Newark.

        The Sunrise Properties located in Annapolis and Pikesville, Maryland are assisted living Properties which opened in November 1995 and May 1996, respectively. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders, and the Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Brighton Gardens located in Saddle River is an assisted living facility which opened in September 1998 and includes 90 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders.

        On June 2, 2003, the Company acquired a parcel of land located in Warminster, Pennsylvania, north of downtown Philadelphia, upon which the Ann’s Choice Continuing Care Retirement Community is being constructed. The Company will not own the facility. The facility will be owned by a subsidiary of Erickson Retirement Communities, LLC (“Erickson”).

        On July 8, 2003, the Company acquired the Balmoral Assisted Living Community located in Palm Harbor, Florida, approximately 20 miles northwest of downtown Tampa, Florida. The Palm Harbor Property is an independent living/assisted living community which opened in July 1996 and includes 44 independent living units and 55 assisted living units or units for residents with Alzheimer’s or related memory disorders.

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        On August 25, 2003, the Company acquired two Properties, which are the Somerby at University Park located in Birmingham, Alabama, six miles south of downtown Birmingham and the Somerby at Jones Farm located in Huntsville, Alabama, six miles southeast of downtown Huntsville.

        The two Properties located in Birmingham and Huntsville, Alabama are independent living/assisted living Properties which opened in April 1999. The Birmingham Property includes 240 independent living units, 84 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Huntsville Property includes 138 independent living units and 48 assisted living units.

        On August 29, 2003, the Company acquired 14 Brighton Gardens® by Sunrise Senior Living Services, Inc. Properties, which are: the Brighton Gardens of Columbia located in Columbia, Maryland, 17 miles southwest of downtown Baltimore; the Brighton Gardens of Dunwoody located in Atlanta, Georgia, 16 miles north of downtown Atlanta; the Brighton Gardens of Florham Park located in Florham Park, New Jersey, 16 miles west of downtown Newark; the Brighton Gardens of Greensboro located in Greensboro, North Carolina, six miles west of downtown Greensboro; the Brighton Gardens of Northville located in Plymouth, Michigan, 25 miles east of downtown Ann Arbor and 25 miles west of downtown Detroit; the Brighton Gardens of Omaha located in Omaha, Nebraska, seven miles west of downtown Omaha; the Brighton Gardens of Prairie Village located in Prairie Village, Kansas, located ten miles south of downtown Kansas City; the Brighton Gardens of St. Charles located in St. Charles, Illinois, located 38 miles west of downtown Chicago; the Brighton Gardens of Tampa located in Tampa, Florida, 16 miles north of downtown Tampa; the Brighton Gardens of Tuckerman Lane located in Rockville, Maryland, located 12 miles northwest of downtown Washington, DC; the Brighton Gardens of Washington Township located in Dayton, Ohio, nine miles south of downtown Dayton; the Brighton Gardens of Westlake located in Westlake, Ohio, 16 miles west of downtown Cleveland; the Brighton Gardens of West Orange located in West Orange, New Jersey, nine miles northwest of downtown Newark; and the Brighton Gardens of Wheaton located in Wheaton, Illinois, 26 miles west of downtown Chicago.

        The Brighton Gardens Properties located in each of Atlanta, Georgia; Columbia, Maryland; Dayton, Ohio; Florham Park, New Jersey; Greensboro, North Carolina; Plymouth, Michigan; St. Charles, Illinois; Westlake, Ohio; West Orange, New Jersey; and Wheaton, Illinois are assisted living Properties which opened between April 1998 and May 1999, and each Property includes between 65 and 98 assisted living units and between 16 and 39 units for residents with Alzheimer’s and related memory disorders. The Brighton Gardens Properties located in each of Omaha, Nebraska; Prairie Village, Kansas; and Tampa, Florida are assisted living/skilled nursing Properties which opened between April 1999 and July 1999, and each Property includes between 60 and 82 assisted living units, between 25 and 44 units for residents with Alzheimer’s and related memory disorders and between 28 and 30 skilled nursing units. The Brighton Gardens Property located in Rockville, Maryland is an assisted living/skilled nursing Property which opened in April 1998 and includes 101 assisted living units and 25 skilled nursing units.

        On September 5 and September 11, 2003, the Company acquired three Properties and one Property, respectively, from affiliates of Greenwalt Corporation, which are the GreenTree at Mt. Vernon located in Mt. Vernon, Illinois, 80 miles east of downtown St. Louis, Missouri; the GreenTree at Post located in Indianapolis, Indiana, 10 miles east of downtown Indianapolis; the GreenTree at West Lafayette located in West Lafayette, Indiana, 60 miles northwest of Indianapolis, Indiana; and the GreenTree at Ft. Benjamin Harrison located in Indianapolis, Indiana, 13 miles northeast of downtown, Indianapolis. These four GreenTree Properties are assisted living Properties which opened between March 1998 and March 2001, and each Property includes either 58 or 59 assisted living units.

        On September 30, 2003, the Company acquired 17 Properties from several wholly owned subsidiaries of Sunrise Senior Living, Inc. Of the 17 Properties acquired, 12 Properties are existing retirement facilities and the remaining five Properties are in various stages of development. The 12 existing Properties are: the Sunrise of Arlington located in Arlington, Virginia, five miles west of downtown Washington, D.C.; the Sunrise at Bluemont Park located in Arlington, Virginia, 26 miles northwest of downtown Washington, D.C.; the Sunrise at Countryside located in Sterling, Virginia, 26 miles northwest of Washington, D.C.; the Sunrise of Falls Church located in Falls Church, Virginia, eight miles west of downtown Washington, D.C.; the Sunrise at North Farmington Hills located in Farmington Hills, Michigan, 25 miles northwest of downtown Detroit, Michigan; the Sunrise of Frederick located one mile west of downtown Frederick, Maryland; the Sunrise of Leesburg located in Leesburg, Virginia, 40 miles northwest of downtown Washington, D.C.; the Sunrise of Mercer Island located in Mercer Island, Washington, six miles east of downtown Seattle, Washington; the Sunrise of Mill Basin located in the center of Brooklyn, New York; the Sunrise of Poland located in Poland, Ohio, seven miles south of downtown Youngstown, Ohio; the Sunrise of Raleigh located seven miles northwest of downtown Raleigh, North Carolina; and the Sunrise of Sheepshead Bay located directly across the street from Sheepshead Bay in Brooklyn, New York. The remaining five Properties, which are in various stages of development, are: the Sunrise of Beverly Hills, which will be located in Beverly Hills, California, approximately 12 miles west of downtown Los Angeles, California; the Sunrise of Cresskill, which will be located in Cresskill, New Jersey, approximately ten miles from Teaneck, New Jersey and approximately 20 miles from downtown New York City; the Sunrise of Edmonds which will be located in Edmonds, Washington, approximately 16 miles north of downtown Seattle, Washington; the Sunrise at Five Forks which will be located in Lilburn, Georgia, approximately 15 miles northeast of downtown Atlanta, Georgia and the Sunrise of Madison which will be located in Madison, New Jersey, approximately 16 miles from Newark Liberty International Airport.

        The Sunrise Properties located in each of Arlington, Virginia; Brooklyn, New York; Falls Church, Virginia; Farmington Hills, Michigan; Frederick, Maryland; Mercer Island, Washington; Poland, Ohio and Raleigh, North Carolina are assisted living Properties which opened between January 1989 and February 2002, and each Property includes between 29 and 88 assisted living units and between 16 and 38 units for residents with Alzheimer’s and related memory disorders. The Sunrise Property located in Leesburg, Virginia is an assisted living Property which opened in January 1984 and includes 38 assisted living units. The Sunrise Properties located in each of Arlington-Bluemont Park, Virginia and Sterling, Virginia are independent living/assisted living Properties which opened between May 1990 and July 1992, and each Property includes between 52 and 128 independent living units, between 37 and 47 assisted living units and up to 10 units for residents with Alzheimer’s and related memory disorders.

        The Sunrise Properties to be located in each of Beverly Hills, California; Edmonds, Washington; Lilburn, Georgia and Madison, New Jersey are expected to be assisted living Properties and each Property is expected to include between 35 and 64 assisted living units and between 16 and 23 units for residents with Alzheimer’s and related memory disorders. The remaining Sunrise Property located in Cresskill, New Jersey is expected to be an independent living/assisted living Property and is expected to include 77 independent living units, 60 assisted living units and 21 units for residents with Alzheimer’s and related memory disorders.

        As of September 30, 2003, the Company owned interests in 92 Properties. In addition, the Company has commitments to acquire two additional Properties. Substantially all of the Properties owned by the Company, and all of the Properties for which the Company has commitments to acquire, are or will be leased on a long-term, triple-net basis and are managed by Operators of retirement facilities.

        Of the 92 Properties owned by the Company as of September 30, 2003, 70 Properties are operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. (formerly known as Sunrise Assisted Living, Inc.) (“Sunrise”). Additionally, five Properties owned by the Company as of September 30, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc. In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the 41 long-term management agreements which the Company’s tenants had entered into with Marriott Senior Living Services, Inc. were assumed by Sunrise Senior Living Services, Inc.; therefore, Sunrise Senior Living Services, Inc. now operates all of the Company’s Properties that were previously operated by Marriott Senior Living Services, Inc. In addition, Sunrise agreed to assume an obligation to the Company under a guarantee from Marriott International, Inc. relating to one of these Properties. Sunrise (SRZ) is a NYSE listed company.

        Subsequent to Sunrise’s assumption of the long-term management agreements which the Company’s tenants had entered into with Marriott Senior Living Services, Inc., the names of certain Properties owned by the Company were changed in the following manner: all of the Company’s Marriott MapleRidge Properties are now known as Sunrise Assisted Living Properties. Additionally, all of the Company’s Brighton Gardens by Marriott Properties are now known as Brighton Gardens by Sunrise Senior Living Services, Inc. Properties.

        The Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on March 1, 2003, which were paid by March 31, 2003. In addition, the Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on April 1, May 1 and June 1, 2003, which were paid by June 30, 2003, and the Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on July 1, August 1 and September 1, 2003, which were paid by September 30, 2003. On October 1, 2003, the Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on October 1, 2003, payable by December 31, 2003.

THE OFFERINGS

GENERAL

        As of September 30, 2003, the Company had received subscriptions from this Offering for 53,242,839 Shares totalling $532,428,385 in Gross Proceeds. As of September 30, 2003, the Company had received aggregate subscriptions for 114,714,736 Shares totalling $1,147,147,359 in gross proceeds, including 547,733 Shares ($5,477,327) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this Offering. As of September 30, 2003, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $1,029,800,000. The Company used approximately $843,800,000 of net offering proceeds, approximately $71,400,000 in advances relating to its line of credit and approximately $224,000,000 in Permanent Financing, as well as the assumption of approximately $88,500,000 in bonds payable, to invest approximately $1,227,700,000 in 92 retirement Properties. As of September 30, 2003, the Company had repaid approximately $51,400,000 in advances relating to its line of credit, had paid approximately $73,400,000 in Acquisition Fees and Acquisition Expenses and had used approximately $1,100,000 to redeem 120,325 Shares of Common Stock, leaving approximately $60,100,000 available to invest in Properties and Mortgage Loans.

RISK FACTORS

COMPANY- RELATED RISKS

      We will be subject to conflicts of interest.

        The following paragraphs update and replace the sixth paragraph on page 14 of the Prospectus:

        We may invest with affiliates of the advisor. We may invest in joint ventures with other programs sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor’s recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more programs sponsored by CNL. Conflicts may arise in connection with such transactions.

        Affiliates of the advisor have a financial interest in certain tenants. For properties that we lease to tenants in which affiliates of the advisor have financial or other interests, we are less likely to evict the tenant for defaulting under the lease. Minor defaults may continue for some time before the advisor or Board of Directors, including the independent directors, resolves to evict the tenant, and the advisor’s recommendation may be more beneficial to other entities than to the Company.

REAL ESTATE AND OTHER INVESTMENT RISKS

      Retirement Facilities.

        The following paragraph updates and replaces the corresponding paragraph on page 18 of the Prospectus:

        We will not control the management of our properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. The tenant’s ability to satisfy the lease obligations depends primarily on the property’s operating results. We intend to enter into leasing agreements with tenants having substantial prior experience in the operation of retirement facilities or medical office buildings and walk-in clinics or who contract with third-party operators having the same qualifications. However, we may enter into leasing agreements with newly-formed tenants that have limited experience but whose principals and officers have substantial experience in the operation of retirement facilities or medical office buildings and walk-in clinics. If our tenants or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

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MANAGEMENT COMPENSATION

        For information concerning compensation paid to the Advisor and its Affiliates, see “Certain Relationships and Related Transactions.”

BUSINESS

GENERAL

        The following table updates and replaces the corresponding table on page 46 of the Prospectus.

Percent of Persons Needing Assistance with
Activities of Daily Living (ADLs)

Years of Age	Percentage
65-69	8.1%
70-74	10.5%
75-79	16.9%
80+	34.9%

Source: U.S. Census Bureau, 1997 data

        The following paragraph updates and replaces the corresponding paragraph on page 46 of the Prospectus.

        According to the Centers for Medicare & Medicaid Services and the National Health Statistics Group, the health care industry represents 14.3% of the United States’ gross domestic product (“GDP”) with over $1.6 trillion in annual expenditures. The Health Care Financing Administration expects this figure to rise to over 16% of the GDP by 2011, with $2.8 trillion in annual expenditures. According to the Health Care Financing Administration, U.S. health care construction expenditures are estimated to be $23 billion in 2003 and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are (i) demographics, (ii) the limited supply of new product, and (iii) the investment community’s increased understanding of the industry. The Company believes the growth in demand and facilities will continue for at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

        The following table updates and replaces the corresponding table on page 47 of the Prospectus.

Estimate of Resident Demand for Seniors’ Housing Categories — Private Pay
Thousands of Residents

Base	Independent Living	Assisted Living	Skilled Nursing
2000	637	511	671
2010	751	592	773
2020	991	720	964
2030	1,389	1,004	1,309

Source:	The Case for Investing in Seniors Housing and Long Term-Care Properties, prepared for the National Investment Conference for the Senior Living and Long-Term Care Industries, Copyright 2001

PROPERTY ACQUISITIONS

        The following information should be read in conjunction with the “Business — Property Acquisitions” section beginning on page 50 of the Prospectus.

        Summit Portfolio Properties. On March 27, 2003, the Company acquired the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado (the “Colorado Springs Property”) for $16,120,000 from Senior Living of Colorado Springs, LLC; the Brighton Gardens of Denver located in Denver, Colorado (the “Denver Property”) for $17,480,000 from Senior Living of Denver, LLC; and the Brighton Gardens of Lakewood located in Lakewood, Colorado (the “Lakewood Property”) for $18,400,000 from Senior Living of Lakewood, LLC. The Colorado Springs, Denver and Lakewood Properties are hereinafter referred to as the “Summit Portfolio Properties.” These three Properties are operated and managed by Sunrise Senior Living Services, Inc.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Senior Living of Colorado Springs, LLC, Senior Living of Denver, LLC and Senior Living of Lakewood, LLC, subsidiaries of Summit Companies, Incorporated, relating to these three Properties. The general terms of the lease agreements are described in “Business — Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on March 27, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent
Colorado Springs Property	$1,576,765
Denver Property	1,707,670
Lakewood Property	1,796,210

•	Minimum annual rent will increase by 0.375% in the second lease year and by 2.5% beginning in the third lease year, and each lease year thereafter.

•	At the end of the initial lease terms, the tenant will have two consecutive renewal options of five years each.

•	In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

•	On behalf of the tenants of these three Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the three Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve are 1.5% of gross revenues for the first lease year; 2% of gross revenues for the second and third lease years; 3% of gross revenues for the fourth through thirteenth lease years; 3.5% of gross revenues for the fourteenth lease year; and 4% of gross revenues for the fifteenth lease year. Funds in the FF&E Reserve relating to these three Properties are held by the tenant.

•	The leases for the Summit Portfolio Properties contain pooling terms, meaning that net operating profits with respect to these Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the three Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all three Properties, regardless of whether the tenant of any such Property is in default under its lease.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the three Properties are 7% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

        The approximate federal income tax basis of the depreciable portion of the three Summitt Portfolio Properties is as follows:

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Colorado Springs Property	$16,400,000
Denver Property	17,900,000
Lakewood Property	17,900,000

        On March 27, 2003, in connection with the purchase of the Summit Portfolio Properties, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balance and all accrued interest due at that time. The loans have certain financial covenants typically found in commercial loans. The financial covenants are based on the combined operations of the Summit Portfolio Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. The loans are cross-collateralized and cross-defaulted.

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        The Colorado Springs Property, which opened in October 1999, is the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado. The Colorado Springs Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located three miles west of downtown Colorado Springs, Colorado. Other senior living facilities located in proximity to the Colorado Springs Property include NBA Village at Skyline, Life Care Campus of Colorado Springs, Sunrise Assisted Living — University Park, Sterling House of Broadmoor, Wynwood of Colorado Springs, Union Printer Home, Namaste Alzheimer’s Center and Clare Bridge of Colorado Springs.

        The Denver Property, which opened in September 1996, is the Brighton Gardens of Denver located in Denver, Colorado. The Denver Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located eight miles southeast of downtown Denver, Colorado. Other senior living facilities located in proximity to the Denver Property include Caley Ridge, EPOCH Assisted Living of Denver, Heritage Club of Denver, Sunrise at Cherry Creek, Sunrise Assisted Living at Orchard and Wellspring.

        The Lakewood Property, which opened in October 1999, is the Brighton Gardens of Lakewood located in Denver, Colorado. The Lakewood Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located ten miles west of downtown Denver, Colorado. Other senior living facilities located in proximity to the Lakewood Property include the Inn at Lakewood, Heritage Club of Lakewood and Sunrise at Pinehurst.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

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Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Colorado Springs Property	Colorado Springs, CO	*1999	20.7%	$115.27	$23.87
		**2000	64.9%	108.68	70.53
		**2001	77.7%	113.60	88.27
		**2002	86.3%	117.93	101.73
		***2003	93.6%	129.19	120.98
Denver Property	Denver, CO	**1999	93.4%	$98.54	$92.05
		**2000	89.8%	109.78	98.62
		**2001	88.2%	123.57	109.04
		**2002	97.6%	125.62	122.58
		***2003	92.5%	136.80	126.60
Lakewood Property	Lakewood, CO	*1999	38.8%	$134.21	$52.09
		**2000	71.0%	107.93	76.59
		**2001	80.5%	127.03	102.23
		**2002	93.0%	127.92	118.95
		***2003	93.9%	141.34	132.69

*	Data for the Colorado Springs and Lakewood Properties represents the period October 1, 1999 through December 31, 1999.
**	Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
***	Data for 2003 represents the period January 4, 2003 through August 31, 2003.
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        Additional Marriott Portfolio Two Properties. On March 28, 2003, the Company acquired nine Properties from Marriott Senior Living Services, Inc. and its affiliates for an aggregate purchase price of approximately $166 million plus the assumption of approximately $88.5 million in life care bonds payable to certain residents of two of the Properties. The Properties and related purchase prices include the Brighton Gardens of Edgewood located in Edgewood, Kentucky (the “Edgewood Property”) for $2,654,632; the Brighton Gardens of Greenville located in Greenville, South Carolina (the “Greenville Property”) for $4,132,969; the Brighton Gardens of Northridge located in Northridge, California (the “Northridge Property”) for $14,735,846; the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California (the “Rancho Mirage Property”) for $13,833,657; the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah (the “Salt Lake City Property”) for $15,028,664; the Brighton Gardens of Yorba Linda located in Yorba Linda, California (the “Yorba Linda Property”) for $13,483,926; the MapleRidge of Palm Springs located in Palm Springs, California (the “Palm Springs Property”) for $2,653,469; the Fairfax located in Fort Belvoir, Virginia (the “Fort Belvoir Property”) for $39,421,527 plus the assumption of $37,551,865 in life care bonds payable; and the Quadrangle located in Haverford, Pennsylvania (the “Haverford Property”) for $60,118,719 plus the assumption of $50,958,830 in life care bonds payable. The Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Palm Springs, Fort Belvoir and Haverford Properties are hereinafter referred to as the “Additional Marriott Portfolio Two Properties.” The nine Properties are operated and managed by Sunrise Senior Living Services, Inc.

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        The Company as lessor, has entered into long-term, triple-net lease agreements with Eight Pack Management Corp., Eleven Pack Management Corp. and Marriott Continuing Care, LLC relating to these nine Properties. Eight Pack Management Corp. is the tenant of two of these Properties, the Orland Park Property and six of the Marriott Portfolio Two Properties. Eleven Pack Management Corp. is the tenant of five of these Properties and the remaining six Marriott Portfolio Two Properties. HRA Management Corporation, the tenant of the Marriott Portfolio One Properties; One Pack Management Corp., the tenant of the Saddle River Property; Balmoral Tenant

Services, Inc., the tenant of the Palm Harbor Property; and Twenty Pack Management Corp., the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties, as described below, are also affiliates of Eight Pack Management Corp. and Eleven Pack Management Corp. Each of these companies is an “HRA Affiliated Company” and the six companies are collectively referred to as the “HRA Affiliated Companies.” The HRA Affiliated Companies are, collectively, the tenants of 44 of the 92 Properties owned by the Company as of September 30, 2003. The HRA Affiliated Companies are thinly capitalized, newly formed corporations which are affiliates of Harbor Retirement Associates, LLC (“HRA”) and are affiliated with the Advisor. HRA is a developer and operator of senior living products and services. The principals of HRA, Timothy S. Smick and Daniel Simmons, have more than 50 years of combined experience in the seniors housing industry. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business — Description of Property Leases.”

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        The principal features of the lease agreements with Eight Pack Management Corp. relating to the Salt Lake City and Yorba Linda Properties are as follows:

•	The initial term of each lease expires on March 28, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent
Salt Lake City Property	$1,555,842
Yorba Linda Property	1,395,923

•	Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

•	At the end of the initial lease terms the tenant will have two consecutive renewal options of ten years each.

•	In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

•	Financial statements that present the historical operating results of these Properties are included in Financial Information commencing on page F-1 of this Prospectus Supplement, as the Marriott Senior Living Services Nine Communities, for the quarters ended March 28, 2003 and March 22, 2002, and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000.

•	On behalf of the tenant of these two Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the two Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Salt Lake City and Yorba Linda Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these two Properties are held by the Company.

•	The leases for the Salt Lake City and Yorba Linda Properties as well as the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties previously acquired by the Company and described in the section of the Prospectus entitled “Business — Property Acquisitions — Marriott Portfolio Two Properties” contain pooling terms, meaning that net operating profits with respect to these eight Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the eight Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these eight Properties, regardless of whether the tenant of any such Property is in default under its lease.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the two Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

        The principal features of the lease agreements with Eleven Pack Management Corp. relating to the Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties are as follows:

•	The initial term of each lease expires on March 28, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent
Edgewood Property	$234,022
Greenville Property	364,347
Northridge Property	1,299,057
Rancho Mirage Property	1,219,523
Palm Springs Property	233,920

•	Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

•	At the end of the initial lease terms the tenant will have two consecutive renewal options of ten years each.

•	In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

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•	Financial statements that present the historical operating results of these Properties are included in Financial Information commencing on page F-1 of this Prospectus Supplement, as the Marriott Senior Living Services Nine Communities, for the quarters ended March 28, 2003 and March 22, 2002, and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000.

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•	On behalf of the tenant of these five Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the five Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Edgewood, Greenville and Rancho Mirage Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Northridge Property are 2% of gross revenues for the first through third lease years; and 3% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Palm Springs Property are 2% of gross revenues for the first lease year; 3% of gross revenues for the second through thirteenth lease years; and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these five Properties are held by the Company.

•	The leases for the Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties as well as the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties described in the section of the Prospectus entitled “Business — Property Acquisitions — Marriott Portfolio Two Properties” contain pooling terms, meaning that net operating profits with respect to these 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these 11 Properties, regardless of whether the tenant of any such Property is in default under its lease.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the five Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

        The principal features of the lease agreements with Marriott Continuing Care, LLC, a subsidiary of Sunrise, relating to the Fort Belvoir and Haverford Properties are as follows:

•	The initial term of each lease expires on March 28, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent
Fort Belvoir Property	$4,099,134
Haverford Property	6,234,763

•	Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

•	At the end of the initial lease terms the tenant will have two consecutive renewal options. The first renewal term is for ten years and the second renewal term is for five years.

•	In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

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•	Financial statements that present the historical operating results of these Properties are included in Financial Information commencing on page F-1 of this Prospectus Supplement, as the Marriott Senior Living Services Nine Communities, for the quarters ended March 28, 2003 and March 22, 2002, and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000.

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•	On behalf of the tenant of these two Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the two Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Fort Belvoir and Haverford Properties are 5% of gross revenues each lease year throughout the lease term. Funds in the FF&E Reserve relating to these two Properties are held by the Company.

        The approximate federal income tax basis of the depreciable portion of the nine Additional Marriott Portfolio Two Properties is as follows:

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Edgewood	$2,000,000
Greenville	4,100,000
Northridge	12,100,000
Rancho Mirage	12,900,000
Palm Springs	2,000,000
Salt Lake City	15,500,000
Yorba Linda	11,900,000
Fort Belvoir	62,200,000
Haverford	93,000,000
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        In connection with the acquisition of the Additional Marriott Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. For information regarding the line of credit, see the section of the Prospectus entitled “Business — Borrowing.”

        In addition, in connection with the purchase of the Fort Belvoir and Haverford Properties, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the Fort Belvoir and Haverford facilities. The Company will issue new bonds to future residents of these facilities, and the proceeds will be used to retire the existing bonds.

        The Edgewood Property, which opened in April 2000, is the Brighton Gardens of Edgewood located in Edgewood, Kentucky. The Edgewood Property includes 93 assisted living units and 26 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main dining room, recreation room, a chapel, a hair salon, lounge areas and resident laundry rooms. The Property is located 14 miles southwest of downtown Cincinnati, Ohio and is within five miles of a hospital and retail and dining areas. Other senior living facilities located in proximity to the Edgewood Property include Atria Summit Hills, Colonial Gardens, St. Charles, Carmel Manor, Atria and Madonna Manor.

        The Greenville Property, which opened in January 2000, is the Brighton Gardens of Greenville located in Greenville, South Carolina. The Greenville Property includes 94 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located five miles west of downtown Greenville and is within three miles of retail and dining areas.

        The Northridge Property, which opened in January 2002, is the Brighton Gardens of Northridge located in Northridge, California. The Northridge Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located 26 miles northwest of downtown Los Angeles and is within four miles of a hospital, and retail and dining areas. Other senior living facilities located in proximity to the Northridge Property include a Sunrise Assisted Living, Aegis of Granada Hills, Summerville at Chatsworth, Graceville by Le Foyer and Country Villa.

        The Rancho Mirage Property, which opened in June 2000, is the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California. The Rancho Mirage Property includes 90 assisted living units, 26 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include dining rooms, recreation rooms, activity rooms, a salon, lounge areas, a swimming pool and jacuzzi, and laundry rooms. The Property is located 120 miles east of downtown Los Angeles and is near retail and dining areas, and across the street from a medical center. Other senior living facilities located in proximity to the Rancho Mirage Property include a MapleRidge, Mirage Inn, Hacienda DeMonterey, Villa at Palm Desert, Wellington Place and Inner Image.

        The Palm Springs Property, which opened in December 1999, is the MapleRidge of Palm Springs located in Palm Springs, California. The Palm Springs Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common living room and dining rooms. The Property is located 110 miles east of downtown Los Angeles in a residential area less than a mile from retail and dining areas, and within three miles of a medical center. In addition to the Company’s Rancho Mirage Property, other senior living facilities located in proximity to the Palm Springs Property include Windsor Court, The Hallmark, Villa at Palm Desert, Wellington Place, Inner Image and AMDAL Residential Care.

        The Salt Lake City Property, which opened in April 2000, is the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah. The Salt Lake City Property includes 98 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located in the downtown district of Salt Lake City and is less than one mile from a medical center, and retail and dining areas. Other senior living facilities located in proximity to the Salt Lake City Property include Parklane, St. Joseph’s Villa, The Wentworth at East Millcreek, Silverado and Cordia Senior Residence.

        The Yorba Linda Property, which opened in July 2000, is the Brighton Gardens of Yorba Linda located in Yorba Linda, California. The Yorba Linda Property includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include dining rooms, recreation rooms, activity rooms, a salon, lounge areas, a swimming pool and jacuzzi, and laundry rooms. The Property is located 36 miles east of downtown Los Angeles and is near retail and dining areas, and within two miles from a medical center. Other senior living facilities located in proximity to the Yorba Linda Property include Park Vista at Morningside, Avalon at Bradford Square, Nohl Ranch Inn, Canyon Hills Club, Prestige Assisted Living and Fullerton Gardens.

        The Fort Belvoir Property, which opened in July 1989, is the Fairfax by Marriott, a continuing care retirement community, located in Fort Belvoir, Virginia. The Fort Belvoir Property includes 382 independent living units and cottages, 45 assisted living units and 40 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity rooms, an indoor swimming pool and spa, a tennis court, and barber and beauty shops. The Property is located 19 miles southwest of Washington, D.C. and is within two miles of retail and dining areas, and within five miles of a hospital. Other senior living facilities located in proximity to the Fort Belvoir Property include Falcon’s Landing, Vinson Hall and Knollwood.

        The Haverford Property, which opened in May 1989, is the Quadrangle by Marriott, a continuing care retirement community, located in Haverford, Pennsylvania. The Haverford Property includes 349 independent living units, 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 72 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity rooms, a swimming pool, hot tub and spa, and barber and beauty shops. The Property is located ten miles west of Philadelphia and is within five miles of retail and dining areas, and within three miles of three hospitals. Other senior living facilities located in proximity to the Haverford Property include Beaumont at Bryn Mawr, Waverly Heights and Dunwoody Village.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

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Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Edgewood Property	Edgewood, KY	**2000	21.1%	$109.25	$23.07
		**2001	37.5%	106.55	39.92
		**2002	34.2%	105.41	36.01
		***2003	43.2%	98.76	42.65
Greenville Property	Greenville, SC	**2000	35.1%	$99.46	$34.94
		**2001	60.2%	103.62	62.41
		**2002	68.8%	109.46	75.25
		***2003	69.6%	124.74	86.80
Northridge Property	Northridge, CA	**2002	53.3%	$141.23	$75.27
		***2003	79.5%	175.87	139.85
Rancho Mirage Property	Rancho Mirage, CA	**2000	25.5%	$149.90	$38.23
		**2001	45.4%	134.52	61.09
		**2002	67.5%	149.27	100.77
		***2003	71.7%	165.44	118.62
Palm Springs Property	Palm Springs, CA	**2000	22.8%	$108.09	$24.68
		**2001	41.3%	105.80	43.72
		**2002	67.9%	99.56	67.63
		***2003	83.3%	96.08	80.06
Salt Lake City Property	Salt Lake City, UT	**2000	53.7%	$104.65	$56.24
		**2001	75.2%	110.60	83.13
		**2002	84.3%	114.19	96.20
		***2003	84.7%	127.99	108.42
Yorba Linda Property	Yorba Linda, CA	**2000	29.7%	$122.99	$36.51
		**2001	58.6%	126.37	74.07
		**2002	71.5%	142.45	101.86
		***2003	68.8%	160.45	110.39
Fort Belvoir Property	Fort Belvoir, VA	*1999	97.2%	$101.71	$98.88
		**2000	95.9%	105.25	100.89
		**2001	97.1%	108.17	105.07
		**2002	98.7%	112.75	111.32
		***2003	96.4%	99.64	96.07
Haverford Property	Haverford, PA	*1999	95.9%	$118.03	$113.15
		**2000	98.0%	124.83	122.35
		**2001	98.0%	134.04	131.36
		**2002	99.7%	142.81	142.38
		***2003	96.5%	123.59	119.21

*	Data for 1999 represents the period November 1, 1999 through December 30, 1999.
**	Data for 2000, 2001 and 2002 represents information for each applicable fiscal year.
***	Data for 2003 represents the period January 4, 2003 through August 31, 2003.
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        Prime Care Portfolio Two Properties. On March 31, 2003, the Company acquired two Properties from Prime Care Eight, LLC for an aggregate purchase price of approximately $22.6 million. The Properties and related purchase prices include the Sunrise of Annapolis located in Annapolis, Maryland (the “Annapolis Property”) for $13,294,253 and the Sunrise of Pikesville located in Pikesville, Maryland (the “Pikesville Property”) for $9,340,855. The Annapolis and Pikesville Properties are hereinafter referred to as the “Prime Care Portfolio Two Properties.” These two Properties are operated and managed by Sunrise Senior Living Services, Inc.

        The Company, as lessor, has entered into a long-term, triple-net lease agreement with Prime Care Eight, LLC relating to these two Properties. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreement are as follows:

•	The term of the lease expires on March 31, 2038.

•	Minimum annual rent as set forth in the lease is as follows:

Property	Minimum Annual Rent
Annapolis Property	$1,465,099
Pikesville Property	1,029,413

•	Minimum annual rent will increase by 2.5% beginning January 1, 2004 and each lease year thereafter until the end of the 28th lease year.

•	In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

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•	Based on the Company’s due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the two Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing lease. As of September 30, 2003, the remaining balance of the guarantee was $335,147.

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•	On behalf of the tenant of these two Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of the furniture, fixtures and equipment relating to the Prime Care Portfolio Two Properties. Monthly deposits to the FF&E Reserve are as follows: 1.5% of gross revenues for the years 2003 and 2004; 2% of gross revenues for the years 2005 through 2008; and 2.5% of gross revenues every year thereafter. Funds in the FF&E Reserve relating to these two Properties are held by the tenant.

•	The lease for the two Properties contains pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant defaults on its obligations under the lease for either Property, the Company will have the ability to pursue its remedies under the lease with respect to both Properties, regardless of whether the tenant is in default under the lease, with respect to the other Property.

•	The lease contains provisions that allow the lessee to elect to purchase the Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessee to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the two Properties are 6% of net revenues throughout the term of the lease. One-half of the base management fee is payable as an operating expense of the Property and minimum rent payments due under the lease are subordinate to such base management fee. The remaining 3% base management fee is subordinate to the payment of minimum annual rent, a tenant administrative fee, the funding of the FF&E Reserve and the replenishment of any amounts drawn under the $500,000 tenant guarantee discussed above. Unpaid subordinated base management fees will accrue without interest.

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        On March 31, 2003, in connection with the purchase of the Prime Care Portfolio Two Properties, the Company assumed approximately $20.6 million of Permanent Financing which is secured by the Prime Care Portfolio Two Properties. The loan bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.

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        The Annapolis Property, which opened in November 1995, is the Sunrise of Annapolis located in Annapolis, Maryland. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas and a beauty/barber shop. The Property is located 26 miles southeast of Baltimore. Other senior living facilities located in proximity to the Annapolis Property include Manresa, Annapolitan, Heartlands and Sunrise of Severna Park.

        The Pikesville Property, which opened in May 1996, is the Sunrise of Pikesville located in Pikesville, Maryland. The Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas and a beauty/barber shop. The Property is located 11 miles from downtown Baltimore. Other senior living facilities located in proximity to the Pikesville Property include Springhouse, Arden Courts, Brighton Gardens of Pikesville and Atrium Village.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the facilities for the past five years and for the period January 1, 2003 through August 31, 2003 are as follows:

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Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Annapolis Property	Annapolis, MD	1998	97.6%	$136.78	$133.03
		1999	95.0%	139.82	133.03
		2000	96.9%	141.90	137.48
		2001	97.0%	144.59	141.08
		2002	97.1%	150.44	145.74
		*2003	96.8%	158.80	153.64
Pikesville Property	Pikesville, MD	1998	91.4%	$134.99	$123.17
		1999	90.0%	137.65	123.71
		2000	88.4%	132.75	117.34
		2001	92.0%	131.00	120.22
		2002	88.0%	136.07	119.13
		*2003	84.8%	139.38	118.19

*	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Brighton Gardens located in Saddle River, New Jersey. On March 31, 2003, the Company acquired the Brighton Gardens assisted living Property located in Saddle River, New Jersey (the “Saddle River Property”) for $12,750,000 from Circle Housing Limited Partnership. The Property is operated and managed by Sunrise Senior Living Services, Inc. The Company, as lessor, has entered into a long-term lease agreement with One Pack Management Corp. relating to this Property. One Pack Management Corp., an HRA Affiliated Company, is described in further detail in “Business — Property Acquisitions — Additional Marriott Portfolio Two Properties,” above. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreement are as follows:

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•	The initial term of the lease expires on March 31, 2018.

•	At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

•	The lease requires minimum annual rent of $1,321,352 for the first lease year with increases of 3% each lease year thereafter.

•	In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

•	On behalf of the tenant of the Saddle River Property, the Operator has established an FF&E Reserve fund which will be used for the replacement and renewal of the furniture, fixtures and equipment relating to the Property. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve for the Saddle River Property are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through twelfth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to this Property are held by the Company.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the Saddle River Property are 6% of gross revenues throughout the term of the lease. Rent payments due under the lease are subordinate to the payment of base management fees.

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        The approximate federal income tax basis of the depreciable portion of the Saddle River Property is $11,500,000.

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        The Saddle River Property, which opened in September 1998, includes 90 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 26 miles north of downtown Newark. Other senior living facilities located in proximity to the Saddle River Property include Brighton Gardens of Paramus, Van Dyk Park Place, Longview Assisted Living, Allendale Community for Mature Living and Sunrise of Woodcliff Lake.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facility has been operational are as follows:

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Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Saddle River Property	Saddle River, NJ	*1999	62.6%	$122.60	$76.79
		*2000	72.2%	129.89	93.82
		*2001	66.2%	141.32	93.30
		*2002	62.8%	141.83	89.04
		**2003	68.4%	138.83	94.90

*	Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
**	Data for 2003 represents the period January 4, 2003 through August 31, 2003.
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        Ann’s Choice Continuing Care Retirement Community located in Warminster, Pennsylvania. On June 2, 2003, the Company acquired a parcel of land located in Warminster, Pennsylvania, upon which the Ann’s Choice Continuing Care Retirement Community is being constructed (the “Warminster Property”). The land was purchased from Warminster Campus, L.P., a Maryland limited partnership, for $19,500,000. The Ann’s Choice Continuing Care Retirement Community, once construction is completed, is expected to include 1,542 independent living apartments, 128 assisted living units and 190 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Warminster Campus, L.P. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Warminster Campus, L.P. relating to the land. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease are as follows:

•	The initial land lease expires on June 2, 2013.

•	At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

•	The lease requires minimum annual rent of $2,925,000 for the first through fifth lease years, $3,900,000 for the sixth through tenth lease years and $4,680,000 for the eleventh and all subsequent lease years.

•	A security deposit equal to $1,462,350 has been retained by the Company as security for the tenant’s obligations under the lease.

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•	The tenant will have the option to purchase the land subsequent to May 30, 2007 for $19,500,000.

•	The Company’s lease payments are subordinate to a first mortgage construction loan entered into by Erickson to fund the development of the Ann’s Choice Continuing Care Retirement Community.

        Balmoral Assisted Living Community located in Palm Harbor, Florida. On July 8, 2003, the Company acquired the Balmoral Assisted Living Community located in Palm Harbor, Florida (the “Palm Harbor Property”) for $12,175,000 from Senior Lifestyle Balmoral Limited Partnership. The Property is operated and managed by Harbor Balmoral Management, LLC, an affiliate of the HRA Affiliated Companies. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Balmoral Tenant Services, Inc. relating to this Property. Balmoral Tenant Services, Inc., an HRA Affiliated Company, is described in further detail in “Business — Property Acquisitions — Additional Marriott Portfolio Two Properties,” above. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease are as follows:

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•	The initial term of the lease expires on July 7, 2018.

•	At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

•	The lease requires minimum annual rent of $1,171,109 for the first lease year, with increases of 2.5% each lease year thereafter. Commencing on the fourth lease year, and every four lease years thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property multiplied by 10.25% or (b) 2.5% of the prior lease year’s minimum rent.

•	The tenant has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Property. Deposits to the FF&E Reserve are made on a monthly basis, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve are equal to the greater of $500 per unit or 2% of gross revenues during the first and second lease years; 2.5% for the third through fifth lease years; and 3% of gross revenues each lease year thereafter. Funds in the FF&E Reserve are held by the tenant.

•	Base management fees payable to Harbor Balmoral Management, LLC for the operation of the Property are 5% of gross revenues for each lease year until such time that the Property achieves certain predetermined operating performance thresholds, at which time the base management fees will increase to 6% of gross revenues for each lease year thereafter. Rent payments due under the lease are subordinate to the payment of base management fees.

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        The approximate federal income tax basis of the depreciable portion of the Palm Harbor Property is $12,100,000.

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        The Palm Harbor Property, which opened in July 1996, includes 44 independent living units and 55 assisted living units or units for residents with Alzheimer’s or related memory disorders. This fluctuates according to resident needs. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, an activity room, a lounge area, and a barber/beauty shop. The Property is located approximately 20 miles northwest of downtown Tampa, Florida, and is within six miles of two hospitals. Other senior living facilities located in proximity to the Palm Harbor Property include Coral Oaks, Arden Courts, Beckett Lake Lodge, Merrill Gardens and Freedom Inn.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facility has been operational are as follows:

Property	Location	Year	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Palm Harbor Property	Palm Harbor, FL	*1999	94.4%	$76.84	$72.53
		*2000	98.1%	84.69	83.11
		*2001	96.3%	90.18	86.81
		*2002	97.2%	99.92	97.12
		**2003	97.3%	103.69	100.78

*	Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
**	Data for 2003 represents the period January 4, 2003 through August 31, 2003.

        ARC Somerby Portfolio Properties. On August 25, 2003, the Company acquired two Properties from Daniel Senior Living, L.L.C. (“Daniel”) for an aggregate purchase price of $73,260,000. The Properties and related purchase prices include the Somerby at University Park located in Birmingham, Alabama (the “Birmingham Property”) for $50,427,000 and the Somerby at Jones Farm in Huntsville, Alabama (the “Huntsville Property”) for $22,833,000. The Birmingham and Huntsville Properties are hereinafter referred to as the “ARC Somerby Portfolio Properties.” These two Properties are operated and managed by American Retirement Corporation (“ARC”).

        The Company, as lessor, has entered into long-term, triple-net lease agreements with a wholly owned subsidiary of ARC relating to these two Properties. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on August 31, 2018.

•	Minimum annual rent as set forth in each lease is as follows:

Property	Minimum Annual Rent
Birmingham Property	$4,816,996
Huntsville Property	2,144,768

•	Minimum annual rent will increase by 2.5% beginning in the second lease year through the ninth lease year. Beginning with the tenth lease year, minimum annual rent will increase to $6,795,625 and $2,991,702 for the Birmingham Property and the Huntsville Property, respectively, and will increase by 2.5% each lease year thereafter.

•	At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each. Commencing on the start of each renewal option, the minimum annual rent will increase to the greater of (i) the prior lease year’s minimum annual rent plus 2.5% or (ii) the fair market value of the Property multiplied by the current lease year’s lease rate.

•	In addition to minimum rent, the leases require additional rent for years one through nine which will be payable quarterly based on a percentage of gross revenues. The additional rent for both Properties is equal to 0.25% of gross revenues for the first lease year, 0.5% of gross revenues for the second lease year, 0.75% of gross revenues for the third through sixth lease years and 1% of gross revenues for the seventh through ninth lease years. No additional rent is due for the tenth lease year and thereafter.

•	The tenant has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to each Property. Deposits to the FF&E Reserve are made on a monthly basis and are equal to $500 per unit per year. The reserve is held in the following manner: the Company will hold $200 per unit per year and Federal Home Loan Mortgage Corporation, the mortgage lender, will hold $300 per unit per year.

•	ARC has guaranteed the tenant’s obligations under each lease throughout the duration of the lease, including the payment of minimum annual rent.

•	The leases for the ARC Somerby Portfolio Properties contain cross-default terms, meaning that if the tenant of either Property defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to both Properties.

•	The tenant will have the option to purchase the Properties during the lease terms for a predetermined purchase price based on the amount of the Company’s initial investment plus a percentage of the increase in the fair market value of the Properties at the time the option is exercised.

        In connection with the acquisition of these two Properties, the Company may be required to make additional payments (the “Earnout Amount”) if certain earnout provisions are achieved by an earnout date. The calculation of the Earnout Amount considers the net operating income of each Property, the Company’s initial investment in the Property and the fair market value of the Property. In the event an Earnout Amount becomes payable, the respective lease will be amended and annual minimum rent will increase accordingly. Simultaneous with the sale of the two Properties to the Company, ARC and Daniel, the original developer and seller, entered into agreements whereby ARC remains liable for certain buyout obligations to Daniel. The Earnout Amount and net operating profits from the Properties, after the payment of minimum annual rent and certain other operating expenses for the Properties, will be used by ARC to satisfy these obligations. In the event that ARC has not satisfied its buyout obligations to Daniel by the end of the fifth lease year, Daniel has the right to acquire the membership interests of the tenant.

        The approximate federal income tax basis of the depreciable portion of the two ARC Somerby Portfolio Properties is as follows:

Birmingham Property	$ 50,900,000
Huntsville Property	23,900,000

        On August 25, 2003, in connection with the purchase of the ARC Somerby Portfolio Properties, the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50,400,000. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.

        The Birmingham Property, which opened in April 1999, is the Somerby at University Park located in Birmingham, Alabama. The Birmingham Property includes 240 independent living units, 84 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a chapel, a library and a hair salon. The Property is located six miles south of downtown Birmingham, Alabama. Other senior living facilities located in proximity to the Birmingham Property include Mount Royal Towers, The Oaks on Parkwood, Chateau Vestavia, Galleria Woods, Town Village Vestavia Hills and Park at Riverchase.

        The Huntsville Property, which opened in April 1999, is the Somerby at Jones Farm located in Huntsville, Alabama. The Huntsville Property includes 138 independent living units and 48 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a chapel, a library and a hair salon. The Property is located six miles southeast of downtown Huntsville, Alabama. Other senior living facilities located in proximity to the Huntsville Property include The Village at Wyndham Park, Morningside Assisted Living, The Madison Village and Chateau Vestivia.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Birmingham Property	Birmingham, AL	**1999	42.4%	$72.82	$30.90
		2000	71.3%	85.62	61.01
		2001	87.9%	88.02	77.34
		2002	76.3%	93.94	71.69
		***2003	83.8%	94.92	79.53

Huntsville Property	Huntsville, AL	**1999	43.2%	$65.51	$28.29
		2000	75.4%	79.32	59.78
		2001	88.4%	89.19	78.85
		2002	80.1%	92.62	74.20
		***2003	90.1%	90.70	81.73

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data for 1999 represents the period May 1, 1999 through December 31, 1999.
***	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Sunrise Portfolio Three Properties. On August 29, 2003, the Company acquired 14 Properties from several wholly owned subsidiaries of Marriott International, Inc. for an aggregate purchase price of $184,500,000. The Properties and related purchase prices include Brighton Gardens of Columbia located in Columbia, Maryland (the “Columbia Property”) for $10,608,522; the Brighton Gardens of Dunwoody located in Atlanta, Georgia (the “Atlanta-Dunwoody Property”) for $11,687,355; the Brighton Gardens of Florham Park located in Florham Park, New Jersey (the “Florham Park Property”) for $16,811,811; the Brighton Gardens of Greensboro located in Greensboro, North Carolina (the “Greensboro Property”) for $14,564,243; the Brighton Gardens of Northville located in Plymouth, Michigan (the “Plymouth Property”) for $14,630,771; the Brighton Gardens of Omaha located in Omaha, Nebraska (the “Omaha Property”) for $11,200,170; the Brighton Gardens of Prairie Village located in Prairie Village, Kansas, (the “Prairie Village Property”) for $18,077,466; the Brighton Gardens of St. Charles located in St. Charles, Illinois, (the “St. Charles Property”) for $15,326,548; the Brighton Gardens of Tampa located in Tampa, Florida (the “Tampa Property”) for $5,403,590; the Brighton Gardens of Tuckerman Lane located in Rockville, Maryland (the “Rockville Property”) for $20,631,891; the Brighton Gardens of Washington Township located in Dayton, Ohio (the “Dayton Property”) for $5,010,602; the Brighton Gardens of Westlake located in Westlake, Ohio (the “Westlake Property”) for $10,338,814; the Brighton Gardens of West Orange located in West Orange, New Jersey (the “West Orange Property”) for $15,464,169; and the Brighton Gardens of Wheaton located in Wheaton, Illinois (the “Wheaton Property”) for $14,744,048. These 14 Properties are hereinafter referred to as the “Sunrise Portfolio Three Properties” and are operated and managed by Sunrise Senior Living Services, Inc.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Solomon Holdings I – The Triangle, LLC relating to these 14 Properties. Solomon Holdings I – The Triangle, LLC is a newly formed corporation which is a wholly owned subsidiary of Solomon Senior Living Holdings, LLC (“Solomon”). Solomon is a leading provider of senior living products and services, including operations, development, marketing, consulting services and asset management. The principals of Solomon collectively have over 150 years of experience in the seniors housing industry. Solomon’s chairman was the co-founder of two of the industry’s leading trade associations, as well as the founder of the nation’s 12th largest assisted living provider. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on April 30, 2025.

•	Minimum annual rent as set forth in the leases is as follows:

	Minimum Annual Rent
Property	August 29 through December 31, 2003	2004	2005	2006
Columbia Property	$319,422	$1,042,088	$1,095,529	$1,175,689
Atlanta-Dunwoody
Property	351,906	1,148,063	1,206,939	1,295,251
Florham Park Property	506,203	1,651,445	1,736,135	1,863,169
Greensboro Property	438,529	1,430,664	1,504,031	1,614,082
Plymouth Property	440,532	1,437,199	1,510,901	1,621,455
Omaha Property	337,237	1,100,207	1,156,628	1,241,259
Prairie Village Property	544,312	1,775,772	1,866,837	2,003,435
St. Charles Property	461,482	1,505,546	1,582,753	1,698,565
Tampa Property	162,702	530,801	558,022	598,853
Rockville Property	621,226	2,026,696	2,130,630	2,286,529
Dayton Property	150,869	492,198	517,439	555,300
Westlake Property	311,302	1,015,595	1,067,676	1,145,799
West Orange Property	465,626	1,519,065	1,596,965	1,713,817
Wheaton Property	443,943	1,448,326	1,522,599	1,634,009

•	Minimum annual rent will increase by 3% beginning January 1, 2007 and each calendar year thereafter.

•	At the end of the initial lease terms, the tenants will have one renewal option of ten years.

•	Financial statements that present the historical operating results of these Properties are included in Financial Information commencing on page F-1 of this Prospectus Supplement, as the Sunrise Senior Living Services Fourteen Communities, for the six months ended June 30, 2003 and 2002, and the year ended December 31, 2002.

•	On behalf of the tenant of these 14 Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the 14 Properties. Deposits to the FF&E Reserve are made on a monthly basis, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits into the FF&E Reserve for the Sunrise Portfolio Three Properties are 2% from August 29, 2003 through calendar year 2007, 3% for calendar years 2008 through 2019 and 3.5% for each calendar year thereafter. Funds in the FF&E Reserve relating to these 14 Properties are held by the Company.

•	The leases for the Sunrise Portfolio Three Properties contain pooling terms, meaning that net operating profits with respect to these 14 Properties are combined for the purpose of funding rental payments and the FF&E Reserve.

        The approximate federal income tax basis of the depreciable portion of the 14 Sunrise Portfolio Three Properties is as follows:

Columbia	$ 9,800,000
Atlanta-Dunwoody	10,200,000
Florham Park	15,800,000
Greensboro	13,600,000
Plymouth	13,900,000
Omaha	10,600,000
Prairie Village	17,100,000
St. Charles	13,300,000
Tampa	4,100,000
Rockville	18,600,000
Dayton	4,400,000
Westlake	9,400,000
West Orange	14,100,000
Wheaton	12,800,000

        In connection with the acquisition of the Sunrise Portfolio Three Properties, the Company borrowed a total of $92,500,000 under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and increases 3% of the prior year’s per annum interest rate each calendar year thereafter to maturity. The loan requires interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

        The Columbia Property, which opened in April 1998, is the Brighton Gardens of Columbia located in Columbia, Maryland. The Columbia Property includes 72 assisted living units and 16 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 17 miles southwest of downtown Baltimore, Maryland. Other senior living facilities located in proximity to the Columbia Property include Sunrise of Columbia, Morningside House of Ellicott City, Morningside House of Laurel and Harmony Hall.

        The Atlanta-Dunwoody Property, which opened in March 1999, is the Brighton Gardens of Dunwoody located in Atlanta, GA. The Atlanta-Dunwoody Property includes 90 assisted living units and 23 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 16 miles north of downtown Atlanta, Georgia. Other senior living facilities located in proximity to the Atlanta-Dunwoody Property include Sunrise of Huntcliff, Merrill Gardens and Waterford Gardens.

        The Florham Park Property, which opened in January 1999, is the Brighton Gardens of Florham Park located in Florham Park, New Jersey. The Florham Park Property includes 74 assisted living units and 36 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 16 miles west of downtown Newark, New Jersey. Other senior living facilities located in proximity to the Florham Park Property include Castle Senior Living, Sunrise of Morris Plains, Spring Meadows and Kessler Village.

        The Greensboro Property, which opened in May 1998, is the Brighton Gardens of Greensboro located in Greensboro, North Carolina. The Greensboro Property includes 90 assisted living units and 25 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 6 miles west of downtown Greensboro, North Carolina. Other senior living facilities located in proximity to the Greensboro Property include Morningview at Irving Park, Lovalton at Greensboro, Verra Springs at Heritage Greens, the Arboretum at Heritage Greens, Oakdale Heights, Greensboro Manor and Greensboro Place.

        The Plymouth Property, which opened in November 1998, is the Brighton Gardens of Northville located in Plymouth, Michigan. The Plymouth Property includes 82 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 25 miles east of downtown Ann Arbor, Michigan and 25 miles west of downtown Detroit, Michigan. Other senior living facilities located in proximity to the Plymouth Property include Atterra Wynwood, Sunrise of Northville, Independence Village, Marquette House, Waltonwood of Canton, Arden Courts and Addington Place.

        The Omaha Property, which opened in June 1999, is the Brighton Gardens of Omaha located in Omaha, Nebraska. The Omaha Property includes 60 assisted living units, 42 units for residents with Alzheimer’s and related memory disorders and 30 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located seven miles west of downtown Omaha, Nebraska. Other senior living facilities located in proximity to the Omaha Property include Parson’s House, Silvercrest, Brookstone and Montclair Nursing Home.

        The Prairie Village Property, which opened in April 1999, is the Brighton Gardens of Prairie Village located in Prairie Village, Kansas. The Prairie Village Property includes 82 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located ten miles south of downtown Kansas City, Kansas. Other senior living facilities located in proximity to the Prairie Village Property include Aberdeen Village, Epoch Assisted Living, Mission Springs, Village Shalom and Alterra Clare Bridge.

        The St. Charles Property, which opened in May 1999, is the Brighton Gardens of St. Charles located in St. Charles, Illinois. The St. Charles Property includes 82 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 38 miles west of downtown Chicago, Illinois. Other senior living facilities located in proximity to the St. Charles Property include Oak Crest, The Holmstad and Provena Fox Knoll.

        The Tampa Property, which opened in July 1999, is the Brighton Gardens of Tampa located in Tampa, Florida. The Tampa Property includes 61 assisted living units, 44 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 16 miles north of downtown Tampa, Florida. Other senior living facilities located in proximity to the Tampa Property include Southerland Place, Park Place of Carrollwood, Arden Courts, Lakeshore Villas and HCR Manor Care.

        The Rockville Property, which opened in April 1998, is the Brighton Gardens of Tuckerman Lane located in Rockville, Maryland. The Rockville Property includes 101 assisted living units and 25 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 12 miles northwest of downtown Washington, DC. Other senior living facilities located in proximity to the Rockville Property include Summerville Assisted Living, Sunrise of Rockville, Brighton Gardens of Friendship Heights, Kensington Park, Bedford Court and Springhouse.

        The Dayton Property, which opened in November 1998, is the Brighton Gardens of Washington Township located in Dayton, Ohio. The Dayton Property includes 65 assisted living units and 39 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located nine miles south of downtown Dayton, Ohio. Other senior living facilities located in proximity to the Dayton Property include Outlook Pointe, Sunrise of Oakwood, Bethany Lutheran Village, The Suites at Walnut Creek and Sterling House of Centerville.

        The Westlake Property, which opened in January 1999, is the Brighton Gardens of Westlake located in Westlake, Ohio. The Westlake Property includes 65 assisted living units and 39 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 16 miles west of downtown Cleveland, Ohio. Other senior living facilities located in proximity to the Westlake Property include Devon Oaks, Sunrise of Rocky River, Westlake Village, Belvedere of Westlake, Wellington Place, Arden Courts and Kemner House.

        The West Orange Property, which opened in December 1998, is the Brighton Gardens of West Orange located in West Orange, New Jersey. The West Orange Property includes 90 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located nine miles northwest of downtown Newark, New Jersey. Other senior living facilities located in proximity to the West Orange Property include Sunrise at West Essex, Alterra of West Orange, Spring Meadows and Winchester Gardens.

        The Wheaton Property, which opened in July 1998, is the Brighton Gardens of Wheaton located in Wheaton, Illinois. The Wheaton Property includes 98 assisted living units and 21 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 26 miles west of downtown Chicago, Illinois. Other senior living facilities located in proximity to the Wheaton Property include Sunrise of Naperville, Sunrise of Glen Ellyn, Westbridge at Wyndemere, Belmont Village and Spring Meadows of Naperville.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 1999 through the most recent reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Columbia Property	Columbia, MD	1999	19.7%	$106.77	$20.94
		2000	48.2%	102.49	49.23
		2001	55.8%	112.07	62.14
		2002	73.0%	115.63	83.57
		***2003	71.4%	115.77	82.69
Atlanta-Dunwoody	Atlanta, GA	**1999	39.4%	$105.12	$41.13
Property		2000	75.2%	97.87	73.19
		2001	90.9%	103.83	94.80
		2002	81.4%	111.49	91.13
		***2003	76.8%	111.71	85.76
Florham Park Property	Florham Park, NJ	**1999	33.1%	$120.44	$39.80
		2000	59.4%	130.18	76.98
		2001	72.8%	135.38	98.04
		2002	69.2%	139.63	97.03
		***2003	66.1%	148.42	98.12
Greensboro Property	Greensboro, NC	1999	66.5%	$91.58	$60.52
		2000	89.3%	94.61	84.74
		2001	86.2%	105.29	80.57
		2002	72.5%	115.38	83.28
		***2003	73.3%	125.88	92.27
Plymouth Property	Plymouth, MI	1999	42.2%	$111.08	$47.21
		2000	65.3%	113.71	73.91
		2001	81.3%	119.97	97.97
		2002	82.2%	122.38	100.96
		***2003	79.2%	125.63	99.48
Omaha Property	Omaha, NE	**1999	27.0%	$120.93	$32.78
		2000	54.3%	112.01	60.73
		2001	66.9%	111.49	74.78
		2002	87.3%	103.73	90.61
		***2003	95.6%	107.43	102.66
Prairie Village Property	Prairie Village, KS	**1999	50.4%	$101.65	$51.40
		2000	84.7%	106.25	90.06
		2001	89.3%	114.23	101.69
		2002	89.7%	120.42	107.94
		***2003	90.3%	126.30	114.08
St. Charles Property	St. Charles, IL	**1999	38.1%	$118.12	$45.28
		2000	81.5%	108.04	88.23
		2001	89.2%	113.68	101.36
		2002	89.0%	115.07	102.61
		***2003	87.9%	116.43	102.39

Property	Location	Year*	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Tampa Property	Tampa, FL	**1999	25.2%	$112.47	$28.48
		2000	68.1%	110.72	75.49
		2001	79.7%	117.42	93.31
		2002	81.4%	117.34	95.24
		***2003	71.0%	143.33	101.72
Rockville Property	Rockville, MD	1999	71.9%	$125.53	$90.17
		2000	86.7%	138.18	119.69
		2001	94.0%	137.56	128.84
		2002	93.9%	147.16	137.83
		***2003	93.6%	167.35	156.61
Dayton Property	Dayton, OH	1999	39.3%	$104.28	$40.84
		2000	64.0%	100.68	64.60
		2001	70.9%	108.57	77.14
		2002	82.8%	101.34	83.75
		***2003	82.8%	94.58	78.30
Westlake Property	Westlake, OH	1999	29.0%	$103.33	$30.14
		2000	67.3%	99.25	66.99
		2001	75.7%	101.60	77.05
		2002	70.1%	105.06	74.06
		***2003	63.8%	109.30	69.71
West Orange Property	West Orange, NJ	1999	49.5%	$117.91	$57.94
		2000	83.5%	121.33	101.46
		2001	89.0%	136.78	121.45
		2002	83.9%	141.48	118.31
		***2003	80.8%	143.37	115.90
Wheaton Property	Wheaton, IL	1999	59.1%	$109.79	$65.16
		2000	93.5%	113.80	106.40
		2001	93.1%	118.14	110.45
		2002	81.1%	125.56	100.04
		***2003	67.9%	124.57	84.62

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data for the Atlanta-Dunwoody Property represents the period March 1, 1999 through December 31, 1999; data for the Florham Park Property represents the period January 5, 1999 through December 31, 1999; data for the Omaha Property represents the period June 23, 1999 through December 31, 1999; data for the Prairie Village Property represents the period April 1, 1999 through December 31, 1999; data for the St. Charles Property represents the period May 29, 1999 through December 31, 1999; and data for the Tampa Property represents the period July 29, 1999 through December 31, 1999.
***	Data for 2003 represents the period January 4, 2003 through August 31, 2003.

        GreenTree Portfolio Properties. On September 5 and September 11, 2003, the Company acquired three Properties and one Property, respectively, from affiliates of Greenwalt Corporation for an aggregate purchase price of $22,956,000. The Properties and related purchase prices include the GreenTree at Mt. Vernon located in Mt. Vernon, Illinois (the “Mt. Vernon Property”) for $7,300,000, the GreenTree at Post located in Indianapolis, Indiana (the “Indianapolis-Post Property”) for $5,100,000, the GreenTree at West Lafayette located in West Lafayette, Indiana (the “West Lafayette Property”) for $5,456,000 and the GreenTree at Ft. Benjamin Harrison located in Indianapolis, Indiana (the “Indianapolis-Ft. Benjamin Harrison Property”) for $5,100,000. The Mt. Vernon, Indianapolis-Post, West Lafayette and Indianapolis-Ft. Benjamin Harrison Properties are hereinafter referred to as the “GreenTree Portfolio Properties.” These four Properties are operated and managed by an affiliate of CateredLife Communities, Inc., which is an affiliate of Greenwalt Corporation.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with four, newly-formed companies, which are affiliates of Greenwalt Corporation, relating to these four Properties. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on September 30, 2018.

•	Minimum annual rent as set forth in the leases is as follows:

Property	Minimum Annual Rent

Indianapolis-Post Property	$540,855
Mt. Vernon Property	774,165
West Lafayette Property	578,609
Indianapolis-Ft. Benjamin
Harrison Property	540,855

•	Minimum annual rent will increase by 3% beginning in the second lease year and each year thereafter.

•	At the end of the initial lease terms, the tenants will have two consecutive renewal options of five years each. Commencing on the start of each renewal option, the minimum annual rent will increase to the greater of (i) the prior lease year’s minimum annual rent plus 3% or (ii) the fair market value of the Property multiplied by 10.5%.

•	The tenants have established FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Properties. Deposits to the FF&E Reserve are made on a monthly basis and are equal to the greater of $500 per year per licensed bed or 1% of gross revenues through the second lease year; 2% of gross revenues for the third through fifth lease years; and 3% of gross revenues each lease year thereafter.

•	Security deposits have been retained by the Company as security for each of the tenant’s obligations under the leases as follows:

Property	Security Deposit

Indianapolis-Post Property	$211,765
Mt. Vernon Property	286,275
West Lafayette Property	213,961
Indianapolis-Ft. Benjamin
Harrison Property	200,000

•	The leases for the GreenTree Portfolio Properties contain cross-default terms, meaning that if the tenant of any of these Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all four Properties, regardless of whether the tenant of any of the other Properties is in default under its lease.

•	The Company has committed to fund, for the Indianapolis-Post Property, the Mt. Vernon Property and the West Lafayette Property, an additional $1,950,000 (an aggregate of $5,850,000) for the construction of 25 additional units for each Property. This additional amount will be advanced to the tenants in monthly installments during a six-month period and will bear interest at the prime rate, as published by Wachovia Bank, plus 2%. Upon the earlier of six months from the commencement of construction or the completion of construction, the amounts advanced to the tenants will be added to the lease basis at the then current lease rates.

        The approximate federal income tax basis of the depreciable portion of the four GreenTree Portfolio Properties is as follows:

Indianapolis-Post Property	$5,100,000
Mt. Vernon Property	7,000,000
West Lafayette Property	5,200,000
Indianapolis-Ft. Benjamin
Harrison Property	4,900,000

        The Indianapolis-Post Property, which opened in March 1998, is the GreenTree at Post located in Indianapolis, Indiana. The Indianapolis-Post Property includes 58 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located ten miles east of downtown Indianapolis, Indiana, and is four miles from a hospital, near retail and dining areas and adjacent to a medical office. Other senior living facilities located in proximity to the Indianapolis-Post Property include Rosewalk at Lutherwood, Atria Heritage, Covington East and Autumn Glenn.

        The Mt. Vernon Property, which opened in February 2001, is the GreenTree at Mt. Vernon located in Mt. Vernon, Illinois. The Mt. Vernon Property includes 58 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located 80 miles east of downtown St. Louis, Missouri, and is two miles from a hospital, near doctors’ offices and adjacent to retail and dining areas. Another senior living facility located in proximity to the Mt. Vernon Property is the Mt. Vernon Countryside Manor.

        The West Lafayette Property, which opened in March 2001, is the GreenTree at West Lafayette located in West Lafayette, Indiana. The West Lafayette Property includes 59 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located 60 miles northwest of downtown Indianapolis, Indiana, and is within three miles of a hospital and within one mile of retail and dining areas. Other senior living facilities located in proximity to the West Lafayette Property include Rosewalk Commons, Westminster Village and University Place.

        The Indianapolis-Ft. Benjamin Harrison Property, which opened in November 1999, is the GreenTree at Ft. Benjamin Harrison located in Indianapolis, Indiana. The Indianapolis-Ft. Benjamin Harrison Property includes 58 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located 13 miles northeast of downtown Indianapolis, Indiana, and is five miles from two hospitals and adjacent to retail and dining areas. Other senior living facilities located in proximity to the Indianapolis-Ft. Benjamin Harrison Property include Berkshire Castleton, Sunrise at Fall Creek, Millers Castleton, Clearwater Commons and Hearth at Windermere.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 1999 through the most recently reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Indianapolis-Post Property	Indianapolis, IN	1999	80.0%	$61.70	$49.36
		2000	83.7%	69.05	57.79
		2001	81.3%	73.98	60.15
		2002	84.8%	73.64	62.45
		****2003	88.0%	75.45	66.35
Mt. Vernon Property	Mt. Vernon, IL	***2001	25.5%	$80.53	$20.83
		2002	67.0%	78.08	52.50
		****2003	100.0%	78.38	78.38
West Lafayette Property	West Lafayette, IN	***2001	54.3%	$70.13	$38.04
		2002	98.0%	71.10	69.90
		****2003	100.0%	77.62	77.62
Indianapolis-Ft. Benjamin
Harrison Property	Indianapolis, IN	**1999	18.5%	$87.25	$16.55
		2000	52.7%	69.17	36.97
		2001	81.0%	71.11	57.63
		2002	89.0%	72.44	64.94
		****2003	90.0%	70.75	63.43

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data represents the period November 1, 1999 through December 31, 1999.
***	Data for the Mt. Vernon Property represents the period March 1, 2001 through December 31, 2001 and data for the West Lafayette Property represents the period April 3, 2001 through December 31, 2001.
****	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Sunrise Portfolio Four Properties. On September 30, 2003, the Company acquired 12 Properties from several wholly owned subsidiaries of Sunrise Senior Living, Inc. for an aggregate purchase price of $149,276,672. The Properties and related purchase prices include Sunrise of Arlington located in Arlington, Virginia (the “Arlington Property”) for $7,084,655; the Sunrise at Bluemont Park located in Arlington, Virginia (the “Arlington-Bluemont Park Property”) for $28,039,268; the Sunrise at Countryside located in Sterling, Virginia (the “Sterling Property”) for $14,668,229; the Sunrise of Falls Church located in Falls Church, Virginia (the “Falls Church Property”) for $8,681,197; the Sunrise at North Farmington Hills located in Farmington Hills, Michigan (the “Farmington Hills Property”) for $9,379,684; the Sunrise of Frederick located in Frederick, Maryland (the “Frederick Property”) for $6,885,087; the Sunrise of Leesburg located in Leesburg, Virginia (the “Leesburg Property”) for $2,095,461; the Sunrise of Mercer Island located in Mercer Island, Washington (the “Mercer Island Property”) for $7,783,142; the Sunrise of Mill Basin located in Brooklyn, New York (the “Brooklyn-Mill Basin Property”) for $24,147,697; the Sunrise of Poland located in Poland, Ohio (the “Poland Property”) for $8,581,413; the Sunrise of Raleigh located in Raleigh, North Carolina (the “Raleigh Property”) for $6,286,384; and the Sunrise of Sheepshead Bay located in Brooklyn, New York (the “Brooklyn-Sheepshead Bay Property”) for $25,644,455. These 12 Properties are hereinafter referred to as the “Sunrise Portfolio Four Properties” and are operated and managed by Sunrise Senior Living Services, Inc. The Sunrise Portfolio Four Properties were purchased in conjunction with the Additional Sunrise Portfolio Four Properties described below.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Twenty Pack Management Corp. relating to these 12 Properties. Twenty Pack Management Corp., an HRA Affiliated Company, is described in further detail in “Business — Property Acquisitions — Additional Marriott Portfolio Two Properties,” above. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on September 30, 2018.

•	At the end of the initial lease terms, the tenant will have five consecutive renewal options of five years each.

•	Minimum annual rent is adjustable based upon the cost of debt and a minimum return to the Company. Minimum rent consists of a fixed return on the cash investment in each Property (10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter) and an amount based on the interest rate on the related debt. It is expected that the Company will obtain Permanent Financing in the amount of $74.6 million on the Sunrise Portfolio Four Properties prior to January 1, 2004. Commencing on the lease commencement date until the earlier of (i) the date that Permanent Financing is obtained or (ii) January 1, 2004, aggregate minimum annual rent for the Sunrise Portfolio Four Properties is $12,390,000. If Permanent Financing is not obtained by January 1, 2004, minimum annual rent will increase to approximately $15,018,000 for the first lease year; approximately $16,145,000 for the second lease year; approximately $16,520,000 for the third lease year; and approximately $17,271,000 for the fourth lease year and will increase by 3% each lease year thereafter. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year’s minimum rent.

•	In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Properties and the portion of minimum annual rent related to the Company’s cash investment basis payable each lease year. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs less Permanent Financing related to such Property. The additional rent is payable on a quarterly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

•	On behalf of the tenant of the Sunrise Portfolio Four Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the 12 Properties. Deposits to the FF&E Reserve are made on a monthly basis and are equal to $750 per unit for the first lease year and increase each lease year thereafter by an amount that is based on a percentage determined by a consumer price index. Funds in the FF&E Reserve relating to these 12 Properties are held by the Company.

•	The leases for the Sunrise Portfolio Four Properties contain pooling terms, meaning that net operating profits with respect to the Sunrise Portfolio Four Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 12 Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all 12 Properties, regardless of whether the tenant of any of the other Properties is in default under its lease.

•	Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after development is completed on the Properties included in the Additional Sunrise Portfolio Four Properties, as described below (hereinafter referred to as the “Final Development Date”).

        The approximate federal income tax basis of the depreciable portion of the Sunrise Portfolio Four Properties is as follows:

Arlington	$6,400,000
Arlington-Bluemont Park	26,100,000
Sterling	13,200,000
Falls Church	7,600,000
Farmington Hills	8,800,000
Frederick	7,200,000
Leesburg	1,800,000
Mercer Island	7,300,000
Brooklyn-Mill Basin	22,800,000
Poland	8,300,000
Raleigh	6,200,000
Brooklyn-Sheepshead Bay	22,600,000

        In connection with the acquisition of the Sunrise Portfolio Four Properties, the Company expects to borrow approximately $70,000,000 under a mortgage note collateralized by the Sunrise Portfolio Four Properties, from a commercial lender. It is expected that the note will have an initial term of seven years with a fixed interest rate that will be based on a percentage amount above the seven-year U.S. Treasury rate at the time the loan is funded (expected to be between 5.75% and 6.75%). It is expected that the loan will require interest only payments for the first two years with principal and interest payments due thereafter until maturity.

        The Arlington Property, which opened in January 1989, is the Sunrise of Arlington located in Arlington, Virginia. The Arlington Property includes 29 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located five miles west of downtown Washington, D.C. Other senior living facilities located in proximity to the Arlington Property include Sunrise of Falls Church and Sunrise at Bluemont Park, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Arlington-Bluemont Park Property, which opened in May 1990, is the Sunrise at Bluemont Park located in Arlington, Virginia. The Arlington-Bluemont Park Property includes 128 independent living units, 37 assisted living units and 10 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located 26 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Arlington-Bluemont Property include Sunrise of Arlington and Sunrise of Falls Church, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Sterling Property, which opened in July 1992, is the Sunrise at Countryside located in Sterling, Virginia. The Sterling Property includes 52 independent living units and 46 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located 26 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Sterling Property include Monroe House, Mirror Ridge and Morningside House.

        The Falls Church Property, which opened in March 1993, is the Sunrise of Falls Church located in Falls Church, Virginia. The Falls Church Property includes 36 assisted living units and 18 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, paved walkways and garden areas. The Property is located eight miles west of downtown Washington, D.C. Other senior living facilities located in proximity to the Falls Church Property include Sunrise at Bluemont Park and Sunrise of Arlington, which are also Properties included in the Sunrise Portfolio Four Properties.

        The Farmington Hills Property, which opened in December 1999, is the Sunrise at North Farmington Hills located in Farmington Hills, Michigan. The Farmington Hills Property includes 40 assisted living units and 29 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, private dining area, paved walkways and garden areas. The Property is located 25 miles northwest of downtown Detroit, Michigan. Other senior living facilities located in proximity to the Farmington Hills Property include Waltonwood of Royal Oak, Fountains of Franklin, Botsford Commons, Regent Street, Alterra of Farmington Hills and Arden Courts.

        The Frederick Property, which opened in February 1992, is the Sunrise of Frederick located in Frederick, Maryland. The Frederick Property includes 38 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a private dining area and a hair salon. The Property is located one mile west of downtown Frederick, Maryland. Other senior living facilities located in proximity to the Frederick Property include Tranquility, Somerford House, Heartfields, Country Meadows and Edenton.

        The Leesburg Property, which opened in January 1984, is the Sunrise of Leesburg located in Leesburg, Virginia. The Leesburg Property includes 38 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a front porch and a sun porch. The Property is located 40 miles northwest of downtown Washington, D.C. Other senior living facilities located in proximity to the Leesburg Property include Morningside and Meadowglen.

        The Mercer Island Property, which opened in October 1990, is the Sunrise of Mercer Island located in Mercer Island, Washington. The Mercer Island Property includes 34 assisted living units and 16 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located six miles east of downtown Seattle, Washington. In addition to the Company’s Brighton Gardens of Bellevue, other senior living facilities located in proximity to the Mercer Island Property include Sunrise of Bellevue, Fairland Terrace, Admiral Heights, Aegis of Kirkland and Robinswood Pointe.

        The Brooklyn-Mill Basin Property, which opened in February 2002, is the Sunrise of Mill Basin located in Brooklyn, New York. The Brooklyn-Mill Basin Property includes 75 assisted living units and 38 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include several common living areas, a common and private dining area, a private outdoor covered dining area, an activity area, several screened porches, several patios and an outside gazebo. The Property is located in the center of Brooklyn, New York. Other senior living facilities located in proximity to the Brooklyn-Mill Basin Property include Palm Beach Home and Sunrise of Sheepshead Bay, which is also included in the Sunrise Portfolio Four Properties.

        The Poland Property, which opened in May 1999, is the Sunrise of Poland located in Poland, Ohio. The Poland Property includes 48 assisted living units and 19 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located seven miles south of downtown Youngstown, Ohio. Other senior living facilities located in proximity to the Poland Property include Alterra Clare Bridge, Manor at the Meadows (also know as Shepherd of the Valley), Marian Living Center, Glen Ellen and The Commons.

        The Raleigh Property, which opened in February 1996, is the Sunrise of Raleigh located in Raleigh, North Carolina. The Raleigh Property includes 37 assisted living units and 35 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, a private dining area, activity areas, paved walkways and garden areas. The Property is located seven miles northwest of downtown Raleigh, North Carolina. Other senior living facilities located in proximity to the Raleigh Property include Magnolia Glen, Oakleaf Village, Woodland Terrace, Morningside and Heartfields.

        The Brooklyn-Sheepshead Bay Property, which opened in March 2000, is the Sunrise of Sheepshead Bay located in Brooklyn, New York. The Brooklyn-Sheepshead Bay Property includes 88 assisted living units and 23 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include several common areas, a living room, two main dining areas, a living area, activity areas, and screened porches and patios. The Property is located directly across the street from Sheepshead Bay in Brooklyn, New York. Other senior living facilities located in proximity to the Brooklyn-Sheepshead Bay Property include Palm Beach Home and Sunrise of Mill Basin, which is also included in the Sunrise Portfolio Four Properties.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 1999 through the most recent reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Arlington Property	Arlington, VA	1999	95.9%	$136.12	$130.50
		2000	91.4%	151.78	138.69
		2001	81.4%	155.50	126.54
		2002	85.3%	150.57	128.38
		*****2003	78.4%	168.92	132.37
Arlington-Bluemont Park	Arlington, VA	1999	95.3%	$111.06	$105.80
Property		2000	92.7%	117.37	108.79
		2001	89.7%	116.15	104.13
		2002	85.9%	122.95	105.57
		*****2003	84.5%	128.77	108.80
Sterling Property	Sterling, VA	1999	96.7%	$105.32	$101.87
		2000	98.0%	111.97	109.69
		2001	93.6%	117.12	109.62
		2002	94.0%	124.25	116.84
		*****2003	93.2%	129.37	120.52
Falls Church Property	Falls Church, VA	1999	100.0%	$152.47	$152.47
		2000	100.0%	157.59	157.59
		2001	94.9%	162.76	154.48
		2002	88.3%	168.97	149.16
		*****2003	84.3%	176.48	148.81
Farmington Hills	Farmington Hills,	**1999	40.0%	$82.77	$33.11
Property	MI	2000	43.3%	148.09	64.06
		2001	78.5%	140.93	110.61
		2002	79.0%	139.78	110.48
		*****2003	75.3%	148.70	111.99
Frederick Property	Frederick, MD	1999	90.9%	$128.32	$116.64
		2000	95.3%	140.88	134.29
		2001	90.8%	136.68	124.08
		2002	89.4%	141.22	126.21
		*****2003	90.8%	146.47	133.04
Leesburg Property	Leesburg, VA	1999	100.0%	$103.89	$103.89
		2000	97.9%	106.20	103.94
		2001	93.1%	112.92	105.12
		2002	85.7%	122.80	105.28
		*****2003	86.1%	131.86	113.57

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Mercer Island Property	Mercer Island, WA	1999	93.9%	$129.20	$121.32
		2000	95.5%	135.38	129.23
		2001	90.1%	145.77	131.34
		2002	90.2%	162.45	146.53
		*****2003	89.9%	170.86	153.67
Brooklyn-Mill Basin	Brooklyn, NY	****2002	24.6%	$163.70	$40.29
Property		*****2003	45.6%	148.50	67.70

Poland Property	Poland, OH	**1999	57.8%	$101.17	$58.47
		2000	80.2%	116.86	93.66
		2001	93.5%	122.55	114.53
		2002	94.8%	128.84	122.15
		*****2003	86.3%	134.08	115.75
Raleigh Property	Raleigh, NC	1999	96.5%	$132.20	$127.57
		2000	93.7%	141.12	132.20
		2001	93.9%	141.90	133.28
		2002	92.7%	151.25	140.17
		*****2003	93.3%	153.85	143.48
Brooklyn-Sheepshead	Brooklyn, NY	***2000	27.9%	$180.55	$50.41
Bay Property		2001	46.6%	152.86	71.20
		2002	69.5%	143.01	99.34
		*****2003	83.7%	150.73	126.22

*	Data represents information for each applicable fiscal year, unless noted otherwise.
**	Data for the Farmington Hills Property represents the period December 6, 1999 through December 31, 1999; and data for the Poland Property represents the period May 14, 1999 through December 31, 1999.
***	Data represents the period March 27, 2000 through December 31, 2000.
****	Data represents the period February 2, 2002 through December 31, 2002.
*****	Data for 2003 represents the period January 1, 2003 through August 31, 2003.

        Additional Sunrise Portfolio Four Properties. On September 30, 2003, the Company also acquired five Properties in various stages of development from several wholly owned subsidiaries of Sunrise for an aggregate purchase price of $29,551,989. The Properties and related purchase prices include Sunrise of Beverly Hills located in Beverly Hills, California (the “Beverly Hills Property”) for $6,581,576; the Sunrise of Cresskill located in Cresskill, New Jersey (the “Cresskill Property”) for $6,444,584; the Sunrise of Edmonds located in Edmonds, Washington (the “Edmonds Property”) for $2,496,510; the Sunrise at Five Forks located in Lilburn, Georgia (the “Lilburn Property”) for $9,925,123; and the Sunrise of Madison located in Madison, New Jersey (the “Madison Property”) for $4,104,196. These five Properties are hereinafter referred to as the “Additional Sunrise Portfolio Four Properties.” The Additional Sunrise Portfolio Four Properties were purchased in conjunction with the Sunrise Portfolio Four Properties described above.

        In connection with the acquisition of the Additional Sunrise Portfolio Four Properties, the Company has entered into five development services agreements with Sunrise Development, Inc., a wholly owned subsidiary of Sunrise, which provides for construction of the Properties. Sunrise has guaranteed development costs exceeding an aggregate amount of $111,693,428. Sunrise Development, Inc. will be entitled to an incentive development fee equal to 25% of the aggregate savings below the aggregate estimated costs of $111,693,428. The maximum cost to the Company with respect to the Beverly Hills, Cresskill, Edmonds, Lilburn and Madison Properties (including the purchase price of the land, development costs, and development fees payable to Sunrise Development, Inc.) will not exceed the amounts set forth below:

Property	Estimated Cost	Estimated Final Completion Date
Beverly Hills Property	$ 29,679,188	May 2005
Cresskill Property	38,831,533	December 2004
Edmonds Property	13,751,040	October 2004
Lilburn Property	13,014,881	December 2003
Madison Property	16,416,786	November 2004

	$111,693,428

        The Company expects to borrow approximately $83.8 million under construction loans collateralized by the five Properties, from a commercial lender. It is expected that the loans will have a term of three years with variable interest rates. It is expected that the loans will require interest only payments until maturity. The Company expects to capitalize the interest payments as development costs of the Properties during the construction phase of each project.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Twenty Pack Management Corp. relating to the Additional Sunrise Portfolio Four Properties. Twenty Pack Management Corp., an HRA Affiliated Company, is described in further detail in “Business — Property Acquisitions — Additional Marriott Portfolio Two Properties,” above. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on September 30, 2018.

•	At the end of the initial lease terms, the tenant will have five consecutive renewal options of five years each.

•	From the lease commencement date to the Final Development Date, minimum annual rent is based upon a fixed return on the Company’s cash investment in each Property. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. The Company’s aggregate cash investment in the five Properties is $27,923,357, or 25% of the estimated development costs. On the Final Development Date, minimum annual rent will be adjusted based upon the cost of anticipated Permanent Financing and the then current lease rate on the Company’s cash investment amount. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year’s minimum rent.

•	Commencing on the Final Development Date, the leases require additional rent in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Properties and the portion of minimum annual rent related to the Company’s cash investment basis payable each lease year. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs and additional development costs less Permanent Financing. The additional rent is payable on a quarterly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

•	Commencing on the Final Development Date, the Operator, on behalf of the tenant of the Additional Sunrise Portfolio Four Properties, will establish an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Additional Sunrise Portfolio Four Properties. Deposits to the FF&E Reserve will be made on a monthly basis and are equal to $750 per unit for the first lease year and increase each lease year thereafter by an amount that is based on a percentage determined by a consumer price index. Funds in the FF&E Reserve relating to the Additional Sunrise Portfolio Four Properties will be held by the Company.

•	Commencing on the Final Development Date, the leases for the Additional Sunrise Portfolio Four Properties will contain pooling terms, meaning that net operating profits with respect to the Additional Sunrise Portfolio Four Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

•	Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after the Final Development Date.

        The Company will not commence the depreciation of assets with respect to the Additional Sunrise Portfolio Four Properties until the Final Development Date.

        The Beverly Hills Property, which is currently in the development stage and is scheduled to open in May 2005, will be the Sunrise of Beverly Hills, located in Beverly Hills, California. The Beverly Hills Property is expected to include 64 assisted living units and 16 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, a private dining area, activity areas, paved walkways and garden areas. The Property will be located approximately 12 miles west of downtown Los Angeles, California. Other senior living facilities located in proximity to the Beverly Hills Property include Bridgeport at Beverly Hills, Stanford House, Westwood Plaza, Country Villa Terrace and Westwood Horizons.

        The Cresskill Property, which is currently under construction and is scheduled to open in December 2004, will be the Sunrise of Cresskill, located in Cresskill, New Jersey. The Cresskill Property is expected to include 77 independent living units, 60 assisted living units and 21 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately ten miles from Teaneck, New Jersey and approximately 20 miles from downtown New York City. The only other senior living facility located in proximity to the Cresskill Property is the Classic Residence of Hyatt, which is an independent living facility.

        The Edmonds Property, which is currently in the development stage and is scheduled to open October 2004, will be the Sunrise of Edmonds, located in Edmonds, Washington. The Edmonds Property is expected to include 35 assisted living units and 23 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, a private dining area, activity areas, paved walkways and garden areas. The Property will be located approximately 16 miles north of downtown Seattle, Washington. Other senior living facilities located in proximity to the Edmonds Property include Rosewood Court, Edmonds Landing, Mountlake Terrace Plaza, Edmonds Retirement Inn and Aegis of Shoreline.

        The Lilburn Property, which is currently under construction and is scheduled to open in December 2003, will be the Sunrise at Five Forks, located in Lilburn, Georgia. The Lilburn Property is expected to include 52 assisted living units and 17 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately 15 miles northeast of downtown Atlanta, Georgia. Other senior living facilities located in proximity to the Lilburn Property include Atria of Lawrenceville, The Bridge and Winthrop of Tucker.

        The Madison Property, which is currently under construction and is scheduled to open in November 2004, will be the Sunrise of Madison, located in Madison, New Jersey. The Madison Property is expected to include 52 assisted living units and 20 units for residents with Alzheimer’s and related memory disorders. The Operator will provide assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities will include common living and dining areas, porches, sunrooms, laundry facilities and a hair salon. The Property will be located approximately 16 miles from Newark Liberty International Airport. In addition to the Company’s Brighton Gardens of Florham Park, other senior living facilities located in proximity to the Madison Property include a Care One facility scheduled to open at approximately the same time as the Madison Property.

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RETIREMENT COMMUNITY BRANDS

        The following paragraph updates and replaces the corresponding paragraph on page 77 of the Prospectus.

        Erickson Brands. Erickson currently has 11 large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village, Fox Run Village and Ann’s Choice are three of Erickson’s communities. In 2002, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation’s eleventh largest manager of seniors’ housing.

        The following information should be read in conjunction with the “Business — Retirement Community Brands” section beginning on page 76 of the Prospectus.

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        Sunrise Brand. Sunrise is one of the nation’s oldest and largest providers of assisted living services. Independent living services and skilled nursing services are also offered at some communities. According to Sunrise’s 2002 Annual Report, as of December 31, 2002, Sunrise and its subsidiaries operated 209 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 16,000. In addition, more than 24 properties with a resident capacity of 2,055 were under construction. In 2001 and 2002, the American Seniors Housing Association ranked Sunrise as the sixth largest seniors’ housing operator in the country.

        In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. Upon the closing of this transaction, Sunrise, or its subsidiaries, assumed management of an additional 126 properties with a resident capacity of more than 23,000, including 41 properties owned by the Company as of March 31, 2003. Sunrise (SRZ) is a NYSE listed company.

        GreenTree Catered Living for Seniors Brand. According to Greenwalt Corporation, after thirty years in the business of commercial, retail, and industrial development and construction as Greenfield Builders, the principals of the Greenwalt Corporation recognized a growing need for quality senior housing and built the first GreenTree Community in Greenfield, Indiana, establishing the GreenTree Catered Living for Seniors concept. Under the umbrella of Greenwalt Corporation, they also formed CateredLife Communities, Inc., which manages each of the GreenTree Communities, as well as Greenwalt Design, which is responsible for the complete interior design and furnishing of the facilities. GreenTree Catered Living for Seniors provides a well-rounded housing option for the senior resident wishing to combine retirement with any level of assisted living they may require. Each GreenTree Community is staffed twenty-four hours a day, so residents have the security of knowing that the well-trained staff will be there to assist them when needed. As of September 16, 2003, there were eight GreenTree Assisted Living Facilities, with a total of 465 units in operation, all managed by CateredLife Communities, Inc.

PENDING INVESTMENTS

        As of September 30, 2003, the Company had initial commitments to acquire two additional Properties for an aggregate purchase price of approximately $14.8 million. The two Properties are the Sunrise of Santa Rosa, located in Santa Rosa, California, and the Dogwood Forest of Dunwoody located in Dunwoody, Georgia. The Sunrise Property will be acquired from an affiliate of Sunrise and the Dogwood Forest Property will be acquired from 7400 Peachtree Dunwoody Rd., LLC, DBA Dogwood Forest — Dunwoody. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or both of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled “Business – Description of Property Leases.” The Company plans to obtain Permanent Financing of approximately $4.6 million in connection with one of these Properties.

    Leases.    Set forth below are summarized terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

Property	Estimated Purchase Price	Lease Term and Renewal Options	Minimum Annual Rent	Percentage Rent
Sunrise of Santa Rosa (1)(2)	$9,279,900	15 years; five five-year	(3)	(4)
Santa Rosa, California		renewal options
(the "Santa Rosa Property")
Existing retirement facility
Dogwood Forest of Dunwoody (5)(6)(7)	$5,500,000	15 years; two five-year	(8)	N/A
Dunwoody, Georgia		renewal options
(the "Dunwoody Property")
Existing retirement facility

FOOTNOTES:

(1)	It is expected that the Santa Rosa Property will be operated and managed by Sunrise Senior Living Services, Inc.

(2)	The lease for the Santa Rosa Property is expected to be with Twenty Pack Management Corp., which is the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties described in the “Property Acquisitions” section above. The leases for the Santa Rosa Property, the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties contain or are expected to contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(3)	Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company’s cash investment in the Property. The lease rate on the Company’s cash investment is expected to be the following: 10% in the first lease year; 10.75% for the second lease year; 11% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. The Company expects to obtain Permanent Financing on the Santa Rosa Property and the lease rate related to the debt portion of the Company’s investment in the Property will be equal to the fixed interest rate on the anticipated loan.

(4)	It is expected that additional rent will be payable in an amount equal to the difference between 13.5% of the Company’s cash investment basis in the Santa Rosa Property and minimum annual rent payable each lease year until minimum annual rent exceeds 13.5% of the Company’s cash investment basis. For purposes of the additional rent calculation, the Company’s cash investment basis equals the sum of the Property’s purchase price plus closing costs, less Permanent Financing. The additional rent is expected to be payable on a quarterly basis to the extent net operating cash flow from the Property is available and will not accumulate beyond each lease year.

(5)	It is expected that the Dunwoody Property will be managed and operated by Sunrise Senior Living Services, Inc. and the lease will be with a wholly owned subsidiary of Solomon. Solomon is the parent company of the tenant of the Sunrise Portfolio Three Properties described in the “Property Acquisitions” section above.

(6)	In connection with the Dunwoody Property, during the first three lease years, the Company may be required to fund an additional purchase price amount (the “Earnout Amount”) not to exceed $750,000, if the Property achieves certain operating performance thresholds. In the event an Earnout Amount is due, the lease will be amended and the minimum annual rent will be increased accordingly.

(7)	In regard to the Dunwoody Property, the Company has committed to fund an additional $203,000 to convert eight existing assisted living units to Alzheimer’s and related memory disorder units, to provide additional capital improvements and to buy out existing equipment leases, and this amount has been included in the basis by which minimum annual rent is calculated.

(8)	The minimum annual rent, based on the estimated purchase price, for the Dunwoody Property is expected to be $528,120 and $634,624 for the first and second lease years, respectively, and is expected to increase by 3% each lease year thereafter. Beginning in the fourth lease year and every 36 months thereafter, the minimum annual rent is expected to be the greater of (i) the Company’s initial investment in the Dunwoody Property plus 75% of the increase in fair market value multiplied by 10.5% or (ii) the prior year’s rent increased by 3%.

        Santa Rosa Property. The Santa Rosa Property, which opened in May 1996, is the Sunrise of Santa Rosa, an independent living facility, located in Santa Rosa, California. The Santa Rosa Property includes 120 independent living units. The Property is located approximately two miles north of downtown Santa Rosa, California, which is 55 miles north of San Francisco.

        Dunwoody Property. The Dunwoody Property, which opened in June 2000, is the Dogwood Forest of Dunwoody, an assisted living facility, located in Dunwoody, Georgia. The Dunwoody Property includes 55 assisted living units and 11 units for residents with Alzheimer’s and related memory disorders. If the Property is acquired, the facility will convert eight units from assisted living units to Alzheimer’s and related memory disorder units. This will bring the configuration to 47 assisted living units and 19 units for residents with Alzheimer’s and related memory disorders. The Property is located approximately 15 miles north of downtown Atlanta, Georgia.

BORROWING

        The following information should be read in conjunction with the “Business — Borrowing” section beginning on page 95 of the Prospectus.

        On March 27, 2003, in connection with the purchase of the Summit Portfolio Properties, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balance and all accrued interest due at that time. The loans have certain financial covenants typically found in commercial loans. The financial covenants are based on the combined operations of the Summit Portfolio Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. The loans are cross-collateralized and cross-defaulted.

        On March 28, 2003, in connection with the acquisition of the Additional Marriott Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. As of September 30, 2003, the Company repaid approximately $51 million on its revolving line of credit. For information regarding the line of credit, see the section of the Prospectus entitled “Business — Borrowing.”

        In addition, in connection with this acquisition, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the Fort Belvoir and Haverford facilities. The Company will issue new bonds to future residents of these facilities, and the proceeds will be used to retire the existing bonds.

        On March 31, 2003, in connection with the purchase of the Prime Care Portfolio Two Properties, the Company assumed approximately $20.6 million of Permanent Financing which is secured by the Prime Care Portfolio Two Properties. The loan bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.

        On August 25, 2003, in connection with the purchase of the ARC Somerby Portfolio Properties, the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50.4 million. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.

        On August 29, 2003, in connection with the acquisition of the Sunrise Portfolio Three Properties, the Company borrowed a total of $92.5 million under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and increases 3% of the prior year’s per annum interest rate each calendar year thereafter to maturity. The loan requires interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

SELECTED FINANCIAL DATA

        The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data). This table updates and replaces the “Selected Financial Data” section beginning on page 98 of the Prospectus.

	Six Months Ended
	June 30,	June 30,	Year Ended December 31,
	2003	2002	2002	2001	2000	1999 (1)	1998 (1)
Revenues	$33,634	$4,973	$18,852	$1,900	$1,085	$86	$—
Net earnings (loss) (2)(3)	21,417	2,531	11,372	916	225	(28)	—
Cash flows from operating
activities	17,944	4,896	16,785	2,173	1,096	13	—
Cash flows used in investing
activities	(293,110)	(101,268)	(358,090)	(22,931)	(14,429)	—	—
Cash flows provided by
(used in) financing
activities	382,093	138,920	355,384	47,301	8,766	4,731	(200)
Cash distributions
declared and paid (4)	20,720	4,139	14,379	1,507	502	50	—
Earnings (loss) per Share
(Basic and Diluted)	0.35	0.20	0.52	0.38	0.27	(0.07)	—
Funds from operations (5)	27,372	3,672	14,610	1,440	528	(28)	—
Cash distributions declared
and paid per Share	0.35	0.35	0.70	0.70	0.58	0.13	—
Weighted average number of
Shares outstanding (6):
(Basic and Diluted)	61,777	12,832	22,035	2,391	846	413	—

	June 30,	June 30,	December 31,
	2003	2002	2002	2001	2000	1999	1998
Total assets	$960,744	$221,369	$441,765	$64,447	$14,689	$5,089	$977
Total mortgages payable	91,469	36,417	45,327	--	--	--	--
Total bonds payable	89,051	--	--	--	--	--	--
Total stockholders' equity	748,157	171,534	389,795	60,910	9,204	3,292	200

(1)	No operations commenced until the Company received minimum offering proceeds of $2,500 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2)	Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35 in organizational costs in accordance with generally accepted accounting principles (“GAAP”).

(3)	To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the “Expense Cap”), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended June 30, 2003, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145 and $214, respectively, in Operating Expenses. No such amounts were reimbursed in 2002 or 1999.

(4)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999, approximately 0%, 39%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders’ 8% Return.

(5)	Management considers funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the six months ended June 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, net earnings included $3,870, $354, $1,375, $77 and $21, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company’s operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company’s ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company’s net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

The following is a reconciliation of net earnings to FFO for the six months ended June 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999:

	Six Months Ended June 30,		Year ended December 31,
	2003	2002	2002	2001	2000	1999
Net earnings	$21,417	$2,531	$11,372	$916	$225	$(28)
Adjustments:
Depreciation of real estate
assets	5,826	1,166	3,322	524	303	—
Effect of unconsolidated
subsidiaries	129	22	150	—	—	—
Effect of minority interest	—	(47)	(234)	—	—	—

FFO	$27,372	$3,672	$14,610	$1,440	$528	$(28)

Weighted average shares	61,777	12,832	22,035	2,391	846	413

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(6)	The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 99 of the Prospectus.

INTRODUCTION

The Company

        CNL Retirement Properties, Inc. is a corporation which was organized pursuant to the laws of the State of Maryland on December 22, 1997 and operates for federal income tax purposes as a REIT. Various other wholly owned subsidiaries of the Company have been and will be formed in the future for the purpose of acquiring and owning Properties.

        The Company acquires Properties related to seniors’ housing and retirement facilities (“Retirement Facilities”) primarily located across the United States of America. The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics and similar types of health care related facilities. The Properties are leased on a long-term, “triple-net” basis to operators of Retirement Facilities or to other tenants that engage third party managers. Under the Company’s triple-net leases, the tenants generally are responsible for repairs, maintenance, property taxes, utilities and insurance as well as the payment of rent. The tenants’ ability to satisfy the lease obligations depends primarily on the Properties’ operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees and security deposits, secure the tenants’ obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations.

        The Company may provide Mortgage Loans to Operators of Retirement Facilities secured by real estate owned by the borrower. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of no more than 5 percent to 10 percent of the Company’s total assets. The Company expects that the interest rates and terms of the Mortgage Loans will be similar to those of its leases. The Company also may provide Secured Equipment Leases. The aggregate outstanding principal amount of Secured Equipment Leases is not expected to exceed 10 percent of the Company’s total assets. The Company has retained CNL Retirement Corp. as its Advisor to provide management, acquisition, advisory and administrative services.

LIQUIDITY AND CAPITAL RESOURCES

Common Stock Offerings

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        In 1998, the Company registered its Initial Offering of Common Stock and in connection with the Initial Offering, the Company received subscription proceeds of $9.7 million (971,898 Shares). Following termination of the Initial Offering on September 18, 2000, the Company commenced its second public offering (the “2000 Offering”). On May 24, 2002, the Company completed its 2000 Offering from which it received subscription proceeds of $155 million (15.5 million Shares). Immediately following the completion of the 2000 Offering, the Company commenced its third public offering (the “2002 Offering”) of up to 45 million Shares of Common Stock ($450 million). On April 3, 2003, the Company completed its 2002 Offering from which it received subscription proceeds of $450 million (45 million Shares), and immediately commenced this offering of Common Stock of up to 175 million additional Shares ($1.75 billion). Of the 175 million Shares of Common Stock offered, up to 25 million are available to stockholders purchasing Shares through the Reinvestment Plan. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2004 Offering will be limited to 213 million Shares.

        On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 400 million Shares of Common Stock ($4 billion) in an offering expected to commence immediately following the completion of this offering (the “2004 Offering”). Of the 400 million Shares of Common Stock to be offered, up to 50 million Shares will be available to stockholders purchasing Shares through the Reinvestment Plan.

        From its formation in December 1997 through June 30, 2003, the Company had received an initial $200,000 (20,000 Shares) contribution from the Advisor and subscription proceeds of $838.9 million (83.9 million Shares), including $2.7 million (267,801 Shares) through the Reinvestment Plan. The Company believes that the net proceeds received from this offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company’s Shares are Listed. Under the Company’s Articles of Incorporation, if the Company does not List by December 31, 2008, it will commence an orderly liquidation of its Assets and the distribution of net proceeds to its stockholders. As of June 30, 2003, the Company had used approximately $490.9 million of net offering proceeds, $92.2 million of loan proceeds from Permanent Financing and $71.4 million of proceeds from its revolving line of credit, as well as the assumption of $88.5 million in bonds payable to invest approximately $792.1 million in 54 Properties located in 22 states (see “Property Acquisitions” below), $59.6 million to pay Acquisition Fees and Acquisition Expenses, $0.8 million to redeem 87,721 Shares of Common Stock and $51.4 million to pay down its revolving line of credit, leaving approximately $160.9 million available for investment in Properties and Mortgage Loans.

        During the period July 1 through September 30, 2003, the Company received additional offering proceeds of approximately $308.3 million. The Company expects to use any uninvested net offering proceeds, plus any additional net offering proceeds from this offering and future offerings to purchase additional Properties and to a lesser extent, to invest in Mortgage Loans and other permitted investments. In addition, the Company intends to borrow money to acquire assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. Based on the current policy, the aggregate amount of any Permanent Financing is not expected to exceed 40 percent of the Company’s total assets. This policy may be changed by the Company’s Board of Directors; however, in accordance with the Company’s Articles of Incorporation, the maximum amount the Company may borrow is 300 percent of the Company’s Net Assets.

Redemptions

        The Company has a redemption plan under which the Company may elect to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5 percent of the number of Shares of the Company’s outstanding Common Stock at the beginning of the 12-month period. During the six months ended June 30, 2003, 43,684 Shares were redeemed at $9.20 per Share (for a total of $401,897) and retired.

Property Acquisitions

        At June 30, 2003, the Company owned 54 Properties located in 22 states, including one Property in a pre-construction phase with planned development for a seniors’ housing complex. Upon completion of the development, the Company expects to enter into a long-term management agreement with an Operator of the Retirement Facility to operate and manage the Property. The Company, as lessor, has entered into long-term lease agreements relating to the other Properties. The leases are on a triple-net basis, meaning the tenants are also required to pay all repairs, maintenance, property taxes, utilities and insurance. Generally, the tenants are also required to make capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment and maintain the leasehold in a manner that allows operation for its intended purpose.

        During the six months ended June 30, 2003, the Company acquired 15 Properties that are subject to operating leases for an aggregate purchase price of approximately $355.8 million plus closing costs. The operating leases generally provide for an initial term of 15 years and options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum annual base rent, generally payable in monthly installments, with increases at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all of the leases are subject to contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreement, are achieved by the Properties. The majority of the leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment.

        To mitigate credit risk, certain operating leases were combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio (“Cross-Default”). In addition, certain leases contain terms whereby the net operating profits of a portfolio of the Properties are combined for the purpose of funding rental payments due under each lease (“Pooling”).

        On March 31, 2003, the Company acquired two Properties through a direct financing transaction with a subsidiary of Prime Care Properties, LLC for $22.6 million plus closing costs. The Company, as lessor, entered into a 35-year lease agreement that requires aggregate minimum annual rent of $2.5 million through December 31, 2003, and 2.5 percent annual increases thereafter. In addition to minimum rent, the lease requires additional rent, which is based on a percentage of the tenants’ gross revenues if the Properties achieve specified occupancy rates. The lease also provides for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. All property purchased with the funds from the FF&E Reserve will remain the property of the tenant. The lease contains provisions that allow the tenant to purchase the Properties at the end of the lease term for the Company’s initial investment amount. The lease also permits the Company to require the tenant to purchase the Properties at the end of the lease term for the same amount. The lease of the two Properties contains Cross-Default and Pooling terms. In addition, an affiliate of the tenant has guaranteed the tenant’s obligations to pay minimum rent due under the lease up to a maximum of $500,000. As of September 30, 2003, the remaining amount available under the guarantee was $335,147.

        During the period July 1 through September 30, 2003, the Company acquired 38 Properties for an aggregate purchase price of $471.7 million, including five Properties in various stages of construction, each with planned development for a seniors’ housing facility. The Company, as lessor, has entered into long-term, triple-net lease agreements relating to all 38 Properties.

        At September 30, 2003, 70 of the 92 Properties owned by the Company are operated and managed by Sunrise Senior Living Services, Inc. Additionally, five Properties owned by the Company as of September 30, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc. (see the “Operating Results – Major Operators and Tenants” section below). Five additional Operators, including Erickson Retirement Communities, LLC and American Retirement Corporation, manage the remaining 17 Properties owned by the Company as of September 30, 2003.

Borrowings

Line of Credit

        In March 2003, the Company replaced its existing $25 million line of credit with a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125 million. Eleven Properties with an aggregate cost of $115.2 million collateralize the $85 million revolving line of credit; however, the collateral provided by these 11 Properties only allows the Company to draw up to $71.4 million under the revolving line of credit. The Company would be required to pledge additional Properties as collateral to fully maximize the $85 million liquidity available under the revolving line of credit. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates, depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets, until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. The Company may use the revolving line of credit to fund acquisitions, pay fees, make distributions and fund working capital for general business purposes. Periodically, the Company expects to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. In March 2003, the Company borrowed $71.4 million on the line of credit to acquire several Properties described in “Liquidity and Capital Resources ¯ Property Acquisitions” above. As of June 30, 2003, the Company had an outstanding balance of $20 million on the line of credit. In connection with the $85 million revolving line of credit, the Company has incurred $1.9 million in loan fees and costs.

Permanent Financing

        In connection with the acquisition of three Properties in March 2003, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5 percent per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balances and all accrued interest due at that time. The loans have certain financial covenants which are typically found in commercial loans and which are based on the combined operations of the three Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. These loans are cross-collateralized and cross-defaulted.

        On March 31, 2003, the Company assumed a mortgage in the amount of $20.6 million that matures in October 2008, in connection with the purchase of two Properties. The mortgage bears interest at a fixed rate of 7.83 percent per annum and requires monthly principal and interest payments of approximately $206,000. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $227,000.

        On August 25, 2003, in connection with the purchase of the two Properties, the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50.4 million. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.

        In connection with the acquisition of 14 Properties on August 29, 3003, the Company borrowed a total of $92.5 million under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and increases 3% of the prior year’s per annum interest rate each calendar year thereafter to maturity. The loan requires interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

        On August 29, 2003, the Company paid off a mortgage with an outstanding balance of approximately $12.6 million using proceeds from this offering.

        As of September 30, 2003, the Company had 27 mortgage loans with an aggregate outstanding balance of approximately $223.4 million collateralized by 28 Properties.

Bonds Payable

        In connection with the acquisition of two continuing care retirement communities (“CCRC’s”) in March 2003, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the two Retirement Facilities. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company expects to issue new bonds to future residents of these Retirement Facilities, and the proceeds from the new bonds will be used to retire the existing bonds. As of September 30, 2003, the bonds payable had an outstanding balance of approximately $90.6 million.

Contractual Obligations and Commitments

        The following table presents the Company’s contractual cash obligations and related payment periods as of June 30, 2003 (in thousands):

Contractual Cash Obligations	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$13,470	$27,918	$34,300	$15,781	$91,469
Revolving line of credit	—	20,000	—	—	20,000
Refundable tenant security
deposits	—	—	—	7,060	7,060

Total Contractual Cash
Obligations	$13,470	$47,918	$34,300	$22,841	$118,529

        The following table presents the Company’s commitments, contingencies and guarantees and related expiration periods as of June 30, 2003 (in thousands):

Commitments, Contingencies and Guarantees	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of unsecured
promissory note of
unconsolidated
subsidiary (1)	$--	$2,493	$--	$--	$2,493
Earnout provisions (2)	--	11,834	--	--	11,834
Capital improvements to
investment Properties	6,248	--	--	--	6,248
Pending investments (3)	84,175	--	--	--	84,175

Total Commitments,
Contingencies and
Guarantees	$90,423	$14,327	$--	$--	$104,750

(1)	In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership that matures November 30, 2004. As of June 30, 2003, the unsecured promissory note had an outstanding balance of $14,954,000. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2)	In connection with the acquisition of five Properties, the Company may be required to make additional payments (the “Earnout Amount”) if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly.

(3)	As of June 30, 2003, the Company had commitments to acquire three Properties located in two states, subject to the fulfillment of certain conditions.

(4)	The bond obligations of the Company have not been included in the above tables since it is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds; therefore, they do not create a net cash obligation for the Company.

(5)	On August 29, 2003, the Company acquired 14 additional Properties for an aggregate purchase price of $184.5 million. The Company obtained Permanent Financing of approximately $92.5 million in connection with the acquisition of these Properties.

Pending Investments

        As of September 30, 2003, the Company had commitments to acquire two additional Properties located in two states. The anticipated aggregate purchase price is approximately $14.8 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. The Company plans to obtain Permanent Financing of approximately $4.6 million in connection with the acquisition of one of these Properties. Both of the proposed Properties for which the Company has entered into initial commitments to acquire as of September 30, 2003, are expected to be operated by Sunrise Senior Living Services, Inc. There can be no assurance that these transactions will be consummated.

Market Risk

        Substantially all of the Company’s mortgage loans payable at June 30, 2003, were subject to variable interest rates, adjusted monthly or quarterly, as described in the “Borrowings” section above. Therefore, the Company is exposed to market changes in interest rates. To mitigate interest rate risk, the Company can pay down the mortgages with offering proceeds should interest rates rise substantially.

        The Company has mitigated its exposure to variable interest rates on its commercial paper loan by providing fluctuating lease payments under the leases for the Properties securing the loan as a result of changes in periodic interest rates due under the commercial paper loan. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has mitigated its exposure to liquidity risk by obtaining a liquidity facility that guarantees proceeds in the event that the marketing effort is unsuccessful.

        The Company may also be subjected to interest rate risk through outstanding balances on its variable rate line of credit. The Company may mitigate this risk by paying down its line of credit from offering proceeds should interest rates rise substantially. The Company had $20 million outstanding on its variable rate line of credit at June 30, 2003.

        Management estimates that a one-percentage point increase in interest rates for the six months ended June 30, 2003, would have resulted in additional interest costs of approximately $274,116. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company’s exposure to interest rate change, it is not intended to predict future results and the Company’s actual results will likely vary.

        To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. For certain Properties, the Company has also required security deposits, guarantees from the tenant’s parent company or additional cash reserve accounts to be held at the tenant level. A guarantee from a parent company may be deemed necessary by the Company if a Property was recently opened and is still in the process of achieving a stable occupancy rate, in which case the Property would not be able to generate minimum rent until reaching occupancy stabilization. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company develops estimates of future cash flow available to the tenant to pay minimum rent based on rent rolls and an analysis of the surrounding real estate market, including demographic information and industry standards, to predict operating expenses. The Company’s estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantees.

Cash and Cash Equivalents

        Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company’s use of these funds to acquire Properties, fund Mortgage Loans and invest in other permitted investments at such time as Properties suitable for acquisition are located or appropriate opportunities to fund Mortgage Loans develop. At June 30, 2003, the Company had $147.7 million invested in such short-term investments as compared to approximately $40.8 million at December 31, 2002. The increase in the amount invested in short-term investments was primarily attributable to the subscription proceeds received from the sale of Shares during the six months ended June 30, 2003, partially offset by the purchase of 17 Properties. The funds remaining at June 30, 2003, along with additional funds expected to be received from the sale of Shares, will be used primarily to purchase additional Properties, to make Mortgage Loans or other permitted investments, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management’s discretion, to create cash reserves.

Notes and Other Receivables

        The Company’s notes and other receivables balance increased from $3.2 million at December 31, 2002 to $7.1 million as of June 30, 2003. The increase was primarily due to an increase in rental revenues receivable from $809,279 at December 31, 2002 to $6.4 million at June 30, 2003 as a result of an increase in the number of Properties from 37 to 54 as of each respective date. As of September 30, 2003, management believes the receivable balance as of June 30, 2003 is fully collectible. The increase in rental revenues receivable was partially offset by the repayment of a $2 million loan the Company had made to the seller of two Properties. Prior to the Company’s purchase of the two Properties, the Company loaned the seller $2 million to extinguish debt at a discounted amount, making the purchase of the Properties economically viable. The Company acquired the two Properties on March 31, 2003, and the note was repaid at that time.

Loan Costs

        The Company’s net loan costs increased from $1.2 million at December 31, 2002 to $3.2 million as of June 30, 2003, as a result of the Company borrowing $52 million in the form of three new Mortgage Loans, the assumption of a $20.6 million Mortgage Loan and a new $85 million revolving line of credit. The increase is partially offset by loan cost amortization for the six months ended June 30, 2003.

Liquidity Requirements

        During the six months ended June 30, 2003 and 2002, the Company generated cash from operations (which includes cash received from tenants and interest income, less cash paid for operating expenses) of approximately $17.9 million and $4.9 million, respectively. For the six months ended June 30, 2003 and 2002, cash from operations included security deposits of approximately $2.2 million and $3.5 million, respectively, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company’s cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its revolving line of credit.

        Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisitions and development of Properties, the repayment of Permanent Financing that is scheduled to mature and for which the Company does not expect to refinance, and the investment in Mortgage Loans and Secured Equipment Leases, with proceeds from its offerings, advances under its revolving line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short-or long-term, unsecured or secured debt financing or equity financing.

        An FF&E Reserve fund has been established in accordance with substantially all of the lease agreements. In accordance with such agreements, the tenants deposit funds into restricted FF&E Reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case the annual minimum rent will be increased. For the six months ended June 30, 2003 and 2002, revenue relating to the FF&E Reserve totalled $857,234 and $33,738, respectively. Due to the fact that the Properties are leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. However, management may maintain additional cash required to meet the Company’s working capital needs.

        Management believes that its Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company’s exposure in the event a tenant’s insurance policy lapses or is insufficient to cover a claim relating to the Property.

Distributions

        The Company declared and paid Distributions to its stockholders totalling approximately $20.7 million and $4.1 million during the six months ended June 30, 2003 and 2002, respectively using cash from operating activities from current and prior periods. In addition, during the quarter ended September 30, 2003, the Company declared and paid Distributions to its stockholders totalling approximately $13.8 million. These Distributions were paid by September 30, 2003. On October 1, 2003, the Company declared Distributions to stockholders of record on October 1, 2003 totalling approximately $6.8 million, or $0.0589 per Share, payable by December 31, 2003.

        For the six months ended June 30, 2003 and 2002, approximately 84 percent and 53 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 16 percent and 47 percent, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2003 and 2002, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

Related Party Transactions

        Certain Directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the Managing Dealer, CNL Securities Corp. A Director of the Company owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings and Permanent Financing, and the acquisition, management and sale of the assets of the Company.

        CNL Securities Corp. receives Selling Commissions amounting to 7.5 percent of the total amount raised from the sale of Shares for services in connection with this offering and the Company’s Prior Offerings, a substantial portion of which has been paid as commissions to other broker-dealers. During the six months ended June 30, 2003, the Company incurred $29.7 million of such fees, the majority of which were reallowed to other broker-dealers.

        In addition, CNL Securities Corp. is entitled to receive a marketing support fee equal to 0.5 percent of the total amount raised from the sale of Shares in connection with this offering and the Company’s Prior Offerings, all or a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 2003, the Company incurred $2 million of such fees, the majority of which were reallowed to other broker-dealers.

        CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, until such time, if any, as the Company’s common stock is Listed, in the amount equal to 0.2 percent of the aggregate investment of stockholders who purchased Shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold Shares on such date. As of June 30, 2003, no such fees had been incurred.

        The Advisor receives Acquisition Fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5 percent of Total Proceeds. In addition, the Advisor will receive an Acquisition Fee equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time of Listing. During the six months ended June 30, 2003, the Company incurred $20.8 million of such fees, including $3 million of Acquisition Fees on Permanent Financing. Such fees are included in other assets prior to being allocated to individual Properties.

        The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.6 percent of the Company’s Real Estate Asset Value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the six months ended June 30, 2003, the Company incurred $1.5 million of such fees.

        The Company incurs operating expenses relating to its administration. Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2 percent of average invested assets or 25 percent of net income (the “Expense Cap”). Operating Expenses for the Expense Years ended June 30, 2003 and 2002, did not exceed the Expense Cap.

        CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). CCM made the arrangements for the $23.5 million commercial paper loan described in Note 6 to the Notes to Condensed Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. The monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan.

        The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was $9.8 million at June 30, 2003.

        In March 2003, the Advisor’s parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with six of the Company’s tenants that lease 44 of the Company’s 92 Properties as of September 30, 2003. Four of these six tenants contributed 37.6 percent of total rental income from operating leases and earned income from investments in direct financing leases for the six months ended June 30, 2003.

        The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services were classified as follows for the six months ended June 30 (in thousands):

	2003	2002

Stock issuance costs	$2,223	$1,868
Investment Properties on operating leases and other
assets	--	11
General operating and administrative expenses	580	214

	$2,803	$2,093

Amounts due to related parties consisted of the following (in thousands) at:

	June 30, 2003	December 31, 2002
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses on behalf
of the Company	$494	$1
Accounting and administrative services	163	76
Acquisition Fees and miscellaneous Acquisition
Expenses	1,042	126

	1,699	203

Due to CNL Securities Corp.:
Commissions	1,682	145
Marketing support fees and due diligence expense	--
reimbursements	116

	1,798	145

	$3,497	$348

Other

        Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. As offering proceeds continue to be invested, management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

Critical Accounting Policies

        The Company’s leases are accounted for under the provisions of Statement of Accounting Standard No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for as either operating leases or direct financing leases. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

        Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building and equipment. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property will be charged to expense.

        Management reviews its Properties and loans for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.

RESULTS OF OPERATIONS

Revenues

        At June 30, 2003, the Company owned 54 Properties located in 22 states. Forty of the Properties are subject to operating leases and generally provide for an initial term of 15 years (expiring between 2015 and 2018). The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. Thirteen of the Properties are subject to direct financing leases and each has a term of 35 years (expiring between 2037 and 2038). The direct financing leases contain provisions that allow each tenant to elect to purchase the Property at the end of the lease term for the Company’s initial investment amount and also allow each tenant to elect to purchase the Property at the end of the lease term for the same amount. The remaining Property is a parcel of land currently in a preconstruction phase with planned development for a seniors’ housing complex. Upon completion of the development, the Company expects to enter into a long-term management agreement with an Operator of the Retirement Facility to operate and manage the Property.

        The Property leases provide for minimum annual base rent, generally payable in monthly installments. In addition, the leases provide that the minimum annual base rent required under the leases will increase at predetermined intervals (generally on an annual basis). In addition to minimum annual base rent, the leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. For the six months ended June 30, 2003 and 2002, the Company earned $24.4 million and $4.4 million, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases ($16.1 million and $3 million of which was earned during the quarters ended June 30, 2003 and 2002, respectively). The Company also earned $857,234 and $33,738 in FF&E Reserve income during the six months ended June 30, 2003 and 2002, respectively ($530,006 and $24,403 of which was earned during the quarters ended June 30, 2003 and 2002, respectively). The increase in rental and FF&E Reserve income was due to the Company owning 54 Properties during the six months ended June 30, 2003, as compared to 11 Properties during the six months ended June 30, 2002. Because 17 Properties were owned for only a portion of the six months ended June 30, 2003 and additional Property acquisitions are expected to occur, rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

        During the six months ended June 30, 2003 and 2002, the Company also earned $497,935 and $560,932, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments ($262,536 and $303,932 of which was earned during the quarters ended June 30, 2003 and 2002, respectively). Although the average amount invested in short-term investments increased during the six months ended June 30, 2003, as compared to the six months ended June 30, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. Interest income is expected to increase as the Company invests offering proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company’s total revenues earned from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease. Interest income related to notes and other receivables for the six months ended June 30, 2003 was approximately $97,000.

Major Operators and Tenants

        Substantially all of the Properties owned by the Company as of June 30, 2003, are operated by either Sunrise Senior Living Services, Inc. or American Retirement Corporation (“ARC”). Forty-one Properties which were previously operated by Marriott Senior Living Services, Inc. are now operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise. In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements, which the Company’s tenants had entered into with Marriott Senior Living Services, Inc., were assumed by Sunrise Senior Living Services, Inc. Sunrise Senior Living Services, Inc. now operates all of the Company’s Properties that were previously operated by Marriott Senior Living Services, Inc.

        Fifty-three of the Company’s Properties owned as of June 30, 2003, are leased to nine tenants, one of which contributed 23.6% of total rental income for the six months ended June 30, 2003. To mitigate credit risk, substantially all of the lease agreements contain Cross-Default and Pooling terms. In addition, as of June 30, 2003, the Company had $7.1 million in security deposits related to certain Properties as well as the guarantees described below.

        In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc. has, with certain limitations, guaranteed the tenant’s obligation to pay minimum rent due under the leases up to a maximum of $5.9 million. As of September 30, 2003, Marriott International, Inc. remains liable for the remaining guarantee balance of $3.2 million.

        Marriott International, Inc. had also guaranteed a tenant’s obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2.8 million. As of September 30, 2003, Sunrise had assumed this obligation and remains liable for the guarantee balance of $793,112.

        An affiliate of Prime Care Properties, LLC has guaranteed the tenants’ obligations to pay minimum rent due under 11 leases up to a maximum of $2 million. As of September 30, 2003, the remaining guarantee balance was $289,200. An affiliate of Prime Care Properties, LLC has also guaranteed two tenants’ obligations to pay minimum rent due under an additional lease up to a maximum of $500,000. As of September 30, 2003, the remaining amount under the guarantee was $335,147.

        In connection with six Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

        The two Properties for which the Company has initial commitments to acquire as of September 30, 2003, are expected to be operated by Sunrise Senior Living Services, Inc.

        Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise or ARC brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by the Company’s current tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

Expenses

        Operating expenses were $12.2 million and $2.3 million for the six months ended June 30, 2003 and 2002, respectively ($8.2 million and $1.5 million for the quarters ended June 30, 2003 and 2002, respectively). Operating expenses for the six months ended June 30, 2003, increased as a result of the Company incurring Asset Management Fees, general operating and administrative expenses and depreciation and amortization expense related to the Company owning 43 additional Properties. In addition, interest expense increased for the quarter and six months ended June 30, 2003, as a result of the Company increasing the average amount of debt outstanding as compared to the same periods in the prior year, offset partially by a decrease in interest rates. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties, invests in Mortgage Loans, obtains Permanent Financing and draws funds on its revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

New Accounting Standards

        In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after December 15, 2003. The consolidation of certain tenant operating activities, if required, is not expected to have a significant effect on the Company’s financial position nor results of operations.

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        In May 2003, the FASB issued FASB Statement No. 150 (“FASB 150”)- “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by FASB 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer’s shares. FASB 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities which are subject to its provisions for the first fiscal period beginning after December 15, 2003. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

        The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as “believe,” “expect” and “may.” Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company’s line of credit, continued availability of proceeds from the Company’s current offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

MANAGEMENT

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DIRECTORS AND EXECUTIVE OFFICERS

        The following information updates the corresponding information beginning on page 112 of the Prospectus.

        Effective as of August 1, 2003, James M. Seneff, Jr. resigned as Chief Executive Officer of the Company and the Advisor. Mr. Seneff continues to serve as Chairman of the Board of the Company and the Advisor. In addition, effective August 1, 2003, Thomas J. Hutchison III, who serves as President of the Company as well as President and director of the Advisor, was appointed Chief Executive Officer of the Company and the Advisor. In addition, effective September 5, 2003, James M. Seneff, Jr. resigned as co-Chief Executive Officer of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). Mr. Seneff continues to serve as Chairman of the Board of CNL Restaurant Properties, Inc.

        Effective August 1, 2003 and September 9, 2003, Stuart J. Beebe, who serves as Chief Financial Officer of the Company and the Advisor, was appointed Executive Vice President of the Company and the Advisor, respectively.

        Effective September 9, 2003, Phillip M. Anderson, who serves as Chief Operating Officer and Executive Vice President of the Company as well as Chief Operating Officer of the Advisor, was appointed Executive Vice President of the Advisor.

        The following information should be read in conjunction with “Management ¯ Directors and Executive Officers” section beginning on page 112 of the Prospectus.

        Effective July 1, 2003, Marcel Verbaas was appointed Chief Investment Officer of the Company and the Advisor. In addition, effective September 9, 2003 and September 12, 2003, Mr. Verbaas was appointed Senior Vice President of the Advisor and the Company, respectively.

        The following biography is inserted following the paragraph beginning on page 114 of the Prospectus.

        Marcel Verbaas, age 34, serves as Chief Investment Officer and Senior Vice President. Mr. Verbaas also serves as Chief Investment Officer and Senior Vice President of CNL Retirement Corp., the Advisor to the Company. Mr. Verbaas previously served as Senior Vice President of Structured Investments for CNL Hospitality Corp. from August 2000 through July 2003. Prior to joining CNL, he served as director of corporate finance for Stormont Trice Development Corporation, a private hotel development company with substantial expertise in public-private ventures, from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. While he originated, structured and underwrote transactions in all types of commercial real estate, Mr. Verbaas primarily focused on providing financing in the hospitality industry. A native of The Netherlands, Mr. Verbaas received a master’s degree in business economics from Erasmus University of Rotterdam, The Netherlands.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following paragraph updates and replaces the corresponding paragraph on page 116 of the Prospectus.

        Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with the Company’s independent accountants as a representative of the Audit Committee. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following information should be read in conjunction with the “Certain Relationships and Related Transactions” section beginning on page 119 of the Prospectus.

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        The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the period January 1, 2003 through September 30, 2003, the Company incurred approximately $52.8 million of such fees in connection with the 2002 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

        In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2002 Offering and this offering, all or a portion of which may be reallowed to other broker-dealers. For the period January 1, 2003 through September 30, 2003, the Company incurred approximately $3.5 million of such fees in connection with the 2002 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers.

        The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period January 1, 2003 through September 30, 2003, the Company incurred approximately $31.7 million of such fees in connection with the 2002 Offering and this offering. Additionally, for the period January 1, 2003 through September 30, 2003 the Company incurred Acquisition Fees totalling approximately $8.9 million as a result of Permanent Financing used to acquire certain Properties.

        The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company’s Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees that are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 2003 the Company incurred approximately $1.5 million of such fees.

        The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended June 30, 2003, the Company’s Operating Expenses did not exceed the Expense Cap.

        The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 2003, the Company incurred approximately $2.8 million for these services, approximately $2.2 million of such costs represented stock issuance costs and approximately $0.6 million represented general operating and administrative expenses.

        The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was approximately $15.9 million at September 30, 2003.

        In conjunction with a loan related to the purchase of the Marriott Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Interest due under the loan is payable monthly and includes a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. As of September 30, 2003, the Company had paid the Structuring Agent approximately $907,000 in structuring fees and interest. Of this amount, structuring fees totalling $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC.

        On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company’s equity investment in the partnership was $300,000. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. The Company periodically receives distributions from the partnership. During the six months ended June 30, 2003, the Company received approximately $53,000 in distributions from the partnership. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

        In March 2003, the Advisor’s parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with six of the Company’s tenants that leased 44 of the Company’s 92 Properties as of September 30, 2003. Four of these six tenants contributed 37.6 percent of total rental income from operating leases and earned income from investments in direct financing leases during the six months ended June 30, 2003.

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                          PRIOR PERFORMANCE INFORMATION

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 122 of the Prospectus.

         Mr.  Seneff  and Mr.  Bourne  are  also the  sole  stockholders  of DRR
Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31,
2002,  the  partnership  had raised  $27.5  million from 267  investors  and had invested approximately $25.1 million in the resort, which opened on November 30,
2002.

         The  following  table  updates  and  replaces  the table and  footnotes beginning on page 123 of the Prospectus.

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        66 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MD, MI, MN, NC, NE,
                                                     NM, NY, OH, OK, PA,
                                                     TN, TX, VA, WA, WY

CNL Income Fund            59 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               NE, OH, PA, SC, TN,
                                                     TX, UT, WA

CNL Income Fund            55 fast-food or           AZ, CO, FL, IL, IN,             All cash            Public
VIII, Ltd.                 family-style              LA, MI, MN, NC, NY,
                           restaurants               OH, OR, TN, TX, VA, WI

CNL Income Fund IX,        55 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MD, MI,
                           restaurants               MN, MS, NC, NH, NY,
                                                     OH, SC, TN, TX

CNL Income Fund X,         59 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        48 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            58 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IA, IN, LA, MO,
                           restaurants               MS, NC, NM, OH, SC,
                                                     TN, TX, WA

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund            53 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            71 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income Fund XV,        61 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            54 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, LA,
                           restaurants               MN, MO, NC, NM, NV,
                                                     OH, PA, TN, TX, UT, WI

CNL Income Fund            39 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MD, MI, NC, NE, NV,
                           casual-dining             OH, SC, TN, TX, WA, WI
                           restaurants

CNL Income Fund            30 fast-food,             AZ, CA, CO, FL, GA,             All cash            Public
XVIII, Ltd.                family-style or           IL, KY, MD, MN, NC,
                           casual-dining             NV, NY, OH, PA, TN,
                           restaurants               TX, VA

CNL Restaurant             1,118 fast-food,          AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties, Inc.           family-style or           CT, DE, FL, GA, IA,
                           casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            55 limited                AZ, CA, CO, CT, FL,               (2)             Public REIT
Properties, Inc.           service, extended         GA, HI, KS, MA, MD,
                           stay or full              ME, MI, NC, NJ, NV,
                           service hotels            OR, PA, TX, UT, VA, WA

---------------------

(1)      As of March 31,  1999,  all of CNL  Restaurant  Properties,  Inc.  (the
         "Restaurant  Properties  REIT") net offering proceeds had been invested or committed for  investment in properties  and mortgage  loans.  Since
         April 1, 1999,  the Restaurant  Properties  REIT has used proceeds from its  lines of  credit  and  other  borrowing  to  acquire  and  develop properties and to fund mortgage loans and secured equipment leases.

(2)      As of December 31, 2002, approximately 42.95% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired  using  proceeds from the  Hospitality  Properties  REIT's equity offerings.

DISTRIBUTION POLICY

DISTRIBUTIONS

        The following information updates and replaces the table and footnotes on page 129 of the Prospectus.

        The following table presents total Distributions declared and Distributions per Share:

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	Quarter
	First	Second	Third	Fourth	Year
2003:
Total Distributions declared	$8,689,021	$10,939625	$13,796,929	(1)
Distributions per Share	0.1767	0.1767	0.1767	(1)
2002:
Total Distributions declared	$1,552,403	$2,588,596	$4,096,013	$6,142,465	$14,379,477
Distributions per Share	0.1749	0.1749	0.1749	0.1755	0.7002
2001:
Total Distributions declared	$219,887	$247,922	$312,583	$726,930	$1,507,322
Distributions per Share	0.1749	0.1749	0.1749	0.1749	0.6996
2000:
Total Distributions declared	$43,593	$108,932	$160,911	$188,642	$502,078
Distributions per Share	0.0750	0.1537	0.1749	0.1749	0.5785
1999:
Total Distributions declared	(2)	(2)	$16,460	$33,944	$50,404
Distributions per Share	(2)	(2)	0.0500	0.0750	0.1250

(1)	In October 2003, the Company declared Distributions totalling $6,814,748 (representing $0.1767 per Share) payable by December 31, 2003. Distributions for the 12-month period ended September 30, 2003 represent an historical return of 7.056%.

(2)	For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(3)	For the six months ended June 30, 2003, the years ended December 31, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 84%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 16%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of June 30, 2003, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the six months ended June 30, 2003, may not be indicative of the results that may be expected for the year ended December 31, 2003.

(4)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2003, and the years ended December 31, 2002, 2001, 2000 and 1999, approximately 0%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders’ 8% Return.
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(5)	Distributions declared and paid for the years ended December 31, 2002, 2001 and 2000, represent a distribution rate of 7%, 7% and 5.785%, respectively, of Invested Capital.

FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF STOCKHOLDERS

Taxable Domestic Stockholders.

        The following paragraph is inserted following the fifth paragraph under the heading “Federal Income Tax Considerations — Taxation of Stockholders — Taxable Domestic Stockholders” on page 144 of the Prospectus.

        Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and “qualified dividend income” to 15%. Capital gains on sales of Company Shares by individuals and “capital gain” dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as “qualified dividend income” and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. “C”-corporation including a TRS, income of the Company subject to a “built-in-gains” tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes.

EXPERTS

        The following paragraph is inserted following the third paragraph under the heading “Experts” on page 156 of the Prospectus.

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        The combined financial statements of Marriott Senior Living Services Nine Communities at January 3, 2003 and December 28, 2001, and for each of the three fiscal years in the period ended January 3, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

        The combined financial statements of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

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INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

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Page
Pro Forma Consolidated Financial Information (unaudited):
Pro Forma Consolidated Balance Sheet as of June 30, 2003	F-2
Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2003	F-3
Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002	F-4
Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30,
2003 and the year ended December 31, 2002	F-5
Interim Unaudited Condensed Consolidated Financial Statements as recently filed in
CNL Retirement Properties, Inc.'s June 30, 2003 Form 10-Q:
Condensed Consolidated Balance Sheets as of June 30, 2003 and December 31, 2002	F-11
Condensed Consolidated Statements of Earnings for the quarters and six months ended
June 30, 2003 and 2002	F-12
Condensed Consolidated Statements of Stockholders' Equity for the six months ended
June 30, 2003 and the year ended December 31, 2002	F-13
Condensed Consolidated Statements of Cash Flows for the six months ended June 30,
2003 and 2002	F-14
Notes to Condensed Consolidated Financial Statements for the six months ended
June 30, 2003 and 2002	F-15

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the “Company”) gives effect to (i) the receipt of $308,275,000 in gross offering proceeds from the sale of 30,827,500 additional shares for the period July 1, 2003 through September 30, 2003, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, borrowings of $217,538,000 under mortgage notes payable and (ii) the application of such funds and cash on hand as of June 30, 2003, to purchase 40 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on June 30, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended June 30, 2003 and the year ended December 31, 2002, include the historical operating results of the Properties described in (ii) above, as well as 54 properties purchased by the Company prior to June 30, 2003, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2002, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the “Pro Forma Period”).

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2003
(in thousands, except per share data)

ASSETS	Historical	Pro Forma Adjustments		Pro Forma
Investment Properties:
Accounted for using the operating method, net	$642,610	$302,000	(b)	$962,702
		18,092	(b)
Accounted for using the direct financing method (d)	142,737	184,500	(b)	337,617
		10,380	(b)
Cash and cash equivalents	147,727	269,741	(a)	132,568
		(285,812)	(b)
		912	(c)
Restricted cash	2,203	—		2,203
Notes and other receivables	7,090	—		7,090
Investment in unconsolidated subsidiary	115	—		115
Loan costs, net	3,249	719	(b)	3,968
Accrued rental income	5,342	—		5,342
Other assets	9,671	13,872	(a)	11,202
		16,131	(b)
		(28,472)	(b)

	$960,744	$502,063		$1,462,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Line of credit	$20,000	$—		$20,000
Mortgages payable	91,469	217,538	(b)	309,007
Lifecare bonds payable	89,051	—		89,051
Due to related parties	3,497	—		3,497
Accounts payable and accrued expenses	1,403	—		1,403
Security deposits	7,060	912	(c)	7,972
Rents paid in advance	107	—		107

Total liabilities	212,587	218,450		431,037

Stockholders' equity:
Preferred stock, without par value
Authorized and unissued 3,000 shares	—	—		—
Excess shares, $0.01 par value per share
Authorized and unissued 103,000 shares	—	—		—
Common stock, $0.01 par value per share
Authorized 450,000 shares; issued
83,907 and outstanding 83,820 shares;
issued 114,735 and outstanding 114,648
shares, as adjusted	838	308	(a)	1,146
Capital in excess of par value	750,577	307,967	(a)	1,033,882
		(24,662)	(a)
Accumulated distributions in excess of net earnings	(3,258)	—		(3,258)

Total stockholders' equity	748,157	283,613		1,031,770

	$960,744	$502,063		$1,462,807

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
SIX MONTHS ENDED JUNE 30, 2003
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income from operating leases	$24,362	$22,946	(1)	$47,308
Earned income from direct financing leases(2)	7,793	12,412	(1)	20,205
Contingent rent	27	—		27
FF&E reserve income	857	1,200	(3)	2,057
Interest and other income	595	(498)	(4)	97

	33,634	36,060		69,694

Expenses:
Interest	2,211	7,849	(5)	10,060
General operating and administrative	2,181	—		2,181
Property expenses	19	—		19
Asset management fees to related party	1,505	1,633	(6)	3,138
Depreciation and amortization	6,320	5,746	(7)	12,066

	12,236	15,228		27,464

Earnings Before Equity in Earnings of
Unconsolidated Subsidiary	21,398	20,832		42,230
Equity in Earnings of Unconsolidated
Subsidiary	19	—		19

Net Earnings	$21,417	$20,832		$42,249

Net Earnings Per Share of Common Stock
(Basic and Diluted)(9)	$0.35			$0.48

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted)(9)	61,777			88,603

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2002
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income from operating leases	$13,258	$80,235	(1)	$93,493
Earned income from direct financing leases (2)	3,520	36,305	(1)	39,825
Contingent rent	8	—		8
FF&E reserve income	153	3,318	(3)	3,471
Interest and other income	1,913	(1,722)	(4)	191

	18,852	118,136		136,988

Expenses:
Interest	1,409	18,260	(5)	19,669
General operating and administrative	1,389	—		1,389
Property expenses	23	—		23
Asset management fees to related party	771	5,449	(6)	6,220
Depreciation and amortization	3,461	20,837	(7)	24,298

	7,053	44,546		51,599

Earnings Before Equity in Earnings of
Unconsolidated Subsidiary and Minority Interest
in Earnings of Consolidated Joint Ventures	11,799	73,590		85,389
Equity in Earnings of Unconsolidated Subsidiary	5	—		5
Minority Interest in Earnings of Consolidated
Joint Ventures	(433)	433	(8)	—

Net Earnings	$11,371	$74,023		$85,394

Net Earnings Per Share of Common
Stock (Basic and Diluted) (9)	$0.52			$0.97

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted) (9)	22,035			88,458

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Represents gross proceeds of $308,275 from the sale of 30,828 shares during the period July 1, 2003 through September 30, 2003, and the payment of $38,534 for (i) related acquisition fees of $13,872 (4.5% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $23,121 (7.5% of gross proceeds) and (iii) marketing support fees of $1,541 (0.5% of gross proceeds) which have been netted against stockholders’ equity.

(b)	Represents the use of $285,812 of cash and cash equivalents and borrowings of $217,538 under mortgage notes payable (i) to purchase 40 properties for $486,500, and (ii) to pay loan costs of $719, acquisition fees on permanent financing (4.5% of permanent financing) of $9,789 and $6,342 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $4,040 in miscellaneous acquisition costs and $14,052 in acquisition fees to properties subject to operating leases and the reclassification of $1,286 in miscellaneous acquisition costs and $9,094 in acquisition fees to net investment in direct financing leases.

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total
Balmoral Assisted Living Community in Palm Harbor, FL	$12,175	$805	$12,980
ARC Somerby Portfolio Properties	73,260	4,920	78,180
GreenTree Portfolio Properties	22,956	1,460	24,416
Sunrise Portfolio Four Properties	149,277	8,852	158,129
Additional Sunrise Portfolio Four Properties	29,552	820	30,372
Sunrise of Santa Rosa in Santa Rosa, CA	9,280	590	9,870
Dogwood Forest of Dunwoody in Dunwoody, GA	5,500	645	6,145

Properties subject to operating leases	302,000	18,092	320,092

Sunrise Portfolio Three Properties	184,500	10,380	194,880

Investment in direct financing leases	184,500	10,380	194,880

	$486,500	$28,472	$514,972

(c)	Represents security deposits in an aggregate amount of $912 received from the lessees in conjunction with the acquisition of the GreenTree Portfolio Properties.

(d)	In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases. The direct financing leases have initial terms ranging from 21.5 to 35 years and certain leases contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company’s initial investment amount. These leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)	Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of September 30, 2003 (collectively, the “Pro Forma Property” or “Pro Forma Properties”) for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2002, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Properties subject to operating leases:
Acquired:
Holley Court Terrace in Oak Park, IL	February 11, 2002	$18,469	$238	$—
Homewood Residence in Coconut Creek, FL	February 11, 2002	9,688	110	—
Heritage Club in Greenwood Village, CO	March 22, 2002	17,865	496	—
Marriott Portfolio One Properties a	May 16 & 17, 2002	58,800	2,217	—
Brooksby Village in Peabody, MA	October 10, 2002	17,384	2,885	—
Homewood Residence in Nashville, TN	November 1, 2002	8,958	882	—
Marriott Portfolio Two Properties	December 20, 2002	89,359	10,051	—
Fox Run Village in Novi, MI	February 28, 2003	17,000	2,669	447
Summit Portfolio Properties	March 27, 2003	52,000	6,152	1,455
Additional Marriott Portfolio Two Properties	March 28, 2003	254,575	20,56	4,759
Brighton Gardens of Saddle River, NJ	March 31, 2003	12,750	1,639	405
Ann's Choice Continuing Care Retirement
Community in Warminster, PA	June 2, 2003	19,500	3,411	1,419
Balmoral Assisted Living Community in
Palm Harbor, FL	July 8, 2003	12,175	1,213	606
ARC Somerby Portfolio Properties	August 25, 2003	73,260	8,771	4,386
GreenTree Portfolio Properties	September 5 & 11, 2003	22,956	3,019	1,510
Sunrise Portfolio Four Properties	September 30, 2003	149,277	14,097	7,048
Additional Sunrise Portfolio Four Properties	September 30, 2003	29,552	—	—
Probable:
Sunrise of Santa Rosa in Santa Rosa, CA	September 16, 2003	9,280	1,067	533
Dogwood Forest of Dunwoody in
Dunwoody, GA	September 16, 2003	5,500	756	378

		$878,348	$80,235	$22,946

Investment in direct financing leases:
Acquired:
Prime Care Portfolio Properties	September 30, 2002	$105,250	$10,561	$—
Prime Care Portfolio Two Properties	March 31, 2003	22,635	2,934	744
Sunrise Portfolio Three Properties	August 29, 2003	184,500	22,810	11,668

		$312,385	$36,305	$12,412

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

[a] Prior to December 20, 2002, the Marriott Portfolio One Properties were owned through a consolidated joint venture (the “Joint Venture”) in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500. See Note (8).

The adjustment to rental income from operating leases for the year ended December 31, 2002, includes $2,217 relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustment to rental income from operating leases for the year ended December 31, 2002, includes assumed funding amounts under the guarantee of $1,381 based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the Pro Forma Periods.

Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2)	See Note (d) under “Unaudited Pro Forma Consolidated Balance Sheet” above.

(3)	Represents adjustments to reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the “FF&E Reserve”). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4)	Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two percent per annum by the Company during the six months ended June 30, 2003 and the year ended December 31, 2002.

(5)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Holley Court Terrace in	$12,974	Floating at 350 basis	$90	$—
Oak Park, IL, maturing		points over the 30-day
October 2003		LIBOR, with a LIBOR
floor of 3.50. If
30-day LIBOR falls below
2.60, interest rate will
be 30-day LIBOR plus 440
basis points. During
the Pro Forma Period,
the interest rate varied
from 6.23% to 6.28%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
Marriott	$23,520	Floating at 186 basis	$ 381	$ —
Portfolio One		points over the rate of
Properties maturing		commercial paper graded
June 2007		A1 by Standard & Poors
or F1 by Fitch IBCA.
During the Pro Forma
Period, the interest
rate varied from 2.63%
to 3.81%.
Heritage Club in	9,100	6.50%, with principal	386	—
Greenwood Village, CO,		and interest payable
maturing December 2006		monthly.
Prime Care Portfolio	20,635	7.83%, with principal	1,413	359
Two Properties maturing		and interest payable
October 2008		monthly.
Prime Care Portfolio	20,000	Floating at 250 basis	859	159
Properties, maturing		points over the 30-day
March 2005		LIBOR. During the Pro
Forma Period, the
interest rate varied
from 3.88% to 4.38%.
Summit Portfolio	26,000	Floating at 325 basis	1,308	318
Properties, maturing		points over the 30-day
March 2005		LIBOR with a minimum
interest rate of 5% and
principal and interest
payable monthly.
During the Pro Forma
Period, the interest
rate varied from 5.0%
to 5.13%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings – Continued:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Six Months Ended June 30, 2003
ARC Somerby Portfolio	$50,400	5.79% with principal and	$2,655	$1,429
Properties, maturing		interest payable
June 2013		monthly.
Sunrise Portfolio Three	92,500	5.13% the first year,	5,690	2,845
Properties, maturing		5.38% the second year,
July 2010		6.06% the third year
		with standard 3%
		increases to the per
		annum rate each calendar
		year thereafter to
		maturity. Monthly
		interest only payments
		through 2005 with
		principal and interest
		payable monthly for the
		remaining term of the
		loan.
Sunrise Portfolio Four	74,638	Fixed interest rate at	5,478	2,739
Properties, maturing		date of funding of 250
seven years from funding		basis points over the
date		seven-year U.S. Treasury
		rate. Monthly interest
		only payments for first
		two years with principal
		and interest payable
		monthly for the
		remaining term of the
		loan. During the Pro
		Forma Period, the
		interest rate was 7.34%.

			$18,260	$7,849

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $50 and $255 for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

(6)	Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value as defined in the Company’s prospectus.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings — Continued:

(7)	Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment (“FF&E”) portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $5,587 and $19,588 for the six months ended June 30, 2003, and the year ended December 31, 2002, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $159 and $1,249 for the six months ended June 30, 2003, and the year ended December 31, 2002, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

The following presents the amount of land, building, construction in progress (“CIP”) and FF&E for each of the Pro Forma Properties accounted for as operating leases:

	Land	Building	CIP	FF&E
Holley Court Terrace in Oak Park, IL	$2,144	$16,919	$--	$447
Homewood Residence in Coconut Creek, FL	1,683	7,981	--	559
Heritage Club in Greenwood Village, CO	1,965	17,943	--	942
Marriott Portfolio One Properties	6,022	55,486	--	1,530
Brooksby Village in Peabody, MA	18,345	--	--	--
Homewood Residence in Nashville, TN	464	8,350	--	631
Marriott Portfolio Two Properties	16,201	75,003	--	4,714
Additional Marriott Portfolio Two Properties	50,817	206,388	--	9,410
Fox Run Village in Novi, MI	17,889	--	--	--
Summit Portfolio Properties	3,230	52,053	--	1,085
Brighton Gardens in Saddle River, NJ	2,156	10,941	--	511
Ann's Choice Continuing Care Retirement	--
Community in Warminster, PA	20,567	--	--	--
Balmoral Assisted Living Community in Palm
Harbor, FL	1,002	11,602	--	376
ARC Somerby Portfolio Properties	3,404	71,577	--	3,199
GreenTree Portfolio Properties	1,281	22,760	--	375
Sunrise Portfolio Four Properties	19,932	130,137	--	8,060
Additional Sunrise Portfolio
Four Properties	10,057	--	19,879	436
Sunrise of Santa Rosa in Santa Rosa, CA	2,521	7,002	--	347
Dogwood Forest of Dunwoody in
Dunwoody, GA	809	5,131	--	205

(8)	Represents adjustment to minority interest for the purchase of the 23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2003 and the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares during the period July 1, 2003 through September 30, 2003, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale and redemption of shares, during the six months ended June 30, 2003 and the year ended December 31, 2002 needed to fund the purchase of the Pro Forma Properties.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except per share data)

	June 30, 2003	December 31, 2002
ASSETS

Investment properties:
Accounted for using the operating method, net	$642,610	$272,484
Accounted for using the direct financing method	142,737	115,783
Cash and cash equivalents	147,727	40,800
Restricted cash	2,203	1,685
Notes and other receivables	7,090	3,192
Investment in unconsolidated subsidiary	115	154
Loan costs, less accumulated amortization of $567 and $89	3,249	1,220
Accrued rental income	5,342	1,472
Other assets	9,671	4,975

	$960,744	$441,765

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Mortgages payable	$91,469	$45,327
Bonds payable	89,051	—
Line of credit	20,000	—
Due to related parties	3,497	348
Accounts payable and accrued expenses	1,403	1,337
Security deposits	7,060	4,867
Rent paid in advance	107	91

Total liabilities	212,587	51,970

Commitments and contingencies (Note 6)

Stockholders' equity:
Preferred stock, without par value
Authorized and unissued 3,000,000 shares	—	—
Excess shares, $.01 par value per share
Authorized and unissued 103,000,000 shares	—	—
Common stock, $.01 par value per share
Authorized 100,000 shares, issued 83,907 and 44,255 shares,
respectively, outstanding 83,820 and 44,211 shares, respectively	838	442
Capital in excess of par value	750,577	393,308
Accumulated distributions in excess of net earnings	(3,258)	(3,955)

Total stockholders' equity	748,157	389,795

	$960,744	$441,765

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Rental income from operating leases	$16,115	$2,977	$24,362	$4,378
Earned income from direct financing leases	4,285	—	7,793	—
Contingent rent	18	—	27	—
FF&E reserve income	530	24	857	33
Interest and other income	182	305	595	562

	21,130	3,306	33,634	4,973

Expenses:
Interest	1,630	263	2,211	372
General operating and administrative	1,533	303	2,181	549
Property expenses	7	—	19	—
Asset management fees to related party	951	143	1,505	208
Depreciation and amortization	4,102	794	6,320	1,212

	8,223	1,503	12,236	2,341

Earnings Before Equity in Earnings of Unconsolidated
Subsidiary and Minority Interest	12,907	1,803	21,398	2,632
Equity in Earnings of Unconsolidated Subsidiary	6	(2)	19	(2)

Minority Interest	—	(99)	—	(99)

Net Earnings	$12,913	$1,702	$21,417	$2,531

Net Earnings Per Share of Common Stock
(Basic and Diluted)	$0.18	$0.11	$0.35	$0.20

Weighted Average Number of Shares of
Common Stock Outstanding (Basic and Diluted)	71,770	15,946	61,777	12,832

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2003 and Year Ended December 31, 2002
(UNAUDITED)
(in thousands, except per share data)

	Common stock		Capital in	Accumulated distributions
	Number of shares	Par Value	excess of par value	in excess of net earnings	Total

Balance at December 31, 2001	7,134	$71	$61,786	$(947)	$60,910

Subscriptions received for common
stock through public offerings and
distribution reinvestment plan	37,114	371	370,764	—	371,135

Retirement of common stock	(37)	—	(343)	—	(343)

Stock issuance costs	—	—	(38,899)	—	(38,899)

Net earnings	—	—	—	11,372	11,372

Distributions declared and paid
($0.7002 per share)	—	—	—	(14,380)	(14,380)

Balance at December 31, 2002	44,211	442	393,308	(3,955)	389,795

Subscriptions received for common
stock through public offerings and
distribution reinvestment plan	39,653	396	396,128	—	396,524

Retirement of common stock	(44)	—	(401)	—	(401)

Stock issuance costs	—	—	(38,458)	—	(38,458)

Net earnings	—	—	—	21,417	21,417

Distributions declared and paid
($0.3531 per share)	—	—	—	(20,720)	(20,720)

Balance at June 30, 2003	83,820	$838	$750,577	$(3,258)	$748,157

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2003	2002

Increase (decrease) in cash and cash equivalents:

Net cash provided by operating activities	$17,944	$4,896

Investing activities:
Investment in land, buildings and equipment on
operating leases	(267,321)	(92,398)
Investment in direct financing leases	(2,000)	—
Payment of acquisition fees and costs	(25,324)	(8,273)
Collection of note receivable	2,000	—
Investment in unconsolidated subsidiary	—	(302)
Distributions received from unconsolidated subsidiary	53	—
Increase in restricted cash	(518)	(295)

Net cash used in investing activities	(293,110)	(101,268)

Financing activities:
Proceeds from borrowings on mortgages payable	26,000	23,520
Principal payments on mortgages payable	(493)	(77)
Payment of loan costs	(2,506)	(586)
Proceeds from borrowings on line of credit	71,370	—
Repayments on line of credit	(51,370)	—
Contributions received from minority interest	—	8,500
Subscriptions received from stockholders	396,524	126,878
Payment of stock issuance costs	(36,312)	(15,150)
Distributions to stockholders	(20,720)	(4,139)
Retirement of common stock	(400)	(26)

Net cash provided by financing activities	382,093	138,920

Net increase in cash and cash equivalents	106,927	42,548
Cash and cash equivalents at beginning of period	40,800	26,721

Cash and cash equivalents at end of period	$147,727	$69,269

Supplemental schedule of non-cash
investing and financing activities:

Mortgage assumed on property purchased	$20,635	$12,974

Bonds assumed on property purchased	$88,511	$—

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

1.     Summary of Significant Accounting Policies:

Organization – CNL Retirement Properties, Inc. is a corporation, which was organized pursuant to the laws of the State of Maryland on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., each of which were organized pursuant to the laws of the State of Delaware in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of CNL Retirement Partners, LP. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. Properties acquired are generally expected to be held by CNL Retirement Partners, LP or its wholly owned subsidiaries and, as a result, owned by CNL Retirement Properties, Inc. through such entities. Certain other corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term “Company”includes CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP and each of their subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust (a “REIT”).

The Company acquires investment properties (the “Property” or “Properties”) related to health care and seniors’ housing facilities primarily located across the United States of America. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics and similar types of health care related facilities. The Company may provide mortgage financing (“Mortgage Loans”) in the aggregate principal amount of approximately 5 to 10 percent of the Company’s total assets and may offer furniture, fixture and equipment financing (“Secured Equipment Leases”) to operators of retirement and medical Properties. The Company has retained CNL Retirement Corp. (the “Advisor”) as its advisor to provide management, acquisition, advisory and administrative services.

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the six months ended June 30, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003. Amounts included in the financial statements as of December 31, 2002, have been derived from audited financial statements as of that date.

These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2002. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Bonds Payable – In connection with the acquisition of two continuing care retirement communities (“CCRC’s”), the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRC’s. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company expects to issue new bonds to future residents and the proceeds received from the issuance of the new bonds will be used to retire the existing bonds. As the maturity of these obligations is not determinable, interest is not imputed on these obligations.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

1.     Summary of Significant Accounting Policies – Continued:

Critical Accounting Policies – Management reviews its Properties and loans for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.

New Accounting Standards – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after December 15, 2003. The consolidation of certain tenant operating activities, if required, is not expected to have a significant effect on the Company’s financial position or results of operations.

In May 2003, the FASB issued FASB Statement No.150 (“FASB 150”), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by FASB 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer’s shares. FASB 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities which are subject to its provisions for the first fiscal period beginning after December 15, 2003. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

2.     Public Offerings:

From its formation in December 1997 through April 3, 2003, the Company commenced and completed three public offerings of common stock pursuant to which it received subscription proceeds of $614,718,974 (61,471,897 shares) (collectively, the “Prior Offerings”). Immediately following the completion of the third public offering on April 3, 2003, the Company commenced a fourth public offering of up to 175 million shares of common stock ($1.75 billion) (the “2003 Offering”). Of the 175 million shares of common stock offered, up to 25 million are available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as for the Company’s Prior Offerings. As of June 30, 2003, the Company had received total subscription proceeds from its Prior Offerings and the 2003 Offering of $838,872,366 (83,887,234 shares), including $2,678,011 (267,801 shares) through the reinvestment plan.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

2.     Public Offerings – Continued:

On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 400 million shares of common stock ($4 billion) in an offering expected to commence immediately following the completion of the Company’s 2003 Offering. Of the 400 million shares of common stock to be offered, up to 50 million shares will be available to stockholders purchasing shares through the reinvestment plan.

3.     Investment Properties:

Accounted for Using the Operating Method – As of June 30, 2003, the Company owned 40 Properties that are subject to operating leases and a parcel of land on which a seniors’ housing facility is being constructed. Properties under operating leases consisted of the following at (in thousands):

	June 30, 2003	December 31, 2002

Land	$147,915	$53,312
Buildings	480,308	210,891
Equipment	22,046	11,024

	650,269	275,227
Less accumulated depreciation	(9,975)	(4,148)

	640,294	271,079
Construction in progress	2,316	1,405

	$642,610	$272,484

Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases.

The leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of the leases commencing on the date the Property was placed in service. For the six months ended June 30, 2003 and 2002, the Company recognized $3,869,902 and $353,997, respectively ($2,234,382 and $223,845 of which was recognized during the quarters ended June 30, 2003 and 2002, respectively), of the straight lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying consolidated statements of earnings.

Remaining future minimum lease payments due under noncancellable operating leases at June 30, 2003 are as follows (in thousands):

2003	$28,574
2004	57,784
2005	58,792
2006	59,828
2007	61,395
Thereafter	725,538

$991,911

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

3.     Investment Properties – Continued:

Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases if the Properties achieve specified operating performance thresholds. The amount of contingent rent payable is based on factors such as a percentage of the tenants’ gross revenues or occupancy rates. The Company defers recognition of contingent rental income until the thresholds requiring such payments in accordance with the lease terms are met.

Accounted for Using the Direct Financing Method – As of June 30, 2003, the Company owned 13 Properties that are subject to long-term leases that have been classified as direct financing leases. The components of net investment in direct financing leases consisted of the following at June 30, 2003 (in thousands):

Minimum lease payments receivable	$746,970
Estimated residual values	132,355
Less unearned income	(736,588)

Net investment in direct financing leases	$142,737

The leases contain escalating rent provisions that when accounted for on a straight-line basis produce increases in the net investment in direct financing leases during the early terms of the leases. The direct financing leases have initial terms of 35 years and provide for minimum and contingent rent. The leases contain provisions that allow the tenants to elect to purchase the Properties at the end of the lease terms for the Company’s aggregate initial investment amount of $132,355,108 plus adjustments, if any, as defined in the lease agreements. The leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount.

Remaining future minimum lease payments to be received on direct financing leases at June 30, 2003 are as follows (in thousands):

2003	$6,956
2004	14,365
2005	14,725
2006	15,093
2007	15,470
Thereafter	680,361

$746,970

The above table does not include any amounts for contingent rents that may be received on the leases based on a percentage of gross revenues if the Properties achieve specified occupancy rates.

For the quarter and six months ended June 30, 2003, the Company recognized $18,063 and $26,914, respectively, in contingent rent related to its investment Properties. The Company did not recognize any contingent rent during the quarter and six months ended June 30, 2002.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

4.     Notes and Other Receivables:

Notes and other receivables included the following at (in thousands):

	June 30, 2003	December 31, 2002

Rental revenues receivable	$6,441	$809
Note receivable	—	2,000
Other receivables	649	345
Accrued interest receivable	—	38

	$7,090	$3,192

5.      Other Assets:

Other assets as of June 30, 2003 and December 31, 2002, were approximately $9,671,000 and $4,975,000, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings and equipment upon the purchase of Properties.

6.     Indebtedness and Other Contractual Obligations:

Mortgages payable collateralized by Properties consisted of the following at (in thousands):

	June 30, 2003	December 31, 2002

Mortgage payable, bearing interest at a variable rate that
ranges from 30-day LIBOR plus 350 basis points to 8.00 percent
(5.72 percent at June 30, 2003), with monthly principal and
interest payments, maturing October 2, 2003	$12,595	$12,743

Mortgage payable, bearing interest at 90-day LIBOR plus 390
basis points, with a minimum interest rate of 6.50 percent (6.50 percent at June 30, 2003), with monthly principal and interest
payments, maturing August 31, 2007	8,988	9,064

Mortgage payable, bearing interest at 143 basis points over the
30-day commercial paper rate (2.63 percent at June 30, 2003),
with monthly payments of interest only, maturing June 7, 2007	23,520	23,520

Mortgage payable, bearing interest at 30-day LIBOR plus 325
basis points, with a minimum interest rate of 5.00 percent (5.00 percent at June 30, 2003), with monthly principal and interest
payments, maturing March 31, 2005	8,682	—

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

6.     Indebtedness and Other Contractual Obligations – Continued:

	June 30, 2003	December 31, 2002

Mortgage payable, bearing interest at 30-day LIBOR plus 325
basis points, with a minimum interest rate of 5.00 percent (5.00 percent at June 30, 2003), with monthly principal and interest
payments, maturing March 31, 2005	8,007	—

Mortgage payable, bearing interest at 30-day LIBOR plus 325
basis points, with a minimum interest rate of 5.00 percent (5.00 percent at June 30, 2003), with monthly principal and interest
payments, maturing March 31, 2005	9,139	—

Mortgage payable, bearing interest at 7.83 percent, with monthly
principal and interest payments, maturing October 2, 2008	20,538	—

	$91,469	$45,327

The following is a schedule of contractually due amounts for all mortgages payable at June 30, 2003 (in thousands):

2003	$13,470
2004	1,671
2005	26,247
2006	1,298
2007	33,002
Thereafter	15,781

Total	$91,469

The Company has a revolving line of credit (the “Revolving LOC”) to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85 million for a two-year period. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates, depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets, until maturity and is collateralized by certain Properties with a carrying value of approximately $117 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125 million upon the Company pledging additional Properties as collateral. This facility has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. At June 30, 2003, $20,000,000 was outstanding under the Revolving LOC at an interest rate of 3.74 percent.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

6.     Indebtedness and Other Contractual Obligations – Continued:

On March 28, 2003, in connection with the purchase of two CCRC Properties, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the two Properties. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company expects to issue new bonds to future residents and the proceeds received from the issuance of the new bonds will be used to retire the existing bonds. During the quarter ended June 30, 2003, the tenant of the two CCRC’s retired certain existing bonds and issued additional bonds to new residents on behalf of the Company. As of June 30, 2003, the tenant had not remitted the net cash proceeds from the retirement and issuance of the bonds during the quarter ended June 30, 2003, to the Company. A receivable due from the tenant of $545,200 has been recorded in notes and other receivable as of June 30, 2003. At June 30, 2003, approximately $89,051,000 was outstanding in bonds payable. In addition, in accordance with the lease agreements relating to these two Properties, the Company has committed to fund capital improvements up to an aggregate amount of $6,341,938.

The following table presents the Company’s commitments, contingencies and guarantees and related expiration periods as of June 30, 2003 (in thousands):

Commitments, Contingencies and Guarantees	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of unsecured
promissory note of
unconsolidated
subsidiary (1)	$ —	$ 2,493	$ —	$ —	$ 2,493
Earnout provisions (2)	—	11,834	—	—	11,834
Capital improvements
to investment
Properties	6,248	—	—	—	6,248
Pending investments (3)	84,175	—	—	—	84,175

Total Commitments,
Contingencies and
Guarantees	$90,423	$14,327	$ —	$ —	$104,750

(1)

In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership that matures November 30, 2004. As of June 30, 2003, the unsecured promissory note had an outstanding balance of $14,954,000. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2)

In connection with the acquisition of five Properties, the Company may be required to make additional payments (the “Earnout Amount”) if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly.

(3)	As of June 30, 2003, the Company had commitments to acquire three Properties located in two states, subject to the fulfillment of certain conditions. See Note 12, Subsequent Events.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

7.     Redemption of Shares:

The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company’s outstanding common stock at the beginning of such 12-month period. During the six months ended June 30, 2003 and 2002, 43,684 and 1,281 shares, respectively of common stock were redeemed for $401,897 and $11,787 ($9.20 per share), respectively, and retired from shares outstanding of common stock.

8.     Stock Issuance Costs:

The Company has incurred offering expenses, including commissions, marketing support fees and due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees, and due diligence expense reimbursements will not exceed 13 percent of the proceeds raised in connection with the Company’s offerings. During the six months ended June 30, 2003, the Company incurred $38,457,784 in offering costs, including $31,722,104 in commissions, marketing support fees and due diligence expense reimbursements (see Note 10). These amounts have been treated as stock issuance costs and charged to stockholders’ equity.

9.     Distributions:

For the six months ended June 30, 2003, approximately 84 percent of the distributions paid to stockholders were considered ordinary income and approximately 16 percent were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2003, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 2003, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2003.

10.     Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. A director of the Company owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing, and the acquisition, management and sale of the assets of the Company.

CNL Securities Corp. receives commissions amounting to 7.5 percent of the total amount raised from the sale of shares for services in connection with its Prior Offerings and the 2003 Offering, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the six months ended June 30, 2003 and 2002, the Company incurred $29,739,473 and $9,515,851, respectively, of such fees, the majority of which were reallowed to other broker-dealers.

In addition, CNL Securities Corp. is entitled to receive a marketing support fee equal to 0.5 percent of the total amount raised from the sale of shares from its Prior Offerings and the 2003 Offering, all or a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 2003 and 2002, the Company incurred $1,982,632 and $675,452, respectively, of such fees, the majority of which were reallowed to other broker-dealers.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

10.     Related Party Arrangements – Continued:

CNL Securities Corp. will also receive, in connection with one of the Company’s Prior Offerings, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003 until such time, if any, as the Company’s common stock is listed on a national securities or over-the-counter market in the amount equal to 0.2 percent of the aggregate investment of stockholders who purchased shares in the applicable offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of June 30, 2003, no such fees had been incurred.

The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, the Advisor will receive an acquisition fee equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time of listing of the Company’s common stock on a national securities exchange or over-the-counter market. During the six months ended June 30, 2003 and 2002, the Company incurred $20,824,178 and $7,350,565, respectively, of such fees, including $2,998,580 and $1,642,248, respectively, of acquisition fees on permanent financing. Such fees are included in other assets prior to being allocated to individual Properties.

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company’s real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the six months ended June 30, 2003 and 2002, the Company incurred $1,504,724 and $207,975, respectively, of such fees.

The Company incurs operating expenses relating to its administration. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2 percent of average invested assets or 25 percent of net income (the “Expense Cap”). Operating expenses for the Expense Years ended June 30, 2003 and 2002, did not exceed the Expense Cap.

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). In June 2002, CCM made the arrangements for the $23,520,000 commercial paper loan described in Note 6. The monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan. CCM was paid $195,362 and $25,247 during the six months ended June 30, 2003 and 2002, respectively, related to these services.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $9,839,649 and $3,316,928 at June 30, 2003 and 2002, respectively.

The Company owns a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The Company periodically receives distributions from the partnership. During the six months ended June 30, 2003, the Company received $53,465 in distributions from the partnership.

In March 2003, the Advisor’s parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with four of the Company’s tenants that leased 26 of the Company’s 54 Properties as of June 30, 2003. These four tenants contributed 37.6 percent of total rental income from operating leases and earned income from investments in direct financing leases for the six months ended June 30, 2003.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

10.     Related Party Arrangements – Continued:

The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services were classified as follows for the six months ended June 30 (in thousands):

	2003	2002
Stock issuance costs	$2,223	$1,868
Investment properties on operating leases and other
assets	—	11
General operating and administrative expenses	580	214

	$2,803	$2,093

           Amounts due to related parties consisted of the following at:

	June 30, 2003	December 31, 2002
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses on behalf
of the Company	$ 494	$ 1
Accounting and administrative services	163	76
Acquisition fees and miscellaneous acquisition
expenses	1,042	126

	1,699	203

Due to CNL Securities Corp.:
Commissions	1,682	145
Marketing support fees and due diligence expense
reimbursements	116	—

	1,798	145

	$3,497	$348

11.     Concentration of Credit Risk:

Of the 54 Properties owned by the Company as of June 30, 2003, substantially all of the Properties are operated by either Sunrise Senior Living Services, Inc. or American Retirement Corporation (“ARC”). Forty-one Properties which were previously operated by Marriott Senior Living Services, Inc. are now operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc., formerly known as Sunrise Assisted Living, Inc. (“Sunrise”). In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements, which the Company’s tenants had entered into with Marriott Senior Living Services, Inc., were assumed by Sunrise Senior Living Services, Inc. Sunrise Senior Living Services, Inc. now operates all of the Company’s Properties that were previously operated by Marriott Senior Living Services, Inc.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

11.   Concentration of Credit Risk – Continued:

Fifty-three of the Company’s Properties owned as of June 30, 2003, are leased to nine tenants, one of which contributed 23.6% of the Company’s total rental income from operating leases and earned income from direct financing leases for the six months ended June 30, 2003. The remaining Property owned by the Company as of June 30, 2003, is a parcel of land on which a retirement facility is being constructed.

To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in the portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of June 30, 2003, the Company had approximately $7,060,000 in security deposits related to certain Properties as well as the guarantees described below.

In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc. has, with certain limitations, guaranteed the tenant’s obligation to pay minimum rent due under the leases up to a maximum of $5,880,000. As of June 30, 2003, Marriott International, Inc. remained liable for the remaining guarantee balance of $3,813,675.

Marriott International, Inc. had also guaranteed a tenant’s obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2,769,780. As of June 30, 2003, Sunrise Senior Living Services, Inc. had assumed this obligation and remains liable for the guarantee balance of $876,096.

An affiliate of Prime Care Properties, LLC has guaranteed the tenants’ obligations to pay minimum rent due under 11 leases up to a maximum of $2,000,000. As of June 30, 2003, $1,096,523 of the guarantee had been used to pay rent, leaving a remaining guarantee balance of $903,477. An affiliate of Prime Care Properties, LLC has also guaranteed two tenants’ obligations to pay minimum rent due under an additional lease up to a maximum of $500,000. As of June 30, 2003, an affiliate of Prime Care Properties, LLC remained liable for the remaining guarantee balance of $302,068.

In connection with six Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the ARC or Sunrise brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

12.   Subsequent Events:

On July 8, 2003, the Company acquired the Balmoral Assisted Living Community, an independent living/assisted living Property located in Palm Harbor, Florida, for $12,175,000, which is operated by Balamoral Assisted Living Community, a newly formed, thinly capitalized company, which is an affiliate of four of the Company’s tenants and in which the Advisor’s parent owns an equity interest. In connection with the purchase of this Property, the Company, as lessor, has entered into a long-term, triple-net lease agreement relating to this Property.

On July 23, 2003, the Company held its annual stockholders meeting at which a proposal to increase the number of authorized shares of common stock of the Company from 100,000,000 to 450,000,000 was approved.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
Six Months Ended June 30, 2003 and 2002
(UNAUDITED)

12.    Subsequent Events – Continued:

On July 28, 2003, the Company borrowed an additional $1.9 million under one of its existing mortgages payable. The additional funding was subject to certain operating performance thresholds that were achieved prior to February 27, 2004, by the Property that collateralizes the debt.

Also, in July 2003, the Company entered into initial commitments to acquire 14 additional Properties for an aggregate purchase price of $184.5 million. The acquisition of these Properties is subject to the fulfillment of certain conditions. The Company plans to obtain permanent financing of approximately $92.5 million in connection with the acquisition of these Properties.

During the period July 1, 2003 through August 8, 2003, the Company received subscription proceeds for an additional 12,268,962 shares ($122,689,616) of common stock.

On July 1, 2003 and August 1, 2003, the Company declared distributions of $0.0589 per share of common stock (totaling $4,959,155 and $5,532,994, respectively), payable by September 30, 2003, to stockholders of record on July 1, 2003 and August 1, 2003, respectively.


                       INDEX TO OTHER FINANCIAL STATEMENTS

The following financial  information is filed as part of this report as a result of the Company  acquiring nine related  Properties  from Marriott  Senior Living
Services,  Inc. The Company does not own any interest in the  operations  of the communities.  For  information on the  Properties and the long-term,  triple-net leases which the Company has or expects to enter into, see "Business -- Property
Acquisitions."

Marriott Senior Living Services Nine Communities
     (Includes the Edgewood, Fairfax, Greenville, Northridge, Palm Springs, Quadrangle, Rancho Mirage,
     Salt Lake City and Yorba Linda Properties)                                                                        F-28
The following financial information is filed as part of this report as a result of the Company acquiring 14 related
Properties from several wholly owned subsidiaries of Marriott International, Inc.  The Company does not own any interest in the operations of the communities.  For information on the Properties and the long-term, triple-net leases which the
Company has entered into, see "Business — Property Acquisitions."

Sunrise Senior Living Services Fourteen Communities
     (Includes the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie
     Village, St. Charles, Tampa, Rockville, Dayton, Westlake, West Orange and Wheaton Properties)                     F-40
MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES

Combined Financial Statements

Fiscal Years ended January 3, 2003, December 28, 2001 and December 29, 2000 With
Report of Independent Auditors

Contents

Report of Independent Auditors...........................................................................F-30

Unaudited Combined Statements of Operations for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................................................F-31

Combined Statements of Operations for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-32

Combined Balance Sheets as of March 28, 2003 (unaudited),
     January 3, 2003 and December 28, 2001...............................................................F-33

Unaudited Combined Statements of Cash Flows for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................................................F-34

Combined Statements of Cash Flows for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-35

Combined Statement of Equity for the twelve weeks ended March 28, 2003
     (unaudited) and the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-36

Notes to Combined Statements.............................................................................F-37

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

    We  have  audited  the  accompanying  combined  balance  sheets of  Marriott
Senior Living  Services Nine  Communities (as defined) as of January 3, 2003 and
December 28, 2001 and the related combined statements of operations, equity, and cash flows for each of the three  fiscal  years in the period  ended  January 3,
2003.  These financial  statements are the  responsibility  of the management of
Marriott  Senior  Living  Services,  Inc.  Our  responsibility  is to express an opinion on these financial statements based on our audits.

    We conducted our audits in  accordance  with  auditing  standards  generally accepted in the United States.  Those standards require that we plan and perform an audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes  assessing the accounting  principles  used and  significant estimates  made by  management,  as well as  evaluating  the  overall  financial statement  presentation.  We believe that our audits provide a reasonable  basis for our opinion.

    In our opinion,  the financial  statements referred to above present fairly, in all material  respects,  the combined  financial  position of Marriott Senior
Living  Services Nine  Communities,  as of January 3, 2003 and December 28, 2001
and the results of their  operations  and their cash flows for each of the three fiscal years in the period ended January 3, 2003, in conformity  with accounting principles generally accepted in the United States.

                                                       /s/ Ernst & Young LLP
McLean, Virginia
March 28, 2003

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
              Twelve Weeks Ended March 28, 2003 and March 22, 2002
                                 (in thousands)
                                   (unaudited)

                                                                                   Twelve weeks ended
                                                                          --------------------------------------
                                                                            March 28, 2003     March 22, 2002
                                                                          ------------------- ------------------
     REVENUES

       Resident fees...................................................... $        19,080     $        16,720
                                                                          ------------------- ------------------

     EXPENSES
       Community operating expenses.......................................          14,127              12,432
       Depreciation and amortization......................................           1,874               1,982
       General and administrative.........................................             954                 836
       Facilities development and pre-opening.............................               -                 178
       Provision for doubtful accounts....................................              57                  56
                                                                          ------------------- ------------------
                                                                                    17,012              15,484
                                                                          ------------------- ------------------
     INCOME BEFORE INCOME TAXES  .........................................           2,068               1,236
       Provision for income taxes.........................................             807                 482
                                                                          ------------------- ------------------
     NET INCOME  ......................................................... $         1,261     $           754
                                                                          =================== ==================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
   Fiscal Years Ended January 3, 2003, December 28, 2001 and December 29, 2000
                                 (in thousands)

                                                                                2002                2001                2000
                                                                        --------------------- ------------------  ------------------

     REVENUES
       Resident fees....................................................   $      77,239        $     63,940       $      47,376
                                                                        --------------------- ------------------ -------------------

     EXPENSES

       Community operating expenses.....................................          57,101              47,701              33,917
       Depreciation and amortization....................................           8,706               7,953               6,452
       General and administrative.......................................           3,862               3,197               2,369
       Facilities development and pre-opening...........................             180                 907               3,373
       Provision for doubtful accounts..................................             286                 175                  79
                                                                        --------------------- ------------------ -------------------
                                                                                  70,135              59,933              46,190
                                                                        --------------------- ------------------ -------------------
     INCOME BEFORE INCOME TAXES                                                    7,104               4,007               1,186
       Provision  for income taxes......................................           2,771               1,563                 462
                                                                        --------------------- ------------------ -------------------
     NET INCOME   .....................................................    $       4,333        $      2,444       $         724
                                                                        ===================== ================== ===================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                             COMBINED BALANCE SHEETS
              March 28, 2003, January 3, 2003 and December 28, 2001
                                 (in thousands)

                                                               March 28, 2003            January 3, 2003         December 28, 2001
                                                            ----------------------    ----------------------    -------------------
                                                                   (unaudited)
                          ASSETS
Current assets
   Cash and equivalents  .................................  $         1,117                 $  424                   $  1,018
   Inventories, at lower of average cost or market  ......              419                    390                        335
   Accounts receivable, net of an allowance of $390,
     $348 and $307, respectively..........................            2,381                  3,583                      2,568
   Other  ................................................              621                    327                        347
                                                              -----------------    -------------------           ------------------
     Total current assets                                             4,538                  4,724                      4,268
                                                              -----------------    -------------------           ------------------

Property and equipment, net ..............................          214,290                213,646                    220,051
Other  ...................................................            2,081                  2,000                      1,290
                                                              -----------------    -------------------           ------------------
     Total assets                                            $      220,909           $    220,370                 $  225,609
                                                             ==================    ===================           ==================

                  LIABILITIES AND EQUITY

Current liabilities

   Accounts payable  .....................................  $         2,175           $         2,143                   $  1,265
   Accrued payroll and benefits  .........................            2,380                     2,926                      2,842
   Current maturities of lifecare bonds..................             8,620                     8,620                      8,669
   Current portion of deferred revenue from
     nonrefundable lifecare fees..........................            9,347                     9,162                      8,025
   Other accrued expenses.................................            2,082                     2,243                      2,230
                                                             ------------------     -------------------         ------------------
     Total current liabilities                                       24,604                    25,094                     23,031
                                                             ------------------     -------------------         ------------------

Lifecare bonds............................................           79,080                    79,459                     80,114
Deferred revenue from nonrefundable lifecare fees.........           17,516                    17,099                     15,875
Security deposits.........................................              116                       133                        166
                                                             ------------------   -------------------            ------------------
     Total liabilities....................................          121,316                   121,785                    119,186

Equity....................................................            99,593                   98,585                    106,423
                                                             ------------------   -------------------            ------------------
Total liabilities and equity..............................   $       220,909           $      220,370                 $  225,609
                                                             ==================   ===================            ==================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
              Twelve Weeks Ended March 28, 2003 and March 22, 2002
                                 (in thousands)
                                   (unaudited)
                                                                              Twelve weeks ended
                                                                   -----------------------------------------
                                                                    March 28, 2003         March 22, 2002
                                                                   ------------------    -------------------

OPERATING ACTIVITIES
   Net income .............................................        $      1,261          $        754
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                  57                    56
     Depreciation and amortization  .......................               1,874                 1,982
   Working capital changes:
     Accounts receivable  .................................               1,145                   640
     Inventories...........................................                 (29)                  (13)
     Other assets  ........................................                (375)                  319
     Accounts payable and accrued expenses.................                (675)                  300
     Security deposits ....................................                 (17)                  (11)
     Deferred revenue .....................................                 602                   603
                                                                   --------------        ----------------
   Net cash provided by operating activities  .............               3,843                 4,630
                                                                   --------------        ----------------

INVESTING ACTIVITIES
   Capital expenditures  ..................................              (2,518)                 (833)
                                                                   --------------        ----------------
   Net cash used in investing activities  .................              (2,518)                 (833)
                                                                   --------------        ----------------

FINANCING ACTIVITIES
   Repayments of lifecare bonds, net.......................                (379)                 (598)
   Net repayments to Marriott Senior Living
     Services, Inc.........................................                (253)               (2,866)
                                                                   --------------        ----------------
   Net cash used in financing activities  .................                (632)               (3,464)
                                                                   --------------        ----------------

INCREASE IN CASH AND CASH EQUIVALENTS  ....................                 693                   333
CASH AND EQUIVALENTS, beginning of period  ................                 424                 1,018
                                                                   --------------        ----------------
CASH AND EQUIVALENTS, end of period  ......................        $      1,117          $      1,351
                                                                   ==============        ================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
       Fiscal Years Ended January 3, 2003, December 28, 2001 and December
                            29, 2000 (in thousands)

                                                                        2002                2001               2000
                                                                   ---------------     ---------------    ---------------

OPERATING ACTIVITIES
   Net income .............................................        $      4,333        $      2,444       $       724
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                 286                 175                79
     Depreciation and amortization  .......................               8,706               7,953             6,452
   Working capital changes:
     Accounts receivable  .................................              (1,301)               (438)             (512)
     Inventories...........................................                 (55)                 71               (44)
     Other assets  ........................................                (690)                359             1,162
     Accounts payable and accrued expenses.................                 975                 927               (12)
     Security deposits ....................................                 (33)               (131)               21
     Deferred revenue from nonrefundable fees..............               2,361                 170               506
                                                                       -----------        ------------      ------------
   Net cash provided by operating activities  .............              14,582              11,530             8,376
                                                                       -----------        ------------      ------------

INVESTING ACTIVITIES
   Capital expenditures....................................              (2,301)            (16,032)          (27,451)
                                                                       -----------        ------------       ------------
   Net cash used in investing activities  .................              (2,301)            (16,032)          (27,451)
                                                                       -----------        ------------       ------------

FINANCING ACTIVITIES
   (Repayments of ) proceeds from lifecare bonds, net......                (704)               (114)            1,442
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc......................................             (12,171)              4,256            18,266
                                                                       -----------        ------------       ------------
   Net cash (used in) provided by financing activities  ...             (12,875)              4,142            19,708
                                                                       -----------        ------------       ------------

(DECREASE) INCREASE IN CASH AND
   EQUIVALENTS  ...........................................                (594)               (360)              633
CASH AND EQUIVALENTS, beginning of year  ..................               1,018               1,378               745
                                                                       -----------       ------------        ------------
CASH AND EQUIVALENTS, end of year  ........................            $    424           $   1,018          $  1,378
                                                                       ===========       ============        ============

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
             March 28, 2003, January 3, 2003, December 28, 2001 and
                                December 29, 2000
                                 (in thousands)

                                                                 Equity
--------------------------------------------------------------------------------
 Balance, January 1, 2000...............................      $        80,733
 Net income ............................................                  724
 Net advances from Marriott Senior Living Services, Inc.               18,266
 -------------------------------------------------------------------------------
 Balance, December 29, 2000 ............................               99,723
 Net income  ...........................................                2,444
 Net advances from Marriott Senior Living Services, Inc.                4,256
 -------------------------------------------------------------------------------
 Balance, December 28, 2001.............................              106,423
 Net income.............................................                4,333
 Net repayments to Marriott Senior Living Services, Inc.              (12,171)
 -------------------------------------------------------------------------------
 Balance, January 3,  2003..............................               98,585
 Net income (unaudited).................................                1,261
 Net repayments to Marriott Senior Living Services, Inc.
  (unaudited)...........................................                 (253)
 -------------------------------------------------------------------------------
 Balance, March 28, 2003 (unaudited)....................      $        99,593
 ===============================================================================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    Marriott  Senior  Living  Services,  Inc.  ("MSLS"  or  the  "Company"),   a
wholly-owned  subsidiary of Marriott  International,  Inc.  ("MI") prior to MI's sale of the stock of MSLS to Sunrise  Senior  Living,  Inc.  on March 28,  2003,
operates independent  full-service and assisted living senior living communities
and  provides  related  senior  care  services.   Most  communities  are  rental
communities  with  monthly  rates  that  depend on the  amenities  and  services provided.  The  services  provided by MSLS are  generally  not covered by health insurance and,  therefore,  monthly fees are generally payable by the residents, their family, or another responsible party.

    The combined financial statements present the financial position, results of operations,  and cash flows associated with nine communities  owned by MSLS (the
"Communities").  These communities were sold to CNL Retirement Properties,  Inc.
("CNL") on March 28, 2003 for approximately $167,564,000.

    All material  intercompany  transactions  and balances  between  Communities included  in these  combined  financial  statements  have been  eliminated.  The
Communities are as follows:

Edgewood                                Quadrangle
Fairfax                                 Rancho Mirage
Greenville                              Salt Lake City
Northridge                              Yorba Linda
Palm Springs

    Through March 28, 2003, the Communities  utilized MI's  centralized  systems for cash  management,  payroll,  purchasing and  distribution,  employee benefit plans,  insurance and administrative  services.  As a result,  substantially all cash  received by the  Communities  was  deposited in and  commingled  with MI's general corporate funds.  Similarly,  operating expenses,  including salaries as the Communities do not have any employees,  capital  expenditures and other cash requirements of the properties  were paid by MI and charged to the  Communities.
General and  administrative  expenses were  allocated by MI to MSLS,  which were then allocated to the Communities. In the opinion of management, the methods for allocating costs were reasonable.

Use of Estimates

    The  preparation  of financial  statements  in  conformity  with  accounting principles  generally accepted in the United States requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities as of the date of the financial statements,  the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

    The interim statements have been prepared without audit. Certain information and footnote  disclosures normally included in financial statements presented in accordance with accounting  principles  generally  accepted in the United States have been condensed or omitted.  MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

    In the opinion of management,  the accompanying  interim  statements reflect all adjustments (which include only normal recurring  adjustments)  necessary to present  fairly the financial  position of the  Communities as of March 28, 2003 and the results of operations and cash flows associated for the 12 weeks periods ended March 28, 2003 and March 22,  2002.  Interim  results are not  necessarily indicative  of fiscal  year  performance  because  of  seasonal  and  short-term variations.

Fiscal Year

    The fiscal year ends on the Friday  nearest to December  31. The 2002 fiscal year includes 53 weeks, while the 2001 and 2000 fiscal years include 52 weeks.

Revenue Recognition

    Resident fees are generated  primarily from monthly  charges for independent living units and assisted  living suites and related senior care  services.  The revenues are recognized monthly based on the terms of the residents' agreements.
Advance  payments  received for  services  are  deferred  until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for  service"  basis  for  supplemental  items  requested  by  residents.
Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

    Residents of certain  communities (the "Lifecare  Communities") are required to sign a continuing  care  agreement  ("Care  Agreement")  with MSLS.  The Care
Agreements  stipulate,  among  other  things,  the  amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition,  the Care
Agreements provide MSLS with the right to increase future monthly fees. The Care
Agreements are terminated upon the receipt of a written  termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by
MI.

    When  the  present  value  of  estimated  costs to be  incurred  under  Care
Agreements  exceeds estimated  revenues,  the present value of such excess costs are accrued currently.  The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected  positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

    The components of the entry fees for Lifecare Communities are as follows:

    a. Lifecare  Bonds - This  component  is  refundable  to the resident or the resident's estate upon termination or cancellation of the Care Agreement.
       Lifecare  Bonds are  non-interest  bearing and,  depending on the type of plan,  are equal to either  100,  95, 90 or 50 percent of the total entry fee less any additional  occupant  lifecare fee. As these obligations are
       considered   security   deposits,   interest  is  not  imputed  on  these
       obligations in accordance with APB 21.

    b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

    The nonrefundable  portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially  expected term of each resident's contract,  which  is  generally  over  7  to  9  years.  Deferred  revenue  from nonrefundable  fees totaled  $26,261,000  and $23,900,000 at January 3, 2003 and
December 28, 2001, respectively.

Future Healthcare Services

    Certain  resident  and  admission  agreements  entitle  residents to receive limited  health care services up to defined  maximums.  A portion of the monthly fees from  residents  entitled to these  services is deferred and  recognized as revenue as the related health care services are provided.

Contractual Adjustments

    A portion of the revenue is attributable to patients whose bills are paid by
Medicare or Medicaid under contractual  arrangements.  In 1999, Medicare changed from finalizing  reimbursed covered costs through retroactive  adjustments based on agency  reviews  to a  Prospective  Payment  System  ("PPS")  for most of the
Communities.  This eliminated the need for provisions for estimated Medicare and
Medicaid  settlements.  There are no receivables for estimated third-party payor settlements at January 3, 2003 or December 28, 2001.

Comprehensive Income

    There are no items of other comprehensive  income in any period presented in these financial statements.

Cash and Equivalents

    All highly  liquid  investments  with a maturity of three  months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

    The Communities  record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

    The carrying values of long-lived assets are reviewed when events or changes in  circumstances  indicate  that the  carrying  amount  of an asset  may not be recoverable.  If an asset is  expected  to  generate  cash  flows  less than the asset's  carrying value at the lowest level of  identifiable  cash flows, a loss for the  difference  between the asset's  carrying  amount and its fair value is recognized.

New Accounting Standards

    The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                                               2002                 2001
                                                                         ------------------   ------------------
                                                                                     (in thousands)

Land  .................................................................  $       27,973       $       27,915
Building improvements  ................................................         226,616              224,690
Furniture and equipment  ..............................................          20,403               22,505
Construction in progress   ............................................               2                  827
                                                                         ------------------   ------------------
                                                                                274,994              275,937
 Less:  accumulated depreciation and amortization  ....................          61,348               55,886
                                                                         ------------------   ------------------
                                                                         $      213,646       $      220,051
                                                                         ==================   ==================

    Property and equipment are recorded at cost,  including  interest,  rent and real  estate  taxes  incurred  during  development  and  construction.  Interest allocated by MSLS and capitalized as a cost of property and equipment was $ 0 in
2002 and  $1,046,000 in 2001.  The cost of  improvements  that extend the useful life of property and equipment are  capitalized  when incurred.  All repairs and maintenance  costs are expensed as incurred.  Depreciation is computed using the straight-line  method over the  estimated  useful lives of the assets  (three to forty years).

OTHER ASSETS

    Included  in other  long-term  assets are cash escrow  reserves  for working capital,  which are required by various states.  These  restricted cash amounts, which are held in segregated  accounts,  totaled $1,998,000 and $1,289,000 as of
January 3, 2003 and December 28, 2001.

INCOME TAXES

    The  Communities  are owned by MSLS, but do not constitute all of the assets of MSLS. These financial  statements have been prepared  assuming the properties were the only  assets of a  stand-alone  C-  corporation  taxed at a 35% federal income  tax rate and an  assumed  4% state  income  tax rate  (net of a  federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of current assets and current  liabilities are assumed to be equal to their  reported  carrying  amounts.  Valuations  for lifecare bonds are determined based on the expected future payments  discounted at estimated market rates, adjusted, as applicable,  for the existence of guarantees by MI. Lifecare bonds are  repaid  when  tenants  die or move out.  The  average  lifecare  bond maturity was assumed to be 8 years based on mortality tables.  The fair value of
Lifecare  bonds was estimated to be  $65,267,000  and  $60,413,000 at January 3,
2003 and December 28, 2001, respectively.

CONTINGENT LIABILITIES

    MSLS,  as well as MI and other  subsidiaries  of MI,  are named  parties  to pending  legal  proceedings  in the  ordinary  course  of  business,  which,  in management's  opinion,  will not have a  material  impact on the  results of the
Communities.

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents
Report of Independent Auditors	F-41
Combined Statements of Operations for the six months ended
June 30, 2003 and 2002 (unaudited)	F-42
Combined Statements of Operations for the year ended December 31, 2002	F-43
Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002	F-44
Combined Statements of Cash Flows for the six months ended
June 30, 2003 and 2002 (unaudited)	F-45
Combined Statements of Cash Flows for the year ended December 31, 2002	F-46
Notes to Combined Statements	F-47

REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

        We have audited the accompanying combined balance sheet of Sunrise Senior Living Services Fourteen Communities (as defined) as of December 31, 2002 and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of CNL Retirement Properties, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

McLean, Virginia
October 14, 2003

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2003 and 2002
(in thousands)
(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
REVENUES
Resident fees	$32,403	$33,780

EXPENSES
Community operating expenses	21,387	22,700
General and administrative	3,784	2,776
Real estate taxes	1,297	1,253
Rent expense, net of guarantor's fundings	5,790	7,033
Provision for doubtful accounts	145	18

	32,403	33,780

INCOME BEFORE INCOME TAXES	-	-
Provision for income taxes	-	-

NET INCOME	$-	$-

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2002
(in thousands)

REVENUES
Resident fees	$67,788

EXPENSES
Community operating expenses	46,502
General and administrative	5,584
Real estate taxes	2,495
Rent expense, net of guarantor's fundings	12,923
Provision for doubtful accounts	284

67,788

INCOME BEFORE INCOME TAXES	-
Provision for income taxes	-

NET INCOME	$-

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED BALANCE SHEETS
June 30, 2003 and December 31, 2002
(in thousands)

	June 30, 2003	December 31, 2002
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$2,324	$522
Restricted cash	523	509
Inventories, at lower of average cost or market	224	231
Accounts receivable, net of an allowance of $402
and $424, respectively	1,330	1,985
Due from Manager	1,312	3,428
Prepaid expenses	6	46

Total current assets	5,719	6,721

Other	223	139

Total assets	$5,942	$6,860

LIABILITIES AND COMMUNITIES’ EQUITY
Current liabilities
Due to Landlord	$2,513	$2,010
Accrued payroll and benefits	1,717	1,893
Accrued real estate taxes	990	736
Accounts payable and other accrued expenses	494	1,865

Total current liabilities	5,714	6,504

Security deposits	228	356

Total liabilities	5,942	6,860
Communities’ equity	-	-

Total liabilities and Communities’ equity	$5,942	$6,860

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2003 and June 30, 2002
(in thousands)
(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
OPERATING ACTIVITIES
Net income	$-	$-
Adjustments to reconcile to cash provided by operations:
Provision for doubtful accounts	145	18
Working capital changes:
Restricted cash	(14)	(76)
Accounts receivable	510	311
Inventories	7	11
Due from Manager	2,116	537
Other assets	(44)	(127)
Accounts payable and accrued expenses	(1,293)	179
Due to Landlord	503	211
Security deposits	(128)	(42)

Net cash provided by operating activities	1,802	1,022

Net cash provided by investing activities	-	-

Net cash provided by financing activities	-	-

INCREASE IN CASH AND CASH EQUIVALENTS	1,802	1,022
CASH AND CASH EQUIVALENTS, beginning of period	522	737

CASH AND CASH EQUIVALENTS, end of period	$2,324	$1,759

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENT OF CASH FLOWS
Year Ended December 31, 2002
(in thousands)

OPERATING ACTIVITIES
Net income	$-
Adjustments to reconcile to cash used in operations:
Provision for doubtful accounts	284
Working capital changes:
Restricted cash	122
Accounts receivable	(1,158)
Inventories	6
Due from manager	(476)
Other assets	(138)
Accounts payable and accrued expenses	146
Due to Landlord	1,069
Security deposits	(70)

Net cash used in operating activities	(215)

Net cash used in investing activities	-

Net cash used in financing activities	-

DECREASE IN CASH AND CASH EQUIVALENTS	(215)
CASH AND CASH EQUIVALENTS, beginning of year	737

CASH AND CASH EQUIVALENTS, end of year	$522

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
NOTES TO COMBINED STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

        The Sunrise Senior Living Services Fourteen Communities (the “Communities”) consists of fourteen assisted living retirement communities. The Communities were developed by Marriott Senior Living Services, Inc. (“MSLS”) between 1997 and 1999 as Brighton Gardens by Marriott facilities. In April 2000, the Communities were sold to a third-party purchaser who then leased the Communities to Senior Care Associates, LLC (the “Tenant”). On January 2, 2003, Marriott International, Inc. (“MI”) purchased 100% of the ownership interests in various limited liability companies that owned the Communities (collectively, the “Landlords”). Prior to March 28, 2003, MSLS was a wholly-owned subsidiary of MI and operated and managed the fourteen Communities. On March 28, 2003, MI sold the stock of MSLS to Sunrise Senior Living, Inc. (“Sunrise”). Upon MI’s sale of stock to Sunrise, Sunrise Senior Living Services, Inc., a wholly-owned subsidiary of Sunrise, assumed operations of the Communities. Additionally, the Brighton Gardens by Marriott brand was changed to a Sunrise brand. On August 29, 2003, the Communities were sold to CNL Retirement Properties, Inc. (“CNL”).

        The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party. The fourteen Communities and their locations are as follows:

Sunrise of Columbia	Columbia, Maryland
Sunrise of Dunwoody	Atlanta, Georgia
Sunrise of Florham Park	Florham Park, New Jersey
Sunrise of Greensboro	Greensboro, North Carolina
Sunrise of Northville	Plymouth, Michigan
Sunrise of Omaha	Omaha, Nebraska
Sunrise of Prairie Village	Prairie Village, Kansas
Sunrise of St. Charles	St. Charles, Illinois
Sunrise of Tampa	Tampa, Florida
Sunrise of Tuckerman Lane	Rockville, Maryland
Sunrise of Washington Township	Dayton, Ohio
Sunrise of Westlake	Westlake, Ohio
Sunrise of West Orange	West Orange, New Jersey
Sunrise of Wheaton	Wheaton, Illinois

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission’s rules and regulations regarding acquired businesses and properties. The Communities are operated under leasing structures, which were treated as operating leases for financial reporting purposes (see Note 3). The combined financial statements reflect the combined operations of the fourteen Communities.

        Prior to March 28, 2003, the Communities utilized MI’s centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI’s general corporate funds. Similarly, operating expenses, including salaries, as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. MI allocated general and administrative expenses to MSLS, which were then allocated to the Communities. Upon MI’s sale of MSLS stock to Sunrise on March 28,2003, Sunrise assumed operations of the Communities. In the opinion of management, the methods for allocating costs were reasonable. Net amounts due from the operators as a result of centralized processing and accounting are recorded as Due from Manager. Management fees incurred were $4,740,000 for the year ended December 31, 2002 and $2,261,000 and $2,330,000 for the six months ended June 30, 2003 and 2002, respectively.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

        The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Communities’ management believes the disclosures made are adequate to make the interim financial information presented not misleading.

        In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of June 30, 2003 and the results of operations and cash flows associated for the six months ended June 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

Revenue Recognition

        Resident fees are generated primarily from monthly charges assisted living units and related senior care services. The revenues are recognized monthly based on the terms of the residents’ agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a “fee for service” basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Comprehensive Income

        There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

        All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

        The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Communities’ Equity

        In accordance with the provisions of certain credit enhancement agreements between MI, the Landlords and the Tenant, MI has guaranteed the Tenant’s obligations under the lease agreements described in Note 3, including the payment of minimum annual rent and other operating expenses. The Communities operated at a breakeven level due to MI funding net operating shortfalls during the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002. There were no contributions or distributions made by the Tenant during any period presented.

3. LEASES

        The Communities are operated under leasing structures, which are treated as operating leases for financial reporting purposes. The leases have initial terms of 25 years and provide for minimum annual rent in an aggregate amount of approximately $19,140,000 throughout the term of the leases. In accordance with provisions of the leases and certain credit enhancement agreements between MI, the Landlords and the Tenant, MI guaranteed the Tenant’s obligations to pay minimum rent due under the leases. During the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002, MI funded approximately $6,217,000, $3,780,000 and $2,537,000, respectively, to the Landlords for payment of minimum annual rent. MI’s fundings have not been reflected in the accompanying combined financial statements as the credit enhancement agreements were terminated on August 29, 2003 as part of MI’s sale of the Communities to CNL and MI’s fundings were not repaid.

4. RESTRICTED CASH

        Included in restricted cash are resident security deposits, which are held in segregated accounts as required by various states, and reserves for the replacement of furniture, fixtures and equipment (“FF&E”), as required by provisions of the lease agreements. As of June 30, 2003 and December 31, 2002, restricted cash amounts related to resident security deposits were approximately $197,000 and $316,000, respectively, and deposits held in an FF&E reserve totaled approximately $326,000 and $193,000, respectively.

5. INCOME TAXES

        The Communities operated at a breakeven level for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002. Additionally, there are no temporary differences. Therefore, no provision or benefit for income taxes has been recorded.

6. COMMITMENTS AND CONTINGENCIES

        The Communities are subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the combined financial position, operations, or liquidity of the Communities.

7. SUBSEQUENT EVENT

        On August 29, 2003, CNL purchased the fourteen Communities from MI and simultaneously amended and restated the existing lease agreements, which were assumed by a new tenant, Solomon Holdings I – The Triangle, LLC. The leases were modified to reflect new economic terms, such as minimum annual rent and required FF&E reserves, for this transaction. In addition, MI was released of its obligation to guarantee minimum annual rent.

As a result of this transaction, the Communities’ aggregate future minimum lease payments due under the leases are as follows (in thousands):

2003	$ 5,555
2004	18,124
2005	19,053
2006	20,447
2007	21,061
Thereafter	484,014

$568,254


ADDENDUM TO
APPENDIX B

PRIOR PERFORMANCE TABLES


THE TABLE III FOR CNL RESTAURANT
PROPERTIES, INC. AND CNL HOSPITALITY
PROPERTIES, INC., AND THE TABLE V IN THIS
ADDENDUM UPDATE AND REPLACE TABLE III FOR CNL
RESTAURANT PROPERTIES, INC. AND CNL HOSPITALITY
PROPERTIES INC., AND TABLE V IN APPENDIX B
TO THE PROSPECTUS, DATED MARCH 26, 2003.

TABLE III
Operating Results of Prior Programs
CNL RESTAURANT PROPERTIES, INC.

	1994 (Note 1)	1995 (Note 23)	1996 (Note 23)	1997 (Notes 2 and 23)
Continuing Operations:
Gross revenue (Note 24)	$—	$539,776	$4,363,456	$15,516,102
Equity in earnings of unconsolidated joint
venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18,
21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14,
17 and 23)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating expenses (Note 23)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Loss on investment in securities	—	—	—	—
Provision for loss on mortgage notes
held for sale	—	—	—	—
Provision for loss on mortgage,
equipment and other notes
receivables	—	—	—	—
Interest expense (Note 23)	—	—	—	—
Cost of real estate sold (Notes 23
and 24)	—	—	—	—
Depreciation and amortization
(Note 23)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow
hedge accounting	—	—	—	—
Advisor acquisition expense
(Note 16)	—	—	—	—
Minority interest in (income)/loss of
consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations,
net (Note 23)	—	—	—	—
Gain on disposal of discontinued operations,
net (Note 23)	—	—	—	—
Cumulative effect of accounting change	—	—	—	—

Net income (loss) – GAAP basis	—	368,779	4,745,962	15,564,456

Taxable income
-from operations (Note 8)	—	379,935	4,894,262	15,727,311

-from gain (loss) on sale (Notes 7, 15, 18
and 21)	—	—	—	(41,115)

Cash generated from (used in) operations
(Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18
and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—

Cash generated from (used in) operations, sales
and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
-from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
-from sale of properties	—	—	—	—
-from cash flow from prior period	—	—	—	—
-from return of capital (Note 10)	—	(136,827)	—	—

Cash generated (deficiency) after cash
distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate
and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund
Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock
(Note 13)	—	—	—	—
Contributions from minority interest of
consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs
(Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on
operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases
(Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)

        Past performance is not necessarily indicative of future performance.

1998 (Notes 3 and 23)	1999 (Notes 3 and 23)	2000 (Notes 3 and 23)	2001 (Notes 3 and 23)	2002 (Notes 3 and 23)
$29,560,219	$55,511,625	$86,558,213	$107,560,301	$99,358,298
16,018	97,307	97,559	1,106,775	921,453
--	(1,851,838)	(721,230)	(1,136,997)	(347,179)
(269,149)	(6,198,447)	(2,214,159)	(16,900,116)	(8,639,377)
--	--	--	105,645,379	189,425,562
8,984,546	13,335,146	29,794,446	48,699,202	40,882,800
(3,493,160)	(12,047,844)	(28,550,472)	(33,479,222)	(37,889,123)
--	(6,798,803)	(10,315,116)	--	--
--	--	(5,347,659)	(121,675)	--
--	--	(6,854,932)	(5,070,213)	(5,368,261)
--	--	(1,804,000)	(28,199,674)	(3,098,660)
--	(8,346,585)	(46,944,260)	(68,371,033)	(58,780,246)
--	--	--	(97,586,970)	(175,184,763)
(3,658,617)	(9,554,319)	(16,401,286)	(18,213,287)	(13,732,875)
--	--	--	(8,060,600)	--
--	(76,333,516)	--	--	--
(30,156)	(41,678)	1,023,730	(242,030)	(1,133,798)
1,042,707	2,391,618	4,606,330	(6,240,436)	(1,892,409)
--	--	--	--	11,068,271
--	--	--	(3,840,902)	--

32,152,408	(49,837,334)	2,927,163	(24,451,498)	35,589,693

33,553,390	58,152,473	28,881,542	22,681,442	3,205,385

(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)

39,116,275	307,261,214	(155,961,649)	48,203,362	111,493,558
2,385,941	5,302,433	12,833,063	11,207,122	67,043,108
--	--	--	--	--

41,502,216	312,563,647	(143,128,586)	59,410,484	178,536,666
(39,116,275)	(60,078,825)	--	(48,203,362)	(67,990,684)
--	--	--	--	--
(265,053)	--	(66,329,582)	(18,263,335)	--
(67,821)	--	--	--	--

2,053,067	252,484,822	(209,458,168)	(7,056,213)	110,545,982
385,523,966	210,736	--	3,691,600	9,750,000
--	--	--	--	--
(639,528)	(50,891)	--	--	(4,709)
--	740,621	39,922	--	--
(34,073)	(66,763)	(146,601)	(234,002)	(242,788)
(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)
(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)
(47,115,435)	(63,663,720)	(15,368,629)	--	--

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

	1994 (Note 1)	1995	1996	1997 (Note 2)
Proceeds from sales of equipment direct
financing leases	—	—	—	962,274
Proceeds from sale of consolidated
partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate
(Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and
other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and
other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in)
certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit
facility, note payable and subordinated
note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note
payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization,
acquisition, and deferred offering and
stock issuance costs paid on behalf of
CNL Restaurant Properties, Inc.
by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and
other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage
warehouse facilities	—	—	—	—
Payments on mortgage warehouse
facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001

Cash generated (deficiency) after cash
distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER
$1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67

- from recapture	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6

Total distributions on GAAP basis (Note 11):	—	33	67	72

Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—

Total distributions on cash basis (Note 11)	—	33	67	72

Total cash distributions as a percentage of
original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per
$1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining
invested in program properties at the end
of each year (period) presented (original
total acquisition cost of properties
retained, divided by original total
acquisition cost of all properties in
program)(Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

1998 (Notes 3 and 23)	1999 (Notes 3 and 23)	2000 (Notes 3 and 23)	2001 (Notes 3 and 23)	2002 (Notes 3 and 23)
--	2,252,766	1,848,664	1,451,456	41,500
--	--	1,187,238	--	--
--	--	7,720,997	982,050	--
--	--	--	8,708,400	11,750,000
(974,696)	(187,452)	--	(10,000)	(664,867)
--	--	(1,875,838)	(9,055,564)	6,357,321
(16,083,055)	--	(2,831,779)	--	--
(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)
1,555,623	3,894,067	8,334,231	9,325,173	14,967,959
--	2,000,000	--	--	--
--	--	280,906,000	177,222,667	--
--	--	(2,422,469)	(10,065,808)	(16,557,295)
7,692,040	439,941,245	397,538,000	63,948,887	249,333,516
(8,039)	(61,580,289)	(586,425,008)	(159,590,370)	(90,858,385)
(4,574,925)	(1,492,310)	--	--	--
(6,281,069)	(1,862,036)	(377,755)	--	--
--	27,101,067	301,227,438	325,264,212	189,901,470
--	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)
--	(5,947,397)	(20,891,532)	(9,633,523)	(22,557)
(95,101)	--	--	--	--

75,613,060	(77,188,245)	(22,239,426)	(2,913,872)	(5,327,309)

63	73	30	15	(9)

--	--	--	--	--

--	--	--	--	--

60	--	3	--	40
--	--	--	--	--
--	--	--	--	--
14	76	73	76	36

74	76	76	76	76

--	--	--	--	--
--	--	--	--	--
73	76	--	55	76
1	--	76	21	--
--	--	--	--	--

74	76	76	76	76

7.625%	7.625%	7.625%	7.625%	7.625%

246	322	398	474	550
100%	100%	100%	100%	100%
Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:	Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:	In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:	For the years ended December 31, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:	During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:	In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:	During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:	During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:	During the year ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and $8,639,377, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and/or ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001 and 2002, respectively, and the estimated net realizable value for these properties.

Note 18:	During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20:	An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001 and 2002 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002 and 2003, respectively.

Note 21:	During the year ended December 31, 2001 and 2002, the Restaurant Properties REIT sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and $67,043,108, which resulted in total aggregate losses of $1,136,997 and $347,179 for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:	During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances.

Note 23:	Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24:	Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Past performance is not necessarily indicative of future performance.

TABLE III
Operating Results of Prior Programs
CNL HOSPITALITY PROPERTIES, INC.

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)
Gross revenue	$—	$—	$1,316,599	$4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004
Less: Operating expenses	—	(22,386)	(257,646)	(802,755)
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated
subsidiary after deduction of
preferred stock dividends (Note 10)	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)

Net income - GAAP basis	—	22,852	958,939	7,515,988

Taxable income
-from operations (Note 6)	—	46,071	609,304	7,613,284

-from gain (loss) on sale	—	—	—	—

Cash generated from operations (Notes
3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
-from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
-from sale of properties	—	—	—	—
-from cash flow from prior period	—	—	—	—
-from return of capital (Note 8)	—	(7,307)	—	—

Cash generated (deficiency) after cash
distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real
estate and refinancing):
Subscriptions received from
stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL
Hospitality Corp. (formerly CNL
Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other
notes payable	—	—	—	—
Contribution from minority interest	—	—	—	7,150,000
Distributions to holders of minority
interest	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(26,472,318)
Acquisition of land, buildings and
equipment	—	—	(28,752,549)	(85,089,887)
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL
Hotel Investors, Inc.	—	—	—	—
Redemption of (investment in) certificate of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Decrease (increase) in intangibles and
other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—

Cash generated (deficiency) after cash
distributions and special items	2,084	8,867,754	4,359,085	88,743,518

TAX AND DISTRIBUTION DATA PER
$1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
-from operations (Note 6)	—	7	25	48

-from recapture	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

2000 (Note 2)	2001 (Note 2)	2002 (Note 2)
$26,681,838	$67,968,306	$142,581,972
2,780,063	--	--
6,637,318	3,494,238	13,826,308
(3,311,988)	(9,491,248)	(77,963,736)
(2,383,449)	(14,653,011)	(18,330,110)
(7,830,456)	(19,748,697)	(27,875,955)
(386,627)	(7,092,674)	(16,164,591)
(1,516,237)	(1,148,538)	(263,647)

20,670,462	19,328,376	15,810,241

14,507,032	16,938,386	24,804,256

--	--	--

43,650,561	52,937,964	70,340,253
(28,082,275)	(48,409,660)	(74,217,458)
--	--	--
--	--	--
--	--	--

15,568,286	4,528,304	(3,877,205)
203,684,044	286,068,626	489,110,645
--	--	--
102,081,950	37,989,731	40,070,000
--	--	--
(10,217,828)	(2,896,299)	(413,664)
(24,808,156)	(34,723,430)	(51,639,836)
(310,711,912)	(117,233,515)	(307,447,324)
(10,174,209)	(129,032,824)	(95,025,712)
--	--	(10,300,407)
(17,872,573)	(32,884,119)	--
5,000,000	--	--
(2,988,082)	(5,229,734)	(10,328,235)
--	7,500,000	16,578,832
--	(1,171,444)	(1,748,331)
--	--	(26,606,636)
(1,342,713)	(2,953,874)	(2,169,338)
2,510,090	(11,610,690)	(29,643,305)
(2,503,484)	(2,312,634)	(2,391,110)
--	(1,410,900)	--
--	--	--

(51,774,587)	(5,372,802)	4,168,374

38	26	25

--	--	--

--	--	--

Past performance is not necessarily indicative of future performance.

TABLE III — CNL HOSPITALITY PROPERTIES, INC. (continued)

	1996 (Note 1)	1997 (Note 1)		1998		1999 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
-from investment income	--	3		40		47
-from capital gain	--	--		--		--
-from investment income from
prior period	--	--		--		--
-from return of capital (Note 8)	--	1		9		21

Total distributions on GAAP basis
(Note 9)	--	4		49		68

Source (on cash basis)
-from sales	--	--		--		--
-from refinancing	--	--		--		--
-from operations	--	3		49		68
-from cash flow from prior period	--	--		--		--
-from return of capital (Note 8)	--	1		--		--

Total distributions on cash basis (Note 9)	--	4		49		68

Total cash distributions as a percentage
of original $1,000 investment (Notes
5 and 11)	N/A	3.0	0%	4.6	7%	7.1	9%
Total cumulative cash distributions per
$1,000 investment from inception	N/A	4		53		121
Amount (in percentage terms) remaining
invested in program properties at the
end of each year (period) presented
(original total acquisition cost of
properties retained, divided by original
total acquisition cost of all properties
in program)	N/A	N/A		100%		100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the “Hospitality Properties REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, as applicable.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Past performance is not necessarily indicative of future performance.

2000 (Note 2)	2001 (Note 2)	2002 (Note 2)
53	30	16
--	--	--
--	--	--
20	45	60

73	75	76

--	--	--
--	--	--
73	75	76
--	--	--
--	--	--

73	75	76

7.38%	7.688%	7.75%
194	269	345
100%	100%	100%

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	For the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:	In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage    money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time    taken         from
          Property               Acquired       Sale      received net    of sale    back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001
   Wendy's -
     Mesquite, TX (2)             09/29/86     02/20/02      1,064,259      --          --         --         1,064,259
   Burger King -
     Orlando, FL (30)             11/12/86     06/18/02        613,553      --          --         --           613,553

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        548,874      --          --         --           548,874
   Burger King -
     San Antonio, TX (2)          05/15/87     06/26/02        747,510      --          --         --           747,510
   Denny's -
     Casper, WY (2) (38)          09/15/87     08/09/02        346,252      --          --         --           346,252
   Denny's -
     Rock Springs, WY (2)         09/18/87     08/09/02        204,659      --          --         --           204,659
   Golden Corral -
     Tomball, TX                  05/13/87     10/10/02        458,175      --          --         --           458,175
   Golden Corral -
     Pineville, LA                06/18/97     12/18/02        262,425      --          --         --           262,425

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2) (3)       11/20/87     11/29/01        586,132      --          --         --           586,132
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        810,550      --          --         --           810,550
   Po' Folks -
     Titusville, FL (28)          10/30/87     01/09/02        121,558      --          --         --           121,558
   Burger King -
     Montgomery, AL (2)(36)       01/28/99     05/17/02         78,294      --       320,000       --           398,294
   Golden Corral -
     Altus, OK (2)                10/14/87     09/27/02        307,785      --          --         --           307,785
   Red Oak Steakhouse -
     Canton Township, MI(2)(37)   08/18/88     09/30/02        106,315      --       640,000       --           746,315

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                          Including Closing and
                                               Soft Costs
                                  --------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                 of property
                                  Original       cost,                     operating
                                  mortgage      capital                      cash
                                  financing   improvements               receipts over
          Property                   (7)      closing and      Total         cash
                                               soft costs                expenditures
                                                  (1)                        (19)
==============================    =========== ============= ============ ==============

CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)          --         518,409        518,409      909,409
   Golden Corral -
     Salisbury, MD (2) (11)          --         741,900        741,900    1,326,574
   Wendy's -
     Mesquite, TX (2)                --         848,000        848,000    1,351,586
   Burger King -
     Orlando, FL (30)                --         487,500        487,500      911,938

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)            --         441,000        441,000      715,685
   Popeye's -
     Sanford, FL (2)                 --         560,000        560,000      850,322
   Popeye's -
     Altamonte Springs, FL (2)       --         426,568        426,568      684,445
   Popeye's -
     Apopka, FL (2)                  --         545,561        545,561      794,039
   IHOP -
     Peoria, AZ (20)                 --         764,975        764,975      125,468
   KFC -
     Bay City, TX (2)                --         446,827        446,827      767,761
   Burger King -
     San Antonio, TX (2)             --         703,500        703,500    1,251,201
   Denny's -
     Casper, WY (2) (38)             --         566,700        566,700      872,849
   Denny's -
     Rock Springs, WY (2)            --         667,900        667,900      928,587
   Golden Corral -
     Tomball, TX                     --         807,583        807,583    1,434,457
   Golden Corral -
     Pineville, LA                   --         645,400        645,400    1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                  --         606,409        606,409      616,913
   Golden Corral -
     Washington, IL (2) (3)          --         690,500        690,500    1,083,951
   Golden Corral -
     Schereville, IN (2) (23)        --         694,100        694,100    1,053,524
   Po' Folks -
     Titusville, FL (28)             --         714,117        714,117      166,684
   Burger King -
     Montgomery, AL (2)(36)          --         941,358        941,358      261,836
   Golden Corral -
     Altus, OK (2)                   --         557,900        557,900      920,131
   Red Oak Steakhouse -
     Canton Township, MI(2)(37)      --         924,921        924,921    1,309,270

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        390,000      --          --         --           390,000
   Bellissimos Family Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        289,894      --          --         --           289,894
   Po' Folks -
     Titusville, FL (28)          10/30/87     01/09/02         44,052      --          --         --            44,052

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386
   Denny's -
     Huron, OH (2) (6)            05/19/89     01/15/02        260,956      --          --         --           260,956
   Market Street Buffet and
     Bakery -
     West Lebanon, NH (2)         07/10/89     01/17/02        654,530      --          --         --           654,530
  Taco Bell -
     Bountiful, UT (2)            08/17/89     01/28/02      1,039,998      --          --         --         1,039,998
  Burger King -
     Lawrenceville, GA (2)        06/27/89     06/20/02        847,000      --          --         --           847,000

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA (4)              02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800
   KFC -
     Caro, MI (35)                04/02/90     11/15/02        396,840      --          --         --           396,840

      Past performance is not necessarily indicative of future performance.

                                          Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)               --         614,500        614,500    1,038,530
   Shoney's -
     Temple Terrace, FL (2)        --       1,155,705      1,155,705    1,496,453
   Shoney's -
     Punta Gorda, FL (2)           --         947,500        947,500    1,271,574
   Big Boy -
     Topeka, KS (2)                --         708,800        708,800      878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)        --         622,310        622,310      331,788
   Bellissimos Family Restauran
     Palm Bay, FL                  --       1,070,822      1,070,822    1,250,729
   Po' Folks -
     Titusville, FL (28)           --         258,795        258,795       60,406

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                   --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)             --         547,600       547,600      589,375
   Denny's -
     Huron, OH (2) (6)             --         448,100       448,100      764,529
   Market Street Buffet and
     Bakery -
     West Lebanon, NH (2)           --      1,159,990     1,159,990      (29,353)
  Taco Bell -
     Bountiful, UT (2)              --        614,249       614,249    1,053,833
  Burger King -
     Lawrenceville, GA (2)          --        797,778       797,778    1,290,366

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL               --        406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL                --        488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL               --        423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL               --        383,089       383,089      454,566
   Captain D's -
     Chester, PA (4)                --        550,000       550,000      786,617
   IHOP -
     Dublin, CA (14)                --      1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)            --      1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                   --        765,500       765,500    1,058,493
   KFC -
     Caro, MI (35)                   --       348,855       348,855      651,265

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage    money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time     taken        from
          Property               Acquired       Sale      received net    of sale    back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   KFC -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91      11/27/01       213,482      --       103,581       --           317,063
   Church's
     Gainesville, FL              01/16/91      11/29/01       182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90      12/21/01       698,050      --          --         --           698,050
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       218,833      --          --         --           218,833
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       130,073      --          --         --           130,073
   Jack in the Box -
     Mansfield, TX (34)           03/20/97      08/23/02       799,084      --          --         --           799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01       236,740      --          --         --           236,740
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000
   Burger King -
     Baseball City, FL            06/18/91      05/02/02     1,184,559      --          --         --         1,184,559
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       447,392      --          --         --           447,392
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       265,926      --          --         --           265,926
   Bakers Square -
     Libertyville, IL (33)        08/31/00      09/05/02     1,076,041      --          --         --         1,076,041

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                               Soft Costs
                                  --------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                 of property
                                  Original       cost,                     operating
                                  mortgage      capital                      cash
                                  financing   improvements               receipts over
          Property                   (7)      closing and      Total         cash
                                               soft costs                expenditures
                                                  (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                     --         961,582       961,582        984,472
   Popeye's -
     Lake City, FL                  --         485,455       485,455        641,608
   Popeye's -
     Jacksonville, FL               --         376,323       376,323        452,824
   Popeye's -
     Jacksonville, FL               --         384,936       384,936        515,888
   Popeye's -
     Brunswick, GA                  --         468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL               --         340,429       340,429        407,175
   KFC -
     Friendswood, TX                --         485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)        --          318,188       318,188        396,488
   Church's
     Gainesville, FL               --          183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL               --        1,100,000     1,100,000      1,324,170
   Burger King -
     Columbus, OH (31)             --          167,259       167,259        190,438
   Burger King -
     Pontiac, MI (31)              --          211,050       211,050        238,235
   Jack in the Box -
     Mansfield, TX (34)            --          617,155       617,155        351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL             --          924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL               --          816,355       816,355        961,418
   Shoney's -
     Sun City, FL                  --        1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL              --          352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH(12)    --          236,740       236,740        127,155
   Quincy's -
     Statesville, NC               --          893,422       893,422        997,232
   Burger King -
     Baseball City, FL             --          873,857       873,857      1,096,005
   Burger King -
     Columbus, OH (31)             --          341,952       341,952        389,340
   Burger King -
     Pontiac, MI (31)              --          431,480       431,480        487,058
   Bakers Square -
     Libertyville, IL (33)         --          960,000       960,000        187,961

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143
   Hardee's -
     Greenville, SC               10/21/91      05/03/02       976,798      --          --         --           976,798
   Burger King -
     Greensboro, NC (29)          03/30/92      05/16/02       571,744      --          --         --           571,744
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       549,515      --          --         --           549,515
   Burger King -
     Ashland, NH (32)             06/29/92      06/03/02       402,545      --          --         --           402,545
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       326,626      --          --         --           326,626
   Shoney's -
     Huntsville, AL               10/04/91      08/20/02       951,528      --          --         --           951,528
   Bakers Square -
     Libertyville, IL             08/31/00      09/05/02       554,324      --          --         --           554,324
   Hardee's -
     Farragut, TN                 10/09/91      12/18/02       886,300      --          --         --           886,300

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840
   Jack in the Box -
     San Marcos, TX               03/03/99      04/23/02     1,161,055      --          --         --         1,161,055
   Burger King -
     Greensboro, NC (29)          03/30/92      05/16/02       571,744      --          --         --           571,744
   Burger King -
      Ashland, NH (32)            06/29/92      06/03/02       154,802      --          --         --           154,802
   Perkins -
      Ft. Pierce, FL              02/04/92      12/20/02       329,175      --          --         --           329,175

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

      Past performance is not necessarily indicative of future performance.

                                         Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY             --          981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)             --          553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)              --          642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)               --          388,720       388,720         58,398
   Shoney's -
     Bedford, IN                   --          754,028       754,028        991,085
   Shell's Seafood Restaurant -
     Copley Township, OH           --          870,713       870,713        692,662
   Hardee's -
     Greenville, SC                --          760,405       760,405        957,261
   Burger King -
     Greensboro, NC (29)           --          460,989       460,989        479,360
   Burger King -
     Columbus, OH (31)             --          420,008       420,008        478,210
   Burger King -
     Ashland, NH (32)              --          325,018       325,018        322,154
   Burger King -
     Pontiac, MI (31)              --          529,969       529,969        598,234
   Shoney's -
     Huntsville, AL                --          763,901       763,901      1,050,434
   Bakers Square -
     Libertyville, IL              --          494,545       494,545         96,829
   Hardee's -
     Farragut, TN                  --          707,025       707,025        940,825

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                 --        1,111,111     1,111,111        706,575
   IHOP -
     Peoria, AZ (20)               --          828,723       828,723        135,923
   Jack in the Box -
     San Marcos, TX                --        1,020,829     1,020,829        288,292
   Burger King -
     Greensboro, NC (29)           --          460,989       460,989        479,360
   Burger King -
      Ashland, NH (32)             --          124,989       124,989        123,887
   Perkins -
      Ft. Pierce, FL               --        1,002,337     1,002,337        623,996

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)           --          321,434       321,434         57,468
   Quincy's -
     Sebring, FL                   --        1,054,550     1,054,550      1,111,338

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XI, Ltd. (Continued):
   Burger King -
     Columbus, OH                09/01/92      06/03/02       901,125      --          --         --           901,125
   Burger King -
      Ashland, NH (32)           06/29/92      06/03/02       915,559      --          --         --           915,559
   Burger King -
      East Detroit, MI           06/29/92      06/20/02       833,247      --          --         --           833,247

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN               12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL               03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH (12) 05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
   Jack in the Box -
     Rialto, CA                  01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL            08/09/93      10/02/01     1,090,297      --          --         --         1,090,297
   Jack in the Box -
     Arlington, TX               01/15/93      04/23/02     1,248,205      --          --         --         1,248,205
   Burger King -
     Valdosta, GA                08/24/93      08/30/02       623,661      --          --         --           623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC              07/30/93      04/09/01       947,000      --          --         --           947,000
   Burger King -
     Dayton, OH                  07/30/93      06/03/02     1,049,863      --          --         --         1,049,863
   Lion's Choice -
     Overland Park, KS (5)       12/16/93      08/12/02     1,242,050      --          --         --         1,242,050

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Razzleberries -
     Las Vegas, NV                07/08/94      02/01/02     1,143,753      --          --         --         1,143,753
   Long John Silver's -
     Laurens, SC                  03/25/94      08/05/02       155,249      --          --         --           155,249
   Golden Corral -
     Greeley, CO                  12/13/94      09/25/02     1,306,595      --          --         --         1,306,595
   Checker's -
     Merriam, KS                  03/31/94      11/07/02       323,175      --          --         --           323,175

      Past performance is not necessarily indicative of future performance.
                                          Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund XI, Ltd. (Continued):
   Burger King -
     Columbus, OH                   --          714,413       714,413        798,711
   Burger King -
     Ashland, NH (32)               --          739,228       739,228        732,715
   Burger King -
     East Detroit, MI               --          761,501       761,501        779,593

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                  --          622,863       622,863        530,741
   Shoney's -
     Bradenton, FL                  --       1,000,000      1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH (12)    --       1,663,260      1,663,260        893,350
   Jack in the Box -
     Rialto, CA                     --       1,033,072      1,033,072        936,833
   Johnnies -
     Winter Haven, FL               --       1,172,608      1,172,608      1,117,762
   Jack in the Box -
     Arlington, TX                  --         966,466        966,466        937,794
   Burger King -
     Valdosta, GA                   --         510,432        510,432        648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                 --         968,134        968,134        755,601
   Burger King -
     Dayton, OH                     --         905,717        905,717      1,032,534
   Lion's Choice -
     Overland Park, KS (5)          --       1,029,449      1,029,449        964,561

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                   --       1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                 --         501,276        501,276        255,146
   Razzleberries -
     Las Vegas, NV                  --       1,006,514      1,006,514        631,310
   Long John Silver's -
      Laurens, SC                   --         448,796        448,796        257,444
   Golden Corral -
      Greeley, CO                   --       1,184,810      1,184,810      1,015,365
   Checker's -
      Merriam, KS                   --         284,609        284,609        269,328

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Jack in the Box -
     Altadena, CA                 07/29/94      10/04/01       937,250      --          --         --           937,250
   Jack in the Box -
     Redlands, CA                 07/29/94      02/15/02     1,300,882      --          --         --         1,300,882
   Long John Silver's -
     Medina, OH                   10/05/94      09/30/02       395,205      --          --         --           395,205
   Checker's -
     Stratford, NJ                05/27/94      12/27/02       350,802      --          --         --           350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045
   Boston Market -
     St. Cloud, MN                09/15/95      11/28/01       647,365      --          --         --           647,365
   Big Boy -
     Las Vegas, NV                05/31/95      12/11/01     1,059,264      --          --         --         1,059,264
   Denny's -
     Mesquite, TX                 08/31/95      03/28/02       448,675      --          --         --           448,675
   Jack in the Box -
     Rancho Cordova, CA           10/31/94      06/04/02     1,325,054      --          --         --         1,325,054
   Denny's -
     Bucyrus, OH (26)             06/08/95      08/07/02       144,915      --          --         --           144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648
   Mr. Fable's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300
   Boston Market -
     Inglewood, CA                07/24/96      09/06/01       298,300      --          --         --           298,300
   Jack in the Box -
     El Dorado, CA                09/26/96      09/25/01     1,510,463      --          --         --         1,510,463
   Denny's -
     Mesquite, NV                 04/25/96      03/29/02       771,800      --          --         --           771,800

     Past performance is not necessarily indicative of future performance.

                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
==============================  ========== ============= ============ ==============

CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                --         646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)               --         946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA           --         939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)               --         501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                 --         709,812        709,812        528,007
   Jack in the Box -
     Redlands, CA                 --         973,020        973,020        758,150
   Long John Silver's -
     Medina, OH                   --         812,056        812,056        285,620
   Checker's -
     Stratford, NJ                --         287,391        287,391        271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN         --         939,972        939,972        226,734
   Denny's -
     Marana, AZ                   --         719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                --       1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                --       1,160,553      1,160,553        476,249
   Denny's -
     Mesquite, TX                 --          987,353       987,353        480,530
   Jack in the Box -
     Rancho Cordova, CA           --          900,290       900,290        705,521
   Denny's -
     Bucyrus, OH (26)             --          540,000       540,000        385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA            --          563,148       563,148        257,018
   Boston Market -
     Long Beach, CA               --          832,280       832,280        156,091
   Boston Market -
     Houston, TX                  --          812,696       812,696        323,963
   Mr. Fable's -
     Kentwood, MI                 --          855,609       855,609        272,268
   Boston Market -
     Inglewood, CA                --          857,488       857,488        196,478
   Jack in the Box -
     El Dorado, CA                --        1,097,220     1,097,220        581,924
   Denny's -
     Mesquite, NV                 --        1,186,460     1,186,460        494,461

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XVII, Ltd. (Continued):
   Wendy's -
     Knoxville, TN                07/30/96      05/31/02     1,045,425      --          --         --         1,045,425
   Bakers Square -
     Wilmette, IL                 01/31/00      06/27/02     1,682,371      --          --         --         1,682,371
   Jack in the Box -
     Mansfield, TX (34)           03/20/97      08/23/02       212,415      --          --         --           212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550
   Jack in the Box -
     Henderson, NV                06/30/97      07/12/01     1,278,046      --          --         --         1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97      12/28/01     1,664,829      --          --         --         1,664,829
   On the Border -
     San Antonio, TX              09/02/97      05/08/02       470,304      --          --         --           470,304
   Boston Market -
      San Antonio, TX             08/18/97      05/29/02       481,325      --          --         --           481,325
   Boston Market -
      Raleigh, NC (27)            01/23/97      08/07/02       714,050      --          --         --           714,050

CNL Restaurant Properties, Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550

     Past performance is not necessarily indicative of future performance.

                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
==============================  ========== ============= ============ ==============

CNL Income Fund XVII, Ltd.
   (Continued):
   Wendy's -
     Knoxville, TN                 --         783,748       783,748        484,686
   Bakers Square -
     Wilmette, IL                  --       1,627,273     1,627,273        380,572
   Jack in the Box -
     Mansfield, TX (34)            --         164,054       164,054         93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                  --       1,140,100     1,140,100        302,665
   Jack in the Box -
     Henderson, NV                 --       1,067,175     1,067,175        494,105
   IHOP -
     Santa Rosa, CA                --       1,286,364     1,286,364        598,179
   On the Border -
     San Antonio, TX               --       1,225,163     1,225,163        190,705
   Boston Market -
      San Antonio, TX              --         857,595       857,595          9,631
   Boston Market -
      Raleigh, NC (27)             --       1,225,686     1,225,686        511,581

CNL American Properties Fund, Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)          --      2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA               --      1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                    --      1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX               --        757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                 --        925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                 --      1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                    --        927,273        927,273        245,426
   Big Boy -
     Jefferson City, MO            --       1,113,383     1,113,383         68,389
   Big Boy -
     Alton, IL                     --       1,012,254     1,012,254         41,032
   Boston Market -
     Liberty, MO                   --         765,530       765,530         84,802
   Mr. Fables -
     Grand Rapids, MI              --         816,264       816,264        270,873
   Pizza Hut -
     Dover, OH                     --         233,896       233,896         86,601
   Big Boy -
     St. Joseph, MO                --         885,883       885,883         35,138

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                         Purchase
                                                                              Mortgage   money      Adjustments
                                                                               balance   mortgage    resulting
                                        Date        Date of        Cash        at time   taken         from
          Property                    Acquired       Sale      received net    of sale   back by    application     Total
                                                                of closing                program     of GAAP
                                                                   costs
==============================     ============= ============ ============== ========== ========== ============ =============

CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                    08/19/97     12/14/00       668,753      --           --        --           668,753
   Boston Market -
     Stafford, TX                     07/02/97     12/15/00       881,674      --           --        --           881,674
   Big Boy -
     Guadalupe, AZ                    04/16/97     03/23/01       883,685      --           --        --           883,685
   Tumbleweed's -
     Nashville, TN                    08/01/97     04/20/01       525,050      --           --        --           525,050
   Boston Market -
     Vacaville, CA                    05/06/97     05/08/01     1,064,430      --           --        --         1,064,430
   Big Boy -
     Independence, MO                 01/19/99     05/22/01       524,513      --           --        --           524,513
   Big Boy -
     Belleville, IL (9)               02/26/99     06/13/01       375,000      --           --        --           375,000
   Tumbleweeds -
     Clarksville, TN                  02/10/98     06/15/01       803,050      --           --        --           803,050
   Big Boy -
     Grandview, MO                    02/26/99     06/29/01       516,235      --           --        --           516,235
   Pizza Hut -
     Toledo, OH                       12/05/96     06/29/01       148,528      --           --        --           148,528
   Shoney's -
     Indian Harbor Beach, FL          01/24/97     08/13/01       457,016      --           --        --           457,016
   Black-eyed Pea -
     Wichita, KS                      10/01/97     08/15/01       300,000      --           --        --           300,000
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Hermitage, TN                    02/10/98     09/24/01       871,496      --           --        --           871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Cookeville, TN                   08/01/97     09/26/01       844,905      --           --        --           844,905
   Big Boy -
     Granite City, IL                 01/19/99     09/28/01       595,148      --           --        --           595,148
   Big Boy -
     Taylor, MI                       08/19/99     10/16/01       887,731      --           --        --           887,731
   Boston Market -
     Cedar Park, TX                   04/02/97     10/31/01       875,000      --           --        --           875,000
   Shoney's -
     Phoenix, AZ                      03/24/98     11/26/01       399,285      --           --        --           399,285
   Burger King -
     Atlanta, GA                      06/09/98     12/21/01       418,050      --           --        --           418,050
   Barbwires Steakhouse -
     Lawrence, KS                     08/01/97     12/28/01       718,000      --           --        --           718,000
   Boston Market -
     Jessup, MD                       05/06/97     02/19/02       324,343      --           --        --           324,343
   Black-eyed Pea -
     Herndon, VA                      07/14/98     02/22/02       815,875      --           --        --           815,875
   TGI Friday's -
     El Paso, TX                      08/14/98     03/19/02     1,594,729      --           --        --         1,549,729

      Past performance is not necessarily indicative of future performance.

                                       Cost of Properties
                                      Including Closing and
                                            Soft Costs
                                   ---------------------------------
                                                                             Excess
                                                  Total                   (deficiency)
                                               acquisition                 of property
                                    Original      cost,                     operating
                                    mortgage     capital                      cash
                                    financing  improvements               receipts over
          Property                     (7)     closing and      Total         cash
                                                soft costs                expenditures
                                                   (1)                        (19)
==============================      ========== ============= ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                   --       1,378,051     1,378,051        472,895
   Boston Market -
     Stafford, TX                    --       1,077,979     1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                   --       1,706,768     1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                   --       1,308,411     1,308,411        362,588
   Boston Market -
     Vacaville, CA                   --       1,437,474     1,437,474        358,396
   Big Boy -
     Independence, MO                --       1,253,699     1,253,699         65,156
   Big Boy -
     Belleville, IL (9)              --         761,074       761,074        (17,597)
   Tumbleweeds -
     Clarksville, TN                 --       1,440,247     1,440,247        229,692
   Big Boy -
     Grandview, MO                   --         962,290       962,290         36,150
   Pizza Hut -
     Toledo, OH                      --         328,381       328,381        (21,742)
   Shoney's -
     Indian Harbor Beach, FL         --         693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                     --         660,748       660,748        305,701
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Hermitage, TN                   --       1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Cookeville, TN                  --       1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                --       1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                      --       1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                  --         827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                     --         482,368       482,368        (91,021)
   Burger King -
     Atlanta, GA                     --         926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                    --       1,448,598     1,448,598        179,747
   Boston Market -
     Jessup, MD                      --       1,243,060     1,243,060        107,266
   Black-eyed Pea -
     Herndon, VA                     --       1,279,118     1,279,118        354,530
   TGI Friday's -
     El Paso, TX                     --       1,602,944     1,602,944        577,055

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                    08/20/97     04/19/02       981,540      --           --        --           981,540
   Big Boy -
     Overland Park, KS                02/26/99     04/26/02       577,580      --           --        --           577,580
   Burger King -
     Tappahannock, VA                 03/16/99     05/16/02     1,089,779      --           --        --         1,089,779
   Burger King -
     Prattville, AL                   01/28/99     05/17/02       497,867      --           --        --           497,867
   Burger King -
     Tuskegee, AL                     01/28/99     05/17/02       397,867      --           --        --           397,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       797,867      --           --        --           797,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       397,867      --           --        --           397,867
   Black-eyed Pea -
     McKinney, TX                     12/30/98     05/31/02     1,149,064      --           --        --         1,149,064
   Black-eyed Pea -
     Forestville, MD                  10/01/97     06/01/02            --      --           --        --                --
   Burger King -
     Coon Rapids, MN                  03/16/99     06/03/02     1,078,973      --           --        --         1,078,973
   Burger King -
     Rochester, NH                    03/16/99     06/03/02     1,193,284      --           --        --         1,193,284
   Burger King -
     Columbus, OH                     03/16/99     06/03/02       950,938      --           --        --           950,938
   Burger King -
     Asheboro, NC                     03/16/99     06/03/02     1,513,213      --           --        --         1,513,213
   Hardee's -
     Gulf Shores, AL                  03/16/99     06/13/02       904,861      --           --        --           904,861
   Steak & Ale -
     Palm Harbor, FL                  06/16/98     06/14/02     1,241,943      --           --        --         1,241,943
   Burger King -
     Lancaster, OH                    03/16/99     06/14/02     1,321,822      --           --        --         1,321,822
   Burger King -
     John's Island, SC                03/16/99     06/14/02     1,289,282      --           --        --         1,289,282
   IHOP -
     Elk Grove, CA                    08/20/97     06/17/02     2,085,346      --           --        --         2,085,346
   Hardee's -
     Tusculum, TN                     03/16/99     06/17/02       653,460      --           --        --           653,460
   Pollo Tropical -
     Miami, FL                        09/22/98     06/20/02     1,302,936      --           --        --         1,302,936
   Burger King -
     St. Paul, MN                     03/16/99     06/26/02       849,273      --           --        --           849,273
   Texas Roadhouse -
     Joilet, IL                       02/25/00     06/27/02     1,940,745      --           --        --         1,940,745
   Black-eyed Pea -
     Phoenix, AZ                      09/30/97     06/28/02       281,000      --           --        --           281,000

      Past performance is not necessarily indicative of future performance.

                                           Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                     --       1,658,000     1,658,000        114,934
   Big Boy -
     Overland Park, KS                 --       1,037,383     1,037,383         (7,476)
   Burger King -
     Tappahannock, VA                  --         857,826       857,826        285,470
   Burger King -
     Prattville, AL                    --       1,018,519     1,018,519        285,895
   Burger King -
     Tuskegee, AL                      --         972,222       972,222        267,501
   Burger King -
     Montgomery, AL                    --       1,296,296     1,296,296        362,395
   Burger King -
     Montgomery, AL                    --       1,018,519     1,018,519        289,495
   Black-eyed Pea -
     McKinney, TX                      --       1,644,856     1,644,856        304,736
   Black-eyed Pea -
     Forestville, MD                   --         643,925       643,925        477,253
   Burger King -
     Coon Rapids, MN                   --         844,815       844,815        288,892
   Burger King -
     Rochester, NH                     --         963,499       963,499        318,314
   Burger King -
     Columbus, OH                      --         744,585       744,585        257,877
   Burger King -
     Asheboro, NC                      --       1,228,831     1,228,831        436,666
   Hardee's -
     Gulf Shores, AL                   --         914,337       914,337        320,113
   Steak & Ale -
     Palm Harbor, FL                   --       1,232,558     1,232,558        504,926
   Burger King -
     Lancaster, OH                     --         799,195       799,195        364,070
   Burger King -
     John's Island, SC                 --       1,077,802     1,077,802        367,639
   IHOP -
     Elk Grove, CA                     --       1,540,356     1,540,356        751,308
   Hardee's -
     Tusculum, TN                      --         666,045       666,045        233,604
   Pollo Tropical -
     Miami, FL                         --       1,318,182     1,318,182        392,816
   Burger King -
     St. Paul, MN                      --         747,713       747,713        271,528
   Texas Roadhouse -
     Joilet, IL                        --       1,745,014     1,745,014        384,473
   Black-eyed Pea -
     Phoenix, AZ                       --         641,371       641,371        265,557

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken        from
            Property                 Acquired       Sale      received net    of sale    back      application      Total
                                                               of closing                by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                         09/30/97     06/28/02     1,710,000      --           --        --         1,710,000
   Black-eyed Pea
     Phoenix, AZ                      09/30/97     06/28/02       425,000      --           --        --           425,000
   Black-eyed Pea
     Tucson, AZ                       09/30/97     06/28/02       234,000      --           --        --           234,000
   Steak & Ale Restaurant -
     Austin, TX                       06/16/98     07/02/02     1,437,468      --           --        --         1,437,468
   Jack in the Box -
     Fresno, CA                       05/22/98     07/18/02     1,244,289      --           --        --         1,244,289
   Black-eyed Pea
     Phoenix, AZ                      09/30/97     07/19/02       580,000      --           --        --           580,000
   Jack in the Box -
     Austin, TX                       10/05/99     07/22/02     1,384,759      --           --        --         1,384,759
   Black-eyed Pea -
     Albuquerque, NM                  01/00/00     07/26/02            --      --           --        --                --
   Big Boy -
     St. Clairsville, OH              12/18/98     07/29/02       339,300      --           --        --           339,300
   Jack in the Box -
     Fort Worth, TX                   01/11/00     08/05/02     1,141,653      --           --        --         1,141,653
   Jack in the Box -
     Menlo Park, CA                   12/30/99     08/22/02     1,772,360      --           --        --         1,772,360
   Arby's -
     Lawrenceville, GA                02/08/00     08/26/02     1,422,750      --           --        --         1,422,750
   Darry's -
     Louisville, KY                   06/11/97     08/28/02     1,840,800      --           --        --         1,840,800
   Black-eyed Pea -
     Killeen, TX                      12/18/98     09/05/02     1,133,800      --           --        --         1,133,800
   IHOP -
     Fairfax, VA                      06/18/97     09/06/02     2,268,911      --           --        --         2,268,911
   Black eyed Pea -
     Oklahoma City, OK                03/26/97     09/10/02       475,000      --           --        --           475,000
   Arby's -
     Circleville, OH                  09/09/99     09/10/02       993,900      --           --        --           993,900
   Black eyed Pea -
     Waco, TX                         10/01/97     09/13/02        70,000      --           --        --            70,000
   Hardee's -
     Iuka, MS                         03/16/99     09/18/02       594,413      --           --        --           594,413
   Hardee's -
     Warrior, AL                      03/16/99     09/18/02       667,050      --           --        --           667,050
   Hardee's -
     Horn Lake, MS                    03/16/99     09/20/02       818,263      --           --        --           818,263
   Jack in the Box -
     Corning, CA                      09/17/99     09/24/02     1,266,556      --           --        --         1,266,556
   Bennigan's -
     Batavia, IL                      10/21/99     09/25/02     2,595,121      --           --        --         2,595,121

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                        --       1,600,000     1,600,000        522,239
   Black-eyed Pea
     Phoenix, AZ                     --         641,254       641,254        282,585
   Black-eyed Pea
     Tucson, AZ                      --         641,871       641,871        251,809
   Steak & Ale Restaurant -
     Austin, TX                      --       1,372,093     1,372,093        568,339
   Jack in the Box -
     Fresno, CA                      --         972,841       972,841        394,246
   Black-eyed Pea
     Phoenix, AZ                     --         645,471       645,471        207,379
   Jack in the Box -
     Austin, TX                      --       1,289,945     1,289,945        299,499
   Black-eyed Pea -
     Albuquerque, NM                 --         666,355       666,355        238,206
   Big Boy -
     St. Clairsville, OH             --       1,144,209     1,144,209        169,976
   Jack in the Box -
     Fort Worth, TX                  --       1,062,145     1,062,145        223,450
   Jack in the Box -
     Menlo Park, CA                  --       1,546,740     1,546,740        368,611
   Arby's -
     Lawrenceville, GA               --       1,374,986     1,374,986        314,054
   Darry's -
     Louisville, KY                  --       1,481,448     1,481,448        514,069
   Black-eyed Pea -
     Killeen, TX                     --       1,386,948     1,386,948        257,250
   IHOP -
     Fairfax, VA                     --       1,709,091     1,709,091        906,669
   Black eyed Pea -
     Oklahoma City, OK               --         617,022       617,022        268,734
   Arby's -
     Circleville, OH                 --         925,329       925,329        237,321
   Black eyed Pea -
     Waco, TX                        --         661,682       661,682        280,179
   Hardee's -
     Iuka, MS                        --         616,476       616,476        233,121
   Hardee's -
     Warrior, AL                     --         627,937       627,937        238,440
   Hardee's -
     Horn Lake, MS                   --         833,058       833,058        319,101
   Jack in the Box -
     Corning, CA                     --       1,158,524     1,158,524        314,769
   Bennigan's -
     Batavia, IL                     --       2,429,907     2,429,907        729,536

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                   03/31/02     09/26/02       686,200      --           --        --           686,200
   Pollo Tropical -
     Sunrise, FL                      09/30/98     09/26/02     1,457,533      --           --        --         1,457,533
   Hardee's -
     Biscoe, NC                       03/16/99     09/27/02       564,984      --           --        --           564,984
   Black-eyed Pea -
     Bedford, TX                      03/26/97     09/30/02       921,175      --           --        --           921,175
   Black-eyed Pea -
     Norman, OK                       11/09/98     09/30/02     1,091,708      --           --        --         1,091,708
   Black-eyed Pea -
     Mesa, AZ                         11/30/98     09/30/02     1,325,500      --           --        --         1,325,000
   Hardee's -
     Aynor, SC                        03/16/99     09/30/02       586,189      --           --        --           586,189
   Denny's
     McKinney, TX                     06/05/96     10/02/02       600,000      --           --        --           600,000
   Black-eyed Pea -
     Scottsdale, AZ                   04/17/97     10/02/02            --      --           --        --                --
   Arby's
     Renton, WA                       09/14/99     10/18/02     1,406,197      --           --        --         1,406,197
   Pizza-Hut -
     Belle, WV                        05/17/96     10/21/02        47,500      --           --        --            47,500
   Pizza Hut -
     Collinsville, IL                 04/02/97     10/25/02       801,953      --           --        --           801,953
   Burger King -
     Tampa, FL                        08/19/99     10/28/02       770,306      --           --        --           770,306
   Big Boy -
     O'Fallon, MO                     01/19/99     10/31/02       679,925      --           --        --           679,925
   Golden Corral -
     Hopkinsville, KY                 02/19/97     11/07/02       924,057      --           --        --           924,057
   Denny's -
     Santee, SC                       03/16/99     11/21/02       583,000      --           --        --           583,000
   Jack in the Box -
     Los Angeles, CA                  01/04/99     12/10/02     1,793,802      --           --        --         1,793,802
   Hardee's
     Columbia, TN                     03/16/99     12/12/02       859,259      --           --        --           859,259
   Golden Corral -
     Olathe, KS                       10/02/97     12/19/02     1,751,760      --           --        --         1,751,760
   Darryl's -
     Hampton, VA                      06/11/97     12/19/02       871,290      --           --        --           871,290
   Jack in the Box -
     Humble, TX                       02/03/97     12/20/02     1,265,506      --           --        --         1,265,506
   Hardee's -
     Chalkville, AL                   03/16/99     12/20/02       680,428      --           --        --           680,428
   TGI Friday's -
     Lakeland, FL                     07/20/99     12/20/02       834,234      --           --        --           834,234

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                   --              --            --        (82,318)
   Pollo Tropical -
     Sunrise, FL                      --       1,454,545     1,454,545        527,258
   Hardee's -
     Biscoe, NC                       --         522,853       522,853        199,708
   Black-eyed Pea -
     Bedford, TX                      --         620,336       620,336        224,003
   Black-eyed Pea -
     Norman, OK                       --       1,429,799     1,429,799        335,124
   Black-eyed Pea -
     Mesa, AZ                         --       1,677,152     1,677,152        228,704
   Hardee's -
     Aynor, SC                        --         546,022       546,022        209,884
   Denny's
     McKinney, TX                     --       1,014,221     1,014,221        484,416
   Black-eyed Pea -
     Scottsdale, AZ                   --         769,863       769,863        (31,203)
   Arby's
     Renton, WA                       --       1,286,545     1,286,545        261,304
   Pizza-Hut -
     Belle, WV                        --          47,485        47,485         13,301
   Pizza Hut -
     Collinsville, IL                 --         795,476       795,476        (55,653)
   Burger King -
     Tampa, FL                        --       1,057,404     1,057,404          5,224
   Big Boy -
     O'Fallon, MO                     --       1,017,250     1,017,250        (54,647)
   Golden Corral -
     Hopkinsville, KY                 --       1,260,576     1,260,576        255,379
   Denny's -
     Santee, SC                       --         678,340       678,340        251,554
   Jack in the Box -
     Los Angeles, CA                  --       1,575,414     1,575,414        591,448
   Hardee's
     Columbia, TN                     --         787,764       787,764        319,094
   Golden Corral -
     Olathe, KS                       --       1,577,340     1,577,340        791,627
   Darryl's -
     Hampton, VA                      --       1,203,391     1,203,391        595,216
   Jack in the Box -
     Humble, TX                       --         932,112       932,112        566,284
   Hardee's -
     Chalkville, AL                   --         608,445       608,445        248,876
   TGI Friday's -
     Lakeland, FL                     --       1,711,517     1,711,517         85,755

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale    back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                        09/22/98     12/23/02     1,079,144      --           --        --         1,079,144
   Golden Corral -
     Universal City, TX               08/04/95     12/30/02       959,975      --           --        --           959,975

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                        08/14/00     02/20/01     1,776,590      --           --        --         1,776,590
   Jack in the Box -
     Murietta, CA                     04/13/97     02/23/01     1,129,320      --           --        --         1,129,320
   Arby's -
     Kendallville, IN                 07/10/96     04/06/01       792,940      --           --        --           792,940
   Black Angus -
     Folsom, CA                       12/04/00     04/24/01     2,581,569      --           --        --         2,581,569
   Jack in the Box -
     Kingsburg, CA                    04/10/97     06/11/01     1,169,090      --           --        --         1,168,840
   Jack in the Box -
     Garland, TX                      09/27/97     07/26/01     1,085,654      --           --        --         1,085,654

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                      12/07/00     03/30/01       214,900    1,212,813      --        --         1,427,713
   Arby's -
     Peoria, AZ                       03/03/01     04/19/01       154,871    1,200,463      --        --         1,355,335
   Arby's -
     Baxter, MN                       02/20/01     05/31/01        66,351    892,834        --        --           959,185
   Arby's -
     Eagan, MN                        02/20/01     06/29/01       106,348    880,945        --        --           987,293
   Arby's -
     St. Louis Park, MN               02/20/01     06/29/01       119,843    941,178        --        --         1,061,022
   Arby's -
     Willmar, MN                      02/20/01     07/18/01        44,507    704,324        --        --           748,831
   Arby's -
     Pooler, GA                       09/01/00     07/31/01       109,662    1,212,893      --        --         1,322,555
   Arby's -
     White Bear Township, MN          02/20/01     08/07/01        84,441    955,346        --        --         1,039,787
   Arby's -
     Coon Rapids, MN                  02/20/01     08/28/01       168,982    1,281,068      --        --         1,450,050
   Arby's -
     Eden Prairie, MN                 02/20/01     09/07/01       107,288    936,215        --        --         1,043,503
   Arby's -
     Carmel, IN                       10/13/00     09/26/01       142,925    1,297,484      --        --         1,440,409
   Arby's -
     Winston Salem, NC                04/01/01     10/03/01       123,645    1,090,250      --        --         1,213,895

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                          --         1,227,273    1,227,273         402,650
   Golden Corral -
     Universal City, TX                 --           994,152      994,152         747,387

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                          --         1,534,238    1,534,238         120,971
   Jack in the Box -
     Murietta, CA                       --           952,485      952,485         377,385
   Arby's -
     Kendallville, IN                   --           739,628      739,628         421,717
   Black Angus -
     Folsom, CA                         --         2,166,867    2,166,867         146,487
   Jack in the Box -
     Kingsburg, CA                      --         1,001,073    1,001,073         428,186
   Jack in the Box -
     Garland, TX                        --           936,119      936,119         367,842

CNL Restaurant Investors Properties
   Arby's -
     Atlanta, GA                     1,212,813       --         1,212,813          60,359
   Arby's -
     Peoria, AZ                      1,200,463       --         1,200,463          40,467
   Arby's -
     Baxter, MN                        893,855       --           893,855          26,023
   Arby's -
     Eagan, MN                         882,968       --           882,968          33,246
   Arby's -
     St. Louis Park, MN                943,340       --           943,340          35,241
   Arby's -
     Willmar, MN                       707,592       --           707,592          41,253
   Arby's -
     Pooler, GA                      1,223,108       --         1,223,108         117,724
   Arby's -
     White Bear Township, MN           960,915       --           960,915         148,790
   Arby's -
     Coon Rapids, MN                 1,288,536       --         1,288,536          90,298
   Arby's -
     Eden Prairie, MN                  942,798       --           942,798          51,912
   Arby's -
     Carmel, IN                      1,308,411       --         1,308,411         131,560
   Arby's -
     Winston Salem, NC               1,098,081       --         1,098,081          58,269

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale    back      application      Total
                                                               of closing                by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Investors Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                     11/16/00     10/11/01       155,473    1,111,725      --        --         1,267,198
   Arby's -
     Cottage Grove, MN                02/02/01     11/27/01        61,878    703,412        --        --           765,290
   Arby's -
     Minnetonka, MN                   02/02/01     12/13/01       120,202    907,130        --        --         1,027,332
   Arby's -
     Maple Grove, MN                  02/02/01     12/14/01       150,455    1,176,200      --        --         1,326,655
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       100,063    846,616        --        --           946,679
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       120,817    899,893        --        --         1,020,710
   Arby's -
     New Castle, PA                   09/21/00     12/28/01        70,999    1,074,459      --        --         1,145,458
   Arby's -
     Oak Park Heights, MN             02/20/01     02/08/02      968,599     860,199        --        --         1,828,798
   Arby's -
     Greenwood, IN                    09/07/01     02/21/02    1,157,535    1,051,402       --        --         2,208,937
   Arby's -
     Hudson, WI                       02/20/01     03/06/02    1,091,160     949,356        --        --         2,040,516
   Arby's -
     Wauseon, OH                      04/10/01     03/11/02      801,488     700,080        --        --         1,501,568
   Arby's -
     St. Paul, MN                     02/20/01     03/21/02      801,651     713,993        --        --         1,515,644
   Arby's -
     Richfield, MN                    02/20/01     04/03/02    1,155,650    1,035,063       --        --         2,190,713
   Arby's -
     Crystal, MN                      02/20/01     04/17/02    1,059,550     945,740        --        --         2,005,290
   Arby's -
     Hopkins, MN                      02/20/01     04/26/02      920,326     829,399        --        --         1,749,725
   Arby's =
     Rochester, MN                    02/20/01     05/02/02      919,488     817,845        --        --         1,737,333
   Arby's -
     Apple Valley, MN                 02/20/01     05/17/02    1,493,264    1,315,159       --        --         2,808,423
   Arby's -
     Pell City, AL                    09/18/01     06/21/02    1,039,537     936,662        --        --         1,976,199
   Arby's -
     East Huntington, PA              09/01/01     07/15/02    1,256,360    1,103,332       --        --         2,359,692
   Arby's -
     Florence, AL                     10/01/01     08/22/02    1,358,100    1,182,056       --        --         2,540,156
   Arby's -
     Troy, AL                         09/21/01     08/22/02    1,055,313     920,681        --        --         1,975,994
   Arby's -
     Muskegon, MI                     11/15/01     08/29/02    1,439,390    1,255,825       --        --         2,695,215

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                    1,123,886       --         1,123,886         106,362
   Arby's -
     Cottage Grove, MN                 710,074       --           710,074          63,567
   Arby's -
     Minnetonka, MN                    916,844       --           916,844          78,525
   Arby's -
     Maple Grove, MN                 1,188,796       --         1,188,796         102,167
   Arby's -
     Plymouth, MN                      855,682       --           855,682          75,302
   Arby's -
     Plymouth, MN                      909,529       --           909,529          80,041
   Arby's -
     New Castle, PA                  1,088,971       --         1,088,971         145,107
   Arby's -
     Oak Park Heights, MN              870,487       --           870,487          10,593
   Arby's -
     Greenwood, IN                   1,051,402       --         1,051,402             330
   Arby's -
     Hudson, WI                        963,121       --           963,121          15,707
   Arby's -
     Wauseon, OH                       704,249       --           704,249           7,174
   Arby's -
     St. Paul, MN                      724,346       --           724,346           9,604
   Arby's -
     Richfield, MN                   1,051,406       --         1,051,406          16,798
   Arby's -
     Crystal, MN                       960,672       --           960,672          15,913
   Arby's -
     Hopkins, MN                       842,495       --           842,495          14,275
   Arby's =
     Rochester, MN                     831,824       --           831,824          15,757
   Arby's -
     Apple Valley, MN                1,337,639       --         1,337,639          23,636
   Arby's -
     Pell City, AL                     938,824       --           938,824           2,860
   Arby's -
     East Huntington, PA             1,115,401       --         1,115,401          18,068
   Arby's -
     Florence, AL                    1,196,262       --         1,196,262          17,628
   Arby's -
     Troy, AL                          931,745       --           931,745          10,910
   Arby's -
     Muskegon, MI                    1,261,682       --         1,261,682           6,545

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                   07/25/02     10/31/02    1,270,860    1,074,766       --        --         2,345,626
   Arby's -
     Cullman, AL                      09/05/01     11/13/02    1,169,087     993,620        --        --         2,162,707
   Arby's -
     Evansville, IN                   04/01/02     11/15/02    1,247,229    1,080,328       --        --         2,327,557
   Arby's -
     Youngstown, OH                   04/10/02     11/27/02    1,012,310     903,118        --        --         1,915,428
   Arby's -
     Union City, TN                   09/04/02     12/30/02    1,366,005    1,158,879       --        --         2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     09/25/00     01/19/01      159,023    1,379,621       --        --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                  07/06/00     01/31/01        9,972    1,473,571       --        --         1,483,542
   Jack in the Box -
     Burley, ID                       09/22/00     01/31/01           --     951,027        --        --           951,027
   Jack in the Box -
     Las Vegas, NV                    10/01/00     01/03/01      254,521    1,615,000       --        --         1,869,521
   Jack in the Box -
     Peoria, AZ                       09/15/00     03/08/01      112,352    1,247,170       --        --         1,359,522
   Jack in the Box -
     Cleburne, TX                     09/21/00     01/31/01        4,598    1,118,539       --        --         1,123,137
   Jack in the Box -
     Fresno, CA                       09/15/00     04/26/01      129,458     950,196        --        --         1,079,653
   Jack in the Box -
     Bakersfield, CA                  09/19/00     03/27/01       80,199     973,493        --        --         1,053,692
   Pizza Hut -
     Miami, FL                        10/06/00     06/29/01       69,130     588,593        --        --           657,723
   IHOP -
     Hiram, GA                        10/12/00     04/16/01       97,519    1,432,800       --        --         1,530,319
   IHOP -
     Jacksonville, NC                 10/12/00     06/25/01       47,442    1,367,919       --        --         1,415,361
   IHOP -
     Pueblo, CO                       10/12/00     06/19/01       91,901    1,296,394       --        --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                03/28/01     06/29/01      210,654    1,256,197       --        --         1,466,851
   Jack in the Box -
     Manteca, CA                      05/14/01     06/11/01      236,673    1,432,260       --        --         1,668,934
   Jack in the Box -
     Austin, TX (9)                   07/20/00     05/25/01           --     550,587        --        --           550,587

      Past performance is not necessarily indicative of future performance.

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                   1,074,766       --         1,074,766            (198)
   Arby's -
     Cullman, AL                      1,001,853       --         1,001,853           8,373
   Arby's -
     Evansville, IN                   1,089,280       --         1,089,280          26,999
   Arby's -
     Youngstown, OH                     909,500       --           909,500           8,019
   Arby's -
     Union City, TN                   1,158,879       --         1,158,879          (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     1,379,621       --         1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                  1,483,542       --         1,483,542          80,121
   Jack in the Box -
     Burley, ID                         951,027       --           951,027          41,109
   Jack in the Box -
     Las Vegas, NV                    1,615,000       --         1,615,000          62,903
   Jack in the Box -
     Peoria, AZ                       1,254,037       --         1,254,037          53,180
   Jack in the Box -
     Cleburne, TX                     1,123,137       --         1,123,137          38,489
   Jack in the Box -
     Fresno, CA                         958,117       --           958,117          56,075
   Jack in the Box -
     Bakersfield, CA                    978,854       --           978,854          45,750
   Pizza Hut -
     Miami, FL                          589,199       --           589,199          44,786
   IHOP -
     Hiram, GA                        1,438,400       --         1,438,400          70,497
   IHOP -
     Jacksonville, NC                 1,371,599       --         1,371,599          92,458
   IHOP -
     Pueblo, CO                       1,303,550       --         1,303,550          85,560
   Jack in the Box -
     Bermuda Dunes, CA                1,259,276       --         1,259,276          32,187
   Jack in the Box -
     Manteca, CA                      1,432,260       --         1,432,260          10,937
   Jack in the Box -
     Austin, TX (9)                     550,587       --           550,587              --

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back      application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Littleton, CO                    12/28/00     07/20/01      141,982    1,860,395       --        --         2,002,377
   IHOP -
     Oklahoma City, OK                10/12/00     07/26/01      165,306    1,831,346       --        --         1,996,652
   Baker's Square -
     Anaheim, CA                      05/14/01     07/26/01      306,267    1,576,144       --        --         1,882,411
   Arby's -
     Southington, CT                  07/21/00     07/27/01      125,178     908,371        --        --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                   05/14/01     07/30/01      151,366     999,284        --        --         1,150,650
   IHOP -
     Shreveport, LA                   10/12/00     08/03/01       87,476    1,450,490       --        --         1,537,966
   Baker's Square -
     Rohnert Park, CA                 05/14/01     08/06/01      246,540    1,270,898       --        --         1,517,438
   Village Inn -
     Aurora, CO                       05/14/01     08/08/01       40,903    1,543,233       --        --         1,584,136
   Village Inn -
     Denver, CO                       05/14/01     08/08/01      142,900     880,551        --        --         1,023,451
   IHOP -
     Huntsville, AL                   10/12/00     08/14/01       97,307    1,593,307       --        --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                      05/30/00     08/17/01      156,571    1,598,221       --        --         1,754,792
   Pizza Hut -
     Miami, FL                        10/06/00     08/17/01       84,357     646,698        --        --           731,055
   IHOP -
     Statesboro, GA                   10/12/00     08/21/01       68,915    1,072,888       --        --         1,141,803
   Village Inn -
     Tempe, AZ                        05/14/01     08/24/01      149,028    1,043,952       --        --         1,192,980
   IHOP -
     San Antonio, TX                  12/28/00     08/27/01       76,227    1,594,606       --        --         1,670,833
   Jack in the Box -
     Coppell, TX                      03/28/01     08/29/01      170,623    1,608,077       --        --         1,778,700
   Village Inn -
     Denver, CO                       05/14/01     08/30/01      168,884    1,270,898       --        --         1,439,782
   TGI Friday's -
     Roseville, CA                    03/12/01     08/31/01      109,946    2,931,613       --        --         3,041,559
   Pizza Hut -
     Pembroke Pines, FL               10/06/00     08/31/01       52,912     397,968        --        --           450,880
   Village Inn -
     Ogden, UT                        05/14/01     09/18/01      146,763     907,784        --        --         1,054,547
   Pizza Hut -
     Key Largo, FL                    10/06/00     09/20/01       73,845     578,862        --        --           652,707
   Baker's Square -
     Hoffman Estates, IL              05/14/01     09/20/01      151,812    1,089,341       --        --         1,241,153
   Village Inn -
     Broomfield, CO                   05/14/01     09/20/01      184,629    1,134,730       --        --         1,319,359

      Past performance is not necessarily indicative of future performance.

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
(Continued):
   IHOP -
     Littleton, CO                    1,869,159       --         1,869,159          90,731
   IHOP -
     Oklahoma City, OK                1,842,950       --         1,842,950         126,315
   Baker's Square -
     Anaheim, CA                      1,577,273       --         1,577,273          34,744
   Arby's -
     Southington, CT                    909,091       --           909,091          95,881
   Vicorp Village Inn -
     Scottsdale, AZ                   1,000,000       --         1,000,000          26,369
   IHOP -
     Shreveport, LA                   1,460,875       --         1,460,875         112,077
   Baker's Square -
     Rohnert Park, CA                 1,272,727       --         1,272,727          31,889
   Village Inn -
     Aurora, CO                       1,545,456       --         1,545,456          40,127
   Village Inn -
     Denver, CO                         881,818       --           881,818          28,503
   IHOP -
     Huntsville, AL                   1,604,715       --         1,604,715         128,194
   Ruby Tuesday's -
     Orlando, FL                      1,611,142       --         1,611,142         193,571
   Pizza Hut -
     Miami, FL                          650,000       --           650,000          70,642
   IHOP -
     Statesboro, GA                   1,078,800       --         1,078,800          94,429
   Village Inn -
     Tempe, AZ                        1,045,455       --         1,045,455          32,022
   IHOP -
     San Antonio, TX                  1,603,687       --         1,603,687          89,761
   Jack in the Box -
     Coppell, TX                      1,616,034       --         1,616,034          67,526
   Village Inn -
     Denver, CO                       1,272,727       --         1,272,727          33,045
   TGI Friday's -
     Roseville, CA                    2,949,827       --         2,949,827         141,497
   Pizza Hut -
     Pembroke Pines, FL                 400,000       --           400,000          37,304
   Village Inn -
     Ogden, UT                          909,091       --           909,091          34,339
   Pizza Hut -
     Key Largo, FL                      581,818       --           581,818          57,260
   Baker's Square -
     Hoffman Estates, IL              1,090,909       --         1,090,909          41,867
   Village Inn -
     Broomfield, CO                   1,136,364       --         1,136,364          43,611

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                 by          of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Harrisonburg, VA                 12/28/01     09/21/01      129,619    1,426,704       --        --         1,556,323
   Pizza Hut -
     Miami, FL                        10/06/00     09/21/01       95,727     710,011        --        --           805,738
   Jack in the Box -
     The Colony, TX                   09/15/00     09/28/01       86,043    1,313,521       --        --         1,399,564
   IHOP -
     Birmingham, AL                   10/12/00     10/12/01      178,092    1,362,594       --        --         1,540,686
   Village Inn -
     Naperville, IL                   05/14/01     10/24/01      155,181    1,019,762       --        --         1,174,943
   Village Inn -
     Tucson, AZ                       05/14/01     10/25/01      178,784    1,133,069       --        --         1,311,853
   RT -
     Las Vegas, NV                    07/17/00     11/05/01      199,079    1,785,377       --        --         1,984,456
   Jack in the Box -
     Charlotte, NC                    08/28/00     11/08/01       62,882    1,282,493       --        --         1,345,375
   Bakers Square -
     Rolling Meadows, FL              05/14/01     11/27/01      123,563     928,427        --        --         1,051,990
   TGIF Friday's -
     Albuquerque, NM                  01/08/01     12/14/01      137,493    2,401,376       --        --         2,538,869
   Bakers Square -
     Blaine, MN                       05/14/01     12/20/01        5,880    1,335,029       --        --         1,340,909
   Village Inn -
     Omaha, NE                        05/14/01     12/21/01      147,260    1,185,687       --        --         1,332,947
   Village Inn -
     Lincoln, NE                      05/14/01     12/19/01      148,006    1,040,870       --        --         1,188,876
   IHOP -
     Macon, GA                        12/28/00     12/10/01       28,518    1,246,710       --        --         1,275,228
   Bakers Square -
     Elk Grove, IL                    05/14/01     12/21/01      134,250     995,615        --        --         1,129,865
   Bakers Square -
     Gurnee, IL                       05/14/01     12/03/01      268,799    1,855,464       --        --         2,124,263
   Taco Cabana -
     Plugerville, TX                  12/29/00     12/05/01       30,596    1,444,219       --        --         1,474,815
   Taco Cabana -
     Pasadena, TX                     12/29/00     12/05/01       20,240     955,406        --        --           975,646
   Taco Cabana -
     Austin, TX                       12/29/00     12/05/01       24,947    1,177,594       --        --         1,202,541
   Taco Cabana -
     Houston, TX #177                 02/29/00     12/05/01       19,769     933,188        --        --           952,957
   Taco Cabana -
     Houston, TX #144                 12/29/00     12/05/01       29,653    1,399,782       --        --         1,429,435
   Taco Cabana -
     San Antonio, TX                  12/29/00     12/14/01       23,534    1,110,938       --        --         1,134,472
   Taco Cabana -
     Houston, TX                      12/29/00     12/14/01       28,242    1,333,125       --        --         1,361,367

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Harrisonburg, VA                1,434,579       --         1,434,579          99,922
   Pizza Hut -
     Miami, FL                         713,636       --           713,636          58,013
   Jack in the Box -
     The Colony, TX                  1,332,122       --         1,332,122         131,045
   IHOP -
     Birmingham, AL                  1,370,975       --         1,370,975         135,065
   Village Inn -
     Naperville, IL                  1,022,727       --         1,022,727          42,657
   Village Inn -
     Tucson, AZ                      1,136,364       --         1,136,364          47,518
   RT -
     Las Vegas, NV                   1,800,000       --         1,800,000          55,017
   Jack in the Box -
     Charlotte, NC                   1,308,411       --         1,308,411         146,378
   Bakers Square -
     Rolling Meadows, FL               931,818       --           931,818          47,329
   TGIF Friday's -
     Albuquerque, NM                 2,430,996       --         2,430,996         141,808
   Bakers Square -
     Blaine, MN                      1,340,909       --         1,340,909          80,287
   Village Inn -
     Omaha, NE                       1,190,909       --         1,190,909          71,306
   Village Inn -
     Lincoln, NE                     1,045,455       --         1,045,455          62,597
   IHOP -
     Macon, GA                       1,258,065       --         1,258,065         109,912
   Bakers Square -
     Elk Grove, IL                   1,000,000       --         1,000,000          59,875
   Bakers Square -
     Gurnee, IL                      1,863,636       --         1,863,636         111,586
   Taco Cabana -
     Plugerville, TX                 1,474,815       --         1,474,815         131,766
   Taco Cabana -
     Pasadena, TX                      975,646       --           975,646          87,168
   Taco Cabana -
     Austin, TX                      1,202,541       --         1,202,541         107,440
   Taco Cabana -
     Houston, TX #177                  952,957       --           952,957          85,140
   Taco Cabana -
     Houston, TX #144                1,429,435       --         1,429,435         127,711
   Taco Cabana -
     San Antonio, TX                 1,134,472       --         1,134,472         101,358
   Taco Cabana -
     Houston, TX                     1,361,367       --         1,361,367         121,630

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                             Mortgage     money     Adjustments
                                                                              balance    mortgage   resulting
                                       Date        Date of        Cash        at time     taken       from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     01/04/02    1,179,851    1,153,066       --        --         2,332,917
   Taco Cabana -
     Austin, TX                       12/29/00     01/04/02    1,107,245    1,082,108       --        --         2,189,353
   Bakers Square -
     Normal, IL                       05/14/01     01/09/02    1,658,260    1,469,683       --        --         3,127,943
   IHOP -
     Nacogdoches, TX                  12/28/00     01/18/02    1,494,210    1,388,437       --        --         2,882,647
   IHOP -
     McAllen, TX                      12/28/00     02/15/02    1,548,521    1,427,813       --        --         2,976,334
   Pizza Hut -
     Dania, FL                        10/06/00     2/19/02       333,812     292,892        --        --           626,704
   Jack in the Box -
     Plano, TX                        09/25/01     02/26/02    1,867,493    1,719,706       --        --         3,587,199
   IHOP -
     Kennewick, WA                    12/20/01     02/27/02    1,779,334    1,626,400       --        --         3,405,734
   Jack in the Box -
     Stephenville, TX                 03/28/01     02/28/02    1,508,567    1,344,498       --        --         2,853,065
   Village Inn -
     Coralville, IA                   05/14/01     02/28/02    1,230,046    1,070,921       --        --         2,300,967
   Taco Cabana -
     San Antonio, TX                  12/29/00     03/05/02    1,247,920    1,214,659       --        --         2,462,579
   Jack in the Box -
     San Antonio, TX                  09/26/01     03/06/02    1,578,322    1,442,978       --        --         3,021,300
   Krystal -
     Rincon, GA                       09/15/00     03/11/02    1,072,800    1,015,712       --        --         2,088,512
   Village Inn -
     Davenport, IA                    05/14/01     03/15/02    1,401,481    1,219,097       --        --         2,620,578
   Jack in the Box
     Katy, TX                         09/25/01     03/18/02    1,499,170    1,376,098       --        --         2,875,268
   IHOP -
     Albuquerque, NM                  10/29/01     03/19/02    1,821,676    1,660,447       --        --         3,482,123
   IHOP -
     Lafayette, LA                    12/28/00     03/19/02    1,636,540    1,548,629       --        --         3,185,169
   Jack in the Box -
     Round Rock, TX                   09/19/00     03/20/02    1,361,104    1,226,470       --        --         2,587,574
   Jack in the Box -
     Concord, NC                      07/07/00     03/22/02    1,422,410    1,296,102       --        --         2,718,512
   Jack in the Box -
     Cedar Hill, TX                   12/20/01     03/22/02    1,509,211    1,388,773       --        --         2,897,984
   IHOP -
     Brownsville, TX                  12/28/00     03/28/02    1,544,680    1,456,628       --        --         3,001,308
   IHOP -
     San Marco, TX                    12/20/01     03/28/02    1,665,800    1,509,200       --        --         3,175,000
   Bakers Square -
     Maple Grove, MN                  05/14/01     03/29/02    1,554,629    1,354,552       --        --         2,909,181

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                     1,179,852       --         1,179,852          26,766
   Taco Cabana -
     Austin, TX                      1,107,246       --         1,107,246          25,119
   Bakers Square -
     Normal, IL                      1,477,273       --         1,477,273           6,796
   IHOP -
     Nacogdoches, TX                 1,401,869       --         1,401,869          15,380
   IHOP -
     McAllen, TX                     1,443,318       --         1,443,318          18,025
   Pizza Hut -
     Dania, FL                         295,455       --           295,455           5,279
   Jack in the Box -
     Plano, TX                       1,728,972       --         1,728,972          14,854
   IHOP -
     Kennewick, WA                   1,627,500       --         1,627,500           2,842
   Jack in the Box -
     Stephenville, TX                1,361,617       --         1,361,617          19,729
   Village Inn -
     Coralville, IA                  1,077,273       --         1,077,273           8,156
   Taco Cabana -
     San Antonio, TX                 1,247,920       --         1,247,920          34,289
   Jack in the Box -
     San Antonio, TX                 1,456,085       --         1,456,085          11,979
   Krystal -
     Rincon, GA                      1,028,215       --         1,028,215          21,369
   Village Inn -
     Davenport, IA                   1,227,273       --         1,227,273           8,905
   Jack in the Box
     Katy, TX                        1,385,410       --         1,385,410          12,373
   IHOP -
     Albuquerque, NM                 1,664,998       --         1,664,998           4,653
   IHOP -
     Lafayette, LA                   1,566,820       --         1,566,820          20,424
   Jack in the Box -
     Round Rock, TX                  1,257,009       --         1,257,009          40,447
   Jack in the Box -
     Concord, NC                     1,331,738       --         1,331,738          46,935
   Jack in the Box -
     Cedar Hill, TX                  1,392,479       --         1,392,479           5,497
   IHOP -
     Brownsville, TX                 1,471,963       --         1,471,963          18,921
   IHOP -
     San Marco, TX                   1,511,250       --         1,511,250           2,990
   Bakers Square -
     Maple Grove, MN                 1,363,636       --         1,363,636          10,198

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time     taken       from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Ammon, ID                        12/28/00     04/05/02    1,516,968    1,433,491       --        --         2,950,459
   Home Town Buffet -
     Visalia, CA                      12/28/01     04/10/02    2,739,205    2,409,694       --        --         5,148,899
   TB/KFC
     Gun Barrel City, TX              10/31/00     04/19/02      952,006     922,295        --        --         1,874,301
   Tahoe Joes
     Roseville, CA                    12/28/01     04/23/02    3,380,332    2,965,855       --        --         6,346,187
   Old Country Buffet
     Glendale, AZ                     12/28/01     04/25/02    2,065,108    1,818,524       --        --         3,883,632
   Home Town Buffet
     Temecula, CA                     12/28/01     04/26/02    2,299,308    2,000,577       --        --         4,299,884
   Village Inn
     Johnston, IA                     05/14/01     04/29/02      933,565     812,100        --        --         1,745,665
   Old Country Buffet
     Woodbury, MN                     12/28/01     04/29/02    1,792,378    1,600,461       --        --         3,392,839
   Bakers Square -
     Orland Park, IL                  05/14/01     04/30/02    2,232,482    1,940,017       --        --         4,172,499
   Pizza-Hut
     Oakland Park, FL                 10/06/00     05/03/02      735,910     652,145        --        --         1,388,055
   Jack in the Box
     Magnolia, TX                     08/30/01     05/03/02    1,347,135    1,245,406       --        --         2,592,541
   IHOP -
     Westminister, CO                 12/20/01     05/03/02    2,060,953    1,831,730       --        --         3,892,683
   Jack in the Box -
     Baton Rouge, LA                  12/20/01     05/03/02    1,591,284    1,405,359       --        --         2,996,643
   Village Inn
     Roy, UT                          05/14/01     05/06/02    1,075,575     933,183        --        --         2,008,758
   Home Town Buffet -
     Loma Linda, CA                   12/28/01     05/07/02    3,493,621    3,046,175       --        --         6,539,796
   Home Town Buffet -
     Champaign, IL                    12/28/01     05/08/02    1,964,259    1,768,682       --        --         3,732,941
   Jack in the Box -
     Baytown, TX                      09/19/00     05/10/02    1,249,196    1,141,081       --        --         2,390,277
   IHOP -
     Norman, OK                       10/12/00     05/13/02    1,773,886    1,554,570       --        --         3,328,456
   IHOP -
     Rockford, IL                     12/20/01     05/15/02    1,794,561    1,646,238       --        --         3,440,799
   Rio Bravo -
     Fayetteville, AR                 06/29/00     05/17/02    1,318,381    1,171,240       --        --         2,489,621
   Bakers Square -
     Onalaska, WI                     05/14/01     05/17/02    1,043,860     924,167        --        --         1,968,027
   Ruby Tuesday -
     University Place, WA             08/23/00     05/31/02    1,707,844    1,574,504       --        --         3,282,348
   Pizza Hut -
     Pembroke Pines, FL               10/06/00     05/31/02      380,495     359,803        --        --           740,298

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   IHOP -
     Ammon, ID                      1,451,613       --         1,451,613          19,833
   Home Town Buffet -
     Visalia, CA                    2,409,000       --         2,409,000            (773)
   TB/KFC
     Gun Barrel City, TX              931,818       --           931,818          17,313
   Tahoe Joes
     Roseville, CA                  2,965,000       --         2,965,000          (1,077)
   Old Country Buffet
     Glendale, AZ                   1,818,000       --         1,818,000          (1,856)
   Home Town Buffet
     Temecula, CA                   2,000,000       --         2,000,000            (746)
   Village Inn
     Johnston, IA                     818,182       --           818,182           6,761
   Old Country Buffet
     Woodbury, MN                   1,600,000       --         1,600,000            (612)
   Bakers Square -
     Orland Park, IL                1,954,545       --         1,954,545          16,742
   Pizza-Hut
     Oakland Park, FL                 659,091       --           659,091           6,512
   Jack in the Box
     Magnolia, TX                   1,260,198       --         1,260,198          13,660
   IHOP -
     Westminister, CO               1,836,750       --         1,836,750           5,100
   Jack in the Box -
     Baton Rouge, LA                1,412,154       --         1,412,154           7,539
   Village Inn
     Roy, UT                          940,909       --           940,909           8,152
   Home Town Buffet -
     Loma Linda, CA                 3,045,000       --         3,045,000            (619)
   Home Town Buffet -
     Champaign, IL                  1,768,000       --         1,768,000            (848)
   Jack in the Box -
     Baytown, TX                    1,173,149       --         1,173,149          40,830
   IHOP -
     Norman, OK                     1,577,745       --         1,577,745          51,274
   IHOP -
     Rockford, IL                   1,650,750       --         1,650,750           5,243
   Rio Bravo -
     Fayetteville, AR               1,200,000       --         1,200,000          39,827
   Bakers Square -
     Onalaska, WI                     931,818       --           931,818           8,241
   Ruby Tuesday -
     University Place, WA           1,590,909       --         1,590,909          40,555
   Pizza Hut -
     Pembroke Pines, FL               363,636       --           363,636          13,021

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     N. Miami, FL                     10/06/00     05/31/02      282,519     267,154        --        --           549,673
   Bakers Square -
     Rochester, MN                    05/14/01     05/31/02    1,525,200    1,352,440       --        --         2,877,640
   Bakers Square -
     Stillwater, MN                   05/14/01     05/31/02    1,133,136     991,789        --        --         2,124,925
   Home Town Buffet -
     Louisville, KY                   12/28/01     05/31/02    1,700,470    1,500,579       --        --         3,201,049
   Old Country Buffet -
     Mesa, AZ                         12/28/01     06/03/02    2,421,648    2,115,024       --        --         4,536,672
   IHOP -
     Shreveport, LA                   10/12/00     06/04/02    1,850,808    1,643,127       --        --         3,493,935
   IHOP -
     Jonesboro, AR                    10/12/00     06/05/02    1,480,800    1,328,505       --        --         2,809,305
   Taco Cabana -
     Dallas, Texas                    12/29/00     06/06/02    1,021,026     987,667        --        --         2,008,693
   HomeTown Buffet -
     Oklahoma City, OK #737           12/28/01     06/13/02    1,592,205    1,455,705       --        --         3,047,910
   HomeTown Buffet -
     Oklahoma City, OK                12/28/01     06/13/02    2,160,510    1,955,947       --        --         4,116,457
   Jack in the Box -
     Corsicana, TX                    06/30/00     06/14/02    1,153,488    1,083,639       --        --         2,237,127
   Ruby Tuesday
     Port Lucie, FL                   06/06/00     06/14/02    1,702,571    1,583,384       --        --         3,285,955
   Bakers Square -
     Bradley, IL                      05/14/01     06/20/02    1,765,990    1,509,030       --        --         3,275,020
   IHOP -
     Evansville, IN                   03/29/02     06/20/02    1,635,890    1,469,696       --        --         3,105,586
   IHOP -
     Buford, GA                       03/29/02     06/20/02    1,892,911    1,679,961       --        --         3,572,872
   Taco Cabana -
     San Antonio, TX #107             12/29/00     06/26/02      887,111     921,822        --        --         1,808,933
   Taco Cabana -
     Universal City, TX               12/29/00     06/26/02    1,034,963    1,075,459       --        --         2,110,422
   Taco Cabana -
     Austin, TX                       12/29/00     06/26/02    1,394,031    1,448,578       --        --         2,842,609
   Taco Cabana -
     San Antonio, TX #130             12/29/00     06/26/02    1,330,666    1,382,733       --        --         2,713,399
   Taco Cabana -
     Dallas, TX #136                  12/29/00     06/26/02    1,136,347    1,180,810       --        --         2,317,157
   Taco Cabana -
     Houston, TX #143                 12/29/00     06/26/02    1,203,936    1,251,044       --        --         2,454,980
   Taco Cabana -
     San Antonio, TX #158             12/29/00     06/26/02    1,275,750    1,325,668       --        --         2,601,418
   Taco Cabana -
     Schertz, TX                      12/29/00     06/26/02    1,030,738    1,071,069       --        --         2,101,807

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                    financing  improvements                   cash
            Property                  (7)     closing and      Total      expenditures
                                               soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     N. Miami, FL                     270,000       --           270,000           5,191
   Bakers Square -
     Rochester, MN                  1,363,636       --         1,363,636          12,750
   Bakers Square -
     Stillwater, MN                 1,000,000       --         1,000,000           9,350
   Home Town Buffet -
     Louisville, KY                 1,500,000       --         1,500,000            (726)
   Old Country Buffet -
     Mesa, AZ                       2,114,000       --        2,1114,000          (1,045)
   IHOP -
     Shreveport, LA                 1,663,150       --         1,663,150          33,799
   IHOP -
     Jonesboro, AR                  1,348,500       --         1,348,500          56,238
   Taco Cabana -
     Dallas, Texas                  1,021,026       --         1,021,026          27,228
   HomeTown Buffet -
     Oklahoma City, OK #737         1,455,000       --         1,455,000          (1,031)
   HomeTown Buffet -
     Oklahoma City, OK              1,955,000       --         1,955,000            (767)
   Jack in the Box -
     Corsicana, TX                  1,118,650       --         1,118,650          52,045
   Ruby Tuesday
     Port Lucie, FL                 1,607,399       --         1,607,399          12,328
   Bakers Square -
     Bradley, IL                    1,522,727       --         1,522,727          15,133
   IHOP -
     Evansville, IN                 1,471,963       --         1,471,963           2,753
   IHOP -
     Buford, GA                     1,682,243       --         1,682,243           2,729
   Taco Cabana -
     San Antonio, TX #107             952,957       --           952,957          33,569
   Taco Cabana -
     Universal City, TX             1,111,783       --         1,111,783          39,164
   Taco Cabana -
     Austin, TX                     1,497,504       --         1,497,504          52,752
   Taco Cabana -
     San Antonio, TX #130           1,429,436       --         1,429,436          50,354
   Taco Cabana -
     Dallas, TX #136                1,220,693       --         1,220,693          38,129
   Taco Cabana -
     Houston, TX #143               1,293,299       --         1,293,299          45,558
   Taco Cabana -
     San Antonio, TX #158           1,370,443       --         1,370,443          76,694
   Taco Cabana -
     Schertz, TX                    1,107,246       --         1,107,246          39,004

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken        from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     06/26/02    1,351,748    1,404,681       --        --         2,756,429
   Taco Cabana -
     Houston, TX #174                 12/29/00     06/26/02      908,233     943,770        --        --         1,852,003
   Taco Cabana -
     Katy, TX                         12/29/00     06/26/02    1,030,738    1,071,069       --        --         2,101,807
   Taco Cabana -
     Arlington, TX                    12/29/00     06/26/02      992,719    1,031,563       --        --         2,024,282
   Taco Cabana -
     Houston, TX #241                 12/29/00     06/26/02    1,269,414    1,319,084       --        --         2,588,498
   Taco Cabana -
     Denton, TX                       12/29/00     06/26/02    1,136,347    1,180,810       --        --         2,317,157
   Baker Square -
     Bolingbrook, IL                  05/14/01     06/28/02    1,911,305    1,621,644       --        --         3,532,949
   IHOP -
     Harlingen, TX                    09/28/01     06/28/02    1,780,269    1,611,009       --        --         3,391,278
   Old Country Buffet -
     Madison, WI                      12/28/01     06/28/02    2,325,120    2,092,013       --        --         4,417,133
   HomeTown Buffet -
     Wichita, KS                      12/28/01     06/28/02    2,225,704    2,000,969       --        --         4,226,673
   Old Country Buffet -
     Mechanicsburg, PA                12/28/01     06/28/02    1,972,429    1,818,880       --        --         3,791,309
   IHOP -
     Rocky Mount, NC                  10/12/00     06/28/02    1,578,350    1,504,517       --        --         3,082,867
   JIB -
     Hickory, NC                      03/28/01     06/28/02    1,651,770    1,455,112       --        --         3,106,882
   HomeTown Buffet -
     Louisville, KY                   12/28/01     06/28/02    1,258,853    1,145,554       --        --         2,404,407
   Old Country Buffet -
     Franklin, OH                     12/28/01     06/28/02    1,448,568    1,318,638       --        --         2,767,206
   Pizza Hut -
     El Reno, OK                      01/18/02     06/28/02      419,270     367,573        --        --           786,843
   Bakers Square -
     Mt. Prospect, IL                 05/14/01     07/02/02    2,192,978    1,914,440       --        --         4,107,418
   Old Country Buffet -
     Onalaska, WI                     12/28/01     07/10/02    1,602,511    1,455,705       --        --         3,058,216
   Pizza Hut -
     Taylor, TX                       01/25/02     07/11/02      295,390     251,186        --        --           546,576
   IHOP -
     Cathedral City, CA               03/29/02     07/18/02    1,759,896    1,506,263       --        --         3,266,159
   Jack in the Box -
     Shelby, NC                       09/19/00     07/19/02    1,413,282    1,282,602       --        --         2,695,884
   Jack in the Box -
     Simpsonville, SC                 09/26/01     07/19/02    1,587,630    1,485,174       --        --         3,072,804
   Old Country Buffet -
     Cincinnati, OH                   12/28/01     07/22/02    1,116,247     975,569        --        --         2,091,816

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   Taco Cabana -
     Houston, TX                     1,452,125       --         1,452,125          51,153
   Taco Cabana -
     Houston, TX #174                  975,647       --           975,647          34,369
   Taco Cabana -
     Katy, TX                        1,107,246       --         1,107,246          21,178
   Taco Cabana -
     Arlington, TX                   1,066,404       --         1,066,404          28,981
   Taco Cabana -
     Houston, TX #241                1,363,637       --         1,363,637          48,036
   Taco Cabana -
     Denton, TX                      1,220,693       --         1,220,693          43,001
   Baker Square -
     Bolingbrook, IL                 1,636,364       --         1,636,364          16,147
   IHOP -
     Harlingen, TX                   1,619,998       --         1,619,998          (1,134)
   Old Country Buffet -
     Madison, WI                     2,091,000       --         2,091,000          (1,199)
   HomeTown Buffet -
     Wichita, KS                     2,000,000       --         2,000,000          (1,147)
   Old Country Buffet -
     Mechanicsburg, PA               1,818,000       --         1,818,000          (1,523)
   IHOP -
     Rocky Mount, NC                 1,528,300       --         1,528,300          33,625
   JIB -
     Hickory, NC                     1,481,564       --         1,481,564          28,329
   HomeTown Buffet -
     Louisville, KY                  1,145,000       --         1,145,000            (660)
   Old Country Buffet -
     Franklin, OH                    1,318,000       --         1,318,000            (760)
   Pizza Hut -
     El Reno, OK                       368,764       --           368,764           1,591
   Bakers Square -
     Mt. Prospect, IL                1,931,818       --         1,931,818          19,310
   Old Country Buffet -
     Onalaska, WI                    1,455,000       --         1,455,000          (1,020)
   Pizza Hut -
     Taylor, TX                        252,000       --           252,000           1,112
   IHOP -
     Cathedral City, CA              1,509,346       --         1,509,346           3,182
   Jack in the Box -
     Shelby, NC                      1,322,836       --         1,322,836          50,638
   Jack in the Box -
     Simpsonville, SC                1,503,608       --         1,503,608          21,487
   Old Country Buffet -
     Cincinnati, OH                    975,000       --           975,000            (821)

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   OCB -
     Bourbonnais, IL                  12/28/01     07/23/02    1,401,789    1,273,743       --        --         2,675,532
   HomeTown Buffet -
     Rockford, IL                     12/28/01     07/23/02    2,534,814    2,274,326       --        --         4,809,140
   Pizza-Hut -
     Belton, TX                       01/25/02     07/24/02      724,812     615,776        --        --         1,340,588
   IHOP -
     Covington, LA                    03/29/02     07/26/02    1,939,187    1,716,670       --        --         3,655,857
   IHOP -
     Flourissant, MO                  03/29/02     07/30/02    1,699,850    1,548,233       --        --         3,248,083
   Jack in the Box -
     Rock Hill, SC                    09/15/00     08/05/02    1,250,338    1,143,510       --        --         2,393,848
   Jack in the Box -
     Greer, SC                        09/25/01     08/05/02    1,565,361    1,454,109       --        --         3,019,470
   Jack in the Box -
     Conroe, TX                       09/15/00     08/09/02    1,556,376    1,412,719       --        --         2,969,095
   Pizza Hut -
     Waco, TX (Baylor)                01/18/02     08/13/02      649,092     550,444        --        --         1,199,536
   Jack in the Box -
     Greenville, SC                   09/25/01     08/16/02    1,647,054    1,530,054       --        --         3,177,108
   Bakers Square -
     Eau Claire, WI                   05/14/01     08/20/02    1,359,362    1,169,094       --        --         2,528,456
   Bakers Square -
     Springfield, IL                  05/14/01     08/20/02    1,230,330    1,079,164       --        --         2,309,494
   Old Country Buffet -
     Mankato, MN                      12/28/01     08/20/02    1,816,605    1,637,118       --        --         3,453,723
   Jack in the Box -
     Baton Rouge, LA                  08/23/00     08/22/02    1,207,920    1,127,994       --        --         2,335,914
   TB/KFC -
     Center, TX                       10/31/00     08/30/02      868,185     852,554        --        --         1,720,739
   IHOP -
     Shawnee, OK                      12/20/01     08/30/02    1,579,070    1,434,527       --        --         3,013,597
   HomeTown Buffet -
     Medford, OR                      02/15/02     09/05/02    2,800,571    2,410,406       --        --         5,210,977
   HomeTown Buffet -
     Manchester, CT                   12/28/01     09/13/02    1,945,681    1,774,390       --        --         3,720,071
   Jack in the Box -
     Kilgore, TX                      06/27/02     09/18/02    1,188,992    1,093,811       --        --         2,282,803
   IHOP -
     Bristol, VA                      12/28/00     09/20/02    1,432,612    1,350,001       --        --         2,782,613
   Bakers Square -
     Akron, OH                        05/14/01     09/27/02    1,501,502    1,257,883       --        --         2,759,385
   Texas Roadhouse -
     Peoria, IL                       06/25/02     09/30/02    2,550,000    2,127,261       --        --         4,677,261
   Jack in the Box -
     Mesa, AZ                         06/27/02     10/04/02    1,678,254    1,475,706       --        --         3,153,960

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                   cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   OCB -
     Bourbonnais, IL                 1,273,000       --         1,273,000          (1,087)
   HomeTown Buffet -
     Rockford, IL                    2,273,000       --         2,273,000          (1,941)
   Pizza-Hut -
     Belton, TX                        618,282       --           618,282           2,875
   IHOP -
     Covington, LA                   1,720,183       --         1,720,183           2,971
   IHOP -
     Flourissant, MO                 1,551,402       --         1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                   1,181,275       --         1,181,275          46,288
   Jack in the Box -
     Greer, SC                       1,474,257       --         1,474,257          22,417
   Jack in the Box -
     Conroe, TX                      1,459,375       --         1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)                 553,145       --           553,145           3,009
   Jack in the Box -
     Greenville, SC                  1,551,255       --         1,551,255          24,584
   Bakers Square -
     Eau Claire, WI                  1,181,818       --         1,181,818          13,617
   Bakers Square -
     Springfield, IL                 1,090,909       --         1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                     1,636,000       --         1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA                 1,167,135       --         1,167,135          48,323
   TB/KFC -
     Center, TX                        863,636       --           863,636          10,412
   IHOP -
     Shawnee, OK                     1,441,500       --         1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                     2,409,000       --         2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT                  1,773,000       --         1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                     1,097,200       --         1,097,200           4,625
   IHOP -
     Bristol, VA                     1,373,272       --         1,373,272          25,525
   Bakers Square -
     Akron, OH                       1,272,727       --         1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                      2,134,177       --         2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                        1,482,598       --         1,482,598           7,435

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                 by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Rockmart, GA                     01/18/02     11/06/02      432,906     366,030        --        --           798,936
   Ruby Tuesday -
     Angola, IN                       07/01/01     11/08/02    1,499,694    1,415,770       --        --         2,915,464
   Krystals -
     Pelham, AL                       09/15/00     11/14/02    1,013,642     910,619        --        --         1,924,261
   HomeTown Buffets -
     Hilliard, OH                     12/28/01     11/22/02    1,816,424    1,615,595       --        --         3,432,019
   IHOP -
     Enid, OK                         09/28/01     12/05/02    1,537,046    1,323,224       --        --         2,860,270
   IHOP -
     Kansas City, MO                  03/29/02     12/05/02    1,719,949    1,500,970       --        --         3,220,919
   Perkins -
     Millington, TN                   05/24/02     12/06/02    1,274,829    1,111,111       --        --         2,385,940
   Perkins -
     Mankato, MN                      09/13/02     12/10/02    1,373,747    1,193,299       --        --         2,567,046
   Ruby Tuesday -
     Island Park, NY                  02/27/01     12/18/02    1,882,592    1,782,108       --        --         3,664,700
   Pizza Hut -
     Woodville, TX                    01/18/02     12/19/02      392,396     351,085        --        --           743,481
   Krystals -
     Trenton, GA                      09/15/00     12/20/02    1,027,940     896,970        --        --         1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                       05/15/01     08/17/01      163,730    1,076,685       --        --         1,240,414
   Jack in the Box -
     St. George, UT                   07/12/01     12/04/01      231,916    1,580,962       --        --         1,812,878
   Jack in the Box -
     Pumpkin Center, CA               08/30/02     11/09/01      128,563    1,206,531       --        --         1,335,094
   Black Angus -
     Las Vegas, NV                    10/11/01     11/19/01      545,658    2,675,155       --        --         3,220,813
   Jack in the Box -
     Harrington, TX                   05/31/01     11/29/01      144,639    1,280,652       --        --         1,430,291
   Black Angus -
     Phoenix, AZ                      08/02/01     03/29/02    2,271,337    1,962,499       --        --         4,233,836
   Black Angus -
     Goodyear, AZ                     07/23/01     05/01/02    2,161,317    1,855,849       --        --         4,017,166
   Jack in the Box -
     Charlotte, NC                    08/30/01     06/14/02    1,603,500    1,450,809       --        --         3,054,309
   Jack in the Box -
     Baton Rouge, LA                  08/30/01     07/12/02    1,225,654    1,145,280       --        --         2,370,934
   Jack in the Box -
     Lake Zurich, IL                  09/26/01     12/20/02    2,655,920    2,215,642       --        --         4,871,562
   Bennigans -
     Killeen, TX                      08/07/01     12/30/02    2,182,142    1,897,117       --        --         4,079,259

      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Rockmart, GA                      368,764       --           368,764           2,914
   Ruby Tuesday -
     Angola, IN                      1,426,713       --         1,426,713          29,521
   Krystals -
     Pelham, AL                        928,108       --           928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                    1,614,000       --         1,614,000          (1,717)
   IHOP -
     Enid, OK                        1,336,499       --         1,336,499           4,742
   IHOP -
     Kansas City, MO                 1,509,346       --         1,509,346           8,575
   Perkins -
     Millington, TN                  1,111,111       --         1,111,111             756
   Perkins -
     Mankato, MN                     1,193,299       --         1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                 1,800,000       --         1,800,000          21,046
   Pizza Hut -
     Woodville, TX                     354,013       --           354,013           3,077
   Krystals -
     Trenton, GA                       915,294       --           915,294          26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                      1,078,143       --         1,078,143          27,638
   Jack in the Box -
     St. George, UT                  1,588,785       --         1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA              1,210,280       --         1,210,280          22,265
   Black Angus -
     Las Vegas, NV                   2,675,155       --         2,675,155          31,169
   Jack in the Box -
     Harrington, TX                  1,285,047       --         1,285,047          68,509
   Black Angus -
     Phoenix, AZ                     1,967,245       --         1,967,245          13,445
   Black Angus -
     Goodyear, AZ                    1,862,193       --         1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                   1,467,708       --         1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                 1,160,007       --         1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                 2,246,512       --         2,246,512          39,380
   Bennigans -
     Killeen, TX                     1,925,583       --         1,925,583          31,785

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                09/25/02     09/25/02    1,096,799          --        --        --         1,096,799
   Burger King -
     Jackson, MI (8)                  09/25/02     09/25/02      958,464          --        --        --           958,464
   IHOP -
     Buffalo Grove, IL (8)            09/25/02     09/25/02    1,591,656          --        --        --         1,591,656
   Arby's-Lee's
     Summit, MO (8)                   09/25/02     09/25/02      956,778          --        --        --           956,778
   Krispy Kreme -
     Clive, IA (8)                    09/25/02     09/25/02      719,193          --        --        --           719,193
   Boston Market
     Eden Prairie, MN (8)             09/25/02     09/25/02    1,096,256          --        --        --         1,096,256
   Denny's -
     Glenwood Springs, CO             09/25/02     09/30/02      795,710     724,289        --        --         1,519,999
   JIB -
     Apple Valley, CA                 09/25/02     10/29/02    1,321,825    1,125,979       --        --         2,447,804
   Jack in the Box -
     Calexico, CA                     09/25/02     11/08/02    1,648,680    1,380,933       --        --         3,029,613
   IHOP -
     Smyrna, GA                       09/25/02     11/15/02    1,745,706    1,487,570       --        --         3,233,276
   IHOP -
     Las Vegas, NV                    09/25/02     11/19/02    1,757,708    1,532,903       --        --         3,290,611
   Arby's -
     Lafayette, IN                    09/25/02     11/21/02    1,375,742    1,233,489       --        --         2,609,231
   JIB -
     Pomona, CA                       09/25/02     12/06/02    1,487,290    1,256,692       --        --         2,743,982
   IHOP -
     Bend, OR                         09/25/02     12/10/02    1,531,730    1,335,109       --        --         2,866,839
   JIB -
     Woodinville, WA                  09/25/02     12/12/02    1,655,360    1,416,445       --        --         3,071,805
   IHOP -
     Chico, CA                        09/25/02     12/16/02    1,941,672    1,704,094       --        --         3,645,766
   IHOP -
     Phoenix, AZ                      09/25/02     12/16/02    1,678,713    1,421,205       --        --         3,099,918
   Denny's -
     Grand Prairie, TX                09/25/02     12/18/02      808,300     641,605        --        --         1,449,905
   JIB -
     Stockton, CA                     09/25/02     12/19/02    1,318,360    1,194,990       --        --         2,513,350
   JIB -
     Altadena, CA                     09/25/02     12/19/02    1,807,332    1,568,973       --        --         3,376,305
   IHOP -
     Madera, CA                       09/25/02     12/20/02    1,738,750    1,517,381       --        --         3,256,131
   JIB -
     Los Angeles, CA                  09/25/02     12/20/02    1,722,484    1,440,875       --        --         3,163,359
   Stone Grill -
     Henderson, NV                    09/25/02     12/20/02      444,977     315,790        --        --           760,767

      Past performance is not necessarily indicative of future performance.

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                      Original      cost,                   operating cash
                                      mortgage     capital                  receipts over
                                      financing  improvements                   cash
            Property                    (7)     closing and      Total      expenditures
                                                  soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                       --     1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                         --       958,464      958,464              --
   IHOP -
     Buffalo Grove, IL (8)                   --     1,591,656    1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                          --       956,778      956,778              --
   Krispy Kreme -
     Clive, IA (8)                           --       719,193      719,193              --
   Boston Market
     Eden Prairie, MN (8)                    --     1,096,256    1,096,256              --
   Denny's -
     Glenwood Springs, CO               724,289       --           724,289          (2,560)
   JIB -
     Apple Valley, CA                 1,125,979       --         1,125,979            (390)
   Jack in the Box -
     Calexico, CA                     1,380,873       --         1,380,873            (431)
   IHOP -
     Smyrna, GA                       1,487,640       --         1,487,640            (255)
   IHOP -
     Las Vegas, NV                    1,533,114       --         1,533,114               4
   Arby's -
     Lafayette, IN                    1,234,521       --         1,234,521           1,632
   JIB -
     Pomona, CA                       1,256,583       --         1,256,583            (501)
   IHOP -
     Bend, OR                         1,334,916       --         1,334,916            (674)
   JIB -
     Woodinville, WA                  1,416,512       --         1,416,512            (421)
   IHOP -
     Chico, CA                        1,706,088       --         1,706,088           2,084
   IHOP -
     Phoenix, AZ                      1,422,679       --         1,422,679           1,492
   Denny's -
     Grand Prairie, TX                  643,812       --           643,812         (17,570)
   JIB -
     Stockton, CA                     1,195,358       --         1,195,358              44
   JIB -
     Altadena, CA                     1,569,349       --         1,569,349            (104)
   IHOP -
     Madera, CA                       1,517,799       --         1,517,799             (23)
   JIB -
     Los Angeles, CA                  1,441,506       --         1,441,506             319
   Stone Grill -
     Henderson, NV                      316,876       --           316,876            (501)

      Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                     09/25/02     12/20/02    1,584,962    1,432,938       --        --         3,017,900
   Denny's -
     Tulsa, OK                        09/25/02     12/23/02      198,995      87,719        --        --           286,714
   Chipolte Mexican Grill -
     Redlands, CA                     09/25/02     12/26/02    1,131,950     947,782        --        --         2,079,732
   Arby's -
     Boise, ID                        09/25/02     12/27/02    1,024,456     880,157        --        --         1,904,613
   IHOP -
     Las Vegas, NV - 752              09/25/02     12/30/02    1,956,162    1,654,627       --        --         3,610,789
   IHOP -
     Chesapeake, VA                   09/25/02     12/30/02    1,820,540    1,596,258       --        --         3,416,798
   JIB -
     Sacramento, CA                   09/25/02     12/31/02    1,351,820    1,230,480       --        --         2,582,300
   JIB -
     Delano, CA                       09/25/02     12/31/02    1,411,817    1,193,558       --        --         2,605,375

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                      02/10/97     04/26/02    2,049,350          --        --        --         2,649,350
   Fazoli's -
     Cordova, TN (25)                 12/28/01     06/28/02      638,052          --        --        --           638,052
   Fazoli's -
     Collierville, TN (25)            12/23/99     08/08/02      667,882          --        --        --           667,882

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                   Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                  soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                   1,434,470       --         1,434,470           1,591
   Denny's -
     Tulsa, OK                         88,021       --            88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                     948,249       --           948,249             229
   Arby's -
     Boise, ID                        879,752       --           879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752            1,654,674       --         1,654,674            (737)
   IHOP -
     Chesapeake, VA                 1,595,915       --         1,595,915          (1,328)
   JIB -
     Sacramento, CA                 1,230,859       --         1,230,859             (85)
   JIB -
     Delano, CA                     1,193,846       --         1,193,846            (125)

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                           --     1,748,118    1,496,871              --
   Fazoli's -
     Cordova, TN (25)                      --       501,969      501,969              --
   Fazoli's -
     Collierville, TN (25)                 --       621,070           --            (207)

(1)  Amounts shown do not include pro rata share of original  offering  costs or acquisition fees.
(2)  Closing  costs  deducted from net sales  proceeds do not include  deferred, subordinated  real estate  disposition  fees payable to CNL Fund  Advisors,
     Inc. or its affiliates.
(3)  Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $20,000 of lease termination income.
(4)  Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $175,000 of lease termination income.
(5)  Cash received net of closing costs includes  $147,750 of lease  termination income.
(6)  Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $52,676 of lease termination income.
(7)  Original  mortgage  financing was obtained for less than 100 percent of the total cost of the properties.
(8)  Each  property  was sold to one of the CNL  Income  Funds,  which are Prior
     Public  Programs and  affiliates  of the Chairman and Vice  Chairman of the
     Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease
     Investors,  LP  sold  the  properties  at the  net  carrying  value  of the property, therefore, no gain or loss was recognized on the sale.
(9)  This  property was being  constructed  and was sold prior to  completion of construction.
(10) Cash received net of closing  costs  includes  $1,551,800  in  construction costs incurred but not paid by CNL Restaurant Properties, Inc. as of the closing  date,  which were  deducted  from the  actual  net sales  proceeds received by CNL Restaurant Properties, Inc.
(11) Cash received net of closing  costs  includes  $35,863  received as a lease termination fee.
(12) CNL Income Fund VIII,  Ltd.  owned a 12.46 percent  interest and CNL Income
     Fund XII, Ltd. owned an 87.54 percent  interest in this joint venture.  The amounts  presented for CNL Income Fund VIII,  Ltd. and CNL Income Fund XII,
     Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

      Past performance is not necessarily indicative of future performance.

(13) CNL Income Fund XIV, Ltd.  owned a 50 percent  interest and CNL Income Fund
     XV, Ltd.  owned a 50 percent  interest in this joint  venture.  The amounts presented  for CNL  Income  Fund XIV,  Ltd.  and CNL Income  Fund XV,  Ltd.
     represent each partnership's  percentage  interest in the property owned by
     Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd.  owned a 75 percent  interest  and CNL Income Fund
     IX, Ltd. owned a 25 percent interest in the property in Dublin, California.
     The amounts  presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX,
     Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value.
     The  mortgage  note bore  interest at a rate of ten percent per annum.  The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value.
     The  mortgage  note bears  interest at a rate of nine percent per annum and provides  for 96 equal  monthly  payments of  principal  and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value.
     The  mortgage  note bears  interest at a rate of nine percent per annum and provides  for 96 equal  monthly  payments of  principal  and interest and a balloon payment of $184,652 in December 2008.
(18) Information  in this  table  includes  properties  sold  by CNL  Restaurant
     Property  Services,  Inc., CNL Restaurant  Investors  Properties,  LLC, CNL
     Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors LP,
     subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs  incurred in the  administration of the partnership or company, as applicable,  not related to the operation of properties.
(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X,
     Ltd.  owned a 52  percent  interest  in this  joint  venture.  The  amounts presented  for CNL  Income  Fund  II,  Ltd.  and CNL  Income  Fund X,  Ltd.
     represent  each  partnership's  percentage  interest  owned by Peoria Joint
     Venture.
(21) CNL Income Fund VI, Ltd.  owned a 77 percent  interest  and CNL Income Fund
     XI, Ltd. owned a 23 percent interest in the property in Round Rock,  Texas.
     The amounts  presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI,
     Ltd. represent each partnership's percentage interest in the property.
(22) Amount shown is face value and does not represent discounted current value.
     The mortgage  note bears  interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23) Cash received net of closing  costs  includes  $60,000  received as a lease termination fee.
(24) Information  in  this  table  includes  properties  sold  by CNL  Financial
     Services,  LP and CNL Franchise Network, LP, subsidiaries of CNL Restaurant
     Properties, Inc.
(25) The property was obtained  through  foreclosure  of a loan and the basis of the property was the net realizable value of the foreclosed loan.
(26) Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $31,215 of lease termination income.
(27) Excess   (deficiency)  of  property   operating  cash  receipts  over  cash
     expenditures includes $100,000 of lease termination income.
(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund
     IV, Ltd. owned a 26.6 percent  interest in this joint venture.  The amounts presented  for CNL Income  Fund III,  Ltd.  and CNL Income  Fund,  IV, Ltd.
     represent each partnership's  percentage  interest in the property owned by
     Titusville Joint Venture.
(29) CNL  Income  Fund IX,  Ltd.  and CNL  Income  Fund X, Ltd.  each owned a 50 percent  interest  in this joint  venture.  The amounts  presented  for CNL
     Income  Fund  IX,  Ltd.  and  CNL  Income  Fund,  X,  Ltd.  represent  each partnership's  percentage  interest in the property owned by CNL Restaurant
     Investments III.
(30) CNL Income Fund,  Ltd.  owned a 50 percent  interest in this joint venture.
     The amounts presented  represent the partnership's  percentage  interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.
(31) CNL Income Fund VII,  Ltd.  owned an 18 percent  interest,  CNL Income Fund
     VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent  interest in this joint venture.  The amounts  presented for
     CNL Income Fund VII, Ltd., CNL Income Fund,  VIII, Ltd. and CNL Income Fund
     IX, Ltd. represent each partnership's  percentage  interest in the property owned by CNL Restaurant Investments II.
(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X,
     Ltd.  owned a 10.51 percent  interest and CNL Income fund XI, Ltd.  owned a
     62.16 percent interest in this joint venture. The amounts presented for CNL
     Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd.
     represent each partnership's  percentage  interest in the property owned by
     Ashland Joint Venture.
(33) CNL Income Fund VIII, Ltd. owned a 66 percent  interest and CNL Income Fund
     IX, Ltd. owned a 34 percent  interest in the property owned by this tenancy in common.  The amounts  presented  for CNL Income Fund VIII,  Ltd. and CNL
     Income Fund, IX, Ltd. represent each partnership's  percentage  interest in the property owned by CNL VIII & IX Tenants in Common.
(34) CNL Income Fund VII, Ltd.  owned a 79 percent  interest and CNL Income Fund
     XVII, Ltd. owned a 21 percent  interest in this joint venture.  The amounts presented  for CNL Income Fund VII,  Ltd. and CNL Income Fund,  XVII,  Ltd.
     represent each partnership's  percentage  interest in the property owned by
     CNL Mansfield Joint Venture.
(35) CNL Income  Fund VI,  Ltd.  owned a 66.14  percent  interest  in this joint venture.  The amounts  presented  represent  the  partnership's  percentage interest in the property owned by Caro Joint  Venture.  A third party owned the remaining 33.86 percent interest in this joint venture.
(36) Amount shown is face value and does not represent discounted current value.
     The  mortgage  note bore  interest  at a rate of 10  percent  per annum and provided for 35 equal  monthly  payments of  principal  and  interest.  The borrower prepaid the mortgage note in full in August 2002.
(37) Amount shown is face value and does not represent discounted current value.
     The mortgage  note bore  interest at a rate of 10.5  percent per annum.  In
     December 2002, the Partnership  negotiated for an early payoff at a reduced amount and  received  a balloon  payment  which  included  $606,800  of the outstanding principal balance.
(38) Cash received net of closing costs includes $232,578 of insurance  proceeds received after the building was destroyed by fire.

      Past performance is not necessarily indicative of future performance.

                                                                [LOGO]
Prospectus
CNL RETIREMENT PROPERTIES, INC.
175,000,000 Shares of Common Stock

Minimum Purchase -- 250 Shares ($2,500)
100 Shares ($1,000) for IRAs and Keogh and Pension Plans
Minimum purchase may be higher in certain states

         Of the 175,000,000 shares of common stock that we have registered, we are offering 150,000,000 shares to investors who meet our suitability standards and up to 25,000,000 shares to participants in our reinvestment plan.

         We are qualified and operated for federal income tax purposes as a real estate investment trust.

         An investment in our shares involves significant risks. See "Risk
Factors" beginning on page 12 for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including:

o        We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.
o        Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $1.5 billion. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.
o        We rely on CNL Retirement Corp., our advisor, subject to approval by the Board of Directors, with respect to all investment decisions.
o        Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to
         us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.
o        There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December
         31, 2008, we will sell our assets and distribute the proceeds.
o        We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.
o        We may, without the approval of a majority of our independent directors, incur debt totalling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.
o        If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.
o        We expect to pay substantial fees to some of our affiliates and estimate that 8% of the proceeds from the sale of shares will be paid in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to purchase properties and make mortgage loans as a result of such payments. Of the proceeds from the sale of shares, we will use 85% to acquire properties and to make mortgage loans.
o        As of date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are either Marriott-branded or American Retirement Corporation-branded communities and all of the properties are leased to only six tenants.

                                                                                                          Total
                                                                                    Per Share            Maximum
                                                                                   ------------     ------------------
  Public Offering Price..................................................            $10.00          $1,750,000,000
  Selling Commissions....................................................            $ 0.75          $  131,250,000
  Proceeds to the Company................................................            $ 9.25          $1,618,750,000

..........Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  In addition, the
Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is a criminal offense.

                                               CNL SECURITIES CORP.
                                                  March 26, 2003

o        The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.
o        This offering will end no later than March 26, 2004, unless we elect to extend it to a date no later than March 26, 2005 in states that permit us to make this extension.

         No one is authorized to make any statements about the offering different from those that appear in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this Prospectus. You should also be aware that the description of the Company contained in this Prospectus was accurate on February 28, 2003 but may no longer be accurate. We will amend or supplement this Prospectus, however, if there is a material change in the affairs of the Company.

         No one may make forecasts or predictions in connection with this offering concerning the future performance of an investment in the shares.

                                TABLE OF CONTENTS

TABLE OF CONTENTS ii
Questions and Answers About CNL Retirement
     Properties, Inc.'s Public

              You cannot evaluate properties that we have
                  not yet acquired or identified for acquisition...................................................11
              We cannot assure you that we will obtain suitable investments........................................11
              The managing dealer has not made an independent review of the Company or the Prospectus..............11
              There is no limitation on the number of properties of a particular facility type which we may acquire...................................................................................11
              You will have no opportunity to evaluate procedures for resolving conflicts of interest..............11
              You cannot evaluate secured equipment leases in which we have not yet entered or that we have not yet identified..........................................................................12
         There may be delays in investing the proceeds of this offering............................................12
         The sale of shares by stockholders could be difficult.....................................................12
     Company-Related Risks.........................................................................................12
         We have limited operating history.........................................................................12
         Our management has limited experience with investments in

         Inability to continue to satisfy debt obligations by the tenant/operator of six of our properties may adversely affect our results of operations.......................................................14

         We may rely on credit enhancements to our leases for minimum rent payments................................14
         We do not have control over market and business conditions................................................14
         Adverse trends in the health care and seniors' housing industry may impact our properties.................14
         RetirementFacilities......................................................................................14
              Some of our tenants and borrowers must attract senior citizens with ability to pay...................14
              Failure to comply with government regulations could negatively affect our tenants and borrowers.........................................................................................15
              Our properties may not be readily adaptable to other uses............................................15
              Our tenants and borrowers may rely on government reimbursement.......................................15
              Cost control and other health care reform measures may reduce reimbursements to our tenants

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes..22
         Our leases may be recharacterized as financings which would eliminate depreciation deductions on

Form of Reinvestment Plan..............................................................................Appendix A
Prior Performance Tables...............................................................................Appendix B
Subscription Agreement.................................................................................Appendix C
Statement of Estimated Taxable Operating Results
     Before Dividends Paid Deduction...................................................................Appendix D

                           Questions and Answers About
                CNL Retirement Properties, Inc.'s Public Offering

Q:     What is CNL Retirement Properties, Inc.?

A:     The Company is a real estate investment trust, or a REIT, that was formed in 1997 to acquire  properties and lease them on a long-term,  triple-net basis. The properties may include congregate living,  assisted living and skilled nursing  facilities,  continuing care retirement  communities and life care communities,  and medical office buildings and walk-in clinics, and similar  types of healthcare  related  facilities.  In addition,  the
       Company may provide mortgage financing loans and secured equipment leases to operators.

       As of February 28, 2003, the Company had invested in 38 retirement properties, located in 17 states, and had commitments to acquire 14 additional properties.  As of December 31, 2002, the Company had total assets of over $441 million.

Q:     What is a REIT?

A:     In general, a REIT is a company that:

       o combines the capital of many investors to acquire or provide  financing for real estate,

       o  offers  benefits  of  a  diversified   portfolio  under   professional
       management,

       o typically is not subject to federal  corporate  income taxes on its net income,  provided  certain income tax  requirements  are satisfied.  This treatment  substantially  eliminates the "double  taxation"  (taxation at both the corporate and  stockholder  levels) that generally  results from investments in a corporation, and

       o must pay  distributions  to  investors  of at least 90% of its  taxable income.

Q:     What kind of offering is this?

A:     We are  offering  up to  150,000,000  shares of  common  stock on a "best efforts" basis. In addition,  we are offering up to 25,000,000  shares of common stock to investors  who want to  participate  in our  reinvestment plan.

Q:     How does a "best efforts" offering work?

A:     When shares are offered to the public on a "best efforts"  basis,  we are not  guaranteeing  that any minimum number of shares will be sold. If you choose  to  purchase  stock  in  this  offering,  you  will  fill  out  a
       Subscription  Agreement,  like the one  attached  to this  Prospectus  as
       Appendix  C,  and pay for the  shares  at the  time  you  subscribe.  The
       purchase  price  will  be  placed  into  escrow  with  SouthTrust   Bank.
       SouthTrust will hold your funds,  along with those of other  subscribers, in an interest-bearing account until such time as you are admitted by the
       Company as a stockholder.  Generally, we admit stockholders no later than the  last  day  of  the  calendar  month  following  acceptance  of  your subscription.

Q:     How long will the offering last?

A:     This  offering  will not last beyond March 26, 2004,  unless we decide to extend the  offering  until not later than March 26,  2005,  in any state that allows us to extend the offering.

Q:     Who can buy shares?

A:     Anyone who receives  this  Prospectus  can buy shares  provided that they
       have  a  net  worth  (not  including   home,   furnishings  and  personal
       automobiles)  of at least  $45,000  and annual  gross  income of at least
       $45,000;  or, a net worth (not including  home,  furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from  state to state,  so you  should  carefully  read the more  detailed description in the "Suitability Standards" section of this Prospectus.

Q:     Are there any risks involved in an investment in the shares?

A:     An investment in our shares involves  significant  risks. You should read the "Risk  Factors"  section for a discussion of material  risks that you should  consider  before you invest in the common  stock  being sold with this Prospectus, including the following:

o      We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.
o      Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $1.5 billion. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.
o      We rely on CNL Retirement Corp., the Company's advisor, subject to approval by the Company's board of directors, with respect to all investment decisions.
o      Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us.
       Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. For a discussion of additional conflicts, see the "Conflicts of Interest"
       section of this Prospectus.
o      There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31,
       2008, we will sell our assets and distribute the proceeds.
o      We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.
o      We may, without the approval of a majority of our independent directors, incur debt totalling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.
o      If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.
o      We expect to pay substantial fees to some of our affiliates and estimate that 8% of the proceeds from the sale of shares will be paid in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to purchase properties and make mortgage loans as a result of such payments. Of the proceeds from the sale of shares, we will use 85% to acquire properties and to make mortgage loans.
o      As of date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are either Marriott-branded or American Retirement Corporation-branded communities and all of the properties are leased to only six tenants.

Q:     Is there any minimum required investment?

A:     Yes.  Generally,  individuals  must initially  invest at least $2,500 and
       IRA,  Keogh or other  qualified  plans  must  initially  invest  at least
       $1,000. Thereafter, you may purchase additional shares in $10 increments.
       However, these minimum investment levels may vary from state to state, so you should  carefully  read the more detailed  description of the minimum investment  requirements  appearing later in the "Suitability  Standards"
       section of this Prospectus.

Q:     After I subscribe for shares, can I change my mind and withdraw my money?

A:     Once  you  have   subscribed   for  shares  and  we  have  deposited  the
       subscription  price with  SouthTrust,  your  subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:     If I buy shares in the offering, how can I sell them?

A:     At the time you purchase  shares,  they will not be listed for trading on any national securities exchange or over-the-counter  market. In fact, we expect  that there will not be any public  market for the shares when you purchase  them,  and we  cannot be sure if one will  ever  develop.  As a result, you may find that if you wish to sell your shares, you may not be able to do so  promptly  or at a  price  equal  to or  greater  than  the offering price.

       We  anticipate  listing the shares on a national  securities  exchange or over-the-counter  market  within  six years  after  commencement  of this offering,  if market  conditions are  favorable.  Listing does not assure liquidity.  If we have not listed  the  shares on a  national  securities exchange or over-the-counter market by December 31, 2008, we plan to sell the  properties  and  other  assets  and  return  the  proceeds  from the liquidation to our stockholders through distributions.

       Beginning one year after you purchase  your shares from the Company,  you may ask us to redeem at least 25% of the shares you own.  The  redemption procedures are described in the  "Redemption  of Shares"  section of this
       Prospectus.  As a  result,  if a  public  market  for  the  shares  never develops,  you may be able to redeem your shares  through the  redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets,  you will receive  proceeds through the liquidation process.

       If we list the  shares,  we  expect  that  you will be able to sell  your shares in the same manner as other listed stocks.

Q:     What will you do with the proceeds from this offering?

A:     We plan to use 85% of the proceeds to purchase  additional  properties and to make mortgage loans, 8% to pay fees and expenses to affiliates for their services and as reimbursement  of offering and  acquisition-related expenses,  and the  remaining  proceeds  to pay  other  expenses  of this offering.  The  payment  of these  fees  will not  reduce  your  invested capital.  Your initial invested capital amount will be $10 per share. For a  discussion  of the  determination  of the  offering  price,  see  "The
       Offering -- Determination of Offering Price" section of the Prospectus.

       Until we invest the proceeds in real estate  assets,  we will invest them in short-term,  highly liquid investments.  These short-term  investments will not earn as high a return as we  expect  to earn on our real  estate investments,  and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

       Assuming 150,000,000 shares are sold in this offering, we expect to have an additional $1.275 billion of net offering proceeds available for investment in properties and mortgage loans and in excess of $2.7 billion in total assets.

Q:     What types of properties will you invest in?

A:     We intend to purchase primarily  assisted living  facilities,  medical office  buildings  and walk-in  clinics.  In  addition,  we may  purchase congregate living facilities, skilled nursing facilities, continuing care retirement  communities,  life  care  communities  and  similar  types of healthcare related facilities.

Q:     What are the terms of your leases?

A:     The  leases we have  entered  into to date,  and the  leases we expect to enter into in the  future,  are  long-term  (meaning  generally  10 to 20
       years,   plus  renewal  options  for  an  additional  10  to  20  years),
       "triple-net" leases. "Triple-net" means that the tenant, not the Company, is  generally  responsible  for  repairs,  maintenance,  property  taxes, utilities,  and  insurance.  Under our  leases,  the  tenant  must pay us minimum base rent on a monthly basis. In addition,  our leases  generally will provide for automatic  fixed increases in the base rent or increases in the  base  rent  based on  increases  in  consumer  price  indices  at predetermined intervals during the term of the lease.

Q:     What investments have you made so far?

A:     As of February 28, 2003, we have  purchased,  directly or indirectly,  38 retirement  properties,  all  of  which  are,  or,  with  respect  to one construction  property,  will  be,  leased  to  tenants  on a  long-term, triple-net  basis.  These properties are located in 17 states and include brands such as Brighton Gardens(R) by Marriott(R), Homewood Residence and
       Marriott(R) MapleRidge(R).

Q:     What is the experience of the Company's officers and directors?

A:     Our management team has extensive previous  experience  investing in real estate on a triple-net  basis. In addition,  our Chief Operating  Officer has extensive previous experience investing in retirement properties. Our directors are listed below:

       o James M. Seneff,  Jr. -- Founder,  Chairman and Chief Executive Officer
       of CNL  Holdings,  Inc. and its  subsidiaries  with more than 25 years of real estate experience. CNL and the entities it has established have more than $5.3  billion in assets,  representing  interests  in  approximately
       1,850 properties and approximately 1,000 mortgage loans in 49 states.

       o Robert A. Bourne-- President and Treasurer of CNL Financial Group, Inc.
       with  over 20  years  of  real  estate  experience  involving  net  lease financing.

       o David W. Dunbar -- Founder,  Chairman  and Chief  Executive  Officer of
       Peoples Florida Banking Corporation,  with over 15 years of experience in the health care industry.

       o James W. Duncan, Jr.-- Former co-Chairman and President of PersonaCare,
       Inc., a company that  provided  sub-acute,  skilled  nursing and assisted living care with 12 facilities in six states.

       o Dr. Edward A. Moses -- Bank of America  professor of finance and former dean of the Roy E. Crummer Graduate School of Business at Rollins College
       with over 25 years academic and business consulting experience.

Q:     How will you choose which investments to make?

A:     We have hired CNL  Retirement  Corp. as our advisor.  The advisor has the authority,  subject to the approval of our directors,  to make all of the
       Company's investment decisions.

Q:     Is the advisor independent of the Company?

A:     No. Some of our  directors  and all of our  officers  are  directors  and officers of the  advisor.  The  conflicts of interest the Company and the advisor  face are  discussed  under the heading  "Conflicts  of Interest"
       later in this Prospectus.

Q:     What  are the fees  that the  Company  will  pay to the  advisor  and its affiliates in connection with this offering?

A:     We will pay the  advisor,  CNL  Securities  Corp.  (which is the managing
       dealer  for  this   offering)   and  other   affiliates  of  the  advisor
       compensation  for  services  they  will  perform  for us.  We  will  also reimburse them for expenses they pay on our behalf. The Company estimates that  85% of the  gross  proceeds  from  this  offering  will  be used to purchase  properties  and  make  other  investments  and of the  balance, approximately  8% of the  gross  proceeds  will be used to pay  fees  and expenses to affiliates and 7% will be used to pay selling  commissions to broker  dealers in connection  with this  offering.  During the operating stage,  the advisor will also receive a monthly asset  management  fee of one-twelfth  of 0.60% of an amount equal to the total amount  invested in properties  and mortgage loans as of the end of the preceding  month.  In connection  with  the  sale  of  properties,  we  will  pay  the  advisor subordinated fees after stockholders have received distributions equal to their invested capital plus an 8% return on such capital.  A subordinated real estate disposition fee will equal no more than 3% of the gross sales price of the properties. The advisor will also receive a subordinated 10%
       share of the net sales  proceeds from the sale of properties or different subordinated  fees if the Company  chooses to list its  securities  under certain  circumstances  or the contract  with the advisor is  terminated.
       Please see the "Management Compensation" section of this Prospectus for a detailed discussion of compensation.

Q:     If I buy shares, will I receive distributions and, if so, how often?

A:     Historically,  we have paid cash  distributions  every  quarter since our operations commenced.

       We  intend  to  continue  to make  quarterly  cash  distributions  to our
       stockholders.   The  Board  of   Directors   determines   the  amount  of
       distributions.   The   amount   typically   depends   on  the  amount  of
       distributable  funds,  current  and  projected  cash  requirements,   tax
       considerations and other factors.  However,  in order to remain qualified as a REIT, we must make  distributions  equal to at least 90% of our REIT taxable income each year.

Q:     Are distributions I receive taxable?

A:     Yes.  Generally,  distributions  that  you  receive  will  be  considered ordinary  income to the  extent  they are from  current  and  accumulated earnings and profits. In addition,  because  depreciation expense reduces taxable  income but does not reduce cash available for  distribution,  we expect a  portion  of your  distributions  will be  considered  return of capital  for tax  purposes.  These  amounts  will not be  subject  to tax immediately  but will  instead  reduce the tax basis of your  investment.
       This in effect defers a portion of your tax until your investment is sold or the Company is liquidated,  at which time the gain will, generally, be
       taxable  as  capital  gains.   However,   because  each   investor's  tax
       implications are different, we suggest you consult with your tax advisor.

Q:     When will I get my tax information?

A:     Your Form 1099 tax information will be mailed by January 31 of each year.

Q:     Do you have a reinvestment plan where I can reinvest my distributions in additional shares?

A:     Yes. We have  adopted a  reinvestment  plan in which some  investors  can reinvest their distributions in additional shares. For information on how to  participate  in our  reinvestment  plan,  see  the  section  of  this
       Prospectus entitled "Summary of Reinvestment Plan."

                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should
                   contact your registered representative or:

                              CNL Sales Department
                              Post Office Box 4920
                           Orlando, Florida 32802-4920
                                 (800) 522-3863
                                 (407) 650-1000

                               PROSPECTUS SUMMARY

         This summary highlights selected  information from this Prospectus.  It is not  complete  and may not  contain  all of the  information  that you should consider before investing in our common stock. To understand the offering fully, you should  read this  entire  Prospectus  carefully,  including  the  documents attached as appendices.

                         CNL RETIREMENT PROPERTIES, INC.

         CNL Retirement  Properties,  Inc.,  which we sometimes  refer to as the
"Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a real estate investment trust, or a REIT. On December 2,
1999,  the  Company  formed CNL  Retirement  Partners,  LP, a  Delaware  limited partnership.  CNL  Retirement GP Corp.  and CNL  Retirement LP Corp.  are wholly owned  subsidiaries  of the Company  and are the  general  and limited  partner, respectively,  of CNL Retirement Partners,  LP. Properties acquired are expected to be held by CNL Retirement  Partners,  LP or wholly owned  subsidiaries of CNL
Retirement  Partners,  LP and, as a result,  owned by the Company  through  such entities.  Four  corporations,  which  are  wholly  owned  subsidiaries  of  CNL
Retirement Properties, Inc., have been formed to serve as the general partner of various  other wholly owned  subsidiaries  which have been or will be formed for the purpose of acquiring  future  properties.  The term  "Company"  includes CNL
Retirement  Properties,  Inc., CNL Retirement GP Corp., CNL Retirement LP Corp.,
CNL Retirement Partners, LP, and each of their subsidiaries.  Our address is CNL
Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our
telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

         Our Company acquires  properties located across the United States which it leases to tenants on a  long-term,  "triple-net"  basis.  This means that the tenant generally will be responsible for repairs,  maintenance,  property taxes, utilities and insurance.  The properties may include congregate living, assisted living and skilled nursing  facilities,  continuing care retirement  communities and life care  communities,  medical office buildings and walk-in  clinics,  and similar  types of  healthcare  related  facilities.  We expect to structure  the leases to provide for payment of base annual rent with periodic  increases  over the terms of the leases. We may also offer mortgage financing,  and, to a lesser extent,  furniture,  fixtures and equipment  financing through secured equipment leases as loans or  direct  financing  leases,  to  operators.  You can read the section of this Prospectus under the caption "Business" for a description of the properties we currently  own, our pending  investments,  the types of properties that  may be  selected  by our  advisor,  CNL  Retirement  Corp.,  the  property selection and  acquisition  processes  and the nature of the mortgage  loans and secured equipment leases.

         We have and will continue to borrow money to acquire  properties,  make mortgage  loans,  enter into secured  equipment  leases and pay certain fees and intend to encumber properties in connection with the borrowing. We have obtained a line of credit  and  anticipate  obtaining  additional  lines of  credit.  The
Company  anticipates that the aggregate amount of any lines of credit will be up to $125,000,000;  however, the Board of Directors may increase the amount we can borrow  under  lines of credit.  We may repay the line of credit  with  offering proceeds,  proceeds  from the  sale of  assets,  working  capital  or  permanent financing.  The  Company has also  obtained  permanent  financing.  The Board of
Directors  anticipates that we will obtain  additional  permanent  financing and that the  aggregate  amount of that  financing  will not exceed 40% of our total assets. The line of credit and permanent financing are the only sources of funds for making secured equipment leases.

         Under our Articles of  Incorporation,  the Company  will  automatically terminate  and dissolve on December 31, 2008,  unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed,  the  Company  automatically  will  become a  perpetual  life entity.  If we are not listed by  December  31,  2008,  we will sell our assets, distribute  the net sales proceeds to  stockholders  and limit our activities to those  related to the Company's  orderly  liquidation,  unless the  stockholders owning a majority of the shares elect to amend the Articles of  Incorporation to extend the duration of the Company.

RISK FACTORS

         An  investment  in our  Company  is subject to  significant  risks.  We summarize  some of the more  important  risks below. A more detailed list of the risk factors is found in the "Risk  Factors"  section,  which begins on page 12.
You should  read and  understand  all of the risk  factors  before  making  your decision to invest.

o        As of February 28, 2003, we owned, directly or indirectly, 38 properties, and had commitments to acquire 14 additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o        We rely on the advisor, which, subject to approval by the Board of
         Directors, has responsibility for the management of our Company and our investments.

o        The advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

o        The Board of Directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute stockholders' equity interests and the ability to change the compensation of the advisor and to employ and compensate affiliates. The Board of Directors can take such actions solely on its own authority and without stockholder approval.

o        We may make investments that will not appreciate in value over time, such as building only properties, with the land owned by a third-party, and mortgage loans.

o        If you must sell your shares, you will not be able to sell them quickly because it is not anticipated that there will be a public market for the shares in the near term, and there can be no assurance that listing will occur.

o        In the future, if we do not obtain additional permanent financing, we may not be able to acquire as many properties or make as many mortgage loans or secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

o        In addition to general market and economic conditions, we are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services.

o        As of date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are either Marriott-branded or American Retirement Corporation-branded communities and all of the properties are leased to only six tenants, some of whom are thinly capitalized.

o        We cannot predict the amount of revenues we will receive from tenants and borrowers.

o        We may, without the approval of a majority of the independent directors, incur debt totalling up to 300% of the value of our net assets, as defined in the glossary, including debt to make distributions to stockholders in order to maintain our status as a
         REIT. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.

o        In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

o        If our tenants or borrowers default, we will have less income with which to make distributions.

o        The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of the Company's governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

o        Restrictions on ownership of more than 9.8% of the shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

o        We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, and reduce the amount of funds available for paying distributions to you as a stockholder.

o        We expect to pay substantial fees to affiliates and estimate that 8% of the proceeds from the sale of shares will be paid in fees and expenses to affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to purchase properties and to make mortgage loans will be decreased as a result of such payments.

OUR REIT STATUS

         We made an election to be taxed as a REIT  beginning  our taxable  year ending  December 31, 1999.  As a REIT,  we generally  are not subject to federal income tax on income that we distribute to our stockholders.  Under the Internal
Revenue Code of 1986, as amended,  REITs are subject to numerous  organizational and operational  requirements,  including a requirement  that they distribute at least 90% of their taxable income,  as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year,  our income will be taxed at regular corporate  rates,  and we may not be able to qualify for treatment as a REIT for that year and the next four  years.  Even if we  qualify  as a REIT for  federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and  property  and to federal  income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We  have   retained   the  advisor  to  provide  us  with   management,
acquisition,  advisory and administrative  services. The members of our Board of
Directors  oversee the management of the Company.  The majority of the directors are  independent  of the  advisor  and have  responsibility  for  reviewing  its performance. The directors are elected annually to the Board of Directors by the stockholders.

         All of the  executive  officers  and  directors of the advisor also are officers or  directors of the Company.  The advisor has  responsibility  for (i)
selecting the properties  that we will acquire,  formulating  and evaluating the terms of each proposed  acquisition,  and arranging for the  acquisition  of the property by the Company;  (ii) identifying  potential tenants for the properties and potential borrowers for the mortgage loans, and formulating,  evaluating and negotiating the terms of each lease of a property and each mortgage loan;  (iii)
locating and  identifying  potential  lessees and  formulating,  evaluating  and negotiating the terms of each secured  equipment lease; and (iv) negotiating the terms  of any  borrowing  by the  Company,  including  lines of  credit  and any long-term,  permanent  financing.  All of the advisor's  actions relating to the
Company are subject to approval by the Board of Directors.  The advisor also has the  authority,  subject to approval  by a majority  of the Board of  Directors, including a majority of the independent directors,  to select assets for sale by the Company in keeping with the Company's investment  objectives and based on an analysis of  economic  conditions  both  nationally  and in the  vicinity of the assets being considered for sale.

         You can  read  the  sections  of this  Prospectus  under  the  captions
"Management"  and "The Advisor and The Advisory  Agreement" for a description of the business background of the individuals responsible for the management of the
Company  and the  advisor,  as well as for a  description  of the  services  the advisor will provide.

         Some of our officers and directors,  who are also officers or directors of the advisor,  may experience conflicts of interest in their management of the
Company. These arise principally from their involvement in other activities that may conflict with our business and interests,  including  matters related to (i)
allocation of new investments  and management  time and services  between us and various other  entities,  (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with  affiliates  of the advisor,  (v)  compensation  to the  advisor,  (vi) our relationship  with  the  managing  dealer,  CNL  Securities  Corp.,  which is an affiliate of the Company and the advisor, and (vii) the fact that our securities and tax  counsel  also  serves as  securities  and tax  counsel  for some of our affiliates, and that neither the Company nor the stockholders will have separate counsel.  The "Conflicts of Interest"  section of this  Prospectus  discusses in more detail the more  significant of these potential  conflicts of interest,  as well as the procedures  that have been  established to resolve a number of these potential conflicts.

OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative  discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the advisor in the past, including 18 public limited  partnerships  and two unlisted  public REITs.  As of December 31, 2002, these  entities,  which  invest in  properties  that are leased  primarily  on a
"triple-net" basis or leased to taxable REIT subsidiaries,  but do not invest in retirement  properties,  had purchased,  directly or  indirectly,  approximately
1,900 fast-food,  family-style,  and casual-dining  restaurant properties and 56 hotel  properties.  Based on an analysis of the operating results of the 90 real estate  limited  partnerships  and  two  unlisted  public  REITs  in  which  our principals  have served,  individually  or with others, as general partners or officers and directors, we believe that each of these  entities  has met,  or is in the  process of  meeting, its  principal investment  objectives.  Statistical data  relating  to  certain  of the public limited partnerships and the unlisted
REITs are contained in Appendix B -- PriorPerformance Tables.

OUR INVESTMENT OBJECTIVES

         Our Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

         o     making distributions.

         o     obtaining fixed income through the receipt of base rent and payments on mortgage loans and secured equipment leases, and increasing our income (and distributions) and providing
               protection against inflation through automatic increases in base rent or increases in the base rent based on increases in consumer price indices over the terms of the leases.

         o     remaining qualified as a REIT for federal income tax purposes.

         o     providing you with liquidity for your investment within six years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within six years after commencement of the offering, selling our assets and distributing the proceeds.

         You can  read  the  sections  of this  Prospectus  under  the  captions
"Business -- General," "Business -- Investment of Offering Proceeds,"  "Business
-- Site Selection and  Acquisition of  Properties,"  "Business -- Description of
Property  Leases" and  "Investment  Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the advisor,  CNL Securities  Corp.  (which is the managing dealer for this offering),  and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement.  See "Management Compensation" for a complete description.

         Offering Stage.

                Selling  Commissions,  Marketing  Support Fee and Due  Diligence
Expense  Reimbursements.  The  Company  will  pay the  managing  dealer  selling commissions of 7.5% (a maximum of $112,500,000  if 150,000,000  shares are sold)
and a marketing  support  fee of 0.5% (a maximum of  $7,500,000  if  150,000,000 shares are sold). The managing dealer in turn may pass along selling commissions of up to 7% on shares sold by other soliciting dealers,  and all or a portion of the marketing support fee it receives to soliciting dealers who agree to provide the managing dealer with certain marketing assistance and who are not affiliates of the Company. The Company will also reimburse bona fide due diligence expenses of the soliciting  dealers that are not affiliates of the Company,  in an amount equal to 0.125% on shares sold by them (up to $1,875,000 if  150,000,000  shares are sold).

         Acquisition Stage.

                Acquisition  Fees.  The Company will pay the advisor a fee equal to 4.5% of the total  proceeds of this  offering,  loan proceeds from  permanent financing and amounts  outstanding on the line of credit, if any, at the time of listing  ($67,500,000  if  150,000,000  shares are sold and up to an  additional
$22,500,000 if permanent  financing  equals  $500,000,000)  for  identifying the properties,  structuring  the  terms  of  the  acquisition  and  leases  of  the properties  and  structuring  the terms of the mortgage  loans.  Amounts used to finance secured equipment leases will not be used to calculate acquisition fees.

         Operational Stage.

                Asset Management Fee. The Company will pay the advisor a monthly asset  management  fee of  one-twelfth  of 0.60% of an amount equal to the total amount invested in the properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the  preceding  month,  for managing the  properties  and mortgage loans.

                Secured  Equipment Lease Servicing Fee. The Company will pay the advisor a one-time  secured  equipment lease servicing fee of 2% of the purchase price of the  equipment  that is the  subject of a secured  equipment  lease for negotiating secured equipment leases and supervising the secured equipment lease program.

         Operational or Liquidation Stage.

         We will not pay the following fees until we have paid  distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded
8% return on their  invested  capital plus 100% of the  stockholders'  aggregate invested capital,  which is what we mean when we call a fee  "subordinated."  In general,  we calculate the  stockholders'  invested  capital by multiplying  the number of  shares  owned by  stockholders  by the  offering  price per share and reducing  the  product  by  the  portion  of all  prior  distributions  paid  to stockholders  from  the  sale of our  assets  and by any  amounts  paid by us to repurchase shares under the redemption plan.

                Deferred,  Subordinated Real Estate Disposition Fee. The Company
may pay the  advisor  a real  estate  disposition  fee  equal to the  lesser  of one-half of a competitive real estate  commission or 3% of the gross sales price of the property for providing  substantial  services in connection with the sale of any of its properties.  You can read the section of this Prospectus under the caption "The Advisor and the Advisory  Agreement -- The Advisory  Agreement"  if
you want more information about real estate  disposition fees that we may pay to the advisor.

                Deferred, Subordinated Share of Net Sales Proceeds from the Sale of Assets. The Company will pay to the advisor a deferred, subordinated share of net sales  proceeds from the sale of assets of the Company in an amount equal to
10% of net sales proceeds.

                The  Company's  obligation  to pay some fees may be  subject  to conditions and  restrictions  or may change in some  instances.  The Company may reimburse the advisor and its  affiliates for  out-of-pocket  expenses that they incur on behalf of the  Company,  subject to  certain  expense  limitations.  In addition,  the Company may pay the advisor  and its  affiliates  a  subordinated incentive fee if listing of the Company's common stock on a national  securities exchange  or  over-the-counter  market  other  than the Pink  Sheets and the OTC
Bulletin Board occurs.

THE OFFERING

Offering Size............................   o    Maximum-- $1,750,000,000
                                            o    $1,500,000,000 of common stock to be offered to investors meeting certain suitability standards and up to $250,000,000 of common stock available to investors who purchased their shares in this offering or one of the prior offerings and who choose to participate in our reinvestment plan.  The sale of approximately 137,000,000 of the
                                                 175,000,000 shares is subject to approval by the stockholders of a proposal to increase the number of authorized shares of the Company.
                                                 You can read the section of the Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws-- Description of Capital
                                                 Stock" for a description of authorized shares.  Until such time, if any, as the stockholders approve an increase in the number of authorized shares, this offering will be limited to approximately
                                                 38,000,000 shares, up to 3,800,000 of which will be available to stockholders purchasing pursuant to the reinvestment plan.

Minimum Investments......................   o    Individuals-- $2,500-- Additional shares may be purchased in ten dollar increments.
                                            o    IRA, Keogh and other qualified
                                                 plans -- $1,000 -- Additional
                                                 shares may be purchased in ten
                                                 dollar increments.

                                                 (Note:  The amounts apply to most potential investors, but minimum investments may vary from state to state.  Please see
                                                 "The Offering" section, which begins on page 149).

Suitability Standards....................   o    Net worth (not including home, furnishings and personal
                                                 automobiles) of at least $45,000 and annual gross income of at least $45,000; or
                                            o    Net worth (not including home,
                                                 furnishings and personal
                                                 automobiles) of at least
                                                 $150,000.

                                                 (Note:  Suitability standards may vary from state to state.
                                                 Please see the "Suitability Standards and How to Subscribe"
                                                 section, which begins on page 25).

Duration and Listing.....................   Anticipated to be within six years from the commencement of this offering, if market conditions are favorable.  If the shares are listed on a national securities exchange or over-the-counter market, our Company will become a perpetual life entity, and we will then reinvest proceeds from the sale of assets.

Distribution Policy......................   Consistent with our objective of qualifying as a REIT, we expect to continue to pay quarterly distributions and distribute at least 90%
                                            of our REIT taxable income.

Our Advisor..............................   CNL Retirement Corp. will administer the day-to-day operations of our
                                            Company and select our Company's real estate investments, mortgage loans and secured equipment leases, subject to the approval of our directors.

Estimated Use of Proceeds................   o    85%-- To acquire properties and make mortgage loans
                                            o    8%-- To pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses

                                            o    7%-- To pay selling commissions to soliciting dealers in
                                                 connection with the offering

Our Reinvestment Plan....................   We have adopted a reinvestment plan which will allow some
                                            stockholders to have the full amount of their distributions reinvested in additional shares that may be available.  We have registered 25,000,000 shares of our common stock for this purpose.
                                            See the "Summary of Reinvestment Plan" and the "Federal Income Tax
                                            Considerations-- Taxation of Stockholders" sections and the Form of
                                            Reinvestment Plan accompanying this Prospectus as Appendix A for more specific information about the reinvestment plan.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their  consequences and who are able to bear the risk of loss of their  investment.  You should consider the following risks in addition to other information set forth elsewhere in this
Prospectus before making your investment decision.

         We also  caution  you that  this  Prospectus  contains  forward-looking statements.  Such  statements  can be identified  by the use of  forward-looking
terminology  such  as  "may,"  "will,"   "expect,"   "anticipate,"   "estimate,"
"continue" or other  similar  words.  Although we believe that our  expectations reflected in the forward-looking statements are based on reasonable assumptions, these  expectations  may not prove to be correct.  Important  factors that could cause our actual results to differ materially from the expectations reflected in these  forward-looking  statements  include  those set forth  below,  as well as general economic,  business and market conditions,  changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         This is an unspecified property offering.

                You cannot evaluate  properties that we have not yet acquired or identified for acquisition.  We have established certain criteria for evaluating particular  properties  and the tenants and operators of the properties in which
we  may  invest.   We  have  not  set  fixed  minimum   standards   relating  to
creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing  potential  tenants.  As of February 28,  2003,  we have  acquired, directly  or  indirectly,  38  retirement  properties,  and  have  entered  into commitments  to acquire 14  additional  properties.  The  acquisition  of the 14 properties is subject to the fulfillment of certain  conditions and there can be no  assurance  that  any or all of the  conditions  will  be  satisfied  or,  if satisfied, that one or more of these properties will be acquired by the Company.
You can read the  sections of this  Prospectus  under the  captions  "Business--
Property Acquisitions" and "Business-- Pending Investments" for a description of these properties.  Accordingly, this is an unspecified property offering, and as a prospective investor,  you have no information to assist you in evaluating the merits of any additional properties to be purchased or developed by the Company.
In  addition,  the Board of Directors  may approve  future  equity  offerings or obtain additional financing, the proceeds of which may be invested in additional properties;  therefore,  you will not have an opportunity to evaluate all of the properties  that will be in our  portfolio.  You can read the  sections  of this
Prospectus under the captions "Business--  General,"  "Business--  Investment of
Offering  Proceeds," and "Business--  Standards for Investment in Properties" if
you want more  information  about the  types of  properties  in which we plan to invest and our criteria for evaluating properties.

                We cannot assure you that we will obtain  suitable  investments.
We cannot be sure that we will be successful in obtaining  suitable  investments on financially attractive terms or that, if we make investments,  our objectives will be achieved. If we are unable to find suitable  investments,  our financial condition and ability to pay distributions could be adversely affected.

                The managing  dealer has not made an  independent  review of the
Company or the  Prospectus.  The managing  dealer,  CNL Securities  Corp., is an affiliate of the Company and will not make an independent  review of the Company or the  offering.  Accordingly,  you do not have the  benefit of an  independent review of the terms of this offering.

                There  is  no  limitation  on  the  number  of  properties  of a particular  facility type which we may acquire.  There is no limit on the number of properties of a particular facility type which we may acquire, and we are not obligated to invest in more than one type of facility.  The Board of  Directors, however,  including a majority  of the  independent  directors,  will review our properties and potential  investments  in terms of geographic,  facility type or tenant and operator diversification.

                You  will  have  no  opportunity  to  evaluate   procedures  for
resolving conflicts of interest. The advisor or its affiliates from time to time may acquire  properties on a temporary  basis with the intention of subsequently transferring  the  properties to one or more programs  sponsored by CNL. We have adopted  guidelines  to  minimize  such  conflicts  which you can  review in the section of this  Prospectus  captioned  "Conflicts of Interest--  Competition to
Acquire  Properties  and  Invest  in  Mortgage  Loans."  You  will  not have the opportunity  to evaluate  the manner in which these  conflicts  of interest  are resolved.

                You cannot evaluate  secured  equipment  leases in which we have not yet  entered  or that we have not yet  identified.  We have not yet made any arrangements to enter into a secured  equipment lease.  Therefore,  you will not have any  information  with which to evaluate any individual  secured  equipment lease or the secured  equipment  lease program in general.  We cannot assure you that we will be successful in choosing suitable operators who will fulfill their obligations  under secured equipment leases or that we will be able to negotiate secured equipment leases on favorable terms.

         There may be delays in investing the proceeds of this offering.  We may delay  investing  the proceeds of this offering for up to the later of two years from the  commencement  of this  offering or one year after  termination  of the offering;  although, we expect to invest substantially all net offering proceeds by the end of that period. The "Prior Performance  Information" section provides a summary description of the investment  experience of affiliates of the advisor in prior CNL programs,  but you should be aware that previous  experience is not necessarily  indicative  of the rate at which the proceeds of this offering will be invested.

         We may delay  investing the proceeds from this offering,  and therefore delay the receipt of any returns from such investments,  due to the inability of the advisor to find suitable properties or mortgage loans for investment.  Until we invest in  properties  or make  mortgage  loans,  our  investment  returns on offering  proceeds  will  be  limited  to  the  rates  of  return  available  on short-term,  highly  liquid  investments  that  provide  appropriate  safety  of principal.  We expect  these  rates of return,  which  affect the amount of cash available  to make  distributions  to  stockholders,  to be lower  than we would receive for property investments or mortgage loans.  Further, if we are required to invest any funds in properties  and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial  date of this  Prospectus,  or one year  after the  termination  of this offering,  we will distribute the remaining  funds,  including  accrued interest which  has not been  previously  distributed,  pro rata to the  persons  who are stockholders of the Company at that time.

         The sale of shares by stockholders could be difficult.  Currently there is no public  market for the  shares,  so  stockholders  may not be able to sell their  shares  promptly  at a desired  price.  Therefore,  you  should  consider purchasing the shares as a long-term  investment only. We do not know if we will
ever  apply  to  list  our  shares  on  a  national   securities   exchange   or
over-the-counter  market, or, if we do apply for listing,  when such application would be made or whether it would be  accepted.  If our  shares are  listed,  we cannot  assure you a public  trading  market  will  develop.  In any event,  the
Articles of Incorporation  provide that we will not apply for listing before the completion or termination of this offering.  We cannot assure you that the price
you  would   receive  in  a  sale  on  a   national   securities   exchange   or
over-the-counter  market would be  representative  of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         We have limited operating  history.  As of the date of this Prospectus, we have acquired,  directly or indirectly, 38 retirement properties and prior to
July 13, 1999, the date our operations  commenced,  had no previous  performance history.  As a result,  you  cannot be sure how the  Company  will be  operated, whether it will pursue the  objectives  described in this  Prospectus  or how it will perform financially.

         Our management has limited  experience  with  investments in retirement properties.  None of the prior programs organized by our affiliates has invested in  retirement  properties.  While  certain of our  directors  and officers have experience in investing in retirement properties,  the lack of experience of the majority  of  our  management  team  and  the  advisor  and  its  affiliates  in purchasing,  leasing and selling retirement  properties may adversely affect our results of operations.

         We are  dependent on the advisor.  The advisor,  subject to approval by the Board of Directors,  is responsible for our daily management,  including all acquisitions,  dispositions and financings.  The Board of Directors may fire the advisor,  with or without cause,  but only subject to payment and release of the advisor from all guarantees and other obligations incurred as advisor, which are referenced  in the  "Management  Compensation"  section of this  Prospectus.  We cannot be sure that the advisor will achieve our objectives or that the Board of
Directors  will be able to act quickly to remove the advisor if it deems removal necessary.  As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         We will be subject to conflicts of interest.

         We  will  be  subject  to  conflicts  of  interest  arising  out of our relationships  with the  advisor  and its  affiliates,  including  the  material conflicts  discussed  below.  The  "Conflicts  of Interest"  section  provides a further  discussion of the conflicts of interest  between us and the advisor and its  affiliates  and our  policies  to reduce  or  eliminate  certain  potential conflicts.

                We will experience  competition  for properties.  The advisor or its  affiliates  from time to time may acquire  properties on a temporary  basis with the  intention  of  subsequently  transferring  the  properties  to us. The selection of properties to be transferred by the advisor to us may be subject to conflicts of  interest.  We cannot be sure that the advisor will act in our best interests when deciding  whether to allocate any particular  property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

                There will be competing  demands on our officers and  directors.
Our  directors  and  some of our  officers,  and the  directors  and some of the officers of the advisor have management  responsibilities  for other  companies, including  companies  that may in the future invest in some of the same types of assets in which we may invest.  For this reason,  these  officers and  directors will share their management time and services among those companies and us, will not devote all of their  attention  to us and could take  actions  that are more favorable to the other companies than to us.

                The timing of sales and acquisitions may favor the advisor.  The
advisor  may  immediately  realize  substantial  commissions,   fees  and  other
compensation  as a result of any  investment  in or sale of an asset by us.  Our
Board of Directors  must approve any  investments  and sales,  but the advisor's recommendation  to the Board may be influenced by the impact of the  transaction on the advisor's  compensation.  The agreements  between us and the advisor were not the result of arm's-length  negotiations.  As a result,  the advisor may not always act in the Company's best  interests,  which could  adversely  affect our results of operations.

                Our properties may be developed by affiliates.  Properties  that we acquire may require  development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates  would receive the  development fee that  would  otherwise  be paid  to an  unaffiliated  developer.  The  Board  of
Directors,  including  the  independent  directors,  must  approve  employing an affiliate of ours to serve as a  developer.  There is a risk,  however,  that we would acquire  properties  that require  development so that an affiliate  would receive the development fee.

                We may invest with  affiliates of the advisor.  We may invest in joint ventures with another program  sponsored by the advisor or its affiliates.
The Board of Directors,  including the independent  directors,  must approve the
transaction,   but  the  advisor's   recommendation   may  be  affected  by  its
relationship  with one or more of the co-venturers and may be more beneficial to the other programs than to us.

                There is no separate counsel for the Company, our affiliates and investors.  We may have  interests  that  conflict  with  yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS

         Possible  lack of  diversification  increases  the risk of  investment.
There is no limit on the number of properties of a particular brand which we may acquire.  The  Board of  Directors,  including  a  majority  of the  independent directors,  will review the Company's  properties  and potential  investments in terms of geographic and brand diversification. The Company's 36 properties owned as of December  31,  2002,  excluding  one parcel of land on which a  retirement facility is  expected to be  constructed,  are leased to six  tenants,  three of which contributed approximately 42%, 22%, and 21% of total rental income for the year ended December 31, 2002. In addition, as of February 28, 2003, the majority of the Company's properties were either  Marriott-branded or American Retirement
Corporation-branded  properties. Because of this concentration,  there is a risk that any adverse developments affecting the tenants, or Marriott  International,
Inc. or American  Retirement  Corporation could materially  adversely affect our revenues (thereby  affecting our ability to make distributions to stockholders).
On December 30, 2002,  Marriott  International,  Inc.  entered into a definitive agreement with Sunrise Assisted Living,  Inc. to purchase all of the outstanding stock of Marriott Senior Living Services,  Inc. For more information relating to this  proposed  transaction,  see  "Business --  Retirement  Community  Brands."
Although the  Company's  38  properties  are located in 17 states,  13.2% of the properties  are  located in Florida  and 10.5% are  located  in  California.  In addition, nine of the 14 pending acquisitions are expected to be leased to three of the existing  tenants,  and four of the  properties are located in California and three are located in Colorado.  The majority of the Company's Properties are either assisted living  facilities or assisted living  facilities with units for residents  with  Alzheimer's  and related  memory  disorders.  Depending  on the purchase price of each property,  we may not be able to achieve  diversification by  tenant,  facility  type or  geographic  location.  Lack  of  diversification increases the potential adverse effect on us of a single underperforming tenant, an underperforming facility type or a depressed geographic region.

         Inability   to   continue   to   satisfy   debt   obligations   by  the
tenant/operator  of six of our  properties  may adversely  affect our results of operations.  As of December 31, 2002, American Retirement Corporation,  which we refer to as  "ARC,"  was the  parent  company  of the  tenants  to six of our 37 properties.  ARC also operates the properties and is obligated to fund shortfall reserves relating to the properties.  According to its December 31, 2001 audited financial statements, ARC had significant debt obligations that matured in 2002, as well as a net working  capital  deficit as a result of such  maturities,  and significant  lease  obligations.  At December 31, 2001,  ARC's cash balances and internally  developed  cash were not  sufficient to satisfy its  scheduled  debt maturities  in 2002.  Since the latter  part of 2001,  ARC had been  executing a refinancing plan that included the consummation of  sale-leaseback  transactions and various other refinancing and capital-raising transactions to repay debt and fund  related  reserve and escrow  requirements.  On  September  30,  2002,  ARC announced that it had  successfully  completed the  refinancing of all debt that was due in 2002 and  2003.  According  to  ARC's  Form  10-K for the year  ended
December 31, 2002,  ARC reported that although they had  successfully  completed their refinancing  plan, they remain highly leveraged with a substantial  amount of debt and lease obligations,  and they had increased interest and lease costs.
As a part of the refinancings, ARC has replaced a significant amount of mortgage debt with debt having higher  interest  rates or higher lease costs,  increasing
ARC's estimated annual debt and lease payments from prior periods. If ARC is not able to meet its  future  debt  obligations  and/or its  ability to operate  the properties  became  impaired,  we would need to obtain a new tenant and operator for the  properties  and our results of  operations  could be affected if we are unable to do so within a brief time period. In addition, if these properties are unable to  generate  sufficient  cash flow to make lease  payments  and ARC or a replacement  tenant is unable to fund lease payments,  the Company's  results of operations would also be affected. As we acquire additional properties that will be leased to different  tenants,  the effect on our results of operations caused by any failure by ARC to continue to meet its obligations should diminish. As of
February  19,  2003,  ARC  had met all of its  obligations  relating  to the six properties.

         We may rely on credit  enhancements  to our  leases  for  minimum  rent payments. Our leases may have credit enhancement provisions,  such as guarantees or shortfall reserves provided by a third-party tenant or operator. These credit enhancement  provisions may terminate at either a specific time during the lease term or once net operating  income of the property  exceeds a specified  amount.
These  provisions  may also have  limits  on the  overall  amount of the  credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit  enhancement  is reached,  we may only look to the tenant to make  lease  payments.  In the  event  that a credit  enhancement  has expired or the maximum limit has been  reached,  or in the event that a provider of a credit  enhancement  is  unable to meet its  obligations,  our  results  of operations could be adversely  affected if our properties are unable to generate sufficient  funds from  operations to meet minimum rent payments and the tenants do not otherwise have the resources to make the rent payments.

         We do not have control over market and business conditions.  Changes in general  or local  economic  or market  conditions,  increased  costs of energy, increased costs of insurance,  increased costs of products,  increased costs and shortages of labor, competitive factors, fuel shortages,  quality of management, the  ability  of an  operator  or tenant to  fulfill  its  obligations,  limited alternative uses for the building,  changing  consumer  habits,  condemnation or
uninsured  losses,  changing  demographics,   changing  government  regulations,
inability to remodel  outmoded  buildings as required by the  franchise or lease agreement,  voluntary  termination by a tenant of its obligations under a lease, bankruptcy  of a tenant or borrower,  and other  factors  beyond our control may reduce the value of properties that we currently own or those that we acquire in the future,  the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants  are  unable to make  lease  payments  or  borrowers  are unable to make mortgage loan payments as a result of any of these  factors,  cash  available to make distributions to our stockholders may be reduced.

         Adverse  trends in the health care and  seniors'  housing  industry may impact our properties.  The success of our properties will depend largely on the property  operators'  ability to adapt to dominant trends in the health care and seniors' housing industry,  including greater competitive  pressures,  increased consolidation,  industry overbuilding, increased regulation and reform, changing
demographics,   availability  of  labor,   price  levels  and  general  economic
conditions. The "Business -- General" section includes a description of the size and nature of the health care and seniors'  housing  industry and current trends in this industry. If operators of our properties are unable to adapt to dominant trends in the health care and seniors'  housing  industry,  our income and funds available for distribution could be adversely impacted.

         Retirement Facilities.

                Some of our tenants and borrowers must attract  senior  citizens with ability to pay. Some of the  properties  which we intend to own or finance, in particular,  assisted living and  independent  living  facilities,  depend on their  ability  to  attract  senior  citizens  with the  ability  to pay for the services  they  receive.  While a portion of the fees  payable by  residents  of retirement  facilities may be reimbursed by government and private payors,  many are  substantially  dependent on the ability of the residents and their families to pay directly. In addition, some payors, such as Medicare, limit the number of days for which payment will be made in some  settings,  such as skilled  nursing facilities, and all payors limit the types of services for which payment will be made  and/or the amount paid for each  particular  service.  Inflation  or other circumstances  could  affect the ability of residents to continue to pay for the services  they  receive.  Although  we do not  anticipate  that  base  lease and mortgage  loan  payments  will be  linked to the fees or rates  received  by the operators,  certain leases and mortgage loans may provide that we will receive a percentage  of the  fees or rates  charged  by the  operator  to  residents.  If residents  of  retirement  facilities  are  unable  to  pay  fees  owed  to  the facilities' operators, the tenants could be adversely affected and may be unable to make base lease and loan payments.  This could have a material adverse impact on the amount of lease and loan payments we receive in excess of base amounts.

                Failure to comply with government  regulations  could negatively affect our tenants and borrowers.  The health care industry is highly  regulated by  federal,  state  and local  licensing  requirements,  facility  inspections, reimbursement  policies,  regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. The failure of any tenant,  Operator or  borrower  to comply with such laws,  requirements  and regulations could affect a tenant's, Operator's or borrower's ability to operate the  retirement  facilities  that we own or finance.  Health care  operators are subject to federal  and state laws and  regulations  that govern  financial  and other  arrangements  between health care providers.  These laws prohibit certain direct and indirect payments or fee-splitting  arrangements  between health care providers  that are designed to induce or encourage the referral of patients to, or the  recommendation  of, a  particular  provider  for  medical  products  and services.  They also  require  compliance  with a  variety  of  safety,  health, staffing and other  requirements  relating to the design and  conditions  of the licensed  facility  and quality of care  provided.  These  regulations  may also enable the regulatory  agency to place liens on the property which may be senior to our secured  position.  Possible  sanctions  for  violation of these laws and regulations include loss of licensure or certification,  the imposition of civil monetary and criminal  penalties,  and potential exclusion from the Medicare and
Medicaid programs.

         Because this area of the law currently is subject to intense  scrutiny, additional  laws and  regulations  may be enacted or adopted that could  require changes in the design of the properties  and certain  operations of our tenants,
Operators and borrowers. For example, a tenant's or Operator's loss of licensure or Medicare/Medicaid  certification could result in our having to obtain another tenant or Operator for the affected property.  In addition, a tenant or Operator may be required to make  significant  modifications  to the property and may not have the financial ability to do so. We cannot assure you that we could contract with another  tenant or Operator on a timely basis or on acceptable  terms.  Our failure to do so could  have an adverse  effect on our  financial  condition  or results of operations.

                Our  properties  may not be readily  adaptable to other uses. We anticipate  that some of the  properties  in which we will invest may be special purpose properties that could not be readily converted into general residential, retail or office use. Transfers of operations of retirement facilities often are subject to  regulatory  approvals  not required for  transfers of other types of commercial  operations  and  other  types  of  real  estate.  Therefore,  if the operation  of any of our  properties  becomes  unprofitable  for its  tenant  or operator due to competition,  age of improvements or other factors such that the tenant becomes unable to meet its obligations  under the lease,  the liquidation value of the  property may be  substantially  less than would be the case if the property  were  readily  adaptable  to other uses.  The  receipt of  liquidation proceeds could be delayed by the approval  process of any state agency necessary for the transfer of the property.  Should any of these events occur,  our income and funds available for distribution could be reduced.

                Our tenants and borrowers may rely on government  reimbursement.
Our  tenants  and  borrowers,   particularly  those  operating  skilled  nursing
facilities,   may  derive  a   significant   portion  of  their   revenues  from
governmentally funded programs,  such as Medicaid and Medicare.  Although, we do not anticipate that lease and mortgage loan payments will be linked to the level of  government  reimbursement  received  by the  operators,  to the extent  that changes in government  funding  programs  adversely  affect the operators or the revenues  received by those  operators,  such changes could adversely affect the ability of the  tenants to make lease and loan  payments to us and/or the amount of such payments if and to the extent they are based on gross revenues.  Failure of the  tenants and  borrowers  to make their  lease and loan  payments,  and/or reductions in such payments,  would have a direct and material adverse effect on our operations.

         Medicaid,  which is a medical  assistance  program for persons with few assets and minimal  income  operated  by  individual  states with the  financial participation  of the  federal  government,  provides  a  significant  source of revenue  for  skilled  nursing  facilities.  The method of  reimbursement  under
Medicaid  varies from state to state,  but is typically based on per diem or per diagnosis  rates.  The Medicaid  program is subject to change and is affected by
state  and  federal  budget  shortfalls  and  funding   restrictions  which  may
materially decrease rates of payment or delay payment. We cannot assure you that
Medicaid payments will remain constant or be sufficient to cover costs allocable to Medicaid  patients.  While Medicare,  the federal health program for the aged and some  chronically  disabled  individuals,  is not  anticipated to be a major source of revenue for the types of  retirement  facilities in which we expect to invest or make mortgage  loans,  we have reserved the right to invest in or make mortgage loans to other types of retirement  facilities  that are  substantially dependent on Medicare funding.  Like the Medicaid program,  the Medicare program is highly  regulated and subject to frequent and  substantial  changes,  many of which may  result in  reduced  levels of payment  for a  substantial  portion of health care  services.  In addition to pressures  from  providers of  government reimbursement,  we may experience  pressures  from private payors  attempting to control health care costs, and reimbursement  from private payors eventually may decrease to levels approaching those of government payors.

                Cost  control and other  health care reform  measures may reduce reimbursements to our tenants and borrowers.  The health care industry is facing various challenges, including increased government and private payor pressure on health  care  providers  to  control  costs  and  the  vertical  and  horizontal consolidation  of health care  providers.  The  pressure to control  health care costs has  intensified  in recent years as a result of the national  health care reform debate and has continued as Congress  attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget.  Similar  debates  are  ongoing at the state  level in many  states.  We believe that  government  and private  efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of our tenants and borrowers.  We cannot  predict  whether  governmental  reforms will be adopted and, if adopted, whether the  implementation of these reforms will have a material adverse effect on our financial condition or results of operations.

                Certificate of Need laws may impose investment  barriers for us.
Some states regulate the supply of some types of retirement facilities,  such as skilled nursing  facilities,  through Certificate of Need laws. A Certificate of
Need  typically  is a  written  statement  issued by a state  regulatory  agency evidencing  a  community's  need for a new,  converted,  expanded  or  otherwise significantly  modified  retirement  facility  or  service  which  is  regulated pursuant to the state's  statutes.  These  restrictions  may create  barriers to entry  or  expansion  and may  limit  the  availability  of  properties  for our acquisition  or  development.  In addition,  we may invest in  properties  which cannot be replaced if they become obsolete  unless such  replacement is approved or exempt under a Certificate of Need law.

                Privacy,  administrative  simplification  and other  health care provider  laws.  The health care  industry  has come under  pressure to maintain confidentiality  of patients medical records and to simplify the  administrative paperwork by following standard transaction and transmission requirements.

         Under the Health Insurance  Portability and  Accountability Act (HIPAA)
of 1996,  the U.S.  Department of Health and Human  Service (HHS)  published the
Standards for Privacy of  Individually  Identifiable  Information  Final Rule in
December  2000.  Some of our tenants may be  categorized as heath care providers and/or  operators of  facilities  and will need to comply with those rules on or before April 14,  2003.  In addition,  beginning  October 16, 2002,  health care providers who submit  electronic claims to Medicare must comply with HHS's rules promulgated under HIPAA's  administrative  simplification  provisions  governing standard transaction and transmission regulations. In addition, this law permits states to enact more stringent  requirements that protect the privacy of medical records.  We cannot predict or assess whether there may be broader laws or rules enacted or what final costs and requirements will be imposed upon our tenants.

         We will not control the management of our properties.  Our tenants will be responsible for maintenance and other day-to-day management of the properties either  directly or by  entering  into  operating  agreements  with  third-party operators.  Because  our  revenues  will  largely be  derived  from  rents,  our financial  condition will be dependent on the ability of third-party  tenants or operators  that we do not control to operate  the  properties  successfully.  We intend to enter into leasing  agreements  only with tenants  having  substantial prior  experience in the operation of  retirement  facilities or medical  office buildings and walk-in clinics or who contract with third-party  operators having the same  qualifications.  While our previous  property  acquisitions and the 14 properties identified as probable acquisitions as of February 28, 2003 meet that criterion,  there  can be no  assurance  that we  will  be  able  to  make  such arrangements on other transactions.  If our tenants or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

         We  may  not  control  the  joint  ventures  in  which  we  enter.  Our independent  directors  must  approve all joint  venture or general  partnership arrangements  in which we enter.  Subject to that approval,  we may enter into a joint venture with an unaffiliated  party to purchase a property,  and the joint venture or  general  partnership  agreement  relating  to that joint  venture or partnership  may  provide  that we will  share  management  control of the joint venture with the  unaffiliated  party. In the event the joint venture or general partnership  agreement provides that we will have sole management control of the joint  venture,  the agreement may be ineffective as to a third party who has no notice of the  agreement,  and we therefore  may be unable to control  fully the activities of the joint  venture.  If we enter into a joint venture with another program  sponsored by an affiliate,  we do not anticipate that we will have sole management control of the joint venture.

         Joint  venture  partners  may have  different  interests  than we have.
Investments in joint  ventures  involve the risk that our  co-venturer  may have economic or  business  interests  or goals  which,  at a  particular  time,  are inconsistent  with our  interests  or goals,  that the  co-venturer  may be in a position to take  action  contrary to our  instructions,  requests,  policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture  agreement  or to other  adverse  consequences.  If we do not have  full control over a joint venture,  the value of our  investment  will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result,  joint  ownership of  investments  may  adversely  affect our returns on the investments and,  therefore,  cash available for distributions to our stockholders may be reduced.

         It may be difficult for us to exit a joint venture after an impasse. In our joint  ventures,  there  will be a  potential  risk of impasse in some joint venture  decisions since our approval and the approval of each  co-venturer will be required for some decisions. In any joint venture with an affiliated program, however,  we may have the right to buy the other  co-venturer's  interest  or to sell our own  interest  on  specified  terms and  conditions  in the event of an impasse  regarding  a sale.  In the event of an  impasse,  it is  possible  that neither  party  will  have the funds  necessary  to  complete  the  buy-out.  In addition,  we may experience  difficulty in locating a third-party purchaser for our joint  venture  interest  and in  obtaining a  favorable  sale price for the interest.  As a  result,  it is  possible  that we may  not be able to exit  the relationship if an impasse develops. You can read the section of this Prospectus under the caption  "Business  -- Joint  Venture  Arrangements"  if you want more information  about the terms that our joint venture  arrangements  are likely to include.

         We may not have control over properties under  construction.  We intend to acquire sites on which a property that we will own will be built,  as well as sites  which  have  existing  properties  (including  properties  which  require renovation).  If we acquire a property for development or renovation,  we may be
subject  to  risks  in  connection   with  a  developer's   ability  to  control
construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans,  specifications  and timetables.  Our agreements with a developer will provide  safeguards  designed to minimize these risks.  In the event of a default by a  developer,  we  generally  will have the right to require the tenant to purchase the property  that is under  development at a  pre-established  price  designed to reimburse us for all  acquisition  and development  costs.  We  cannot be sure,  however,  that the  tenants  will have sufficient funds to fulfill their obligations  under these  agreements.  You can read  the  section  of this  Prospectus  under  the  caption  "Business  -- Site
Selection and  Acquisition  of Properties"  if you want more  information  about property development and renovation.

         We will have no economic  interest in ground  lease  properties.  If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land,  unless we enter into an assignment or other agreement.
Therefore,  with  respect to ground lease  properties,  the Company will have no economic  interest in the land or building at the expiration of the lease on the underlying land;  although,  we generally will retain partial  ownership of, and will have the right to remove any equipment that we may own in the building.  As a result,  though we will share in the income stream derived from the lease,  we will not share in any increase in value of the land  associated  with any ground lease property.

         Multiple  property leases or mortgage loans with individual  tenants or
borrowers   increase  our  risks.  The  value  of  our  properties  will  depend principally upon the value of the leases of the properties.  Minor defaults by a tenant or  borrower  may  continue  for some time before the advisor or Board of
Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower.  Tenants may lease more than one property,  and borrowers may enter into more than one mortgage loan. As a result,  a default by or the  financial  failure  of a tenant or  borrower  could  cause more than one property to become vacant or more than one loan to become  nonperforming in some circumstances.  Vacancies  would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.

         It may be difficult to re-lease our properties. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

         We cannot control the sale of some  properties.  We expect to give some tenants the right, but not the obligation,  to purchase their properties from us beginning  a specified  number of years after the date of the lease.  The leases also  generally  will  provide the tenant  with a right of first  refusal on any proposed sale  provisions.  These policies may lessen the ability of the advisor and the Board of  Directors  to freely  control  the sale of the  property.  See
"Business -- Description of Property Leases -- Right of Tenant to Purchase."

         The  liquidation  of our assets may be  delayed.  If our shares are not listed on a national securities exchange or over-the-counter  market by December
31,  2008,  we are  obligated  under our Articles of  Incorporation  to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly  liquidation,  unless our stockholders elect  otherwise.  Neither the advisor nor the Board of Directors may be able to control  the timing of the sale of our assets due to market  conditions,  and we cannot  assure  you that we will be able to sell our  assets so as to return our
stockholders'   aggregate  invested  capital,  to  generate  a  profit  for  the stockholders or to fully satisfy our debt obligations.  Because a portion of the offering  price from the sale of shares is used by the  Company to pay  expenses and fees and the full offering price is not invested in properties, we will only return all of our stockholders' invested capital if we sell the properties for a sufficient  amount in  excess of their  original  purchase  price.  If we take a purchase money  obligation in partial  payment of the sales price of a property, we will  realize the proceeds of the sale over a period of years.  Further,  any intended  liquidation  of our Company may be delayed beyond the time of the sale of all of the properties  until all mortgage loans and secured  equipment leases expire or are sold,  because we plan to enter into mortgage  loans with terms of
10 to 20 years and secured equipment leases with terms of seven years, and those obligations may not expire before all of the properties are sold.

         Risks of Mortgage Lending.

                Our mortgage  loans may be impacted by  unfavorable  real estate market conditions.  If we make mortgage loans, we will be at risk of defaults on those loans caused by many  conditions  beyond our control,  including local and other economic conditions affecting real estate values and interest rate levels.
We do not know whether the values of the properties  securing the mortgage loans will remain at the levels  existing on the dates of  origination of the mortgage loans. If the values of the underlying  properties  drop, our risk will increase and the values of our interests may decrease.

                Our   mortgage   loans  will  be  subject   to   interest   rate
fluctuations. If we invest in fixed-rate,  long-term mortgage loans and interest rates  rise,  the  mortgage  loans will yield a return  lower than  then-current market rates. If interest rates decrease,  we will be adversely  affected to the extent that mortgage loans are prepaid,  because we will not be able to make new loans at the previously higher interest rate.

                Delays in liquidating  defaulted mortgage loans could reduce our investment  returns.  If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying  properties quickly.  The resulting time delay could reduce the value of our investment in the defaulted  loans.  An action to  foreclose  on a mortgaged  property  securing a loan is  regulated by state  statutes  and rules and is subject to many of the delays and  expenses of other lawsuits if the defendant raises defenses or  counterclaims.  In the event of default by a mortgagor,  these  restrictions,  among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

                Returns on our mortgage loans may be limited by regulations. The mortgage  loans may also be subject to  regulation  by federal,  state and local authorities  and  subject  to  various  laws  and  judicial  and  administrative decisions.  We may determine not to make mortgage loans in any  jurisdiction  in which we believe we have not complied in all material  respects with  applicable requirements.  If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         Risks of Secured Equipment Leasing.

                Our collateral may be inadequate to secure leases.  In the event that a lessee defaults on a secured  equipment lease, we may not be able to sell the  subject  equipment  at a price  that would  enable us to recover  our costs associated  with the equipment.  If we cannot recover our costs, it could affect our results of operations.

                Returns  on our  secured  equipment  leases  may be  limited  by regulations.  The  secured  equipment  lease  program  may  also be  subject  to regulation by federal,  state and local  authorities and subject to various laws and judicial and administrative  decisions.  We may determine not to operate the secured  equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions,  it could reduce the amount of income we would receive.

                The section of this  Prospectus  captioned  "Risk Factors -- Tax
Risks"  discusses  certain federal income tax risks  associated with the secured equipment lease program.

         Our  properties  may be subject  to  environmental  liabilities.  Under various federal and state  environmental  laws and  regulations,  as an owner or operator of real estate,  we may be required to investigate and clean up certain hazardous  or toxic  substances,  asbestos-containing  materials,  or  petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs  incurred  by those  parties  in  connection  with the  contamination.  In addition,  some  environmental  laws create a lien on the  contaminated  site in favor of the government  for damages and costs it incurs in connection  with the contamination.  The  presence  of  contamination  or the  failure  to  remediate contaminations at any of our properties may adversely affect our ability to sell or lease the  properties  or to borrow using the  properties as  collateral.  At certain properties, such as skilled nursing facilities, medical office buildings and walk-in clinics,  some  environmental  and bio-medical  hazardous wastes and products  will be used and  generated in the course of normal  operations of the facility.  While the leases will provide  that the tenant is solely  responsible for any  environmental  hazards  created during the term of the lease,  we or an operator of a site may be liable under  common law to third  parties for damages and injuries resulting from environmental contamination coming from the site.

         All of our properties will be acquired subject to satisfactory  Phase I environmental  assessments,  which  generally  involve  the  inspection  of site conditions  without  invasive  testing  such as  sampling  or  analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments,  which generally involve the testing of soil,  groundwater or other media and conditions.  The Board of Directors and the advisor may determine that we will  acquire  a  property  in  which a Phase  I or  Phase  II  environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (i) the seller has (a) agreed in writing to  indemnify  us  and/or  (b)  established  in  escrow  cash  funds  equal to a predetermined  amount greater than the estimated costs to remediate the problem;
or (ii) the Company has negotiated other comparable arrangements,  including but not limited to a reduction in the purchase  price.  We cannot be sure,  however, that any  seller  will be able to pay under an  indemnity  we obtain or that the amount in escrow will be sufficient to pay all remediation  costs.  Further,  we cannot be sure that all  environmental  liabilities have been identified or that no prior  owner,  operator  or current  occupant  has  created an  environmental condition  not known to us.  Moreover,  we cannot be sure that (i) future  laws, ordinances or regulations will not impose any material  environmental  liability or (ii)  the  current  environmental  condition  of our  properties  will not be affected by tenants and occupants of the properties, by the condition of land or operations  in  the  vicinity  of  the  properties  (such  as  the  presence  of underground  storage tanks), or by third parties unrelated to us.  Environmental liabilities  that we may incur  could  have an adverse  effect on our  financial condition or results of operations.

FINANCING RISKS

         We  have  obtained  long-term  financing  and  may  require  additional financing in the future.  We have obtained  long-term  financing  with regard to some of our  properties;  however,  we  cannot  be sure  that we will be able to obtain future  long-term  financing on  satisfactory  terms. If we do not obtain additional  long-term  financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated,  which could limit the further  diversification of our investments and our ability to achieve our investment objectives.

         Anticipated  borrowing  creates  risks.  We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage  or put a lien on one or more of our  assets  in  connection  with  any borrowing.  The Company  anticipates  that we will obtain one or more  revolving lines of credit up to $125,000,000  to provide  financing for the acquisition of assets,  although  the Board could  determine  to borrow a greater  amount.  The
Company  had  previously   obtained  a  revolving  line  of  credit  for  up  to
$25,000,000.  On March 17, 2003, we replaced the $25,000,000 line of credit with a new  two-year,  $85,000,000  revolving  line of credit  that may be amended to allow the line of credit to be increased by  $40,000,000.  We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds  from the sale of  assets,  working  capital  or  permanent  financing.
Initially,  we expect to repay any amounts  borrowed under the line of credit as we receive additional  offering  proceeds.  If we do not receive enough offering proceeds to repay the amounts due under the line of credit, we will need to seek additional equity or debt financing.  We may also obtain  additional  long-term, permanent  financing.  We may not borrow more than 300% of our net assets. As of
February  28,  2003,  the Company had  obtained  permanent  financing  totalling approximately $45,600,000. Borrowing may be risky if the cash flow from our real estate and other  investments is insufficient to meet our debt  obligations.  In addition,  our lenders  may seek to impose  restrictions  on future  borrowings, distributions  and  operating  policies.  If we  mortgage  or  pledge  assets as collateral  and we cannot meet our debt  obligations,  the lender could take the collateral,  and we would  lose both the asset and the  income we were  deriving from it. We are not limited on the amount of assets we may use as  security  for the repayment of indebtedness.  See "Business -- Borrowing" for a description of the line of credit and  permanent  financing  the  Company  has  obtained  as of
February 28, 2003.

         We can  borrow  money to make  distributions.  We may  borrow  money as necessary or advisable  to assure that we maintain our  qualification  as a REIT for federal income tax purposes.  In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly,  that the  distributions  could  constitute a return of capital for federal income tax purposes,  although such distributions would not reduce stockholders'  aggregate invested capital.

MISCELLANEOUS RISKS

         Our  properties  may be unable to compete  successfully.  We anticipate that we will  compete with other REITs,  real estate  partnerships,  health care providers  and  other  investors,  including,  but not  limited  to,  banks  and insurance companies, many of which will have greater financial resources, in the acquisition,  leasing and  financing  of  properties.  We may also  compete with affiliates for mortgage loans and borrowers.  Further,  non-profit  entities are particularly  attracted to investments in retirement facilities because of their ability to finance  acquisitions  through  the  issuance  of  tax-exempt  bonds, providing  non-profit  entities  with a  relatively  lower  cost of  capital  as compared to  for-profit  purchasers.  In addition,  in some  states,  retirement facilities owned by non-profit  entities are exempt from taxes on real property.
We cannot be sure we will be able to identify  suitable  investments  or that we will be able to consummate investments on commercially reasonable terms.

         In addition,  the health care  industry is highly  competitive,  and we anticipate  that any property we acquire will compete with other  facilities  in the  vicinity.  We cannot  assure you that our  tenants  will be able to compete effectively  in any market that they enter.  Our  tenants'  inability to compete successfully would have a negative impact on our financial condition and results of operations.  In addition,  due to the highly competitive  environment,  it is possible  that the  markets  in which we acquire  properties  will be subject to over-building.

         Inflation could adversely affect our investment returns.  Inflation may decrease the value of some of our investments.  For example,  a substantial rise in  inflation  over the term of an  investment  in  mortgage  loans and  secured equipment leases may reduce the actual return on those  investments,  if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our  investments in properties if the inflation rate is high enough that percentage rent and automatic  increases in base rent do not keep up with inflation.

         We may not have  adequate  insurance.  An  uninsured  loss or a loss in excess of insured  limits could have a material  adverse impact on our operating results and cash flows and  returns to the  stockholders  could be reduced.  The section  entitled  "Business --  Description  of Property  Leases --  Insurance,
Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the  properties  will require the tenant to obtain.  Certain types of losses, such  as  from  terrorist  attacks,  however,  may be  either  uninsurable,  too difficult to obtain or too expensive to justify insuring  against.  Furthermore, an  insurance  provider  could  elect to deny or limit  coverage  under a claim.
Should an uninsured loss or a loss in excess of insured  limits occur,  we could lose all or a portion of the capital we have invested in a property,  as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance,  we would be liable for the uninsured amounts,  cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly.  In addition, in such an event, we might  nevertheless  remain obligated for any mortgage debt or other financial obligations related to the property.

         Possible  effect of  ERISA.  We  believe  that our  assets  will not be deemed,  under the Employee  Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect.  If our assets were deemed to be
"plan  assets"  under  ERISA (i) it is not clear  that the  exemptions  from the
"prohibited   transaction"   rules  under  ERISA  would  be  available  for  our
transactions  and (ii)  the  prudence  standards  of  ERISA  would  apply to our investments  (and might not be met).  ERISA  makes plan  fiduciaries  personally responsible  for any losses  resulting  to the plan from any breach of fiduciary duty  and the  Internal  Revenue  Code  imposes  nondeductible  excise  taxes on prohibited transactions.  If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         Our governing  documents may discourage  takeovers.  Some provisions of our Articles of  Incorporation,  including the ownership  limitations,  transfer restrictions  and ability to issue  preferential  preferred  stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties.  Some other provisions of the Articles of Incorporation which exempt us from the  application of Maryland's  Business  Combinations  Statute and Control
Share  Acquisition  Statute,  may have the effect of  facilitating  (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the  exercise of 20% or more of our total  voting power.  Because  we  will  not be  subject  to the  provisions  of the  Business
Combinations  Statute and the Control Share Acquisition  Statute, it may be more difficult for our  stockholders to prevent or delay business  combinations  with large stockholders or acquisitions of substantial blocks of voting power by such stockholders  or other  persons,  should the ownership  restrictions  be waived, modified or completely  removed.  Such business  combinations or acquisitions of voting  power  could  cause us to fail to  qualify  as a REIT.  You can read the sections of this Prospectus  under the captions "Risk Factors -- Tax Risks -- We will be  subject  to  increased  taxation  if we fail to  qualify  as a REIT for federal income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control,"  "Summary of the Articles of Incorporation  and
Bylaws --  General,"  "Summary of the  Articles of  Incorporation  and Bylaws --
Mergers,  Combinations  and  Sale  of  Assets,"  "Summary  of  the  Articles  of
Incorporation  and Bylaws -- Control  Share  Acquisitions"  and  "Summary of the
Articles of  Incorporation  and Bylaws --  Restriction of Ownership" if you want more information about ownership  limitations and transfer  restrictions and the effect of business  combinations  and acquisitions of large amounts of our stock on our REIT status.

         Our  stockholders  are subject to  ownership  limits.  The  Articles of
Incorporation  generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person.
If the ownership,  transfer,  acquisition  or change in our corporate  structure would  jeopardize  our REIT status,  that  ownership,  transfer,  acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended  transferee or owner would not have or acquire any rights to the common stock.

         Majority   stockholder   vote  may   discourage   changes  of  control.
Stockholders  may take  some  actions,  including  approving  amendments  to the
Articles  of  Incorporation  and  Bylaws,  by a vote of a majority of the shares outstanding  and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders.
Some of these  provisions  may  discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         Investors in our Company may experience dilution.  Stockholders have no preemptive  rights. If we (i) commence a subsequent public offering of shares or securities  convertible into shares or (ii) otherwise issue  additional  shares, investors  purchasing  shares in this offering who do not  participate in future stock  issuances  will  experience  dilution in the  percentage  of their equity investment in our Company.  This is the fourth offering being  undertaken by the
Company.  Although the Board of Directors has not yet determined whether it will engage in future  offerings or other issuances of shares,  it may do so if it is determined  to be in  our  best  interests.  See  "Summary  of the  Articles  of
Incorporation  and Bylaws --  Description of Capital Stock" and "The Offering --
Plan of Distribution."

         The  Board of  Directors  can take  many  actions  without  stockholder
approval.   The  Board  of  Directors  has  overall  authority  to  conduct  our operations.  This authority includes significant  flexibility.  For example, the
Board of Directors can (i) list our stock on a national  securities  exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any  other  reason  deemed to be in the best  interests  of the stockholders;  (iii)  issue  additional  shares  without  obtaining  stockholder
approval,  which  could  dilute  your  ownership;   (iv)  change  the  advisor's
compensation,  and employ and compensate affiliates;  (v) direct our investments toward  investments  that will not appreciate  over time,  such as building only properties,  with the land owned by a third party,  and mortgage loans; and (vi)
establish and change minimum creditworthiness standards with respect to tenants.
Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         We will rely on the  advisor  and  Board of  Directors  to  manage  the
Company.  If you  invest in the  Company,  you will be relying  entirely  on the management  ability  of the  advisor  and  on the  oversight  of  our  Board  of
Directors. You will have no right or power to take part in the management of our
Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus  unless you are willing to entrust all aspects of our management to the advisor and the Board of Directors.

         Our officers and  directors  have  limited  liability.  The Articles of
Incorporation  and Bylaws  provide that an officer or  director's  liability for monetary  damages to us,  our  stockholders  or third  parties  may be  limited.
Generally,  we are obligated under the Articles of Incorporation  and the Bylaws to indemnify our officers and directors against certain liabilities  incurred in connection with their services. We have executed indemnification agreements with each officer and  director  and agreed to indemnify  the officer or director for any such liabilities  that he or she incurs.  These  indemnification  agreements could limit our ability and the ability of our  stockholders to effectively take action against our directors and officers  arising from their service to us. You can read the  section  of this  Prospectus  under the  caption  "Summary  of the
Articles  of   Incorporation   and  Bylaws  --   Limitation   of  Liability  and
Indemnification"  for more information about the indemnification of our officers and directors.

TAX RISKS

         We will be subject  to  increased  taxation  if we fail to qualify as a
REIT for federal income tax purposes. Our management believes that we operate in a manner  that  enables us to meet the  requirements  for  qualification  and to remain qualified as a REIT for federal income tax purposes.  A REIT generally is not  taxed at the  federal  corporate  level on  income  it  distributes  to its stockholders,  as long as it  distributes  annually  at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal  Revenue  Service  that we qualify as a REIT.  We have, however, received an opinion from our tax counsel,  Greenberg Traurig, LLP, that we met the  requirements  for  qualification  as a REIT for each of our  taxable years ending through  December 31, 2002 and that our  ownership,  operations and assets will permit us to  continue  such  qualification  in  subsequent  taxable years.

         You should be aware that  opinions  of counsel  are not  binding on the
Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued  qualification  as a REIT will depend on, our management meeting various  requirements,  which are discussed in more detail under the heading "Federal Income Tax  Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal  income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal  alternative  minimum  tax.  Unless we are  entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were  disqualified.  Therefore, if we lose our REIT status,  the funds  available for  distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         Our leases may be  recharacterized  as financings which would eliminate depreciation deductions on our properties.  Our tax counsel,  Greenberg Traurig,
LLP,  is of the  opinion,  based upon  certain  assumptions,  that the leases of properties  where we would own the underlying land would  constitute  leases for federal  income  tax  purposes,  except  with  respect to leases  structured  as
"financing  leases" which would  constitute  financings  for federal  income tax purposes.  However,  with  respect  to  properties  where we  would  not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a  property  does not  constitute  a lease for  federal  income tax purposes,  it will be  treated as a  financing  arrangement.  In the  opinion of
Greenberg  Traurig,  LLP, the income  derived from such a financing  arrangement would  satisfy  the 75% and the 95% gross  income  tests for REIT  qualification because  it  would  be  considered  to be  interest  on a loan  secured  by real property.  Nevertheless,  the  recharacterization of a lease in this fashion may have  adverse  tax  consequences  for us,  in  particular  that we would  not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would  receive  under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income,  and the corresponding  obligation to distribute 90% of such income,  would be  increased.  With respect to leases  structured  as "financing leases," we will  report  income  received as interest  income and will not take depreciation  deductions  related  to the real  property.  Any  increase  in our distribution  requirements  may  limit  our  ability  to  invest  in  additional properties and to make additional mortgage loans.

         Excessive  non-real estate asset values may jeopardize our REIT status.
In order to  qualify  as a REIT,  at least 75% of the value of our  assets  must consist of investments in real estate, investments in other REITs, cash and cash equivalents,  and government securities.  Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases,  together with any other property that is not  considered  a real  estate  asset for  federal  income tax  purposes,  must represent in the aggregate less than 25% of our total assets.

         In addition,  under federal  income tax law, we may not own  securities in, or make secured  equipment  loans to, any one company  (other than a REIT, a qualified  REIT  subsidiary  or a taxable REIT  subsidiary)  which  represent in excess of 10% of the voting  securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total  assets,  and we may  not  own  securities  of one or  more  taxable  REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets.  For federal income tax purposes,  the secured equipment leases would be considered  loans which are not secured by an  interest  in real  property.  The value of the secured  equipment  leases entered into with any particular  tenant under a lease or entered into with any particular borrower under a loan must not represent  in excess of 5% of our total  assets  and,  except  with  respect  to secured  equipment  leases  which  provide for fixed  "rent" or  payments  which represent a percentage of the tenant's gross income and fixed timing of all such payments as well as repayment of the financed amount ("Straight Debt"), must not represent in excess of 10% of the value of the tenant's total  securities.  Each of the secured equipment leases will be structured as Straight Debt.
         The  25%,  20%,  10% and 5%  tests  are  determined  at the end of each calendar  quarter.  If we fail to meet any such test at the end of any  calendar quarter, we will cease to qualify as a REIT.

         We may have to borrow  funds or sell  assets  to meet our  distribution requirements.  Subject  to some  adjustments  that are  unique to REITs,  a REIT generally  must  distribute  90% of its  taxable  income.  For  the  purpose  of determining  taxable  income,  we may be required to accrue  interest,  rent and other  items  treated  as  earned  for tax  purposes  but  that we have  not yet received.  In  addition,  we may be required  not to accrue as expenses  for tax purposes  some items  which  actually  have been paid or some of our  deductions might be disallowed by the Internal Revenue Service.  As a result, we could have taxable income in excess of cash available for distribution.  If this occurs, we may have to borrow  funds or  liquidate  some of our assets in order to meet the distribution requirement applicable to a REIT.

         Ownership limits may discourage a change in control. For the purpose of protecting our REIT status,  our Articles of  Incorporation  generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. The Articles also prohibit  anyone from buying  shares if the purchase  would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than
100 different  stockholders or if five or fewer  stockholders,  applying certain broad  attribution  rules of the Internal Revenue Code, owned 50% or more of our common stock. These  restrictions may discourage a change in control,  deter any attractive  tender offers for our common stock or limit the  opportunity for you or other  stockholders to receive a premium for your common stock in the event a stockholder is making  purchases of shares of common stock in order to acquire a block of shares.

         We may be  subject  to other tax  liabilities.  Even if we qualify as a
REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         Changes in tax laws may  prevent us from  qualifying  as a REIT.  As we have  previously  described,  we are  treated as a REIT for  federal  income tax purposes. However, this treatment is based on the tax laws that are currently in effect.  We are unable to predict any future  changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from  qualifying as a REIT or that requires  REITs  generally to pay corporate  level  income  taxes,  we may not be able to make the  same  level of distributions to our stockholders.

                SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The  shares  of common  stock  offered  through  this  Prospectus  (the
"Shares")  are suitable only as a long-term  investment  for persons of adequate financial  means who have no need for liquidity in this  investment.  Initially, there is not expected to be any public  market for the Shares,  which means that it may be  difficult  to  sell  Shares.  See the  "Summary  of the  Articles  of
Incorporation  and Bylaws --  Restriction of Ownership" for a description of the transfer  requirements.  As a result,  the Company has  established  suitability standards which require  investors to have either (i) a net worth (not including home,  furnishings,  and personal automobiles) of at least $45,000 and an annual gross  income of at least  $45,000,  or (ii) a net worth  (not  including  home, furnishings,  and personal  automobiles)  of at least  $150,000.  The  Company's suitability  standards also require that a potential investor (i) can reasonably benefit  from an  investment  in the Company  based on such  investor's  overall investment  objectives  and  portfolio  structuring,  (ii) is  able to bear  the economic risk of the investment based on the prospective  stockholder's  overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the  investment,  (b) the risk that such  investor  may lose the entire investment,  (c) the lack of liquidity  of the Shares,  (d) the  background  and qualifications of the advisor, and (e) the tax consequences of the investment.

         California,  Iowa, Maine,  Michigan,  Missouri,  Ohio, and Pennsylvania
have established  suitability  standards different from those established by the
Company,  and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         CALIFORNIA AND MICHIGAN -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and an annual  gross  income of at least  $60,000,  or (ii) a net worth (not  including home, furnishings and personal automobiles) of at least $225,000.

         IOWA  --  The  investor  has  (i)  a net  worth  (not  including  home, furnishings,  and  personal  automobiles)  of at least ten times the  investor's investment in the Company;  and (ii) either (a) a net worth (not including home, furnishings  and personal  automobiles)  of at least $50,000 and an annual gross income of at least $50,000, or (b) a net worth (not including home,  furnishings and personal automobiles) of at least $200,000.

         Maine -- The investor has either (i) a net worth (not  including  home, furnishings  and personal  automobiles)  of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $200,000.

         MISSOURI,  Ohio and  Pennsylvania  -- The  investor has (i) a net worth
(not including home, furnishings and personal automobiles) of at least ten times the investor's  investment in the Company;  and (ii) either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000.

         The  foregoing  suitability  standards  must be met by the investor who purchases the Shares.  If the  investment is being made for a fiduciary  account
(such as an IRA, Keogh Plan, or corporate pension or  profit-sharing  plan), the beneficiary,  the  fiduciary  account,  or any  donor  or  grantor  that  is the fiduciary of the account who  directly or  indirectly  supplies  the  investment funds must meet such suitability standards.

         Investors  should read carefully the  requirements  in connection  with resales  of  Shares  as  set  forth  in the  Articles  of  Incorporation  and as summarized  under  "Summary  of the  Articles  of  Incorporation  and  Bylaws --
Restriction of Ownership."

         In  purchasing  Shares,  custodians  or trustees  of  employee  pension benefit  plans or IRAs may be subject  to the  fiduciary  duties  imposed by the
Employee  Retirement  Income Security Act of 1974 ("ERISA") or other  applicable laws and to the  prohibited  transaction  rules  prescribed by ERISA and related provisions of the Internal  Revenue Code of 1986,  as amended (the "Code").  See
"The Offering -- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or  custodian of an employee  pension  benefit plan or an IRA should determine  that such an  investment  would be  permissible  under the  governing instruments  of  such  plan or  account  and  applicable  law.  For  information
regarding   "unrelated   business  taxable  income,"  see  "Federal  Income  Tax
Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

         In order to ensure  adherence to the  suitability  standards  described above,  requisite  suitability  standards  must  be  met,  as set  forth  in the
Subscription  Agreement in the form attached  hereto as Appendix C. In addition, soliciting dealers,  broker-dealers that are members of the National Association of  Securities  Dealers,  Inc.  or  other  entities  exempt  from  broker-dealer registration  (collectively,  the "Soliciting Dealers"),  who are engaged by CNL
Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every  reasonable  effort to determine  that the purchase of Shares is a
suitable  and   appropriate   investment   for  an  investor.   In  making  this
determination, the Soliciting Dealers will rely on relevant information provided by the investor,  including  information  as to the investor's  age,  investment objectives, investment experience, income, net worth, financial situation, other
investments,   and  any  other  pertinent  information.  See  "The  Offering  --
Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the  suitability  standards  described  above may subscribe for Shares by completing and executing the Subscription  Agreement and delivering  it to a  Soliciting  Dealer,  together  with a check  for  the  full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, Escrow
Agent."  See "The  Offering  --  Subscription  Procedures."  Certain  Soliciting
Dealers who have "net capital," as defined in the applicable  federal securities regulations,  of $250,000 or more may  instruct  their  customers  to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should  be taken to  ensure  that  the  Subscription  Agreement  is  filled  out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts,  estates,  and in other capacities,  and persons signing on behalf of corporations  and  corporate  trustees  may be  required  to  obtain  additional documents  from  Soliciting  Dealers.  Any  subscription  may be rejected by the
Company in whole or in part,  regardless  of whether  the  subscriber  meets the minimum suitability standards.

         Certain   Soliciting   Dealers  may  permit   investors  who  meet  the
suitability  standards  described  above to subscribe  for Shares by  telephonic order to the Soliciting  Dealer.  This procedure may not be available in certain states.  See  "The  Offering  -- Plan of  Distribution"  and  "The  Offering  --
Subscription Procedures."

         A minimum  investment of 250 Shares ($2,500) is required.  IRAs,  Keogh plans,  and pension plans must make a minimum  investment of at least 100 Shares
($1,000). For Minnesota investors,  IRAs and qualified plans must make a minimum investment of 200 Shares  ($2,000) and, for Iowa  investors,  IRAs and qualified plans  must make a minimum  investment  of 250  Shares  ($2,500).  Following  an initial subscription for at least the required minimum investment,  any investor may make additional  purchases in increments of one Share.  See "The Offering --
General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment
Plan."

                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes  certain  information  relating to the  anticipated  use  of  offering  proceeds  by  the  Company,  assuming  that
150,000,000  Shares are sold.  The Company  estimates that 85% of gross offering proceeds  computed  at $10 per share  sold  ("Gross  Proceeds")  will be used to purchase  properties  (the  "Properties")  and make  mortgage  loans  ("Mortgage
Loans"),  and 8% of Gross  Proceeds  will be used to pay fees  and  expenses  to affiliates of the Company ("Affiliates") for their services and as reimbursement
for  offering   expenses   ("Offering   Expenses")  and   acquisition   expenses
("Acquisition  Expenses") incurred on behalf of the Company; the balance will be used to pay other expenses of the offering.  While the estimated use of proceeds set forth in the table below is believed to be reasonable,  this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                                         Maximum Offering (1)
                                                                                    -------------------------------

                                                                                        Amount           Percent
                                                                                    ---------------    ------------

GROSS PROCEEDS TO THE COMPANY (2).....................................              $1,500,000,000        100.000%
Less:
    Selling Commissions to CNL Securities Corp. (2)...................                 112,500,000          7.500%
    Marketing Support Fee to CNL Securities Corp. (2).................                   7,500,000          0.500%
    Due Diligence Reimbursements to CNL
       Securities Corp.(2)............................................                   1,875,000          0.125%
    Offering Expenses (3).............................................                  28,125,000          1.875%
                                                                                    ---------------    ------------

NET PROCEEDS TO THE COMPANY...........................................               1,350,000,000         90.000%
Less:
    Acquisition Fees to the Advisor (4)...............................                  67,500,000          4.500%
    Acquisition Expenses (5)..........................................                   7,500,000          0.500%
    Initial Working Capital Reserve (6)...............................                           -              -
                                                                                    ---------------    ------------

CASH AVAILABLE FOR PURCHASE OF PROPERTIES
    AND THE MAKING OF MORTGAGE LOANS BY
    THE COMPANY (7)...................................................               $1,275,000,000         85.000%
                                                                                    ===============    ============

------------------------

FOOTNOTES:

(1)    Excludes  25,000,000 Shares that may be sold pursuant to the Reinvestment
       Plan.

(2)    Gross  Proceeds of the offering are  calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions  ("Selling  Commissions").  See  "The  Offering  --  Plan  of
       Distribution" for a description of the circumstances  under which Selling
       Commissions may be reduced,  including commission discounts available for purchases by  registered  representatives  or  principals of the Managing
       Dealer or Soliciting Dealers,  certain directors and officers and certain investment  advisers.  Selling  Commissions are calculated  assuming that reduced  commissions  are not paid in connection with the purchase of any
       Shares. The Shares are being offered to the public through CNL Securities
       Corp.,  which will receive  Selling  Commissions  of 7.5% on all sales of
       Shares  and  will act as  Managing  Dealer.  The  Managing  Dealer  is an
       Affiliate  of  the  Advisor.  Other  broker-dealers  may  be  engaged  as
       Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%,  with  respect  to Shares  which  they  sell.  In  addition,  a marketing  support fee of 0.5% with  respect to the Shares they sell will be reallowed to Soliciting Dealers who agree to provide certain marketing
       support  services  and  due  diligence  expense   reimbursements  may  be
       reallowed to Soliciting  Dealers as reimbursement  for bona fide expenses incurred in connection with due diligence activities,  with prior written approval  from  the  Managing  Dealer.  See  "The  Offering  --  Plan  of
       Distribution" for a more complete description of these items.

(3)    Offering Expenses include legal,  accounting,  printing,  escrow, filing, registration,  qualification,  and other  expenses of the offering of the
       Shares,  but exclude Selling  Commissions,  the marketing support fee and due diligence expense  reimbursements.  The Offering Expenses paid by the
       Company together with the 7.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4)    Acquisition  fees  ("Acquisition  Fees") include all fees and commissions paid by the  Company  to any  person  or entity  in  connection  with the selection  or  acquisition  of any Property or the making of any Mortgage
       Loan,  including to Affiliates or nonaffiliates.  Acquisition Fees do not include Acquisition Expenses.

(5)    Represents  Acquisition  Expenses  that  are  neither  reimbursed  to the
       Company nor  included in the  purchase  price of the  Properties,  and on which  rent is not  received,  but  does  not  include  certain  expenses associated with Property acquisitions that are part of the purchase price of the Properties,  that are included in the basis of the Properties, and on which  rent is  received.  Acquisition  Expenses  include  any and all expenses  incurred by the Company,  the Advisor,  or any Affiliate of the
       Advisor in connection  with the selection or  acquisition of any Property or the making of any  Mortgage  Loan,  whether or not  acquired  or made, including,  without  limitation,  legal  fees and  expenses,  travel  and
       communication  expenses,   costs  of  appraisals,   nonrefundable  option
       payments on property not acquired,  accounting fees and expenses,  taxes, and title insurance,  but exclude Acquisition Fees. The expenses that are attributable  to the seller of the  Properties  and part of the  purchase price of the  Properties  are  anticipated  to range between 1% and 2% of
       Gross Proceeds.

(6)    Because  leases  generally  will be on a  "triple-net"  basis,  it is not anticipated that a permanent  reserve for maintenance and repairs will be established.  However,  to the extent that the  Company has  insufficient funds  for such  purposes,  the  Advisor  may,  but is not  required  to, contribute  to the  Company  an  aggregate  amount of up to 1% of the net offering proceeds ("Net Offering Proceeds")  available to the Company for maintenance  and  repairs.  The Advisor also may, but is not required to, establish  reserves  from offering  proceeds,  operating  funds,  and the available proceeds of any sales of Company assets ("Sale").

(7)    Offering  proceeds  designated for investment in Properties or the making of Mortgage  Loans may also be used to repay debt  borrowed in connection with such  acquisitions.  Offering proceeds  designated for investment in
       Properties or the making of Mortgage Loans temporarily may be invested in
       short-term,   highly  liquid   investments  with  appropriate  safety  of
       principal.  The Company  may, at its  discretion,  use up to $100,000 per calendar  quarter of offering  proceeds for  redemptions  of Shares.  See
       "Redemption of Shares."

                             MANAGEMENT COMPENSATION

         This section  presents the types,  recipients,  methods of computation,
and  estimated   amounts  of  all   compensation,   fees,   reimbursements   and
distributions  to be paid  directly or  indirectly by the Company to the Advisor and its Affiliates,  exclusive of any  distributions to which the Advisor or its
Affiliates  may be entitled by reason of their  purchase and ownership of Shares in  connection  with this  offering.  The table  excludes  estimated  amounts of compensation  relating to any Shares  issued  under the  Company's  Reinvestment
Plan. For information  concerning  compensation and fees paid to the Advisor and its  Affiliates,  see  "Certain  Relationships  and Related  Transactions."  For
information  concerning loan  origination and loan servicing fees, see "Business
-- Borrowing." For  information  concerning  compensation to the Directors,  see
"Management."

         A maximum of 150,000,000 Shares  ($1,500,000,000)  may be sold, subject to approval  by the  stockholders  of an  increase  in the number of  authorized
Shares.  See "Summary of the Articles of Incorporation and Bylaws -- Description
of Capital Stock." An additional  25,000,000  Shares may be sold to stockholders who  receive a copy of this  Prospectus  and who  purchase  Shares  through  the
Reinvestment  Plan.  Prior to the  conclusion  of this  offering,  if any of the
25,000,000  Shares  remain  after  meeting  anticipated  obligations  under  the
Reinvestment  Plan,  the Company may decide to sell a portion of these Shares in this offering.  If the  stockholders do not approve an increase in the number of authorized  Shares,  a  maximum  of  38,000,000  Shares  may be sold,  including
3,800,000 Shares that may be sold pursuant to the Reinvestment Plan.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations.  See "Conflicts of Interest."  There is no item of  compensation  and no fee that can be paid to the Advisor or its Affiliates under more than one category.

---------------------------- ------------------------------------------------------------------- -----------------------------
          Type of                                     Method of Computation                                    Estimated
       Compensation                                                                                          Maximum Amount
       and Recipient

----------------------------  -------------------------------------------------------------------  -----------------------------

                                                          Offering Stage

----------------------------  -------------------------------------------------------------------  -----------------------------
Selling Commissions to          Selling Commissions of 7.5% per Share on all Shares sold, subject   $112,500,000 if 150,000,000
Managing Dealer and             to reduction under certain circumstances as described in "The       Shares are sold.
Soliciting Dealers              Offering-- Plan of Distribution."  Soliciting Dealers may be
                                reallowed Selling Commissions of up to 7% with respect to Shares they sell.

----------------------------  -------------------------------------------------------------------  -----------------------------
Due diligence expense           Expense allowance equal to 0.125% of Gross proceeds to be used      Up to $1,875,000 if
reimbursements to               by the Managing Dealer to reimburse Soliciting Dealers for bona     150,000,000 Shares are
Managing Dealer and             fide due dilligence expenses.                                       sold.
Soliciting Dealers
----------------------------  -------------------------------------------------------------------  -----------------------------
Marketing support fee to        Marketing support fee of 0.5% of Gross Proceeds to the Managing     $7,500,000 if 150,000,000
Managing Dealer and             Dealer, which will be reallowed to Soliciting Dealers who agree     Shares are sold.
Soliciting Dealers              to provide certain marketing support services in the marketing of the offering pursuant to executed agreements with the Managing
                                Dealer.

----------------------------  -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Actual expenses incurred.  The Offering Expenses paid by the        Actual amount is not
Advisor and its                 Company, together with the 7.5% Selling Commissions, the            determinable at this time,
Affiliates for Offering         marketing support fee and due diligence expense reimbursements      but is estimated to be
Expenses                        incurred by the Company will not exceed 13% of the proceeds         $28,125,000 if 150,000,000
                                raised in connection with this offering.                            Shares are sold.

----------------------------  -------------------------------------------------------------------  -----------------------------

                                                        Acquisition Stage

----------------------------  -------------------------------------------------------------------  -----------------------------
Acquisition Fee to the          4.5% of Gross Proceeds, loan proceeds from permanent financing      $67,500,000 if 150,000,000
Advisor                         ("Permanent Financing") and amounts outstanding on the line of      Shares are sold plus
                                credit, if any, at the time of listing the Company's Common         $22,500,000 if Permanent
                                Common Stock on a national securities exchange or                   Financing equals
                                over-the-counter market ("Listing"), but excluding loan proceeds    $500,000,000.
                                used to finance secured equipment leases (collectively, "Total
                                Proceeds") payable to the Advisor as Acquisition Fees.

----------------------------  ------------------------------------------------------------------- -----------------------------
Other Acquisition Fees          Any fees paid to Affiliates of the Advisor in connection with the   Amount is not determinable
to Affiliates of the            financing, development, construction or renovation of a Property.   at this time.
Advisor                         Such fees are in addition to 4.5% of Total Proceeds payable to the Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Directors who are independent of the Advisor
                                (the "Independent Directors"), not otherwise interested in the transaction.

----------------------------  -------------------------------------------------------------------  -----------------------------

----------------------------  -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                      Estimated
       Compensation                                                                                            Maximum Amount
       and Recipient

----------------------------  -------------------------------------------------------------------  -----------------------------
Reimbursement of                Reimbursement to the Advisor and its Affiliates for expenses        Acquisition Expenses, which
Acquisition Expenses to         actually incurred.                                                  are based on a number of
the Advisor and its                                                                                 factors, including the
Affiliates                      The total of all Acquisition Fees and any Acquisition Expenses      purchase price of the
                                payable to the Advisor and its Affiliates shall be reasonable and   Properties, are not
                                shall not exceed an amount equal to 6% of the Real Estate Asset     determinable at this time.
                                Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                                commercially competitive, fair and reasonable to the Company.
                                Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                                customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                                Acquisition Expenses.

----------------------------  -------------------------------------------------------------------  -----------------------------

                                                        Operational Stage

----------------------------  -------------------------------------------------------------------  -----------------------------
Asset Management Fee to         A monthly Asset Management Fee in an amount equal to one-twelfth    Amount is not determinable
the Advisor                     of 0.60% of the Company's Real Estate Asset Value and the           at this time.  The amount
                                outstanding principal amount of any Mortgage Loans, as of the end   of the Asset Management Fee
                                of the preceding month.  Specifically, Real Estate Asset Value      will depend upon, among
                                equals the amount invested in the Properties wholly owned by the    other things, the cost of
                                Company, determined on the basis of cost, plus, in the case of      the Properties and the
                                Properties owned by any joint venture or partnership in which the   amount invested in Mortgage
                                Company is a co-venturer or partner ("Joint Venture"), the          Loans.
                                portion of the cost of such Properties paid by the Company, exclusive of Acquisition Fees and Acquisition Expenses.  The
                                Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the
                                Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

----------------------------  -------------------------------------------------------------------  -----------------------------

----------------------------  -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                      Estimated
       Compensation                                                                                            Maximum Amount
       and Recipient

----------------------------  -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Operating Expenses (which, in general, are those expenses           Amount is not determinable
Advisor and Affiliates for      relating to administration of the Company on an ongoing basis)      at this time.
operating expenses              will be reimbursed by the Company.  To the extent that Operating
                                Expenses payable or reimbursable by the Company, in any four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of Average Invested Assets or 25% of Net Income
                                (the "2%/25% Guidelines"), the Advisor shall reimburse the
                                Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines. "Average Invested
                                Assets" means, for a specified period, the average of the
                                aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans
                                secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net
                                Income for purposes of calculating total allowable Operating
                                Expenses shall exclude the gain from the sale of the Company's assets.

----------------------------  -------------------------------------------------------------------  -----------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon    Amount is not determinable
real estate disposition        the Sale of one or more Properties, in an amount equal to the  (i)    at this time. The amount of
fee payable to the             lesser of one-half of a Competitive Real Estate Commission, or (ii)   this fee, if it becomes
Advisor from a Sale or         3% of the sales price of such Property or Properties.  Payment of     payable, will depend upon
Sales of a Property not        such fee shall be made only if the Advisor provides a substantial     the price at which
in liquidation of the          amount of services in connection with the Sale of a Property or       Properties are sold.
Company                        Properties and shall be subordinated to receipt by the
                               stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return (as defined below) and (ii)
                               their aggregate invested capital ("Invested Capital"). In general,
                               Invested Capital is the amount of cash paid by the stockholders to the Company for their Shares, reduced by certain prior
                               Distributions to the stockholders from the Sale of assets. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the
                               Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares of Common Stock outstanding and the average closing price of the Shares over a period, beginning 180 days after
                               Listing, of 30 days during which the Shares are traded.
                               "Stockholders' 8% Return," as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested
                               Capital.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Subordinated incentive         At such time, if any, as Listing occurs (other than on the Pink          Amount is not determinable
fee payable to the             Sheets on the OTC Bulletin Board), the Advisor shall be paid              at this time.
Advisor at such time, if       the subordinated incentive fee ("Subordinated Incentive Fee") in an
any, as Listing occurs         amount equal to 10% of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception until
                               the date of Listing exceeds (ii) the sum of (A)
                               100% of Invested Capital and (B) the total
                               Distributions required to be made to the
                               stockholders in order to pay the Stockholders' 8%
                               Return from inception through the date the market
                               value is determined. For purposes of calculating
                               the Subordinated Incentive Fee, the market value
                               of the Company shall be the average closing price
                               or average of bid and asked price, as the case
                               may be, over a period of 30 days during which the
                               Shares are traded with such period beginning 180
                               days after Listing. The Subordinated Incentive
                               Fee will be reduced by the amount of any prior
                               payment to the Advisor of a deferred,
                               subordinated share of Net Sales Proceeds from
                               Sales of assets of the Company.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company not      Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the          Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
         Type of
       Compensation                                                                                               Estimated
      and Recipient                                   Method of Computation                                     Maximum Amount

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Performance Fee payable        Upon termination of the Advisory Agreement, if Listing has not           Amount is not determinable
to the Advisor                 occurred and the Advisor has met applicable performance standards,       at this time.
                               the Advisor shall be paid the Performance Fee in
                               the amount equal to 10% of the amount by which
                               (i) the appraised value of the Company's assets
                               on the date of termination of the Advisory
                               Agreement (the "Termination Date"), less any
                               indebtedness secured by such assets, plus total
                               Distributions paid to stockholders from the
                               Company's inception through the Termination Date,
                               exceeds (ii) the sum of 100% of Invested Capital
                               plus an amount equal to the Stockholders' 8%
                               Return from inception through the Termination
                               Date. The Performance Fee, to the extent payable
                               at the time of Listing, will not be payable in
                               the event the Subordinated Incentive Fee is paid.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
---------------------------- -- -------------------------------------------------------------------  -----------------------------
Secured Equipment Lease         A fee paid to the Advisor out of the proceeds of the revolving       Amount is not determinable
Servicing Fee to the            line of credit (the "Line of Credit") or Permanent Financing for     at this time.
Advisor                         negotiating furniture, fixtures and equipment ("Equipment") loans
                                or  direct   financing   leases  (the   "Secured
                                Equipment  Leases") and  supervising the Secured
                                Equipment  Lease  program  equal  to 2%  of  the
                                purchase price of the Equipment  subject to each
                                Secured  Equipment  Lease and paid upon entering
                                into such  lease.  No other fees will be payable
                                in connection  with the Secured  Equipment Lease
                                program.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Repayment by the Company of actual expenses incurred.                Amount is not determinable
Advisor and Affiliates for                                                                           at this time.
Secured Equipment Lease
servicing expenses

---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                        Liquidation Stage

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable
real estate disposition        Sale of one or more Properties, in an amount equal to the lesser of      at this time. The amount of
fee payable to the             (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      this fee, if it becomes
Advisor from a Sale or         the sales price of such Property or Properties. Payment of such          payable, will depend upon
Sales in liquidation of        fee shall be made only if the Advisor provides a substantial amount      the price at which
the Company                    of services in connection with the Sale of a Property or Properties      Properties are sold.
                               and shall be subordinated to receipt by the
                               stockholders of Distributions equal to the sum of
                               (i) their aggregate Stockholders' 8% Return and
                               (ii) their aggregate Invested Capital. If, at the
                               time of a Sale, payment of the disposition fee
                               is deferred because the subordination conditions
                               have not been satisfied, then the disposition fee
                               shall be paid at such later time as the
                               subordination conditions are satisfied.

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company in       Stockholders' 8% Return and (ii) 100% of Invested Capital.
liquidation of the             Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor

--------------------------- -- --------------------------------------------------------------------- -- ---------------------------

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the
Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.

                                              CNL Holdings, Inc. (1)
                               Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                                        Retail Properties:
   CNL Capital Markets, Inc. (2)                          Commercial Net Lease Realty, Inc. (9)
     CNL Investment Company
       CNL Securities Corp. (3)                         Restaurant Properties:
     CNL Institutional Advisors, Inc.                     CNL American Properties Fund, Inc. (10)

Administrative Services:                                Hospitality Properties:
   CNL Shared Services, Inc. (4)                          CNL Hospitality Properties, Inc. (6)

Real Estate Services:                                   Retirement Properties:
   CNL Real Estate Services, Inc. (5)                     CNL Retirement Properties, Inc. (11)
     CNL Hospitality Corp. (6)
       CNL Hotel Development Company                    Financial Services:
     CNL Retirement Corp. (7)                             CNL Finance, Inc.
       CNL Retirement Development Corp. (8)                  CNL Capital Corp.
     CNL Realty & Development Corp.
     CNL Asset Management, Inc.
     CNL Corporate Venture, Inc.
     CNL Plaza Venture, Inc.

-----------------------

(1)      CNL Holdings,  Inc. is the parent company of CNL Financial Group,  Inc.
         and its  Affiliates.  James M. Seneff,  Jr.,  Chairman of the Board and
         Chief  Executive  Officer of the Company,  shares  ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2)      CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial
         Group, Inc. and is the parent company of CNL Investment Company.

(3)      CNL  Securities  Corp. is a wholly owned  subsidiary of CNL  Investment
         Company and has served as managing  dealer in the offerings for various
         CNL public and private real estate programs, including the Company.

(4)      CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings,
         Inc.,  and  together  with  other  Affiliates  provides  administrative services for various CNL entities, including the Company.

(5)      CNL Real  Estate  Services,  Inc.,  a wholly  owned  subsidiary  of CNL
         Financial Group,  Inc., is the parent company of CNL Hospitality Corp.,
         CNL  Retirement  Corp.,  CNL Realty & Development  Corp.  and CNL Asset
         Management, Inc.

(6)      CNL Hospitality  Properties,  Inc. is a public, unlisted REIT. James M.
         Seneff,  Jr.  holds the  positions  of co-Chief  Executive  Officer and
         Chairman  of the Board,  and Robert A.  Bourne  holds the  position  of
         Treasurer of CNL Hospitality Properties,  Inc. CNL Hospitality Corp., a
         majority owned subsidiary of CNL Real Estate Services,  Inc.,  provides management and advisory  services to CNL Hospitality  Properties,  Inc.
         pursuant to an advisory agreement.

(7)      CNL  Retirement  Corp.,  a wholly owned  subsidiary  of CNL Real Estate
         Services,  Inc.,  provides  management  and  advisory  services  to the
         Company pursuant to the Advisory Agreement.

(8)      CNL Retirement  Development  Corp. is a wholly owned  subsidiary of CNL
         Retirement Corp., the Advisor to the Company.

(9)      Commercial  Net Lease  Realty,  Inc.  is a REIT  listed on the New York
         Stock Exchange.  Effective  January 1, 1998, CNL Realty Advisors,  Inc.
         and Commercial Net Lease Realty,  Inc. merged, at which time Commercial
         Net Lease  Realty,  Inc.  became self  advised.  James M.  Seneff,  Jr.
         continues to hold the positions of Chief Executive Officer and Chairman of the Board,  and Robert A. Bourne  continues  to hold the position of
         Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(10)     CNL  American  Properties  Fund,  Inc.  is  a  public,  unlisted  REIT.
         Effective  September 1, 1999,  CNL Fund  Advisors,  Inc., CNL Financial
         Services,  Inc., CNL Financial Corp. and CNL American  Properties Fund,
         Inc.  merged,  at which time CNL American  Properties Fund, Inc. became self advised.  James M. Seneff,  Jr. continues to hold the positions of
         Chairman of the Board and  co-Chief  Executive  Officer,  and Robert A.
         Bourne  continues to hold the position of Vice Chairman of the Board of
         CNL American Properties Fund, Inc.

(11)     CNL Retirement  Properties,  Inc., the Company,  is a public,  unlisted
         REIT. James M. Seneff, Jr. holds the positions of Chairman of the Board and Chief Executive  Officer,  and Robert A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of the Company.

PRIOR AND FUTURE PROGRAMS

         In the past,  Affiliates of the Advisor have  organized  over 100 other real estate  investments.  In addition,  they  currently  have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments.  Although no Affiliate  of the Advisor  currently  owns,  operates, leases or manages properties that would be suitable for the Company, future real estate  programs  may  involve  Affiliates  of the  Advisor  in  the  ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated  public or private real estate programs may invest in retirement properties,  may purchase properties  concurrently with the
Company and may lease properties to tenants who also lease or operate certain of the Company's  Properties.  Such other  programs may offer mortgage or equipment financing  to the same or similar  entities as those  targeted  by the  Company, thereby  affecting the Company's  Mortgage Loan activities or Secured  Equipment
Lease program.  Such conflicts  between the Company and affiliated  programs may affect the value of the  Company's  investments  as well as its Net Income.  The
Company  believes that the Advisor has  established  guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict Resolution Procedures"
below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates  of the  Advisor  may  compete  with the  Company to acquire properties or to invest in mortgage loans of a type suitable for  acquisition or investment by the Company and may be better positioned to make such acquisitions or  investments  as a result of  relationships  that may  develop  with  various operators of retirement facilities,  medical office buildings or walk-in clinics
(collectively,  the "Operators") or relationships  with tenants of the same such facilities.  See "Business -- Site  Selection and  Acquisition  of Properties --
Interim  Acquisitions."  A purchaser  who wishes to acquire one or more of these properties  or invest in one or more  mortgage  loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient  funds,  for  example)  may be  unable to make the  acquisition  or investment.

         In an effort to address these  situations and preserve the  acquisition and investment  opportunities for the Company (and other entities with which the
Advisor  or its  Affiliates  are  affiliated),  Affiliates  of the  Advisor  may maintain  lines of  credit  which  enable  them to  acquire  properties  or make mortgage  loans  on an  interim  basis  and  subsequently  transfer  them to the
Company.  In the event  Affiliates  acquire such  properties,  these  properties and/or  mortgage  loans  generally  will be  purchased  from  Affiliates  of the
Advisor,  at their cost or  carrying  value,  by one or more  existing or future public or private programs formed by Affiliates of the Advisor. The selection of properties  to be  transferred  by the  Advisor to the Company may be subject to conflicts of interest.  The Company  cannot be sure that the Advisor will act in its best interests when deciding whether to allocate any particular  property to
it.  Investors  will not have the  opportunity  to evaluate  the manner in which these conflicts of interest are resolved before making their investment.

         The  Advisor  could  experience  potential  conflicts  of  interest  in connection  with the  negotiation  of the purchase  price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the  lease  of a  Property  or  the  terms  of a  Mortgage  Loan,  due to its relationship with its Affiliates and any business relationship of its Affiliates that may  develop  with  Operators  or  tenants.  Consequently,  the Advisor may negotiate  terms  of  acquisitions,  investments  or  leases  that  may be  more beneficial to other entities than to the Company.

         The  Advisor  or its  Affiliates  also  may  be  subject  to  potential conflicts of interest at such time as the Company  wishes to acquire a property, make a mortgage loan or enter into a secured  equipment lease that also would be a suitable  investment for an Affiliate of CNL.  Affiliates of the Advisor serve as Directors of the Company and, in this capacity,  have a fiduciary  obligation to act in the best interest of the  stockholders  of the Company and, as general partners or directors  of CNL  Affiliates,  to act in the best  interests of the investors in other programs with investments that may be similar to those of the
Company  and will use their best  efforts  to assure  that the  Company  will be treated as favorably as any such other  program.  See  "Management  -- Fiduciary
Responsibility  of the  Board of  Directors."  The  Company  has also  developed procedures  to resolve  potential  conflicts  of interest in the  allocation  of properties and mortgage loans between the Company and certain of its Affiliates.
See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus  during the offering period to disclose the  acquisition of a Property at such time as the Advisor  believes that a reasonable probability exists that the Company will acquire the Property, including  an  acquisition  from the Advisor or its  Affiliates.  Based upon the experience  of  management  of the  Company  and the  Advisor  and the  proposed acquisition  methods,  a reasonable  probability that the Company will acquire a
Property  normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee,  (ii) a satisfactory  credit underwriting for the proposed  lessee has been  completed,  (iii) a satisfactory  site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property.

SALES OF PROPERTIES

         A  conflict  also  could  arise  in   connection   with  the  Advisor's
determination  as to whether or not to sell a Property,  since the  interests of the  Advisor  and the  stockholders  may  differ as a result  of their  distinct financial  and tax positions  and the  compensation  to which the Advisor or its
Affiliates  may be  entitled  upon the Sale of a  Property.  See  "Conflicts  of
Interest  --  Compensation  of the  Advisor"  below for a  description  of these compensation  arrangements.  In order to resolve this  potential  conflict,  the
Board of Directors will be required to approve each Sale of a Property.

DEVELOPMENT OF PROPERTIES

         A conflict could arise in connection  with the Advisor's  determination as to whether to acquire  Properties which require  development.  Affiliates may serve as the developer and if so, the Affiliates  would receive the  development fee that would  otherwise  be paid to an  unaffiliated  developer.  The Board of
Directors,  including  the  independent  directors,  must  approve  employing an
Affiliate of ours to serve as a  developer.  There is a risk,  however,  that we would acquire  Properties  that require  development so that an Affiliate  would receive the development fee.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its  Affiliates  if a majority of the  Directors,  including a
majority  of  the  Independent  Directors,   not  otherwise  interested  in  the
transaction,  determine  that the  investment  in the Joint  Venture is fair and reasonable to the Company and on substantially  the same terms and conditions as those to be received by the co-venturer or  co-venturers.  Potential  situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the  Company.  In  addition,  the Company and the  co-venturer  or co-venturers may reach an impasse with regard to business decisions, such as the purchase  or sale of  Property,  in which the  approval  of the Company and each co-venturer is required.  In this event,  none of the parties may have the funds necessary to purchase the interests of the other  co-venturers.  The Company may experience  difficulty in locating a third party purchaser for its Joint Venture interest  and in  obtaining  a  favorable  sales  price for such  Joint  Venture interest.  See "Risk Factors -- Real Estate and Other Investment Risks -- We may
not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The  directors  and  certain of the  officers  of the  Advisor  and the
Directors and certain of the officers of the Company currently are engaged,  and in the future will engage,  in the  management  of other  business  entities and properties and in other business activities,  including entities, properties and activities  associated with  Affiliates.  They will devote only as much of their time to the  business of the Company as they,  in their  judgment,  determine is reasonably  required,  which  will be  substantially  less than their full time.
These  officers and  directors of the Advisor and officers and  Directors of the
Company may  experience  conflicts of interest in  allocating  management  time, services,  and functions  among the Company and the various  entities,  investor programs  (public or private),  and any other business  ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs  advised by the Advisor;  however,  the Company does not  anticipate that it will  share  Independent  Directors  with  other  REITs  advised  by the
Advisor.

COMPENSATION OF THE ADVISOR

         The  Advisor  has been  engaged to  perform  various  services  for the
Company and will receive fees and  compensation  for such services.  None of the agreements for such services were the result of arm's-length  negotiations.  All such  agreements,  including  the  Advisory  Agreement,  require  approval  by a majority of the Board of  Directors,  including  a majority  of the  Independent
Directors,  not  otherwise  interested in such  transactions,  as being fair and reasonable  to the Company and on terms and  conditions no less  favorable  than those which could be obtained from unaffiliated  entities. The timing and nature of fees and  compensation  to the Advisor  could  create a conflict  between the interests of the Advisor and those of the stockholders.  A transaction involving the purchase,  lease, or Sale of any Property, or the entering into or Sale of a
Mortgage  Loan or a Secured  Equipment  Lease by the  Company  may result in the
immediate   realization  by  the  Advisor  and  its  Affiliates  of  substantial commissions,  fees,  compensation,  and  other  income.  Although  the  Advisory
Agreement  authorizes  the  Advisor  to  take  primary  responsibility  for  all decisions relating to any such transaction,  the Board of Directors must approve all of the Company's  acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in  connection  with the  determination  by the  Advisor  on behalf of the
Company  of  whether  to hold or sell a  Property,  Mortgage  Loan,  or  Secured
Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The  Managing  Dealer is CNL  Securities  Corp.,  an  Affiliate  of the
Advisor. Certain of the officers and Directors of the Company are also officers, directors,  and registered  principals of the Managing Dealer. This relationship may create  conflicts in connection  with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the
Managing  Dealer will examine the information in the Prospectus for accuracy and completeness,  the  Managing  Dealer is an Affiliate of the Advisor and will not make an  independent  review of the Company or the  offering.  Accordingly,  the investors  do not have the benefit of such  independent  review.  Certain of the
Soliciting Dealers have made, or are expected to make, their own independent due diligence  investigations.  The Managing Dealer is not prohibited from acting in any  capacity in  connection  with the offer and sale of  securities  offered by entities that may have some or all investment objectives similar to those of the
Company and is expected to  participate in other  offerings  sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Greenberg  Traurig,  LLP, which serves as securities and tax counsel to the  Company in this  offering,  also serves as  securities  and tax counsel for certain of its Affiliates,  including other real estate programs,  in connection with other matters.  Members of the firm of Greenberg Traurig, LLP may invest in the Company,  but do not hold any substantial  interest in the Company. The firm is,  however,  a tenant in an office  building in which the  Company  owns a 10%
interest.  Neither the Company nor the stockholders  will have separate counsel.
In the event any controversy  arises  following the termination of this offering in which the interests of the Company appear to be in conflict with those of the
Advisor  or its  Affiliates,  other  counsel  may be  retained  for  one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In  order  to  reduce  or  eliminate  certain  potential  conflicts  of interest,  the  Articles  of  Incorporation  contain  a number  of  restrictions relating  to (i)  transactions  between  the  Company  and  the  Advisor  or its
Affiliates,  (ii) certain future offerings,  and (iii) allocation of properties, mortgage loans and secured equipment leases among certain  affiliated  entities.
These restrictions include the following:

         1.  No  goods  or  services  will be  provided  by the  Advisor  or its
Affiliates to the Company  except for  transactions  in which the Advisor or its
Affiliates  provide  goods or  services to the  Company in  accordance  with the
Articles of  Incorporation,  or, if a majority  of the  Directors  (including  a majority  of  the  Independent  Directors)  not  otherwise  interested  in  such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions  not less favorable to the Company than those  available from unaffiliated third parties.

         2. The  Company  will not  purchase  or lease  Properties  in which the
Advisor or its  Affiliates  has an  interest  without  the  determination,  by a majority of the Directors  (including a majority of the  Independent  Directors)
not  otherwise  interested  in  such  transaction,   that  such  transaction  is
competitive  and  commercially  reasonable  to the Company and at a price to the
Company no greater  than the cost of the asset to the  Advisor or its  Affiliate unless there is substantial  justification for any amount that exceeds such cost and such excess  amount is determined  to be  reasonable.  In no event shall the
Company  acquire any such asset at an amount in excess of its  appraised  value.
The Company will not sell or lease  Properties to the Advisor or its  Affiliates unless a majority of the  Directors  (including  a majority  of the  Independent
Directors)  not  otherwise   interested  in  such   transaction   determine  the
transaction is fair and reasonable to the Company.

         3. The Company will not make loans to the Sponsor,  Advisor,  Directors or any Affiliates thereof, except (A) mortgage loans subject to the restrictions governing  mortgage  loans  in the  Articles  of  Incorporation  (including  the requirement to obtain an appraisal from an independent  expert) or (B) to wholly owned  subsidiaries  of the Company.  Any loans to the Company by the Advisor or its  Affiliates  must be approved by a majority of the  Directors  (including  a majority  of  the  Independent  Directors)  not  otherwise  interested  in  such transaction  as fair,  competitive,  and  commercially  reasonable,  and no less favorable to the Company than comparable loans between unaffiliated  parties. It is  anticipated  that  the  Advisor  or its  Affiliates  shall  be  entitled  to reimbursement,  at cost,  for actual  expenses  incurred  by the  Advisor or its
Affiliates on behalf of the Company or Joint  Ventures in which the Company is a co-venturer,  subject to the 2%/25% Guidelines (2% of Average Invested Assets or
25% of Net Income)  described  under "The Advisor and the Advisory  Agreement --
The Advisory Agreement."

         4. Until  completion of this  offering,  the Advisor and its Affiliates will not offer or sell interests in any subsequently  formed public program that has investment objectives and structure similar to those of the Company and that intends to (i)  invest,  on a cash  and/or  leveraged  basis,  in a  diversified portfolio  of  retirement  properties  to be leased on a  "triple-net"  basis to tenants, (ii) offer mortgage loans and (iii) offer secured equipment leases. The
Advisor and its Affiliates  also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such  subsequently  formed public  program that has  investment  objectives  and  structure  similar to the
Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified  portfolio of retirement properties to be leased on a "triple-net"
basis to tenants until substantially all (generally, 80%) of the funds available for  investment  (Net  Offering  Proceeds) by the Company have been  invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written  agreements in principle  or letters of  understanding  are executed and in effect at any time, whether or not any such  investment is  consummated,  and also to the extent any funds have been  reserved to make  contingent  payments in  connection  with any
Property,  whether  or not any such  payments  are  made.)  The  Advisor  or its
Affiliates  in the future may offer  interests  in one or more public or private programs  organized  to  purchase  properties  of the type to be acquired by the
Company, to offer mortgage loans and/or to offer secured equipment leases.

         5. The Board of  Directors  and the Advisor  have agreed  that,  in the event that an investment  opportunity  becomes  available  which is suitable for both the  Company  and a public or private  entity with which the Advisor or its
Affiliates are affiliated,  for which both entities have  sufficient  uninvested funds,  then the entity which has had the longest period of time elapse since it was  offered an  investment  opportunity  will first be offered  the  investment opportunity.  An investment  opportunity  will not be considered  suitable for a program  if the  requirements  of Item 4 above  could  not be  satisfied  if the program were to make the investment. In determining whether or not an investment opportunity  is  suitable  for  more  than  one  program,  the  Advisor  and its
Affiliates will examine such factors,  among others, as the cash requirements of each program,  the effect of the  acquisition  both on  diversification  of each program's  investments  by types  of  facilities  and  geographic  area,  and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant),  the anticipated  cash flow of each program,  the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property,  causes any such  investment,  in the  opinion of the  Advisor and its
Affiliates,  to be more  appropriate  for an entity  other than the entity which committed to make the  investment,  however,  the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor,  the Directors,  or any
Affiliate,  neither the Advisor, nor the Directors,  nor any of their Affiliates may vote or consent on  matters  submitted  to the  stockholders  regarding  the removal of the Advisor,  Directors,  or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any
Affiliate may not vote or consent,  any Shares owned by any of them shall not be included.

         Additional   conflict   resolution   procedures  are  identified  under
"Conflicts of Interest -- Sales of Properties,"  "Conflicts of Interest -- Joint
Investment  With An  Affiliated  Program"  and  "Conflicts  of Interest -- Legal
Representation."

                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the  Reinvestment  Plan  pursuant to which some stockholders may elect to have the full amount of their cash  Distributions from the Company  reinvested in additional  Shares of the Company.  Stockholders  who elect to receive monthly  Distributions  may not participate in the Reinvestment
Plan. Each  prospective  investor who wishes to participate in the  Reinvestment
Plan should consult with such investor's  Soliciting Dealer as to the Soliciting
Dealer's  position  regarding   participation  in  the  Reinvestment  Plan.  The
following  discussion  summarizes the principal terms of the Reinvestment  Plan.
The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent  agent (the  "Reinvestment  Agent"),  which currently is
Bank of New York,  will act on behalf of the  participants  in the  Reinvestment
Plan  (the  "Participants").  The  Reinvestment  Agent  at  all  times  will  be registered or exempt from  registration as a  broker-dealer  with the Securities and Exchange Commission (the "Commission") and each state securities commission.
At any time that the Company is engaged in an offering,  including  the offering
described  herein,   the  Reinvestment   Agent  will  invest  all  Distributions
attributable  to Shares  owned by  Participants  in Shares of the Company at the public  offering price per Share,  which  currently is $10.00 per Share.  At any time that the  Company is not engaged in an  offering,  and until  Listing,  the price per Share will be determined by (i) quarterly  appraisal updates performed by the Company  based on a review of the  existing  appraisal  and lease of each
Property, focusing on a re-examination of the capitalization rate applied to the rental  stream  to be  derived  from  that  Property;  and (ii) a review  of the
outstanding   Mortgage  Loans  and  Secured   Equipment  Leases  focusing  on  a
determination of present value by a re-examination  of the  capitalization  rate applied to the stream of payments due under the terms of each  Mortgage Loan and
Secured Equipment Lease. The  capitalization  rate used by the Company and, as a result,  the price per Share paid by the Participants in the  Reinvestment  Plan prior to Listing will be determined by the Advisor in its sole  discretion.  The factors that the Advisor will use to determine the  capitalization  rate include
(i) its experience in selecting,  acquiring and managing  properties  similar to the Properties;  (ii) an examination of the conditions in the market;  and (iii)
capitalization  rates  in use by  private  appraisers,  to the  extent  that the
Advisor  deems such factors  appropriate,  as well as any other factors that the
Advisor deems relevant or appropriate in making its determination. The Company's internal  accountants will then convert the most recent quarterly  balance sheet of the Company  from a "GAAP"  balance  sheet to a "fair market  value"  balance sheet. Based on the "fair market value" balance sheet, the internal  accountants will then  assume a Sale of the  Company's  assets  and the  liquidation  of the
Company in accordance  with its  constitutive  documents and  applicable law and compute the appropriate  method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller,  and the creation of reasonable  reserves to provide for the payment of any  contingent  liabilities.
All  Shares  available  for  purchase  under the  Reinvestment  Plan  either are registered  pursuant  to  this  Prospectus  or  will  be  registered  under  the
Securities  Act of 1933  through a separate  prospectus  relating  solely to the
Reinvestment Plan. Until this offering has terminated,  Shares will be available for  purchase  out of the  additional  25,000,000  Shares  registered  with  the
Commission  in  connection  with this  offering.  See "The  Offering  -- Plan of
Distribution." After the offering has terminated,  Shares will be available from any  additional  Shares which the Company elects to register with the Commission for the Reinvestment  Plan. The Reinvestment Plan may be amended or supplemented by an  agreement  between  the  Reinvestment  Agent and the Company at any time, including,  but not limited to, an amendment to the  Reinvestment  Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the  Participants  or to  increase  the  administrative  charge payable to the Reinvestment  Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each  Participant at his or her last address of record;  provided,  that any such  amendment  must be  approved  by a majority  of the  Independent  Directors  of the  Company  and by any  necessary
regulatory   authorities.   Such   amendment  or  supplement   shall  be  deemed
conclusively  accepted by each Participant  except those  Participants from whom the Company receives  written notice of termination  prior to the effective date thereof.

         Stockholders   who  have  received  a  copy  of  this   Prospectus  and
participate  in this offering can elect to  participate  in and purchase  Shares through  the  Reinvestment  Plan at any time and  would  not need to  receive  a separate  prospectus  relating  solely to the  Reinvestment  Plan.  A person who becomes a stockholder  otherwise than by  participating  in this  offering,  the initial public offering (the "Initial  Offering"),  the 2000 offering (the "2000
Offering")  or the 2002  offering  (the "2002  Offering"),  may purchase  Shares through  the  Reinvestment  Plan only after such  person  receives  the  current prospectus or a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an  offering,  the price per Share purchased  pursuant to the Reinvestment  Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time,  if any,  as Listing  occurs.  Upon  Listing,  the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration  statement  relating to the
Reinvestment  Plan,  in  either  case at a  per-Share  price  equal  to the then prevailing market price on the national  securities exchange or over-the-counter market on which the  Shares  are  listed at the date of  purchase.  In the event that,  after  Listing  occurs,  the  Reinvestment  Agent  purchases  Shares on a national  securities  exchange or  over-the-counter  market through a registered broker-dealer,  the amount to be  reinvested  shall be reduced by any  brokerage commissions  charged by such  registered  broker-dealer.  In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction  shall be left available for the purchase of
Shares.  The  Company  is unable to  predict  the  effect  which such a proposed
Listing would have on the price of the Shares acquired  through the Reinvestment
Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions  will  be  used  by  the  Reinvestment  Agent,   promptly
following  the  payment  date with  respect to such  Distributions,  to purchase
Shares on behalf of the Participants  from the Company.  All such  Distributions shall be  invested  in Shares  within  30 days  after  such  payment  date.  Any
Distributions not so invested will be returned to Participants.

         At this time,  Participants  will not have the option to make voluntary contributions  to the  Reinvestment  Plan to  purchase  Shares  in excess of the amount of Shares that can be purchased  with their  Distributions.  The Board of
Directors  reserves the right,  however,  to amend the Reinvestment  Plan in the
future  to  permit  voluntary   contributions   to  the  Reinvestment   Plan  by
Participants,   to  the  extent  consistent  with  the  Company's  objective  of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each  Participant,  the  Reinvestment  Agent will maintain a record which shall reflect for each fiscal  quarter the  Distributions  received by the
Reinvestment  Agent  on  behalf  of  such  Participant.  The  Company  shall  be
responsible  for  all  administrative   charges  and  expenses  charged  by  the
Reinvestment  Agent. Any interest earned on such  Distributions  will be paid to the Company to defray  certain  costs  relating to the  Reinvestment  Plan.  The administrative  charge for each fiscal  quarter  will be the lesser of 5% of the amount  reinvested for the Participant or $2.50, with a minimum charge of $0.50.
The maximum annual charge is $10.00.

         The  Reinvestment  Agent will use the aggregate amount of Distributions to all  Participants  for  each  fiscal  quarter  to  purchase  Shares  for  the
Participants.  If the aggregate amount of Distributions to Participants  exceeds the amount  required to purchase all Shares then  available  for  purchase,  the
Reinvestment  Agent will  purchase  all  available  Shares  and will  return all remaining  Distributions to the Participants  within 30 days after the date such
Distributions  are  made.  The  purchased  Shares  will be  allocated  among the
Participants based on the portion of the aggregate Distributions received by the
Reinvestment  Agent on behalf of each  Participant,  as reflected in the records maintained by the  Reinvestment  Agent.  The  ownership of the Shares  purchased pursuant  to the  Reinvestment  Plan  shall  be  reflected  on the  books of the
Company.

         Subject to the provisions of the Articles of Incorporation  relating to certain  restrictions  on and the effective  dates of transfer,  Shares acquired pursuant  to the  Reinvestment  Plan will  entitle the  Participant  to the same rights  and  to be  treated  in  the  same  manner  as  those  purchased  by the
Participants  in the  offering.  Accordingly,  the Company will pay the Managing
Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"),  a marketing support fee of 0.5% and due diligence expense  reimbursements  equal to 0.125%,  and, in the event that  proceeds of the sale of Shares are used to acquire  Properties or to invest in Mortgage Loans,  Acquisition Fees of 4.5% of the purchase price of the
Shares sold  pursuant to the  Reinvestment  Plan.  As a result,  aggregate  fees payable to Affiliates  of the Company will total  between  8.125% and 12.625% of the proceeds of reinvested Distributions, up to 7.625% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter,  the  Reinvestment
Agent will mail to each  Participant  a statement of account  describing,  as to such Participant, the Distributions reinvested during the quarter, the number of
Shares  purchased  during the  quarter,  the per Share  purchase  price for such
Shares,  the total  administrative  charge paid by the Company on behalf of each
Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees and
Allocation of Shares" above), and the total number of Shares purchased on behalf of the  Participant  pursuant to the  Reinvestment  Plan.  If the Company is not engaged in an  offering  and until such time,  if any,  as Listing  occurs,  the statement  of account  also will report the most recent fair market value of the
Shares,  determined as described  above.  See "Summary of  Reinvestment  Plan --
General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each  participant  by the Company or the  Reinvestment  Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders  of the Company who purchase  Shares in this  offering may become  Participants in the  Reinvestment  Plan by making a written  election to participate  on their  Subscription  Agreements  at the time they  subscribe for
Shares.  Any other  stockholder  who  receives  a copy of this  Prospectus  or a separate  prospectus  relating solely to the  Reinvestment  Plan and who has not previously  elected to participate in the Reinvestment  Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment  Plan.  Participation  in the Reinvestment  Plan
will commence with the next Distribution made after receipt of the Participant's notice,  provided  it is received at least ten days prior to the record date for
such  Distribution.   Subject  to  the  preceding  sentence,   the  election  to
participate  in  the   Reinvestment   Plan  will  apply  to  all   Distributions
attributable  to the fiscal quarter in which the  stockholder  made such written election to  participate  in the  Reinvestment  Plan and to all fiscal  quarters thereafter,  whether made (i) upon subscription or subsequently for stockholders who participate in this offering,  or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering.  Participants will be able to terminate their participation in the Reinvestment  Plan at any time without penalty by delivering  written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A   Participant   who  chooses  to  terminate   participation   in  the
Reinvestment  Plan  must  terminate  his  or  her  entire  participation  in the
Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment  Agent will send him or her a check in payment  for the  amount of any  Distributions  in the  Participant's account that have not been reinvested in Shares,  and the Company's record books will be revised to reflect the  ownership  records of his or her full Shares and the value of any  fractional  Shares  standing to the credit of a  Participant's account  based on the market price of the Shares.  There are no fees  associated with a Participant's terminating his or her interest in the Reinvestment Plan. A
Participant in the  Reinvestment  Plan who terminates his or her interest in the
Reinvestment  Plan will be allowed to participate in the Reinvestment Plan again upon  receipt  of the then  current  version  of this  Prospectus  or a separate current  prospectus  relating solely to the  Reinvestment  Plan by notifying the
Reinvestment Agent and completing any required forms.

         The Board of Directors  reserves the right to prohibit  Qualified Plans from  participating in the Reinvestment Plan if such  participation  would cause the  underlying  assets of the Company to constitute  "plan assets" of Qualified
Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders  subject to federal  taxation who elect to  participate in the Reinvestment Plan will incur a tax liability for Distributions  allocated to them even though they have elected not to receive  their  Distributions  in cash but rather to have their  Distributions  held pursuant to the Reinvestment Plan.
Specifically,  stockholders  will  be  treated  as if  they  have  received  the
Distribution  from the Company and then  applied such  Distribution  to purchase
Shares in the  Reinvestment  Plan. A stockholder  designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such  Distribution  is from  current or  accumulated  earnings and profits,  unless the Company has designated all or a portion of the Distribution as a capital  gain  dividend.  In such  case,  such  designated  portion  of the
Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders,  provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof.  The Company also reserves the right to terminate the Reinvestment
Plan  for  any  reason,  at any  time,  by ten  days  prior  written  notice  of termination to all Participants.

                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs,  any stockholder who has held Shares for not less than one year (other than the  Advisor) may present all or any  portion  equal  to at  least  25% of  such  Shares  to the  Company  for redemption at any time, in accordance with the procedures  outlined  herein.  At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance  that there will be sufficient  funds  available for  redemption  and, accordingly,  a stockholder's Shares may not be redeemed.  If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment  Plan (the
"Reinvestment  Proceeds")  attributable to any calendar  quarter will be used to redeem Shares  presented for redemption  during such quarter.  In addition,  the
Company may, at its discretion,  use up to $100,000 per calendar  quarter of the proceeds of any public offering of its common stock for redemptions.  Any amount of offering  proceeds which is available for  redemptions,  but which is unused, may be carried over to the next succeeding  calendar quarter for use in addition to the  amount  of  offering  proceeds  and  Reinvestment  Proceeds  that  would otherwise be available  for  redemptions.  At no time during a 12-month  period, however,  may the  number of shares  redeemed  by the  Company  exceed 5% of the number of shares of the Company's  outstanding  common stock at the beginning of such 12-month period.

         In the event there are  insufficient  funds to redeem all of the Shares for which redemption  requests have been submitted,  the Company plans to redeem the Shares in the order in which such redemption requests have been received.  A stockholder whose Shares are not redeemed due to insufficient funds can ask that the  request to redeem the Shares be honored at such time,  if any, as there are sufficient funds available for redemption.  In such case, the redemption request will be  retained  and such  Shares  will be  redeemed  before any  subsequently received  redemption  requests are honored.  Alternatively,  a stockholder whose
Shares are not redeemed may withdraw his or her redemption request. Stockholders will not  relinquish  their  Shares,  until such time as the Company  commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount  necessary for such  redemptions,  the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional
Property  (directly  or  through a Joint  Venture)  or to  invest in  additional
Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the
Company  may  use  all or a  portion  of  such  amount  to  acquire  one or more additional Properties,  to invest in one or more additional Mortgage Loans or to
repay  such  outstanding  indebtedness,   provided  that  the  Company  (or,  if
applicable,  the Joint Venture) enters into a binding  contract to purchase such
Property or Properties or invests in such  Mortgage Loan or Mortgage  Loans,  or uses such amount to repay outstanding indebtedness, prior to payment of the next
Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder  who wishes to have his or her Shares  redeemed must mail or deliver a written  request on a form  provided by the Company and executed by the stockholder,  its trustee or authorized  agent, to the redemption agent (the
"Redemption  Agent"),  which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from  registration  as a broker-dealer with the  Commission  and  each  state  securities  commission.  Within  30 days following the  Redemption  Agent's  receipt of the  stockholder's  request,  the
Redemption  Agent will forward to such  stockholder  the documents  necessary to effect the  redemption,  including  any  signature  guarantee the Company or the
Redemption  Agent may require.  The Redemption Agent will effect such redemption for the  calendar  quarter  provided  that it receives  the  properly  completed redemption  documents relating to the Shares to be redeemed from the stockholder at least  one  calendar  month  prior to the  last day of the  current  calendar quarter and has sufficient funds available to redeem such Shares.  The effective date of any  redemption  will be the last date during a quarter during which the
Redemption  Agent receives the properly  completed  redemption  documents.  As a result, the Company  anticipates that,  assuming  sufficient funds are available for redemption,  the effective date of redemptions  will be no later than thirty days  after  the  quarterly  determination  of the  availability  of  funds  for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall  determine.  The redemption  price for Shares  redeemed  during an offering  would equal the then current  offering  price,  until such time,  if any, as Listing  occurs,  less a discount of 8.0%.  Based on the current  offering price of $10.00 per Share, the current net redemption price under the redemption plan would be $9.20 per Share.
The net redemption price approximates the per Share net proceeds received by the
Company in the  offering,  after  deducting  Selling  Commissions  of 7.5% and a marketing  support  fee of 0.5%  payable  to the  Managing  Dealer  and  certain
Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before
Listing  occurs (and  liquidity  is not assured  thereby).  Accordingly,  during periods when the Company is not engaged in an offering,  it is expected that the purchase  price for Shares  purchased  from  stockholders  will be determined by reference to the following  factors,  as well as any others  deemed  relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders,  either  pursuant  to the  Reinvestment  Plan  or  outside  of the
Reinvestment  Plan (to the extent the  Company  has  information  regarding  the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation  provided to certain  stockholders (see "Reports to
Stockholders"),  and (iii) the price at which  stockholders  are willing to sell their Shares.  Shares purchased  during any particular  period of time therefore may be purchased at varying  prices.  The Board of Directors  will  announce any price adjustment and the time period of its effectiveness as part of its regular communications  with stockholders.  Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A  stockholder  may present  fewer than all of his or her Shares to the
Company for redemption, provided, however, that (i) the minimum number of Shares which  must be  presented  for  redemption  shall be at least  25% of his or her
Shares,  and (ii) if such stockholder  retains any Shares, he or she must retain at least  $2,500  worth of Shares based on the current  offering  price  ($1,000 worth of Shares based on the current  offering  price for an IRA,  Keogh Plan or pension plan).

         The  Directors,  in their sole  discretion,  may amend or  suspend  the redemption  plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of
Shares if (i) they  determine,  in their sole  discretion,  that such redemption impairs the capital or the operations of the Company;  (ii) they  determine,  in their sole  discretion,  that an emergency  makes such redemption not reasonably practical;  (iii) any governmental or regulatory  agency with  jurisdiction over the  Company  so  demands  for the  protection  of the  stockholders;  (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v)
they determine, in their sole discretion,  that such redemption, when considered with all other  redemptions,  sales,  assignments,  transfers  and  exchanges of
Shares in the Company, could cause direct or indirect ownership of Shares of the
Company to become concentrated to an extent which would prevent the Company from qualifying  as a REIT  under  the Code;  or (vi) the  Directors,  in their  sole discretion,  deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such  redemptions,  see "Federal Income Tax
Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the  Company  no longer  shall  accept  Shares for  redemption,  if and when
Listing  occurs.  See "Risk  Factors  --  Offering-Related  Risks -- The sale of shares by stockholders could be difficult."

                                BUSINESS

GENERAL

         The Company is a Maryland  corporation  that was  organized on December
22, 1997. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a
Delaware limited partnership  ("Retirement  Partners").  CNL Retirement GP Corp.
and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are
the  general  and  limited  partner,   respectively,   of  Retirement  Partners.
Properties  acquired  are expected to be held by  Retirement  Partners or wholly owned subsidiaries of Retirement Partners and, as a result, owned by the Company through such entities. Four corporations, which are wholly owned subsidiaries of the Company,  have been formed to serve as the general  partner of various other wholly owned  subsidiaries  which have been or will be formed for the purpose of
acquiring  future  Properties.   The  term  "Company"  includes  CNL  Retirement
Properties,  Inc.,  CNL  Retirement  GP Corp.,  CNL  Retirement  LP  Corp.,  CNL
Retirement Partners, LP, and each of their subsidiaries.

         The Company was formed primarily to acquire  Properties  located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities,  continuing care retirement communities and life care  communities,  medical office  buildings and walk-in  clinics,  and similar types of  healthcare  related  facilities.  The  Properties  will be leased on a long-term (generally,  10 to 20 years, plus renewal options for an additional 10 to 20 years for  operating  leases  or 35 years in the case of direct  financing leases),  "triple-net"  basis to  tenants,  who in some  cases  will also be the
Operator of the Property.  "Triple-net"  means that the tenant generally will be responsible for repairs, maintenance,  property taxes, utilities, and insurance, in addition to the payment of rent.  The  lessees'  ability to satisfy the lease obligations depends primarily on the Properties  operating results. In addition, with respect to certain Properties,  various forms of credit enhancements,  such as corporate guarantees,  secure the lessees'  obligations.  The Company selects its Properties for investment based on a credit underwriting process designed to identify those  Properties  that  management  believes will be able to fund such lease  obligations.  The Properties  may consist of land and building,  the land underlying  the building with the building owned by the tenant or a third party, or the  building  only with the land owned by a third  party.  The  Company  may provide  Mortgage  Loans  to  Operators  secured  by real  estate  owned  by the
Operators.  To a lesser  extent,  the Company may also offer  Secured  Equipment
Leases to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The  Properties,  which  typically  will be  freestanding  and  will be located  across the United  States,  will be leased to  tenants  and  managed by
Operators to be selected by the Advisor and approved by the Board of  Directors.
Each  Property  acquisition  and Mortgage Loan will be submitted to the Board of
Directors  for approval.  The Company has not  specified  any  percentage of Net
Offering  Proceeds to be  invested in any  particular  type of  Property.  It is anticipated  that the Properties will be leased to tenants that are national and regional  Operators  or to tenants  that  contract  with  selected  national and regional Operators to manage the Properties. Properties purchased by the Company are expected to be leased under  arrangements  generally  requiring  base annual rent equal to a specified  percentage  of the  Company's  cost of  purchasing  a particular  Property  with (i)  automatic  fixed  increases in base rent or (ii)
increases in the base rent based on increases in consumer  price  indices,  over the term of the lease.  See  "Business  --  Description  of  Property  Leases --
Computation of Lease Payments," below.

         The  Operator  of  each  of the  Properties  will  be the  tenant  or a third-party Operator with whom the tenant has contracted.  Therefore, throughout this  Prospectus,  references to an Operator may be to a tenant that is also the
Operator or to a third-party Operator with whom the tenant has contracted.

INDUSTRY PERFORMANCE

         The Company  believes  that  demographic  trends are  significant  when looking at the  potential  for future  growth in the health care  industry.  For
2003,  the U.S.  Census  Bureau  projects  that there will be over 35.6  million
Americans  over  the age of 65,  representing  approximately  12.6%  of the U.S.
population  or about one in eight  Americans.  Today's baby boomers  (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S.  Census  Bureau,  baby  boomers age 65 and older will grow in number to approximately 75 million by the year 2035. More than half of these seniors, 38.6 million,  will be age 75 and older.  In  addition,  the  elderly  population  is projected to more than double  between now and the year 2050, to 82 million.  As illustrated  below,  most of this growth is expected to occur  between  2010 and
2030 when the  number of  elderly  is  projected  to grow by an  average of 2.8%
annually.
                                           Elderly Population Estimates

                                Over 85                       Over 75                        Over 65
       Date                 Population (000)              Population (000)              Population (000)
-------------------     -------------------------     -------------------------     --------------------------

   July 1, 2000                  4,312                         16,647                        34,835
   July 1, 2005                  4,968                         17,911                        36,370
   July 1, 2010                  5,786                         18,561                        39,715
   July 1, 2015                  6,396                         19,652                        45,959
   July 1, 2020                  6,763                         22,271                        53,733
   July 1, 2025                  7,441                         27,039                        62,641
   July 1, 2030                  8,931                         32,598                        70,319
   July 1, 2035                  11,486                        38,602                        74,774
   July 1, 2040                  14,284                        43,274                        77,177
   July 1, 2045                  17,220                        45,268                        79,142
   July 1, 2050                  19,352                        45,984                        81,999

         Source:  U.S. Census Bureau

         Seniors 75 and over are projected to be one of the most rapidly growing elderly age groups.  Between now and 2030,  this group is expected to grow 182%.
During the same period of time,  the entire  population  of the United States is expected to grow 47%. In addition to the growth in the number of elderly people, life expectancies are increasing.  According to the Administration on Aging 2002
Profile of Older Americans,  individuals  reaching age 65 in 2000 had an average life expectancy of an additional 17.9 years.

                                              Life Expectancy Trends
                                               at Age 65 (in years)

   Year           Male          Female                    Year           Male         Female
------------      --------      ---------               ----------      -------       ---------

1965               12.9           16.3                  1997*            15.6           19.2
1980               14.0           18.4                  1998**           15.7           19.2
1985               14.4           18.6                  1999**           15.7           19.3
1990               15.0           19.0                  2000**           15.8           19.3
1991               15.1           19.1                  2005**           16.1           19.4
1992               15.2           19.2                  2010**           16.3           19.5
1993               15.1           19.0                  2015**           16.5           19.7
1994               15.3           19.0                  2020**           16.7           19.9
1995               15.3           19.0                  2025**           16.9           20.1
1996*              15.8           19.1                  2030**           17.1           20.4

         *    preliminary data
         **   estimated
         Source:  Social Security Administration Office of Programs:  Data from the Office of the Actuary

         Based on information from the Economic and Statistic  Administration of the U.S.  Department of Commerce,  management  believes that all of these trends suggest that as more people live to the oldest ages,  there may also be more who face chronic,  limiting  illnesses or  conditions.  These  conditions  result in people  becoming  dependent on others for help in performing  the  activities of daily living.  According to the  Administration on Aging,  nearly one quarter of all  seniors  over age 65 have  health  problems  severe  enough to limit  their ability to perform one or more  activities  of daily  living.  The U.S.  General
Accounting Office anticipates that the number of older people needing assistance with  activities  of daily  living will  increase to 14 million by 2020,  from 7 million in 1994.

           Percent of Persons Needing Assistance with
                Activities of Daily Living (ADLs)
           Years of Age                        Percentage
        ------------------                   --------------

              65-69                              8.1%

              70-74                              10.5%

              75-79                              16.9%

                85+                              34.9%

Source:  U.S. Census Bureau, 1996 data

         According to the Alzheimer's Association,  some of those people needing assistance  on a daily  basis are  those  coping  with  Alzheimer's  disease.  A progressive,  degenerative disease of the brain, Alzheimer's disease is the most common form of dementia.  Approximately  four million  Americans  will face this disease,  including one in ten persons over 65 and nearly half of those over 85.
Unless a cure or prevention is found, Alzheimer's disease is projected to impact
14 million seniors by 2050.

         In addition  to an aging  population,  according  to 2001 data from the
U.S.  Census  Bureau,  a significant  segment of the elderly  population has the financial  resources to afford retirement  facilities,  with people age 55 to 64 making a mean household  income of $63,523 per year.  The mean household  income for those age 65 and over is more than $40,000 per year. In addition,  according to 2001 data from the U.S.  Census Bureau,  24% of those age 65 and over have an annual  income in excess of  $50,000.  According  to  statistics  cited from Age
Power:  How the 21st  Century Will Be Ruled by the New Old, men and women now in their  50s and  older  control  80% of all the  money  in U.S.  savings-and-loan institutions  and  represent  $66 of every $100  invested  in the stock  market.
Individuals age 50 and over currently earn  approximately  $2 trillion in annual income,  control  more than $7 trillion  in wealth and own 77% of the  financial assets in America.

         America's  seniors  are also  preparing  for their  future  health care needs.  They  currently  purchase  more than 90% of  long-term  care  insurance, representing $800 million in premiums,  a figure growing 23% each year. American families are also exploring  current and future health care needs.  An estimated
22 million households are involved in elder care, a number that has tripled over the past decade and is expected to double in the next two decades.  According to an April 2000  Newsweek  article,  more than 62% of  today's  baby  boomers  are concerned about care for an aging parent or relative.

         More than 70% of working-age Americans believe a comfortable retirement is a fundamental  part of the American  dream,  according to Age Power:  How the
21st  Century  Will Be Ruled by the New Old.  To  adequately  prepare for future retirement  needs,  it is estimated that the baby boom  generation  will need to have saved at least $1 million  per  household  to  maintain  their  standard of living.

         Management  believes  that other  changes and trends in the health care
industry  will  create  opportunities  for  growth  of  retirement   facilities,
including (i) the growth of operators serving specific health care niches,  (ii)
the  consolidation of providers and facilities  through mergers,  integration of
physician  practices,   and  elimination  of  duplicative  services,  (iii)  the
pressures  to  reduce  the cost of  providing  quality  health  care,  (iv) more dual-income and single-parent  households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated  increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

         According  to the  Centers  for  Medicare & Medicaid  Services  and the
National Health Statistics  Group, the health care industry  represents 14.3% of the United  States' gross  domestic  product  ("GDP") with over $1.6 trillion in annual  expenditures.  The Health Care  Financing  Administration  expects  this figure to rise to over 1.6% of the GDP by 2011,  with  $2.8  trillion  in annual expenditures. According to the Health Care Financing Administration, U.S. health care  construction  expenditures  are  estimated  to be $23  billion in 2003 and growing. With regard to housing for seniors,  there are three major contributors to growth and the  attraction of capital,  according to the National  Investment
Conference for the Senior Living and Long Term Care Industries in 1996. They are
(i)  demographics,  (ii) the  limited  supply  of new  product,  and  (iii)  the investment  community's  increased  understanding  of the industry.  The Company believes the growth in demand and facilities will continue at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in  non-institutional  settings and the cost savings realized in a non-institutional environment.
                     Estimate of Resident Demand for Seniors' Housing Categories - Private Pay

                                              Thousands of Residents

   Base               Independent Living             Assisted Living            Skilled Nursing
------------         ---------------------          ------------------         ------------------

   2000                      637                           511                        671
   2010                      751                           592                        773
   2020                      991                           720                        964
   2030                     1,389                         1,004                      1,309

Source:   The State of Seniors Housing 2001, prepared for the National Investment Conference for the
          Senior Living and Long-Term Care Industries, Revised 2001

INVESTMENT OF OFFERING PROCEEDS

         The Company  intends to  capitalize on the growing real estate needs in
the  seniors'  housing  and  health  care  industries   primarily  by  acquiring
Properties  and  leasing  them to tenants on a  long-term  (generally,  10 to 20 years,  plus  renewal  options for an  additional  10 to 20 years for  operating leases or 35 years in the case of direct financing leases),  "triple-net" basis.
The  Properties  that the Company will acquire and lease are expected to include one or more of the following types:

o        Seniors' Housing,  Which Includes Congregate Living and Assisted Living
         Facilities.  Congregate  living  communities  offer a lifestyle choice, including residential  accommodations with access to services,  such as housekeeping,  transportation,  dining and social activities, for those who  wish to  maintain  their  lifestyles  independently.  The  fastest growing segment of the seniors'  housing  industry is assisted  living.
         While skilled nursing facilities focus on more intensive care, assisted living facilities provide housing for seniors that need assistance with activities of daily living, such as grooming,  dressing,  bathing,  and eating.  Assisted living facilities provide accommodations with limited health  care  available  when  needed but do not have an  institutional feel.  Certain assisted living  facilities are also now specializing in meeting the needs of  Alzheimer's  and dementia  patients  prior to the time that their  condition  warrants a nursing home setting or, in some instances,  in competition  with what would  otherwise be provided in a nursing home  setting.  According to the U.S.  Department of Health and
         Human  Services,  at least 15%,  and  possibly  as much as 70%,  of the patients in nursing  homes could more  appropriately  be cared for in a less  institutional  and more  cost  effective  setting.  In  addition,
         seniors'  housing   facilities   include   continuing  care  retirement
         communities  and life care  communities  which  provide a full range of long-term  care  services in one location,  such as congregate  living, assisted living and skilled nursing facilities and home health care.

o        Medical Office Buildings. Medical office buildings,  including doctors'
         offices,  special  purpose  facilities,  such  as  diagnostic,   cancer
         treatment  and  outpatient  centers,  and walk-in  clinics also provide investment  opportunities as more small physician practices consolidate to save on the increasing  costs of private practice and single purpose medical facilities become more common.

o        Skilled  Nursing   Facilities.   Skilled  nursing   facilities  provide
         extensive  skilled  nursing,  post-acute  care and other long-term care
         services  to  patients   that  may  require  full  time  medical  care,
         medication monitoring, ventilation and intravenous therapies, sub-acute care,  and  Alzheimer's/dementia  care.  Throughout  much of the United
         States,  the supply of new skilled nursing facilities can be limited by
         complex   Certificate   of  Need  laws  or  similar   state   licensing
         regulations.  As a result,  the supply of skilled nursing facilities is growing very slowly.  Demand for skilled  nursing  facilities is coming from a  rapidly  growing  population  over 75  years  of  age,  and the discharge  of patients  from  hospitals  to skilled  nursing  units for extended care benefits. Some states have eliminated Certificate of Need laws allowing the market to address the issue of supply and demand.  If trends such as this continue,  it is probable that new skilled  nursing facilities  will be constructed to meet the demand,  thereby  providing potential development and investment opportunities for the Company.
                                      Continuum of long-term care facilities*

  Retirement/Congregate
          Living                    Assisted Living            Skilled Nursing Facility         Acute Care Hospitals
---------------------------    ---------------------------     --------------------------    ---------------------------

Informal concierge,            24-hour supervision,            24-hour medical care and      Short-term acute medical
emergency call system,         personal assistance as          protective oversight,         care
housekeeping &                 needed, emergency               medication management,
main-tenance, some group       response system, social         emergency response
activities, food service       activities, housekeeping        system, 3 meals per day,
and transportation             and maintenance, 3 meals        assistance with ADLs
                               per day, transportation,
                               assistance with
                               medication and shopping

*        Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.

         Legg Mason Wood Walker, Inc. in its industry analysis,  Health Facility
REITs  Substantial  Growth Ahead  (December  15,  1997),  estimated the value of health  care  facilities  in the United  States to be $584  billion.  Management believes,  based on historical costs of property owned by publicly traded health care REITs, only a small portion of facilities in the United States are owned by
REITs.  Management  believes  that this fact,  coupled with the industry  trends previously  discussed,  provides a significant  investment  opportunity  for the
Company.  Demographic  trends may vary  depending on the  properties and regions selected for investment.  The success of the future  operations of the Company's
Properties will depend largely on each tenant and Operator's ability to adapt to dominant  trends in the  industry  in each  specific  region,  including,  among others,  greater  competitive  pressures,  increased  consolidation and changing demographics.  There can be no  assurance  that the tenants or  Operators of the
Company's Properties will be able to adapt to such trends.

         Management  intends to structure  the  Company's  leases to require the tenant to pay base annual rent with (i)  automatic  fixed  increases in the base rent or (ii)  increases in the base rent based on  increases  in consumer  price indices over the term of the lease. In an effort to provide regular cash flow to the Company,  the Company intends generally to structure its leases to provide a minimum level of rent,  with automatic  increases in the minimum rent,  which is payable regardless of the amount of gross revenues at a particular Property. The
Company also will endeavor to maximize growth and minimize risks associated with ownership  and  leasing of real estate that  operates in this  industry  segment through  careful  selection  and  screening  of its  tenants  (as  described  in
"Business -- Standards for Investment in  Properties"  below) in order to reduce risks of default,  monitoring statistics relating to Operators and continuing to develop  relationships  in  the  industry  in  order  to  reduce  certain  risks associated  with  investment  in real estate.  See  "Business  -- Standards  for
Investment in  Properties"  below for a description  of the standards  which the
Board of Directors will employ in selecting tenants and Operators and particular
Properties for investment.

         Management  expects  to  acquire  Properties  in  part  with a view  to diversification  among  facility  type  and in the  geographic  location  of the
Properties.  There are no  restrictions  on the types of Properties in which the
Company may invest.  In addition,  there are no  restrictions  on the geographic area or areas  within  the United  States in which  Properties  acquired  by the
Company may be located.  The Properties  owned by the Company as of February 28,
2003, were located in 17 states and it is anticipated that additional Properties acquired  by the  Company  in the future  will be located in various  geographic areas. Although the Properties are located in 17 states, 13.2% of the Properties are located in Florida and 10.5% are located in  California.  In  addition,  the majority of the Company's  Properties are either assisted  living  facilities or assisted living facilities with units for residents with Alzheimer's and related memory disorders.

         The Company may also  provide  Mortgage  Loans to  Operators,  or their affiliates, to enable them to acquire the land, land and buildings or buildings.
The  Mortgage  Loans will be  secured by  property  owned by the  borrower.  The
Company expects that the interest rate and terms (generally,  10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company may also offer Secured Equipment Leases to Operators.  The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the
Company has neither  identified any prospective  Operators that will participate in such  financing  arrangements  nor negotiated any specific terms of a Secured
Equipment  Lease. The Company cannot predict terms and conditions of the Secured
Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have  terms  that  equal  or  exceed  the  useful  life of the  subject
Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee,  (iii) include a stated  interest rate, and (iv) in the case of the  leases,  provide  that the  Company and the lessees will each  treat the  Secured  Equipment  Leases as loans  secured  by  personal property for federal income tax purposes. See "Federal Income Tax Considerations
--  Characterization  of Secured  Equipment  Leases." In  addition,  the Company expects  that  each of the  Secured  Equipment  Leases  will be  secured  by the
Equipment to which it relates.  Payments  received  from lessees  under  Secured
Equipment  Leases will be treated as payments of  principal  and  interest.  All
Secured  Equipment  Leases will be negotiated by the Advisor and approved by the
Board of Directors including a majority of the Independent Directors.

         The Company has borrowed  and will  continue to borrow money to acquire
Properties,  Mortgage  Loans and Secured  Equipment  Leases  (collectively,  the
"Assets") and to pay certain  fees.  The Company  intends to encumber  Assets in connection with the borrowing. The Company has obtained a line of credit and may obtain lines of credit aggregating up to $125,000,000. The line of credit may be increased at the  discretion  of the Board of  Directors  and may be repaid with offering  proceeds,  proceeds  from  the  sale of  Assets,  working  capital  or
Permanent  Financing.  The Company has also obtained  Permanent  Financing.  The
Board of  Directors  anticipates  that the  aggregate  amount  of any  Permanent
Financing will not exceed 40% of the Company's total assets.  In any event,  the
Company's total borrowings will be limited to 300% of Net Assets.  The Permanent
Financing  may be used to acquire  Assets and pay a fee of 4.5% of any Permanent
Financing,  excluding  amounts to fund Secured  Equipment Leases, as Acquisition
Fees, to the Advisor for identifying  the  Properties,  structuring the terms of the  acquisition  and leases of the Properties and  structuring the terms of the
Mortgage Loans.  The line of credit and Permanent  Financing are the only source of funds  for  making  Secured  Equipment  Leases  and for  paying  the  Secured
Equipment  Lease  Servicing  Fee to the  Advisor.  The  Company  had  previously obtained a revolving  line of credit for up to  $25,000,000.  On March 17, 2003, the  Company  replaced  the  $25,000,000  line of  credit  with a new  two-year,
$85,000,000  revolving  line of credit  that may be amended to allow the line of credit to be increased by $40,000,000.  As of February 28, 2003, no amounts were outstanding on the line of credit. The Company had obtained Permanent  Financing totalling  approximately  $45,600,000  to  finance  the  acquisition  of various
Properties.  See "Business -- Borrowing" for a description of the revolving line of credit and  Permanent  Financing  the Company had obtained as of February 28,
2003.

         As of  February  28,  2003,  the  Company  had  acquired,  directly  or indirectly,  38 retirement  Properties and had initial commitments to acquire 14 additional Properties. As of February 28, 2003, the Company had not entered into any  arrangements  that create a  reasonable  probability  that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

         The Company has  undertaken to supplement  this  Prospectus  during the offering  period to disclose the  acquisition  of Properties at such time as the
Company  believes  that a reasonable  probability  exists that any such Property will be acquired  by the  Company.  Based upon the  experience  and  acquisition methods of the  Affiliates  of the Company and the Advisor,  this  normally will occur,  with regard to acquisition of Properties,  as of the date on which (i) a commitment letter is executed by a proposed lessee,  (ii) a satisfactory  credit underwriting  for the proposed lessee has been  completed,  (iii) a satisfactory site  inspection  has been completed and (iv) a  nonrefundable  deposit has been
paid  on  the  Property.   However,  the  initial  disclosure  of  any  proposed
acquisition  cannot be relied upon as an assurance  that the Company  ultimately will  consummate  such proposed  acquisition  or that the  information  provided concerning  the proposed  acquisition  will not change  between the date of such supplement and the actual  purchase or extension of financing.  The terms of any borrowing by the Company will also be disclosed by supplement  following receipt by the Company of an acceptable commitment letter from a potential lender.

         Based  generally on the amount  invested or committed for investment in the 52 Properties  that the Company had either  acquired or committed to acquire as of  February  28,  2003 and current  market  conditions,  the Company and the
Advisor have estimated an average  investment of $5,000,000 to  $15,000,000  per
Property.  In certain  cases,  the Company may become a  co-venturer  in a Joint
Venture that will own the Property.  In each such case,  the  Company's  cost to purchase an interest in such Property will be less than the total purchase price and the Company  therefore will be able to acquire interests in a greater number of  Properties.  In addition,  the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional  Properties  or make Mortgage  Loans.  The Company may also borrow to acquire Properties.  See "Business -- Borrowing."  Management estimates that 10%
to 15% of the Company's  investment will be for the cost of land, 80% to 85% for the cost of  building  and 5% to 10% for the  cost of  furniture,  fixtures  and equipment.  See "Business -- Joint Venture Arrangements" below and "Risk Factors
-- Real Estate and Other  Investment  Risks -- Possible lack of  diversification increases  the risk of  investment."  Management  cannot  estimate the number of
Mortgage  Loans that may be entered  into.  The Company may also borrow money to make Mortgage Loans.

         Although  management  cannot  estimate the number of Secured  Equipment
Leases that may be entered into, it expects to fund the Secured  Equipment Lease program  from the  proceeds of the Line of Credit or  Permanent  Financing in an
amount not to exceed 10% of total assets. Management has undertaken,  consistent with its objective of qualifying as a REIT for federal  income tax purposes,  to ensure that the total value of all Secured  Equipment Leases will not exceed 25%
of the Company's  total assets,  and that Secured  Equipment  Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         Brighton Gardens by Marriott located in Orland Park, Illinois. On April
20, 2000,  the Company  acquired a Brighton  Gardens  assisted  living  Property located in Orland Park,  Illinois (the "Orland Park  Property") for  $13,848,900
from Marriott Senior Living Services,  Inc. The Company,  as lessor,  previously entered  into  a  long-term  lease  agreement  with  a  subsidiary  of  Marriott
International,  Inc. relating to this Property.  On December 20, 2002, the lease was terminated and the Company simultaneously entered into a new long-term lease agreement with Eight Pack Management Corp. under substantially the same terms as the previous lease.  This  transaction  was consummated in conjunction  with the
Company's purchase of the Marriott  Portfolio Two Properties,  as defined below.
The  general  terms  of the  lease  agreement  are  described  in  "Business  --
Description  of Property  Leases."  The  principal  features of the lease are as follows:

o        The initial term of the lease expires on December 20, 2017.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of ten years each.

o        The lease  requires  minimum  annual rent of  $1,419,512  for the first lease year with increases of 3% each lease year thereafter.

o        In addition to minimum annual rent, the lease requires  additional rent in an  amount  equal to the  difference  between  14% of the  Company's investment  basis in the Property and minimum  annual rent payable each lease year until  minimum  annual  rent  exceeds  14% of the  Company's investment basis. For purposes of the additional rent calculation,  the
         Company's  investment  basis equals  $13,512,473.  The additional  rent accrues and is payable every four weeks. Any unpaid  additional rent is subject to interest at the prime rate,  as published by The Wall Street
         Journal, plus 1%.

o        A security  deposit  equal to $553,956 has been retained by the Company as security for the tenant's obligations under the lease.

o        The tenant has  established  a reserve  fund which will be used for the replacement and renewal of furniture,  fixtures and equipment  relating to the assisted living Property (the "FF&E  Reserve").  Deposits to the
         FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first through  fourth lease year; 2% of gross  receipts for the fifth through  eighth lease year;  and 3% of gross receipts every lease year thereafter.

o        Marriott International, Inc. has, with certain limitations,  guaranteed the tenant's  obligation to pay minimum rent and percentage  rent under the lease. The guarantee is limited to $2,769,780 and terminates on the earlier  of the end of the fifth  lease year or at such time as the net operating  income from the Property  exceeds minimum rent due under the lease by 25% for any trailing 12-month period. As of February 28, 2003,
         Marriott International,  Inc. had funded $1,773,599 of the guarantee to pay minimum rent due under the lease,  leaving a balance of $996,181 to apply to future  rent  payments  as  necessary  prior to the end of the fifth lease year. According to the Company's  estimates,  the guarantee will last for the full five year term and will be  sufficient  to allow the Company to receive the minimum rent during this period.

o        The  Orland  Park  Property  is  operated  by  Marriott  Senior  Living
         Services,  Inc. In accordance with an operating  agreement  between the tenant and Marriott  Senior  Living  Services,  Inc.,  Marriott  Senior
         Living Services, Inc. is entitled to receive base management fees based on  predetermined  percentages  of gross  revenues as well as incentive management fees based on net operating  profits  throughout the term of the lease.

         The federal income tax basis of the  depreciable  portion of the Orland
Park Property is approximately $12.6 million.

         The Orland Park  Property,  which opened in October 1999, is a Brighton
Gardens by Marriott located in Orland Park,  Illinois.  The Orland Park Property includes 65 assisted  living units and 37 units for residents  with  Alzheimer's and related  memory  disorders.  The  Operator is an affiliate of the tenant and provides  assistance to residents with daily living  activities such as bathing, dressing and medication  reminders.  Amenities  include a common activities room and dining room, a private dining area,  library and garden. The assisted living community,  which is located  southwest of Chicago,  is approximately  six miles from two medical  facilities,  Palos Community Hospital and Oak Forest Community
Hospital,  and less than two  miles  from the  Orland  Square  Shopping  Center.
According to a report  published by Project  Market  Decision  and  Claritas,  a research and data collection firm, the greater Chicago area is the third largest seniors  market in the country with more than 263,800  seniors age 75 and older.
The number of seniors in the ten-mile area  surrounding the Property is expected to grow by 11% between 1999 and 2004. Other senior living facilities  located in proximity to the Orland Park  Property  include  Victorian  Village,  Sunrise of
Palos Park,  Peace Memorial Village and Arden Courts of Manor Drive. The average occupancy  rate,  the revenue per  occupied  unit (per diem) and the revenue per available unit (per diem) for the period the assisted  living  facility has been operational are as follows:
                                     Orland Park Property
                   ---------------------------------------------------------

                      Average            Revenue               Revenue
                     Occupancy         per Occupied         per Available
     Year              Rate                Unit                 Unit
---------------    --------------     ---------------      ----------------

         *1999        23.30%                 $118.11          $  33.08
          2000        52.50%                  114.30             66.85
          2001        77.50%                  134.01            103.85

        **2002        81.80%                  120.83             98.79
       ***2003        91.50%                  121.86            111.53

     * Data for 1999 represents the period October 11, 1999 through December 31,
        1999.
    ** Data for 2002 represents the period December 29, 2001 through
        January 3, 2003.
   *** Data for 2003 represents the period January 4, 2003 through January 31, 2003.

         The  Property,  which  opened  in  October  1999,  has not yet  reached stabilization;  therefore,  the results presented above may not be indicative of its long-term operating potential.

         Eight Pack Management Corp., the tenant of the Orland Park Property and six of the Marriott Portfolio Two Properties,  HRA Management  Corporation,  the
tenant of the Marriott  Portfolio  One  Properties,  and Eleven Pack  Management
Corp.,  the tenant of the remaining six Marriott  Portfolio Two Properties,  are thinly capitalized, newly formed affiliated corporations. The principals of such corporations  are Timothy S. Smick and Daniel  Simmons.  Mr.  Smick  served as a director of the Company until  February 13, 2002 and Mr.  Simmons was an officer of the Company until early 2000.

         Broadway Plaza at Pecan Park located in Arlington,  Texas.  On November
9, 2001, the Company  acquired the Broadway Plaza at Pecan Park assisted  living
Property located in Arlington,  Texas (the "Arlington Property") for $10,578,750
from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement with a subsidiary of American  Retirement  Corporation relating  to this  Property.  The  general  terms  of the  lease  agreement  are described  in  "Business  --  Description  of Property  Leases."  The  principal features of the lease are as follows:

o        The initial term of the lease expires on November 30, 2016.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease  requires  minimum  annual rent of  $1,084,322  for the first lease year with increases of 2% each lease year thereafter.

o        In addition to minimum rent, the lease requires  percentage  rent equal to 10% of gross  revenues in excess of the  "Arlington  Baseline  Gross
         Revenues."  The Arlington  Baseline Gross Revenues will be the prior 12 months  total  revenue for the period  ending on the earlier of (i) the
         36th  month of the  lease,  or (ii) the  month  in which  the  facility achieves  average  occupancy  of 93%  for  four  consecutive  quarters.
         Percentage rents will be net of any minimum base rent increases.

o        A security  deposit  equal to $423,150 has been retained by the Company as security for the tenant's obligations under the lease.

o        American Retirement Corporation has guaranteed the tenant's obligations under  the  lease  throughout  the  duration  of the  lease.  Since the guarantee is unlimited,  the Company  estimates that the guarantee will be sufficient to fund any future  operating  shortfalls for the term of the lease. See "Risk Factors - Real Estate and Other Investment  Risks"
         for  a  discussion  of  American  Retirement  Corporation's  2002  debt maturities.

o        In  addition  to the  guarantee,  American  Retirement  Corporation  is required  to  maintain  a "Tenant  Reserve"  which was  established  at
         $545,000 at closing. The balance in the reserve is subject to quarterly changes  based  on  proforma  budgets  for the  following  four  fiscal quarters.  The reserve will  terminate  the later of (i) when  "Minimum
         Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing  with the quarter  ending March 31,  2002,  or (ii) June 30,
         2003.  Minimum Rent Coverage  equals the total cash available for lease payments  during  each  successive  period of four  consecutive  fiscal quarters divided by the total minimum rent paid during such period.

o        The lease for this Property contains  cross-default  terms with respect to the leases for the Boca Raton,  Oak Park,  Coconut Creek,  Greenwood
         Village and Nashville  Properties  described below, meaning that if the tenant of any of these Properties defaults on its obligations under its leases,  the Company will have the ability to pursue its remedies under the  leases  with  respect  to any of these  Properties  regardless  of whether  the tenant of any such  Property  is under  default  under its lease.

o        The Company and the tenant of the  Property  have also  entered into an agreement,  whereby,  the  Property  may be divided into two parcels of land,  the developed  land that  includes the building and  surrounding grounds (approximately 4.4 acres) and an adjacent parcel of undeveloped land  (approximately  2.8 acres).  The tenant of the  Property  has the option to purchase the undeveloped  parcel of land for $1. The purchase option expires in 2011 and the Company may buy out the purchase  option at any time prior to its expiration for $600,000, the fair market value of the  undeveloped  land at  acquisition.  Development  of the land is subject to certain  limitations imposed by the Company. At December 31,
         2002,  the Company had assigned no value to the  undeveloped  parcel of land. In the event that the Company buys out the tenant's  option,  the option payment and closing costs will be recorded at that time.

         In connection with the acquisition of this Property, the Company may be required to make an  additional  payment  (the  "Arlington  Earnout  Amount") if certain  earnout  provisions  are  achieved by October 31, 2004.  The  Arlington
Earnout Amount is equal to the lesser of: (i) the adjusted net operating  income of the Property (over the 12 months  preceding  October 31, 2004,  adjusted,  if necessary,  to reflect  net  operating  income  that  would be derived  from the
Property at a 93% occupancy rate) multiplied by 8.52, less the Company's initial investment in the Property  (meaning the  acquisition  and  transactional  costs incurred  by the Company in  purchasing  the  Property  and  subsequent  amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment  in the  Property;  or  (iii)  94% of the  fair  market  value of the
Property,  less the Company's investment in the Property.  At such time that the
Arlington Earnout Amount becomes payable,  the lease will be amended to increase the annual minimum rent for any such amount payable.

         The  federal  income  tax  basis  of the  depreciable  portion  for the
Arlington Property is approximately $9.8 million.

         The  Arlington  Property,  which  opened in August  2000,  includes  80 assisted  living units and 15 units for residents with  Alzheimer's  and related memory  disorders.  The  tenant  is the  Operator  and  provides  assistance  to residents with daily living activities such as bathing,  dressing and medication reminders.  Built in a park-like  setting,  the facility's  amenities  include a common activities room and dining room, a library and professionally  maintained gardens.  The  Property  is located in a suburb  between  Dallas and Fort Worth,
Texas. Between 1990 and 2000, the number of seniors 55 and older in the ten-mile area  surrounding  the  Arlington  Property  has  grown by more  than 43% and is expected  to grow by 34% between  2000 and 2005.  Currently,  more than  138,000 seniors live in the Arlington area and, of those 65 and older, approximately 20%
are no longer able to manage  activities of daily living. Of area seniors 75 and older, close to one third experience limitations with self care. The Property is less than six miles from three hospitals and is within two miles of two shopping districts.  Other senior living facilities located in proximity to the Arlington
Property  include Alterra Clare Bridge of Arlington,  Arlington Villa Retirement
Community,  Edengardens  - Bedford and  Hearthstone  at  Arlington.  The average occupancy  rate,  the revenue per  occupied  unit (per diem) and the revenue per available unit (per diem) for the period the assisted  living  facility has been operational are as follows:
                                                          Arlington Property
                                       ----------------------------------------------------------
                                           Average           Revenue per            Revenue
                                          Occupancy            Occupied          per Available
                       Year                 Rate                 Unit                Unit*
               -------------------     ----------------    -----------------    -----------------

                        **2000               8.20%              $105.25             $15.14
                          2001              51.80%                93.66              48.61

                          2002              74.64%                88.80              66.28
                       ***2003              77.32%                93.33              72.16

     * The second assisted living building (40 units) did not open for residents until April 27, 2001.
    ** Data for 2000 represents the period August 15, 2000 through December 31, 2000.
   *** Data for 2003 represents the period January 1, 2003 through January 31, 2003.

         The Company  believes  that the results  achieved by the  Property,  as shown  in the  table  above,  are  not  indicative  of its  long-term  operating potential as the Property opened in August 2000.

         Homewood  Residence of Boca Raton  located in Boca Raton,  Florida.  On
November 9, 2001,  the Company  acquired  the  Homewood  Residence of Boca Raton assisted  living  Property  located in Boca  Raton,  Florida  (the  "Boca  Raton
Property") for $9,672,000 from American Retirement Corporation.  The Company, as lessor,  has  entered  into a  long-term  lease  agreement  with a wholly  owned subsidiary of American  Retirement  Corporation  relating to this Property.  The general terms of the lease  agreement are described in "Business --  Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on November 30, 2016.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease requires  minimum annual rent of $991,380 for the first lease year with increases of 2% each lease year thereafter.

o        In addition to minimum rent, the lease requires  percentage  rent equal to 10% of gross  revenues in excess of the "Boca Raton  Baseline  Gross
         Revenues."  The Boca Raton Baseline Gross Revenues will be the prior 12 months  total  revenue for the period  ending on the earlier of (i) the
         36th  month of the  lease,  or (ii) the  month  in which  the  facility achieves  average  occupancy  of 93%  for  four  consecutive  quarters.
         Percentage rents will be net of any minimum base rent increases.

o        A security  deposit  equal to $386,880 has been retained by the Company as security for the tenant's obligations under the lease.

o        American Retirement Corporation has guaranteed the tenant's obligations under  the  lease  throughout  the  duration  of the  lease.  Since the guarantee is unlimited,  the Company  estimates that the guarantee will be sufficient to fund any future  operating  shortfalls for the term of lease. See "Risk Factors - Real Estate and Other Investment  Risks" for
         a discussion of American Retirement Corporation's 2002 debt maturities.

o        In  addition  to the  guarantee,  American  Retirement  Corporation  is required  to  maintain  a "Tenant  Reserve"  which was  established  at
         $210,000 at closing. The balance in the reserve is subject to quarterly changes  based  on  proforma  budgets  for the  following  four  fiscal quarters.  The reserve will  terminate  the later of (i) when  "Minimum
         Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing  with the quarter  ending March 31,  2002,  or (ii) June 30,
         2003.  Minimum Rent Coverage  equals the total cash available for lease payments  during  each  successive  period of four  consecutive  fiscal quarters divided by the total minimum rent paid during such period.

o        The lease for this Property contains  cross-default  terms with respect to the leases for the Arlington,  Oak Park,  Coconut  Creek,  Greenwood
         Village   and   Nashville   Properties.    See   "Business--   Property
         Acquisitions--  Broadway  Plaza at Pecan  Park  located  in  Arlington,
         Texas" above. In connection with the acquisition of this Property,  the
         Company may be required to make an additional  payment (the "Boca Raton
         Earnout  Amount") if certain earnout  provisions are achieved by August
         31, 2004.  The Boca Raton Earnout Amount is equal to the lesser of: (i)
         the adjusted net operating  income of the Property  (over the 12 months preceding  August 31,  2004,  adjusted,  if  necessary,  to reflect net operating  income  that would be  derived  from the  Property  at a 93%
         occupancy  rate)  multiplied  by  8.52,  less  the  Company's   initial
         investment in the Property  (meaning the acquisition and  transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20%
         of the Company's  investment in the Property;  or (iii) 94% of the fair market value of the  Property,  less the  Company's  investment  in the
         Property.  At such  time that the Boca  Raton  Earnout  Amount  becomes payable,  the lease will be amended to increase the annual minimum rent for any such amount payable.

         The federal  income tax basis of the  depreciable  portion for the Boca
Raton Property is approximately $9 million.

         The Boca Raton  Property,  which  opened in October  2000,  includes 59 assisted  living units and 13 units for residents with  Alzheimer's  and related memory  disorders.  The  tenant  is the  Operator  and  provides  assistance  to residents with daily living activities such as bathing,  dressing and medication reminders. Amenities include a common activities room and dining room, a library and professionally  maintained gardens. The Property is located approximately 20 miles north of Fort  Lauderdale,  Florida.  Between 1990 and 2000, the number of seniors 55 and older in the ten-mile area  surrounding  the Boca Raton  Property has grown nearly 22% and is expected to grow by 20% between 2000 and 2005.  More than 205,000  seniors  reside in the Boca Raton area and, of those 75 and older, approximately 23% are no longer able to manage  activities of daily living.  The
Property  is within  eight miles of two  hospitals  and is less than seven miles from shopping areas.  Other senior living facilities located in proximity to the
Boca Raton Property  include  Avante  Terrace,  Brighton  Gardens of Boca Raton,
Elysium of Boca Raton, Inn at Casa Del Mar and The Sunrise Atrium of Boca Raton.
The average  occupancy  rate,  the revenue per occupied  unit (per diem) and the revenue  per  available  unit (per  diem) for the  period  the  assisted  living facility has been operational are as follows:
                                                          Boca Raton Property
                                       ----------------------------------------------------------
                                           Average           Revenue per            Revenue
                                          Occupancy            Occupied          per Available
                      Year                  Rate                 Unit                 Unit
               -------------------     ----------------    -----------------    -----------------

                       *2000               23.80%              $ 93.80              $28.62
                        2001               47.70%                86.86               41.14

                        2002               84.16%                92.81               78.11
                      **2003               89.87%               104.35               93.78

     *   Data for 2000 represents the period October 1, 2000 through December 31, 2000.
    **   Data for 2003 represents the period January 1, 2003 through January 31, 2003.

         The Company  believes  that the results  achieved by the  Property,  as shown  in the  table  above,  are  not  indicative  of its  long-term  operating potential as the Property opened in October 2000.

         Holley Court  Terrace  located in Oak Park,  Illinois.  On February 11,
2002, the Company acquired the Holley Court Terrace  independent living Property located in Oak Park,  Illinois (the "Oak Park  Property") for  $18,469,275  from
American  Retirement  Corporation.  The Company,  as lessor,  has entered into a long-term lease agreement with a subsidiary of American  Retirement  Corporation relating  to this  Property.  The  general  terms  of the  lease  agreement  are described  in  "Business  --  Description  of Property  Leases."  The  principal features of the lease are as follows:

o        The initial term of the lease expires on February 11, 2017.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease  requires  minimum  annual rent of  $1,846,928  for the first lease year with increases of 1% each lease year thereafter.

o        In addition to minimum rent, the lease requires  percentage  rent equal to 10% of gross  revenues  in excess of the "Oak  Park  Baseline  Gross
         Revenues."  The Oak Park  Baseline  Gross  Revenues  will  equal  gross revenues  earned  during the second 12 months of the lease.  Percentage rents will be net of any minimum base rent increases.

o        A security  deposit  equal to $460,950 has been retained by the Company as security for the tenant's obligations under the lease. An additional deposit  equal to  $277,821,  representing  funds on  deposit  with the lender, was assigned to the Company.

o        American Retirement Corporation has guaranteed the tenant's obligations under  the  lease  throughout  the  duration  of the  lease.  Since the guarantee is unlimited,  the Company  estimates that the guarantee will be sufficient to fund any future  operating  shortfalls for the term of the lease. See "Risk Factors - Real Estate and Other Investment  Risks"
         for  a  discussion  of  American  Retirement  Corporation's  2002  debt maturities.

o        The lease for this Property contains  cross-default  terms with respect to the leases for the Arlington,  Boca Raton, Coconut Creek,  Greenwood
         Village  and   Nashville   Properties.   See   "Business   --  Property
         Acquisitions  --  Broadway  Plaza at Pecan Park  located in  Arlington,
         Texas" above.

         The federal income tax basis of the depreciable portion of the Oak Park
Property is approximately $17.2 million.

         On February 11, 2002, the Company assumed approximately  $13,000,000 of
Permanent  Financing  relating  to the Oak Park  Property  which is secured by a mortgage on the  Property.  The loan bears  interest at a variable  rate ranging from  6.28% to 8.00% per annum  and  requires  monthly  principal  and  interest payments through October 2003 with all unpaid principal and interest due at that time. In  connection  with the loan,  the Company  incurred  assumption  fees of approximately $16,200.

         The Oak Park  Property,  which  opened in May 1992,  is operated by the tenant and includes 161  independent  living units and 17 assisted living units.
Amenities  include a common  activities  room and dining  room,  a  library,  an exercise  room,  a recreation  room and a  beauty/barber  shop.  The Property is located  in a suburb  west of  Chicago  and is less  than five  miles  from four hospitals  and near  shopping  districts.  The number of seniors in the ten-mile area  surrounding  the Oak Park Property is expected to grow by 17% between 2001 and 2006.  Other senior living  facilities  located in proximity to the Oak Park
Property include  Bethlehem Woods, The British Home,  Gardenhouse of Maywood and
Plymouth Place.  The average  occupancy rate, the revenue per occupied unit (per diem) and the  revenue  per  available  unit (per diem) for the most recent five year period the independent living facility has been operational are as follows:
                                                           Oak Park Property
                                       ----------------------------------------------------------
                                           Average           Revenue per            Revenue
                                          Occupancy            Occupied          per Available
                      Year                  Rate                 Unit                 Unit
               -------------------     ----------------    -----------------    -----------------

                       1997                91.60%               $77.76               $74.29
                       1998                96.30%                84.66                81.53
                       1999                97.60%                80.19                78.24
                       2000                98.90%                84.51                83.61
                       2001                98.80%                80.01                79.04

                       2002                96.67%                82.02                78.55
                      *2003                94.65%                84.16                76.05

     *   Data for 2003 represents the period January 1, 2003 through January 31, 2003.

         Homewood Residence of Coconut Creek located in Coconut Creek,  Florida.
On February 11,  2002,  the Company  acquired the Homewood  Residence of Coconut
Creek assisted living Property  located in Coconut Creek,  Florida (the "Coconut
Creek  Property")  for  $9,687,563  from American  Retirement  Corporation.  The
Company,  as  lessor,  has  entered  into a  long-term  lease  agreement  with a subsidiary of American  Retirement  Corporation  relating to this Property.  The general terms of the lease  agreement are described in "Business --  Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on February 11, 2017.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease requires  minimum annual rent of $968,756 for the first lease year with increases of 2% each lease year thereafter.

o        In addition to minimum rent, the lease requires  percentage  rent equal to 10% of gross revenues in excess of the "Coconut Creek Baseline Gross
         Revenues."  The Coconut Creek Baseline Gross Revenues will be the prior
         12 months total  revenue for the period ending on the 36th month of the lease. Percentage rents will be net of any minimum base rent increases.

o        A security  deposit  equal to $387,503 has been retained by the Company as security for the tenant's obligations under the lease.

o        American Retirement Corporation has guaranteed the tenant's obligations under  the  lease  throughout  the  duration  of the  lease.  Since the guarantee is unlimited,  the Company  estimates that the guarantee will be sufficient to fund any future  operating  shortfalls for the term of the lease. See "Risk Factors - Real Estate and Other Investment  Risks"
         for  a  discussion  of  American  Retirement  Corporation's  2002  debt maturities.

o        In  addition  to the  guarantee,  American  Retirement  Corporation  is required  to  maintain  a "Tenant  Reserve"  which was  established  at
         $262,500 at closing. The balance in the reserve is subject to quarterly changes  based  on  proforma  budgets  for the  following  four  fiscal quarters.  The reserve will  terminate  the later of (i) when  "Minimum
         Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing  with the quarter ending June 30, 2002, or (ii) February 29,
         2004.  Minimum Rent Coverage  equals the total cash available for lease payments  during  each  successive  period of four  consecutive  fiscal quarters divided by the total minimum rent paid during such period.

o        The lease for this Property contains  cross-default  terms with respect to the  leases  for the  Arlington,  Boca  Raton,  Oak Park,  Greenwood
         Village  and   Nashville   Properties.   See   "Business   --  Property
         Acquisitions  --  Broadway  Plaza at Pecan Park  located in  Arlington,
         Texas" above.

         In connection with the acquisition of this Property, the Company may be required to make an additional  payment (the "Coconut Creek Earnout  Amount") if certain  earnout  provisions  are achieved by March 31, 2005.  The Coconut Creek
Earnout Amount is equal to the lesser of: (i) the adjusted net operating  income of the  Property  (over the 12 months  preceding  March 31, 2005,  adjusted,  if necessary,  to reflect  net  operating  income  that  would be derived  from the
Property at a 93% occupancy  rate) divided by 8.57,  less the Company's  initial investment in the Property  (meaning the  acquisition  and  transactional  costs incurred  by the Company in  purchasing  the  Property  and  subsequent  amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment  in the  Property;  or  (iii)  94% of the  fair  market  value of the
Property,  less the Company's investment in the Property.  At such time that the
Coconut  Creek  Earnout  Amount  becomes  payable,  the lease will be amended to increase the annual minimum rent for any such amount payable.

         The federal income tax basis of the depreciable  portion of the Coconut
Creek Property is approximately $8.5 million.

         The Coconut Creek Property,  which opened in February 2000, includes 80 assisted  living units and 14 units for residents with  Alzheimer's  and related memory  disorders.  The  tenant  is the  Operator  and  provides  assistance  to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities  include  a common  activities  room and  dining  room,  a library,  a  beauty/barber  shop,  an emergency  call system and  professionally maintained grounds. The Property is located approximately 14 miles north of Fort
Lauderdale,  Florida. The Property is within three miles of two hospitals and is near  shopping  areas and a park.  The number of seniors  in the  ten-mile  area surrounding  the Coconut Creek  Property is expected to grow by 16% between 2001 and 2006. In addition to the Company's  Homewood  Residence of Boca Raton, other senior  living  facilities  located in proximity to the Coconut  Creek  Property include Brighton Gardens of Boca Raton,  Chancellor Park of Deer Creek, Concorde
Retirement Community, The Forum at Deer Creek, Park Regency, The Renaissance and
Seasons.  The average  occupancy  rate, the revenue per occupied unit (per diem)
and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:
                                                        Coconut Creek Property
                                       ----------------------------------------------------------
                                           Average           Revenue per            Revenue
                                          Occupancy            Occupied          per Available
                      Year                  Rate                 Unit                 Unit
               -------------------     ----------------    -----------------    -----------------

                       *2000               28.20%               $79.87               $22.52
                        2001               71.30%                77.11                53.93

                        2002               65.31%                90.82                59.37
                      **2003               65.96%                88.10                58.12

     * Data for 2000 represents the period February 14, 2000 through December
        31, 2000.
    ** Data for 2003 represents the period January 1, 2003 through
        January 31, 2003.

         The Company  believes  that the results  achieved by the  Property,  as shown  in the  table  above,  are  not  indicative  of its  long-term  operating potential as the Property opened in February 2000.

         Heritage  Club at  Greenwood  Village  located  in  Greenwood  Village,
Colorado. On March 22, 2002, the Company acquired the Heritage Club at Greenwood
Village assisted  living/skilled  nursing Property located in Greenwood Village,
Colorado  (the  "Greenwood  Village  Property")  for  $17,865,375  from American
Retirement  Corporation.  The Company,  as lessor,  has entered into a long-term
lease  agreement  with  a  wholly  owned   subsidiary  of  American   Retirement
Corporation relating to this Property.  The general terms of the lease agreement are  described in "Business --  Description  of Property  Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on March 31, 2017.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease requires minimum annual rent of  $1,786,537.50  for the first lease year with increases of 2% each lease year thereafter.

o        In addition to minimum rent, the lease requires  percentage  rent equal to 10% of gross revenues in excess of the "Greenwood  Village  Baseline
         Gross Revenues." The Greenwood  Village Baseline Gross Revenues will be the prior 12 months  total  revenue  for the period  ending on the 36th month of the lease.  Percentage  rents will be net of any minimum  base rent increases.

o        A security deposit equal to $714,615 has been retained by the Company as security for the tenant's obligations under the lease.

o        American  Retirement  Corporation  has  guaranteed  all of the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited,  the Company  estimates  that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease.  See "Risk  Factors - Real  Estate  and Other  Investment
         Risks" for a discussion of American Retirement  Corporation's 2002 debt maturities.

o        In  addition  to the  guarantee,  American  Retirement  Corporation  is required  to  maintain  a "Tenant  Reserve"  which was  established  at
         $197,817 at closing.  The reserve will  terminate the later of (i) when
         "Minimum Rent Coverage" of 1.1 is achieved for four consecutive  fiscal quarters,  commencing  with the quarter  ending June 30, 2002,  or (ii)
         March 21, 2004.  Minimum Rent Coverage  equals the total cash available for lease payments  during each successive  period of four  consecutive fiscal  quarters  divided by the total  minimum  rent paid  during such period.

o        The lease for this Property contains  cross-default  terms with respect to the leases for the Arlington,  Boca Raton,  Oak Park,  Coconut Creek
         and Nashville  Properties.  See "Business -- Property  Acquisitions  --
         Broadway Plaza at Pecan Park located in Arlington, Texas" above.

         In connection with the acquisition of this Property, the Company may be required to make  additional  payments (the  "Greenwood  Village Initial Earnout
Amount" and the  "Greenwood  Village Final Earnout  Amount") if certain  earnout provisions are achieved. The Greenwood Village Initial Earnout Amount was funded on August 20, 2002, in the amount of $1,775,000  based on the Greenwood  Village
Property  performing at a level sufficient to satisfy the requirements under the terms of the earnout agreement. In accordance with the Greenwood Village Initial
Earnout  Amount  funding,  the lease was amended to increase the annual  minimum rent for the amount paid. The Greenwood Village Final Earnout Amount will be the lesser of: (i) the lesser of a) the actual net operating income for the Property for the 12 month  period  ending  April  1,  2005,  after a  charge  of 5% for a management fee, or b) that same amount as calculated as if the average occupancy for that period had been 93%  multiplied by 8.567,  less the Company's  original investment and the Greenwood  Village Initial Earnout Amount;  (ii)  $23,580,000
less the Company's original investment and the Greenwood Village Initial Earnout
Amount or (iii) 94% of the fair market  value of the  Property,  less the sum of the Company's  investment and the Greenwood  Village Initial Earnout Amount.  At
such time that the Greenwood  Village Final Earnout Amount becomes payable,  the lease will be amended to increase  the annual  minimum  rent for any such amount paid.

         The  federal  income  tax  basis  of  the  depreciable  portion  of the
Greenwood Village Property is approximately $17 million.

         On  August  8,  2002,  the  Company   entered  into  a  commitment  for
$11,000,000 of Permanent  Financing  relating to the Greenwood  Village Property which is secured by a mortgage on the Property.  On August 29, 2002, the Company obtained an advance  totalling  $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating  performance  thresholds being achieved by the Greenwood  Village Property prior to February 27, 2004. The loan bears  interest at a variable  rate based on 90-day  LIBOR plus 3.90% per annum, reset monthly,  but in no event shall the interest rate be less than 6.50%.  The loan requires monthly  principal and interest  payments through August 31, 2007, with all unpaid  principal and interest due at that time. In connection with the loan, the Company  incurred loan  commitment fees of $191,000 with an additional fee of $19,000 due upon funding of the additional advance.

         The Greenwood Village Property, which opened in November 1999, includes
75 assisted  living units,  13 units for residents with  Alzheimer's and related memory  disorders,  and 90 skilled nursing units. The tenant is the Operator and provides  assistance to residents with daily living  activities such as bathing, dressing  and  medication  reminders  as well as medical  monitoring.  Amenities include a common  activities  room and dining room, a library,  a  beauty/barber shop and professionally  maintained grounds. The Property is located in a suburb southeast  of Denver and is less than ten miles from two  hospitals  and is near shopping  and  dining  areas.  The  number  of  seniors  in  the  ten-mile  area surrounding  the Greenwood  Village  Property is expected to grow by 29% between
2001 and 2006.  Other  senior  living  facilities  located in  proximity  to the
Greenwood  Village Property include Marriott,  Mariner and Sunrise.  The average occupancy  rate,  the revenue per  occupied  unit (per diem) and the revenue per available  unit (per diem) for the period the  assisted  living/skilled  nursing facility has been operational are as follows:
                                    Greenwood Village Property
                  ---------------------------------------------------------

                     Average            Revenue               Revenue
                    Occupancy         per Occupied         per Available
    Year              Rate                Unit                 Unit
-------------     --------------     ---------------      ----------------

       *1999         27.50%             $  82.41             $  18.54
        2000         50.10%               111.08                55.60
        2001         86.50%               143.75               124.30

        2002         92.39%               167.07               154.35
      **2003         95.16%               173.44               165.05

     * Data for 1999 represents the period November 1, 1999 through December 31,
    1999.
    ** Data for 2003 represents the period January 1, 2003 through January
    31, 2003.

         Marriott  Portfolio  One  Properties.  On May 16,  2002,  the  Company,
through a joint venture in which it owned a 76.75% equity interest  acquired the
Brighton Gardens of Camarillo  located in Camarillo,  California (the "Camarillo
Property")  for  $18,694,698  from Marriott  Senior Living  Services,  Inc.; the
Brighton Gardens of Towson located in Towson,  Maryland (the "Towson  Property")
for $14,452,319 from VSC, Inc.; the Marriott  MapleRidge of Dartmouth located in
Dartmouth,  Massachusetts (the "Dartmouth  Property") for $9,488,304 from MSLS -
MapleRidge,  Inc.;  and the Marriott  MapleRidge  of Laguna Creek located in Elk
Grove,  California  (the  "Elk  Grove  Property")  for  $8,054,110  from  MSLS -
MapleRidge,  Inc. In addition,  on May 17, 2002, the joint venture  acquired the
Marriott MapleRidge of Clayton located in Clayton, Ohio (the "Clayton Property")
for $8,110,569 from MSLS - MapleRidge,  Inc. The Camarillo,  Towson,  Dartmouth,
Elk Grove and Clayton  Properties are  hereinafter  referred to as the "Marriott
Portfolio One  Properties."  The purchase  price for the Marriott  Portfolio One
Properties was determined based on a capitalization  of estimated rental income, was  negotiated  on an arms length  basis and was  supported  by an  independent appraisal.  A description of the Company's methodology for determining cash flow estimates available to make rental payments to the joint venture can be found in the discussion of the historical  financial  statements below. The joint venture borrowed  approximately  $23.5  million of the aggregate  purchase  price of the
Marriott  Portfolio  One  Properties  with a commercial  paper backed loan.  The sellers of the Marriott  Portfolio  One  Properties  are  affiliates of Marriott
International,  Inc.  Marriott  Senior  Living  Services,  Inc.,  a wholly owned subsidiary of Marriott  International,  Inc., owned the minority interest in the joint venture and is the Operator of the Marriott  Portfolio One Properties.  On
December 20, 2002, the Company purchased Marriott Senior Living Services, Inc.'s
23.25% minority interest for $8,500,000.

         The Company, as lessor, leased the Marriott Portfolio One Properties on a triple-net basis,  pursuant to five separate,  long-term lease agreements with
HRA Management  Corporation.  HRA Management Corporation is described in further detail in "Business  -- Property  Acquisitions  -- Brighton  Gardens by Marriott
located in Orland Park, Illinois," above. Because of these lease agreements, the
Company  is not  receiving  its return by  investing  in the  operations  of the
Marriott Portfolio One Properties,  but will instead receive payments of rent in its role as lessor of the Marriott  Portfolio One Properties.  The general terms of the lease  agreements  are described in "Business --  Description of Property
Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires in May 2017.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of ten years each.

o        Minimum  annual  rent  for the  first  through  fifth  lease  years  is adjustable  based  upon the cost of debt and a  minimum  return  to the
         Company.  Minimum  annual rent is expected to range from  $5,489,589 to
         $6,312,789  per year  during the first  five  years of the lease  term.
         Minimum rent consists of a fixed return on the cash  investment in each
         Property  and a floating  amount that varies  according to the interest rate on related  debt.  The leases do not provide for any fixed  annual rent escalations during the initial term.

o        In addition to minimum rent, the leases require  percentage  rent equal to 10% of gross  revenues in excess of the "Baseline  Gross  Revenues,"
         payable commencing in the sixth lease year. The Baseline Gross Revenues will equal total revenues for the fifth lease year.

o        The  tenant  of  the  five  Marriott   Portfolio  One   Properties  has
         established  FF&E Reserve funds which will be used for the  replacement and  renewal of  furniture,  fixtures  and  equipment  relating  to the
         Marriott  Portfolio  One  Properties.  Deposits to the FF&E Reserve are
         made every four weeks as follows:  1% of gross  receipts  for the first lease year;  2% of gross  receipts for the second  through  fifth lease years; 3% of gross receipts for the sixth through 17th lease years; and
         3.5% of gross receipts every lease year thereafter.

o        Marriott International,  Inc. and Marriott Senior Living Services, Inc.
         had, with certain  limitations,  jointly and severally  guaranteed  the tenant's obligation to pay minimum rent under the leases. Subsequent to
         the   Company's   purchase   of   the   minority   interest,   Marriott
         International,  Inc. and Marriott Senior Living  Services,  Inc. remain liable  for the  remaining  guarantee  available  to pay  the  tenant's minimum rent obligations under the leases. The guarantee  terminates on the  earlier of the end of the fifth  lease year or at such time as the net operating income from the Marriott  Portfolio  Properties equals or exceeds  minimum  rent due  under the  leases  by 25% for any  trailing
         12-month  period.  As of February 28, 2003, the amount  available under the guarantee is  approximately  $4,700,000.  Net operating income from all of the Marriott  Portfolio One  Properties is pooled in determining whether the Marriott Portfolio One Properties'  aggregate net operating income exceeds the aggregate  minimum rent due under the leases by 25%.
         In order to determine the amount of the guarantee  that would be needed to fund  minimum  rent,  the Company  developed  estimates of cash flow available to the tenant to pay minimum rent,  as described  below under the discussion relating to the historical  financial  statements.  As a result of this analysis,  the Company estimates that the guarantee will
         be  used  to  fund  approximately  $1,189,000,   $1,065,000,  $924,000,
         $903,000  and  $1,174,000,  respectively,  of the minimum base rent due during  the first  five  years of the lease  term.  The  balance of the guarantee  will be paid into a reserve  to be used,  if  necessary,  in future  periods.  Thus,  according  to  the  Company's  estimates,  the guarantee  will last for the full five year term and will be sufficient to allow the Company to receive the  minimum  rent during this  period.
         For  this  reason,   and  based  on  its  estimate  of  when  occupancy
         stabilization  would be reached,  the  Company  agreed to accept a five year limited guarantee.  However,  the Company's estimates are based on assumptions  and there can be no assurances  as to what actual  amounts will need to be paid under the guarantee.

o        In  addition,  the leases for the  Marriott  Portfolio  One  Properties contain cross-default terms, meaning that if the tenant of the Marriott
         Portfolio One Properties defaults on its obligations under any of these leases,  the Company will have the ability to pursue its remedies under
         the  leases  with  respect  to  all  of  the  Marriott   Portfolio  One
         Properties, regardless of whether the tenant of any such Property is in default under its lease.

         The approximate  federal income tax basis of the depreciable portion of the five Marriott Portfolio One Properties is as follows:

                   Camarillo Property                $17,300,000
                   Towson Property                    14,600,000
                   Clayton Property                    7,800,000
                   Dartmouth Property                  9,200,000
                   Elk Grove Property                  7,700,000

         Prior to December 20,  2002,  at which time the Company  purchased  the minority  interest in the joint  venture from Marriott  Senior Living  Services,
Inc., both the Company and Marriott Senior Living  Services,  Inc. shared in the costs and benefits of the joint venture in proportion to their percentage equity interest. In addition, pursuant to the terms of the operating agreements between the tenant and Marriott  Senior  Living  Services,  Inc.,  as  compensation  for providing services, Marriott Senior Living Services, Inc. receives the following fees from the pool of operating profits in the following order of priority:  (i)
a base management fee equal to 6% of gross revenues, to be paid prior to payment of minimum rent to the Company;  (ii) incentive fees equal to $6,077,098  plus a
10%  return  thereon;  and  (iii)  incentive  fees  equal  to  20% to 50% of the remaining  operating  profit.  Remaining  operating  profit is calculated  after payment of the foregoing  amounts,  and the payment of (a) an administration fee equal to .83% of gross  revenues  (which is paid to the tenant after  payment of the base management fee to Marriott Senior Living Services, Inc. and the minimum rent to the  Company) and (b) any  percentage  rent which is paid to the Company after Marriott Senior Living  Services,  Inc.  receives its incentive fees under
(ii) above. The remaining operating profit, if any, is shared between the tenant and Marriott Senior Living Services, Inc.

         The Camarillo Property, which opened in June 2000, includes 90 assisted living  units,  24 units for  residents  with  Alzheimer's  and  related  memory disorders,  and 28 skilled nursing units.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders as well as medical  monitoring.  Amenities include a common activities room and dining room, a private dining area, a  beauty/barber  shop, a TV parlor and a family visitation room. The Property is located in a suburb of Los Angeles and is within ten miles of two hospitals and is adjacent to shopping areas.  The number of seniors in the ten-mile area  surrounding  the  Camarillo  Property is expected to grow by 19.5% between 2001 and 2006. Other senior living  facilities located in proximity to the Camarillo  Property  include Aegis Assisted  Living,
Almavia of Camarillo,  Camarillo Convalescent Hospital, Hillcrest Inn, Villa Los
Posas and Wilshire Retirement Center.

         The Towson  Property,  which opened in June 2000,  includes 66 assisted living units and 23 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing,  medication reminders, health and wellness assessments,  emergency  call response and scheduled  transportation.  Amenities include a common  activities  room and dining  room,  a private  dining  area, a beauty/barber  shop, a family  visitation  room, a wellness center and a laundry room.  The Property is located in a suburb of Baltimore and is within four miles of three  hospitals and is adjacent to shopping and dining areas.  The number of seniors in the ten-mile area surrounding the Towson Property is expected to grow by 12.4%  between  2001 and 2006.  Other  senior  living  facilities  located in proximity  to the  Towson  Property  include  Arden  Courts,  Catered  Living of
Cockville,  HeartHomes  at  Lutherville,  Morningside  House of  Satyr  Hill and
Sunrise Assisted Living of Towson.

         The Clayton Property,  which opened in March 2000, includes 42 assisted living units and 42 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing and medication reminders. Amenities include a common  activities  room and dining room,  a recreation  center and a wellness center.  The Property is located  northwest of downtown Dayton and is within ten miles of four hospitals,  a mall and other shopping areas. The number of seniors in the ten-mile  area  surrounding  the Clayton  Property is expected to grow by
14.9% between 2001 and 2006. Other senior living facilities located in proximity to the Clayton Property include Alterra Sterling House of Englewood,  The Gables
Assisted Living, Hearth & Home Assisted Living and Sunrise of Englewood.

         The  Dartmouth  Property,  which opened in November  1999,  includes 58 assisted  living units and 28 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a common  activities  room and dining room,  a  recreation  center and a wellness  center.  The  Property is located 30 miles east of  Providence,  Rhode
Island and 60 miles south of Boston,  Massachusetts,  and is within two miles of two hospitals  and is near the  Dartmouth  Mall and other  shopping  areas.  The number of seniors in the ten-mile area  surrounding  the  Dartmouth  Property is expected to grow by 13.8% between 2001 and 2006. Other senior living  facilities located in proximity to the Dartmouth Property include Alden Place,  Heritage at
Dartmouth and The Inn at Clifton.

         The Elk Grove  Property,  which opened in September  1999,  includes 56 assisted  living units and 28 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a common  activities  room and dining room,  a  recreation  center and a wellness center. The Property is located in a suburb of Sacramento and is within four miles of three hospitals and is adjacent to shopping and dining areas.  The number of seniors in the ten-mile  area  surrounding  the Elk Grove  Property is expected to grow by 20.3% between 2001 and 2006. Other senior living  facilities located in proximity to the Elk Grove Property include Aegis of Carmichael,  The
Grand Court Sacramento, Primrose Sacramento and Regency Place.

         The average  occupancy rate, the cash from operations,  the revenue per occupied unit (per diem) and the revenue per  available  unit (per diem) for the periods the facilities have been operational are as follows:

                                                         Average          Cash From         Revenue          Revenue
                                                        Occupancy        Operations*      per Occupied    per Available
      Property            Location          Year           Rate        (in thousands)         Unit            Unit
 --------------------  ----------------  ------------  -------------   ----------------  ---------------  --------------

 Camarillo Property    Camarillo, CA         ***2000       48.90%             $(304)        $121.53          $49.97
                                                2001       82.20%             1,030           128.55          105.71
                                            ****2002       79.04%             1,509           136.42          110.14
                                           *****2003       78.80%               130           139.54          111.72

 Towson Property       Towson, MD            ***2000       44.60%             $(310)        $141.83          $63.20
                                                2001       70.70%               460           131.67           93.15
                                            ****2002       79.54%             1,173           133.63          108.06
                                           *****2003       90.30%               129           144.66          130.64

 Clayton Property      Clayton, OH           ***2000       31.50%             $(558)        $107.00          $33.68
                                                2001       61.10%              (159)          98.06           59.96
                                            ****2002       62.25%              (145)         107.13           67.72
                                           *****2003      53.60%                (25)         113.85           60.99

 Dartmouth Property    Dartmouth, MA          **1999       11.20%             $(149)        $180.68          $20.28
                                             ***2000       50.70%              (113)         110.36           55.90
                                                2001       82.30%               688           115.55           95.13
                                            ****2002       71.86%               475           122.62           89.86
                                           *****2003      64.50%                 10           121.34           78.26

 Elk Grove Property    Elk Grove, CA          **1999       12.10%             $(295)        $136.22          $16.46
                                             ***2000       47.40%              (351)          97.30           46.16
                                                2001       72.40%               211            99.72           72.24
                                            ****2002       95.41%               706           101.72           98.62
                                           *****2003      111.90%                81           101.67          113.78

*        Based on information provided by Marriott International, Inc. from its departmental operating statements which presented a modified EBITDA
         (rather than net income or loss) based on its own internal expense allocation system for certain items.

**       Data for the Dartmouth Property represents the period November 15, 1999 through December 31, 1999 and data for the Elk Grove Property represents the period September 22, 1999 through December 31, 1999.

***      Data for the Camarillo Property represents the period June 12, 2000 through December 29, 2000, data for the Towson Property represents the period June 1, 2000 through December 29, 2000 and data for the Clayton
         Property represents the period March 7, 2000 through December 29, 2000.

****     Data for 2002 represents the period December 29, 2001 through January 3, 2003.

*****    Data for 2003 represents the period January 4, 2003 through January 31, 2003.

         Historical   financial   statements  for  the  Marriott  Portfolio  One
Properties  have not been  presented  because the Company  does not believe that they are meaningful or relevant.  As indicated above, the Marriott Portfolio One
Properties  were  recently  opened  and the  majority  of them are  still in the process of achieving  stable  occupancy  rates.  The Company  estimated that the
Marriott  Portfolio One  Properties  would not be able to generate  minimum rent until the Marriott  Portfolio One  Properties  stabilized at  approximately  91%
occupancy.  The Company  also does not  believe  that the  historical  financial statements are relevant to predicting  future  operating  results because of the internal  expenses  incurred  by the  seller  and the  difference  in the future operating  structure  from that  which was in place  when the  seller  owned the
Marriott  Portfolio One  Properties.  Consequently  their  historical  operating results are not  considered  by the  Company to be  indicative  of the  tenant's ability to generate the funds necessary to meet its obligations under the leases with the Company in the future.  The Company's decision to make an investment in the  Marriott  Portfolio  One  Properties  was not  based  on  their  historical operating performance.  The Company's investment decision was based on estimates of future  cash flows  available  for rental  payments  from the tenant that the
Company  developed,  based on rent rolls and an analysis of the surrounding real estate market,  including certain demographic information and industry standards to predict  operating  costs.  The Company's  estimates  assumed  achievement of certain  occupancy levels based on this information and were prepared using cost factors that are consistent with the terms of the operating agreements that will be  in  place  under  the  Marriott  Portfolio  One  Properties'  new  ownership structure.  The Company believes that the methodology and underlying assumptions used were reasonable and appropriate.

         In  connection  with  the  purchase  of  the  Marriott   Portfolio  One
Properties,  the  Company  borrowed  $23,520,000  in  the  form  of a  five-year commercial  paper backed loan secured by the Marriott  Portfolio One  Properties with  an  interest  rate of 123  basis  points  over  commercial  paper  rate as determined by market demand, which approximates 30-day LIBOR per annum. The loan is funded from proceeds  received from the sale of 30-day  commercial paper. The commercial paper is re-marketed  every 30 days upon maturity.  The Company has a liquidity  facility  in  place  in  the  event  that  the  marketing  effort  is unsuccessful.  The liquidity  agent has provided a liquidity  facility for up to
102  percent  of  the  outstanding  loan  balance.   In  conjunction  with  this
transaction,  the  Company  engaged  Century  Capital  Markets LLC to act as its structuring  agent (the  "Structuring  Agent").  As of February  28,  2003,  the
Company had paid the  Structuring  Agent  approximately  $644,900 in structuring fees and  interest.  CNL  Capital  Corp.,  an  Affiliate  of the  Advisor,  is a
non-voting Class C member of Century Capital Markets LLC.

         Prime Care  Portfolio  Properties.  On September 30, 2002,  the Company
acquired  the  Brighton  Gardens of Buckhead  located in Atlanta,  Georgia  (the
"Atlanta-Buckhead  Property") for $7,654,546 from Prime Care Two, LLC;  Brighton
Gardens of Brentwood located in Brentwood,  Tennessee (the "Brentwood Property")
for  $6,349,794  from Prime Care Two,  LLC;  the  Brighton  Gardens of Charlotte
located in Charlotte,  North Carolina (the "Charlotte  Property") for $3,218,389
from Prime Care One, LLC; the Brighton Gardens of Friendship  Heights located in
Chevy Chase,  Maryland (the "Chevy Chase  Property") for $19,310,331  from Prime
Care One, LLC; the Brighton  Gardens of Middletown  located in  Middletown,  New
Jersey (the "Middletown Property") for $11,481,818 from Prime Care Two, LLC; the
Brighton  Gardens of  Mountainside  located  in  Mountainside,  New Jersey  (the
"Mountainside  Property") for $12,438,636 from Prime Care One, LLC; the Brighton
Gardens  of Naples  located in  Naples,  Florida  (the  "Naples  Property")  for
$8,002,479 from Prime Care Two, LLC; the Brighton  Gardens of Raleigh located in
Raleigh,  North Carolina (the "Raleigh Property") for $9,655,165 from Prime Care
Two, LLC; the Brighton Gardens of Stamford located in Stamford, Connecticut (the
"Stamford  Property")  for  $13,569,421  from Prime Care Two,  LLC; the Brighton
Gardens  of Venice  located in  Venice,  Florida  (the  "Venice  Property")  for
$6,523,760 from Prime Care One, LLC; and the Brighton  Gardens of  Winston-Salem
located in  Winston-Salem,  North  Carolina (the  "Winston-Salem  Property") for
$7,045,661 from Prime Care Two, LLC. The Atlanta-Buckhead, Brentwood, Charlotte,
Chevy Chase, Middletown,  Mountainside,  Naples, Raleigh,  Stamford,  Venice and
Winston-Salem  Properties  are  hereinafter  referred  to  as  the  "Prime  Care
Portfolio  Properties." These 11 Properties are operated and managed by Marriott
Senior Living Services, Inc.

         The Company, as lessor, has entered into a long-term,  triple-net lease agreement  with Prime Care One, LLC and Prime Care Two, LLC relating to these 11
Properties.  The general terms of the lease agreement are described in "Business
-- Description of Property  Leases." The principal  features of the lease are as follows:

o The lease expires on September 30, 2037.

o The minimum amount of annual rent as set forth in the leases is as follows:
                                                  Minimum
                    Property                    Annual Rent
         --------------------------------     -----------------

         Atlanta-Buckhead Property             $   837,862
         Brentwood Property                        695,044
         Charlotte Property                        352,283
         Chevy Chase Property                    2,166,197
         Middletown Property                     1,361,793
         Mountainside Property                   1,466,525
         Naples Property                           613,446
         Raleigh Property                        1,056,848
         Stamford Property                       1,485,300
         Venice Property                           714,087
         Winston-Salem Property                    771,214

o        Minimum annual rent will increase by 2.5% beginning January 1, 2004 and each lease year thereafter until the end of the 29th lease year.

o        In addition to minimum rent, the lease requires  additional  rent which will be payable based on various  predetermined  dollar amounts derived from achieving specific  percentage  occupancy levels beginning January
         1, 2004.

o        Audited  financial  statements  that present the  historical  operating results of these  Properties are included in the Financial  Information commencing  on page F-1, as Prime Care One, LLC and PC1, LLC, and Prime
         Care Two, LLC and PC2,  LLC, for the years ended  December 31, 2002 and
         2001,  and Prime Care One  Portfolio  and Prime Care Two,  LLC, for the
         years ended  December 31, 2001,  2000 and 1999.  Based on the Company's
         due diligence and underwriting procedures,  management anticipates that the net operating income generated from the Properties together with an aggregate  $2,000,000 tenant guarantee to fund any operating shortfalls related to the 11  Properties  will be  sufficient  to fund amounts due under the terms and conditions of the direct financing lease.

o        The tenants of these 11 Properties have  established FF&E Reserve funds which will be used for the  replacement  and renewal of the  furniture, fixtures and equipment relating to the Prime Care Portfolio Properties.
         Deposits to the FF&E Reserve are made every four weeks as follows:  the greater of 2% of gross  revenues or $350 per bed per annum  through the third lease year;  3% of gross  revenues for the fourth  through  tenth lease years;  and 3.5% of gross revenues  every lease year  thereafter.
         Funds in the FF&E  Reserve  relating  to  these 11  Properties  are the property of the tenants.

o        The lease for the 11 Properties  contains  pooling terms,  meaning that net operating  profits with respect to all 11  Properties  are combined for the purpose of funding  rental  payments and the FF&E  Reserve.  In addition,  the lease contains  cross-default terms, meaning that if the tenant of any of the 11 Properties  defaults on its  obligations  under the lease,  the Company  will have the  ability to pursue its  remedies under  the lease  with  respect  to all 11  Properties,  regardless  of whether the tenant of any such Property is in default under the lease.

o        The  lease  contains  provisions  that  allow the  lessees  to elect to purchase  the  Properties  at the end of the term  for a  predetermined amount.  The lease also  permits  the Company to require the lessees to purchase  the  Properties  at the end of the  lease  term  for the same predetermined  amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

o        The tenants of these 11  Properties  pay base  management  fees,  which includes an  administrative  fee, to Marriott  Senior Living  Services,
         Inc. for the  operation of the 11  Properties  as follows:  5% of gross revenues  through the 2007 fiscal year,  5.5% of gross revenues for the
         2008 fiscal year through the 2012 fiscal year, and 6% of gross revenues for the remainder of the lease term.  Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the
         2013 lease year, the base management fees will  automatically  increase to 6% of gross  revenues and remain at such level for the  remainder of the lease term. Marriott Senior Living Services,  Inc. is also entitled to incentive  management fees up to 15% of operating  profit  remaining after payment of minimum annual rent and a tenant  administration  fee.
         Rent  payments  due under the lease are  subordinate  to the payment of base management fees.

         The Atlanta-Buckhead  Property,  which opened in January 1998, includes
90 assisted living units and 22 units for residents with Alzheimer's and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber  shop. The Property is located in Buckhead, in  northern  Atlanta,  Georgia.  Other  senior  living  facilities  located  in proximity to the Atlanta-Buckhead Property include Atria of Buckhead and Sunrise of Buckhead.

         The  Brentwood  Property,  which opened in December  1997,  includes 90 assisted  living units and 23 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms,  a library and a  beauty/barber  shop.  The  Property is located 10 miles south of downtown  Nashville,  Tennessee.  In addition to the Company's Homewood
Residence at Brookmont Terrace Property,  other senior living facilities located
in  proximity  to  the  Brentwood  Property  include  Belmont  Village,   Benton
House/Beacon  Pointe,  Carestone  at  Brentwood,  Morningside  of  Franklin  and
Southerland Place.

         The Charlotte Property,  which opened in May 1997, includes 90 assisted living units and 25 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace,  country kitchens and screened  porches,  a restaurant-style  main dining room and a private dining area,  activity rooms, a library and a  beauty/barber  shop.  Other senior living  facilities  located in proximity to the Charlotte Property include Alterra Clare Bridge, Carolina House of  Charlotte,  Elmcroft,  The Place at South Park,  Sunrise of Eastover and The
Village at Carolina Place.

         The Chevy Chase  Property,  which opened in January 1997,  includes 108 assisted  living units and 24 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms,  a library  and a  beauty/barber  shop.  The  Property  is  located  in a northwestern suburb of Washington D.C. Other senior living facilities located in proximity to the Chevy Chase Property include Kensington Park Retirement, Sibley
Grand Oaks, Springhouse at Westwood and Summerville at Potomac.

         The Middletown  Property,  which opened in December  1997,  includes 98 assisted  living units and 25 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms,  a library and a  beauty/barber  shop.  The  Property is located 30 miles southeast of Newark,  New Jersey.  Other  senior  living  facilities  located in proximity to the Middletown  Property include Sunrise of Marlboro,  The Sycamore and The Willows at Holmdel.

         The Mountainside  Property,  which opened in January 1997,  includes 98 assisted  living units and 21 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms,  a library and a  beauty/barber  shop.  The  Property is located 12 miles southwest of downtown Newark, New Jersey. Other senior living facilities located in proximity to the Mountainside Property include Atria of Cranford,  Chelsea at
Fanwood, Spring Meadows, Sunrise of Westfield and Watchung Ridge.

         The  Naples  Property,  which  opened in  February  1998,  includes  93 assisted  living  units and 40 skilled  nursing  units.  The  Operator  provides assistance to residents with daily living  activities such as bathing,  dressing and medication  reminders,  as well as medical  monitoring.  Amenities include a main living room with a fireplace,  country  kitchens and  screened  porches,  a restaurant-style  main dining room and a private dining area,  activity rooms, a library and a  beauty/barber  shop.  Other senior living  facilities  located in proximity to the Naples Property  include Homewood  Assisted Living,  The Inn at
Aston  Gardens,  Merrill  Gardens,  Orchid  Terrace at Moorings Park and Windsor
Place.

         The Raleigh  Property,  which  opened in  September  1997,  includes 90 assisted  living units and 23 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and beauty/barber  shop. Other senior living facilities located in proximity to the Raleigh  Property include  Heartfields at Cary,  Manorhouse,
Oakleaf Village, Sunrise of Raleigh and Woodland Terrace.

         The  Stamford  Property,  which  opened in December  1997,  includes 90 assisted  living units and 24 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms,  a library and a  beauty/barber  shop.  Other  senior  living  facilities located in proximity to the Stamford  Property  include  Atria Town Center,  The
Osborn, Sunrise of Stamford and Westfield Court.

         The Venice  Property,  which  opened in  December  1996,  includes  102 assisted  living  units and 27 skilled  nursing  units.  The  Operator  provides assistance to residents with daily living  activities such as bathing,  dressing and medication  reminders,  as well as medical  monitoring.  Amenities include a main living room with a fireplace,  country  kitchens and  screened  porches,  a restaurant-style  main dining room and a private dining area,  activity rooms, a library  and a  beauty/barber  shop.  The  Property is located 20 miles south of
Sarasota,  Florida.  Other senior living facilities  located in proximity to the
Venice Property  include Alterra  Sterling House,  Aspen Bella Vita, Bon Secours
Place at Healthpark, Park Place, and Village on the Isle.

         The  Winston-Salem  Property,  which  opened in June 1997,  includes 90 assisted  living units and 23 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms,  a library and a  beauty/barber  shop.  Other  senior  living  facilities located in proximity to the Winston-Salem Property include Alterra Clare Bridge,
Clemmons Village II, Elms at Tanglewood, Homestead Hills and Polo Ridge.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue  per  available  unit (per diem) for the periods the  facilities have been operational are as follows:
                                                                                                            Revenue
                                                                           Average        Revenue per         per
                                                                          Occupancy         Occupied        Available
         Property                      Location              Year           Rate              Unit             Unit
----------------------------    -----------------------    ----------   --------------    -------------     -----------

Atlanta-Buckhead Property       Atlanta, GA                     1998       22.61%          $   98.83         $   21.21
                                                                1999       53.91%             100.59             54.23
                                                                2000       77.39%              99.60             77.09
                                                                2001       81.74%             108.75             88.89
                                                               *2002       79.19%             110.53             88.50
                                                              **2003       73.90%             109.34             80.85

Brentwood Property              Brentwood, TN                   1998       45.22%          $   91.27         $   41.27
                                                                1999       60.87%              97.19             59.16
                                                                2000       71.30%              97.65             69.63
                                                                2001       67.83%             101.50             68.84
                                                               *2002       72.90%             101.46             73.94
                                                              **2003       73.20%              98.71             72.22

Charlotte Property              Charlotte, NC                   1998       84.35%          $   92.37         $   77.91
                                                                1999       76.52%              96.54             73.88
                                                                2000       66.09%              98.55             65.13
                                                                2001       74.78%             102.12             76.37
                                                               *2002       77.30%              99.22             76.70
                                                              **2003       82.10%              99.57             82.59

Chevy Chase Property            Chevy Chase, MD                 1998       81.82%          $  125.51         $  102.69
                                                                1999       93.94%             126.11            118.47
                                                                2000       90.15%             136.01            122.62
                                                                2001       91.67%             143.78            131.80
                                                               *2002       93.30%             149.93            139.87
                                                              **2003       90.90%             152.78            138.93

Middletown Property             Middletown, NJ                  1998       52.17%          $  107.31         $   55.99
                                                                1999       73.91%             119.79             88.54
                                                                2000       75.65%             124.46             94.16
                                                                2001       86.96%             132.89            115.56
                                                               *2002       77.50%             135.21            104.80
                                                              **2003       76.20%             138.23            105.90

Mountainside Property           Mountainside, NJ                1998       88.62%          $  113.19         $  100.31
                                                                1999       81.30%             113.18             92.02
                                                                2000       84.55%             123.61            104.52
                                                                2001       81.30%             134.57            109.41
                                                               *2002       73.40%             138.63            101.75
                                                              **2003       70.40%             129.13             90.96

                                                                                                            Revenue
                                                                           Average        Revenue per         per
                                                                          Occupancy         Occupied        Available
         Property                      Location              Year           Rate              Unit             Unit
----------------------------    -----------------------    ----------   --------------    -------------     -----------

Naples Property                 Naples, FL                      1998       42.11%          $  102.26         $   43.06
                                                                1999       71.43%             113.04             80.74
                                                                2000       90.98%             110.05            100.12
                                                                2001       87.22%             112.75             98.34
                                                               *2002       76.70%             113.87             87.30
                                                              **2003       59.40%             122.05             72.46

Raleigh Property                Raleigh, NC                     1998       86.09%          $   87.81         $   75.59
                                                                1999       90.43%              94.22             85.21
                                                                2000       96.52%             105.64            101.96
                                                                2001       98.26%             110.47            108.55
                                                               *2002       96.40%             114.48            110.30
                                                              **2003       99.80%             115.60            115.38

Stamford Property               Stamford, CT                    1998       45.22%          $  126.79         $   57.33
                                                                1999       76.52%             132.38            101.30
                                                                2000       76.52%             134.30            102.77
                                                                2001       64.35%             138.63             89.20
                                                               *2002       72.10%             153.46            110.71
                                                              **2003       94.30%             151.19            142.64

Venice Property                 Venice, FL                      1998       90.48%          $  112.11         $  101.43
                                                                1999       88.44%             103.35             91.40
                                                                2000       87.76%             107.67             94.51
                                                                2001       86.39%             128.86            111.33
                                                               *2002       87.07%             116.17            101.08
                                                              **2003       87.10%             126.73            110.35

Winston-Salem Property          Winston Salem, NC               1998       63.48%          $   85.28         $   54.14
                                                                1999       85.22%              84.56             72.06
                                                                2000       89.57%              90.33             80.90
                                                                2001       84.35%              97.79             82.48
                                                               *2002       91.50%              98.66             90.95
                                                              **2003       95.30%             102.00             99.03

*        Data for 2002 represents the period January 1, 2002 through January 3, 2003.
**       Data for 2003 represents the period January 4, 2003 through January 31, 2003.

         The  Prime  Care  Portfolio  Properties  serve  as  collateral  for the
Company's two-year,  $85 million revolving line of credit described in "Business
-- Borrowing," below.

         Brooksby  Village  Continuing  Care  Retirement  Community  located  in
Peabody,  Massachusetts.  On October 10, 2002, the Company  acquired a parcel of land  located  in  Peabody,  Massachusetts,  upon  which  the  Brooksby  Village
Continuing  Care  Retirement   Community  is  being  constructed  (the  "Peabody
Property").  The land was  purchased  from Peabody  Campus,  LLC, a wholly owned subsidiary  of  Erickson  Retirement  Communities,  LLC,  for  $17,383,784.  The
Brooksby  Village  Continuing Care Retirement  Community,  once  construction is completed,  is expected to include  1,355  independent  living  apartments,  196 assisted  living units and 160 skilled  nursing units.  The Company will not own the buildings and improvements.  The buildings and improvements will be owned by
Peabody  Campus,  LLC.  The  Company,  as lessor,  has entered into a long-term, triple-net  lease agreement with Peabody  Campus,  LLC relating to the land. The general terms of the lease  agreement are described in "Business --  Description of Property Leases." The principal features of the lease are as follows:

o        The initial land lease expires on April 10, 2033.

o        The lease  requires  minimum  annual rent of  $2,607,568  for the first through  fifth  lease  years  with  increases  of 3%  each  lease  year thereafter,  except as follows:  in the 11th, 16th, 21st and 26th lease years,  minimum  annual  rent will  increase  to the greater of (i) the prior lease year's minimum annual rent plus 3% or (ii)  $2,607,568 plus the  percentage  increase in the fair market value of the Property over the previous ten lease  years,  in the case of the 11th lease year,  or over the  previous  five lease years in the case of the 16th,  21st and
         26th lease years.

o        A security deposit equal to $1,303,784 has been retained by the Company as security for the tenant's obligations under the lease.

o        The tenant will have the option to  purchase  the land during the lease term  for a  predetermined  purchase  price  based  on the date of such purchase  option  and  other  attributes  including  the  amount of the
         Company's  initial  investment,  consumer price indices and/or the fair market value of the land at the time the option is exercised.

o        The Company's  lease  payments are  subordinate  to the bond  financing secured by Erickson to complete the development of the Brooksby Village
         Continuing Care Retirement Community.

         Homewood   Residence  at  Brookmont   Terrace   located  in  Nashville,
Tennessee.  On November 1, 2002, the Company acquired the Homewood  Residence at
Brookmont Terrace assisted living Property located in Nashville,  Tennessee (the
"Nashville  Property")  for  $8,957,850  from ARC. The Company,  as lessor,  has entered  into a  long-term,  triple-net  lease  agreement  with a  wholly  owned subsidiary  of ARC  relating to this  Property.  The general  terms of the lease agreement are  described in "Business --  Description  of Property  Leases." The
principal features of the lease are as follows:

o        The initial term of the lease expires on October 31, 2017.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease requires  minimum annual rent of $918,180 for the first lease year with increases of 2% each lease year thereafter.

o        In addition to minimum rent, the lease requires  percentage  rent equal to 10% of gross  revenues in excess of the  "Nashville  Baseline  Gross
         Revenues."  The Nashville  Baseline Gross Revenues will be the prior 12 months  total  revenue for the period  ending on the earlier of (i) the
         36th  month of the  lease,  or (ii) the  month  in which  the  facility achieves average  occupancy of 93% for the prior 12 months.  Percentage rents will be net of any minimum base rent increases.

o        A security  deposit  equal to $358,314 has been retained by the Company as security for the tenant's  obligations under the lease. The security deposit will remain in place until the expiration of the lease.

o        ARC has  guaranteed  all of the  tenant's  obligations  under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease.

o        The lease for this Property contains  cross-default  terms with respect to the leases for the Arlington,  Boca Raton,  Oak Park,  Coconut Creek
         and Greenwood Village Properties,  meaning that if the tenant of any of these  Properties  defaults on its  obligations  under its leases,  the
         Company will have the ability to pursue its  remedies  under the leases with  respect to any of these  Properties,  regardless  of whether  the tenant of any such Property is otherwise in default under its lease.

         In connection with the acquisition of this Property, the Company may be required to make an  additional  payment  (the  "Nashville  Earnout  Amount") if certain  earnout  provisions  are  achieved  by the end of the 30th month of the lease  term.  The  Nashville  Earnout  Amount is equal to the lesser of: (i) the lesser of (a) the actual net  operating  income for the 12-month  period  ending
April  30,  2005,  or (b) that  same  amount  as  calculated  as if the  average occupancy  for that  period  had been 93%;  the  lesser of (a) or (b) then being divided by 1.10 and the resulting number then being divided by the current lease rate, then subtracting from such number the Company's initial  investment in the
Property;  (ii) 20% of the Company's  initial  investment  in the Property;  and
(iii) 94% of the fair market value of the Property,  less the Company's  initial investment  in the  Property.  At such time that the  Nashville  Earnout  Amount becomes payable, the lease will be amended to increase the basis by which annual minimum rent is calculated.

         The  federal  income  tax  basis  of  the  depreciable  portion  of the
Nashville Property is approximately $8.5 million.

         The Nashville Property,  which opened in May 2000, includes 62 assisted living units and 30 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing and medication reminders. Amenities include a common  activities  room,  dining room and sun room,  a beauty  shop,  covered porches,  patios and a courtyard  area.  The  Property  is located in  southwest
Nashville,  Tennessee,  less  than  five  miles  from St.  Thomas  Hospital.  In addition, the Nashville Property is within 15 miles of five additional hospitals and is near shopping and dining areas. Between 2002 and 2006, the age and income qualified  population  within a five-mile  radius of the  Nashville  Property is expected  to increase  by 17.75%.  Other  senior  living  facilities  located in proximity to the Nashville  Property  include Barton House,  Belmont  Village of
Green  Hills,  Mary  Queen of the  Angels  and The  Waterford,  which  was under construction  at the time the  Nashville  Property  was  acquired.  The  average occupancy  rate,  the revenue per  occupied  unit (per diem) and the revenue per available unit (per diem) for the period the assisted  living  facility has been operational are as follows:
                                      Nashville Property
                  --------------------------------------------------------

                     Average            Revenue               Revenue
                    Occupancy         per Occupied         per Available
    Year              Rate                Unit                 Unit
-------------     --------------     ---------------      ----------------

       *2000         17.00%              $150.09               $24.45
        2001         62.00%                84.40                57.52
        2002         73.46%                93.52                68.70
      **2003         80.04%                93.21                74.60

     * Data for 2000 represents the period May 15, 2000 through December 31,
        2000.
    ** Data for 2003 represents the period January 1, 2003 through January
        31, 2003.

         Marriott  Portfolio Two  Properties.  On December 20, 2002, the Company
acquired 12  Properties  from  Marriott  Senior  Living  Services,  Inc. and its affiliates for an aggregate  purchase price of  $89,358,632.  The Properties and related  purchase  prices  include  Brighton  Gardens  of  Bellevue  located  in
Bellevue,  Washington (the "Bellevue  Property") for  $10,201,606;  the Brighton
Gardens of Hoffman  Estates located in Hoffman  Estates,  Illinois (the "Hoffman
Estates Property") for $7,543,752; the Brighton Gardens of Oklahoma City located in Oklahoma City,  Oklahoma (the "Oklahoma City Property") for  $3,646,636;  the
Brighton  Gardens of Santa Rosa  located in Santa Rosa,  California  (the "Santa
Rosa Property") for $16,748,552; the Brighton Gardens of Tulsa located in Tulsa,
Oklahoma (the "Tulsa Property") for $4,684,167;  the Brighton Gardens of Vinings
located in  Atlanta,  Georgia  (the  "Atlanta  Property")  for  $7,374,428;  the
Marriott  Hearthside of Lynnwood located in Lynnwood,  Washington (the "Lynnwood
Property")  for  $6,300,000;  the Marriott  Hearthside  of Snohomish  located in
Snohomish,  Washington (the "Snohomish  Property") for $8,600,000;  the Marriott
MapleRidge  of Hemet located in Hemet,  California  (the "Hemet  Property")  for
$4,109,688;   the  Marriott   MapleRidge   of  Plymouth   located  in  Plymouth,
Massachusetts (the "Plymouth Property") for $4,580,387;  the Marriott MapleRidge
of  Willoughby  located in  Willoughby,  Ohio (the  "Willoughby  Property")  for
$4,930,498;  and the Marriott  Pleasant Hills  Retirement  Community  located in
Little  Rock,  Arkansas  (the  "Little  Rock  Property")  for  $10,638,918.  The
Bellevue,  Hoffman Estates, Oklahoma City, Santa Rosa, Tulsa, Atlanta, Lynnwood,
Snohomish,  Hemet,  Plymouth,  Willoughby  and  Pleasant  Hills  Properties  are
hereinafter  referred to as the "Marriott  Portfolio Two  Properties."  These 12
Properties are operated and managed by Marriott Senior Living Services, Inc.

         The Company,  as lessor,  has entered into long-term,  triple-net lease agreements  with Eight Pack Management  Corp. and Eleven Pack  Management  Corp.
relating to these 12  Properties.  Eight Pack  Management  Corp. and Eleven Pack
Management  Corp.  are  described  in  further  detail in  "Business--  Property
Acquisitions--  Brighton Gardens by Marriott located in Orland Park,  Illinois,"
above.  The general terms of the lease  agreements are described in "Business --
Description of Property Leases." The principal  features of the lease agreements with Eight Pack Management Corp. relating to the Hoffman Estates,  Tulsa, Hemet,
Plymouth, Willoughby and Little Rock Properties are as follows:

o        The initial term of each lease expires on December 20, 2017.

o        The minimum annual rent as set forth in the leases is as follows:

                                                  Minimum
                 Property                       Annual Rent
        ----------------------------    ----------------------------

         Hoffman Estates Property                 $  780,967
         Tulsa Property                              484,928
         Hemet Property                              425,455
         Plymouth Property                           474,185
         Willoughby Property                         510,430
         Little Rock Property                      1,101,394

o        Minimum  annual rent will  increase by 3% beginning in the second lease year, and each lease year thereafter.

o        At the end of the  initial  lease  terms,  the  tenant  will  have  two consecutive renewal options of ten years each.

o        In addition to minimum annual rent, the leases require  additional rent in an  amount  equal to the  difference  between  14% of the  Company's investment basis in the Properties and minimum annual rent payable each lease year until  minimum  annual  rent  exceeds  14% of the  Company's investment basis. For purposes of the additional rent calculation,  the
         Company's  investment  basis  equals  the  product  of  the  Property's purchase price times 1.01.  The additional  rent accrues and is payable every four weeks. Any unpaid  additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.

o        On behalf  of the  tenant of these six  Properties,  the  Operator  has established  FF&E Reserve funds which will be used for the  replacement and renewal of furniture,  fixtures and  equipment  relating to the six
         Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property.  Deposits to the FF&E Reserve for the Hoffman Estates,  Tulsa,  Hemet and Willoughby
         Properties  are 2% of gross  revenues  for the first and  second  lease years;  3% of gross  revenues for the third  through  fourteenth  lease years; and 3.5% of gross revenues each lease year thereafter.  Deposits to the FF&E Reserve for the Plymouth  Property are 2% of gross revenues for the first through third lease years;  3% of gross  revenues for the fourth through  fifteenth lease years;  and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Little Rock
         Property are 3.5% of gross  revenues  throughout the term of the lease.
         Funds in the FF&E Reserve  relating to these six Properties are held by the Company.

o        The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby
         and Little Rock Properties contain pooling terms, meaning that net operating profits with respect to these six Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the six Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these six Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base management fees payable to Marriott Senior Living  Services,  Inc.
         for  the  operation  of the six  Properties  are 6% of  gross  revenues throughout  the term of the leases.  Rent payments due under the leases are subordinate to the payment of base management fees. Notwithstanding the  foregoing,  in the  event net  operating  profits  are  available,
         Marriott  Senior  Living  Services,  Inc.  is also  entitled to receive incentive  management  fees up to 2% of gross revenues  remaining after payment of minimum  annual  rent and a tenant  administrative  fee.  In addition,  Marriott Senior Living Services,  Inc. is entitled to 50% of operating  profits  remaining after payment of (i) minimum annual rent,
         (ii) a tenant administration fee, (iii) the 2% incentive management fee described above and (iv) additional rent due under the leases.

         The principal features of the lease agreements with Eleven Pack
Management Corp. relating to the Bellevue, Oklahoma City, Santa Rosa, Atlanta,
Lynnwood and Snohomish Properties are as follows:

o        The initial term of each lease expires on December 20, 2017.

o        Minimum annual rent as set forth in the leases is as follows:

                                                  Minimum
                 Property                       Annual Rent
        ----------------------------    ----------------------------

         Bellevue Property                        $  899,335
         Oklahoma City Property                      321,474
         Santa Rosa Property                       1,476,490
         Atlanta Property                            650,102
         Lynnwood Property                           555,384
         Snohomish Property                          758,144

o        Minimum  annual rent will  increase by 3% beginning in the second lease year, and each lease year thereafter.

o        At the end of the  initial  lease  terms,  the  tenant  will  have  two consecutive renewal options of ten years each.

o        In addition to minimum annual rent, the leases require  additional rent in an  amount  equal to the  difference  between  14% of the  Company's investment basis in the Properties and minimum annual rent payable each lease  year.  For  purposes of the  additional  rent  calculation,  the
         Company's  investment  basis  equals  the  product  of  the  Property's purchase price times 1.0075. The additional rent accrues and is payable every four weeks. Any unpaid  additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.

o        On behalf  of the  tenant of these six  Properties,  the  Operator  has established an FF&E Reserve which will be used for the  replacement and renewal  of  furniture,  fixtures  and  equipment  relating  to the six
         Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property.  Deposits to the FF&E Reserve for the Bellevue, Oklahoma City and Atlanta Properties
         are 2% of gross  revenues for the first and second  lease years;  3% of gross revenues for the third through  fourteenth  lease years; and 3.5%
         of gross  revenues  each lease year  thereafter.  Deposits  to the FF&E
         Reserve for the Santa Rosa  Property  are 2% of gross  revenues for the first  through third lease years;  3% of gross  revenues for the fourth through  fifteenth  lease years;  and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Lynnwood Property
         are 3% of gross  revenues for the first through  fourth lease years and
         3.5% of gross revenues each lease year thereafter. Deposits to the FF&E
         Reserve for the  Snohomish  Property  are 3% of gross  revenues for the first through  eighth lease years and 3.5% of gross revenues each lease year  thereafter.  Funds  in the FF&E  Reserve  relating  to these  six
         Properties are held by the Company.

o        The  leases for the  Bellevue,  Oklahoma  City,  Santa  Rosa,  Atlanta,
         Lynnwood and Snohomish  Properties contain pooling terms,  meaning that net operating profits with respect to these six Properties are combined for the purpose of funding  rental  payments and the FF&E  Reserve.  In addition,  the leases contain  cross-default terms, meaning that if the tenant of any of the six Properties  defaults on its obligations  under any of these  leases,  the Company  will have the ability to pursue its remedies  under  the  leases  with  respect  to these  six  Properties, regardless  of whether  the tenant of any such  Property  is in default under its lease.

o        Base management fees payable to Marriott Senior Living  Services,  Inc.
         for  the  operation  of the six  Properties  are 6% of  gross  revenues throughout  the term of the leases.  Rent payments due under the leases are subordinate to the payment of base management fees. Notwithstanding the  foregoing,  in the  event net  operating  profits  are  available,
         Marriott  Senior  Living  Services,  Inc.  is also  entitled to receive incentive  management  fees up to 2% of gross revenues  remaining after payment of minimum  annual  rent and a tenant  administrative  fee.  In addition,  Marriott Senior Living Services,  Inc. is entitled to 50% of operating  profits  remaining after payment of (i) minimum annual rent,
         (ii) a tenant administration fee, (iii) the 2% incentive management fee described above and (iv) additional rent due under the leases.

         The  Bellevue  Property,  which  opened in November  1999,  includes 90 assisted  living units and 27 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 13 miles east of downtown  Seattle,  Washington.  Other senior  living  facilities  located in proximity to the Bellevue Property include Robinswood Pointe,  Sterling Park and
Sunrise of Bellevue.

         The Hoffman Estates Property,  which opened in December 1999,  includes
73 assisted living units and 47 units for residents with Alzheimer's and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms,  a library and a  beauty/barber  shop.  The  Property is located 30 miles northwest  of Chicago,  Illinois.  Other  senior  living  facilities  located in proximity  to the  Hoffman  Estates  Property  include  Sunrise  of  Schaumburg,
Devonshire of Hoffman Estates and Friendship Village.

         The Oklahoma  City  Property,  which  opened in June 1999,  includes 94 assisted  living units and 24 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms,  a library and a  beauty/barber  shop.  The  Property is located 14 miles north of downtown  Oklahoma  City,  Oklahoma.  Other  senior  living  facilities located in proximity to the Oklahoma City Property include St. Ann's, Manchester
House, Canterbury and HearthStone.

         The Santa Rosa  Property,  which opened in December  2000,  includes 92 assisted  living units,  25 units for  residents  with  Alzheimer's  and related memory disorders and 45 skilled nursing units. The Operator provides  assistance to  residents  with  daily  living  activities  such as  bathing,  dressing  and medication  reminders,  as well as medical monitoring.  Amenities include a main living  room  with  a  fireplace,  country  kitchens  and  screened  porches,  a restaurant-style  main dining room and a private dining area,  activity rooms, a library  and a  beauty/barber  shop.  The  Property is located 58 miles north of downtown San Francisco,  California, is near retail and dining areas and is less than five miles from two medical centers. Other senior living facilities located in  proximity  to the  Santa  Rosa  Property  include  Sunrise  of  Santa  Rosa,
Chancellor Place, Avalon, and Springfield Place.

         The Tulsa  Property,  which  opened in May 1999,  includes  94 assisted living units and 26 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace,  country kitchens and screened  porches,  a restaurant-style  main dining room and a private dining area,  activity rooms, a library and a beauty/barber shop. The Property is located six miles southeast of downtown Tulsa, Oklahoma. Other senior living facilities located in proximity to the Tulsa Property include Ambassador's  Courtyard,  The Parke,  Sterling House,
Alzheimer Center of Tulsa and Southern Hills.

         The Atlanta  Property,  which  opened in  September  1999,  includes 90 assisted  living units and 26 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living  room with a  fireplace,  country  kitchens  and  screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a  beauty/barber  shop. The Property is located in a suburb
12 miles  northwest of downtown  Atlanta,  Georgia,  and is less than five miles from four  hospitals  and retail and dining  areas.  In addition to the Brighton
Gardens of Buckhead  which the  Company  currently  owns,  other  senior  living facilities  located in proximity to the Atlanta Property include Woodland Ridge,
Sunrise, Carestone, Savannah Court and Atria.

         The  Lynnwood  Property,  which  opened in  August  1989,  includes  48 assisted  living units and 24 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining  room,  activity  rooms and a library.  The Property is located in a suburb of Seattle, Washington, located 17 miles north of downtown Seattle. Other senior living  facilities  located in proximity to the Lynnwood Property include
Seabrook, Merrill Gardens, Chateau Pacific, Brighton Court and Scribner Gardens.

         The  Snohomish  Property,  which  opened  in March  1993,  includes  56 assisted  living units and 28 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining  room,  activity  rooms and a library.  The Property is located in a suburb of Seattle,  Washington,  located 32 miles northeast of downtown Seattle.
Other senior living  facilities  located in proximity to the Snohomish  Property include Merrill Gardens,  Ashley Pointe,  Washington  Oakes,  Windsor Pointe and
Everett Plaza.

         The  Hemet  Property,  which  opened in  September  1999,  includes  56 assisted  living units and 28 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living room with a fireplace, covered porches, a restaurant-style main  dining  room,  activity  rooms and a  library.  The  Property  is  located approximately  90 miles  southeast of downtown Los  Angeles,  California.  Other senior  living  facilities  located in proximity to the Hemet  Property  include
Sunwest  Village,  The Village,  Valley  Christian  Home,  Parkside  Gardens and
Strathaven Assisted Living.

         The Plymouth Property,  which opened in June 2000, includes 56 assisted living units and 28 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace,  covered porches, a  restaurant-style  main dining room, activity rooms and a library. The Property is located approximately
42 miles  southeast  of downtown  Boston,  Massachusetts.  Other  senior  living facilities  located in  proximity  to the  Plymouth  Property  include  Plymouth
Crossing, Silver Lake Commons and Village of Duxbury.

         The Willoughby  Property,  which opened in December  1999,  includes 56 assisted  living units and 28 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining  room,  activity  rooms and a library.  The Property is located in a suburb of Cleveland,  Ohio,  located 18 miles  northeast of downtown  Cleveland.
Other senior living facilities  located in proximity to the Willoughby  Property include  Homewood  Residence at Richmond  Heights,  Governor's  Village,  Salida
Woods, Summerville at Mentor and the Fairways.

         The Little Rock  Property,  which opened in January 1984,  includes 144 independent  living units and 19 assisted  living units.  The Operator  provides activities,  scheduled  transportation and dining plans to individual residents.
In addition,  the Operator provides assistance with daily living activities such as bathing,  dressing and medication reminders to the assisted living residents.
Amenities include a main living room, screened porches, a restaurant-style  main dining room and a private dining area, activity rooms, a library, security and a beauty/barber  shop. The Property is located eight miles west of downtown Little
Rock,  Arkansas.  Other  senior  living  facilities  located in proximity to the
Little Rock Property include Andover Place, Good Shepherd, and Parkway Village.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods  during the past five years the facilities have been operational are as follows:
                                                                                Revenue          Revenue
                                                                Average       per Occupied         per
                                                               Occupancy          Unit          Available
         Property                 Location          Year         Rate                              Unit
 --------------------------  --------------------  --------   ------------    -------------    -------------

 Bellevue Property           Bellevue, WA              *1999          9.4%            $129.77         $ 12.05
                                                        2000         40.2%             125.54           50.51
                                                        2001         60.7%             124.72           75.72
                                                      **2002         58.8%             123.26           73.86
                                                     ***2003         68.0%             110.76           75.30

 Hoffman Estates Property    Hoffman Estates, IL        2000         56.6%            $110.08          $ 2.29
                                                        2001         74.1%             115.49           85.63
                                                      **2002         83.4%             117.59           99.99
                                                     ***2003         84.2%             118.89          100.06

 Oklahoma City Property      Oklahoma City, OK         *1999         30.4%             $87.68          $26.66
                                                        2000         57.5%              84.12           48.36
                                                        2001         67.4%              81.16           54.71
                                                      **2002         77.2%              78.01           61.36
                                                     ***2003         81.9%              73.46           60.15

 Santa Rosa Property         Santa Rosa, CA             2001         63.6%            $129.72          $82.51
                                                      **2002         85.6%             132.27          115.43
                                                     ***2003         89.1%             134.19          119.60

 Tulsa Property              Tulsa, OK                 *1999         27.2%            $100.27          $27.29
                                                        2000         65.4%              87.20           57.01
                                                        2001         73.1%              84.43           61.72
                                                      **2002         91.5%              85.18           79.46
                                                     ***2003         96.8%              85.92           83.19

 Atlanta Property            Atlanta, GA               *1999         16.2%            $110.82          $18.00
                                                        2000         48.2%              96.37           46.45
                                                        2001         57.3%             104.14           59.64
                                                      **2002         59.0%             107.19           64.43
                                                     ***2003         56.3%             119.98           67.60

 Lynnwood Property           Lynnwood, WA               1999        104.3%             $76.32          $79.64
                                                        2000         97.3%              88.24           85.89
                                                        2001         95.7%              95.40           91.33
                                                      **2002         96.6%             101.82          100.24
                                                     ***2003         98.3%             107.66          105.85

                                                                                  Revenue         Revenue
                                                                 Average       per Occupied         per
                                                                Occupancy          Unit          Available
         Property                 Location           Year         Rate                              Unit
 --------------------------  --------------------  ---------   ------------    --------------   -------------

 Snohomish Property          Snohomish, WA             1999         42.0%            $186.54          $78.31
                                                       2000         85.9%              87.49           75.16
                                                       2001         81.7%             100.36           81.99
                                                     **2002         86.9%             103.39           91.61
                                                    ***2003         87.0%             107.37           93.40

 Hemet Property              Hemet, CA                *1999         11.2%            $148.16          $16.61
                                                       2000         44.9%              90.04           40.40
                                                       2001         78.1%              95.34           74.51
                                                     **2002         83.2%              99.50           84.35
                                                    ***2003         68.3%             107.20           73.25

 Plymouth Property           Plymouth, MA             *2000         33.8%            $106.09        $  35.90
                                                       2001         69.8%             108.74           75.90
                                                     **2002         87.7%             115.87          103.54
                                                    ***2003        102.6%             121.66          124.81

 Willoughby Property         Willoughby, OH           *1999          8.8%            $216.00          $18.92
                                                       2000         62.5%              95.57           59.76
                                                       2001         85.5%              96.71           82.72
                                                     **2002         84.5%             104.77           90.25
                                                    ***2003         98.6%             106.99           95.90

 Little Rock Property        Little Rock, AR           1998         93.4%             $44.49          $41.56
                                                       1999         94.3%              46.18           43.56
                                                       2000         94.7%              48.64           46.07
                                                       2001         95.5%              52.68           50.32
                                                     **2002         96.8%              55.15           54.43
                                                    ***2003         97.7%              54.19           52.94

* Data for the Bellevue Property represents the months of November through
December 1999, data for the Oklahoma City Property represents the months of June through December 1999, data for the Tulsa Property represents the months of May through December 1999, data for the Atlanta Property represents the months of
September through December 1999, data for the Hemet Property represents the months of September through December 1999, data for the Plymouth Property represents the months of June through December 2000 and data for the Willoughby
Property represents the month of December 1999.

** Data for 2002 represents the period December 29, 2001 through January 3,
        2003.
*** Data for 2003 represents the period January 4, 2003 through January
        31, 2003.

         Fox Run Village  Continuing Care Retirement  Community located in Novi,
Michigan. On February 28, 2003, the Company acquired a parcel of land located in
Novi,  Michigan,  upon  which the Fox Run  Village  Continuing  Care  Retirement
Community is being  constructed  (the "Novi  Property").  The land was purchased from  Novi  Campus,  LLC,  a wholly  owned  subsidiary  of  Erickson  Retirement
Communities,   LLC,  for  $17,000,000.  The  Fox  Run  Village  Continuing  Care
Retirement  Community,  once  construction is completed,  is expected to include
1,497 independent living  apartments,  128 assisted living units and 190 skilled nursing  units.  The Company will not own the  buildings and  improvements.  The buildings and improvements  will be owned by Novi Campus,  LLC. The Company,  as lessor,  has entered  into a long-term,  triple-net  lease  agreement  with Novi
Campus,  LLC relating to the land. The general terms of the lease  agreement are described  in  "Business  --  Description  of Property  Leases."  The  principal features of the lease are as follows:

o        The initial land lease expires on February 28, 2013.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease  requires  minimum  annual rent of  $2,560,000  for the first through  fifth  lease  years  with  increases  of 3%  each  lease  year thereafter.

o        A security deposit equal to $1,275,000 has been retained by the Company as security for the tenant's obligations under the lease.

o        The tenant will have the option to  purchase  the land during the lease term  for a  predetermined  purchase  price  based  on the date of such purchase  option  and  other  attributes  including  the  amount of the
         Company's  initial  investment,  consumer price indices and/or the fair market value of the land at the time the option is exercised.

o        The  Company's  lease  payments  are  subordinate  to a first  mortgage construction  loan held by Erickson to fund the  development of the Fox
         Run Village Continuing Care Retirement Community.

         In addition to the above  acquisitions,  on May 30,  2002,  the Company acquired a 10% interest in a limited  partnership  that owns an office  building located in  Orlando,  Florida,  in which the Advisor  and its  Affiliates  lease office space. The Company's  equity  investment in the partnership was $300,000.
The Company's share in the limited partnership's  distributions is equivalent to its equity interest in the limited  partnership.  The remaining  interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured  promissory note of the limited partnership.

RETIREMENT COMMUNITY BRANDS

         Marriott Brands. According to Marriott International,  Inc.'s 2002 Form
10-K, Marriott Senior Living Services,  Inc., which is a wholly owned subsidiary of Marriott International,  Inc., operates 87 assisted senior living communities principally  under  the names  "Brighton  Gardens  by  Marriott"  and  "Marriott
MapleRidge," and 42 independent living communities. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations,  30 to 45 nursing beds in a community. In some
communities,   separate  on-site  centers  also  provide  specialized  care  for
residents  with  Alzheimer's  or  other   memory-related   disorders.   Marriott
MapleRidge  assisted  living  communities  consist  of a cluster of six or seven
14-room cottages which offer residents a smaller scale, more intimate setting at a moderate price. The independent  full-service  senior living communities offer both independent living apartments and personal assistance units for seniors and most also offer  licensed  nursing  care.  The  communities  are  designed  in a comfortable,  home-like  setting and provide residents with a sense of community through a variety of  activities,  restaurant-style  dining,  on-site  security,
weekly   housekeeping   and  scheduled   transportation.   The  communities  are
distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. The majority of the Company's  Properties are Marriott brand Properties.

         According to Marriott  International,  Inc.'s 2002 Form 10-K,  Marriott
International,  Inc. has decided to exit the senior living services business and sell its remaining  related  properties in 2003. On December 30, 2002,  Marriott
International,  Inc.  entered  into a  definitive  agreement  to sell all of the outstanding  stock of Marriott Senior Living Services,  Inc. to Sunrise Assisted
Living,  Inc. The stock purchase is expected to be completed in late March 2003.
When the sale of  Marriott  Senior  Living  Services,  Inc.'s  stock to  Sunrise
Assisted Living, Inc. is completed, it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior
Living  Services,  Inc.  will be assumed by Sunrise  Assisted  Living,  Inc.  to operate 29 of the 38 Properties that the Company has acquired as of February 28,
2003, that are currently  operated by Marriott Senior Living  Services,  Inc. In addition,  Sunrise Assisted Living, Inc. has agreed to assume the obligations to the Company under the guarantees from Marriott International,  Inc. and Marriott
Senior  Living  Services,  Inc.  upon  its  purchase  of the  stock.  Additional
information   regarding   Sunrise  Assisted   Living,   Inc.  can  be  found  at
http://www.sec.gov. In regards to 12 of the 14 proposed Properties for which the
Company has entered into initial commitments to acquire as of February 28, 2003, it is expected that until the sale of the stock to Sunrise Assisted Living, Inc.
is  completed,   Marriott  Senior  Living  Services,  Inc.  will  operate  these
Properties.   There  can  by  no  assurance  that  these  transactions  will  be consummated.

         American Retirement Corporation Brands. American Retirement Corporation
operates in two business segments: retirement centers and free-standing assisted living  facilities.  According to American  Retirement  Corporation's  2002 Form
10-K, American Retirement Corporation operates 65 senior living facilities.  The
retirement  centers  consist  of  32  continuing  care  retirement   communities
("CCRCs").  The assisted living facilities consist of 33 facilities that provide assisted  living and  specialized  care such as Alzheimer's  and memory enhanced programs, the majority of which began operations during 1999 and 2000. The newer facilities are operated under the Homewood  Residence brand. The communities are designed in a comfortable,  home-like setting and provide residents with a sense of community through a variety of activities,  restaurant-style  dining, on-site security,  weekly  housekeeping  and scheduled  transportation.  The communities promote an  environment  that  enables  residents  to remain as  independent  as possible for as long as possible,  while providing a personally tailored program of services and care.  For the past three years,  the American  Seniors  Housing
Association,  a seniors' housing trade association,  ranked American  Retirement
Corporation as one of the nation's top ten largest managers of seniors' housing.
See "Risk Factors -- Real Estate and Other Investment Risks" for a discussion of
American Retirement Corporation's 2002 debt maturities.

         Erickson Brands. Erickson Retirement Communities currently has 11 large scale  retirement  communities  in  various  stages of  development  located  in
Maryland,  Massachusetts,  Michigan,  New  Jersey,  Pennsylvania  and  Virginia.
Brooksby Village and Fox Run Village are two of Erickson's communities. In 2002, the American Seniors Housing Association ranked Erickson Retirement  Communities as the nation's eleventh largest manager of seniors' housing.

PENDING INVESTMENTS

         As of February 28, 2003, the Company had initial commitments to acquire
14 additional Properties for an aggregate purchase price of approximately $333.7 million.  The 14 Properties are nine Brighton Gardens Properties (one in each of
Edgewood, Kentucky;  Greenville, South Carolina;  Northridge,  Rancho Mirage and
Yorba Linda,  California;  Colorado Springs, Denver and Lakewood,  Colorado; and
Salt Lake City,  Utah),  the Fairfax  Property (in Fort  Belvoir,  Virginia),  a
MapleRidge Property (in Palm Springs,  California),  the Quadrangle Property (in
Haverford,  Pennsylvania)  and two Sunrise  Properties (one in each of Annapolis and  Pikesville,  Maryland).  The two Sunrise  Properties  will be acquired from
Prime Care Eight,  LLC.  Six of the  Brighton  Gardens  Properties,  the Fairfax
Property,  the MapleRidge  Property and the Quadrangle Property will be acquired from Marriott Senior Living Services,  Inc. and its affiliates and the remaining three  Brighton  Gardens  will be  acquired  from  Summit  Companies,  Inc.  The acquisition of each of these Properties is subject to the fulfillment of certain conditions.  There can be no assurance that the acquisition of these  Properties will be consummated or, if consummated,  that they will be acquired on the terms described below. If acquired,  the leases of these Properties are expected to be entered into on generally the same terms  described in "Business --  Description of Property  Leases." In order to acquire  these  Properties,  the Company  must obtain  additional  funds  through the receipt of additional  offering  proceeds and/or  debt  financing.  The Company  plans to assume  Permanent  Financing  of approximately  $46.6 million in connection with the acquisition of five of these
Properties.  The  Company  also plans to borrow up to $85 million in a revolving line of credit for the acquisition of nine of these Properties. In addition, the
Company  anticipates that it will assume the obligations of approximately  $88.8 million in  non-interest  bearing  bonds  payable to  certain  residents  of the
Fairfax and the Quadrangle Properties.

         Leases.  Set forth below are summarized  terms expected to apply to the leases for each of the 14 Properties. There is no assurance that the leases will be entered into on the terms described below. More detailed information relating to a Property  and its related  lease will be provided at such time,  if any, as the Property is acquired.

                                          Estimated Purchase        Lease Term and            Minimum Annual
              Property                         Price               Renewal Options               Rent                Percentage Rent
-------------------------------------    ------------------  ----------------------   ---------------------------  -----------------

Brighton Gardens of Edgewood (1)(2)(3)         $2,654,631     15 years; two ten-year     $232,280 for the first            (12)
Edgewood, KY                                                  renewal options            lease year; increases by
(the "Edgewood Property")                                                                3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Greenville (1)(2)(3)       $4,132,969     15 years; two ten-year     $361,635 for the first            (12)
Greenville, SC                                                renewal options            lease year; increases by
(the "Greenville Property")                                                              3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Northridge (1)(2)(3)      $14,735,846     15 years; two ten-year     $1,289,387 for the first          (12)
Northridge, CA                                                renewal options            lease year; increases by
(the "Northridge Property")                                                              3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Rancho Mirage (1)(2)(3)   $13,833,657     15 years; two ten-year     $1,210,445 for the first          (12)
Rancho Mirage, CA                                             renewal options            lease year; increases by
(the "Rancho Mirage Property")                                                           3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Salt Lake City (1)(3)(5)  $15,028,664     15 years; two ten-year     $1,540,438 for the first          (13)
Salt Lake City, UT                                            renewal options            lease year; increases by
(the "Salt Lake City Property")                                                          3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Yorba Linda (1)(3)(5)     $13,483,926     15 years; two ten-year     $1,382,102 for the first          (13)
Yorba Linda, CA                                               renewal options            lease year; increases by
(the "Yorba Linda Property")                                                             3% each lease year
Existing retirement facility                                                             thereafter (4)

Fairfax (1)(3)(6)(7)                         $81,027,486      15 years; two ten-year     $4,373,622 for the first          (12)
Fort Belvoir, VA                                              renewal options            lease year; increases by
(the "Fort Belvoir Property")                                                            3% each lease year
Existing retirement facility                                                             thereafter (4)

MapleRidge of Palm Springs (1)(2)(3)           $2,653,469     15 years; two ten-year     $232,179 for the first            (12)
Palm Springs, CA                                              renewal options            lease year; increases by
(the "Palm Springs Property")                                                            3% each lease year
Existing retirement facility                                                             thereafter (4)

                                         Estimated Purchase         Lease Term and           Minimum Annual
           Property                            Price                Renewal Options               Rent             Percentage Rent
-----------------------------------    ----------------------     ---------------------     ---------------------     --------------

Quadrangle (1)(3)(6)(7)                         $111,521,719       15 years; two ten-year     $6,262,619 for the first          (12)
Haverford, PA                                                      renewal options            lease year; increases by
(the "Haverford Property")                                                                    3% each lease year
Existing retirement facility                                                                  thereafter (4)

Sunrise of Annapolis (8)(9)(10)(11)             $12,500,000            35 years               $1,400,000; increases by          (14)
Annapolis, MD                                                                                 2.5% beginning January 1,
(the "Annapolis Property")                                                                    2004 and each lease year
Existing retirement facility                                                                  thereafter (4)

Sunrise of Pikesville (8)(9)(10)(11)            $10,100,000            35 years               $1,131,000; increases by          (14)
Pikesville, MD                                                                                2.5% beginning January 1,
(the "Pikesville Property")                                                                   2004 and each lease year
Existing retirement facility                                                                  thereafter (4)

Brighton Gardens of Colorado
Springs(1)(15)(16)                              $16,220,000        15 years; two five-year   $1,561,175 in the first            (12)
Colorado Springs, CO                                               renewal options           lease year; $1,612,000 in
(the "Colorado Springs Property")                                                            the second lease year;
Existing retirement facility                                                                 increases by 2.5% each
                                                                                             lease year thereafter (4)

Brighton Gardens of Denver (1)(15)(16)            17,580,000       15 years; two five-year   $1,692,075 in the first            (12)
Denver, CO                                                         renewal options           lease year; $1,748,000 in
(the "Denver Property")                                                                      the second lease year;
Existing retirement facility                                                                 increases by 2.5% each
                                                                                             lease year thereafter (4)

Brighton Gardens of Lakewood (1)(15)(16)         $18,538,000       15 years; two five-year   $1,784,283 in the first            (12)
Lakewood, CO                                                       renewal options           lease year; $1,840,000 in
(the "Lakewood Property")                                                                    the second lease year;
Existing retirement facility                                                                 increases by 2.5% each
                                                                                             lease year thereafter (4)

------------------------
FOOTNOTES:

(1)      It is  expected  that this  Property  will be  operated  and managed by
         Marriott  Senior Living  Services,  Inc.;  however,  see the discussion regarding Sunrise Assisted Living, Inc.'s expected purchase of Marriott
         Senior  Living  Services,  Inc.'s  outstanding  stock in  "Business  --
         Retirement Community Brands" above.

(2)      The leases for the Edgewood, Greenville,  Northridge, Rancho Mirage and
         Palm Springs  Properties are expected to be with Eleven Pack Management
         Corp., as lessee, which is the tenant for the Bellevue,  Oklahoma City,
         Santa  Rosa,  Atlanta,  Lynnwood  and  Snohomish  Properties  that  are currently  owned  by the  Company.  These  leases  are  expected  to be cross-collateralized  and cross-defaulted.  In addition, the leases for these  Properties are expected to contain  pooling terms,  meaning that net  operating  profits  with  respect  to all of  the  Properties  are combined  for the  purpose of funding  rental  payments  due under each lease.

(3)      In  connection  with  the  acquisition  of  the  Edgewood,  Greenville,
         Northridge,  Rancho Mirage,  Salt Lake City, Yorba Linda, Fort Belvoir,
         Palm Springs and Haverford Properties, the Company obtained a two-year,
         $85 million revolving line of credit which is secured by the Prime Care
         Portfolio  Properties.  The line of credit will bear interest at 30-day
         LIBOR plus 250 basis  points.  Interest  only  payments will be payable monthly.

(4)      Based on estimated purchase price.

(5)      The  leases  for the Salt  Lake  City and Yorba  Linda  Properties  are
         expected to be with Eight Pack Management  Corp.,  as lessee,  which is the tenant for the Hoffman Estates, Tulsa, Hemet, Plymouth,  Willoughby
         and Little Rock Properties currently owned by the Company. These leases
         are  expected  to  be  cross-collateralized  and  cross-defaulted.   In
         addition,  the  leases for these  Properties  are  expected  to contain pooling terms,  meaning that net operating  profits with respect to all of the  Properties  are  combined  for the  purpose of  funding  rental payments due under each lease.

(6)      The leases for the Fort Belvoir and Haverford  Properties  are expected to be with the same unaffiliated  lessee. The leases are expected to be cross-collateralized  and cross-defaulted.  In addition, the leases for these two  Properties are expected to contain  pooling  terms,  meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments due under each lease.

(7)      It is expected  that the Company  will  assume the  obligations  of the current  owner of the  Fort  Belvoir  and  Haverford  Properties  under non-interest  bearing  bonds  payable  to certain  retirement  facility residents in the principal amount of $88,781,000. The proceeds from new bonds issued by the Company, will be used to retire the existing bonds.

(8)      The leases for the Annapolis and Pikesville  Properties are expected to be with the same  unaffiliated  lessee.  The  leases  are  expected  to contain  provisions  that  allow the  lessee to elect to  purchase  the
         Properties  at the end of the  term  for a  predetermined  amount.  The leases are expected to also permit the Company to require the lessee to purchase  the  Properties  at the end of the  lease  terms for the same predetermined  amount.  The  leases  are  expected  to  be  treated  as financing  leases  for  both  financial  reporting  and tax  accounting purposes.

(9)      It is  expected  that this  Property  will be  operated  and managed by
         Sunrise Assisted Living, Inc.

(10)     It is expected  that the Company  will  assume the  obligations  of the current  owner  of the  Annapolis  and  Pikesville  Properties  under a mortgage note secured by the Properties payable to a commercial bank in the  principal  amount of $20.6  million with an interest rate of 7.83%
         per annum.  The loan requires monthly  principal and interest  payments through October 2008 with all unpaid principal and interest due at that time.

(11)     Audited  financial  statements  that present the  historical  operating results of these  Properties are included in the Financial  Information commencing  on page F-1 as Prime Care Eight,  LLC.  The purchase of the
         Properties by the Company is subject to  acceptance by the  Properties'
         current  lender  of the  Company's  assumption  of the  existing  first mortgage debt secured by the Properties as well as certain  concessions from others.

(12)     It is expected that the lease will require additional rent in an amount equal to the difference  between 14% of the Company's  investment basis in the  Property and minimum  annual rent payable each lease year.  For purposes of the additional rent calculation,  the Company's  investment basis equals the product of the Property's purchase price times 1.0075.

(13)     It is expected that the lease will require additional rent in an amount equal to the difference  between 14% of the Company's  investment basis in the Property  and minimum  annual rent payable each lease year until minimum annual rent exceeds 14% of the Company's  investment basis. For purposes of the additional rent calculation,  the Company's  investment basis equals the product of the Property's purchase price times 1.01.

(14)     It is expected  that  percentage  rent will be payable based on various predetermined  percentages  of  the  facilities'  gross  revenues  with respect to achieving certain average annual occupancy level thresholds.

(15)     The leases for the Colorado Springs, Denver and Lakewood Properties are
         expected to be with Summit Companies, Inc., as lessee. These leases are expected to be cross-collateralized  and cross-defaulted.  In addition, the leases for these  Properties are expected to contain pooling terms, meaning that net operating  profits with respect to all  Properties are combined  for the  purpose of funding  rental  payments  due under each lease.

(16)     In connection with the acquisition of the Colorado Springs,  Denver and
         Lakewood  Properties,  the Company  plans to borrow $26 million under a two-year mortgage loan collateralized by these three Properties.  It is expected  that the loan will bear  interest  at a rate of 30-day  LIBOR plus 325 basis  points,  with a minimum  interest  rate of 5%, and will require monthly principal and interest payments.

         Edgewood Property.  The Edgewood Property,  which opened in April 2000, is the Brighton Gardens of Edgewood located in Edgewood,  Kentucky. The Edgewood
Property  includes  93 assisted  living  units and 26 units for  residents  with
Alzheimer's  and  related  memory  disorders.  The  Property is located 14 miles southwest  of downtown  Cincinnati,  Ohio and is within five miles of a hospital and retail and dining areas.

         Greenville Property.  The Greenville Property,  which opened in January
2000,  is the  Brighton  Gardens  of  Greenville  located in  Greenville,  South
Carolina.  The Greenville  Property  includes 94 assisted living units, 25 units for  residents  with  Alzheimer's  and related  memory  disorders and 45 skilled nursing  units.  The Property is located in east  Greenville and is within three miles of retail and dining areas.

         Northridge Property. The Northridge Property,  which opened in December
2001, is the Brighton Gardens of Northridge  located in Northridge,  California.
The  Northridge  Property  includes  90  assisted  living  units,  25 units  for residents with  Alzheimer's and related memory  disorders and 45 skilled nursing units.  The  Property  is  located  in a  northwestern  suburb  of Los  Angeles,
California,  near San Fernando.  The Property is within four miles of a hospital and retail and dining areas.

         Rancho Mirage  Property.  The Rancho Mirage  Property,  which opened in
November  2000,  is the  Brighton  Gardens  of Rancho  Mirage  located in Rancho
Mirage,  California.  The Rancho  Mirage  Property  includes 90 assisted  living units, 26 units for residents with  Alzheimer's and related memory disorders and
45 skilled  nursing units.  The Property is located near retail and dining areas and is across the street from a medical center.

         Salt Lake City Property.  The Salt Lake City Property,  which opened in
April 2000, is the Brighton Gardens of Salt Lake City located in Salt Lake City,
Utah. The Salt Lake City Property  includes 98 assisted  living units,  25 units for  residents  with  Alzheimer's  and related  memory  disorders and 45 skilled nursing  units.  The Property is located on the  outskirts of downtown Salt Lake
City and is less than one mile from a  medical  center  and  retail  and  dining areas.

         Yorba Linda Property.  The Yorba Linda  Property,  which opened in July
2000, is the Brighton Gardens of Yorba Linda located in Yorba Linda, California.
The Yorba  Linda  Property  includes  90  assisted  living  units,  25 units for residents with  Alzheimer's and related memory  disorders and 45 skilled nursing units.  The  Property  is  located  in a  southeastern  suburb  of Los  Angeles,
California,  and is near  retail  and  dining  areas and within two miles from a medical center.

         Fort Belvoir Property. The Fort Belvoir Property,  which opened in July
1989,  is the Fairfax by  Marriott,  a  continuing  care  retirement  community, located in Fort  Belvoir,  Virginia.  The Fort  Belvoir  Property  includes  382 independent living units, 45 assisted living units and 60 skilled nursing units.
The  Property is located in northern  Virginia and is within two miles of retail and dining areas and within five miles of a hospital.

         Palm  Springs  Property.  The Palm  Springs  Property,  which opened in
December  1999,  is the  MapleRidge  of Palm  Springs  located in Palm  Springs,
California.  The Palm Springs Property  includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.  The Property is located in a  residential  area less than a mile from retail and dining areas and is within three miles of a medical center.

         Haverford Property. The Haverford Property,  which opened in June 1989, is the Quadrangle by Marriott, a continuing care retirement  community,  located in Haverford,  Pennsylvania.  The Haverford  Property  includes 349  independent living units, 90 assisted living units, 25 units for residents with  Alzheimer's and related  memory  disorders  and 78 skilled  nursing  units.  The Property is located outside Philadelphia,  Pennsylvania,  and is within five miles of retail and dining areas and is within three miles of three hospitals.

         Annapolis Property.  The Annapolis  Property,  which opened in November
1995, is the Sunrise of Annapolis located in Annapolis,  Maryland. The Annapolis
Property  includes  50 assisted  living  units and 22 units for  residents  with
Alzheimer's and related memory  disorders.  The Property is located southeast of
Baltimore, Maryland.

         Pikesville Property. The Pikesville Property, which opened in May 1996, is the Sunrise of Pikesville  located in  Pikesville,  Maryland.  The Pikesville
Property  includes  61 assisted  living  units and 18 units for  residents  with
Alzheimer's and related memory disorders.  The Property is located in a northern suburb of Baltimore, Maryland.

         Colorado Springs Property. The Colorado Springs Property,  which opened in October 1999, is the Brighton Gardens of Colorado Springs located in Colorado
Springs,  Colorado.  The Colorado Springs  Property  includes 90 assisted living units, 25 units for residents with  Alzheimer's and related memory disorders and
28 skilled  nursing  units.  The  Property  is located  two miles from  downtown
Colorado Springs, Colorado.

         Denver Property. The Denver Property,  which opened in October 1999, is the Brighton Gardens of Denver located in Denver,  Colorado. The Denver Property includes 90 assisted living units,  25 units for residents with  Alzheimer's and related memory  disorders and 28 skilled nursing units.  The Property is located nine miles from downtown Denver, Colorado.

         Lakewood Property. The Lakewood Property,  which opened in August 1996, is the Brighton  Gardens of Lakewood located in Denver,  Colorado.  The Lakewood
Property  includes  90  assisted  living  units,  25 units  for  residents  with
Alzheimer's  and related  memory  disorders and 28 skilled  nursing  units.  The
Property is located five miles west of downtown Denver, Colorado.

RETIREMENT COMMUNITY BRANDS FOR PENDING INVESTMENTS

         Sunrise Brand.  Sunrise  Assisted  Living,  Inc. is one of the nation's oldest and largest  providers  of assisted  living  services.  The  prototypical
Sunrise  facilities  resemble a Victorian  mansion and generally have between 70 and 90 beds of  assisted  living and  specialized  care for people  with  memory disorders.  According to Sunrise  Assisted  Living,  Inc.'s 2001 Annual  Report,
Sunrise  Assisted  Living,  Inc.  operates 186  residences in the United States,
Canada and the United Kingdom,  with a combined  resident  capacity of more than
14,700. As of December 31, 2001, Sunrise Assisted Living, Inc. had 22 additional communities under construction and another 38 communities in some other stage of development.  In 2001 and 2002, the American Seniors Housing  Association ranked
Sunrise Assisted Living,  Inc. as the sixth largest seniors' housing operator in the country.

         In a press release dated December 30, 2002,  Sunrise  Assisted  Living,
Inc.  announced  it  had  entered  into a  definitive  agreement  with  Marriott
International,  Inc. to acquire all of the outstanding  stock of Marriott Senior
Living  Services,  Inc.  There can be no assurance that the sale of the Marriott
Senior Living  Services,  Inc. stock to Sunrise  Assisted  Living,  Inc. will be consummated.  For more  information  regarding  this  proposed  transaction  see
"Business-- Retirement Community Brands".

SITE SELECTION AND ACQUISITION OF PROPERTIES

         General.  It is anticipated that the tenants and Operators  selected by the  Advisor,  and as approved by the Board of  Directors,  will have  personnel engaged in site selection and evaluation.  In addition,  due to rapid expansion, some  tenants  and  Operators  may  outsource  their site  selection  process to consultants  or developers for review or may rely on third party  analyses.  The tenants  and  Operators  and  other  parties  generally  conduct  studies  which typically include such factors as population  trends,  hospital or other medical facilities development,  residential development, per capita or household median income,  per capita or household median age, and other factors.  The tenants and
Operators are expected to make their site evaluations and analyses  available to the Company.

         The  Board of  Directors,  on  behalf  of the  Company,  will  elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential  value of the site, the financial  condition and business  history of the proposed tenant and Operator,  the  demographics of the area in which the property is located or to be located,  the  proposed  purchase price and  proposed  lease terms,  geographic  and market  diversification,  and potential  revenues  expected to be  generated  by the  business  located on the property.  The Advisor also will perform an independent  break-even  analysis of the potential  profitability  of a property using historical data and other data developed by the Company and provided by the tenant or operator.

         The Board of Directors  will  exercise its own judgment as to, and will be solely  responsible  for, the ultimate  selection of tenants,  Operators  and
Properties.  Therefore, some of the properties proposed and approved by a tenant or operator may not be purchased by the Company.

         In each Property  acquisition,  it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary  substantially  from the Company's  standard lease terms,  if the
Board of Directors, based on the recommendation of the Advisor,  determines that the terms of an  acquisition  and  lease of a  Property,  taken as a whole,  are favorable to the Company.  It is expected that the  structure of the  long-term,
"triple-net"  lease  agreements,  which may provide for monthly rental  payments with automatic  fixed increases in base rent at specified times during the lease terms or increases in the base rent based on increases in consumer price indices over the term of the  leases,  will  increase  the value of the  Properties  and provide an inflation  hedge.  See "Business -- Description  of Property  Leases"
below for a discussion of the anticipated terms of the Company's leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions,  generally either at a price  not  less  than  fair  market  value  (determined  by  appraisal  or otherwise)  or through a right of first  refusal to purchase  the  Property.  In either  case,  the lease  agreements  will  provide that the tenant may exercise these  rights only to the extent  consistent  with the  Company's  objective  of qualifying as a REIT.  See "Business -- Sale of  Properties,  Mortgage Loans and
Secured  Equipment  Leases"  below and  "Federal  Income Tax  Considerations  --
Characterization of Property Leases."

         The  consideration  paid  for each  Property  will be based on its fair market  value.  A majority of the  Independent  Directors  may choose in certain circumstances  to retain an  Independent  Expert to  determine  such fair market value.  The Advisor  will rely on its own  independent  analyses in  determining whether or not to recommend that the Company acquire a particular Property.  (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated,  any appraised value of such Property  ordinarily will be based on the "stabilized  value" of such  Property.) The stabilized  value is the value at the point which the  Property has reached its  stabilized  level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

         The titles to  Properties  purchased  by the Company will be insured by appropriate title insurance  policies and/or abstract  opinions  consistent with normal practices in the jurisdictions in which the Properties are located.

         Construction and Renovation.  In some cases, construction or renovation will be required  after the purchase  contract has been entered into, but before the total  purchase price has been paid. In connection  with the  acquisition of
Properties  that are to be  constructed or renovated and as to which the Company will own both the land and the building or building only, the Company  generally will advance funds for  construction or renovation  costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the  development  agreement  with the Company if the  transaction  is approved by a majority of the Directors, including a majority of the Independent
Directors. The Company believes that the ability to have an Affiliate capable of serving as the  developer  provides the Company an  advantage  by enhancing  its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development  cycle. As a result, the Company believes it will have a greater number of opportunities for investment  presented to it than it  might  otherwise  have  and it  will  be  able to  obtain  better  terms  by negotiating  the terms of its investment at an earlier stage in the  development cycle when there are fewer competitive alternatives available to the tenant.

         The  developer  will enter  into all  construction  contracts  and will arrange for and coordinate all aspects of the  construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities  under the development  agreement.
All  general  contractors  performing  work in  connection  with  such  building improvements  must provide a payment and performance bond or other  satisfactory form of  guarantee of  performance.  All  construction  and  renovation  will be performed or  supervised by persons or entities  acceptable to the Advisor.  The
Company will be obligated,  as construction or renovation costs are incurred, to make  the  remaining  payments  due  as  part  of the  purchase  price  for  the
Properties,  provided that the construction or renovation conforms to definitive plans,  specifications,  and  costs  approved  by the  Advisor  and the Board of
Directors and embodied in the construction contract.

         Under the terms of the  development  agreement,  the Company  generally will advance its funds on a monthly basis to meet the construction draw requests of the developer.  The Company, in general,  only will advance its funds to meet the  developer's  draw  requests  upon  receipt  of an  inspection  report and a certification of draw requests from an inspecting architect or engineer suitable to the  Company,  and the  Company  may  retain a portion of any  advance  until satisfactory  completion of the project.  The  certification  generally  must be supported by color photographs showing the construction work completed as of the date of  inspection.  The total  amount of the funds  advanced to the  developer
(including  the purchase  price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement.  Such maximum  amount will be based on the Company's  estimate of the costs of such construction or renovation.

         In some cases,  construction  or renovation will be required before the
Company has acquired the Property. In this situation,  the Company may have made a  deposit  on the  Property  in cash or by  means of a letter  of  credit.  The renovation  or  construction  may be made by an Affiliate or a third party.  The
Company  may  permit the  proposed  developer  to arrange  for a bank or another lender,  including  an  Affiliate,  to  provide  construction  financing  to the developer. In such cases, the lender may seek assurance from the Company that it has  sufficient  funds to pay to the developer  the full  purchase  price of the
Property upon completion of the  construction  or renovation.  In the event that the  Company  segregates  funds as  assurance  to the  lender of its  ability to purchase the  Property,  the funds will remain the property of the Company,  and the lender  will have no rights  with  respect to such funds upon any default by the developer under the  development  agreement or under the loan agreement with such  lender,  or if the closing of the  purchase of the Property by the Company does not occur for any reason,  unless the  transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party  lender,  the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding  for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers.  See "Business
-- Mortgage Loans and Other Loans."

         Under  the  development  agreement,  the  developer  generally  will be
obligated  to  complete  the   construction   or   renovation  of  the  building
improvements  within a specified period of time from the date of the development agreement,  which  generally  will  be  between  eight  to  12  months.  If  the construction  or renovation is not completed  within that time and the developer fails to remedy this default  within 10 days after notice from the Company,  the
Company will have the option to grant the developer  additional time to complete the  construction,  to take over  construction  or  renovation  of the  building improvements,  or  to  terminate  the  development  agreement  and  require  the developer  to  purchase  the  Property  at a price  equal  to the sum of (i) the
Company's  purchase  price of the land,  including all fees,  costs and expenses paid by the Company in connection  with its purchase of the land, (ii) all fees, costs  and  expenses  disbursed  by the  Company  pursuant  to  the  development agreement for construction of the building improvements, and (iii) the Company's
"construction  financing  costs."  The  "construction  financing  costs"  of the
Company is an amount equal to a return,  at the annual  percentage  rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an  indemnification  and put
agreement  (the  "Indemnity  Agreement")  with  the  developer.   The  Indemnity
Agreement  will  provide for  certain  additional  rights to the Company  unless certain conditions are met. In general, these conditions are (i) the developer's
acquisition  of  all  permits,   approvals  and  consents  necessary  to  permit
commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days),  or (ii) the completion of  construction or renovation of the building as evidenced  by the issuance of a  certificate  of  occupancy,  within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer  additional time to satisfy the  conditions  or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount  disbursed by the
Company in connection with the acquisition and construction or renovation of the
Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding  paragraph.  Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified  above will  entitle the Company to declare the  developer  in default under the lease and to declare each  guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain  situations where construction or renovation is required for a Property,  the Company will pay a negotiated maximum amount upon completion of construction  or renovation  rather than  providing  financing to the developer, with  such  amount  to  be  based  on  the  developer's  actual  costs  of  such construction or renovation.

         Affiliates  of the Company also may provide  construction  financing to the  developer  of a Property.  In addition,  the Company may  purchase  from an
Affiliate of the Company a Property  that has been  constructed  or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered  Acquisition Fees and will be subject to approval by a majority of the Board of Directors,  including a majority of the Independent Directors,  not otherwise  interested in the  transaction.  See  "Management  Compensation"  and
"Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all  situations  where  construction  or renovation of a Property is required,  the Company also will have the right to review the developer's books, records,  and  agreements  during and following  completion of  construction  to verify actual costs.

         Interim Acquisitions. The Advisor and its Affiliates regularly may have opportunities  to acquire  properties  suitable  for the  Company as a result of their  relationships  with various  tenants and/or  operators.  See "Business --
Investment of Offering  Proceeds" above.  These  acquisitions often must be made within a  relatively  short  period  of time,  occasionally  at a time  when the
Company  may be unable to make the  acquisition.  In an effort to address  these situations and preserve the acquisition  opportunities of the Company (and other
Affiliates of the Advisor),  the Advisor and its  Affiliates  maintain  lines of credit which enable them to acquire  these  properties  on an interim  basis and temporarily  own them for the purpose of facilitating  their  acquisition by the
Company (or other entities with which the Company is  affiliated).  At such time as a Property  acquired on an interim  basis is  determined  to be suitable  for acquisition  by the Company,  the interim  owner of the  Property  will sell its interest  in the  Property  to the Company at a price equal to the lesser of its cost (which  includes  carrying costs and, in instances in which an Affiliate of the Company has provided real estate  brokerage  services in connection with the initial purchase of the Property,  indirectly includes fees paid to an Affiliate of the  Company) to purchase  such  interest in the  Property or the  Property's appraised value, provided that a majority of Directors,  including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the  Company.  See  "Conflicts  of  Interest -- Certain  Conflict  Resolution
Procedures."  Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor may include,  but are not limited to, site  selection  and/or  approval;  review and selection of tenants and  Operators  and  negotiation  of lease  agreements  and related documents;  monitoring Property acquisitions;  and the processing of all final documents and/or  procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as
Acquisition  Fees. See "Management  Compensation."  The total of all Acquisition
Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate  Asset  Value of a Property,  or in the case of a
Mortgage  Loan,  6% of the funds  advanced,  unless a  majority  of the Board of
Directors,  including a majority of the  Independent  Directors,  not  otherwise interested in the transaction approves fees in excess of these limits subject to a  determination  that the  transaction is  commercially  competitive,  fair and reasonable  to the  Company.  The total of all  Acquisition  Fees payable to all persons or  entities  will not exceed the  compensation  customarily  charged in arm's-length  transactions by others  rendering  similar  services as an ongoing activity  in  the  same  geographical  location  and  for  comparable  types  of properties.

         The Advisor engages counsel to perform legal services, and such counsel also  may  provide  legal  services  to  the  Company  in  connection  with  the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection  of Tenants  and  Operators.  The  selection  of tenants  and
Operators by the Advisor,  as approved by the Board of Directors,  will be based on a number of factors which may include:  an  evaluation  of the  operations of their facilities, the number of facilities operated, the relationship of average revenue per  available  unit (or bed) to the average  capital  cost per unit (or bed) for each facility  operated,  the relative  competitive  position among the same types of facilities  offering similar  services,  market  penetration,  the relative  financial  success of the Operator in the geographic area in which the
Property is located,  overall historical financial performance of the tenant and
Operator,  and the  management  capability  of the  Operator.  The  tenants  and
Operators are not expected to be affiliated with the Advisor, the Company or any
Affiliate.

         Selection of  Properties.  In making  investments  in  Properties,  the
Advisor will consider  relevant real property and financial  factors,  including the condition, use, and location of the Property, income-producing capacity, and the prospects for long-term appreciation. The Company will obtain an independent appraisal  for each  Property  it  purchases.  The proper  location,  design and amenities are important to the success of a Property.

         In selecting specific Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1.  Each  Property  will be in what  the  Advisor  believes  is a prime location for that type of Property.

         2. Base (or  minimum)  annual  rent will  provide a  specified  minimum return on the Company's  cost of purchasing,  and if applicable,  developing the
Property,  and the lease also may provide for automatic  fixed increases in base rent at  specified  times  during the lease term or  increases  in the base rent based on increases in consumer price indices over the term of the lease.

         3. The initial lease term typically will be at least 10 to 20 years.

         4. In general,  the Company will not acquire a Property if the Board of
Directors,  including a majority of the Independent  Directors,  determines that the  acquisition  would  adversely  affect the  Company in terms of  geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         The Advisor  expects that any Properties  purchased by the Company will conform  generally to the following  specifications  of size,  cost, and type of land and  buildings.  The Company  anticipates  acquiring  Properties  which may include, but will not be limited to, the following types:

         Congregate   Living   Facilities.   Congregate  living  facilities  are
primarily apartment buildings which contain a significant amount of common space to accommodate  dining,  recreation,  activities and other support  services for senior citizens.  These properties range in size from 100 to 500 units,  with an average size of approximately  225 units.  Units include studios and one and two bedrooms  ranging  in size  from 450  square  feet to over  1,500  square  feet.
Residents  generally pay a base rent for their  housing,  which  includes a meal program.  In  addition,  a menu of other  services is provided at an  additional
charge.  The  cost  of  congregate  living  facilities   generally  ranges  from
$10,000,000 to $40,000,000.

         Assisted  Living  Facilities.  Assisted  living  facilities  provide  a special combination of housing, supportive services, personalized assistance and health  care to their  residents  in a manner  which is  designed  to respond to individual  needs.  These facilities  offer a lower-cost  alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she  needs  assistance  with  three or fewer  activities  of daily  living
("ADLs")  on a daily  basis.  ADLs  are  activities  such as  eating,  dressing, walking,  bathing,  and bathroom use.  Assisted  living  facilities also provide assistance  with  instrumental  activities  of daily living  ("IADLs"),  such as shopping,  telephone  use and money  management.  The level of care  provided by assisted  living  facilities has increased in recent years.  With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory  conditions  and  early  stages  of  specific  diseases,  such as
Alzheimer's disease, where intensive medical treatment is not required.

         Current industry practice generally is to build  freestanding  assisted living facilities with an average of between 40 and 100 units, depending on such factors as market forces,  site  constraints  and program  orientation.  Current economics  place the size of the private  living space of a unit in the range of
300 gross square feet for an efficiency  unit to 750 square feet for a large one bedroom unit. Units are typically  private,  allowing residents the same general level of control  over their  units as  residents  of a rental  apartment  would typically  have.  Common areas on the most recently  developed  assisted  living facilities  may total as much as 30 to 40 percent of the gross square footage of a  facility.  The cost of  assisted  living  facilities  generally  ranges  from
$8,000,000 to $20,000,000.

         Skilled   Nursing   Facilities.   In  addition   to   housing,   meals,
transportation,  housekeeping,  ADL and IADL care,  skilled  nursing  facilities provide  comprehensive  nursing and long term care to their  residents.  Skilled nursing facilities  accommodate persons who require varying levels of care. Many skilled  nursing  facilities  are capable of serving  residents  with  intensive needs.  Some skilled nursing  facilities  specialize in certain types of disease care,  such as  Alzheimer's  or Dementia  care. The cost of the care provided in skilled  nursing  facilities  is among the most  expensive  in the  senior  care segment of the health care industry, providing potential for substantial revenue generation.  Based on discussions  with  executives  with senior  living/housing
firms  and   studies   performed   by   health   care   industry   associations,
PricewaterhouseCoopers  LLP and the National  Investment Center for the Seniors'
Housing and Care  Industries,  in a 2001 update to a 1996 study it developed for institutional investors, estimated that the total monthly cost per resident of a skilled nursing facility is between $2,800 and $4,000. According to a 1997 study developed by NatWest  Securities for certain of its  investors,  the high demand for beds in skilled nursing  facilities,  along with a restricted  supply of new beds, has resulted in high occupancy rates and minimal skilled nursing  facility lease and mortgage default rates.

         Skilled  nursing  facilities are also generally  freestanding,  but are typically  more  institutional  in nature,  allowing for efficient  cleaning and sterilization. The rooms in skilled nursing facilities are equipped with patient monitoring  devices  and  emergency  call  systems.  Oxygen  systems may also be present.  Both multiple  floor and single floor  designs are common.  Individual rooms in skilled  nursing  facilities  may be as small as 100 square feet,  with common areas varying greatly in size.  Skilled nursing  facilities  historically have been located in close proximity to hospitals to facilitate doctors' visits.
Today,  the location of these  facilities  is less  important  where  rotational visiting  systems are in place and where more highly skilled  nursing staffs are responsible  for  functions  that used to be  handled  by  doctors.  The cost of skilled nursing facilities generally ranges from $5,000,000 to $10,000,000.

         Continuing Care Retirement  Communities.  Congregate  living facilities sometimes have assisted  living and/or skilled  nursing  facilities  attached or adjacent to their locations.  When this occurs,  the projects are often referred to as continuing  care  retirement  communities  or life care  communities.  The intent of continuing care retirement  communities or life care communities is to provide a continuum of care to the residents.  In other words,  as residents age and their  health  care  needs  increase,  they can  receive  the care they need without  having to move away from the  "community"  which has become their home.
Continuing care retirement  communities  typically  operate on a fee-for-service basis and the units are rented on a monthly basis to residents,  while life care centers generally charge an entrance fee that is partially refundable and covers the cost of all of the residents' health care- related services,  plus a monthly
maintenance   fee.   Continuing  care  retirement   communities  and  life  care
communities are the most expensive  seniors' housing  accommodations  today with
prices  for  each  facility   generally   ranging  from   $40,000,000   to  over
$100,000,000.

         Medical Office Buildings.  Medical office buildings,  including walk-in clinics, are conventional office buildings with additional plumbing,  mechanical and  electrical  service  amenities,  which  facilitate  physicians  and medical delivery  companies  in the  practice  of medicine  and  delivery of health care services.  These  facilities  can range in size from 3,000 square feet  (walk-in clinic)  up to  100,000  square  feet  (medical  office  building),  with  costs generally  ranging  from  $1,000,000  to  $10,000,000.  It is common for medical office  buildings to be located in close proximity to hospitals where physicians
have   practice   privileges.   Walk-in   clinics   are   normally   placed   in
retail/commercial locations to make accessibility convenient for patients and to provide medical services in areas which are not close or convenient to hospitals and larger physician practices.

         Either before or after construction or renovation, the Properties to be acquired by the Company  will be one of a tenant's  approved  designs.  Prior to purchase of all  Properties,  other than those  purchased prior to completion of construction,  the Company will receive a copy of the  certificate  of occupancy issued by the local building inspector or other  governmental  authority and all other governmental  certificates or permits which permit the use of the Property as a retirement facility, and shall receive a certificate from the tenant to the effect that (i) the Property is operational  and in compliance with all required governmental  permits and  certificates  and (ii) the Property is in  compliance with all of the tenant's requirements,  including,  but not limited to, building plans and specifications approved by the tenant. The Company also will receive a certificate  of  occupancy  and  all  other  required  governmental  permits  or certificates for each Property for which  construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         Generally,  Properties  to be acquired by the Company  will  consist of both land and  building,  although  in a number of cases the Company may acquire only the land underlying the building with the building owned by the tenant or a third  party,  and also may acquire the  building  only with the land owned by a third party. In general,  the Properties will be freestanding  and surrounded by paved parking  areas and  landscaping.  Although,  buildings may be suitable for conversion to various uses through  modifications,  some  Properties  may not be economically convertible to other uses.

         A tenant generally will be required by the lease agreement to make such capital  expenditures  as may be  reasonably  necessary to refurbish  buildings, premises,  signs,  and  equipment  and maintain  the  leasehold in a manner that allows operation for its intended purpose.  These capital expenditures generally will be paid by the tenant during the term of the lease.

DESCRIPTION OF PROPERTY LEASES

         The terms and  conditions of any lease entered into by the Company with regard to a Property  may vary from those  described  below.  The Advisor in all cases will use its best  efforts to obtain  terms at least as favorable as those
described   below.  If  the  Board  of  Directors   determines,   based  on  the
recommendation  of the Advisor,  that the terms of an acquisition and lease of a
Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole  discretion,  cause the Company to enter into leases with terms which are  substantially  different than the terms described  below, but only to the extent  consistent with the Company's  objective of qualifying as a REIT. In making such  determination,  the Advisor will  consider such factors as the type and location of the Property,  the  creditworthiness of the tenant, the purchase price of the  Property,  the  prior  performance  of the  tenant,  and the prior business  experience of  management of the Company and the Company's  Affiliates with the Operator.

         Financing  Leases.  Certain  of  the  Company's  transactions  will  be sale-leaseback  transactions  by which the Company will acquire fee simple title to the Property and lease the Property to the tenants pursuant to a "triple-net"
lease  which will  provide the tenant  with the right to take  depreciation  and treat rent payments as interest  payments.  Therefore,  for state,  real estate, commercial law, bankruptcy and Federal,  state and local income tax purposes the lease is considered a financing  arrangement and preserves ownership of the land and improvements in the lessee (a "Financing Lease").

         General. In general, the leases are expected to be "triple-net" leases, which  means  that  the  tenants  will  be  required  to pay  for  all  repairs, maintenance,  property taxes, utilities, and insurance. The tenants also will be required to pay for special  assessments,  sales and use taxes,  and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint
Venture which will own the Property.  In those cases, the Joint Venture,  rather than the  Company,  will be lessor,  and all  references  in this section to the
Company as lessor therefore should be read  accordingly.  See "Business -- Joint
Venture Arrangements" below.

         Term of Leases. It presently is anticipated that, except in the case of a Financing  Lease,  Properties  will be leased for an initial  term of 10 to 20 years with up to four, five-year renewal options.  Financing Leases are expected to have initial terms of 15 to 35 years,  without  renewals.  The minimum rental payment under the renewal  option  generally is expected to be greater than that due for the final  lease year of the  initial  term of the lease.  Except in the case of a  Financing  Lease,  upon  termination  of the lease,  the tenant  will surrender  possession  of  the  Property  to  the  Company,  together  with  any improvements made to the Property during the term of the lease,  except that for
Properties  in which the Company owns only the  building and not the  underlying land,  the  owner of the land may  assume  ownership  of the  building.  Under a
Financing Lease, the tenant is required,  at the lessor's election,  to purchase the  Property at the end of the lease term,  or, at the tenant's  election,  may purchase the Property at the end of the lease term, in each instance, at a price equal to the  unamortized  purchase  price paid by the  Company  to acquire  fee simple  title to the  Property,  as  adjusted  (increased)  by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").

         Computation  of Lease  Payments.  During the initial term of the lease, the tenant  will pay the  Company,  as lessor,  minimum  annual  rent equal to a specified  percentage of the  Company's  cost of  purchasing  the Property.  The leases may provide for automatic  fixed  increases in the minimum annual rent or increases  in the base rent based on  increases  in  consumer  price  indices at predetermined  intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the
Company's  costs of purchasing  the Property will include the purchase  price of the land,  including  all fees,  costs,  and  expenses  paid by the  Company  in connection  with its  purchase of the land,  and all fees,  costs,  and expenses disbursed  by  the  Company  for  construction  of  building  improvements.  See
"Business -- Site Selection and  Acquisition of Properties --  Construction  and
Renovation"  above.  With a Financing Lease,  fixed rent payments are based upon the product of the agreed  upon rate of return  multiplied  by the Lease  Basis.
Fixed rent may increase  annually based upon annual increases in the lease rate.
The lease rate is intended to provide the Company with a desired rate of return.
In addition to this minimum rent, the tenant may be responsible  for the payment of additional  rent,  which is based upon a percentage of the gross  revenues of the Property.

         In the case of  Properties in which the Company owns only the building, the Company will  structure its leases to recover its investment in the building by the expiration of the lease.

         Assignment and Sublease.  Except for a Financing Lease, in general,  it is expected  that no lease may be assigned or  subleased  without the  Company's prior written  consent (which may not be unreasonably  withheld).  A tenant may, however,  assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition,  if such assignee or subtenant agrees to operate  the same type of facility  on the  premises,  but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth  certain  factors  (such as the  financial  condition  of the proposed tenant or subtenant) that are deemed to be a reasonable  basis for the Company's refusal to consent to an  assignment or sublease.  In addition,  the Company may refuse to permit any assignment or sublease that would  jeopardize the Company's continued  qualification  as a REIT. The original  tenant  generally will remain fully liable,  however,  for the performance of all tenant obligations under the lease  following any such  assignment or sublease  unless the Company  agrees in writing  to  release  the  original  tenant  from its lease  obligations.  For a
Financing  Lease,  the tenant is not  permitted to assign or sublease,  with the exception of small space subleases.

         Alterations  to  Premises.  A tenant  generally  will  have the  right, without  the prior  written  consent  of the  Company  and at the  tenant's  own expense,  to make certain  improvements,  alterations  or  modifications  to the
Property. Under certain leases, the tenant, at its own expense, may make certain immaterial  structural  improvements  (with a cost of up to $10,000) without the prior  consent of the Company.  Certain  leases may require the tenant to post a payment  and  performance  bond for any  structural  alterations  with a cost in excess of a specified amount.

         Right of Tenant to  Purchase.  It is  anticipated  that if the  Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party,  the tenant of that Property will have the right to purchase the Property for the same price,  and on the same terms and  conditions,  as contained in the offer.  In certain  cases,  the  tenant  also may have a right to  purchase  the
Property seven to 20 years after  commencement  of the lease at a purchase price equal to the greater of (i) the  Property's  appraised  value at the time of the tenant's purchase, or (ii) a specified amount,  generally equal to the Company's purchase price of the Property, plus a predetermined percentage of such purchase price. See "Federal Income Tax  Considerations --  Characterization  of Property
Leases." With a Financing  Lease, the Company cannot sell the Property except in circumstances  where  the  tenant  is  not  in  compliance  with  the  operating agreement, or the Company determines, based upon an opinion of counsel, that the operation  or occupancy of the Property may result in the failure of the Company to qualify as a REIT or which may  jeopardize  receipt  of "good  income"  under
Section  856(d) of the Code or "interest"  for purposes of Section 856(f) of the
Code.  The  Company  also has the right to require  the tenant to  purchase  the
Property in the event of a material  casualty or condemnation,  or at the end of the term.  The purchase  price in each  instance is equal to the adjusted  Lease
Basis.

         Substitution  of  Properties.  Under  certain  leases,  the tenant of a
Property,  at its own expense and with the Company's prior written consent,  may be entitled to operate another form of approved facility on the Property as long as such approved  facility has an operating history which reflects an ability to generate  gross  revenues and potential  revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

         In  addition,  it is  anticipated  that  certain  Property  leases will provide the tenant with the right,  to the extent  consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become  uneconomic  (other than as a result of an insured  casualty  loss or condemnation)  for the  tenant's  continued  use and  occupancy  in its business operation  and the  tenant's  board of  directors  has  determined  to close and discontinue use of the facility.  The tenant's determination that a facility has become  uneconomic is to be made in good faith based on the tenant's  reasonable business  judgment after  comparing the results of operations of the facility to the results of operations at the majority of other  facilities  then operated by the tenant. If either of these events occurs,  the tenant will have the right to offer the Company the opportunity to exchange the Property for another  property
(the "Substituted Property") with a total cost for land and improvements thereon
(including overhead,  construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally,  the  Company  will have 30 days  following  receipt  of the tenant's  offer for exchange of the Property to accept or reject such offer.  In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days  following  receipt  of the  appraisal  to accept or reject the  offer.  If the  Company  accepts  such  offer,  (i) the  Substituted
Property  will be  exchanged  for the  Property in a  transaction  designed  and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property  will be  amended  to (a)  provide  for  minimum  rent in an  amount  equal to the sum determined by multiplying the cost of the  Substituted  Property by the Property lease rate and (b) provide for lease  renewal  options  sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified  number of years from the date on which the  exchange  is made.  The
Company will pay the tenant the excess,  if any, of the cost of the  Substituted
Property over the cost of the Property.  If the substitution does not take place within a specified  period of time after the tenant  makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right  not to  proceed  with  the  substitution.  If  the  Company  rejects  the
Substituted  Property offered by the tenant, the tenant is generally required to offer  at  least  three  additional  alternative  properties  for the  Company's acceptance  or  rejection.  If the Company  rejects all  Substituted  Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a  substitution  for any reason other than the  tenant's  failure to fulfill the conditions  precedent  to the  exchange,  then the tenant  will be  entitled  to terminate the lease on the date  scheduled  for such exchange by purchasing  the
Property from the Company for a price equal to the then-fair market value of the
Property.

         Neither  the  tenant  nor  any  of  its  subsidiaries,   licensees,  or
sublicensees  or any  other  affiliate  will be  permitted  to use the  original
Property as a facility or other  business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its  affiliates  sells the  Property  within  twelve  months after the
Company  acquires the  Substituted  Property,  the Company will receive,  to the extent  consistent with its objective of qualifying as a REIT, from the proceeds of the sale the  amount  by which  the  selling  price  exceeds  the cost of the
Property to the Company.

         Insurance,  Taxes,  Maintenance and Repairs. Tenants of Properties will be required,  under the terms of the leases, to maintain, for the benefit of the
Company and the tenant,  insurance  that is  commercially  reasonable  given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth,  generally also will be required to obtain "rental value"  or  "business  interruption"  insurance  to  cover  losses  due  to  the occurrence of an insured event for a specified  period,  generally six to twelve months.  Additionally,  all  tenants  will be  required  to  maintain  liability coverage,  including,  where applicable,  professional  liability insurance.  In general, no lease will be entered into unless, in the opinion of the Advisor, as approved  by the  Board  of  Directors,  the  insurance  required  by the  lease adequately insures the Property.

         The leases are  expected  to require  that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and  permanent  improvements.  Tenants  will be required to maintain such  Properties  in good  order and  repair.  Such  tenants  generally  will be required to maintain the Property and repair any damage to the Property,  except damage  occurring  during  the last 24 to 48 months  of the lease  term (as such lease term may be  extended),  which in the  opinion of the tenant  renders  the
Property unsuitable for occupancy,  in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenant  generally  will be required  to repair the  Property in the event that less than a material portion of the Property (for example,  more than
20% of the  building  or more  than  40% of the  land) is taken  for  public  or quasi-public use. The Company's leases generally will provide that, in the event of any  condemnation  of the  Property  that  does not give rise to an option to terminate the lease or in the event of any condemnation  which does give rise to an option to terminate  the lease and the tenant  elects not to  terminate,  the
Company will remit to the tenant the award from such condemnation and the tenant will be  required to repair and  restore  the  Property.  To the extent that the award  exceeds the estimated  costs of restoring or repairing the Property,  the tenant is required  to deposit  such excess  amount  with the  Company.  Until a specified time (generally,  ten days) after the tenant has restored the premises and all improvements  thereon to the same condition as existed immediately prior
to  such  condemnation   insofar  as  is  reasonably   possible,   a  "just  and
proportionate" amount of the minimum annual rent will be abated from the date of such  condemnation.  In  addition,  the  minimum  annual rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the  premises  after the  condemnation  in  comparison  with the rental value or fair market value prior to such condemnation.

         Events of Default.  The leases  generally  are expected to provide that the following events,  among others,  will constitute a default under the lease:
(i) the  insolvency or  bankruptcy  of the tenant,  provided that the tenant may have the right,  under certain  circumstances,  to cure such  default,  (ii) the failure of the tenant to make  timely  payment of rent or other  charges due and payable under the lease,  if such failure  continues  for a specified  period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the  failure  of the  tenant to comply  with any of its other  obligations under the lease (for  example,  the  discontinuance  of operations of the leased
Property) if such failure  continues for a specified  period of time (generally, ten to 45 days),  (iv) in cases  where the  Company  enters  into a  development agreement  relating to the  construction or renovation of a building,  a default under the  development  agreement or the  Indemnity  Agreement or the failure to establish the minimum annual rent at the end of the development  period,  (v) in cases where the Company has entered into other  leases with the same  tenant,  a default  under such  lease,  (vi) loss of  licensure,  (vii) loss of Medicare or
Medicaid  Certification  and (viii) the forced  removal of more than a specified number of  patients  as a result of  deficiencies  in the care  provided  at, or physical condition of, the facility.

         Upon default by the tenant,  the Company  generally will have the right under the lease and under  most  state laws to evict the  tenant,  re-lease  the
Property to others,  and hold the tenant  responsible  for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the
Property, it could sell the Property.  (Unless required to do so by the lease or its  investment  objectives,  however,  the Company  does not intend to sell any
Property prior to five to ten years after the  commencement of the lease on such
Property.  See "Business -- Description of Property Leases -- Right of Tenant to
Purchase"  above.)  In the  event  that a lease  requires  the  tenant to make a security  deposit,  the Company will have the right under the lease to apply the security deposit, upon default by the tenant,  towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under  the lease to the  extent  not paid from a  security  deposit  or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the
Company either will attempt to locate a replacement  tenant or will  discontinue operation of the facility,  the latter of which would require the Company or the defaulting tenant to arrange for an orderly transfer of the residents to another qualified facility.  The Company will have no obligation to operate the facility and no  Operator  of a facility  will be  obligated  to permit the  Company or a replacement Operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

         The  Company may enter into a Joint  Venture to  purchase  and hold for investment  a Property  with  various  unaffiliated  persons or entities or with another  program formed by the principals of the Company or the Advisor or their
Affiliates,  if a  majority  of  the  Directors,  including  a  majority  of the
Independent  Directors,  not otherwise  interested in the transaction  determine that the  investment in the Joint Venture is fair and  reasonable to the Company and on  substantially  the same terms and  conditions as those to be received by the  co-venturer or  co-venturers.  The Company may take more or less than a 50%
interest in any Joint  Venture,  subject to obtaining the requisite  approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We
may not control the joint  ventures in which we enter" and "Risk Factors -- Real
Estate and Other  Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations,  and other liabilities of the Joint Venture, and the
Company and each joint  venture  partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business.  In addition,  it is expected that the Advisor or its Affiliates will be entitled to reimbursement,  at cost,  for actual  expenses  incurred  by the  Advisor or its
Affiliates on behalf of the Joint Venture.  Events of  dissolution  will include the  bankruptcy,  insolvency,  or  termination of any  co-venturer,  sale of the
Property  owned by the Joint  Venture,  mutual  agreement of the Company and its joint venture  partner to dissolve the Joint Venture,  and the expiration of the term of the Joint Venture.  The Joint Venture agreement  typically will restrict each venturer's ability to sell, transfer,  or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint
Venture with another program  sponsored by the Advisor or its Affiliates,  where such  arrangements  are entered into for the purpose of  purchasing  and holding
Properties  for  investment,  in the event  that one party  desires  to sell the
Property and the other party does not desire to sell, either party will have the right to  trigger  dissolution  of the Joint  Venture by sending a notice to the other  party.  The  notice  will  establish  the price and terms for the sale or purchase of the other party's  interest in the Joint Venture to the other party.
The Joint Venture  agreement  will grant the receiving  party the right to elect either to  purchase  the other  party's  interest  on the terms set forth in the notice or to sell its own interest on such terms.

         The following  paragraphs  describe the allocations  and  distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case,  the  allocations  and  distributions  are expected to be similar to those  described  below,  except that  allocations and  distributions  which are described  below as being made 50% to each  co-venturer  will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint
Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section
704(c) of the Code.

         Net cash flow from  operations of the Joint Venture  generally  will be distributed 50% to each joint venture partner. Any liquidation  proceeds,  after paying joint venture debts and liabilities  and funding  reserves for contingent liabilities,  will be  distributed  first to the  joint  venture  partners  with positive  capital  account  balances in proportion  to such balances  until such balances  equal  zero,  and  thereafter  50%  to  each  joint  venture  partner.
Nevertheless,  there  may be some  transactions  in  which  the  Company  gets a preferred  return  so that it  receives  distributions  before  the  co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the  remaining  proceeds.  In addition,  there may be some  transactions in which the co-venturer  gets a preferred  return so that it receives  distributions  before the Company receives its  distributions;  and in some of these  situations,  the  Company  may  then  get a  larger  share of the remaining proceeds.

         In order that the allocations of Joint Venture income,  gain, loss, and deduction  provided in Joint  Venture  agreements  may be respected  for federal income tax purposes,  it is expected that any Joint Venture agreement either (i)
(a) will  contain a  "qualified  income  offset"  provision,  (b) will  prohibit allocations of loss or deductions to the extent such  allocation  would cause or increase an "Adjusted  Capital  Account  Deficit," and (c) will require (1) that capital  accounts be maintained for each joint venture partner in a manner which complies  with  Treasury  Regulation  Section  1.704-1(b)(2)(iv)  and  (2)  that distributions  of proceeds from the  liquidation of a partner's  interest in the
Joint Venture  (whether or not in connection  with the  liquidation of the Joint
Venture) be made in  accordance  with the  partner's  positive  capital  account balance,  or (ii)  otherwise  will  provide  for  allocations  of income,  gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury  Regulation  Section  1.704-1(b)(2)(ii)(i).  See "Federal Income Tax
Considerations -- Investment in Joint Ventures."

         Prior  to  entering  into  any  Joint  Venture   arrangement  with  any
unaffiliated  co-venturer (or the principals of any  unaffiliated  co-venturer), the Company  will  confirm  that such person or entity has  demonstrated  to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in Retirement  Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership  interests  convertible at a later date into Common Stock of the Company.  CNL  Retirement GP Corp. is a
wholly owned  subsidiary of the Company and is the general partner of Retirement
Partners.  This structure  enables a property owner to transfer property without incurring  immediate  tax  liability,  and  therefore  may allow the  Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

         The Company may provide  Mortgage  Loans to Operators to enable them to acquire the land,  buildings and land, or buildings.  The Mortgage Loans will be secured by such property.

         Generally,  management  believes the  interest  rate and terms of these transactions will be substantially  the same as those of the Company's  Property leases.  The borrower will be responsible  for all of the expenses of owning the property, as with the "triple-net" leases,  including expenses for insurance and repairs and  maintenance.  Management  expects the Mortgage  Loans will be fully amortizing  loans over a period of 10 to 20 years  (generally,  the same term as the  initial  term of the  Property  leases),  with  payments of  principal  and interest due monthly. In addition,  management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than,  lease rates charged to tenants for the Properties.

         For a  discussion  of the  construction  loans  which  the  Company  is permitted to make, see "Business -- Site Selection and Acquisition of Properties
-- Construction and Renovation," above.

         The Company may combine  leasing and  financing  in  connection  with a
Property.  For example, it may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower.  Management  believes that the  combined  leasing  and  financing  structure  provides  the benefit of allowing  the  Company to receive  interest on its  initial  investment  in each financed  building.  At the same time,  the  Company  retains  ownership  of the underlying  land,  which may appreciate in value,  thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the  tenant  under a  Property  lease for the  underlying  land,  if the borrower does not elect to exercise its purchase  option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods.  If the  borrower  does elect to exercise  its  purchase  option as the tenant of the  underlying  land,  the Company will  generally have the option of selling  the  Property  at the  greater  of fair  market  value  or cost  plus a specified percentage.

         The  Company  will not make or  invest  in  Mortgage  Loans  unless  an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the  Independent  Directors so determine,  and in all cases in which  the  Mortgage  Loan  involves  the  Advisor,  Directors,  or
Affiliates,   such  appraisal  must  be  obtained  from  an  independent  expert concerning the underlying  property.  Such appraisal  shall be maintained in the
Company's records for at least five years, and shall be available for inspection and duplication by any stockholder.  In addition to the appraisal, a mortgagee's or owner's  title  insurance  policy or  commitment  as to the  priority  of the mortgage or condition of the title must be obtained.

         The  Company  may also  provide  loans to  entities in which it owns an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers.

         Management  believes that the criteria for investing in Mortgage  Loans are  substantially  the same as those  involved in the Company's  investments in
Properties;  therefore,  the Company will use the same underwriting  criteria as described  above in "Business -- Standards  for  Investment in  Properties."  In
addition,  the Company will not make or invest in Mortgage  Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property,  including the loans of the Company,  would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal  unless substantial  justification  exists because of the presence of other underwriting criteria,  such as, in some  instances,  a  Financing  Lease.  In no event shall mortgage  indebtedness on any property exceed such property's  appraised  value.
For purposes of this  limitation,  the  aggregate  amount of all mortgage  loans outstanding on the property,  including the loans of the Company,  shall include all interest (excluding  contingent  participation in income and/or appreciation in value  of the  mortgaged  property),  the  current  payment  of which  may be deferred  pursuant  to the terms of such  loans,  to the  extent  that  deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further,  the Company will not make or invest in any Mortgage  Loans or other loans that are subordinate to any mortgage,  other  indebtedness or equity interest of the Advisor,  the  Directors,  or  Affiliates  of the  Company.  The
Company  currently  expects to  provide  Mortgage  Loans and other  loans in the aggregate  principal  amount of  approximately  5% to 10% of the Company's total assets.

         On August 12,  2002,  the  Company  originated  a Mortgage  Loan in the principal  amount of $1,870,000  secured by a mortgage on a parcel of land owned by a joint  venture in which the Company  acquired a 99%  interested on December
20,  2002.  The  Mortgage  Loan bears  interest at 9.35% per annum and  requires monthly  payments of interest  only.  The Mortgage  Loan matures on December 31,
2006, at which time all unpaid  principal  and interest is due. The land,  which contains  approximately  39.8 acres  located  in Vero  Beach,  Florida,  will be
developed  into  a  retirement   community  that  is  expected  to  include  252
independent  living  units  and  52  duplex  villas.   Upon  completion  of  the
development,  the  Company  anticipates  that it will  enter  into a  long-term, triple-net lease agreement  related to this Property with a retirement  facility
Operator.

MANAGEMENT SERVICES

         The Advisor provides management  services relating to the Company,  the
Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company.  Under this agreement,  the
Advisor is responsible for assisting the Company in negotiating leases, Mortgage
Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured
Equipment  Lease  payments,  inspecting  the  Properties  and  the  tenants'  or
Operators'  books and records,  and responding to tenant  inquiries and notices.
The Advisor also  provides  information  to the Company  about the status of the leases,  the Properties,  the Mortgage Loans, the Line of Credit,  the Permanent
Financing and the Secured Equipment Leases. In exchange for these services,  the
Advisor is entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage  Loans,  the Advisor  receives the Asset  Management
Fee, which,  generally,  is payable monthly in an amount equal to one-twelfth of
0.60% of Real Estate  Asset Value and the  outstanding  principal  amount of the
Mortgage Loans, as of the end of the preceding  month.  For negotiating  Secured
Equipment  Leases and  supervising  the Secured  Equipment  Lease  program,  the
Advisor will receive,  upon entering into each lease, a Secured  Equipment Lease
Servicing Fee payable out of the proceeds of the  borrowings  equal to 2% of the purchase price of the Equipment  subject to each Secured  Equipment  Lease.  See
"Management Compensation."

BORROWING

         The Company has and will continue to borrow money to acquire Assets and to pay  certain  related  fees.  The  Company  has and  intends in the future to encumber  Assets in connection  with the  borrowing.  The Company has obtained a revolving line of credit and may obtain  additional lines of credit  aggregating up to $125,000,000. The line of credit may be increased at the discretion of the
Board of Directors and may be repaid with offering  proceeds,  proceeds from the sale of Assets,  working  capital or Permanent  Financing.  The Company also has obtained Permanent Financing and may obtain additional Permanent Financing.  The line of credit and  Permanent  Financing are the only source of funds for making
Secured  Equipment  Leases and for paying the Secured  Equipment Lease Servicing
Fee.

         The Company had  previously  obtained a revolving line of credit for up to $25,000,000.  On March 17, 2003, the Company replaced the $25,000,000 line of credit with a new  two-year,  $85,000,000  revolving  line of credit that may be amended  to allow the line of  credit to be  increased  by  $40,000,000.  Eleven
Properties  with an aggregate cost of  $115,200,000  are mortgaged to secure the
$85,000,000  revolving line of credit.  The credit facility  requires payment of interest only at LIBOR plus a premium until  maturity and has several  covenants typically found in revolving loan facilities,  including covenants to maintain a minimum net worth and  minimum  collateral  value.  In  connection  with the new revolving  line of credit,  the Company has incurred loan fees and closing costs of $214,691 as of March 17, 2003.

         On February 11, 2002, the Company assumed approximately  $13,000,000 of
Permanent  Financing  relating  to the Oak Park  Property  which is secured by a mortgage  on the Oak  Park  Property  as  described  in  "Business  --  Property
Acquisitions."  The loan  bears  interest  at a  floating  rate of (i) 350 basis points over the 30-day  LIBOR if LIBOR is over 2.6% or (ii) 440 basis  points of the 30-day  LIBOR if LIBOR is under  2.6%,  not to exceed 8%. The loan  requires monthly  principal and interest  payments  through  October 2003 with all unpaid principal  and  interest  due at that time.  In  connection  with the loan,  the
Company incurred assumption fees of approximately $16,200.

         On June 7,  2002,  in  connection  with the  purchase  of the  Marriott
Portfolio One  Properties,  the Company  borrowed  $23,520,000  in the form of a five-year  commercial  paper  backed  loan  secured  by the  Properties  with an interest  rate of 123 basis points over  commercial  paper rate as determined by market demand,  which approximates  30-day LIBOR per annum.  Interest is payable monthly with principal due when the commercial  paper loan matures.  The loan is funded from proceeds  received  from the sale of 30-day  commercial  paper.  The commercial paper is re-marketed  every 30 days upon maturity.  The Company has a liquidity  facility  in  place  in  the  event  that  the  marketing  effort  is unsuccessful.  The liquidity  agent has provided a liquidity  facility for up to
102% of the outstanding loan balance.  In connection with this loan, the Company incurred structuring fees equal to 2% of the loan. The monthly interest payments due under  the loan  include a margin of 30 basis  points  for  monthly  service provided by the Structuring Agent related to the  administration of the loan. In connection  with the loan,  the Company  incurred loan fees and closing costs of
$539,215.

         On  August  8,  2002,  the  Company   entered  into  a  commitment  for
$11,000,000 of Permanent  Financing  relating to the Greenwood  Village Property which is secured by a mortgage on the Property.  On August 29, 2002, the Company obtained an advance  totalling  $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating  performance  thresholds being achieved by the Greenwood  Village Property prior to February 27, 2004. The loan bears  interest at a variable  rate based on 90-day  LIBOR plus 3.90% per annum, but in no event shall the interest  rate be less than 6.50%.  The loan  requires monthly principal and interest payments through August 31, 2007, with all unpaid principal  and  interest  due at that time.  In  connection  with the loan,  the
Company  incurred loan fees and closing costs of $329,933 with an additional fee of $19,000 due upon funding of the additional advance.

         The Company  intends to obtain  additional  borrowings  relating to the acquisition of its pending  investments.  See "Business -- Pending  Investments"
for a description of the anticipated borrowings.

         Management  believes  that any financing  obtained  during the offering period  will allow the  Company to make  investments  in Assets that the Company otherwise  would be  forced  to delay  until it  raised a  sufficient  amount of proceeds  from the sale of Shares.  By  eliminating  this delay the Company will also eliminate the risk that these  investments will no longer be available,  or the terms of the investment will be less favorable,  when the Company has raised sufficient  offering  proceeds.  Alternatively,  Affiliates of the Advisor could make such  investments,  pending  receipt by the Company of sufficient  offering proceeds,  in order to preserve the  investment  opportunities  for the Company.
However,  Assets  acquired  by the  Company in this  manner  would be subject to closing  costs  both  on  the  original  purchase  by the  Affiliate  and on the subsequent purchase by the Company,  which would increase the amount of expenses associated  with the  acquisition  of Assets and  reduce the amount of  offering
proceeds  available  for  investment  in  income-producing  assets.   Management
believes  that the use of  borrowings  will  enable  the  Company  to  reduce or eliminate  the  instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly,  management  believes that the  borrowings  will benefit the
Company by allowing it to take  advantage  of its ability to borrow at favorable interest rates. Specifically,  the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the  interest  rate  payable  on the  financing.  To the extent  that the
Company is able to structure  the  financing  on these  terms,  the Company will increase its net revenues.  In addition,  the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain  financing  sources,  the Company may have the opportunity to obtain financing at more  favorable  interest  rates than the Company  could  otherwise obtain. In connection with any financing  obtained by the Company as a result of any  such  relationship,  the  Company  will pay a loan  origination  fee to the
Affiliate. In addition, certain lenders may require, as a condition of providing financing  to the  Company,  that the  Affiliate  with  which the  lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement,  the Company will pay a loan  servicing fee to the  Affiliate.  Any loan  origination  fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors  (including a
majority  of  the  Independent   Directors)  not  otherwise  interested  in  the
transaction  as fair  and  reasonable  to the  Company  and on  terms  not  less favorable to the Company than those  available from  unaffiliated  third parties and not less favorable  than those  available from the Advisor or its Affiliates in transactions with unaffiliated  third parties.  See "Conflicts of Interest --
Certain Conflict Resolution Procedures."

         The  Company may also borrow  funds for the purpose of  preserving  its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes;  however, the Company will not borrow for the purpose of  returning  Invested  Capital to the  stockholders unless necessary to eliminate corporate level tax to the Company.  The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of  Directors at least quarterly.  The Company has replaced its $25,000,000 line of credit with a new line of credit, described above. The Board of Directors anticipates that the aggregate  amounts of any lines of credit will be up to  $125,000,000;  however, the line of credit may be increased at the discretion of the Board of Directors.
In addition, the Board of Directors anticipates that the aggregate amount of the
Permanent Financing will not exceed 40% of the Company's total assets.  However, in accordance with the Company's  Articles of Incorporation,  the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         For up to six  years  after  the  commencement  of this  offering,  the
Company  intends,  to the extent  consistent  with the  Company's  objective  of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage  Loan that are not  required to be  distributed to  stockholders  in order to preserve the Company's REIT status for federal  income tax  purposes.  The  Company  may also use such  proceeds to reduce its outstanding  indebtedness.  Similarly,  and to the extent  consistent with REIT qualification,  the Company plans to use the proceeds of the Sale of a
Secured  Equipment  Lease to fund additional  Secured  Equipment  Leases,  or to reduce its outstanding  indebtedness on the borrowings.  At or prior to December
31,  2008,  the Company  intends to provide  stockholders  of the  Company  with liquidity  of their  investment,  either  in whole or in part,  through  Listing
(although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets.  If Listing occurs,  the Company intends to use any Net
Sales  Proceeds  not  required to be  distributed  to  stockholders  in order to preserve the Company's  status as a REIT to reinvest in  additional  Properties,
Mortgage   Loans  and  Secured   Equipment   Leases  or  to  repay   outstanding
indebtedness.  If Listing  does not occur by  December  31,  2008,  the  Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider  factors such as national and local market  conditions,  potential capital  appreciation,  cash flows, and federal income tax  considerations.  The terms of certain leases,  however, may require the Company to sell a Property at an earlier time if the tenant  exercises its option to purchase a Property after a specified portion of the lease term has elapsed.  See "Business -- Description of Property  Leases -- Right of Tenant to  Purchase."  The Company  will have no obligation  to sell all or any  portion of a Property  at any  particular  time, except as may be required  under  property  or joint  venture  purchase  options granted to certain tenants,  joint venture partners or Operators.  In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price.  The terms of payment will be affected  by  custom  in the  area in  which  the  Property  is  located  and by prevailing economic conditions.  When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property,  the Company  will  continue to have a mortgage on the Property  and the  proceeds of the Sale will be realized  over a period of years rather than at closing of the Sale.

         The Company does not anticipate  selling the Secured  Equipment  Leases prior to  expiration  of the lease  term,  except in the event that the  Company undertakes orderly liquidation of its assets. In addition,  the Company does not anticipate  selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building  improvements  which  secure  the  Mortgage  Loan  and the  Sale of the
Property occurs,  or (ii) the Company  undertakes an orderly Sale of its Assets.
The Company will not sell any Assets if such Sale would not be  consistent  with the Company's objective of qualifying as a REIT.

COMPETITION

         The Company  anticipates  that it will compete  with other REITs,  real estate partnerships,  health care providers and other investors,  including, but not limited to, banks and insurance  companies,  many of which will have greater financial resources than the Company, in the acquisition,  leasing and financing of  Properties.  Further,  non-profit  entities  are  particularly  attracted to investments  in  retirement  facilities  because  of their  ability  to  finance acquisitions  through the issuance of  tax-exempt  bonds,  providing  non-profit entities  with a  relatively  lower cost of capital as  compared  to  for-profit purchasers.  In addition,  in certain  states,  retirement  facilities  owned by non-profit  entities are exempt from taxes on real  property.  As  profitability increases for investors in retirement  facilities,  competition  among investors likely will become increasingly intense.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loan and Secured  Equipment  Lease programs may be subject to regulation  by federal,  state and local  authorities  and subject to various laws and judicial and administrative decisions imposing various requirements and
restrictions,   including  among  other  things,   regulating   credit  granting
activities,  establishing maximum interest rates and finance charges,  requiring
disclosures  to  customers,   governing   secured   transactions,   and  setting
collection,   repossession  and  claims  handling  procedures  and  other  trade practices.  In addition,  certain states have enacted legislation  requiring the licensing of mortgage bankers or other lenders and these requirements may affect the  Company's  ability to effectuate  its Mortgage  Loan and Secured  Equipment
Lease programs.  Commencement of operations in these or other  jurisdictions may be dependent upon a finding of financial  responsibility,  character and fitness of the Company.  The Company may determine  not to make Mortgage  Loans or enter into  Secured  Equipment  Leases in any  jurisdiction  in which it believes  the
Company has not complied in all material respects with applicable requirements.

                                              SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the
Company, and should be read in conjunction with "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and the Financial
Information commencing on page F-1.

                                                                           Year Ended December 31,
                                                    ----------------------------------------------------------------------
                                                       2002           2001           2000         1999 (1)     1998 (1)
                                                    ------------  -------------  -------------  ------------- ------------

  Revenues                                          $18,852,028     $1,899,619    $ 1,084,730       $ 86,231        $  --
  Net earnings (loss) (2)(3)                         11,371,856        915,965        224,778        (28,390)         --
  Cash flows from operating activities               16,784,763      2,173,379      1,096,019         12,851           --
  Cash flows used in investing activities          (358,090,103)   (22,931,469)   (14,428,703)            --           --
  Cash flows provided by (used in) financing
       activities                                   355,384,104     47,301,313      8,766,346      4,731,279     (199,908)
  Cash distributions declared (4)                    14,379,477      1,507,322        502,078         50,404           --
  Earnings (loss) per Share (Basic and Diluted)            0.52           0.38           0.27          (0.07)          --
  Funds from operations (5)                          14,609,538      1,439,908        527,962        (28,390)          --
  Cash distributions declared per Share                    0.70           0.70           0.58           0.13           --
  Weighted average number of
       Shares outstanding (6): (Basic and Diluted)   22,034,955      2,391,072        845,833        412,713           --

                                                                                December 31,
                                                    ----------------------------------------------------------------------
                                                        2002          2001           2000          1999          1998
                                                    ------------- -------------  -------------  ------------  ------------

  Total assets                                      $441,765,453   $64,446,889    $14,688,560    $5,088,560      $976,579
  Total mortgages payable                             45,326,677            --             --            --            --
  Total stockholders' equity                         389,795,024    60,910,042      9,203,548     3,292,137       200,000

(1)      No operations  commenced until the Company  received  minimum  offering proceeds of $2,500,000  and funds were released from escrow on July 14,
         1999.  The Company did not acquire its first  Property  until April 20,
         2000;  therefore,  revenues  for  the  year  ended  December  31,  1999 consisted  only of interest  income on funds held in  interest  bearing accounts pending investment in a Property.

(2)      Net loss for the year ended  December 31, 1999 is primarily  the result of a deduction of $35,000 in  organizational  costs in accordance  with generally accepted accounting principles ("GAAP").

(3)      To the extent that Operating  Expenses  payable or  reimbursable by the
         Company in any Expense Year exceed the 2%/25%  Guidelines (the "Expense
         Cap"), the Advisor shall reimburse the Company within 60 days after the end of the  Expense  Year the  amount  by  which  the  total  Operating
         Expenses paid or incurred by the Company exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor  reimbursed the
         Company $145,015 and $213,886,  respectively, in Operating Expenses. No such amounts were reimbursed in 2002 or 1999.

(4)      Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations.
         For  the  years  ended  December  31,  2002,   2001,   2000  and  1999,
         approximately   21%,   39%,  55%  and  100%,   respectively,   of  cash
         distributions  represent a return of capital in  accordance  with GAAP.
         Cash  distributions  treated  as a return of  capital  on a GAAP  basis represent the amount of cash distributions in excess of net earnings on a GAAP  basis,  including  deductions  for  depreciation  expense.  The
         Company  has not  treated  such  amounts  as a return  of  capital  for purposes  of  calculating  Invested  Capital and the  Stockholders'  8%
         Return.

(5)      Management  considers funds from operations ("FFO") to be an indicative measure  of  operating  performance  due to the  significant  effect of depreciation of real estate assets on net earnings. FFO is based on the revised  definition  adopted by the Board of  Governors of the National
         Association  of Real Estate  Investment  Trusts  ("NAREIT") and as used
         herein,   means  net  earnings  determined  in  accordance  with  GAAP, excluding  gains  or  losses  from  debt  restructuring  and  sales  of property,  plus depreciation and amortization of real estate assets and after adjustments for  unconsolidated  partnerships and joint ventures.
         (Net earnings  determined in accordance  with GAAP includes the noncash effect of  straight-lining  rent increases  throughout the lease terms.
         This  straight-lining  is  a  GAAP  convention  requiring  real  estate companies to report  rental  revenue based on the average rent per year over the life of the leases.  During the years ended December 31, 2002,
         2001 and 2000, net earnings included,  $1,374,665, $76,665 and $21,128, respectively,  of these  amounts.  No such amounts  were earned  during
         1999.) FFO was developed by NAREIT as a relative measure of performance
         and   liquidity  of  an  equity  REIT  in  order  to   recognize   that
         income-producing  real estate  historically  has not depreciated on the basis determined under GAAP.  However,  FFO (i) does not represent cash generated from operating activities  determined in accordance with GAAP
         (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the  determination  of net  earnings),
         (ii) is not necessarily  indicative of cash flow available to fund cash needs and (iii)  should  not be  considered  as an  alternative  to net earnings  determined  in  accordance  with GAAP as an indication of the
         Company's  operating  performance,  or  to  cash  flow  from  operating activities  determined in  accordance  with GAAP as a measure of either liquidity  or the  Company's  ability  to  make  distributions.  FFO as presented  may  not  be  comparable  to  amounts  calculated  by  other
         companies.   Accordingly,   the  Company  believes  that  in  order  to
         facilitate  a  clear  understanding  of  the  consolidated   historical
         operating  results  of  the  Company,   FFO  should  be  considered  in
         conjunction  with the Company's net earnings and cash flows as reported
         in  the  accompanying   consolidated  financial  statements  and  notes
         thereto. See the Financial Information commencing on page F-1.

         The following is a reconciliation of net earnings to FFO for the years ended December 31, 2002, 2001, 2000 and 1999:

                                                                          Year ended December 31,
                                                        2002              2001               2000             1999
                                                    --------------   ---------------    --------------    -------------

             Net earnings                              $11,371,856         $915,965          $224,778         $(28,390)
                 Adjustments:
                    Effect of unconsolidated
                      subsidiaries                         149,801               --                --               --

                    Effect of minority interest           (233,691)              --                --               --

                    Depreciation of real estate
                      assets                             3,321,572          523,943            303,184              --
                                                    --------------   ---------------    --------------    -------------

             FFO                                       $14,609,538       $1,439,908           $527,962        $(28,390)
                                                    ==============   ===============    ==============    =============

             Weighted average shares:                   22,034,955        2,391,072            845,833         412,713
                                                    ==============   ===============    ==============    =============
(6)      The weighted  average number of Shares  outstanding  for the year ended
         December 31, 1999 is based upon the
         period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities  Exchange Act of 1934,  as amended.  These  statements  generally are characterized  by the use of  terms  such as  "believe,"  "expect,"  and  "may."
Although  the  Company  believes  that  the   expectations   reflected  in  such
forward-looking statements are based upon reasonable assumptions,  the Company's
actual   results   could  differ   materially   from  those  set  forth  in  the
forward-looking  statements.  Certain factors that might cause such a difference include the following:  changes in general economic conditions,  changes in real estate  conditions,  the  availability  of  capital  from  borrowings  under the
Company's line of credit,  continued availability of proceeds from the Company's offerings,  the ability of the Company to obtain additional  Permanent Financing on  satisfactory  terms,  the  ability of the  Company to  continue  to identify suitable investments,  the ability of the Company to continue to locate suitable tenants for its  Properties  and  borrowers  for its Mortgage  Loans and Secured
Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these  uncertainties,  readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         The Company

         The Company was formed to acquire  Properties located across the United
States.  The  Properties  may include  congregate  living,  assisted  living and skilled nursing facilities, continuing care retirement communities and life care communities,  medical office buildings and walk-in clinics, and similar types of healthcare  related  facilities.  The  Properties  are  leased  on a  long-term,
"triple-net"  basis. The Company may also provide Mortgage Loans to Operators in the aggregate principal amount of approximately 5% to 10% of the Company's total assets.  The Company also may offer Secured  Equipment Leases to Operators.  The aggregate principal amount of Secured Equipment Leases is not expected to exceed
10% of total assets.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

         In 1998,  the  Company  registered  its  Initial  Offering of Shares of
Common Stock and in connection with the Initial  Offering,  the Company received subscription  proceeds of $9,718,974 (971,898 Shares).  Following termination of the Initial  Offering on September  18,  2000,  the Company  commenced  its 2000
Offering. On May 24, 2002, the Company completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 Shares).  Immediately following the  completion of the 2000 Offering,  the Company  commenced its 2002
Offering   of  up  to  an   additional   45,000,000   Shares  of  Common   Stock
($450,000,000).

         As  of  December   31,  2002,   the  Company  had  received   aggregate
subscription proceeds of $442,346,060 (44,234,603 Shares),  including $1,208,302
(120,830 Shares) through its Reinvestment  Plan, from its Initial Offering,  the
2000 Offering and the 2002 Offering (the "Prior  Offerings")  and  contributions from the Advisor.  As of December 31, 2002, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor,  after deduction of selling  commissions,  the  marketing  support  fee,  due  diligence  expense reimbursements and offering expenses totalled  approximately  $392,300,000.  The
Company  used  approximately  $319,000,000  of the  net  offering  proceeds  and
approximately   $45,600,000   of  loan  proceeds  to  invest  in  37  retirement
Properties.  As of  December  31,  2002,  the  Company  had  paid  approximately
$32,500,000  in  Acquisition   Fees  and  Acquisition   Expenses  and  had  used
approximately  $400,000  to  redeem  44,037  Shares  of  Common  Stock,  leaving approximately  $40,400,000  available for  investment in Properties and Mortgage
Loans.

         During the period  January  1, 2003  through  February  28,  2003,  the
Company received  additional net offering proceeds of approximately  $90,700,000 and had  approximately  $113,200,000  available for investment in Properties and
Mortgage Loans. See "Business -- Property Acquisitions" and "Business -- Pending
Investments"  for a  description  of the  Properties  owned  by the  Company  or
Properties  the Company has entered  into initial  commitments  to acquire as of
February 28, 2003.

         The Company expects to use any uninvested net offering  proceeds,  plus any  additional  net  offering  proceeds  from the sale of Shares  from the 2002
Offering and this  offering to purchase  additional  Properties  and to a lesser extent, to invest in Mortgage Loans. In addition,  the Company intends to borrow money to acquire Assets and to pay certain  related fees. The Company intends to encumber Assets in connection  with such  borrowing.  The Company has obtained a
$25,000,000  revolving line of credit which it anticipates  replacing with a new line of credit,  as described  below.  The Company has also  obtained  Permanent
Financing. The line of credit may be increased at the discretion of the Board of
Directors  and may be repaid with offering  proceeds,  proceeds from the sale of
Assets,  working  capital  or  Permanent  Financing.   The  Board  of  Directors
anticipates that the aggregate amount of any Permanent Financing will not exceed
40% of the Company's total assets.  The maximum amount the Company may borrow is
300% of the  Company's  Net Assets.  The number of Properties to be acquired and
Mortgage  Loans in which the  Company  may invest will depend upon the amount of net offering proceeds and loan proceeds available to the Company.

         Management does not anticipate that an escalation of the current crisis in the Middle  East will have a direct  effect on the health  care and  seniors'
housing industries.  However, Marriott International,  Inc., which has extensive investments in the hospitality industry, guarantees, within certain limitations, the obligations of the tenants of six of the Company's Properties to pay minimum rent under the leases for the Properties. To the extent that business or leisure travel  is  substantially  reduced  for a  lengthy  period  of  time  due  to an escalation  of  the  crisis  in  the  Middle  East,  the  business  of  Marriott
International,  Inc. may be affected.  Management  does not  anticipate  that an escalation  of the  current  crisis in the Middle  East will have a  significant effect on the  Company's  ability to raise  capital in equity  offerings.  Gross offering  proceeds  during the year ended  December 31, 2002 exceeded  levels of previous years.  Management  expects that future  offering  proceeds and amounts available  under the  Company's  line of credit will be  sufficient  to meet the
Company's capital requirements.

         Redemptions

         In  October  1998,  the Board of  Directors  elected to  implement  the
Company's  redemption  plan.  Under the redemption  plan, the Company elected to redeem Shares,  subject to certain conditions and limitations.  During the years ended  December  31,  2002,  2001 and 2000,  37,306,  3,415  and  3,316  Shares,
respectively,  were redeemed at $9.20 per Share for a total of $343,212, $31,420 and $30,508,  respectively, and retired from Shares outstanding of Common Stock.
No Shares were redeemed prior to 2000.

         Property Acquisitions and Investments

         At December 31, 2002,  the Company  owned 37  Properties  located in 16 states,  including  one  Property  in  a  pre-construction  phase  with  planned development for a seniors' housing complex.  Upon completion of the development, the Company expects to enter into a long-term  agreement with an Operator of the retirement facility to operate and manage the Property.  The Company, as lessor, has entered into long-term lease  agreements  relating to the other  Properties.
The leases are on a  triple-net  basis,  meaning the tenants are required to pay all repairs,  maintenance,  property taxes, utilities and insurance.  Generally, the tenants are also required to make capital  expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment and maintain the leasehold in a manner that allows operation for its intended purpose.

         On February 28, 2003, the Company  acquired a parcel of land upon which a seniors'  housing complex is being  constructed.  The Company will not own the facility.  The  facility  will be owned by a subsidiary  of Erickson  Retirement
Communities, LLC.

         During the year ended  December  31,  2002,  the  Company  acquired  22
Properties for an aggregate purchase price of $222.3 million that are subject to operating  leases,  each of which  generally  provide for an initial  term of 15 years.  Substantially all of the operating leases provide options that allow the tenants to renew the leases from 5 to 20  successive  years  subject to the same terms and  conditions  as the  initial  leases.  The leases  provide for minimum annual base rent, generally payable in monthly installments.  The leases provide that the minimum base rent required  under the terms of the leases will increase at  predetermined  intervals  (typically on an annual basis) during the terms of the leases.  In addition to minimum annual base rent,  substantially all tenants are subject to  contingent  rent  computed as a percentage of gross sales of the
Properties.  The majority of the leases also provide for the tenant to fund,  in addition to its lease payment,  an FF&E Reserve fund. The tenant  deposits funds into the FF&E  Reserve  account and  periodically  uses these funds to cover the cost of the  replacement,  renewal and  additions  to  furniture,  fixtures  and equipment.  Substantially all of the operating leases contain  cross-default and pooling terms.  The Properties are operated and managed by ARC,  Marriott Senior
Living Services, Inc. or Erickson Retirement Communities, LLC.

         In conjunction  with the purchase of five of the Properties  subject to operating leases,  Marriott  International,  Inc. has, with certain limitations, guaranteed  the tenant's  obligation to pay minimum rent due under the leases up to a maximum of  $5,880,000.  As of February  28,  2003,  the  remaining  amount available under the limited guarantee was $4,705,842.

         On September 30, 2002,  the Company  acquired 11 Properties  located in seven states through a direct  financing  transaction  with two  subsidiaries of
Prime Care for  $105,250,000  plus closing costs and a working capital  advance.
The  Company,  as lessor,  entered into 35-year  lease  agreements  that require aggregate minimum annual rent of $11,520,600  through December 31, 2003, and 2.5 percent  annual  increases  thereafter.  In addition to minimum rent, the leases require  additional  rent,  which is based on a percentage of the tenants' gross revenues.  The leases also provide for the tenants to fund, in addition to their lease payments, an FF&E Reserve fund. All property purchased with the funds from the FF&E Reserve will remain the  property of the  tenants.  The leases  contain provisions  that allow the lessees to purchase the  Properties at the end of the lease  terms for the  Company's  investment  amount.  The leases also permit the
Company to require  the  lessees to purchase  the  Properties  at the end of the lease  terms  for the same  amount.  The  leases  of the 11  Properties  contain cross-default  and pooling terms.  In addition,  an affiliate of the tenants has guaranteed the tenants'  obligations to pay minimum rent due under the leases up to a maximum of  $2,000,000.  As of February  28,  2003,  the  remaining  amount available under the guarantee was $1,691,659. The 11 Properties are operated and managed by Marriott Senior Living Services, Inc.

         In connection  with the  acquisition of seven  Properties,  the Company obtained three  permanent  loans totalling $45.3 million secured by mortgages on the Properties. See "Borrowings" below.

         In a press release dated December 30, 2002,  Sunrise  Assisted  Living,
Inc.  announced  it  had  entered  into a  definitive  agreement  with  Marriott
International,  Inc. to acquire all of the outstanding  stock of Marriott Senior
Living Services,  Inc. When the sale of Marriott Senior Living Services,  Inc.'s stock to Sunrise  Assisted  Living,  Inc. is completed,  it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living  Services,  Inc. will be assumed by Sunrise Assisted
Living,  Inc.  to operate all of the  Company's  Properties  that are  currently operated by Marriott  Senior  Living  Services,  Inc. In regards to 12 of the 14 proposed  Properties for which the Company has entered into initial  commitments to acquire as of February  28, 2003,  it is expected  that until the sale of the
Marriott Senior Living Services,  Inc.'s stock to Sunrise Assisted Living,  Inc.
is  completed,   Marriott  Senior  Living  Services,  Inc.  will  operate  these
Properties.  Sunrise Assisted Living,  Inc. has agreed to assume the obligations to the Company  under the  guarantees  from  Marriott  International,  Inc.  and
Marriott  Senior  Living  Services,  Inc.  upon its purchase of Marriott  Senior
Living Services, Inc.'s stock. Additional information regarding Sunrise Assisted
Living, Inc. can be found at http://www.sec.gov.  There can be no assurance that these transactions will be consummated.

         On May 30,  2002,  the  Company  acquired a 10%  interest  in a limited partnership,  CNL Plaza,  Ltd., that owns an office building located in Orlando,
Florida,  in which the  Advisor  and its  Affiliates  lease  office  space.  The
Company's  original  equity  investment in the  partnership  was  $300,000.  The
Company's  share  in the  limited  partnership's  distributions  is equal to its equity interest in the limited  partnership.  During the year ended December 31,
2002, the Company received $190,922 in distributions  from the partnership.  The remaining interest in the limited  partnership is owned by several Affiliates of the Advisor.  In  connection  with this  acquisition,  the Company has severally guaranteed its 16.67% share, or approximately  $2.6 million,  of a $15.5 million unsecured promissory note of the limited partnership.

         On August 12,  2002,  the  Company  originated  a Mortgage  Loan in the principal  amount of  $1,870,000  secured  by a parcel of land  owned by a joint venture in which the Company  acquired a 99% interest on December 20, 2002.  The loan bears interest at 9.35% per annum and requires monthly payments of interest only. The loan matures on December 31, 2006, at which time all unpaid  principal and interest is due.  The land,  which  contains  approximately  39.8 acres,  is expected to be developed into a retirement  community.  The Company had incurred approximately $1.4 million in pre-development costs as of December 31, 2002.

         Borrowings

         In February  2002, the Company  assumed a mortgage of $12,974,397  that matures on  October 2, 2003,  in  conjunction  with the  purchase  of a Property located in Oak Park, Illinois. The mortgage bears interest at a floating rate of
(i) 350 basis  points  over the  30-day  LIBOR if LIBOR is over 2.6% or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6%,  not to exceed 8%. As of December  31, 2002,  the  interest  rate was 5.84%.  In  accordance  with the provisions of the  mortgage,  the Company has placed  $277,821 in escrow,  which represents  three months of debt service related to the mortgage.  In connection with the loan, the Company  incurred  assumptions fees of $16,156 that are being amortized  over  the  remaining  term  of  the  loan.  The  Company  anticipates refinancing the loan prior to its maturity date;  however,  if such financing is not available,  the Company expects to have adequate offering proceeds available to repay this debt.

         In  connection  with  the  purchase  of five  Properties,  the  Company borrowed  $23,520,000  in June 2002 in the form of commercial  paper backed loan secured by these five Properties. The loan is funded from proceeds received from the sale of 30-day  commercial  paper. The commercial paper is re-marketed every
30 days upon  maturity.  The Company  has a  liquidity  facility in place in the event that the  re-marketing  effort is  unsuccessful.  The liquidity  agent has provided a liquidity  facility for up to 102% of the  outstanding  loan balance.
Interest is payable  monthly with principal due when the  commercial  paper loan matures on June 6,  2007.  The  commercial  paper  loan  bears  interest  at the commercial  paper rate as  determined by market demand (1.51% as of December 31,
2002)  plus a  margin  of  1.23%,  which  is  inclusive  of  liquidity  fees and administrative  costs.  As of  December  31,  2002,  the  commercial  paper loan interest rate was 2.74%. In connection with the loan, the Company  incurred loan fees and closing costs of $539,215 that are being amortized over the term of the loan.

         On  August  8,  2002,  the  Company   entered  into  a  commitment  for
$11,000,000 of Permanent  Financing  relating to the Greenwood  Village Property which is secured by a mortgage on the Property.  On August 29, 2002, the Company obtained an advance  totalling  $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating  performance  thresholds being achieved by the Greenwood  Village Property prior to February 27, 2004. The loan bears  interest at a variable  rate based on 90-day  LIBOR plus 3.90% per annum, but in no event shall the interest  rate be less than 6.50%.  As of December 31,
2002,  the interest  rate was 6.50%.  The loan  requires  monthly  principal and interest  payments  through  August  31,  2007,  with all unpaid  principal  and interest due at that time. In connection with the loan, as of December 31, 2002, the Company  incurred loan commitment fees and closing costs of $329,933 with an additional fee of $19,000 due upon funding of the additional advance.

         The Company had  previously  obtained a $25 million line of credit.  On
March 17, 2003,  the Company  replaced the $25 million line of credit with a new two-year,  $85 million revolving line of credit that may be amended to allow the line of  credit  to be  increased  by $40  million.  Eleven  Properties  with an aggregate  cost of  $115.2  million  are  mortgaged  to secure  the $85  million revolving line of credit. This credit facility requires payment of interest only at LIBOR plus a premium until maturity and has several covenants typically found in  revolving  loan  facilities,  including  covenants to maintain a minimum net worth and minimum  collateral  value.  The Company may use the revolving line of credit to fund  acquisitions,  pay fees and fund  working  capital  for  general business  purposes.  Periodically,  the Company  expects to repay  amounts drawn under the revolving line of credit with proceeds received from equity offerings,
Permanent  Financing,  the sale of assets or working capital. In connection with the new revolving line of credit, the Company has incurred loan fees and closing costs of $214,691 as of March 17, 2003.

         Contractual Obligations and Commitments

         The following table presents the Company's contractual cash obligations and related payment periods as of December 31, 2002:
                                       Less than
  Contractual Cash obligations          1 Year          2-3 Years       4-5 Years        Thereafter         Total
---------------------------------    --------------    -----------    --------------    -------------   --------------
Mortgages payable                      $12,896,864       $338,599       $32,091,214       $       --      $45,326,677
Refundable tenant security
     deposits                                   --             --                --        4,866,973        4,866,973
                                     --------------    -----------    --------------    -------------   --------------
Total Contractual Cash
     Obligations                       $12,896,864       $338,599       $32,091,214       $4,866,973      $50,193,650
                                     ==============    ===========    ==============    =============   ==============

         The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of December 31, 2002:

    Commitments, Contingencies           Less than
          and Guarantees                  1 Year           2-3 Years       4-5 Years    Thereafter         Total
-----------------------------------    --------------    -------------    -----------   -----------    ---------------
Guarantee of unsecured
     promissory note of
     unconsolidated subsidiary           $         --       $2,583,333         $  --         $  --        $ 2,583,333
Earnout provisions (1)                             --       11,834,233            --            --         11,834,233
Pending investments (2)                   298,700,000               --            --            --        298,700,000
                                       --------------    -------------    -----------   -----------    ---------------
Total Commitments,
     Contingencies and Guarantees        $298,700,000      $14,417,566         $  --         $  --       $313,117,566
                                       ==============    =============    ===========   ===========    ===============

(1)      In connection with the acquisition of five Properties,  the Company may be required  to make  additional  payments  (the  "Earnout  Amount") if certain  earnout  provisions  are achieved by the earnout date for each
         Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the  Property  and the fair value of the  Property.  In the event an
         Earnout  Amount is due,  the lease will be amended  and annual  minimum rent will increase accordingly.

(2)      See "Pending Investments" section below for a description of Properties for which the Company  had  commitments  to acquire as of February  28,
         2003.

         Market Risk

         All of the Company's  mortgage loans payable at December 31, 2002, were subject to variable interest rates, adjusted monthly or quarterly,  as described in the "Borrowings" section above.  Therefore,  the Company is exposed to market changes in interest rates.  To mitigate  interest rate risk, the Company can pay
down  the  mortgages  with  offering   proceeds   should   interest  rates  rise
substantially.

         The Company has  mitigated its exposure to variable  interest  rates on its  commercial  paper loan by providing  fluctuating  lease  payments under the leases for the  Properties  securing the loan as a result of changes in periodic interest  rates due under the  commercial  paper  loan.  The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is  re-marketed  every 30 days upon  maturity.  The  Company has  mitigated  its exposure to liquidity  risk by obtaining a liquidity  facility  that  guarantees proceeds in the event that the marketing effort is unsuccessful.

         The  Company  may also be  subjected  to  interest  rate  risk  through outstanding  balances  on its  variable  rate line of credit.  The  Company  may mitigate  this risk by paying  down its line of credit  from  offering  proceeds should interest rates rise  substantially.  There were no amounts outstanding on the variable rate line of credit at December 31, 2002.

         Management  estimates that a one-percentage  point increase in interest rates for the year ended  December 31, 2002,  would have  resulted in additional interest costs of approximately  $263,612.  This sensitivity  analysis  contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore,  although it gives an  indication  of the  Company's  exposure to interest  rate change,  it is not intended to predict future results and the Company's  actual results will likely vary.

         Pending Investments

         As of February  28,  2003,  the Company had  commitments  to acquire 14 additional  Properties  located  in  eight  states.  The  anticipated  aggregate purchase price is  approximately  $333.7  million,  and the  acquisition of each
Property is subject to the fulfillment of certain conditions.  The Company plans to assume Permanent  Financing of approximately $46.6 million in connection with the acquisition of five Properties and to draw  approximately $75 million on its new $85 million  revolving  line of credit for the  acquisition of nine of these
Properties. In addition, the Company anticipates that it will assume obligations of approximately $88.8 million in non-interest  bearing bonds payable to certain residents  of  two of  the  Properties.  In  regards  to 12 of  the 14  proposed
Properties for which the Company has entered into initial commitments to acquire as of February  28,  2003,  it is expected  that until the sale of the  Marriott
Senior  Living  Services,  Inc.'s  stock to Sunrise  Assisted  Living,  Inc.  is completed,  Marriott Senior Living Services, Inc. will operate these Properties.
It is expected that Sunrise Assisted Living, Inc. will operate the remaining two proposed  Properties.  There can be no assurance that these transactions will be consummated.

         Cash and Cash Equivalents

         Until Properties are acquired,  or Mortgage Loans are entered into, Net
Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid  investments,  which management believes to have appropriate safety of principal such as overnight repurchase agreements, certificates  of  deposit  and money  market  funds.  This  investment  strategy provides high  liquidity in order to facilitate the Company's use of these funds to acquire  Properties at such time as Properties  suitable for  acquisition are located or to fund  Mortgage  Loans.  At  December  31,  2002,  the  Company had
$40,799,871  invested in such short-term  investments as compared to $26,721,107 at  December  31,  2001.  The  increase  in the amount  invested  in  short-term investments  primarily  reflects  proceeds received from the sale of Shares from the 2000 Offering and the 2002 Offering during the year ended December 31, 2002, offset by the  purchase of 33  Properties.  The funds  remaining at December 31,
2002,  along with  additional  funds  expected to be  received  from the sale of
Shares and amounts  received  from tenants,  will be used  primarily to purchase additional  Properties,  to make Mortgage  Loans,  to pay Offering  Expenses and
Acquisition  Expenses,  to pay  Distributions  to  stockholders,  to meet  other
Company expenses and, in management's discretion, to create cash reserves.

         Notes and Other Receivables

         The  Company's  notes  and other  receivables  balance  increased  from
$180,163 at December  31,  2001 to  $3,192,203  as of  December  31,  2002.  The
increase is  primarily  due to a $2 million  loan to an  affiliate of one of the
Company's  lessees  relating to the  anticipated  acquisition  of two additional
Properties.  As of December 31, 2002,  the Company had an initial  commitment to purchase two additional  Properties located in Maryland for approximately  $22.6 million.  In connection with this anticipated  purchase,  the Company loaned the seller $2 million to pay off debt at a discounted amount, making the purchase of the Properties economically viable. The note bears interest at 15% per annum and matures  March 31,  2003.  As security  for this note,  the seller has pledged a membership  interest  in  its  company.  Additionally,  certain  members  of the seller's company guaranteed the note.

         Other amounts included in the Company's accounts  receivable balance as of December 31, 2002, include normal operating receivables such as rent payments due under the Company's long-term lease agreements and other receivables.  As of
February 28, 2003,  management  believes accounts  receivable as of December 31,
2002 are fully collectible.

         Liquidity Requirements

         During the years ended  December 31, 2002,  2001 and 2000,  the Company generated  cash from  operating  activities  (which  includes cash received from tenants and  interest,  less cash paid for operating  expenses) of  $16,784,763,
$2,173,379 and $1,096,019,  respectively. For the years ended December 31, 2002,
2001 and 2000,  cash from operating  activities  included  security  deposits of
$3,502,987,  $810,030  and  $553,956,  respectively,  which were  received  from tenants.  Management  expects  the  Company  to meet  its  short-term  liquidity requirements,  other than for Offering Expenses, the acquisition and development of  Properties,  and the  investment  in Mortgage  Loans and  Secured  Equipment
Leases, through cash flow provided by operating activities.  Management believes that cash flow  provided by  operating  activities  will be  sufficient  to fund normal  recurring  operating  expenses,  regular debt service  requirements  and
Distributions  to  stockholders.  To the  extent  that the  Company's  cash flow provided by  operating  activities  is not  sufficient  to meet such  short-term liquidity requirements as a result, for example, of unforeseen expenses due to a tenant  defaulting under the terms of its lease  agreement,  the Company may use borrowings under its line of credit.  Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition  and  development of Properties,  and the investment in Mortgage
Loans and Secured Equipment Leases, with proceeds from its offerings, additional advances under its proposed line of credit and Permanent  Financing.  Management expects the Company to meet its long-term liquidity  requirements through short-
or long-term, unsecured or secured debt financing or equity financing.

         An  FF&E  Reserve  fund  has  been   established  in  accordance   with
substantially all of the lease  agreements.  In accordance with such agreements, the  tenants  deposit  funds  into  the  restricted  FF&E  Reserve  account  and periodically use these funds to cover the cost of the  replacement,  renewal and additions to furniture,  fixtures and equipment.  With respect to the Properties subject  to  operating  leases,  generally  all funds in the FF&E  Reserve,  all interest earned on the funds and all property purchased with funds from the FF&E
Reserve are and will remain the property of the Company. However, six Properties subject to operating  leases include FF&E Reserve accounts which will be held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E  Reserve  accounts  will  become  the  property  of the
Company.  The Properties subject to direct financing leases include FF&E Reserve accounts that are held by each tenant.  All property  purchased  with funds from the FF&E Reserve accounts will remain the property of the tenants.  In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair,  the Company may make fixed asset  expenditures,  in which case annual rent will be increased.  For the years ended December 31, 2002, 2001 and 2000,  revenue relating to the FF&E Reserve totalled  $153,454,  $39,199 and
$19,672,  respectively. Due to the fact that the Company's Properties are leased on a  long-term,  triple-net  basis,  meaning the  tenants  are  required to pay repairs and  maintenance,  property taxes,  insurance and utilities,  management does not believe that other working capital reserves are necessary at this time.
However,  management may maintain additional cash required to meet the Company's working  capital needs.  Management  believes that the Company's  Properties are
adequately  covered  by  insurance.   In  addition,  the  Advisor  has  obtained
contingent  liability  and property  coverage for the  Company.  This  insurance policy is  intended  to reduce the  Company's  exposure  in the event a tenant's insurance  policy  lapses or is  insufficient  to cover a claim  relating to the
Property.

         Distributions

         The  Company  declared  and  paid  Distributions  to  its  stockholders totalling  $14,379,477,  $1,507,322 and $502,078 during the years ended December
31, 2002, 2001 and 2000, respectively. In addition, on January 1 and February 1,
2003, the Company declared Distributions of $0.0589 per Share to stockholders of record on January 1 and  February  1, 2003,  respectively,  payable by March 31,
2003.

         For the years ended  December  31, 2002,  2001 and 2000,  approximately
65%, 65% and 54%,  respectively,  of the Distributions  received by stockholders were  considered  to be  ordinary  income and  approximately  35%,  35% and 46%, respectively,  were  considered  a return of  capital  for  federal  income  tax purposes.  No amounts  distributed to stockholders  for the years ended December
31,  2002,  2001,  and 2000,  were  required  to be or have been  treated by the
Company as a return of capital for purposes of calculating the  Stockholders' 8%
Return on Invested  Capital.  Generally  the  Company is required to  distribute annually 90% of its real estate  investment trust taxable income. In determining the  amount  of  Distributions,  management  considers  the  amount of cash from operations,  funds from  operations  and the general  economic  condition of the
Company.  The  Company  intends to  continue  to declare  Distributions  of cash available  for such  purpose to the  stockholders  on a monthly  basis,  payable quarterly.

         Related Party Transactions

         Certain  Directors  and officers of the Company hold similar  positions with the Advisor and the Managing Dealer,  CNL Securities Corp. These affiliates receive  fees  and  compensation  in  connection  with  the  offerings,  and the acquisition, management and sale of the assets of the Company.

         CNL Securities Corp. receives Selling Commissions  amounting to 7.5% of the total amount raised from the sale of Shares for services in connection  with the  offerings,  a  substantial  portion  of  which  has been or will be paid as commissions to other  broker-dealers.  During the years ended December 31, 2002,
2001 and 2000,  the  Company  incurred  $27,835,104,  $4,463,981  and  $486,846, respectively, of which $26,341,693,  $4,175,827 and $437,940,  respectively, was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition,  CNL  Securities  Corp.  receives a marketing  support fee equal to 0.5% of the  total  amount  raised  from the sale of  Shares,  all or a portion  of which may be  reallowed  to other  broker-dealers.  During the years ended  December  31,  2002,  2001 and 2000,  the  Company  incurred  $1,855,674,
$297,599  and  $32,456,  respectively,  the  majority  of  which  was or will be reallowed to other broker-dealers.

         CNL Securities  Corp.  will also receive,  in connection  with the 2000
Offering,  a soliciting  dealer  servicing  fee payable  annually by the Company beginning  on December 31,  2003,  in an amount equal to 0.20% of the  aggregate investment  of  stockholders  who  purchased  shares in the 2000  Offering.  CNL
Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of December 31, 2002, no such fees had been incurred.

         The Advisor  receives  Acquisition  Fees for  services  in  identifying
Properties and structuring the terms of the Company's  leases and Mortgage Loans equal to 4.5% of Total Proceeds. In addition, if there is a Listing, the Company will  receive an  Acquisition  Fee of 4.5% of amounts  outstanding  on a line of credit, if any, at the time of the Listing.  During the years ended December 31,
2002, 2001 and 2000, the Company incurred $18,736,538,  $2,676,430 and $292,108, respectively,  of such fees.  These fees are  included in other  assets prior to being allocated to individual Properties.

         The Company and the Advisor  have  entered  into an Advisory  Agreement pursuant  to which the  Advisor  receives  a  monthly  Asset  Management  Fee of one-twelfth  of  0.60%  of  the  Company's  Real  Estate  Asset  Value  and  the
outstanding  principal  balance  of any  Mortgage  Loans  as of  the  end of the preceding  month.  During the years ended December 31, 2002,  2001 and 2000, the
Company incurred $770,756, $93,219 and $55,396, respectively, of such fees.

         During the years ended  December  31, 2002,  2001 and 2000,  Affiliates incurred  on  behalf  of  the  Company  $5,613,049,  $1,626,405,  and  $387,704,
respectively,   for  certain  Offering   Expenses  and  due  diligence   expense
reimbursements.  In addition, during the years ended December 31, 2002, 2001 and
2000,  Affiliates  incurred  on behalf of the  Company  $451,238,  $353,852  and
$112,961,  respectively, for certain Acquisition Expenses and $565,013, $206,211 and $157,878,  respectively,  for certain Operating Expenses. As of December 31,
2002  and  2001,   the  Company  owed   Affiliates   $347,786  and   $1,772,807,
respectively,  for such  amounts  and unpaid fees and  administrative  expenses.
Offering  Expenses paid by the Company  together with Selling  Commissions,  the marketing support fee and due diligence expense  reimbursements  incurred by the
Company  will not  exceed  13% of the  proceeds  raised in  connection  with the offerings.

         The Company incurs operating  expenses relating to its  administration.
Pursuant to the Advisory  Agreement,  the Advisor is required to  reimburse  the
Company the amount by which the total Operating Expenses paid or incurred by the
Company in any Expense Year exceeds the Expense  Cap.  During the Expense  Years ended June 30, 2001 and June 30, 2000,  operating  expenses exceeded the Expense
Cap by $145,015 and $213,886,  respectively;  therefore,  the Advisor reimbursed the  Company  such  amounts  in  accordance  with the  Advisory  Agreement.  The
Company's Operating Expenses did not exceed the Expense Cap in any other Expense
Years during the years ended December 31, 2002, 2001 and 2000.

         CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital  Markets,  LLC ("CCM").  CCM made the arrangements for the  $23,520,000  commercial  paper  loan  described  in Note 7 to the  Notes to
Consolidated  Financial  Statements  of the Company  included  in the  Financial
Information  commencing  on  page  F-1.  CCM  was  paid  a  2%  structuring  fee
($470,000),  which was  recorded as deferred  loan costs and is being  amortized over the term of the loan. In addition,  the monthly  interest payment due under the  commercial  paper loan includes a margin of 30 basis points  payable to CCM for the  monthly  services  it  provides  related to the  administration  of the commercial paper loan.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company  serve as  directors,  and in which an Affiliate of the Advisor and certain executive officers of the Company are stockholders.  The amounts  deposited with this bank were $5,740,852 and $3,000,000 at December 31,
2002 and 2001, respectively.

         On May 30,  2002,  the  Company  acquired a 10%  interest  in a limited partnership,  CNL Plaza,  Ltd., that owns an office building located in Orlando,
Florida,  in which the  Advisor  and its  Affiliates  lease  office  space.  The remaining interest in the limited  partnership is owned by several Affiliates of the  Advisor.  During the year ended  December 31,  2002,  the Company  received
$190,922 in distributions from the partnership.

         Other

         Management  is  not  aware  of  any  material   trends,   favorable  or
unfavorable,  in either  capital  resources  or the outlook for  long-term  cash generation,  nor does management expect any material changes in the availability and relative cost of such capital  resources,  other than as referred to in this
Prospectus.  Management  expects that the cash to be generated  from  operations will  be  adequate  to pay  operating  expenses  and to  make  Distributions  to stockholders.

         Critical Accounting Policies

         The  Company's  leases  are  accounted  for  under  the  provisions  of
Statement of Financial  Accounting  Standards  No. 13,  "Accounting  for Leases"
("FAS 13"),  and have been  accounted for as either  operating  leases or direct financing  leases.  FAS 13 requires  management to estimate the economic life of the leased  property,  the residual value of the leased property and the present value of minimum  lease  payments to be received  from the tenant.  In addition, management  has assumed  that all  payments to be received  under its leases are
collectible.   Changes  in  management's   estimates  or  assumption   regarding
collectibility  of lease payments could result in a change in accounting for the lease at the inception of the lease.

         Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building and equipment. In the event a Property is not acquired or its acquisition is no longer considered probable, costs directly related to the
Property will be charged to expense.

RESULTS OF OPERATIONS

      Comparison of the year ended December 31, 2002 and December 31, 2001

         Net earning for the year ended  December 31, 2002 totalled  $11,371,856 or $0.52 per Share of Common Stock. This compares to net earnings of $915,965 or
$0.38 per  Share of Common  Stock  for the  corresponding  period in 2001.  This increase  in net  earnings  per  Share  is the  result  of the  various  factors described below.

         As of December  31, 2002 and 2001,  the  Company  owned 37  Properties, including one Property under  development,  and three Properties,  respectively.
The Company has entered into long-term,  triple-net lease agreements relating to
36 and three of these  Properties  in 2002 and 2001,  respectively.  The  leases provide for minimum annual base rent generally payable in monthly  installments.
The leases also require  minimum annual base rents to increase at  predetermined intervals during the lease terms. In addition to annual base rent, substantially all of  the  leases  require  the  payment  of  contingent  rent  computed  as a percentage of gross revenues of the Property above specified thresholds.

         For the years  ended  December  31, 2002 and 2001,  the Company  earned
$16,777,611 and $1,725,018,  respectively,  in rental income from its Properties under operating  leases and earned income from its Properties  subject to direct financing  leases.  The Company also earned $153,454 and $39,199 in FF&E Reserve income  during the years ended  December  31, 2002 and 2001,  respectively.  The increase  in rental and FF&E  Reserve  income was due to the  Company  owning 36
Properties  subject  to lease  agreements  during the year  ended  December  31,
2002,as  compared to three  Properties  during the year ended December 31, 2001.
Because the majority of the Properties were owned for only a portion of 2002 and additional  Property  acquisitions are expected to occur,  results of operations are not  expected to be  indicative  of future  periods  and rental  income from operating  leases,  earned income from direct  financing leases and FF&E Reserve income are expected to increase in subsequent periods.

         Of  the  36  Properties  subject  to  lease  agreements,  35  of  these
Properties  are leased to  affiliates or wholly owned  subsidiaries  of ARC, HRA
Management  Corporation or Prime Care Properties,  LLC and contributed  95.6% of the Company's  total rental income during the year ended  December 31, 2002. Six of these  Properties  are  operated  under the ARC brand and 29  Properties  are operated by Marriott  Senior  Living  Services,  Inc., a subsidiary  of Marriott
International,  Inc. To mitigate  credit risk,  certain leases are combined into portfolios that contain cross-default and pooling terms. For certain Properties, the Company has also required  security  deposits,  guarantees from the tenant's parent  company or  additional  cash  reserve  accounts to be held at the tenant level.  Although the Company acquires  Properties  located in various states and regions  and  carefully  screens its tenants in order to reduce risk of default, failure of these lessees,  their  guarantors or the ARC or Marriott brand chains would  significantly  impact the results of  operations  of the  Company.  It is expected that the percentage of total rental income contributed by these lessees will decrease as additional  Properties  are acquired and leased to  diversified tenants during subsequent periods

         During the years ended  December  31, 2002 and 2001,  the Company  also
earned   $1,913,205  and  $135,402,   respectively,   in  interest  income  from
investments  in money  market  accounts  and  other  short-term,  highly  liquid investments.  Interest income increased during the year ended December 31, 2002, as compared to the year ended  December  31, 2001,  due to the Company  having a larger amount of offering proceeds  temporarily invested pending the acquisition of  Properties.  As net offering  proceeds are used to invest in Properties  and make Mortgage Loans,  the percentage of the Company's total revenues earned from interest income from  investments in money market accounts or other  short-term, highly liquid  investments is expected to decrease.  Included in interest income for the year ended  December 31, 2002,  was  approximately  $191,200 in interest income related to notes receivable.

         Operating  expenses,  including  interest  expense and depreciation and amortization  expense, were $7,052,564 and $983,654 for the years ended December
31,  2002 and  2001,  respectively  (37.4%  and  51.8%,  respectively,  of total revenues). The increase in operating expenses during the year ended December 31,
2002,  as compared to 2001,  was the result of the Company  owning 37 Properties during the 2002 compared to the three Properties in 2001. Additionally, interest expense  increased  from  $105,056  for the  year  ended  December  31,  2001 to
$1,408,611  for the year ended  December  31,  2002,  as a result of the Company entering into additional borrowing in 2002.

         Pursuant  to  the  Advisory  Agreement,  the  Advisor  is  required  to reimburse  the  Company  the amount by which total  Operating  Expenses  paid or incurred by the Company exceed in any four consecutive quarters the Expense Cap.
During the four quarters ended June 30, 2001, the Company's  Operating  Expenses totalled $439,456,  exceeding the Expense Cap by $145,015; therefore the Advisor reimbursed  the Company such amount in accordance  with the Advisory  Agreement.
The  Company's  Operating  Expenses did not exceed the Expense Cap for any other
Expense Years during the years ended December 31, 2002 and 2001.

         The dollar amount of operating  expenses is expected to increase as the
Company acquires additional  Properties and invests in Mortgage Loans.  However, general operating and administrative  expenses as a percentage of total revenues is  expected  to decrease as the  Company  acquires  additional  Properties  and invests in Mortgage Loans.

         In May 2002, a joint venture in which the Company owned a 76.75% equity interest,  purchased five Properties. The 23.25% minority interest in this joint venture was held by Marriott  Senior Living  Services,  Inc.  until December 20,
2002, when the Company purchased the 23.25% minority interest. Prior to December
20, 2002,  each joint  venture  partner  shared in the costs and benefits of the joint venture in  proportion to its  percentage  equity  interest.  The minority interest in earnings of the consolidated joint venture was $433,012 for the year ended December 31, 2002.

        Comparison of the year ended December 31, 2001 to the year ended
         December 31, 2000

         As of December 31, 2001 and 2000,  the Company  owned three  Properties and one Property, respectively, consisting of land, buildings and equipment, and had  entered  into  long-term,  triple-net  lease  agreements  relating to these
Properties.  The leases  provide  for  minimum  annual  base rent  ranging  from approximately  $991,000 to  $1,350,000,  which is  generally  payable in monthly installments.  In  addition,  the leases also  provide that the annual base rent required under the terms of the leases will increase at predetermined intervals.
In addition  to annual base rent,  tenants  pay  contingent  rent  computed as a percentage  of gross sales of the Property.  The Company's  lease for the Orland
Park  Property  also required the  establishment  of an FF&E  Reserve.  The FF&E
Reserve established for the Orland Park Property has been reported as additional rent for the years ended December 31, 2001 and 2000.

         During the years ended  December 31, 2001 and 2000,  the Company earned rental income from operating  leases and FF&E Reserve  revenue of $1,764,217 and
$981,672, respectively. The increase in rental income and FF&E Reserve income is due to the Company  owning three  Properties  during the year ended December 31,
2001,  as compared to one Property  during the year ended  December 31, 2000. In addition,  the  Orland  Park  Property  was owned  for only a  portion  of 2000, compared to a full year in 2001.

         During the years ended  December 31, 2001 and 2000,  the Company earned
$135,402 and $103,058,  respectively,  in interest  income from  investments  in money market accounts and other short-term,  highly liquid investments and other income.  The  increase  in  interest  income was  primarily  attributable  to an increase in the dollar amount invested in short-term, liquid investments and the period of time the funds were  invested  pending  investment in  Properties,  as compared to 2000.

         Operating  expenses,  including  interest  expense and depreciation and amortization  expense,  were $983,654 and $859,952 for the years ended  December
31, 2001 and 2000,  respectively.  The increase in operating expenses during the year ended  December 31, 2001, as compared to 2000,  was partially the result of the Company  owning three  Properties  during 2001,  compared to one Property in
2000. Additionally, general operating and administrative expenses increased as a result of Company growth.  Interest expense decreased from $367,374 for the year ended  December 31, 2000 to $105,056 for the year ended  December 31, 2001.  The decrease in interest  expense was a result of the Company  repaying  the amounts outstanding under its line of credit during the year ended December 31, 2001.

         Pursuant  to  the  Advisory  Agreement,  the  Advisor  is  required  to reimburse the Company the amount by which the total  Operating  Expenses paid or incurred  exceed the Expense Cap in an Expense  Year.  During the Expense  Years
ended June 30, 2001 and 2000, the Company's Operating Expenses totalled $439,456 and $287,084, respectively,  exceeding the Expense Cap by $145,015 and $213,886, respectively;  therefore, the Advisor has reimbursed the Company such amounts in accordance with the Advisory Agreement. The Company's Operating Expenses did not
exceed  the  Expense  Cap in any other  Expense  Years  during  the years  ended
December 31, 2001 and 2000.

         New Accounting Standards

         In April 2002, the Financial Accounting Standards Board ("FASB") issued
FASB  statement  No.  145,  "Rescission  of  FASB  Statement  No.  4, 44 and 64,
Amendment of FASB Statement No. 13, and Technical  Corrections."  This statement rescinds FASB Statement No. 4, "Reporting  Gains and Losses from  Extinguishment
of  Debt,"  and  an  amendment  of  that  Statement,   FASB  Statement  No.  64,
"Extinguishments  of  Debt  Made to  Satisfy  Sinking-Fund  Requirements."  This
statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets
of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for
Leases," to  eliminate an  inconsistency  between the  required  accounting  for sale-leaseback  transactions  and the  required  accounting  for  certain  lease modifications  that have  economic  effects  that are similar to  sale-leaseback
transactions.   This  statement   also  amends  other   existing   authoritative
pronouncements  to make various  technical  corrections,  clarify  meanings,  or describe their applicability  under changed  conditions.  The provisions of this statement  related to the  rescission of FASB  Statement No. 4 are applicable in fiscal years  beginning  after May 15, 2002.  The  provisions of this  statement related to FASB Statement No. 13 are effective for transactions  occurring after
May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant  impact on the financial  position or results of operations of the Company.

         In July 2002, the FASB issued FASB Statement No. 146,  "Accounting  for
Costs  Associated  with Exit or Disposal  Activities."  The  statement  requires companies to recognize costs  associated  with exit or disposal  activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain  employee  severance costs that are associated with a restructuring, discontinued operations,  plant closing, or other exit or disposal activity. The statement  is to  be  applied  prospectively  to  exit  or  disposal  activities initiated  after  December  31,  2002.  The  adoption of this  statement  is not expected to have a significant  impact on the  financial  position or results of operations of the Company.

         In November 2002,  FASB issued FASB  Interpretation  No. 45 ("FIN 45"),
"Guarantor's  Accounting and Disclosure  Requirements for Guarantees,  Including
Indirect   Guarantees  of  Indebtedness   of  Others".   FIN  45  clarifies  the
requirements  relating to a guarantor's  accounting  for, and disclosure of, the issuance of certain types of guarantees. FIN 45 requires that upon issuance of a guarantee,  the guarantor  must  recognize a liability for the fair value of the obligation  it assumes under that  guarantee.  FIN 45's  provisions  for initial recognition  and  measurement  are  to be  applied  on a  prospective  basis  to guarantees  issued or modified after  December 31, 2002. The Company's  previous accounting for  guarantees  issued prior to January 1, 2003, are not required to be revised or restated to reflect the effect of the  recognition and measurement provisions of FIN 45.

         In January  2003,  FASB issued FASB  Interpretation  No. 46 ("FIN 46"),
"Consolidation  of Variable  Interest  Entities"  to expand upon and  strengthen existing  accounting  guidance that  addresses when a company should include the
assets,   liabilities   and  activities  of  another  entity  in  its  financial
statements.  To improve financial  reporting by companies involved with variable interest  entities (more  commonly  referred to as  special-purpose  entities or off-balance sheet  structures),  FIN 46 requires that a variable interest entity be considered by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's  residual returns or both. Prior to FIN 46, a company  generally included  another entity in its  consolidated  financial  statements  only if it controlled  the entity  through  voting  interests.  Consolidation  of  variable interest  entities will provide more complete  information  about the resources,
obligations,   risks  and  opportunities  of  the  consolidated   company.   The
consolidation  requirements  of FIN 46 apply  immediately  to variable  interest entities  created  after  January 31, 2003,  and to older  entities in the first fiscal year or interim period  beginning after June 15, 2003. As of December 31,
2002,  the  Company did not have any  entities  that would be  characterized  as variable  interest  entities under FIN 46. As of February 28, 2003, an Affiliate is considering a transaction  that when  consummated  could result in a variable interest  entity which could  necessitate  consolidating  the  operations of the
Properties currently leased to HRA Management Corporation, Eight Pack Management
Corp. and Eleven Pack Management Corp.

         Other

         The Company has  elected,  pursuant to Internal  Revenue  Code  Section
856(c)(1),  to be taxed as a REIT under Sections 856 through 860 of the Internal
Revenue  Code of 1986,  as amended,  and  related  regulations.  As a REIT,  for federal  income  tax  purposes,  the  Company  generally  will not be subject to federal  income tax on income that it distributes  to its  stockholders.  If the
Company  fails to qualify as a REIT in any taxable  year,  it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal  income tax purposes for four years  following the year during which  qualification  is lost. Such an event could materially affect the Company's net earnings.  However,  the Company believes  that it is  organized  and operates in such a manner as to qualify for treatment as a REIT for the years ended  December 31,  2002,  2001 and 2000.  In addition, the Company intends to continue to operate the Company so as to remain qualified and a REIT for federal income tax purposes.

         The Company's  current  leases are, and it is  anticipated  that future leases  will be,  triple-net  leases  and  contain  provisions  that  management believes  will mitigate the effect of inflation.  Such  provisions  will include clauses  requiring the payment of  percentage  rent based on certain gross sales above a specified  level  and/or  automatic  increases in base rent at specified times during the term of the lease.  Management  expects that increases in gross sales  volumes  due to  inflation  and real  sales  growth  should  result in an increase in rental income over time.  Continued inflation also may cause capital appreciation  of  the  Company's  Properties.  Inflation  and  changing  prices, however,  also may have an adverse  impact on the sales of the Properties and on potential capital appreciation of the Properties.

         Management of the Company currently knows of no trends that will have a
material  adverse  effect  on  liquidity,   capital   resources  or  results  of
operations.

                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries.  As required by  applicable  regulations,  a  majority  of the  Independent  Directors  and a
majority  of  the   Directors   have  reviewed  and  ratified  the  Articles  of
Incorporation and have adopted the Bylaws.

         The Company  currently  has five  Directors;  it may have no fewer than three  Directors and no more than 15.  Directors will be elected  annually,  and each Director will hold office until the next annual meeting of  stockholders or until his  successor has been duly elected and  qualified.  There is no limit on the  number of times that a Director  may be  elected  to office.  Although  the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any  Director may resign at any time and may be removed with or without cause by the  stockholders  upon the affirmative  vote of at least a majority of all the Shares  outstanding  and  entitled to vote at a meeting  called for this purpose.  The notice of such meeting shall indicate that the purpose,  or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the management and control of the affairs of the Company;  however,  the Board of  Directors  has retained the
Advisor to manage the  Company's  day-to-day  affairs  and the  acquisition  and disposition  of  investments,  subject  to  the  supervision  of  the  Board  of
Directors.

         The  Directors  are not  required  to devote  all of their  time to the
Company and are only required to devote such of their time to the affairs of the
Company as their duties  require.  The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial  portion of their time to discharge  their  duties as  directors.  Consequently,  in the exercise of their fiduciary  responsibilities,  the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors,  has a fiduciary duty to the Company.

         The  Directors  will  establish  written  policies on  investments  and borrowings and monitor the administrative procedures, investment operations, and performance  of the Company and the Advisor to assure that such  policies are in the best interest of the stockholders  and are fulfilled.  Until modified by the
Directors, the Company will follow the policies on investments set forth in this
Prospectus. See "Investment Objectives and Policies."

         The  Independent  Directors are  responsible for reviewing the fees and expenses  of the  Company at least  annually  or with  sufficient  frequency  to determine  that the total fees and  expenses of the Company  are  reasonable  in light of the Company's investment  performance,  Net Assets, Net Income, and the fees and  expenses  of other  comparable  unaffiliated  real  estate  investment trusts. For purposes of this  determination,  Net Assets are the Company's total
assets  (other  than   intangibles),   calculated   at  cost  before   deducting
depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis  consistently  applied.  Such  determination  will be reflected in the minutes of the meetings of the Board of Directors. In addition, a  majority  of the  Independent  Directors  and a  majority  of  Directors  not otherwise  interested in the transaction  must approve each transaction with the
Advisor or its  Affiliates.  The Board of Directors also will be responsible for reviewing and evaluating the  performance of the Advisor before entering into or renewing an advisory agreement.  The Independent  Directors shall determine from time to time and at least annually that  compensation  to be paid to the Advisor is  reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation  paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the  amount  of the fee paid to the  Advisor  in  relation  to the size, composition  and  performance of the Company's  investments,  the success of the
Advisor in generating  appropriate  investment  opportunities,  rates charged to other  comparable  REITs and other  investors  by  advisors  performing  similar services, additional revenues realized by the Advisor and its Affiliates through their  relationship  with the Company,  whether paid by the Company or by others with whom the  Company  does  business,  the  quality  and extent of service and advice furnished by the Advisor,  the performance of the investment portfolio of the  Company  and the quality of the  portfolio  of the Company  relative to the investments  generated  by the  Advisor  for its own  account.  Such  review and evaluation  will be  reflected  in the  minutes of the  meetings of the Board of
Directors.  The Board of Directors  shall  determine that any successor  Advisor possesses sufficient qualifications to (i) perform the advisory function for the
Company and (ii) justify the compensation  provided for in its contract with the
Company.

         The  liability  of the  officers and  Directors  while  serving in such capacity  is  limited in  accordance  with the  Articles  of  Incorporation  and applicable  law.  See "Summary of the  Articles of  Incorporation  and Bylaws --
Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:
           Name                   Age         Position with the Company
----------------------------     -------      ---------------------------------------------------------------

James M. Seneff, Jr.               56         Director, Chairman of the Board and Chief Executive Officer
Robert A. Bourne                   55         Director, Vice Chairman of the Board and Treasurer
David W. Dunbar                    50         Independent Director
James W. Duncan, Jr.               50         Independent Director
Edward A. Moses                    60         Independent Director
Thomas J. Hutchison III            61         President
Phillip M. Anderson, Jr.           43         Chief Operating Officer and Executive Vice President
Stuart J. Beebe                    44         Chief Financial Officer

Lynn E. Rose                       54         Secretary

         James  M.  Seneff,  Jr.  Director,  Chairman  of the  Board  and  Chief
Executive  Officer.  Mr.  Seneff also is a  director,  Chairman of the Board and
Chief Executive Officer of CNL Retirement Corp., the Advisor to the Company. Mr.
Seneff is a principal  stockholder of CNL Holdings,  Inc., the parent company of
CNL Financial Group, Inc., a diversified real estate company,  and has served as a director,  Chairman of the Board and Chief Executive  Officer of CNL Financial
Group,  Inc. and its  subsidiaries  since CNL's formation in 1973. CNL Financial
Group,  Inc.  is the parent  company,  either  directly  or  indirectly  through subsidiaries,  of CNL Real Estate  Services,  Inc.,  CNL Retirement  Corp.,  CNL
Capital  Markets,  Inc., CNL Investment  Company and CNL Securities  Corp.,  the
Managing Dealer in this offering.  CNL and the entities it has established  have more than $5.3 billion in assets, representing interests in approximately 1, 850 properties and approximately  1,000 mortgage loans in 49 states. Mr. Seneff also serves as a director,  Chairman of the Board and co-Chief  Executive  Officer of
CNL  Hospitality  Properties,  Inc., a public,  unlisted real estate  investment trust,  and  serves as a  director,  Chairman  of the Board and Chief  Executive
Officer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors,  Inc., a real estate investment trust majority owned by CNL Hospitality Properties,  Inc.
Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief
Executive  Officer of Commercial  Net Lease  Realty,  Inc., a public real estate investment trust that is listed on the New York Stock Exchange.  In addition, he has served as a director  and  Chairman  of the Board since  inception  in 1994, served as Chief  Executive  Officer from 1994 through  August 1999 and currently serves as co-Chief  Executive  Officer of CNL American  Properties Fund, Inc., a
public,  unlisted real estate  investment trust. Mr. Seneff has also served as a director,  Chairman of the Board and Chief  Executive  Officer of CNL Securities
Corp.  since 1979;  CNL  Investment  Company since 1990;  and CNL  Institutional
Advisors,  a registered  investment  advisor for pension plans,  since 1990. Mr.
Seneff  formerly  served as a director of First Union  National Bank of Florida,
N.A., and currently  serves as the Chairman of the Board of CNLBank.  Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment  Advisory Council,  which recommends to the Florida Board of Administration  investments for various Florida employee retirement  funds. The Florida Board of  Administration  is Florida's  principal investment  advisory and money management  agency and oversees the investment of more than $60 billion of retirement  funds.  Mr.  Seneff  received his degree in
Business Administration from Florida State University in 1968.

         Robert A. Bourne.  Director,  Vice Chairman of the Board and Treasurer.
Mr.  Bourne also serves as a director,  Vice Chairman of the Board and Treasurer of CNL Retirement  Corp.,  the Advisor to the Company.  Mr. Bourne served as the
President  of the Company and the Advisor from 1998 and 1997,  respectively,  to
June 2002.  Mr.  Bourne is also the  President  and  Treasurer of CNL  Financial
Group, Inc.; Treasurer of CNL Hospitality  Properties,  Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and Treasurer of CNL Hospitality  Corp.,  its advisor,  and CNL Hotel Investors,
Inc.,  a  real  estate  investment  trust  majority  owned  by  CNL  Hospitality
Properties,  Inc. Mr. Bourne served as President of CNL Hospitality  Properties,
Inc. and CNL Hospitality  Corp. from 1997 to June 2002,  served as a director of
CNL  Hospitality  Properties,  Inc.  from 1996 to February  2003,  and served as
President of CNL Hotel  Investors,  Inc. from 1999 to July 2002. Mr. Bourne also serves as a director of CNLBank.  He serves as a director  and Vice  Chairman of the Board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994,  President from 1994 through  February 1999,  Treasurer from  February  1999 through  August 1999,  and Vice Chairman of the Board since
February 1999, of CNL American  Properties Fund,  Inc., a public,  unlisted real estate  investment  trust.  Mr. Bourne also serves as a director,  President and
Treasurer for various  affiliates of CNL Financial  Group,  Inc.,  including CNL
Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL  Institutional  Advisors,  Inc.,  a  registered  investment  advisor for pension  plans.  As President  of CNL  Financial  Group,  Inc.,  Mr.  Bourne has
overseen  CNL's  real  estate  and  capital  markets  activities  including  the investment  of  over $2  billion  in  equity  and  the  financing,  acquisition, construction and leasing of restaurants,  office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public
Accountants,  from 1971  through  1978,  where he attained  the  position of tax manager in 1975.  Mr. Bourne  graduated  from Florida  State  University in 1970 where he received a B.A. in Accounting, with honors.

         David W. Dunbar.  Independent  Director.  Mr. Dunbar serves as chairman and chief  executive  officer of Peoples  Florida  Banking  Corporation  and its subsidiaries, Peoples Bank and Southern Mortgage Corporation, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay
Care Health  System,  an alliance of ten  non-profit  hospitals in the Tampa Bay area, as well as chairman of the board of directors of Morton Plant Mease Health
Care,  Inc.,  an 841-bed,  not-for-profit  hospital  system in Pinellas  County,
Florida.  He is a former member of the board of directors of North Bay Hospital, a 122-bed facility and a former member of the board of directors of Morton Plant
Mease Foundation.  During 1994 and 1995, Mr. Dunbar was a member of the board of directors  and an executive  officer of Peoples  State Bank.  Mr. Dunbar was the chief  executive  officer of Republic  Bank from 1981 through 1988 and from 1991 through  1993.  From 1988 through  1991,  Mr. Dunbar  developed  commercial  and medical office buildings and, through a financial consulting company he founded, provided  specialized  lending  services  for real estate  development  clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional  clients.  In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building  located on the campus of Memorial  Hospital in Tampa,  Florida.
Mr. Dunbar previously  served as a member of the Florida  Elections  Commission, the body responsible for  investigating  and holding hearings  regarding alleged violations of Florida's  campaign finance laws. In addition,  from 1990 to 2000,
Mr. Dunbar served as the Governor's  appointee to the State of Florida  Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review,  study and make  appropriate  recommendations  for  changes to state tax
laws.  Mr.  Dunbar  began  his  professional   career  with  Southeast   Banking
Corporation  in Miami,  from 1975  through  1981,  serving  as a  regional  vice president of commercial  mortgage lending.  Mr. Dunbar received a B.S. degree in
Finance from Florida State University in 1975. He is also a 1977 graduate of the
American  Bankers   Association   National  Commercial  Lending  School  at  the
University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

         James W. Duncan, Jr. Independent Director.  Mr. Duncan is the president of NavTrak,  Inc.,  a mobile data and asset  tracking  company  that  provides a web-based system to track vehicles in commercial fleets. From 1994 through 2000,
Mr.  Duncan  served  as the  president  of The  Latrobe  Group,  LLC,  a private investment company. In addition, from 1994 through 2001, Mr. Duncan was a member
of  the  board  of  governors  for  Opportunity   International,   a  non-profit
organization  that  provides  entrepreneurs  with access to capital and business training to start and expand  small  businesses.  From 1985  through  1994,  Mr.
Duncan  was  co-chairman  and  president  of  PersonaCare,  Inc.,  a company  he co-founded  that provided  sub-acute,  skilled  nursing and assisted living care with 12  facilities  located in six states.  Prior to  co-founding  PersonaCare,
Inc.,  Mr.  Duncan was a partner in Duncan & Smick,  a  commercial  real  estate development  firm. Mr. Duncan  received a B.A. in Economics from Wheaton College in 1974 and a J.D. from the University of Maryland School of Law in 1978.

         Edward A. Moses.  Independent Director. Dr. Moses served as dean of the
Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of America professor of finance since
1989.  As dean,  Dr.  Moses  established  a  comprehensive  program of executive education for health care  management at the Roy E. Crummer  Graduate  School of
Business.  From 1985 to 1989 he served as dean and  professor  of finance at the
University of North Florida.  He has also served in academic and  administrative positions  at  the  University  of  Tulsa,  Georgia  State  University  and  the
University of Central Florida. Dr. Moses has written six textbooks in the fields of  investments  and corporate  finance as well as numerous  articles in leading
business   journals.   He  has  held   offices  in  a  number  of   professional
organizations,  including  president of the Southern Finance and Eastern Finance
Associations,  served  on the  board  of the  Southern  Business  Administration
Association,  and served as a consultant  for major banks as well as a number of
Fortune 500 companies.  He currently  serves as a faculty member in the Graduate
School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. Dr. Moses received a B.S. in Accounting  from the Wharton
School at the  University of  Pennsylvania  in 1965 and an M.B.A.  in 1967 and a
Ph.D. in Finance from the University of Georgia in 1971.

         Thomas J.  Hutchison  III.  President.  Mr.  Hutchison  also  serves as
President and a director of CNL  Retirement  Corp.,  the Advisor of the Company.
From 2000 to June 2002, Mr.  Hutchison served as Executive Vice President of the
Company and the Advisor.  Mr.  Hutchison serves as President and Chief Operating
Officer of CNL Real Estate  Services,  Inc.,  which is the parent company of CNL
Retirement  Corp. and CNL Hospitality  Corp. He also serves as the President and
Chief  Operating  Officer of CNL Realty &  Development  Corp.  In addition,  Mr.
Hutchison serves as President and co-Chief  Executive Officer of CNL Hospitality
Properties, Inc. and President, co-Chief Executive Officer and a director of CNL
Hospitality  Corp.,  its  advisor.  He also  serves  as  President  of CNL Hotel
Investors,   Inc.,  a  real  estate  investment  trust  majority  owned  by  CNL
Hospitality  Properties,  Inc. From 2000 to June 2002, Mr.  Hutchison  served as
Executive Vice President of CNL Hospitality Properties, Inc. and CNL Hospitality
Corp. He served as Executive  Vice President of CNL Hotel  Investors,  Inc. from
2000 to July 2002. Mr.  Hutchison  joined CNL Financial  Group,  Inc. in January
2000 with more than 30 years of senior  management and consulting  experience in the real estate development and services industries.  He currently serves on the
board  of  directors  of  Restore  Orlando,  a  nonprofit   community  volunteer
organization.  Prior to joining CNL, Mr.  Hutchison  was  president and owner of numerous real estate services and development  companies.  From 1995 to 2000, he was chairman and chief executive  officer of Atlantic Realty Services,  Inc. and
TJH Development Corporation.  Since 1990, he has fulfilled a number of long-term consulting  assignments for large  corporations,  including managing a number of large  international  joint ventures.  From 1990 to 1991, Mr.  Hutchison was the court-appointed  president and chief  executive  officer of General  Development
Corporation,  a real estate community development company,  where he assumed the
day-to-day   management  of  the  $2.6  billion   NYSE-listed  company  entering
reorganization.  From 1986 to 1990,  he was the  chairman  and  chief  executive officer  of a number of real  estate-related  companies  engaged  in the  master planning  and land  acquisition  of forty  residential,  industrial  and  office development  projects.  From 1978 to 1986,  Mr.  Hutchison was the president and
chief  executive  officer  of  Murdock   Development   Corporation  and  Murdock
Investment  Corporation,  as well as Murdock's nine service  divisions.  In this capacity,  he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national  basis,  and  established  both a new extended care division and a hotel division that grew to 14 properties.  Mr. Hutchison was educated at Purdue
University and the University of Maryland Business School.

         Phillip M.  Anderson,  Jr. Chief  Operating  Officer and Executive Vice
President.  Mr.  Anderson  joined CNL  Retirement  Corp.  in January 1999 and is responsible for the planning and  implementation of CNL's interest in the health care industry investments, including acquisitions, development, project analysis and due diligence.  He also currently  serves as the Chief Operating  Officer of both  CNL  Retirement  Corp.,  the  Company's  Advisor,  and of  CNL  Retirement
Development  Corp.  From 1987 through 1998, Mr. Anderson was employed by Classic
Residence by Hyatt.  Classic  Residence by Hyatt  ("Classic") is affiliated with
Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates  seniors'  housing,  assisted  living,  skilled nursing and Alzheimer's facilities  throughout the United States. Mr. Anderson's  responsibilities  grew from  overseeing  construction  of Classic's  first  properties to acquiring and developing new properties.  After assuming responsibility for acquisitions,  Mr.
Anderson  doubled the number of senior living  apartments/beds  ("units") in the portfolio  by adding  over 1,200  units.  In  addition,  the  development  of an additional  1,000  units of  seniors'  housing  commenced  under Mr.  Anderson's direction.  Mr. Anderson also served on Classic's  Executive  Committee  charged with the  responsibility  of monitoring  performance of existing  properties and development  projects.  Mr.  Anderson has been a member of the  American  Senior
Housing  Association  since 1994 and currently serves on the executive board and insurance committee.  In addition, Mr. Anderson serves on the board of directors of the National  Investment  Center for Senior  Housing and Care  Industries and
also serves as an advisory board member to Westminister  Retirement Communities, a not-for-profit operator of continuing care communities.  He graduated from the
Georgia  Institute  of  Technology  in 1982,  where he  received a B.S. in Civil
Engineering, with honors.

         Stuart J. Beebe.  Chief  Financial  Officer.  Mr.  Beebe also serves as
Chief Financial Officer of CNL Retirement Corp., the Advisor to the Company. Mr.
Beebe  oversees all financial  accounting and reporting  matters  related to the
Companies' activities. He also works closely with other senior management in the development and execution of the Companies' business strategy.  Prior to joining
CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country.
As senior vice president,  Mr. Beebe oversaw the operations of Lincoln's Florida
Region, with a direct focus on development and acquisition  activities.  He also participated  in the  daily  administration  of all real  estate  assets  in the region,  including  project  financing and  construction,  leasing and marketing activities,  property and asset  management  and  dispositions.  Before  joining
Lincoln,  Mr.  Beebe  worked  for  KPMG  Peat  Marwick  as  a  Certified  Public
Accountant,  specializing  in the real  estate,  banking and  natural  resources industries.  Mr. Beebe received a B.A. in Accounting  from Baylor  University in
1981. He is a Certified  Public  Accountant and a Licensed Real Estate Broker in
the State of Florida. He is also an active member of the National Association of
Real Estate  Investment  Trust(R) the National  Association of Industrial Office
Properties and the Urban Land Institute.

         Lynn E. Rose.  Secretary.  Ms. Rose served as  Treasurer of the Company from 1998  through  August  2001.  Ms.  Rose also  serves  as  Secretary  of CNL
Retirement  Corp.,  the  Advisor  to  the  Company,  and  as  Secretary  of  the
subsidiaries of the Company.  Ms. Rose served as Treasurer and a director of CNL
Retirement  Corp.  from 1997  through  June 2001.  Ms. Rose is  Secretary of CNL
Hospitality  Properties,  Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL
Hospitality Properties,  Inc. from 1996 through September 2001. In addition, she serves as  Secretary  of CNL  Hospitality  Corp.,  its  advisor,  and  served as
Treasurer  and a director  from 1997 through June 2001.  Ms. Rose also serves as
Secretary of CNL Hotel Investors,  Inc., a real estate investment trust majority owned by CNL  Hospitality  Properties,  Inc.,  and served as Treasurer from 1999 through June 2001. Ms. Rose served as Secretary of CNL American Properties Fund,
Inc., a public,  unlisted real estate investment trust, from 1994 through August
1999,  and served as Treasurer  from 1994  through  February  1999.  Ms. Rose, a certified  public  accountant,  has served as Secretary of CNL Financial  Group,
Inc.  since  1987,  its  Controller  from 1987 to 1993 and its  Chief  Financial
Officer from 1993 to present.  She also serves as Secretary of the  subsidiaries of CNL Financial  Group,  Inc. and holds other offices in the  subsidiaries.  In addition,  she serves as Secretary for approximately 75 additional  corporations affiliated with CNL Financial  Group,  Inc. and its  subsidiaries.  Ms. Rose has served as Chief Financial  Officer and Secretary of CNL Securities  Corp.  since
July 1994.  Ms. Rose  oversees  the tax  compliance  for over 500  corporations, partnerships and joint ventures,  and the accounting and financial reporting for
CNL Holdings,  Inc. and its  subsidiaries.  Prior to joining CNL, Ms. Rose was a partner  with Robert A. Bourne in the  accounting  firm of Bourne & Rose,  P.A.,
Certified  Public  Accountants.  Ms.  Rose holds a B.A.  in  Sociology  from the
University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under  the  Articles  of  Incorporation,  a  majority  of the  Board of
Directors must consist of Independent Directors,  except for a period of 90 days after  the  death,  removal  or  resignation  of an  Independent  Director.  The
Independent   Directors  shall  nominate   replacements  for  vacancies  in  the
Independent  Director  positions.  An Independent  Director may not, directly or indirectly  (including  through  a  member  of his  immediate  family),  own any interest  in,  be  employed  by,  have  any  present  business  or  professional relationship  with,  serve as an  officer  or  director  of the  Advisor  or its
Affiliates,  or serve as a  director  of more than  three  REITs  advised by the
Advisor  or its  Affiliates.  Except  to  carry  out the  responsibilities  of a
Director,  an  Independent  Director may not perform  material  services for the
Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing  Audit  Committee,  the members of which are selected by the full Board of Directors  each year.  The Audit  Committee  makes recommendations  to the  Board of  Directors  in  accordance  with  those of the independent accountants of the Company. The Board of Directors shall review with such  accounting  firm the scope of the audit and the  results of the audit upon its completion.

         At such  time,  as  necessary,  the  Company  will form a  Compensation
Committee,  the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each  committee of the  Company's
Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the
Board of Directors,  as well as fees of $750 per meeting attended ($375 for each telephonic  meeting in which the  Director  participates),  including  committee meetings.  In  addition  to the above  compensation,  the  Director  serving  as
Chairman of the Audit  Committee is entitled to receive fees of $750 per meeting attended with the Company's  independent  accountants  ($375 for each telephonic meeting in which the Chairman  participates)  as a  representative  of the Audit
Committee.  No executive officer or Director of the Company has received a bonus from the Company.  The Company will not pay any compensation to the officers and
Directors  of the  Company  who also  serve as  officers  and  directors  of the
Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated  amounts  of all  compensation,  fees,  and  distributions  to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their
Affiliates, see "Management Compensation."

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Retirement Corp. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory  Agreement  with the Advisor  effective  September 15,
1998. CNL Retirement  Corp., as Advisor,  has a fiduciary  responsibility to the
Company and the stockholders.

         The directors and executive officers of the Advisor are as follows:

             James M. Seneff, Jr.              Chairman of the Board, Chief
                                                 Executive Officer, and Director
             Robert A. Bourne                  Vice Chairman of the Board,
                                                 Treasurer and Director
             Thomas J. Hutchison III           President and Director
             Phillip M. Anderson, Jr.          Chief Operating Officer
             Stuart J. Beebe                   Chief Financial Officer
             Lynn E. Rose                      Secretary

         The  backgrounds  of  these   individuals  are  described  above  under
"Management -- Directors and Executive Officers."

         Management  anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor  currently owns 20,000 Shares of Common Stock (the "Initial
Investment"). The Advisor may not sell the Initial Investment while the Advisory
Agreement is in effect, although the Advisor may transfer the Initial Investment to  Affiliates.  Neither the Advisor,  a Director,  or any Affiliate may vote or consent  on  matters  submitted  to the  stockholders  regarding  removal of the
Advisor,  Directors or any of their Affiliates,  or any transaction  between the
Company and any of them. In determining the requisite  percentage in interest of
Shares of  Common  Stock  necessary  to  approve a matter on which the  Advisor,
Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under  the  terms  of  the   Advisory   Agreement,   the   Advisor  has
responsibility  for the day-to-day  operations of the Company,  administers  the
Company's  bookkeeping  and  accounting  functions,   serves  as  the  Company's
consultant  in  connection  with  policy  decisions  to be made by the  Board of
Directors,  manages the Company's Properties and Mortgage Loans, administers the
Company's  Secured  Equipment  Lease program and renders  other  services as the
Board of Directors deems appropriate.  The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will  reimburse  the Advisor for all of the costs it incurs in connection with the services it provides to the Company,  including,  but not limited  to: (i)  Offering  Expenses,  which are  defined  to  include  expenses attributable to preparing the documents relating to this offering, qualification of the Shares  for sale in the  states,  escrow  arrangements,  filing  fees and expenses attributable to selling the Shares; (ii) advertising expenses,  expense reimbursements,  and legal and accounting  fees;  (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor,  including  brokerage fees paid in connection with the purchase and sale of securities;  (iv) administrative  services  (including  personnel costs;
provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel  perform  services in transactions  for which the
Advisor  receives a  separate  fee,  at the lesser of actual  cost or 90% of the competitive  rate charged by unaffiliated  persons  providing  similar goods and services in the same geographic location);  (v) Acquisition Expenses,  which are defined  to  include  expenses  related  to the  selection  and  acquisition  of
Properties,  for goods and  services  provided  by the  Advisor at the lesser of actual  cost or 90% of the  competitive  rate  charged by  unaffiliated  persons providing similar goods and services in the same geographic  location;  and (vi)
expenses  related to  negotiating  and servicing the Mortgage  Loans and Secured
Equipment Leases.

         The Company  shall not  reimburse  the Advisor at the end of any fiscal quarter for Operating  Expenses that, in any Expense Year, exceed the greater of
2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for
such year. Within 60 days after the end of any fiscal quarter of the Company for
which  total  Operating   Expenses  for  the  Expense  Year  exceed  the  2%/25%
Guidelines,  the  Advisor  shall  reimburse  the Company the amount by which the total  Operating  Expenses  paid or incurred  by the  Company  exceed the 2%/25%
Guidelines.

         The  Company  will not  reimburse  the  Advisor or its  Affiliates  for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement,  the Advisor is entitled to receive
fees  and   reimbursements,   as  listed  in  "Management   Compensation."   The
Subordinated Incentive Fee payable to the Advisor under certain circumstances if
Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a  promissory  note payable to the  Advisor,  or by any  combination thereof. The Subordinated  Incentive Fee is an amount equal to 10% of the amount by which (i) the market  value of the  Company,  measured  by taking the average closing  price or average of bid and asked  prices,  as the case may be,  over a period of 30 days during which the Shares are traded, with such period beginning
180 days after Listing (the "Market Value"),  plus the total  Distributions paid to stockholders from the Company's inception until the date of Listing,  exceeds
(ii) the sum of (A) 100% of  Invested  Capital  and (B) the total  Distributions required to be paid to the  stockholders  in order to pay the  Stockholders'  8%
Return from  inception  through  the date the Market  Value is  determined.  The
Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred subordinated share of Net Sales Proceeds from Sales of
Assets of the Company.  In the event the  Subordinated  Incentive Fee is paid to the Advisor  following  Listing,  no Performance Fee (defined as the fee payable under  certain  circumstances  if certain  performance  standards  are met, such circumstances  and standards being described  below) will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the  Advisor.  The  Subordinated  Incentive  Fee  will not be paid if
Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         The total of all Acquisition Fees and any Acquisition  Expenses payable to the Advisor and its  Affiliates  shall be reasonable  and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property,  or in the case of a Mortgage Loan, 6% of the funds advanced,  unless a majority of the Board of
Directors,  including  a majority of the  Independent  Directors  not  otherwise interested in the transaction,  approves fees in excess of this limit subject to a  determination  that the  transaction is  commercially  competitive,  fair and reasonable to the Company.  The Acquisition  Fees payable in connection with the selection or  acquisition  of any Property  shall be reduced to the extent that, and if necessary to limit, the total  compensation  paid to all persons involved in the  acquisition  of such  Property  to the  amount  customarily  charged  in arm's-length  transactions  by  other  persons  or  entities  rendering  similar services as an ongoing public activity in the same geographical location and for comparable types of Properties,  and to the extent that other  acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory  Agreement,  compensation is at such rates and in such amounts as are agreed to by the Advisor  and the  Independent  Directors  of the
Company.

         Further,  if Listing occurs,  the Company  automatically  will become a perpetual life entity.  At such time, the Company and the Advisor will negotiate in good faith a fee structure  appropriate  for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure,  the Independent  Directors shall consider all of the factors they deem relevant.  These are expected to include,  but will not necessarily be limited to: (i) the amount of the  advisory  fee in relation to the asset value, composition,  and profitability of the Company's portfolio;  (ii) the success of the Advisor in generating  opportunities that meet the investment  objectives of the Company;  (iii) the rates charged to other REITs and to investors other than
REITs by advisors  that perform the same or similar  services;  (iv)  additional revenues realized by the Advisor and its Affiliates  through their  relationship
with  the  Company,  including  loan  administration,   underwriting  or  broker
commissions,  servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company  does  business;  (v) the quality and extent of service and advice furnished by the Advisor;  (vi) the performance of the investment  portfolio of the Company,  including income,  conservation or appreciation of capital,  and number and frequency of problem  investments;  and
(vii) the quality of the  Property,  Mortgage Loan and Secured  Equipment  Lease
portfolio of the Company in  relationship  to the  investments  generated by the
Advisor for its own account. The Board of Directors, including a majority of the
Independent  Directors,  may  not  approve  a new  fee  structure  that,  in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement,  which was entered into by the Company with the unanimous  approval  of  the  Board  of  Directors,  including  the  Independent
Directors,  expires one year after the date of execution,  subject to successive one-year  renewals  upon mutual  consent of the  parties.  The current  Advisory
Agreement  expires on May 13, 2003. In the event that a new Advisor is retained, the  previous  Advisor  will  cooperate  with the Company and the  Directors  in effecting  an  orderly  transition  of the  advisory  functions.  The  Board  of
Directors  (including a majority of the Independent  Directors)  shall approve a
successor  Advisor  only  upon  a  determination   that  the  Advisor  possesses
sufficient  qualifications to perform the advisory functions for the Company and that the  compensation  to be received  by the new  Advisor  pursuant to the new
Advisory Agreement is justified.

         The Advisory  Agreement may be  terminated  without cause or penalty by either  party,  or by the mutual  consent of the  parties  (by a majority of the
Independent  Directors  of the  Company or a majority  of the  directors  of the
Advisor,  as the case may be), upon 60 days' prior written notice. At that time, the Advisor  shall be entitled to receive  the  Performance  Fee if  performance standards  satisfactory  to a majority  of the Board of  Directors,  including a majority of the Independent  Directors,  when compared to (a) the performance of the Advisor in comparison with its  performance for other entities,  and (b) the performance  of other advisors for similar  entities,  have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any,  by which  (i) the  appraised  value of the  assets of the  Company  on the
Termination  Date, less the amount of all indebtedness  secured by the assets of the  Company,  plus  the  total  Distributions  made to  stockholders  from  the
Company's  inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the  Stockholders' 8% Return from inception  through the
Termination  Date.  The  Advisor  shall be  entitled  to receive all accrued but unpaid  compensation  and expense  reimbursements  in cash within 30 days of the
Termination  Date.  All other  amounts  payable to the Advisor in the event of a termination  shall be evidenced  by a promissory  note and shall be payable from time  to  time.  The  Performance  Fee  shall  be  paid  in 12  equal  quarterly installments without interest on the unpaid balance, provided,  however, that no payment will be made in any quarter in which such payment would  jeopardize  the
Company's  REIT  status,  in which  case any such  payment or  payments  will be delayed  until the next  quarter  in which  payment  would not  jeopardize  REIT status.  Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the  Performance Fee is incurred which relate to the  appreciation  of the  Company's  Assets  shall be an amount which provides  compensation  to the  terminated  Advisor only for that portion of the holding period for the respective  Assets during which such  terminated  Advisor provided  services to the Company.  If Listing occurs,  the Performance  Fee, if any,  payable  thereafter  will be as  negotiated  between  the  Company and the
Advisor.  The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure  appropriate  for a  perpetual-life entity  at  such  time,  if any,  as the  Shares  become  listed  on a  national securities  exchange or  over-the-counter  market.  The Performance  Fee, to the extent  payable at the time of  Listing,  will not be paid in the event that the
Subordinated  Incentive Fee is paid. The Subordinated  Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         The  Advisor  has the  right to assign  the  Advisory  Agreement  to an
Affiliate subject to approval by the Independent  Directors of the Company.  The
Company has the right to assign the Advisory  Agreement to any  successor to all of its assets, rights, and obligations.

         The Advisor  will not be liable to the Company or its  stockholders  or others, except by reason of acts constituting bad faith, fraud,  misconduct,  or negligence, and will not be responsible for any action of the Board of Directors in following or  declining to follow any advice or  recommendation  given by it.
The  Company  has  agreed to  indemnify  the  Advisor  with  respect  to acts or omissions  of the Advisor  undertaken  in good  faith,  in  accordance  with the foregoing  standards  and  pursuant to the  authority  set forth in the Advisory
Agreement.  Any indemnification  made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The  Managing  Dealer  is  entitled  to  receive  Selling   Commissions
amounting to 7.5% of the total  amount  raised from the sale of Shares of Common
Stock for  services in  connection  with the offering of Shares,  a  substantial portion of which may be paid as  commissions  to other  broker-dealers.  For the year ended December 31, 2002, the Company incurred approximately  $27,800,000 of such fees in connection  with the 2000 Offering and the 2002 Offering,  of which approximately  $26,300,000  was paid by CNL  Securities  Corp. as commissions to other  broker-dealers.  In addition,  during the period  January 1, 2003 through
February 28, 2003, the Company incurred approximately $7,700,000 of such fees in connection  with the 2002  Offering,  the  majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In  addition,  the  Managing  Dealer is entitled to receive a marketing support  fee equal to 0.5% of the total  amount  raised  from the sale of Shares from the 2000 Offering and the 2002  Offering,  all or a portion of which may be reallowed to other  broker-dealers.  For the year ended  December 31, 2002,  the
Company  incurred  approximately  $1,900,000 of such fees in connection with the
2000  Offering and the 2002  Offering,  the majority of which were  reallowed to other  broker-dealers.  In addition,  during the period  January 1, 2003 through
February 28, 2003, the Company incurred  approximately  $500,000 of such fees in connection  with the 2002  Offering,  the  majority of which has been or will be reallowed to other broker-dealers.

         CNL Securities  Corp.  will also receive,  in connection  with the 2000
Offering,  a soliciting  dealer  servicing  fee payable  annually by the Company beginning on December  31, 2003 in the amount of 0.20% of Invested  Capital from the 2000 Offering.  CNL Securities Corp. in turn may reallow all or a portion of such fees to  Soliciting  Dealers  whose clients hold Shares on such date. As of
December 31, 2002, no such fees had been incurred.

         The  Advisor is entitled to receive  Acquisition  Fees for  services in identifying  the Properties and  structuring  the terms of the  acquisition  and leases of the Properties and  structuring  the terms of the Mortgage Loans equal to 4.5% of Total  Proceeds.  For the year ended  December 31, 2002,  the Company incurred  approximately  $18,700,000  of such fees in  connection  with the 2000
Offering and the 2002 Offering.  In addition,  during the period January 1, 2003 through February 28, 2003, the Company incurred approximately $4,600,000 of such fees in connection with the 2002 Offering.  Additionally,  during the year ended
December 31, 2002, the Company incurred Acquisition Fees totalling approximately
$2,100,000  as a result of  Permanent  Financing  used to  acquire  the  certain
Properties.

         The Company and the Advisor  have  entered  into an Advisory  Agreement pursuant  to which the  Advisor  receives  a  monthly  Asset  Management  Fee of one-twelfth  of  0.60%  of  the  Company's  Real  Estate  Asset  Value  and  the
outstanding  principal  balance  of any  Mortgage  Loans  as of  the  end of the preceding  month. The Asset Management Fee, which will not exceed fees which are competitive for similar  services in the same geographic area, may or may not be taken,  in  whole  or in part as to any  year,  in the  sole  discretion  of the
Advisor.  All or any  portion  of the Asset  Management  Fee not taken as to any fiscal year shall be deferred  without  interest  and may be taken in such other fiscal year as the Advisor shall  determine.  During the year ended December 31,
2002 the Company incurred approximately $800,000 of such fees.

         The Company incurs  operating  expenses  which,  in general,  are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement  described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed,  in any Expense Year, the greater of 2% of Average  Invested
Assets or 25% of Net  Income.  During  the year ended  December  31,  2002,  the
Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative  services to the Company,  including  services related to accounting;  financial,  tax and regulatory compliance reporting;  stockholder  distributions and reporting;  due diligence  and  marketing;  and  investor  relations  (including  administrative services in connection with the offering of Shares) on a day-to-day  basis.  For the year ended December 31, 2002, the Company incurred approximately  $3,500,000 for these services,  approximately  $2,900,000 of such costs  represented  stock issuance costs, approximately $25,000 represented  acquisition-related costs and
approximately   $600,000   represented   general  operating  and  administrative
expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         The Company maintains bank accounts in a bank in which certain officers and  Directors  of the Company  serve as  directors  and are  stockholders.  The amounts deposited with this bank at February 28, 2003 and December 31, 2002 were approximately $5,500,000 and approximately $5,700,000,  respectively.  The terms and  conditions  offered by this bank are  similar  and  competitive  with terms offered by unrelated banks.

         In  conjunction  with a loan  related to the  purchase of the  Marriott
Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring  Agent.  In connection with this loan, the Structuring  Agent was paid structuring  fees equal to 2% of the loan.  Interest due under the loan is  payable  monthly  and  includes a margin of 30 basis  points  payable to the
Structuring Agent for monthly services provided by the Structuring Agent related to the  administration  of the loan. As of February 28, 2003,  the joint venture had paid the Structuring  Agent  approximately  $645,000 in structuring fees and interest.  Of  this  amount,  structuring  fees  totalling  $470,400  have  been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor,  is a non-voting Class C member of Century Capital Markets LLC.

         On May 30,  2002,  the  Company  acquired a 10%  interest  in a limited partnership  that owns a building in which the Advisor and its Affiliates  lease office space. The Company's  equity  investment in the partnership was $300,000.
The Company's share in the limited  partnership's  distributions is equal to its equity interest in the limited  partnership.  During the year ended December 31,
2002, the Company received $190,922 in distributions  from the partnership.  The remaining interest in the limited  partnership is owned by several Affiliates of the Advisor.  In  connection  with this  acquisition,  the Company has severally guaranteed its 16.67% share, or approximately  $2.6 million,  of a $15.5 million unsecured promissory note of the limited partnership.

                          PRIOR PERFORMANCE INFORMATION

         The  information  presented in this section  represents  the historical experience  of certain real estate  programs  organized by certain  officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in retirement  properties.
Investors in the Company should not assume that they will experience returns, if any,  comparable  to those  experienced  by  investors in such prior public real estate  programs.  Investors  who purchase  Shares will not thereby  acquire any ownership  interest in any  partnerships  or corporations to which the following information relates.

         Two  Directors  of the  Company,  James M.  Seneff,  Jr.  and Robert A.
Bourne, individually or with others have served as general partners of 89 and 88 real estate limited  partnerships,  respectively,  including 18 publicly offered
CNL Income Fund  partnerships,  and as directors and/or officers of two unlisted public REITs.  None of these  limited  partnerships  or unlisted  REITs has been audited by the IRS. Of course,  there is no guarantee  that the Company will not be audited. Based on an analysis of the operating results of the prior programs,
Messrs.  Seneff  and Bourne  believe  that each of such  programs  has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in
November  1985 and whose  sole  stockholders  are  Messrs.  Seneff  and  Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited  partnerships,  all of which were organized to invest in fast-food,  family-style and in the case of two of the partnerships,  casual-dining restaurant properties.  In addition, Mr.
Seneff  currently  serves as a director and an officer and Mr. Bourne  currently serves as a director of CNL American  Properties  Fund, Inc., an unlisted public
REIT organized to invest in fast-food, family-style and casual-dining restaurant properties,  mortgage loans and secured  equipment  leases.  Messrs.  Seneff and
Bourne  also  currently  serve as  directors  and  officers  of CNL  Hospitality
Properties   Inc.,  an  unlisted  public  REIT  organized  to  invest  in  hotel properties,  mortgage loans and secured equipment  leases.  Both of the unlisted public REITs have investment  objectives similar to those of the Company.  As of
December 31, 2002, the 18  partnerships  and the two unlisted REITs had raised a total  of  approximately  $2.8  billion  from a total of  approximately  124,000 investors,  and owned,  directly or indirectly,  approximately  1,900 fast-food, family-style and casual-dining  restaurant properties,  and 56 hotel properties.
None of the 18 public partnerships or the two unlisted public REITs has invested in  retirement  properties.  Certain  additional  information  relating  to  the offerings  and  investment  history  of the 18 public  partnerships  and the two unlisted public REITs is set forth below.

                                                                                      Number of           Date 90% of Net
                                                                                       Limited             Proceeds Fully
                             Maximum                                                 Partnership            Invested or
Name of                      Offering                                                  Units or             Committed to
Entity                       Amount (1)                   Date Closed                Shares Sold           Investment (2)
------                       ----------                   -----------                -----------           --------------

CNL Income                   $15,000,000                  December 31, 1986             30,000             December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000                  August 21, 1987               50,000             November 1987
Fund II, Ltd.                (50,000 units)

                                                                                       Number of           Date 90% of Net
                                                                                        Limited             Proceeds Fully
                             Maximum                                                  Partnership            Invested or
Name of                      Offering                                                  Units or              Committed to
Entity                       Amount (1)                   Date Closed                 Shares Sold           Investment (2)
------                       ----------                   -----------                 -----------           --------------

CNL Income                   $25,000,000                  April 29, 1988                50,000              June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000                  December 6, 1988              60,000             February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000                  June 7, 1989                  50,000             December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000                  January 19, 1990              70,000             May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000                  August 1, 1990              30,000,000           January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000                  March 7, 1991               35,000,000           September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000                  September 6, 1991            3,500,000           November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000                  April 22, 1992               4,000,000           June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000                  October 8, 1992              4,000,000           September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000                  April 15, 1993               4,500,000           July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000                  September 13, 1993           4,000,000           August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000                  March 23, 1994               4,500,000           May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000                  September 22, 1994           4,000,000           December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000                  July 18, 1995                4,500,000           August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000                  October 10, 1996             3,000,000           December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000                  February 6, 1998             3,500,000           December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413                 January 20, 1999 (3)      37,373,221 (3)         February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)

CNL Hospitality              $1,325,072,637                        (4)                    (4)                    (4)
Properties, Inc.             (132,507,264 shares)

---------------------

(1)      The amount stated includes the exercise by the general partners of each partnership  of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL
         Income Fund III,  Ltd.,  CNL Income Fund IV, Ltd.,  CNL Income Fund VI,
         Ltd.,  CNL Income Fund VIII,  Ltd., CNL Income Fund X, Ltd., CNL Income
         Fund XII,  Ltd.,  CNL Income Fund XIV,  Ltd., CNL Income Fund XVI, Ltd.
         and CNL Income Fund XVIII,  Ltd.  The number of shares of common  stock for CNL American  Properties  Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2)      For a description of the property  acquisitions by these programs,  see the table set forth on the following page.

(3)      In April 1995,  APF  commenced  an offering of a maximum of  16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of  subscriptions  totalling  $150,591,765
         (15,059,177  shares),  including  $591,765  (59,177 shares) through the reinvestment  plan.  Following  completion  of the initial  offering on
         February  6, 1997,  APF  commenced  a  subsequent  offering  (the "1997
         Offering") of up to 27,500,000  shares  ($275,000,000) of common stock.
         On  March  2,  1998,   the  1997   Offering   closed  upon  receipt  of
         subscriptions  totalling  $251,872,648  (25,187,265 shares),  including
         $1,872,648  (187,265 shares) through the reinvestment  plan.  Following completion  of the 1997  Offering  on March 2, 1998,  APF  commenced  a subsequent  offering (the "1998  Offering") of up to 34,500,000  shares
         ($345,000,000)  of common  stock.  As of  December  31,  1998,  APF had received  subscriptions  totalling  $345,000,000  (34,500,000  shares), including  $3,107,848  (310,785 shares) through the reinvestment  plan, from the 1998 Offering.  The 1998 Offering closed in January 1999, upon receipt of the proceeds  from the last  subscriptions.  As of March 31,
         1999,   net  proceeds  to  APF  from  its  three   offerings   totalled
         $670,151,200  and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4)      Effective  July  9,  1997,  CNL  Hospitality   Properties,   Inc.  (the
         "Hospitality   Properties   REIT")  commenced  an  offering  of  up  to
         16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the
         initial  offering  closed  upon  receipt  of  subscriptions   totalling
         $150,072,637  (15,007,264  shares),  including  $72,637  (7,264 shares)
         through the  reinvestment  plan.  Following  completion  of the initial offering on June 17, 1999, the Hospitality  Properties REIT commenced a subsequent  offering (the "1999  Offering") of up to 27,500,000  shares
         ($275,000,000)  of  common  stock.  On  September  14,  2000,  the 1999
         Offering closed upon receipt of subscriptions  totalling  approximately
         $275,000,000.   Following  the  completion  of  the  1999  Offering  on
         September  14,  2000,  the  Hospitality  Properties  REIT  commenced  a subsequent  offering (the "2000  Offering") of up to 45,000,000  shares
         ($450,000,000)  of common stock.  On April 22, 2002,  the 2000 Offering closed upon receipt of subscriptions totalling $450,000,000.  Following the completion of the 2000 Offering,  the  Hospitality  Properties REIT
         commenced  a  subsequent  offering  (the  "2002  Offering")  of  up  to
         45,000,000 shares  ($450,000,000) of common stock. On February 4, 2003, the 2002  Offering  closed  upon  receipt  of  subscriptions  totalling
         $450,000,000.  Following  the  completion  of the  2002  Offering,  the
         Hospitality  Properties REIT commenced a subsequent offering (the "2003
         Offering")  of up to  175,000,000  shares  ($1,750,000,000)  of  common stock.  As of December 31, 2002, the  Hospitality  Properties  REIT had
         received subscriptions  totalling  $1,267,821,302  (126,782,130 shares)
         from its public offerings.  As of such date, the Hospitality Properties
         REIT  owned   interests  in  56  properties,   including  one  property
         consisting of land only.

         Mr.  Seneff  and Mr.  Bourne  are  also the  sole  stockholders  of DRR
Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31,
2001,  the  partnership  had raised  $27.5  million from 267  investors  and had invested  approximately $8.8 million in the resort, which opened on November 30,
2002.

         As of December 31, 2002, Mr. Seneff and Mr. Bourne, directly or through affiliated  entities,  also had served as joint general partners of 69 nonpublic real estate  limited  partnerships.  The  offerings of all of these 69 nonpublic
limited   partnerships  had  terminated  as  of  December  31,  2002.  These  69 partnerships  raised a total of $185,927,353 from approximately 4,600 investors, and purchased,  directly or through  participation in a joint venture or limited partnership, interests in a total of 304 projects as of December 31, 2002. These
304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships),  12 office buildings (comprising 4% of the total
amount  raised  by  all  69  partnerships),  238  fast-food,   family-style,  or
casual-dining  restaurant properties and business investments (comprising 70% of the total amount raised by all 69  partnerships),  one  condominium  development
(comprising  0.5% of the  total  amount  raised  by all 69  partnerships),  four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships),
28  commercial/retail  properties  (comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional  nonpublic real estate limited  partnerships which raised a total of  $240,000  from 12  investors  and  purchased  two office  buildings  with an aggregate  purchase price of $928,390.  Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional  nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased,  through  participation  in a limited  partnership,  one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited  partnerships  whose offerings had closed as of December 31, 2001 (including 18 CNL Income Fund limited  partnerships)  in which Mr. Seneff  and/or Mr. Bourne serve or have served as general  partners in the past, 39 invested in restaurant  properties leased on a "triple-net"  basis,
including  eight  which  also  invested  in  franchised   restaurant  businesses
(accounting  for  approximately  93% of the total  amount  raised by all 90 real estate limited partnerships).

         In addition to the real estate limited partnerships described above, in
2002, a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and  stockholders of the corporate  general partner,  raised  $2,500,000 from 68 investors and entered into a mortgage  loan,  as the lender,  with an affiliated limited partnership.

         The following table sets forth summary information,  as of December 31,
2002, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.
      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
     -----------            --------------           -------------------          -----------           --------
CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------
CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        66 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MD, MI, MN, NC, NE,
                                                     NM, NY, OH, OK, PA,
                                                     TN, TX, VA, WA, WY

CNL Income Fund            59 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               NE, OH, PA, SC, TN,
                                                     TX, UT, WA

CNL Income Fund            54 fast-food or           AZ, CO, FL, IL, IN,             All cash            Public
VIII, Ltd.                 family-style              LA, MI, MN, NC, NY,
                           restaurants               OH, OR, TN, TX, VA

CNL Income Fund IX,        54 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MD, MI,
                           restaurants               MN, MS, NC, NH, NY,
                                                     OH, SC, TN, TX

CNL Income Fund X,         59 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        48 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            58 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IA, IN, LA, MO,
                           restaurants               MS, NC, NM, OH, SC,
                                                     TN, TX, WA

CNL Income Fund            53 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
   -------------           -----------------         -------------------           ----------           --------
CNL Income Fund            72 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income und XV,         61 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            53 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, LA,
                           restaurants               MN, MO, NC, NM, NV,
                                                     OH, PA, TN, TX, UT, WI

CNL Income Fund            39 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MD, MI, NC, NE, NV,
                           casual-dining             OH, SC, TN, TX, WA, WI
                           restaurants

CNL Income Fund            30 fast-food,             AZ, CA, CO, FL, GA,             All cash            Public
XVIII, Ltd.                family-style or           IL, KY, MD, MN, NC,
                           casual-dining             NV, NY, OH, PA, TN,
                           restaurants               TX, VA

CNL American               1,118 fast-food,          AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties Fund,           family-style or           CT, DE, FL, GA, IA,
Inc.                       casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            55 limited                AZ, CA, CO, CT, FL,               (2)             Public REIT
Properties, Inc.           service, extended         GA, HI, KS, MA, MD,
                           stay or full              ME, MI, NC, NJ, NV,
                           service hotels            OR, PA, TX, UT, VA, WA

---------------------

(1)      As of March 31,  1999,  all of APF's  net  offering  proceeds  had been invested or committed for investment in properties and mortgage  loans.
         Since April 1, 1999, APF has used proceeds from its lines of credit and other borrowing to acquire and develop  properties and to fund mortgage loans and secured equipment leases.

(2)      As of December 31, 2002, approximately 42.95% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired  using  proceeds  from the  Hospitality  Properties  REITs equity offerings.

         A more detailed  description of the acquisitions by real estate limited partnerships  and the two unlisted REITs sponsored by Messrs.  Seneff and Bourne is set  forth  in  prior  performance  Table  VI,  included  in  Part  II of the registration  statement  filed with the Securities  and Exchange  Commission for this offering.  A copy of Table VI is available to stockholders from the Company upon  request,  free of charge.  In addition,  upon request to the Company,  the
Company will provide, without charge, a copy of the most recent Annual Report on
Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund,
Ltd.,  CNL Income Fund II, Ltd.,  CNL Income Fund III, Ltd., CNL Income Fund IV,
Ltd.,  CNL Income Fund V, Ltd.,  CNL Income Fund VI, Ltd.,  CNL Income Fund VII,
Ltd.,  CNL Income Fund VIII,  Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X,
Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII,
Ltd.,  CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI,
Ltd.,  CNL Income Fund XVII,  Ltd.,  CNL Income Fund XVIII,  Ltd.,  CNL American
Properties  Fund, Inc. and CNL Hospitality  Properties,  Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential  purchasers of Shares in the Company with information  to enable  them to  evaluate  the prior  experience  of the Messrs.
Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted  REITs,  including those set forth in the foregoing table,  certain financial and other  information  concerning those limited  partnerships  and the two  unlisted  REITs with  investment  objectives similar to one or more of the Company's  investment  objectives,  is provided in the Prior  Performance  Tables  included as Appendix  B.  Information  about the previous public programs, the offerings of which became fully subscribed between
January 1998 and December 2002, is included therein.  Potential stockholders are encouraged to examine the Prior  Performance  Tables  attached as Appendix B (in
Table III), which include information as to the operating results of these prior programs,  for more detailed  information  concerning  the experience of Messrs.
Seneff and Bourne.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment  objectives are to preserve,  protect, and enhance the Company's assets while (i) making quarterly Distributions;  (ii)
obtaining  fixed income  through the receipt of base rent,  and  increasing  the
Company's income (and Distributions) and providing  protection against inflation through  automatic  fixed increases in base rent or increases in base rent based on  increases  in  consumer  price  indices  over the terms of the  leases,  and obtaining  fixed  income  through the receipt of payments on Mortgage  Loans and
Secured  Equipment  Leases;  (iii)  continuing  to qualify as a REIT for federal income  tax  purposes;  and (iv)  providing  stockholders  of the  Company  with liquidity  of their  investment,  either in whole or in part,  within  six years after  commencement  of this offering,  through (a) Listing,  or, (b) if Listing does not occur by December 31, 2008,  the  commencement  of orderly Sales of the
Company's  Assets,  outside the ordinary  course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof.
The sheltering  from tax of income from other sources is not an objective of the
Company.  If the Company is successful in achieving its investment and operating objectives,  the  stockholders  (other than  tax-exempt  entities) are likely to recognize  taxable  income in each  year.  While  there is no order of  priority intended in the listing of the Company's objectives, stockholders should realize that the  ability  of the  Company  to meet  these  objectives  may be  severely handicapped by any lack of diversification of the Company's  investments and the terms of the leases.

         The  Company  intends to meet its  objectives  through  its  investment policies of (i)  purchasing  carefully  selected,  well-located  Properties  and leasing  them on a  "triple-net"  basis  (which  means that the  tenant  will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance)  to tenants under leases  generally  requiring the tenant to pay base annual rental with automatic  fixed  increases in base rent or increases in base rent based on  increases in consumer  price  indices over the term of the lease, and (ii) offering Mortgage Loans and Secured Equipment Leases to Operators.

         In accordance  with its  investment  policies,  the Company  intends to invest in Properties  whose tenants are Operators to be selected by the Company, or whose tenants have  contracted  with  third-party  Operators  approved by the
Company,  based upon recommendations by the Advisor.  Although there is no limit on the number of properties of a particular tenant or Operator which the Company may acquire,  the Board of  Directors,  including a majority of the  Independent
Directors,  will review the Company's  Properties  and potential  investments in terms of geographic, property type and chain diversification. Potential Mortgage
Loan borrowers and Secured  Equipment  Lease lessees or borrowers will similarly be  Operators  selected or  approved by the  Company,  following  the  Advisor's recommendations.  The Company has  undertaken,  consistent with its objective of qualifying as a REIT for federal  income tax purposes,  to ensure that the value of all Secured Equipment  Leases,  in the aggregate,  will not exceed 25% of the
Company's total assets,  while Secured  Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that  investments  will be made in  Properties,  Mortgage  Loans and
Secured  Equipment  Leases  in  various  locations  in  an  attempt  to  achieve diversification  and thereby  minimize  the effect of changes in local  economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property.  See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate
and Other  Investment  Risks -- Possible lack of  diversification  increases the risk of investment." For a more complete  description of the manner in which the structure of the Company's  business,  including its investment  policies,  will facilitate  the Company's  ability to meet its  investment  objectives,  see the
"Business" section.

         The investment objectives of the Company may not be changed without the approval of stockholders  owning a majority of the Shares of outstanding  Common
Stock. The Bylaws of the Company require the Independent Directors to review the
Company's  investment  policies at least annually to determine that the policies are in the best interests of the stockholders.  The  determination  shall be set forth in the  minutes  of the Board of  Directors  along with the basis for such determination. The Directors (including a majority of the Independent Directors)
have the right,  without a stockholder  vote, to alter the Company's  investment policies  but  only to the  extent  consistent  with  the  Company's  investment objectives and investment  limitations.  See "Investment Objectives and Policies
-- Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a
REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved  real property or mortgage  loans on unimproved  real  property.  For purposes of this  paragraph,  "unimproved  real  property"  does not include any
Property  under  construction,  under  contract for  development  or planned for development within one year.

         2. The Company  shall not invest in  commodities  or  commodity  future contracts.  This  limitation  is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company  shall not invest in or make  Mortgage  Loans  unless an appraisal is obtained concerning the underlying property.  Mortgage indebtedness on any property shall not exceed such  property's  appraised  value. In cases in which a majority of  Independent  Directors  so  determine,  and in all cases in which the Mortgage Loan involves the Advisor,  Directors,  or  Affiliates,  such appraisal must be obtained from an independent  expert concerning the underlying property.  Such  appraisal  shall be maintained in the Company's  records for at least five years,  and shall be available for inspection and  duplication by any stockholder.  In addition  to the  appraisal,  a  mortgagee's  or owner's  title insurance  policy or  commitment as to the priority of the mortgage or condition of the title  must be  obtained.  The  Company  may not  invest  in real  estate contracts of sale otherwise known as land sale contracts.

         4. The  Company  may not make or invest in  Mortgage  Loans,  including construction  loans, on any one Property if the aggregate amount of all mortgage loans  outstanding  on the Property,  including the loans of the Company,  would exceed  an  amount  equal  to 85% of the  appraised  value  of the  Property  as determined by appraisal unless substantial  justification  exists because of the presence of other underwriting  criteria.  For purposes of this subsection,  the
"aggregate amount of all mortgage loans  outstanding on the Property,  including the loans of the  Company"  shall  include all  interest  (excluding  contingent participation in income and/or appreciation in value of the mortgaged property), the  current  payment  of which may be  deferred  pursuant  to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in  indebtedness  ("Junior Debt") secured by a  mortgage  on real  property  which  is  subordinate  to the  lien or other indebtedness  ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding  amount of the Senior Debt, does not exceed 90% of the appraised value of such property,  if after giving effect  thereto,  the value of all such investments  of the Company (as shown on the books of the Company in  accordance with generally accepted accounting  principles after all reasonable reserves but before  provision for  depreciation)  would not then exceed 25% of the Company's
Net Assets.  The value of all  investments  in Junior Debt of the Company  which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The  Company  may not engage in any short  sale,  or  borrow,  on an unsecured basis, if such borrowing will result in an asset coverage of less than
300%, except that such borrowing  limitation shall not apply to a first mortgage trust. "Asset cover0age," for the purpose of this section, means the ratio which the  value  of  the  total  assets  of  an  issuer,  less  all  liabilities  and
indebtedness  except  indebtedness  for  unsecured  borrowings,   bears  to  the
aggregate amount of all unsecured borrowings of such issuer.

         7. The Company may not incur any indebtedness  which would result in an aggregate amount of Leverage in excess of 300% of Net Assets.

         8. The  Company may not make or invest in any  mortgage  loans that are subordinate  to any  mortgage,  other  indebtedness  or equity  interest  of the
Advisor, the Directors, or Affiliates of the Company.

         9. The Company will not invest in equity  securities  unless a majority of the Directors  (including a majority of Independent  Directors) not otherwise
interested  in  such   transaction   approve  the  transaction  as  being  fair,
competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's  ability to qualify and remain qualified as a REIT.
Investments in entities affiliated with the Advisor, a Director, the Company, or
Affiliates thereof are subject to the restrictions on joint venture investments.
In addition,  the Company shall not invest in any security of any entity holding investments  or engaging in activities  prohibited by the Company's  Articles of
Incorporation.

         10. The Company will not issue (i) equity securities  redeemable solely at the option of the holder (except that  stockholders may offer their Shares to the Company as described  under  "Redemption of Shares,");  (ii) debt securities unless the  historical  debt service  coverage (in the most  recently  completed fiscal  year),  as adjusted for known  charges,  is  sufficient  to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements;  (iv) non-voting or assessable securities; or (v) options, warrants,  or similar evidences of a right to buy its securities  (collectively,
"Options");  provided  however  that  Options  may be  issued  (1) to all of its stockholders ratably, (2) as part of a financing arrangement,  or (3) as part of a stock  option plan  available  to  Directors,  officers,  or  employees of the
Company or the Advisor.  Options may not be issued to the Advisor,  Directors or any Affiliate  thereof  except on the same terms as such Options are sold to the general  public.  Options  may be  issued to  persons  other  than the  Advisor,
Directors or any Affiliate thereof but not at exercise prices less than the fair market  value of the  underlying  securities  on the  date of grant  and not for consideration that, in the judgment of the Independent  Directors,  has a market value less than the value of such Option on the date of grant.  Options issuable to the Advisor,  Directors or any Affiliate  thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         11. A majority of the Directors shall authorize the consideration to be paid for each  Property,  based on the fair market value of the  Property.  If a majority of the Independent Directors determine,  or if the Property is acquired from the Advisor,  a Director,  or  Affiliates  thereof,  such fair market value shall  be  determined  by an  Independent  Expert  selected  by the  Independent
Directors.

         12.  The  Company  will  not  engage  in  underwriting  or  the  agency distribution  of  securities  issued by others or in  trading,  as  compared  to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately  recorded in the chain of title.

         14. The Company  will not invest in any foreign  currency or bullion or engage in short sales.

         15. The Company will not issue senior  securities except notes to banks and other lenders and preferred shares.

         16. The Company  will not make loans to the Advisor or its  Affiliates, except (A) mortgage loans subject to the restrictions  governing  mortgage loans in the  Articles  of  Incorporation  (including  the  requirement  to  obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the
Company.

         17.  The  Company  will  not  operate  so  as to  be  classified  as an
"investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company  believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the Shares of outstanding Common Stock.

         Except as set forth above or elsewhere in this Prospectus,  the Company does not intend to issue senior  securities;  borrow money;  make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale
(or  turnover)  of  investments;  offer  securities  in exchange  for  property, repurchase or otherwise reacquire its Shares or other securities; or make annual or other  reports to security  holders.  The Company  evaluates  investments  in
Mortgage  Loans on an  individual  basis and does not have a  standard  turnover policy with respect to such investments.

                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal  income tax  purposes,  among other  things,  the  Company  must make  distributions  each  taxable  year (not including  any return of capital for federal  income tax  purposes)  equal to at least 90% of its real estate investment trust taxable income, although the Board of  Directors,  in its  discretion,  may increase  that  percentage  as it deems appropriate.  See "Federal Income Tax  Considerations -- Taxation of the Company
-- Distribution  Requirements."  The declaration of  Distributions is within the
discretion   of  the  Board  of  Directors   and  depends  upon  the   Company's
distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table presents total Distributions and Distributions per
Share:
                                                              Quarter
                                   --------------------------------------------------------------
                                      First           Second           Third           Fourth            Year
                                   -------------    ------------    -------------    ------------    --------------

   2002:
   Total Distributions               $1,552,344      $2,586,745       $4,097,267      $6,143,121       $14,379,477
   declared
   Distributions per Share               0.1749          0.1749           0.1749          0.1755            0.7002

   2001:
   Total Distributions                 $219,887        $247,922         $312,583        $726,930        $1,507,322
   declared
   Distributions per Share               0.1749          0.1749           0.1749          0.1749            0.6996

   2000:
   Total Distributions                  $43,593        $108,932         $160,911        $188,642          $502,078
   declared
   Distributions per Share               0.0750          0.1537           0.1749          0.1749            0.5785

   1999:
   Total Distributions                 (2)              (2)              $16,460         $33,944           $50,404
   declared
   Distributions per Share             (2)              (2)               0.0500          0.0750            0.1250

(1)      In January  and  February  2003,  the  Company  declared  Distributions totalling $2,604,002 and $2,878,892, respectively (representing $0.0589 per Share), payable by March 31, 2003.

(2)      For the period  December 22, 1997 (date of inception)  through July 13,
         1999,  the  Company  did  not  make  any  cash  distributions   because
         operations had not commenced.

(3)      For the years ended  December 31, 2002,  2001 and 2000,  and the period
         July 13, 1999 (the date  operations of the Company  commenced)  through
         December 31, 1999,  approximately 65%, 65%, 54% and 100%, respectively, of the  Distributions  declared and paid were considered to be ordinary income  and for the  years  ended  December  31,  2002,  2001 and 2000, approximately 35%, 35% and 46%, respectively,  were considered a return of capital for federal income tax purposes.  No amounts  distributed to stockholders for the periods  presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested  Capital.  Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering  stage as of December 31, 2002,  the  characterization  of
         Distributions  for  federal  income  tax  purposes  is not  necessarily considered by management to be representative  of the  characterization of Distributions in future periods.

(4)      Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations.
         For  the  years  ended  December  31,  2002,   2001,   2000  and  1999,
         approximately   21%,   39%,  55%  and  100%,   respectively,   of  cash
         distributions  represent a return of capital in  accordance  with GAAP.
         Cash  distributions  treated  as a return of  capital  on a GAAP  basis represent the amount of cash distributions in excess of net earnings on a GAAP  basis,  including  deductions  for  depreciation  expense.  The
         Company  has not  treated  such  amounts  as a return  of  capital  for purposes  of  calculating  Invested  Capital and the  Stockholders'  8%
         Return.

(5)      Distributions  declared and paid for the years ended December 31, 2002,
         2001 and 2000,  represent  a  distribution  rate of 7%, 7% and  5.785%, respectively, of Invested Capital.

         The  Company  intends to  continue  to make  regular  Distributions  to
stockholders.   Distributions  will  be  made  to  those  stockholders  who  are stockholders  as of  the  record  date  selected  by the  Directors.  Currently,
Distributions  are declared  monthly and paid  quarterly,  unless a  stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition,  Distributions are expected to be declared monthly and paid quarterly  during any  subsequent  offering,  and  declared  and paid  quarterly thereafter.  However, in the future, the Board of Directors,  in its discretion, may  determine  to declare  Distributions  on a daily basis  during the offering period.

         Distributions   may  be  payable   monthly  by  the   election  of  the
stockholder. A stockholder may elect to receive monthly Distributions by written notice to the Company upon subscription,  or, thereafter, upon at least 10 days'
prior  written  notice to the Company,  with any such  election  made  following subscription  to be effective  as of the  beginning  of the  following  calendar quarter.  Absent  such an  election,  stockholders  will  receive  Distributions quarterly. In any quarter,  stockholders may terminate their election to receive
Distributions  monthly  rather than  quarterly by written notice to the Company, which  termination  will  be  effective  as of the  beginning  of the  following calendar quarter. The Board of Directors, in its sole discretion,  in the future may elect to pay Distributions solely on a quarterly basis.

         The  Company  may,  in the future,  charge  stockholders  who elect the monthly distribution option an annual  administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions.
The Company may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly  Distributions,  with such notice to be given at least 30 days prior to the  beginning of the  calendar  quarter that includes the first month to which the new fee will apply.

         Stockholders  who elect the  monthly  Distribution  option  will not be eligible to participate in the Reinvestment  Plan, unless the Board of Directors elects  to make  Distributions  to all  stockholders  on a  monthly  basis.  See
"Summary of Reinvestment Plan."

         The Company is required to distribute annually at least 90% of its real estate  investment  trust taxable income to maintain its objective of qualifying as a REIT.  Generally,  income  distributed  will not be taxable to the  Company under  federal  income  tax laws if the  Company  complies  with the  provisions relating to  qualification  as a REIT.  If the cash  available to the Company is insufficient  to pay such  Distributions,  the Company may obtain the  necessary funds by borrowing,  issuing new securities or selling Assets.  These methods of obtaining funds could affect future Distributions by increasing operating costs.
To the extent that  Distributions  to stockholders  exceed earnings and profits, such  amounts  constitute a return of capital for federal  income tax  purposes, although such Distributions  might not reduce  stockholders'  aggregate Invested
Capital.  Distributions in kind shall not be permitted, except for distributions of readily  marketable  securities;  distributions of beneficial  interests in a liquidating  trust  established  for  the  dissolution  of the  Company  and the liquidation  of its  assets  in  accordance  with the terms of the  Articles  of
Incorporation; or distributions of in-kind property, as long as, with respect to in-kind  property,  the Board of Directors (i) advises each  stockholder  of the risks  associated  with  direct  ownership  of the  property;  (ii)  offers each stockholder the election of receiving in-kind property distributions;  and (iii)
distributes   in-kind  property  only  to  those  stockholders  who  accept  the
Directors' offer.

         Distributions  will  be  made  at  the  discretion  of  the  Directors, depending  primarily on net cash from  operations  (which includes cash received from  tenants  except  to the  extent  that  such  cash  represents  a return of principal  in regard to the lease of a Property  consisting  of  building  only, distributions from joint ventures, and interest income from lessees of Equipment and  borrowers  under  Mortgage  Loans,  less  expenses  paid)  and the  general financial  condition of the Company,  subject to the obligation of the Directors to cause the  Company to  qualify  and remain  qualified  as a REIT for  federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a  corporation  under the laws of the State of Maryland. As a Maryland corporation,  the Company is governed by the Maryland
General  Corporation Law. Maryland corporate law deals with a variety of matters
regarding  Maryland   corporations,   including   liabilities  of  the  Company,
stockholders,  directors,  and  officers,  the  amendment  of  the  Articles  of
Incorporation,  and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland  corporate law, it is customary for a
Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The  Articles of  Incorporation  and the Bylaws of the Company  contain certain  provisions  that could make it more difficult to acquire control of the
Company  by  means of a tender  offer,  a proxy  contest,  or  otherwise.  These provisions  are  expected  to  discourage  certain  types of  coercive  takeover practices  and  inadequate  takeover  bids and to encourage  persons  seeking to acquire  control of the Company to negotiate  first with its Board of Directors.
The  Company  believes  that  these  provisions  increase  the  likelihood  that proposals  initially will be on more attractive  terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The  Articles  of  Incorporation  also  permit  Listing by the Board of
Directors after completion or termination of this offering.

         The discussion below sets forth material  provisions of governing laws, instruments  and  guidelines  applicable  to  the  Company.  For  more  complete provisions,  reference is made to the Maryland  General  Corporation Law and the
Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         General.  The Company has authorized a total of  206,000,000  shares of capital stock, consisting of 100,000,000 Shares of Common Stock, $0.01 par value per  Share,  3,000,000  shares  of  Preferred  Stock  ("Preferred  Stock"),  and
103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share.  Of the  103,000,000  Excess  Shares,  100,000,000  are  issuable  in exchange for Common Stock and  3,000,000  are issuable in exchange for Preferred
Stock as described below at "Summary of the Articles of Incorporation and Bylaws
--  Restriction  of  Ownership."  As of  February  28,  2003,  the  Company  had
54,420,931 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 120,830 Shares issued  pursuant  to the  Reinvestment  Plan) and no  Preferred  Stock or Excess
Shares outstanding.

         The Board of Directors  has approved a resolution to amend the Articles of  Incorporation  to increase the number of  authorized  Shares of Common Stock from 100,000,000 to 450,000,000. Pursuant to the Articles of Incorporation, this amendment  must be approved by the  affirmative  vote of the holders of not less than a majority of the Shares of Common Stock  outstanding  and entitled to vote
thereon.   The  Board  of  Directors  expects  to  submit  this  matter  to  the stockholders  for  approval  at the 2003 annual  meeting.  In the event that the increase in the number of authorized Shares is not approved by the stockholders, this offering will be limited to up to 38,000,000  Shares. In the event that the increase in the number of  authorized  Shares is  approved by the  stockholders, this  offering  will be for up to  175,000,000  Shares.  See "The  Offering." In
addition,  if the increase in the number of authorized Shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of Common  Stock of up to the  number of  unissued  authorized  Shares of Common
Stock  available  following the  termination of this  offering,  and may, in the future,  seek to increase the number of authorized Shares, if it determines that such action is in the best interest of the Company.

         The Company will not issue share  certificates  except to  stockholders who make a written request to the Company. Each stockholder's investment will be
recorded  on  the  books  of  the  Company,   and  information   concerning  the
restrictions  and rights  attributable  to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection  with an issuance or transfer.  A stockholder  wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed  form and any other  required  documentation  must be  received  by the
Company on or before the 15th of the month for the transfer to be effective  the following  month.  Subject to  restrictions  in the  Articles of  Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized  as the  holder of such  Shares as of the first day of the  following
month  on  which  the  Company   receives   properly   executed   documentation.
Stockholders  who are  residents  of New York may not  transfer  fewer  than 250
Shares at any time.

         Stockholders  have no  preemptive  rights to purchase or subscribe  for securities  that the Company may issue  subsequently.  Each Share is entitled to one vote per  Share,  and  Shares  do not have  cumulative  voting  rights.  The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the
Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The  Articles of  Incorporation  authorize  the Board of  Directors  to designate and issue from time to time one or more classes or series of Preferred
Shares without  stockholder  approval.  The Board of Directors may determine the relative  rights,  preferences,  and  privileges  of each  class  or  series  of
Preferred Stock so issued. The issuance of Preferred Shares shall be approved by a majority  of the  Independent  Directors  who do not have any  interest in the transactions  and  who  have  access,  at the  expense  of the  Company,  to the
Company's or independent  legal counsel.  Because the Board of Directors has the power to  establish  the  preferences  and  rights  of each  class or  series of
Preferred  Stock,  it may afford the holders of any series or class of Preferred
Stock preferences,  powers, and rights senior to the rights of holders of Common
Stock;  however,  the voting rights for each share of Preferred  Stock shall not exceed  voting rights which bear the same  relationship  to the voting rights of the Shares as the consideration  paid to the Company for each share of Preferred
Stock  bears to the book  value of the  Shares on the date  that such  Preferred
Stock is  issued.  The  issuance  of  Preferred  Stock  could have the effect of delaying  or  preventing  a change  in  control  of the  Company.  The  Board of
Directors has no present plans to issue any Preferred Stock.

         Similarly,  the  voting  rights per share of equity  securities  of the
Company (other than the publicly held equity  securities of the Company) sold in a private  offering  shall not  exceed  the  voting  rights  which bear the same relationship to the voting rights of the publicly held equity  securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding  publicly held equity security.  The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the  characteristics  of the Excess Shares,  which differ from Common Stock and Preferred Stock in a number of respects,  including voting and economic rights,  see "Summary of the Articles of  Incorporation  and
Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of  Incorporation  provide that the number of Directors of the Company  cannot be less than three nor more than 15. A majority of the Board of Directors  will be  Independent  Directors.  See  "Management  -- Independent
Directors."  Each Director,  other than a Director elected to fill the unexpired term of  another  Director,  will be elected  at each  annual  meeting or at any special meeting of the  stockholders  called for that purpose,  by a majority of the Shares of Common  Stock  present in person or by proxy and entitled to vote.
Independent  Directors  will  nominate  replacements  for  vacancies  among  the
Independent Directors.  Under the Articles of Incorporation,  the term of office
for  each  Director  will  be  one  year,   expiring  each  annual   meeting  of
stockholders;  however,  nothing in the  Articles of  Incorporation  prohibits a director  from being  reelected by the  stockholders.  The Directors may not (a)
amend  the  Articles  of  Incorporation,  except  for  amendments  which  do not adversely  affect the rights,  preferences and privileges of  stockholders;  (b)
sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution;  (c) cause the merger or other  reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may  establish  such  committees  as they deem  appropriate  (provided  that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual  meeting  will be held for the purpose of electing  Directors and for the  transaction  of such other business as may come before the meeting, and will be held not less than 30 days  after  delivery  of the  annual  report.
Under the Company's  Bylaws,  a special meeting of stockholders may be called by the chief executive officer,  a majority of the Directors,  or a majority of the
Independent Directors. Special meetings of the stockholders also shall be called by the secretary of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the  outstanding  Common Stock entitled to vote at such meeting.  Upon receipt of such a written request,  either in person or by mail,  stating the purpose or purposes of the meeting,  the Company  shall provide all  stockholders,  within ten days of receipt of the  written  request, written notice,  either in person or by mail, of a meeting and its purpose. Such meeting  will be held not less than  fifteen  nor more  than  sixty  days  after distribution of the notice, at a time and place specified in the request,  or if none is specified, at a time and place convenient to stockholders.

         At any meeting of  stockholders,  each  stockholder  is entitled to one vote per Share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the Shares of Common Stock then outstanding shall constitute a quorum,  and the majority vote of the Shares of  Common  Stock  present  in  person or by proxy  will be  binding  on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company  require notice at least 60 days and not more than 90 days before the  anniversary of the prior annual meeting of stockholders in order for a  stockholder  to (a)  nominate a  Director,  or (b)  propose  new business  other than  pursuant  to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with  nominations for Directors at a special meeting of stockholders  called for the purpose of electing one or more  Directors.  Accordingly,  failure to comply with the notice provisions will make stockholders  unable to nominate  Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation,  the Directors can
amend the Articles of Incorporation  by a two-thirds  majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT.  Except as set forth above, the Articles of Incorporation may be amended only by the  affirmative  vote of a majority,  and,  in some cases a  two-thirds majority,  of the Shares of Common Stock  outstanding  and entitled to vote. The stockholders  may vote to amend the  Articles  of  Incorporation,  terminate  or dissolve  the  Company or remove one or more  Directors  without  necessity  for concurrence by the Board of Directors.

MERGERS, COMBINATIONS AND SALE OF ASSETS

         A  merger,   combination,   sale,  or  other   disposition  of  all  or
substantially  all of the Company's  assets other than in the ordinary course of business  must be  approved  by the  Directors  and a majority  of the Shares of
Common Stock outstanding and entitled to vote. In addition, any such transaction involving  an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors  (including a majority of the  Independent  Directors)
not  otherwise  interested  in such  transaction  as fair and  reasonable to the
Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The  Maryland  Business  Combinations  Statute  provides  that  certain business combinations (including mergers, consolidations, share exchanges or, in certain  circumstances,  asset  transfers or issuances or  reclassifications  of
equity   securities)   between  a  Maryland   corporation  and  any  person  who
beneficially owns 10% or more of the voting power of such  corporation's  shares or an affiliate of such  corporation who, at any time within the two-year period prior to the date in question,  was the  beneficial  owner of 10% or more of the voting  power of the  then-outstanding  voting  shares of such  corporation  (an
"Interested Stockholder") or an affiliate thereof, are prohibited for five years after  the most  recent  date on which  the  Interested  Stockholder  became  an
Interested  Stockholder.  Thereafter,  any  such  business  combination  must be recommended  by the board of directors of such  corporation  and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding  shares of voting stock of the corporation and (ii) two-thirds of the votes  entitled to be cast by holders of voting  shares of such  corporation other than shares held by the  Interested  Stockholder  with whom (or with whose affiliate)  the  business  combination  is to be effected,  unless,  among other conditions,  the corporation's  common stockholders  receive a minimum price (as determined  by statute)  for their shares and the  consideration  is received in cash or in the same form as previously  paid by the Interested  Stockholder  for its shares.

         Section  2.8  of  the  Articles  of  Incorporation  provides  that  the prohibitions and restrictions  set forth in the Maryland  Business  Combinations
Statute are inapplicable to any business combination between the Company and any person.  Consequently,  business combinations between the Company and Interested
Stockholders  can be  effected  upon the  affirmative  vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland  Control Share  Acquisition  Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled  to be cast on the  matter,  excluding  shares  owned by the  acquiror, officers or directors who are employees of the  corporation.  Control Shares are shares which, if aggregated with all other shares of the corporation  previously acquired  by the  acquiror,  or in  respect  of which  the  acquiror  is able to exercise or direct the  exercise of voting power  (except  solely by virtue of a revocable  proxy),  would  entitle  the  acquiror to  exercise  voting  power in electing  directors of such  corporation  within one of the following  ranges of voting power:  (i) one-fifth or more but less than one-third,  (ii) one-third or more but less than a majority,  or (iii) a majority or more of all voting power.
Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously  obtained  stockholder  approval.  A control share acquisition  means  the  acquisition  of  control  shares,  subject  to  certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland
Control  Share  Acquisition  Statute  is  inapplicable  to  any  acquisition  of securities of the Company by any person.  Consequently,  in instances  where the
Board of Directors  otherwise  waives or modifies  restrictions  relating to the ownership  and transfer of securities  of the Company or such  restrictions  are otherwise  removed,  control  shares of the  Company  will have  voting  rights, without  having to obtain the  approval of a  supermajority  of the  outstanding
Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the  affirmative  vote of a majority of the Shares of Common Stock  outstanding  and entitled to vote at a meeting  called for that purpose. In addition,  the Articles of Incorporation  permit the stockholders to terminate  the  status  of the  Company  as a REIT  under  the Code  only by the affirmative  vote of the  holders  of a majority  of the Shares of Common  Stock outstanding and entitled to vote.

         Under the Articles of  Incorporation,  the Company  automatically  will terminate and dissolve on December 31, 2008,  unless  Listing  occurs,  in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To  qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned,  directly or indirectly  (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include  certain  entities)  during the last half of a taxable year, (ii) the
REIT's stock must be  beneficially  owned (without  reference to any attribution rules) by 100 or more  persons  during at least 335 days of a taxable year of 12 months  or during a  proportionate  part of a shorter  taxable  year;  and (iii)
certain  other   requirements  must  be  satisfied.   See  "Federal  Income  Tax
Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these  requirements,  the Articles of Incorporation  restrict the direct or indirect  ownership  (applying  certain attribution  rules) of shares of Common Stock and Preferred  Stock by any Person
(as  defined  in the  Articles  of  Incorporation)  to no more  than 9.8% of the outstanding  shares of such  Common  Stock or 9.8% of any  series  of  Preferred
Shares (the "Ownership Limit").  However, the Articles of Incorporation  provide that this Ownership  Limit may be modified,  either  entirely or with respect to one or  more  Persons,  by a  vote  of a  majority  of the  Directors,  if  such modification  does not jeopardize the Company's status as a REIT. As a condition of such  modification,  the Board of Directors  may require  opinions of counsel satisfactory  to it and/or an  undertaking  from the  applicant  with respect to preserving the status of the Company as a REIT.

         It is the  responsibility of each Person (as defined in the Articles of
Incorporation)  owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the  Directors,  the Company can demand  that each  stockholder  disclose to the
Company in writing all  information  regarding the Beneficial  and  Constructive
Ownership  (as such terms are defined in the Articles of  Incorporation)  of the
Common Stock and Preferred Stock.

         If the  ownership,  transfer  or  acquisition  of  shares  of Common or
Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain  attribution rules) Common Stock or Preferred  Stock in excess of the Ownership  Limit,  (ii)
fewer than 100 Persons  owning the Common Stock and Preferred  Stock,  (iii) the
Company being  "closely  held" within the meaning of section 856(h) of the Code, or (iv) the Company  failing  any of the gross  income  requirements  of section
856(c)  of the  Code  or  otherwise  failing  to  qualify  as a REIT,  then  the ownership,  transfer,  or acquisition,  or change in capital  structure or other event  or  transaction  that  would  have  such  effect  will  be void as to the purported  transferee or owner,  and the purported  transferee or owner will not have or acquire any rights to the Common Stock and/or  Preferred  Stock,  as the case may be, to the  extent  required  to avoid such a result.  Common  Stock or
Preferred  Stock owned,  transferred  or proposed to be transferred in excess of the Ownership Limit or which would otherwise  jeopardize the Company's status as a REIT will  automatically  be  converted to Excess  Shares.  A holder of Excess
Shares is not entitled to Distributions,  voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar  event which  results in the  issuance of Excess  Shares,  the fair  market  value at the time of such
devise  or  gift  or  event)  and  the  right  to  certain   distributions  upon
liquidation.  Any Distribution paid to a proposed transferee or holder of Excess
Shares  shall be repaid to the  Company  upon  demand.  Excess  Shares  shall be subject to repurchase by the Company at its election.  The purchase price of any
Excess  Shares  shall be  equal  to the  lesser  of (a) the  price  paid in such purported  transaction  (or,  in the case of a devise or gift or  similar  event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event),  or (b) the fair  market  value of such Shares on the date on which  the  Company  or its  designee  determines  to  exercise  its repurchase  right. If the foregoing  transfer  restrictions are determined to be void or invalid by virtue of any legal  decision,  statute,  rule or regulation, then the purported  transferee of any Excess Shares may be deemed, at the option of the Company,  to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation,  the term "Person" shall mean an individual,  corporation,  partnership, estate, trust (including a trust qualified  under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently  set aside to be used  exclusively  for the  purposes  described  in
Section 642(c) of the Code,  association,  private foundation within the meaning of Section 509(a) of the Code,  joint stock company or other entity,  or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange
Act of 1934, as amended;  but does not include (i) CNL Retirement Corp.,  during
the  period  ending  on  December  31,  1998,  or  (ii)  an  underwriter   which
participated  in a public  offering  of Shares  for a period of sixty  (60) days following the purchase by such underwriter of Shares therein,  provided that the foregoing  exclusions  shall apply only if the  ownership  of such Shares by CNL
Retirement  Corp.  or an  underwriter  would not cause  the  Company  to fail to qualify  as a REIT by reason of being  "closely  held"  within  the  meaning  of
Section 856(a) of the Code or otherwise  cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor.  See  "Management--  Fiduciary
Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant  to  Maryland  corporate  law and the  Company's  Articles  of
Incorporation,  the Company is required to indemnify and hold harmless a present or former Director,  officer,  Advisor,  or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee")
against any or all losses or liabilities  reasonably  incurred by the Indemnitee in connection  with or by reason of any act or omission  performed or omitted to be  performed  on behalf of the  Company  while a  Director,  officer,  Advisor,
Affiliate,  employee,  or  agent  and  in  such  capacity,  provided,  that  the
Indemnitee has determined,  in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the  Indemnitee if: (i) the loss or liability was the result of negligence or  misconduct,  or if the Indemnitee is an Independent
Director,  the loss or liability  was the result of gross  negligence or willful misconduct,  (ii) the act or omission was material to the loss or liability  and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee  actually  received an improper  personal benefit in money, property,  or  services,  (iv)  in the  case  of any  criminal  proceeding,  the
Indemnitee  had  reasonable  cause  to  believe  that  the act or  omission  was unlawful,  or (v)  in a  proceeding  by or in the  right  of  the  Company,  the
Indemnitee  shall have been  adjudged to be liable to the Company.  In addition, the Company will not provide  indemnification  for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more
of  the  following   conditions  are  met:  (i)  there  has  been  a  successful adjudication  on the  merits of each  count  involving  alleged  securities  law violations as to the particular Indemnitee; (ii) such claims have been dismissed with  prejudice  on the merits by a court of  competent  jurisdiction  as to the particular  Indemnitee;  or (iii) a court of competent  jurisdiction  approves a settlement  of the  claims  against  a  particular  Indemnitee  and  finds  that indemnification  of the settlement and the related costs should be made, and the court  considering  the  request  for  indemnification  has been  advised of the position of the Securities and Exchange Commission and of the published position of any state securities  regulatory authority in which securities of the Company were offered or sold as to  indemnification  for violations of securities  laws.
Pursuant  to its  Articles of  Incorporation,  the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer,
Advisor or Affiliate and may pay or reimburse  reasonable  expenses  incurred by any other  Indemnitee  in advance of final  disposition  of a proceeding  if the following are  satisfied:  (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a  Director,  officer,  Advisor,  Affiliate, employee or agent of the Company,  (ii) the Indemnitee provides the Company with written  affirmation  of his or her good faith belief that he or she has met the standard of conduct necessary for  indemnification  by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written  agreement  to repay the amount  paid or  reimbursed  by the  Company, together with the applicable legal rate of interest thereon, if it is ultimately determined  that the  Indemnitee  did not comply with the requisite  standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a  stockholder  or,  if by a  stockholder  of the  Company  acting in his or her capacity as such, a court of competent  jurisdiction  approves such advancement.
The   Company's   Articles   of   Incorporation   further   provide   that   any
indemnification,  payment,  or  reimbursement  of the expenses  permitted by the
Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any  indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There  are  certain  defenses  under  Maryland  law  available  to  the
Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business  judgment rule." A Director,  officer or the Advisor  can argue that he or she  performed  the action  giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company,  and with such care as an ordinarily prudent person in a like position  would have used under similar  circumstances.
The  Directors,   officers  and  the  Advisor  are  also  entitled  to  rely  on information,  opinions,  reports  or  records  prepared  by  experts  (including accountants, consultants, counsel, etc.) who were selected with reasonable care.
However,  the  Directors,  officers  and the Advisor may not invoke the business judgment rule to further limit the rights of the  stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into  indemnification  agreements  with each of the Company's officers and Directors.  The  indemnification  agreements require, among other things, that the Company indemnify its officers and Directors to the fullest  extent  permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification  is not  permitted.  In accordance  with these  agreements,  the
Company must indemnify and advance all expenses  reasonably incurred by officers and  Directors  seeking  to  enforce  their  rights  under  the  indemnification agreements.  The  Company  also must  cover  officers  and  Directors  under the
Company's   directors'  and  officers'  liability   insurance.   Although  these
indemnification  agreements  offer  substantially  the same  scope  of  coverage afforded by the indemnification  provisions in the Articles of Incorporation and the Bylaws,  it provides  greater  assurance  to  Directors  and  officers  that indemnification  will be available  because these  contracts  cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the  Articles  of  Incorporation,  a  Director  may  resign or be removed  with or without  cause by the  affirmative  vote of a  majority  of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep,  or cause to be kept,  on behalf of the Company, full and true books of account on an accrual basis of accounting,  in accordance with generally  accepted  accounting  principles.  All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto,  will at all times be maintained at
the  principal  office  of  the  Company,   and  will  be  open  to  inspection,
examination,  and, for a reasonable  charge,  duplication upon reasonable notice and during normal  business  hours by a stockholder  or his agent.  Stockholders will also have access to the books of account and records of Retirement Partners to the same  extent that they have access to the books of account and records of the Company.

         As a part of its books and records,  the Company  will  maintain at its principal office an alphabetical list of names of stockholders, along with their addresses  and  telephone  numbers  and  the  number  of  Shares  held  by  each stockholder.  Such  list  shall be  updated  at  least  quarterly  and  shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such  stockholder's  request.  Such list also shall be mailed to any stockholder  requesting the list within 10 days of a request.  The copy of the stockholder  list shall be printed in  alphabetical  order, on white paper, and in readily readable type size that is not smaller than 10-point type.
The Company may impose a reasonable  charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or  Directors  neglect or refuse to exhibit,  produce or mail a copy of the stockholder list as requested,  the Advisor and the Directors shall be liable to any stockholder  requesting the list for the costs, including attorneys'  fees,  incurred by that stockholder for compelling the production of the  stockholder  list. It shall be a defense that the actual purpose and reason for the  requests for  inspection  or for a copy of the  stockholder  list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a  stockholder  relative to the affairs of  the  Company.  The  Company  may  require  the  stockholder  requesting  the stockholder  list to represent  that the list is not  requested for a commercial purpose  unrelated to the  stockholder's  interest in the Company.  The remedies provided by the Articles of Incorporation to stockholders  requesting  copies of the  stockholder  list are in  addition  to, and do not in any way limit,  other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed  Roll-Up  Transaction,  which, in general terms, is any transaction  involving the  acquisition,  merger,  conversion,  or consolidation,  directly  or  indirectly,  of the  Company  and the  issuance of securities of a Roll-Up  Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall  be  obtained  from an  Independent  Expert.  In order  to  qualify  as an
Independent  Expert  for this  purpose(s),  the  person or entity  shall have no material current or prior business or personal  relationship with the Advisor or
Directors  and shall be  engaged  to a  substantial  extent in the  business  of rendering  opinions  regarding  the  value of  assets  of the  type  held by the
Company.  The  Properties  shall be  appraised on a  consistent  basis,  and the appraisal shall be based on the evaluation of all relevant information and shall indicate  the  value of the  Properties  as of a date  immediately  prior to the announcement of the proposed Roll-Up Transaction.  The appraisal shall assume an orderly  liquidation  of  Properties  over a 12-month  period.  The terms of the engagement of such Independent Expert shall clearly state that the engagement is for  the  benefit  of  the  Company  and  the  stockholders.  A  summary  of the independent  appraisal,  indicating  all  material  assumptions  underlying  the appraisal,  shall be included in a report to  stockholders  in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person  sponsoring the Roll-Up  Transaction  shall offer to stockholders who vote against the proposal the choice of:

         (i)      accepting the  securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their
         interests   therein  on  the  same  terms  and  conditions  as  existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from  participating  in any proposed  Roll-Up
Transaction:

         (i) which would result in the  stockholders  having democracy rights in the Roll-Up Entity that are less than those  provided in the Company's  Articles of  Incorporation,  Sections  8.1,  8.2,  8.4,  8.5,  8.6 and 9.1 and  described elsewhere in this Prospectus,  including rights with respect to the election and removal of Directors, annual reports, annual and special meetings,  amendment of the Articles of Incorporation,  and dissolution of the Company. (See "Summary of the Articles of  Incorporation  and Bylaws --  Description of Capital Stock" and
"Summary of the Articles of Incorporation  and Bylaws -- Stockholder  Meetings,"
above);

         (ii)  which  includes  provisions  that  would  operate  as a  material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent  necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting  rights of its  securities  of the Roll-Up
Entity on the basis of the number of shares held by that investor;

         (iii) in which  investor's  rights to access of records of the  Roll-Up
Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's
Articles  of  Incorporation  and  described  in  "Summary  of  the  Articles  of
Incorporation and Bylaws -- Inspection of Books and Records," above; or

         (iv) in which  any of the  costs of the  Roll-Up  Transaction  would be borne  by the  Company  if  the  Roll-Up  Transaction  is  not  approved  by the stockholders.

                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The  following  is  a  summary  of  the  material  federal  income  tax consequences  of the  ownership of Shares of the Company,  prepared by Greenberg
Traurig, LLP, as Counsel.  This discussion is based upon the laws,  regulations, and reported judicial and  administrative  rulings and decisions in effect as of the date of this Prospectus,  all of which are subject to change,  retroactively or prospectively,  and to possibly  differing  interpretations.  This discussion does not  purport  to deal with the  federal  income  or other tax  consequences applicable  to all  investors in light of their  particular  investment or other circumstances, or to all categories of investors, some of whom may be subject to
special  rules  (including,   for  example,   insurance  companies,   tax-exempt
organizations, financial institutions,  broker-dealers, foreign corporations and persons who are not citizens or residents  of the United  States).  No ruling on the federal, state or local tax considerations  relevant to the operation of the
Company,  or to the purchase,  ownership or disposition of the Shares,  has been requested  from the Internal  Revenue  Service (the "IRS" or the  "Service")  or
other tax authority.  Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel,  such conclusions  should  prevail in court.  However,  opinions  of  counsel  are not binding on the Service or on the courts,  and no assurance can be given that the conclusions  reached  by  Counsel  would  be  sustained  in  court.  Prospective investors  should  consult  their own tax advisors in  determining  the federal, state,  local,  foreign  and other  tax  consequences  to them of the  purchase, ownership and  disposition of the Shares of the Company,  the tax treatment of a
REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General.  The  Company  has  elected to be taxed as a REIT for  federal income tax  purposes,  as  defined  in  Sections  856  through  860 of the Code, commencing with its taxable year ending December 31, 1999. The Company  believes that it is organized  and will operate in such a manner as to qualify as a REIT, and the  Company  intends  to  continue  to  operate  in such a  manner,  but no assurance  can be given  that it will  operate  in a manner so as to  qualify or remain  qualified as a REIT. The provisions of the Code  pertaining to REITs are highly  technical  and  complex.  Accordingly,  this summary is qualified in its
entirety  by  the  applicable  Code  sections,   rules  and  regulations  issued
thereunder, and administrative and judicial interpretations thereof.

         If the Company  qualifies for taxation as a REIT, it generally will not be subject to federal  corporate  income tax on its net income that is currently distributed to holders of Shares.  This treatment  substantially  eliminates the
"double  taxation"  (at the  corporate and  stockholder  levels) that  generally results  from an  investment  in a  corporation.  However,  the Company  will be subject to federal income tax in the following circumstances. First, the Company will be taxed  at  regular  corporate  rates on any  undistributed  real  estate investment  trust taxable  income,  including  undistributed  net capital gains.
Second,  under  certain  circumstances,  the  Company  may  be  subject  to  the alternative  minimum tax on its items of tax  preference.  Third, if the Company has net  income  from  foreclosure  property,  it will be subject to tax on such income at the highest corporate rate.  Foreclosure property generally means real property (and any personal  property  incident to such real  property)  which is acquired  as a result of a  default  either  on a lease of such  property  or on
indebtedness   which  such  property  secured  and  with  respect  to  which  an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction  generally  includes a sale or other  disposition of property (other than  foreclosure  property) that is held primarily for sale to customers in the ordinary  course of business.  Fifth,  if the Company should fail to satisfy the
75% gross income test or the 95% gross income test (as discussed below), but has nonetheless  maintained  its  qualification  as a  REIT  because  certain  other requirements  have been met,  it will be subject to a 100% tax on the net income attributable  to the greater of the amount by which the Company fails the 75% or
95% test.  Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate  investment trust ordinary income for such year;  (ii) 95% of its real estate  investment  trust  capital gain net income for such year;  and (iii) any  undistributed  taxable  income  from prior periods,  the  Company  will be subject to a 4% excise tax on the excess of such required  distribution over the amounts actually  distributed.  Seventh,  if the
Company  acquires any asset from a C corporation  (i.e. a corporation  generally subject to full corporate  level tax) in a transaction in which the basis of the asset in the  Company's  hands is  determined  by  reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes  gain on the  disposition  of such asset  during the  10-year  period beginning on the date on which such asset was acquired by the Company,  then, to the extent of such  property's  "built-in  gain" (the  excess of the fair market value  of such  property  at the time of  acquisition  by the  Company  over the adjusted  basis in the property at such time),  such gain will be subject to tax at the highest regular corporate rate applicable.  The rule described above with respect to the  recognition  of  "built-in  gain" will apply  assuming  that the
Company makes an election  pursuant to Section  1.337(d)-5T(b)  of the Temporary
Regulations upon its acquisition of an asset from a C corporation.

         If the  Company  fails to  qualify as a REIT for any  taxable  year and certain relief  provisions do not apply,  the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable  income at regular  corporate  rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for  satisfaction of its  liabilities and for  distribution to holders  of Shares  would be  reduced.  Distributions  made to holders of Shares generally  would be taxable  as  ordinary  income to the  extent of current  and accumulated earnings and profits and, subject to certain  limitations,  would be eligible for the corporate  dividends  received  deduction,  but there can be no assurance  that any such  Distributions  would be made. The Company would not be eligible to elect REIT status for the four taxable  years after the taxable year during  which it failed to qualify as a REIT,  unless its failure to qualify was due to reasonable  cause and not willful neglect and certain other  requirements were satisfied.

         Opinion of Counsel.  Based upon representations made by officers of the
Company  with  respect to  relevant  factual  matters,  upon the  existing  Code provisions,  rules and regulations  promulgated  thereunder  (including proposed regulations) and reported administrative and judicial  interpretations  thereof, upon Counsel's  independent  review of such documents as Counsel deemed relevant in the  circumstances  and upon the assumption  that the Company will operate in the manner described in this  Prospectus,  Counsel has advised the Company that, in its opinion,  the Company  qualified as a REIT under the Code for the taxable years ending  through  December 31, 2002, the Company is organized in conformity with the  requirements for  qualification as a REIT, and the Company's  proposed method of  operation  will enable it to continue  to meet the  requirements  for qualification  as a REIT.  It must be  emphasized,  however,  that the Company's ability to qualify  and remain  qualified  as a REIT is  dependent  upon  actual operating  results and future  actions by and events  involving  the Company and others,  and no assurance can be given that the actual  results of the Company's operations  and future  actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements  for  Qualification  as a REIT.  As  discussed  more fully below, the Code defines a REIT as a corporation,  trust or association (i) which is managed by one or more trustees or directors;  (ii) the beneficial  ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;  (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic  corporation;  (iv) which is neither a  financial institution nor an insurance company;  (v) the beneficial  ownership of which is held  (without  reference to any rules of  attribution)  by 100 or more persons;
(vi) which is not  closely  held as defined in section  856(h) of the Code;  and
(vii) which meets  certain  other tests  regarding  the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, the Treasury
Regulations  provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership  attributed to the REIT shall retain the same  character  as in the hands of the  partnership  for purposes of
Section 856 of the Code,  including  satisfying  the gross  income tests and the asset tests  described  below.  Thus, the Company's  proportionate  share of the assets,  liabilities and items of income of Retirement Partners and of any Joint
Venture,  as  described in "Business  -- Joint  Venture  Arrangements,"  will be treated as assets,  liabilities  and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i)  during  the last  half of each  taxable  year not more than 50% in value of the REIT's  outstanding  shares may be owned,  directly  or  indirectly
(applying certain  attribution  rules), by five or fewer individuals (or certain entities  as  defined  in  the  Code)  and  (ii)  there  must  be at  least  100 stockholders  (without  reference to any attribution rules) on at least 335 days of such  12-month  taxable  year (or a  proportionate  number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an  election  is made to be  treated  as a REIT.  In  order to meet  these requirements for subsequent taxable years, or to otherwise obtain,  maintain, or reestablish REIT status,  the Articles of Incorporation  generally  prohibit any person or entity from  actually,  constructively  or  beneficially  acquiring or owning (applying  certain  attribution  rules) more than 9.8% of the outstanding
Common Stock or 9.8% of any series of outstanding  Preferred Stock.  Among other provisions,  the  Articles of  Incorporation  empower the Board of  Directors to redeem,  at its option, a sufficient  number of Shares to bring the ownership of
Shares  of the  Company  in  conformity  with  these  requirements  or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand,  to disclose to the Board of Directors in writing such  information with respect to actual,  constructive  or beneficial  ownership of Shares of the
Company as the Board of Directors  deems  necessary to comply with provisions of the  Code  applicable  to the  Company  or the  provisions  of the  Articles  of
Incorporation,  or the requirements of any other  appropriate  taxing authority.
Certain Treasury  Regulations govern the method by which the Company is required to  demonstrate  compliance  with these  stock  ownership  requirements  and the failure to satisfy such  regulations  could cause the Company to fail to qualify as a REIT.  The  Company  has  represented  that it expects to meet these  stock ownership  requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests.  At the end of each quarter of a REIT's  taxable  year, at least 75% of the value of its total  assets (the "75% Asset  Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities.  The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the  REIT's  assets  or 10% of the  value or  voting  power  of the  issuer's outstanding  securities.  The term "real estate assets"  includes real property, interests in real  property,  leaseholds of land or  improvements  thereon,  and mortgages  on the  foregoing  and any  property  attributable  to the  temporary investment  of new  capital  (but  only  if such  property  is  stock  or a debt instrument  and  only for the  one-year  period  beginning  on the date the REIT receives  such  capital).  When a mortgage is secured by both real  property and other  property,  it is  considered to constitute a mortgage on real property to the  extent  of the fair  market  value of the  real  property  when the REIT is committed  to make  the  loan  (or,  in the  case of a  construction  loan,  the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be direct and indirect interests  in real  property.  However,  the Company  will also hold the Secured
Equipment Leases. Counsel is of the opinion, based on certain assumptions,  that the  Secured  Equipment  Leases  will be  treated as loans  secured by  personal property for federal income tax purposes. See "Federal Income Tax Considerations
--  Characterization  of  Secured  Equipment  Leases."  Therefore,  the  Secured
Equipment Leases will not qualify as "real estate assets." However,  the Company has  represented  that at the end of each  quarter  the sum of the  value of the
Secured  Equipment  Leases,  together  with any personal  property  owned by the
Company plus the value of all other Company  assets not  qualifying  for the 75%
Asset Test, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured  Equipment Leases entered into with any particular  Operator will represent less than 5% of the Company's  total assets.
No independent  appraisals will be acquired to support this representation,  and
Counsel,  in rendering its opinion as to the  qualification  of the Company as a
REIT, is relying on the conclusions of the Company and its senior  management as to the relative values of its assets.  There can be no assurance  however,  that the IRS may not  contend  that  either  (i) the value of the  Secured  Equipment
Leases entered into with any particular  Operator represents more than 5% of the
Company's  total  assets,  or (ii) the value of the  Secured  Equipment  Leases, together with any personal  property or other  property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture  Arrangements,"  the Company
may  participate  in Joint  Ventures.  If a Joint Venture were  classified,  for federal income tax purposes,  as an association  taxable as a corporation rather than as a partnership,  the Company's  ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the  requirement  that it not own 10% or more of the value or voting  power of an issuer's  securities.
However, Counsel is of the opinion, based on certain assumptions, that any Joint
Ventures will  constitute  partnerships  for federal  income tax  purposes.  See
"Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests.  A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general,  at least 75% of a
REIT's  gross  income  for each  taxable  year  must be from  "rents  from  real property," interest on obligations secured by mortgages on real property,  gains from the sale or other  disposition  of real property and certain other sources,
including   "qualified   temporary   investment  income."  For  these  purposes,
"qualified  temporary  investment income" means any income (i) attributable to a stock or debt  instrument  purchased  with the proceeds  received by the REIT in exchange for stock (or certificates of beneficial  interest) in such REIT (other than amounts  received  pursuant to a  distribution  reinvestment  plan) or in a public offering of debt  obligations  with a maturity of at least five years and
(ii) received or accrued  during the one-year  period  beginning on the date the
REIT receives such capital. In addition,  a REIT must derive at least 95% of its gross income for each taxable year from any  combination  of the items of income which qualify under the 75% test,  from  dividends and interest,  and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially,  the bulk of the Company's income will be derived from rents with respect to the Properties.  Rents from  Properties  received by the Company qualify as "rents  from real  property"  in  satisfying  these two tests only if several  conditions  are met.  First,  the rent must not be based in whole or in part, directly or indirectly,  on the income or profits of any person.  However, an amount  received  or accrued  generally  will not be  excluded  from the term
"rents from real property" solely by reason of being based on a fixed percentage or  percentages  of  receipts or sales.  Second,  the Code  provides  that rents received  from a tenant will not qualify as "rents  from real  property"  if the
REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent  received  under the lease,  then the portion of rent  attributable to such personal  property will not qualify as
"rents from real  property."  Finally,  for rents to qualify as "rents from real property," a REIT  generally  must not operate or manage the property or furnish or render  services  to the  tenants of such  property,  other  than  through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly  perform  services which are "usually or  customarily  rendered" in connection with the rental of space for occupancy, other than services which are considered  to be rendered to the occupant of the property.  However,  a REIT is currently  permitted to earn up to one percent of its gross income from tenants, determined on a  property-by-property  basis,  by  furnishing  services that are noncustomary  or provided  directly to the tenants,  without  causing the rental income to fail to qualify as rents from real property.

         The  Company  has  represented  with  respect  to  its  leasing  of the
Properties  that it will not (i) charge rent for any  Property  that is based in whole or in part on the income or  profits  of any  person  (except by reason of being based on a percentage or  percentages  of receipts or sales,  as described above);  (ii) charge rent that will be attributable  to personal  property in an amount greater than 15% of the total rent received  under the applicable  lease;
(iii) directly perform  services  considered to be rendered to the occupant of a
Property  or which are not  usually or  customarily  furnished  or  rendered  in connection with the rental of real property; or (iv) enter into any lease with a
Related Party Tenant.  Specifically,  the Company  expects that virtually all of its income will be derived  from leases of the type  described  in  "Business --
Description of Property  Leases," and it does not expect such leases to generate income that would not qualify as rents from real  property  for  purposes of the
75% and 95% income tests.

         In addition,  the Company will be paid interest on the Mortgage  Loans.
All interest  income  qualifies  under the 95% gross income test.  If a Mortgage
Loan is secured by both real property and other property, all the interest on it will  nevertheless  qualify under the 75% gross income test if the amount of the loan did not exceed the fair  market  value of the real  property at the time of the loan  commitment.  The Company has represented  that this will always be the case.  Therefore,  in the  opinion of  Counsel,  income  generated  through  the
Company's  investments  in Mortgage  Loans will be treated as qualifying  income under the 75% gross income test.

         The Company will also receive  payments  under the terms of the Secured
Equipment  Leases.  Although the Secured  Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans  secured by personal  property for federal  income tax purposes.  See "Federal Income Tax  Considerations  --  Characterization  of
Secured Equipment  Leases." If the Secured Equipment Leases are treated as loans secured by personal  property for federal income tax purposes,  then the portion of the payments under the terms of the Secured  Equipment  Leases that represent interest,  rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross  income test  (although  it will satisfy the 95% gross income test). The Company believes,  however,  that the aggregate amount of such non-qualifying  income  will not  cause the  Company  to  exceed  the  limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel,  the Secured  Equipment  Leases are treated as true leases,  rather than as loans  secured by personal  property for federal  income tax  purposes,  the payments  under the terms of the Secured
Equipment  Leases would be treated as rents from personal  property.  Rents from personal  property will satisfy either the 75% or 95% gross income tests if they are  received  in  connection  with a  lease  of  real  property  and  the  rent attributable  to the  personal  property  does not  exceed 15% of the total rent received  from the  tenant  in  connection  with the  lease.  However,  if rents attributable  to personal  property exceed 15% of the total rent received from a particular  tenant,  then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable  year, it may still qualify as a REIT if
(i) such failure is due to  reasonable  cause and not willful  neglect;  (ii) it reports the nature and amount of each item of its income on a schedule  attached to its tax  return  for such  year;  and (iii) the  reporting  of any  incorrect information is not due to fraud with intent to evade tax. However, even if these three  requirements  are met and the Company is not  disqualified  as a REIT,  a penalty  tax would be imposed by  reference  to the amount by which the  Company failed the 75% or 95% test (whichever amount is greater).

         (b) The  Impact of  Default  Under the  Secured  Equipment  Leases.  In
applying the gross income tests to the Company,  it is necessary to consider the impact that a default  under one or more of the Secured  Equipment  Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the
Equipment securing such leases for federal income tax purposes.  In the event of a default, the Company may choose either to lease or sell such Equipment.

         However,  any income  resulting  from a rental or sale of Equipment not incidental  to the rental or sale of real  property  would not qualify under the
75% and 95% gross income tests. In addition,  in certain  circumstances,  income derived from a sale or other  disposition of Equipment  could be considered "net income from  prohibited  transactions,"  subject to a 100% tax. The Company does not,  however,  anticipate  that its income from the rental or sale of Equipment would be material in any taxable year.

         Distribution  Requirements.  A REIT must distribute to its stockholders for each taxable year ordinary  income  dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real  estate  investment  trust  taxable  income"
(before  deduction of dividends  paid and excluding  any net capital  gains) and
(ii) the excess of net income  from  foreclosure  property  over the tax on such income,  minus (b) certain excess non-cash income.  Real estate investment trust taxable income  generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared  before the timely  filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented  that it intends to make  Distributions  to stockholders  that will be sufficient to meet the 90% distribution  requirement.
Under some circumstances,  however, it is possible that the Company may not have sufficient  funds from its operations to make cash  Distributions to satisfy the
90%  distribution  requirement.  For  example,  in the event of the  default  or financial  failure of one or more  tenants,  the  Company  might be  required to continue  to  accrue  rent for some  period of time  under  federal  income  tax principles  even  though  the  Company  would not  currently  be  receiving  the corresponding amounts of cash.  Similarly,  under federal income tax principles, the Company might not be entitled to deduct  certain  expenses at the time those expenses are incurred.  In either case,  the Company's cash available for making
Distributions   might  not  be  sufficient  to  satisfy  the  90%   distribution
requirement.  If the cash available to the Company is insufficient,  the Company might raise cash in order to make the Distributions by borrowing funds,  issuing new  securities  or selling  Assets.  If the Company  ultimately  were unable to satisfy  the 90%  distribution  requirement,  it would fail to qualify as a REIT and,  as a  result,  would be  subject  to  federal  income  tax as an  ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an  adjustment  to its tax  returns by the  Service,  under  certain circumstances,  it may be able to rectify  its  failure by paying a  "deficiency dividend"  (plus a penalty and interest)  within 90 days after such  adjustment.
This  deficiency  dividend  will be included  in the  Company's  deductions  for
Distributions  paid for the taxable year affected by such  adjustment.  However, the  deduction  for a  deficiency  dividend  will be  denied  if any part of the adjustment  resulting in the deficiency is  attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         Taxable  Domestic  Stockholders.  For any  taxable  year in  which  the
Company qualifies as a REIT for federal income tax purposes,  Distributions made by the Company to its  stockholders  that are United States persons  (generally, any person other than a nonresident alien individual,  a foreign trust or estate or a foreign  partnership  or  corporation)  generally will be taxed as ordinary income.  Amounts  received  by such  United  States  persons  that are  properly designated as capital gain  dividends by the Company  generally will be taxed as long-term  capital gain,  without regard to the period for which such person has held its Shares,  to the extent that they do not exceed the Company's actual net capital gain for the taxable  year.  Corporate  stockholders  may be required to treat up to 20% of certain  capital  gains  dividends as ordinary  income.  Such ordinary  income and capital gain are not eligible  for the  dividends  received deduction allowed to corporations.  In addition, the Company may elect to retain and pay income tax on its  long-term  capital  gains.  If the Company so elects, each stockholder will take into income the  stockholder's  share of the retained capital gain as  long-term  capital gain and will receive a credit or refund for that  stockholder's  share of the tax paid by the Company.  The stockholder will increase the basis of such stockholder's  share by an amount equal to the excess of the retained capital gain included in the  stockholder's  income over the tax deemed paid by such stockholder.  Distributions to such United States persons in excess of the  Company's  current or  accumulated  earnings  and profits will be considered  first a tax-free  return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the
Distribution  exceeds each stockholder's basis, a gain realized from the sale of
Shares.  The Company  will notify each  stockholder  as to the  portions of each
Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes.  Any Distribution that is (i)
declared by the Company in October,  November or December of any  calendar  year and payable to  stockholders  of record on a  specified  date in such months and
(ii)  actually paid by the Company in January of the  following  year,  shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which  includes  such  December 31.  Stockholders  who elect to participate in the Reinvestment  Plan will be treated as if they received a cash
Distribution  from the Company and then  applied such  Distribution  to purchase
Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon  the  sale  or  other  disposition  of  the  Company's  Shares,  a stockholder  generally  will  recognize  capital  gain  or  loss  equal  to  the difference  between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a  long-term  capital  gain  or  loss  if,  at the  time  of  sale  or  other disposition,  the  Shares  involved  have been  held for more than one year.  In addition,  if a  stockholder  receives a capital gain  dividend  with respect to
Shares  which he has held  for six  months  or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain  dividend  that was treated as long-term capital gain.

         Generally,  the  redemption  of Shares by the  Company  will  result in recognition  of  ordinary  income  by the  stockholder  unless  the  stockholder completely  terminates  or  substantially  reduces  his or her  interest  in the
Company.  A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's  current or  accumulated earnings and profits at the time of the redemption under Section 302 of the Code
unless  the  redemption  (a)  results  in  a  "complete   termination"   of  the
stockholder's  interest in the Company under Section  302(b)(3) of the Code, (b)
is  "substantially  disproportionate"  with  respect  to the  stockholder  under
Section  302(b)(2)  of the  Code,  or (c) is "not  essentially  equivalent  to a dividend" with respect to the stockholder  under Section  302(b)(1) of the Code.
Under  Code  Section   302(b)(2)  a  redemption  is  considered   "substantially
disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation  owned by such stockholder immediately before the redemption.  In determining whether the redemption is not treated as a dividend,  Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as  Shares  actually  owned,  must  generally  be  taken  into  account.  A distribution to a stockholder will be "not essentially equivalent to a dividend"
if it results in a "meaningful  reduction" in the stockholder's  interest in the
Company.  The Service has published a ruling  indicating that a redemption which results in a reduction in the  proportionate  interest in a corporation  (taking into account Section 318 constructive  ownership  rules) of a stockholder  whose relative  stock  interest is minimal (an interest of less than 1% should satisfy this  requirement) and who exercises no control over the  corporation's  affairs should be treated as being "not essentially equivalent to a dividend."

         If the  redemption is not treated as a dividend,  the redemption of the
Shares  for cash will  result in taxable  gain or loss  equal to the  difference between  the  amount of cash  received  and the  stockholder's  tax basis in the
Shares  redeemed.  Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term  capital gain or loss if the holding period for the Shares exceeds one year.

         The Company  will report to its U.S.  stockholders  and the Service the amount of dividends  paid or treated as paid during each calendar  year, and the amount  of  tax  withheld,  if  any.  Under  the  backup  withholding  rules,  a stockholder may be subject to backup withholding at the rate of 31% with respect to  dividends  paid  unless  such holder (a) is a  corporation  or comes  within certain other exempt  categories and, when required,  demonstrates  this fact or
(b)  provides  a  taxpayer  identification  number,  certifies  as to no loss of exemption  from backup  withholding,  and  otherwise  complies  with  applicable requirements  of the  backup  withholding  rules.  A  stockholder  that does not provide the Company with a correct  taxpayer  identification  number may also be subject to penalties  imposed by the Service.  Any amount paid to the Service as backup  withholding  will be  creditable  against the  stockholder's  income tax liability.  In  addition,  the  Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company.  See "Federal  Income Tax  Considerations  -- Taxation of
Stockholders -- Foreign Stockholders" below.

         The  state  and local  income  tax  treatment  of the  Company  and its stockholders  may not  conform to the  federal  income tax  treatment  described above.  As a result,  stockholders  should consult their own tax advisors for an explanation of how other state and local tax laws would affect their  investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt  entity generally will not constitute  "unrelated  business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the  tax-exempt  entity has not  financed  the  acquisition  of its Shares  with
"acquisition  indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not  otherwise  used in an  unrelated  trade or  business  of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10%
(by  value) of the shares of certain  REITs may be  required  to treat a certain percentage of such REIT's  distributions  as UBTI. This  requirement  will apply only if (i) treating  qualified trusts holding REIT shares as individuals  would result in a determination  that the REIT is "closely held" within the meaning of
Section  856(h)(1)  of the Code and  (ii)  the REIT is  "predominantly  held" by qualified trusts. A REIT is predominantly  held if either (i) a single qualified trust  holds  more than 25% by value of the REIT  interests  or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend  treated  as UBTI is equal to the  ratio of (a) the UBTI  earned by the
REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the  REIT.  A de  minimis  exception  applies  where  the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust  described in Section  401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the
Articles of Incorporation will prevent  application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt  entities  purchasing Shares in the Company,  absent a waiver of the  restrictions by the Board of Directors.
See  "Summary of the  Articles of  Incorporation  and Bylaws --  Restriction  of
Ownership."

         Assuming  that there is no waiver of the  restrictions  on ownership of
Shares in the Articles of Incorporation  and that a tax-exempt  stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the  meaning of  Section  514(c) of the Code or  otherwise  use its Shares in an unrelated trade or business, in the opinion of Counsel, the distributions of the
Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax  discussion of  distributions  by qualified  retirement  plans,
IRAs,  Keogh  plans and other  tax-exempt  entities  is beyond the scope of this discussion,  and such entities  should consult their own tax advisors  regarding such questions.

         Foreign Stockholders.  The rules governing United States federal income
taxation  of  nonresident  alien  individuals,  foreign  corporations,   foreign
participants   and   other   foreign   stockholders   (collectively,   "Non-U.S.
Stockholders")  are complex,  and no attempt will be made herein to provide more than a summary of such rules. The following  discussion  assumes that the income from  investment  in the  Shares  will  not be  effectively  connected  with the
Non-U.S. Stockholders' conduct of a United States trade or business. Prospective
Non-U.S.  Stockholders  should  consult with their own tax advisors to determine the impact of  federal,  state and local laws with  regard to an  investment  in
Shares,  including any reporting  requirements.  Non-U.S.  Stockholders  will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United  States real property  interests and not  designated by the Company as capital gain  dividends  will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated  earnings and  profits of the  Company.  Such  dividends  ordinarily  will be subject to a withholding  tax equal to 30% of the gross  amount  of the  dividend,  unless an applicable  tax treaty  reduces  or  eliminates  that tax. A number of U.S.  tax treaties that reduce the rate of withholding  tax on corporate  dividends do not reduce,  or  reduce  to a lesser  extent,  the rate of  withholding  applied  to distributions  from a REIT. The Company  expects to withhold U.S.  income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S.
Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 2002, the Non-U.S. Stockholder files IRS Form W-8BEN with the  Company  and,  if the Shares are not  traded on an  established  securities market,  acquires a  taxpayer  identification  number  from the IRS) or (ii) the
Non-U.S.  Stockholder  files an IRS Form W-8ECI (or, with respect to payments on or after  January 1, 2002,  files IRS Form  W-8BEN  with the  Company)  with the
Company  claiming  that  the  distribution  is  effectively   connected  income.
Distributions  in excess of the Company's  current and accumulated  earnings and profits  will  not  be  taxable  to  a  stockholder  to  the  extent  that  such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the  adjusted  basis of such  Shares.  To the extent that distributions  in excess of current and accumulated  earnings and profits exceed the adjusted basis of a Non-U.S.  Stockholders'  Shares, such distributions will give rise to tax  liability  if the  Non-U.S.  Stockholder  would  otherwise  be subject  to tax on any gain  from  the sale or  disposition  of the  Shares,  as described  below.  If it cannot be determined at the time a distribution is paid whether or not such  distribution  will be in excess of current and  accumulated earnings and profits,  the  distributions  will be subject to withholding at the rate of 30%. However,  a Non-U.S.  Stockholder may seek a refund of such amounts from the IRS if it is  subsequently  determined that such  distribution  was, in fact, in excess of the Company's  current and accumulated  earnings and profits.
Beginning  with payments  made on or after January 1, 1999,  the Company will be permitted, but not required, to make reasonable estimates of the extent to which
distributions  exceed  current  or  accumulated   earnings  and  profits.   Such
distributions  will generally be subject to a 10% withholding  tax, which may be refunded to the extent they exceed the stockholder's  actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company  qualifies  as a REIT,  distributions that are  attributable  to gain from sales or exchanges by the Company of United
States real property interests will be taxed to a Non-U.S. Stockholder under the provisions  of the  Foreign  Investment  in Real  Property  Tax Act of 1980,  as
amended ("FIRPTA").  Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S.  Stockholder as if such gain were effectively connected with a United States business.  Non-U.S.
Stockholders  would thus be taxed at the normal capital gain rates applicable to
U.S. Stockholders  (subject to applicable  alternative minimum tax and a special alternative  minimum tax in the case of nonresident  alien  individuals).  Also, distributions  subject to FIRPTA may be subject to a 30% branch  profits  tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction.  The Company is required by applicable  Treasury  Regulations to withhold 35% of any  distribution  that could be  designated by the Company as a
capital  gain  dividend.   This  amount  is  creditable   against  the  Non-U.S.
Stockholder's FIRPTA tax liability.

         Gain  recognized  by a  Non-U.S.  Stockholder  upon  a sale  of  Shares generally  will not be taxed  under  FIRPTA if the  Company  is a  "domestically controlled  REIT,"  defined  generally  as a REIT in which at all times during a specified  testing  period less than 50% in value of the stock was held directly or indirectly by foreign persons.  It is currently  anticipated that the Company will be a  "domestically  controlled  REIT," and in such case the sale of Shares would not be subject to  taxation  under  FIRPTA.  However,  gain not subject to
FIRPTA  nonetheless will be taxable to a Non-U.S.  Stockholder if (i) investment
in  the  Shares  is  treated  as  "effectively   connected"  with  the  Non-U.S.
Stockholders'  U.S.  trade or business,  or (ii) the Non-U.S.  Stockholder  is a nonresident  alien  individual who was present in the United States for 183 days or  more  during  the  taxable  year  and  certain  other  conditions  are  met.
Effectively  connected gain realized by a foreign  corporate  shareholder may be subject to an additional 30% branch profits tax,  subject to possible  exemption or rate  reduction  under an applicable  tax treaty.  If the gain on the sale of
Shares were to be subject to taxation  under  FIRPTA,  the Non-U.S.  Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable  alternative  minimum tax and a special  alternative minimum tax in the case of nonresident alien individuals),  and the purchaser of the Shares  would be required  to  withhold  and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The  Company  and its  stockholders  may be  subject to state and local taxes in various  states and  localities in which it or they transact  business, own property,  or reside.  The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above.  Consequently,  prospective  stockholders  should  consult  their own tax advisors  regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will  purchase both new and existing  Properties  and lease them to  tenants  pursuant  to  leases of the type  described  in  "Business  --
Description of Property Leases." The ability of the Company to claim certain tax benefits  associated  with ownership of the  Properties,  such as  depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing  transaction.  A determination  by the Service that the Company is not the owner of the  Properties  for federal  income tax  purposes may have adverse consequences to the Company,  such as the denying of the Company's  depreciation deductions.  Moreover, a denial of the Company's  depreciation  deductions could result in a determination that the Company's  Distributions to stockholders were insufficient to satisfy the 90% distribution  requirement for qualification as a
REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past  failure to satisfy  the  distribution  requirements  by paying a  "deficiency  dividend"  (plus a penalty and  interest).  See  "Federal
Income  Tax   Considerations   --  Taxation  of  the  Company  --   Distribution
Requirements," above. Furthermore,  in the event that the Company was determined not to be the owner of a  particular  Property,  in the  opinion of Counsel  the income that the Company  would  receive  pursuant to the  recharacterized  lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being  interest on an obligation  secured by a mortgage on an interest in real property,  because the legal  ownership  structure of such Property will have  the  effect  of  making  the  building  serve as  collateral  for the debt obligation.

         The  characterization of transactions as leases,  conditional sales, or financings has been addressed in numerous cases.  The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service  with  respect to the  characterization  of  transactions  as either leases, conditional sales, or financing transactions have made it clear that the characterization  of leases for tax purposes is a question which must be decided on the basis of a weighing of many  factors,  and courts have reached  different
conclusions  even  where   characteristics   of  two  lease   transactions  were
substantially similar.

         While certain  characteristics  of the leases anticipated to be entered into  by  the  Company  suggest  the  Company  might  not be  the  owner  of the
Properties,  such as the fact  that  such  leases  are  "triple-net"  leases,  a substantial  number of other  characteristics  indicate  the bona fide nature of such  leases  and that the  Company  will be the  owner of the  Properties.  For example,  under the types of leases  described in "Business  --  Description  of
Property  Leases,"  the Company  will bear the risk of  substantial  loss in the value of the  Properties,  since the Company will  acquire its  interests in the
Properties with an equity investment, rather than with nonrecourse indebtedness.
Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties,  since the Company will have the right at any time to sell or transfer its Properties,  subject to the tenant's right to purchase the property at a price  not less  than the  Property's  fair  market  value  (determined  by appraisal or otherwise).

         Other factors that are consistent  with the ownership of the Properties by the  Company  are (i) the  tenants  are liable for  repairs and to return the
Properties in reasonably good condition;  (ii) insurance  proceeds generally are to be used to restore the Properties  and, to the extent not so used,  belong to the  Company;  (iii) the tenants  agree to  subordinate  their  interests in the
Properties to the lien of any first  mortgage upon delivery of a  nondisturbance agreement and agree to attorn to the purchaser  upon any  foreclosure  sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms  (generally  a maximum of 30 to
40  years)  a fair  market  value of at least  20% of the  Company's  cost and a remaining  useful life of at least 20% of their useful lives at the beginning of the leases,  the Company has not  relinquished the Properties to the tenants for their entire useful lives, but has retained a significant  residual  interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning  the Properties for which the Company owns the buildings and the  underlying  land, on the basis of the  foregoing,  assuming (i) the Company leases the Properties on substantially  the same terms and conditions  described in "Business -- Description  of Property  Leases," and (ii) as is represented by the Company,  the residual  value of the Properties  remaining  after the end of their lease terms  (including all renewal periods) may reasonably be expected to be at least 20% of the  Company's  cost of such  Properties,  and the  remaining useful lives of the Properties after the end of their lease terms (including all renewal  periods)  may  reasonably  be  expected  to  be at  least  20%  of  the
Properties'  useful  lives at the  beginning  of their  lease  terms,  it is the opinion  of  Counsel  that  the  Company  will be  treated  as the  owner of the
Properties  for  federal  income  tax  purposes  and will be  entitled  to claim depreciation and other tax benefits associated with such ownership.  In the case of Properties  for which the Company does not own the underlying  land,  Counsel may not be able to opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase  Equipment and lease it to Operators pursuant to  leases  of the  type  described  in  "Business  --  Investment  of  Offering
Proceeds."  The  ability  of the  Company  to  qualify  as a REIT  depends  on a determination  that the Secured  Equipment  Leases are  financing  arrangements, under which the lessees  acquire  ownership of the Equipment for federal  income tax  purposes.  If the  Secured  Equipment  Leases are  instead  treated as true leases,  the  Company  may be  unable  to  satisfy  the  income  tests  for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company
-- Income Tests."

         While certain  characteristics  of the Secured  Equipment  Leases to be entered into by the Company  suggest that the Company  retains  ownership of the
Equipment,  such as the fact that  certain of the Secured  Equipment  Leases are structured  as leases,  with the Company  retaining  title to the  Equipment,  a substantial number of other characteristics  indicate that the Secured Equipment
Leases are  financing  arrangements  and that the  lessees are the owners of the
Equipment  for federal  income tax  purposes.  For  example,  under the types of
Secured  Equipment  Leases  described  in "Business  --  Investment  of Offering
Proceeds," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the  Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment
Leases,  the  Company  and the  lessees  will each  agree to treat  the  Secured
Equipment Leases as loans secured by personal property,  rather than leases, for tax purposes.

         On the  basis of the  foregoing,  assuming  (i) the  Secured  Equipment
Leases are made on  substantially  the same terms and  conditions  described  in
"Business -- Investment of Offering  Proceeds,"  and (ii) as  represented by the
Company,  each of the Secured  Equipment  Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel  that the Company  will not be treated as the owner of the  Equipment that is subject to the Secured  Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured  by  personal  property.  Counsel's  opinion  that the  Company  will be organized in conformity with the  requirements  for  qualification  as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the  conditions  outlined  in clauses  (i) and (ii) of the  preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture  Arrangements,"  the Company
may participate in Joint Ventures which own and lease Properties.  Assuming that the Joint  Ventures  have the  characteristics  described  in "Business -- Joint
Venture  Arrangements,"  and are  operated  in the same  manner that the Company operates with respect to Properties that it owns directly,  it is the opinion of
Counsel that (i) the Joint Ventures will be treated as partnerships,  as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations,  and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income,  gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the
Code. The Company has  represented  that it will not become a participant in any
Joint Venture unless the Company has first  obtained  advice of Counsel that the
Joint Venture will  constitute a partnership for federal income tax purposes and that the  allocations  to the Company  contained in the Joint Venture  agreement will be respected.

         If,  contrary  to the opinion of Counsel,  a Joint  Venture  were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder  for tax purposes and would not be treated as owning a pro rata share of the Joint  Venture's  assets.  In  addition,  the  items of income  and deduction of the Joint Venture  would not pass through to the Company.  Instead, the Joint Venture  would be required to pay income tax at regular  corporate tax rates  on its  net  income,  and  distributions  to  partners  would  constitute dividends that would not be deductible in computing the Joint Venture's  taxable income.  Moreover,  a  determination  that  a  Joint  Venture  is  taxable  as a corporation  could  cause the  Company  to fail to satisfy  the asset  tests for qualification as a REIT. See "Federal Income Tax  Considerations  -- Taxation of
the Company -- Asset Tests" and "Federal Income Tax  Considerations  -- Taxation
of the Company -- Income Tests," above.

                             REPORTS TO STOCKHOLDERS

         The Company  will  furnish  each  stockholder  with its audited  annual report  within 120 days  following  the close of each fiscal year.  These annual reports  will  contain the  following:  (i)  financial  statements,  including a balance sheet,  statement of operations,  statement of stockholders' equity, and statement  of  cash  flows,  prepared  in  accordance  with  generally  accepted accounting principles which are audited and reported on by independent certified public  accountants;  (ii) the ratio of the costs of raising  capital during the period to the capital  raised;  (iii) the aggregate  amount of advisory fees and the aggregate  amount of other fees paid to the Advisor and any Affiliate of the
Advisor by the Company and including fees or charges paid to the Advisor and any
Affiliate of the Advisor by third parties doing business with the Company;  (iv)
the  Operating  Expenses of the Company,  stated as a percentage  of the Average
Invested  Assets (the average of the  aggregate  book value of the assets of the
Company,  for a specified period,  invested,  directly or indirectly,  in equity interests in and loans secured by real estate,  before reserves for depreciation or bad debts or other similar non-cash reserves,  computed by taking the average of such values at the end of each month  during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its  stockholders  and the basis for such determination; (vi) separately stated, full disclosure of all material terms,  factors and circumstances  surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the  annual  report is made,  and the  Independent  Directors shall be  specifically  charged with a duty to examine and comment in the report
on  the  fairness  of  such  transactions;   and  (vii)   Distributions  to  the
stockholders for the period, identifying the source of such Distributions and if such  information  is not available at the time of the  distribution,  a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of  Distributions  to be sent to stockholders not later than 60 days after the end of the  fiscal  year in which the  distribution was made).

         Within 75 days  following the close of each Company  fiscal year,  each stockholder  that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public  offering of Shares,  the statement  will report an estimated value of each Share at the public  offering  price per Share,  which  during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share, based on (i)  appraisal  updates  performed  by the  Company  based on a review of the existing  appraisal and lease of each Property,  focusing on a re-examination of the  capitalization  rate  applied to the rental  stream to be derived from that
Property;  and (ii) a review  of the  outstanding  Mortgage  Loans  and  Secured
Equipment   Leases   focusing  on  a   determination   of  present  value  by  a
re-examination of the capitalization  rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured  Equipment  Lease. The Company
may elect to deliver such reports to all stockholders.  Stockholders will not be forwarded  copies of  appraisals  or  updates.  In  providing  such  reports  to stockholders,  neither the Company nor its Affiliates thereby make any warranty, guarantee,  or  representation  that (i) the  stockholders or the Company,  upon liquidation,  will actually  realize the estimated  value per Share, or (ii) the stockholders  will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the  Securities  Exchange Act of 1934, as amended,  to file quarterly reports with the Securities and Exchange  Commission on Form 10-Q,  stockholders  will be furnished with a summary of the information contained  in each  such  report  within 60 days  after  the end of each  fiscal quarter.  Such summary  information  generally  will include a balance  sheet, a quarterly  statement  of income,  and a statement  of cash flows,  and any other pertinent  information  regarding  the  Company  and its  activities  during the quarter.  Stockholders  also may receive a copy of any Form 10-Q upon request to the  Company.  If the  Company  is  not  subject  to  this  filing  requirement, stockholders  will be furnished  with a semi-annual  report within 60 days after each six-month period  containing  information  similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized  representatives are entitled to inspect and copy, at their expense,  the books and records of the Company at all times  during  regular  business  hours,  upon  reasonable  prior  notice to the
Company,   at  the  location  where  such  reports  are  kept  by  the  Company.
Stockholders,  upon request and at their  expense,  may obtain full  information regarding  the  financial  condition  of the  Company,  a copy of the  Company's federal,  state,  and local  income  tax  returns  for each  fiscal  year of the
Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's  federal tax return (and any applicable  state income tax returns) will be prepared by the accountants  regularly retained by the Company.
Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific  reconciliation
between  GAAP  and  income  tax   information   will  not  be  provided  to  the
stockholders;  however,  such  reconciling  information will be available in the office of the Company for inspection and review by any interested stockholder.

                                  THE OFFERING

GENERAL

         A maximum of 175,000,000 Shares ($1,750,000,000) are being offered at a purchase price of $10.00 per Share,  with the sale of 137,000,000 of such Shares subject to approval by the  stockholders  of a resolution to increase the number
of  authorized  Shares  of  the  Company.   See  "Summary  of  the  Articles  of
Incorporation  and Bylaws --  Description  of Capital  Stock."  Included  in the
175,000,000  Shares  offered,  the  Company  has  registered  25,000,000  Shares
($250,000,000)  available to stockholders  purchasing Shares in this offering or to stockholders  who purchased Shares in one of the Prior Offerings who elect to participate in the  Reinvestment  Plan and who receive a copy of this Prospectus or a separate  prospectus for the Reinvestment  Plan. Prior to the conclusion of this offering,  if any of the 25,000,000 Shares remain after meeting anticipated obligations  under the  Reinvestment  Plan,  the  Company  may  decide to sell a portion  of these  Shares in this  offering.  Until such  time,  if any,  as the stockholders  approve an  increase  in the  number of  authorized  Shares,  this offering will be limited to 38,000,000 Shares  ($380,000,000),  3,800,000 Shares
($38,000,000) of which will be available to stockholders  purchasing pursuant to the Reinvestment  Plan. Any participation in such plan by a person who becomes a stockholder  otherwise  than by  participating  in this  offering  will  require solicitation  under this  Prospectus or a separate  prospectus.  See "Summary of
Reinvestment  Plan." The Board of  Directors  may  determine to engage in future offerings of Common Stock of up to the number of unissued  authorized  Shares of
Common Stock available following termination of this offering.

         A minimum  investment of 250 Shares ($2,500) is required.  IRAs,  Keogh plans,  and pension plans must make a minimum  investment of at least 100 Shares
($1,000). For Minnesota investors,  IRAs and qualified plans must make a minimum investment of 200 Shares  ($2,000) and, for Iowa  investors,  IRAs and qualified plans must make a minimum  investment of 250 Shares  ($2,500).  Any investor who makes  the  required  minimum  investment  may  purchase  additional  Shares  in increments  of one Share.  See "The  Offering  --  General,"  "The  Offering  --
Subscription Procedures" and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being  offered to the public on a "best  efforts"  basis
(which means that no one is  guaranteeing  that any minimum amount will be sold)
through the Soliciting Dealers,  who will be members of the National Association of Securities  Dealers,  Inc.  (the "NASD") or other persons or entities  exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers
will use their best efforts during the offering period to find eligible  persons who desire to subscribe for the purchase of Shares from the Company.  Both James
M. Seneff,  Jr. and Robert A. Bourne are Affiliates  and licensed  principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a  subscriber's  admission  to the  Company as a  stockholder, funds paid by such  subscriber will be deposited in an  interest-bearing  escrow account  with  SouthTrust  Bank.  The  Company,  within 30 days after the date a subscriber is admitted to the Company,  will pay to such subscriber the interest
(generally  calculated on a daily basis)  actually  earned on the funds of those subscribers  whose  funds  have been held in escrow by such bank for at least 20 days.  Stockholders  otherwise  are not  entitled to interest  earned on Company funds or to receive  interest on their  Invested  Capital.  See "The Offering --
Escrow Arrangements" below.

         Subject to the provisions  for reduced  Selling  Commissions  described below,  the Company  will pay the  Managing  Dealer an  aggregate of 7.5% of the
Gross Proceeds as Selling Commissions.  The Managing Dealer will reallow fees of up to 7% to the  Soliciting  Dealers  with  respect to Shares  sold by them.  In addition,  the Company will pay the Managing Dealer an amount equal to 0.125% of
Gross Proceeds to be used by the Managing Dealer to reimburse Soliciting Dealers for bona fide due diligence  expenses,  such  reimbursement to be paid following submission of invoices  supporting  such expenses.  The Company will also pay to the  Managing  Dealer an amount  equal to 0.5% of Gross  Proceeds as a marketing support fee.  This fee will be reallowed to any  Soliciting  Dealer which enters into a marketing  support fee agreement  with the Managing  Dealer,  pursuant to which such Soliciting Dealer agrees to provide the marketing  assistance in this offering  required under the marketing  support fee agreement,  including  using their  internal  marketing  support  personnel to assist the  Managing  Dealer's marketing team and using their internal marketing communication tools to promote the Company. Stockholders who elect to participate in the Reinvestment Plan will be charged  Selling  Commissions,  the  marketing  support fee and due diligence reimbursements  on Shares  purchased  for their  accounts  on the same  basis as investors who purchase  Shares in this  offering.  See "Summary of  Reinvestment
Plan."

         A registered  principal or  representative  of the Managing Dealer or a
Soliciting  Dealer,  employees,  officers,  and  Directors  of the  Company,  or employees,  officers and directors of the Advisor,  any of their  Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7%  commissions,  at a per Share purchase price of $9.30.
Clients of an investment  adviser  registered under (i) the Investment  Advisers
Act of 1940, as amended, and (ii) applicable state securities laws in the states where the client resides and who have been advised by such adviser on an ongoing basis  regarding  investments  other than in the Company,  and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise,  for the  advice  rendered  by such  adviser in  connection  with the purchase  of the  Shares,  may  purchase  the Shares net of 7%  commissions.  In addition,  Soliciting  Dealers that have a  contractual  arrangement  with their clients for the payment of fees which is inconsistent with accepting commissions may elect not to accept any  commissions  offered by the Company for Shares that they sell.  In that event,  such Shares  shall be sold to the investor net of 7%
commissions,  at a per Share  purchase  price of $9.30.  In connection  with the purchases  of  certain  minimum  numbers of  Shares,  the amount of  commissions otherwise payable to a Soliciting Dealer shall be reduced in accordance with the following schedule:
                                                                         Reallowed Commissions on Sales
                                           Purchase Price per            per Incremental Share in Volume
                                          Incremental Share in                   Discount Range
            Number                          Volume Discount             ----------------------------------------
     of Shares Purchased                        Range                    Percent                Dollar Amount
-------------------------------         ----------------------          -----------            -----------------

        1   --       25,000                   $10.00                       7.0%                     $0.70
   25,001   --        50,000                    9.90                       6.0%                      0.60
   50,001   --        75,000                    9.80                       5.0%                      0.50
   75,001   --       100,000                    9.70                       4.0%                      0.40
 100,001    --       250,000                    9.60                       3.0%                      0.30
 250,001    --       500,000                    9.50                       2.0%                      0.20
 Over 500,000                                   9.40                       1.0%                      0.10

         For example,  if an investor  purchases  100,000  Shares,  the investor could pay as little as $985,000 rather than $1,000,000 for the Shares,  in which event the Selling Commissions on the sale of such Shares would be $60,000 ($0.60 per  Share).  The net  proceeds  to the  Company  will not be  affected  by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of  subscriptions  made by any  "purchaser,"  provided all such  Shares are  purchased  through the same  Soliciting  Dealer or through the
Managing  Dealer.  The  volume  discount  will be  prorated  among the  separate subscribers  considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment  Plan on behalf of a Participant in the Reinvestment  Plan will not  be  combined  with  other  subscriptions  for  Shares  by the  investor  in determining  the volume  discount to which such  investor may be  entitled.  See
"Summary of  Reinvestment  Plan." Further  subscriptions  for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any
"purchaser" who subscribes for additional  Shares  subsequent to the purchaser's initial purchase of Shares.

         Any  request  to  combine  more than one  subscription  must be made in writing in a form  satisfactory  to the Company and must set forth the basis for such request.  Any such request will be subject to  verification by the Managing
Dealer that all of such  subscriptions  were made by a single  "purchaser." If a
"purchaser"  does not reduce the per Share purchase  price,  the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For  purposes of such volume  discounts,  "purchaser"  includes  (i) an individual,  his or her  spouse,  and their  children  under the age of 21,  who purchase  the Shares for his or her or their own  accounts,  and all  pension or
trust  funds   established  by  each  such   individual;   (ii)  a  corporation,
partnership,  association,  joint-stock  company,  trust fund,  or any organized group of  persons,  whether  incorporated  or not  (provided  that the  entities described  in this  clause  (ii) must have  been in  existence  for at least six months  before  purchasing  the  Shares  and must have  formed  such group for a purpose  other than to purchase the Shares at a discount);  (iii) an  employee's trust, pension,  profit-sharing,  or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension,  trust, or other funds maintained by a given bank. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions  will reduce the effective  purchase price per Share to the investor  involved but will not alter the net proceeds  payable to the Company as a result of such sale.  All  investors  will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount.  Accordingly, for purposes of Distributions,  investors who pay reduced  commissions will receive higher returns on their investments in the
Company as compared to investors who do not pay reduced commissions.

Deferred Commission Arrangement.

         In addition, stockholders may agree with their participating Soliciting
Dealer and the  Managing  Dealer to have Selling  Commissions  relating to their
Shares paid over a six-year period pursuant to a deferred commission arrangement
(the "Deferred Commission  Option").  The volume discount will not be applicable to purchases  with regard to which  stockholders  elect the Deferred  Commission
Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.50 per Share purchased upon  subscription,  rather than $10.00 per  Share,  with  respect  to which  $0.25 per Share will be payable as Selling
Commissions  due  upon  subscription,  $0.20 of which  may be  reallowed  to the
Soliciting  Dealer by the Managing Dealer.  For each of the five years following such  subscription  (or for such five year  period  commencing  at a later  date agreed upon by the Managing  Dealer and the  Soliciting  Dealer) on a date to be determined by the Managing  Dealer,  $0.10 per Share will be paid by the Company as deferred  Selling  Commissions  with  respect to Shares sold  pursuant to the
Deferred Commission Option,  which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting  Dealer by the Managing Dealer.  The net proceeds to the Company will not be affected by the  election of the Deferred  Commission
Option.  Under this arrangement,  a stockholder electing the Deferred Commission
Option will pay a 1% Selling Commission per year thereafter for five years which will be deducted  from and paid by the Company  out of  distributions  otherwise payable to such  stockholder.  At such time,  if any,  as  Listing  occurs,  the
Company  shall have the right to require  the  acceleration  of all  outstanding payment  obligations  under the  Deferred  Commission  Option.  All such Selling
Commissions will be paid to the Managing Dealer,  whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer. The Deferred
Commission Option is not available to California investors.

Sales Incentives.

         The  Company or its  Affiliates  also may provide  incentive  items for registered  representatives  of the Managing Dealer and the Soliciting  Dealers,
which in no event shall exceed an aggregate of $100 per annum per  participating
salesperson.   In  the  event  other   incentives  are  provided  to  registered
representatives of the Managing Dealer or the Soliciting  Dealers,  they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales  incentive  program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with
such  sales  incentive  programs,  if  any,  will  be  considered   underwriting
compensation. See "Estimated Use of Proceeds."

Other Compensation.

         In connection with the sale of Shares,  certain  associated  persons of the  Managing  Dealer  may  perform  wholesaling  functions  for which they will receive  compensation  in an  aggregate  amount  not in excess of 1.20% of Gross
Proceeds,  of which 0.5% is payable by the  Managing  Dealer (out of the 0.5% it retains from the Selling  Commissions)  and 0.7% will be paid by CNL  Investment
Company, and not by the Company.

         In addition,  the Company and, to a lesser extent,  its Affiliates will pay to their  Affiliates,  including  CNL  Investment  Company and the  Managing
Dealer  and its  associated  persons,  for other  expenses  incurred,  including
expenses   related  to  sales   seminars  (in  an  amount   estimated  to  equal
approximately 0.28% of the Gross Proceeds), wholesaling activities (in an amount estimated to equal approximately 0.54% of the Gross Proceeds) and legal expenses
(in an amount estimated to equal  approximately  0.011% of Gross Proceeds).  The
Company will also reimburse the Soliciting Dealers for certain expenses incurred in connection with the offering (in an amount  estimated to equal  approximately
0.1% of the Gross Proceeds).

         The total amount of underwriting  compensation,  including  commissions and  reimbursement  of expenses,  paid in connection  with the offering will not exceed 10% of Gross  Proceeds,  plus an  additional  0.5% of Gross  Proceeds for reimbursement  of bona fide due diligence  expenses.  Underwriting  compensation includes Selling Commissions,  marketing support fees, wholesaling  compensation and  expense  reimbursements,  expenses  relating to sales  seminars,  and sales incentives.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its  officers  and  Directors,  the Advisor and its officers and
directors  and  their  Affiliates,   against  certain   liabilities,   including
liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures  Applicable  to All  Subscriptions.  In  order  to  purchase
Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription  for  Shares  must  be  accompanied  by cash or  check  payable  to
"SouthTrust Bank,  Escrow Agent" or to the Company,  in the amount of $10.00 per
Share.  Subscription proceeds will be held in trust for the benefit of investors until such time as investors are admitted as  stockholders  of the Company.  See
"The Offering -- Escrow Arrangements" below. Certain Soliciting Dealers who have
"net capital," as defined in the applicable federal securities  regulations,  of
$250,000 or more may  instruct  their  customers to make their checks for Shares for which they have subscribed  payable  directly to the Soliciting  Dealer.  In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt,  and no sale of Shares shall be completed until at least five  business  days after the date on which the  subscriber  receives a copy of this  Prospectus.  If a subscription is rejected,  the funds will be returned to the  subscriber  within  ten  business  days  after the date of such  rejection, without interest and without deduction.  A form of the Subscription Agreement is set forth as Appendix C to this Prospectus. The subscription price of each Share is payable in full upon execution of the  Subscription  Agreement.  A subscriber whose  subscription  is  accepted  shall  be sent a  confirmation  of his or her purchase.

         The Advisor and each  Soliciting  Dealer who sells  Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that  the  purchase  of  Shares  is  appropriate  for an  investor  and that the requisite suitability  standards are met. See "Suitability  Standards and How to
Subscribe  --  Suitability   Standards."  In  making  this  determination,   the
Soliciting Dealers will rely on relevant  information  provided by the investor,
including   information  as  to  the  investor's  age,  investment   objectives,
investment   experience,   income,  net  worth,   financial   situation,   other
investments, and any other pertinent information.  Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each  Soliciting  Dealer shall maintain  records of the information  used to determine  that an investment in the Shares is suitable and appropriate  for an  investor.  The Advisor  and each  Soliciting  Dealer  shall maintain these records for at least six years.

         Subscribers  will be admitted as  stockholders  not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic  Orders. Each Soliciting Dealer
receiving a  subscriber's  check made  payable  solely to the bank escrow  agent
(where,  pursuant to such Soliciting Dealer's internal  supervisory  procedures, internal  supervisory  review must be  conducted  at the same  location at which subscription  documents and checks are received from subscribers),  will deliver such  checks to the  Managing  Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting
Dealer  except  that,  in any case in which the  Soliciting  Dealer  maintains a branch  office,  and,  pursuant to a Soliciting  Dealer's  internal  supervisory procedures,  final  internal  supervisory  review is  conducted  at a  different location,  the branch office shall transmit the subscription documents and check to the Soliciting  Dealer  conducting  such internal  supervisory  review by the close of business  on the first  business  day  following  their  receipt by the branch office and the Soliciting Dealer shall review the subscription  documents and  subscriber's  check to ensure their proper  execution and form and, if they are  acceptable,  transmit  the  check to the  Managing  Dealer  by the close of business on the first business day after the check is received by the Soliciting
Dealer.  The Managing  Dealer will  transmit the check to the Escrow Agent by no later than the close of  business on the first  business  day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders.  Certain Soliciting Dealers
may  permit  investors  to  subscribe  for  Shares  by  telephonic  order to the
Soliciting  Dealer.  There are no additional  fees  associated  with  telephonic orders.  Subscribers who wish to subscribe for Shares by telephonic order to the
Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting  Dealer or by authorizing  the Soliciting  Dealer to pay the  purchase  price  for  the  Shares  to be  covered  by the  subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the  subscriber.  A  subscriber  must  specifically  authorize  the registered  representative  and  branch  manager  to  execute  the  subscription agreement on behalf of the  subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms,  then such firms shall,  subject to Rule  15c2-4(a)  promulgated  under the Securities
Exchange  Act of 1934,  either  (i) upon  receipt  of an  executed  subscription agreement  or  direction  to  execute a  subscription  agreement  on behalf of a customer,  to  forward  the  offering  price  for  the  Shares  covered  by  the subscription  agreement on or before the close of business of the first business day following receipt or execution of a subscription  agreement by such firms to the Managing  Dealer  (except that, in any case in which the  Soliciting  Dealer maintains a branch  office,  and,  pursuant to a  Soliciting  Dealer's  internal supervisory  procedures,  final  internal  supervisory  review is conducted at a different location,  the branch office shall transmit the subscription documents and  subscriber's  check  to the  Soliciting  Dealer  conducting  such  internal supervisory  review by the close of business on the first business day following their  receipt by the branch office and the  Soliciting  Dealer shall review the subscription  documents and subscriber's  check to ensure their proper execution and form and, if they are acceptable,  transmit the check to the Managing Dealer by the close of business on the first  business  day after the check is received by the Soliciting  Dealer),  or (ii) to solicit indications of interest in which event  (a) such  Soliciting  Dealers  must  subsequently  contact  the  customer indicating interest to confirm the interest and give instructions to execute and return a  subscription  agreement  or to receive  authorization  to execute  the subscription  agreement on the customer's  behalf,  (b) such Soliciting  Dealers must mail  acknowledgments  of  receipt  of orders to each  customer  confirming interest on the business day following such  confirmation,  (c) such  Soliciting
Dealers must debit  accounts of such  customers  on the fifth  business day (the
"debit date") following receipt of the confirmation  referred to in (a), and (d)
such Soliciting  Dealers must forward funds to the Managing Dealer in accordance with  the  procedures  and on the  schedule  set  forth  in  clause  (i) of this sentence.  If the  procedure  in (ii) is  adopted,  subscribers'  funds  are not required to be in their accounts until the debit date. The Managing  Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors,  however,  who are residents of California,  Florida,  Iowa,
Maine, Massachusetts,  Michigan, Minnesota, Mississippi, Missouri, Nebraska, New
Mexico,  North Carolina,  Ohio, Oregon, South Dakota,  Tennessee,  or Washington
must  complete and sign the  Subscription  Agreement  in order to subscribe  for
Shares   and,   therefore,   may  not   subscribe   for  Shares  by   telephone.
Representatives  of Soliciting Dealers who accept telephonic orders will execute the  Subscription  Agreement on behalf of investors  who place such orders.  All
investors  who   telephonically   subscribe   for  Shares  will  receive,   with
confirmation of their subscription, a second copy of the Prospectus.

         Residents  of  Oklahoma,  and Texas who  telephonically  subscribe  for
Shares will have the right to rescind  such  subscriptions  within ten days from
receipt  of  the   confirmation.   Such  investors  who  do  not  rescind  their
subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         Additional Subscription Procedures. Investors who have questions or who wish  to  place  orders  for  Shares  by  telephone  or to  participate  in  the
Reinvestment  Plan should contact their Soliciting  Dealer.  Certain  Soliciting
Dealers  do  not  permit  telephonic   subscriptions  or  participation  in  the
Reinvestment Plan. See "Summary of Reinvestment  Plan." The form of Subscription
Agreement  for  certain   Soliciting   Dealers  who  do  not  permit  telephonic
subscriptions or  participation  in the Reinvestment  Plan differs slightly from the form attached  hereto as Appendix C, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

         The Escrow  Agreement  between  the Company  and  SouthTrust  Bank (the
"Bank")  provides  that  escrowed  funds  will be  invested  by the Bank in bank accounts,  including  interest-bearing  savings  accounts  and bank money market accounts,  in short-term  certificates  of deposit issued by a bank,  short-term securities  directly or  indirectly  issued or  guaranteed  by the United States
Government,  or in other short-term,  highly liquid investments with appropriate safety of  principal.  Such  subscription  funds will be released to the Company upon request following the admission of a stockholder to the Company.

         The interest,  if any, earned on subscription  proceeds will be payable only to those  subscribers  whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the
Employee  Retirement Income Security Act of 1974, as amended ("ERISA"),  and the prohibited  transaction  provisions  of  Section  4975 of the  Code  that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A  prospective  investor  that is an employee  benefit  plan subject to
ERISA, a tax-qualified  retirement plan, an IRA, or a governmental,  church,  or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific  considerations  arising under  applicable  provisions of
ERISA, the Code, and state law with respect to the purchase,  ownership, or sale of the Shares by such Plan or IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing,  retirement or other employee  benefit plan subject to ERISA (an
"ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's  assets in the Common Stock.  Accordingly,  such
fiduciary   should   consider   (i)  whether  the   investment   satisfies   the
diversification  requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance  with the  documents and  instruments  governing the
ERISA Plan as  required  by Section  404(a)(1)(D)  of ERISA;  (iii)  whether the investment is prudent under Section  404(a)(1)(B) of ERISA; and (iv) whether the investment  is  solely  in the  interests  of the ERISA  Plan  participants  and beneficiaries and for the exclusive  purpose of providing  benefits to the ERISA
Plan  participants and  beneficiaries  and defraying  reasonable  administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section
4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an
IRA,  or certain  other  plans  (collectively,  a "Plan")  and  persons who have certain  specified  relationships  to the Plan ("parties in interest" within the meaning of ERISA and  "disqualified  persons"  within the  meaning of the Code).
Thus, a Plan  fiduciary or person making an investment  decision for a Plan also should consider  whether the acquisition or the continued  holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets.  The  prohibited  transaction  rules of ERISA and the Code apply  to  transactions  with a Plan  and also to  transactions  with the  "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's  interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest.  The term "plan assets" is not specifically  defined in ERISA or the Code,  nor, as of the date hereof,  has it been interpreted definitively by the courts in litigation. On November 13, 1986, the  United  States  Department  of Labor,  the  governmental  agency  primarily responsible  for  administering  ERISA,  adopted  a final  regulation  (the "DOL
Regulation")  setting out the standards it will apply in determining  whether an equity  investment  in an  entity  will  cause  the  assets  of such  entity  to constitute "plan assets." The DOL Regulation  applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL  Regulation,  if a Plan acquires an equity interest in an entity,  which equity interest is not a "publicly-offered  security," the Plan's assets  generally  would  include  both the  equity  interest  and an  undivided interest in each of the entity's  underlying  assets  unless  certain  specified exceptions apply. The DOL Regulation  defines a  publicly-offered  security as a security  that is "widely  held,"  "freely  transferable,"  and either part of a class of securities  registered  under Section 12(b) or 12(g) of the  Securities
Exchange Act of 1934, as amended (the  "Exchange  Act"),  or sold pursuant to an
effective   registration  statement  under  the  Securities  Act  (provided  the securities are  registered  under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering  registered  under the  Securities Act of 1933, as amended, and are currently registered under Section 12(g) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is  part  of a class  of  securities  that  is  owned  by 100 or more  investors independent  of the issuer and of one another.  However,  a class of  securities will not fail to be "widely  held"  solely  because  the  number of  independent investors  falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Shares are "widely held."

         The  DOL  Regulation  provides  that  whether  a  security  is  "freely transferable"  is a factual  question to be  determined  on the basis of all the relevant facts and circumstances.  The DOL Regulation further provides that when a security is part of an offering in which the minimum  investment is $10,000 or less, as is the case with this offering,  certain  restrictions  ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable.  The Company  believes  that the  restrictions  imposed  under the
Articles of  Incorporation  on the  transfer of the Common  Stock are limited to restrictions  on transfer  generally  permitted under the DOL Regulation and are not  likely  to  result  in  the  failure  of the  Common  Stock  to be  "freely transferable."  See  "Summary  of the  Articles of  Incorporation  and Bylaws --
Restriction of Ownership." The DOL Regulation only  establishes a presumption in favor of a finding of free transferability  and, therefore,  no assurance can be given that the Department of Labor and the U.S.  Treasury  Department  would not reach a contrary conclusion with respect to the Common Stock.

         Assuming  that the  Shares  continue  to be  "widely  held" and will be
"freely   transferable,"   the  Company   believes   that  the  Shares  will  be
publicly-offered  securities  for  purposes of the DOL  Regulation  and that the assets of the  Company  will not be deemed to be "plan  assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering  price per Share was  determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage  Loans,  the fees to be paid to the  Advisor  and its  Affiliates,  as well as fees to  third parties,  and the expenses of this  offering.  There is no public market for the
Shares on which to base  market  value.  The Company has sold all of its Shares, commencing with its Initial Offering, at $10 per Share.

                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this  Prospectus.  In addition to this Prospectus,  the Company may use certain sales materials in connection with this  offering,  although only when  accompanied  or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus,  it is anticipated that the following  sales  material will be authorized for use by the Company in
connection  with  this  offering:   (i)  a  brochure   entitled  CNL  Retirement
Properties,  Inc.;  (ii) a fact sheet  describing  the  general  features of the
Company;  (iii) a cover  letter  transmitting  the  Prospectus;  (iv) a  summary description  of the offering;  (v) a slide  presentation;  (vi) broker  updates;
(vii) an audio  cassette  presentation;  (viii)  a video  presentation;  (ix) an electronic  media  presentation;  (x) a cd-rom  presentation;  (xi) a script for telephonic marketing;  (xii) seminar advertisements and invitations;  and (xiii)
certain third-party articles. All such materials will be used only by registered broker-dealers  that are members of the NASD and advisers  registered  under the
Investment  Advisers  Act of 1940.  The  Company  also may  respond to  specific
questions  from  Soliciting  Dealers  and  prospective   investors.   Additional
materials  relating to the offering may be made available to Soliciting  Dealers for their internal use.

                                 LEGAL OPINIONS

         The  legality of the Shares being  offered  hereby has been passed upon for the Company by Greenberg Traurig,  LLP.  Statements made under "Risk Factors
-- Tax Risks" and  "Federal  Income Tax  Considerations"  have been  reviewed by
Greenberg Traurig,  LLP, who have given their opinion that such statements as to matters of law are correct in all  material  respects.  Greenberg  Traurig,  LLP serves as  securities  and tax  counsel to the  Company  and to the  Advisor and certain of their Affiliates.  Members of the firm may invest in the Company, but do not hold any substantial  interest in the Company.  The firm is,  however,  a tenant in an office building in which the Company owns a 10% interest.

                                     EXPERTS

         The  financial  statements  of the Company as of December  31, 2002 and
2001 and for each of the three years in the period ended  December 31, 2002, and the combined financial statements of American Retirement  Communities  Portfolio
(a group of related properties acquired by CNL Retirement  Properties,  Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in this
Prospectus,   have  been  so   included   in   reliance   on  the   reports   of
PricewaterhouseCoopers  LLP, independent certified public accountants,  given on the authority of said firm as experts in auditing and accounting.

         The financial  statements of Prime Care One Portfolio,  Prime Care Two,
LLC and Prime Care Eight, LLC at December 31, 2001 and 2000, and for each of the three years in the period ended  December 31, 2001,  and the combined  financial statements of Prime Care One, LLC and PC1, LLC and combined financial statements of Prime Care Two, LLC and PC2,  LLC at December  31, 2002 and 2001  included in this  Prospectus and  Registration  Statement have been audited by Ernst & Young
LLP,  independent  auditors,  as set forth in their  reports  thereon  appearing elsewhere  herein,  and are included in reliance  upon such reports given on the authority of such firm as experts in auditing and accounting.

         The combined  financial  statements of Marriott  Senior Living Services
Twenty-One  Communities at December 28, 2001 and December 29, 2000, and for each of the three  fiscal years in the period  ended  December 28, 2001,  included in this  Prospectus and  Registration  Statement have been audited by Ernst & Young
LLP,  independent  auditors,  as set  forth in their  report  thereon  appearing elsewhere  herein,  and are  included in reliance  upon such report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         A  Registration  Statement  has  been  filed  with the  Securities  and
Exchange  Commission  with  respect  to  the  securities  offered  hereby.  This
Prospectus  does not  contain  all  information  set  forth in the  Registration
Statement,  certain parts of which are omitted in accordance  with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are  necessarily  summaries of such  documents,  and in each  instance  reference is made to the copy of such  documents  filed with the
Commission,  each  such  statement  being  qualified  in all  respects  by  such reference.  For  further  information  regarding  the  Company  and the  Shares, reference is hereby made to the  Registration  Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington,  D.C., upon payment of the fee prescribed  by the  Commission,  or  examined  at the  principal  office  of the
Commission  without  charge.  The  Commission  maintains  a web site  located at
http://www.sec.gov.  that contains information  regarding  registrants that file electronically with the Commission.

                                   DEFINITIONS

         "2000  Offering" means the public offering of the Company of 15,500,000
Shares of Common  Stock,  including  500,000  Shares  available  pursuant to the
Reinvestment  Plan,  which commenced in September 2000 and terminated on May 24,
2002.

         "2002  Offering" means the public offering of the Company of 45,000,000
Shares of Common Stock,  including  5,000,000 Shares  available  pursuant to the
Reinvestment  Plan,  which commenced in May 2002 and is expected to terminate in
March 2003.

         "Acquisition  Expenses"  means  any and all  expenses  incurred  by the
Company,  the  Advisor,  or any  Affiliate  of  either  in  connection  with the selection or  acquisition  of any  Property or the making of any Mortgage  Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication  expenses,  costs of appraisals,  nonrefundable  option payments on property  not  acquired,  accounting  fees and  expenses,  and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of
Acquisition Expenses, paid by any person or entity to any other person or entity
(including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in  connection  with making or  investing in Mortgage  Loans or the
purchase,   development  or  construction  of  a  Property,  including,  without limitation, real estate commissions,  acquisition fees, finder's fees, selection
fees,  Development  Fees,   Construction  Fees,  nonrecurring  management  fees,
consulting  fees,  loan  fees,  points,  or any other fees or  commissions  of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not  affiliated  with the  Advisor in  connection  with the actual development and construction of any Property.

         "ADLs" means  activities  of daily  living,  such as eating,  dressing, walking, bathing and bathroom use.

         "Advisor"  means  CNL  Retirement  Corp.,  a Florida  corporation,  any successor  advisor  to the  Company,  or any  person  or  entity  to  which  CNL
Retirement Corp. or any successor advisors subcontracts substantially all of its functions.  The Advisor has responsibility for the day-to-day  operations of the
Company.

         "Advisory  Agreement" means the Advisory  Agreement between the Company and the  Advisor,  pursuant to which the Advisor  will act as the advisor to the
Company and provide specified services to the Company.

         "Affiliate"  means  (i) any  person or entity  directly  or  indirectly through one or more intermediaries  controlling,  controlled by, or under common control with  another  person or entity;  (ii) any person or entity  directly or indirectly owning,  controlling, or holding with power to vote ten percent (10%)
or more of the outstanding voting securities of another person or entity;  (iii)
any officer,  director,  partner,  or trustee of such person or entity; (iv) any person ten percent  (10%) or more of whose  outstanding  voting  securities  are directly or indirectly  owned,  controlled or held,  with power to vote, by such other  person;  and (v) if such other person or entity is an officer,  director, partner,  or trustee of a person or entity,  the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset  Management  Fee"  means  the fee  payable  to the  Advisor  for day-to-day  professional  management services in connection with the Company and its  investments  in  Properties  and  Mortgage  Loans  pursuant to the Advisory
Agreement.

         "Assets" means Properties, Mortgage Loans and Secured Equipment Leases,
collectively.

         "Average Invested Assets" means, for a specified period, the average of the  aggregate  book value of the assets of the  Company  invested,  directly or indirectly,  in equity  interests  in and loans  secured by real  estate  before reserves  for  depreciation  or bad debts or other  similar  non-cash  reserves, computed by taking the  average of such  values at the end of each month  during such period.

         "Bank" means SouthTrust Bank, escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company.

         "Certificate  of Need  laws"  means  laws  enacted  by  certain  states requiring  a health  care  corporation  to  apply  and to be  approved  prior to establishing or modifying a retirement facility.

         "CNL" means CNL Holdings,  Inc., the parent company either  directly or indirectly of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common  Stock" means the common stock,  par value $0.01 per share,  of the Company.

         "Competitive  Real Estate  Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable,  customary, and  competitive in light of the size,  type, and location of the property.  The total of all real  estate  commissions  paid by the  Company to all  persons and entities  (including the subordinated real estate disposition fee payable to the
Advisor) in connection with any Sale of one or more of the Company's  Properties shall not exceed the lesser of (i) a Competitive Real Estate  Commission or (ii)
six percent of the gross sales price of the Property or Properties.

         "Construction  Fee" means a fee or other  remuneration  for acting as a general  contractor  and/or  construction  manager  to  construct  improvements, supervise and coordinate  projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.

         "Deferred  Commission Option" means an agreement between a stockholder, the  participating  Soliciting  Dealer and the  Managing  Dealer to have Selling
Commissions paid over a six year period as described in "The Offering -- Plan of
Distribution."

         "Development  Fee" means a fee for such  activities as negotiating  and approving  plans and  undertaking  to assist in obtaining  zoning and  necessary variances and necessary  financing for a specific Property,  either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.

         "Distributions"  means any  distributions of money or other property by the Company to owners of Shares  including  distributions  that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at
Retirement Facilities by Operators.

         "ERISA" means the Employee  Retirement  Income Security Act of 1974, as
amended.

         "ERISA  Plan"  means a pension,  profit-sharing,  retirement,  or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares  exchanged for shares of Common
Stock or  Preferred  Stock,  as the case may be,  transferred  or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End  Fees" means fees and expenses  paid by any person or entity to any  person  or entity  for any  services  rendered  in  connection  with the organization  of the Company and  investing in  Properties  and Mortgage  Loans, including Selling Commissions,  the marketing support fee, due diligence expense reimbursements,  Offering  Expenses,  Acquisition  Expenses and Acquisition Fees
paid out of Gross  Proceeds,  and any other  similar fees,  however  designated.
During  the term of the  Company,  Front-End  Fees shall not exceed 20% of Gross
Proceeds.

         "Gross Proceeds" means the aggregate  purchase price of all Shares sold for the  account of the Company  through the  offering,  without  deduction  for
Selling Commissions,  volume discounts, the marketing support fee, due diligence expense  reimbursements or Offering Expenses. For the purpose of computing Gross
Proceeds,  the purchase price of any Share for which reduced Selling Commissions are paid to the Managing  Dealer or a Soliciting  Dealer  (where net proceeds to the  Company are not  reduced)  shall be deemed to be the full  offering  price, currently $10.00.

         "IADLs"  means  instrumental   activities  of  daily  living,  such  as
shopping, telephone use and money management.

         "Independent  Director" means a Director who is not and within the last two years has not been  directly or  indirectly  associated  with the Advisor by virtue of (i)  ownership of an interest in the Advisor or its  Affiliates,  (ii)
employment  by the  Advisor or its  Affiliates,  (iii)  service as an officer or director of the Advisor or its  Affiliates,  (iv) the  performance  of services, other than as a Director,  for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi)
maintenance of a material business or professional relationship with the Advisor or any of its Affiliates.  An indirect  relationship shall include circumstances
in  which  a  Director's  spouse,  parents,  children,   siblings,  mothers-  or
fathers-in-law or sons- or  daughters-in-law,  or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates,  or the Company.
A business or  professional  relationship  is  considered  material if the gross revenue  derived by the Director from the Advisor and  Affiliates  exceeds 5% of either the  Director's  annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent  Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a  substantial  extent in the business of  rendering  opinions regarding the value of assets of the type held by the Company.

         "Initial  Investment" means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company's initial capitalization.

         "Initial  Offering"  means the initial  offering  of the Company  which commenced on September 18, 1998 and terminated on September 18, 2000.

         "Invested Capital" means the amount calculated by multiplying the total number of Shares of Common Stock  purchased by  stockholders by the issue price, reduced by the portion of any  Distribution  that is  attributable  to Net Sales
Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint  Ventures"  means  the  joint  venture  or  general  partnership arrangements  in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage"  means the aggregate  amount of  indebtedness of the Company for money borrowed  (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of  Credit"  means one or more  lines of  credit in an  aggregate amount up to  $125,000,000  (or such greater  amount as shall be approved by the
Board of  Directors),  the proceeds of which will be used to acquire  Properties and make  Mortgage  Loans and  Secured  Equipment  Leases and to pay the Secured
Equipment  Lease  Servicing  Fee.  The Line of Credit may be in  addition to any
Permanent Financing.

         "Listing"  means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing  Dealer"  means CNL  Securities  Corp.,  an  Affiliate of the
Advisor,  or such other  person or entity  selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage  financing provided by the Company,  notes or other evidences of  indebtedness or obligations  which are secured or collateralized by real estate owned by the borrower.

         "Net  Assets"  means  the  total  assets  of the  Company  (other  than intangibles) at cost before  deducting  depreciation or other non-cash  reserves less  total  liabilities,  calculated  quarterly  by  the  Company,  on a  basis consistently applied.

         "Net Income"  means for any period,  the total  revenues  applicable to such  period,  less the  total  expenses  applicable  to such  period  excluding additions to reserves for  depreciation,  bad debts,  or other similar  non-cash reserves;  provided,  however,  Net Income for  purposes  of  calculating  total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net  Offering   Proceeds"   means  Gross  Proceeds  less  (i)  Selling
Commissions, (ii) Offering Expenses, and (iii) the marketing support fee and due diligence expense reimbursements.

         "Net Sales Proceeds"  means, in the case of a transaction  described in clause (i)(A) of the  definition of Sale,  the proceeds of any such  transaction less the amount of all real estate  commissions  and  closing  costs paid by the
Company.  In the  case of a  transaction  described  in  clause  (i)(B)  of such definition,  Net Sales Proceeds means the proceeds of any such  transaction less the amount of any legal and other selling  expenses  incurred in connection with such  transaction.  In the case of a  transaction  described in clause (i)(C) of such  definition,  Net Sales Proceeds means the proceeds of any such transaction actually  distributed  to the Company from the Joint  Venture.  In the case of a transaction  or  series  of  transactions  described  in  clause  (i)(D)  of the definition  of  Sale,  Net  Sales  Proceeds  means  the  proceeds  of  any  such transaction  less the amount of all  commissions  and closing  costs paid by the
Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such  transaction or series of transactions  less all amounts  generated  thereby and reinvested in one or more
Properties  within 180 days  thereafter  and less the amount of any real  estate commissions,  closing costs, and legal and other selling expenses incurred by or allocated  to the  Company  in  connection  with such  transaction  or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property  consisting  of a building  only,  any  Mortgage  Loan or any Secured
Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines,  in its discretion,  to be economically  equivalent to proceeds of a
Sale. Net Sales Proceeds shall not include,  as determined by the Company in its sole  discretion,  any amounts  reinvested in one or more  Properties,  Mortgage
Loans or Secured  Equipment Leases,  to repay  outstanding  indebtedness,  or to establish reserves.

         "Offering  Expenses"  means any and all costs and expenses,  other than
Selling  Commissions,  the  marketing  support  fee  and due  diligence  expense reimbursements  incurred by the Company,  the Advisor or any Affiliate of either in connection  with the  qualification  and  registration of the Company and the marketing  and  distribution  of  Shares,  including,  without  limitation,  the
following:   legal,   accounting,   and   escrow   fees;   printing,   amending,
supplementing,  mailing,  and  distributing  costs;  filing,  registration,  and qualification fees and taxes; telegraph and telephone costs; and all advertising
and   marketing   expenses,   including   the  costs  related  to  investor  and
broker-dealer  sales  meetings.  The  Offering  Expenses  paid by the Company in connection with the offering,  together with the 7.5% Selling  Commissions,  the marketing support fee and due diligence expense  reimbursements  incurred by the
Company  will not  exceed 13% of the  proceeds  raised in  connection  with this offering.

         "Operating  Expenses"  includes all costs and expenses  incurred by the
Company, as determined under generally accepted accounting principles,  which in any way are  related to the  operation  of the  Company or to Company  business, including  (a)  advisory  fees,  (b) any  soliciting  dealer  servicing  fees in connection  with  the 2000  Offering,  (c) the  Asset  Management  Fee,  (d) the
Performance Fee, and (e) the  Subordinated  Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting,  brokerage,  listing,  registration,  and other fees, printing and other  such  expenses,  and  tax  incurred  in  connection  with  the  issuance, distribution,  transfer,  registration, and Listing of the Shares, (ii) interest
payments,   (iii)  taxes,  (iv)  non-cash  expenditures  such  as  depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of
Net Sales  Proceeds,  (vi) the Secured  Equipment Lease Servicing Fee, and (vii)
Acquisition Fees and Acquisition  Expenses,  real estate commissions on the sale of property and other expenses  connected with the  acquisition and ownership of real estate  interests,  mortgage loans, or other property (such as the costs of foreclosure,  insurance  premiums,  legal  services,  maintenance,  repair,  and improvement of property).

         "Operators"  means operators of facilities at which seniors' housing or health care services are  provided,  including,  but not limited to,  congregate living  facilities,  assisted living  facilities,  skilled  nursing  facilities, continuing care retirement  communities,  life care communities,  medical office buildings, walk-in clinics, and similar types of healthcare related facilities.

         "Ownership  Limit"  means,  with  respect to shares of Common Stock and
Preferred Stock, the percent  limitation placed on the ownership of Common Stock and  Preferred  Stock  by  any  one  Person  (as  defined  in  the  Articles  of
Incorporation).  As of the initial date of this Prospectus,  the Ownership Limit is 9.8% of the outstanding  Common Stock and 9.8% of the  outstanding  Preferred
Stock.

         "Participants" means those stockholders who elect to participate in the
Reinvestment Plan.

         "Performance  Fee" means the fee payable to the Advisor  under  certain
circumstances   if  certain   performance   standards  have  been  met  and  the
Subordinated Incentive Fee has not been paid.

         "Permanent  Financing"  means financing (i) to acquire Assets,  (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.5% of any
Permanent  Financing,  excluding  amounts to fund Secured  Equipment  Leases, as
Acquisition  Fees,  and (iv) to  refinance  outstanding  amounts  on the Line of
Credit.  Permanent  Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans,  IRAs,  Keogh plans,  stock bonus plans,  and certain other plans.

         "Preferred  Stock" means any class or series of preferred  stock of the
Company  that may be issued in  accordance  with the  terms of the  Articles  of
Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company;  the
Initial Offering and the 2000 Offering and the 2002 Offering.

         "Properties"  means (i) the real  properties,  including  the buildings located thereon and including Equipment, (ii) the real properties only, or (iii)
the  buildings  only,  including  Equipment,  which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "Prospectus"  means  the final  prospectus  included  in the  Company's
Registration  Statement  filed  with the  Securities  and  Exchange  Commission, pursuant to which the Company will offer  Shares to the public,  as the same may be amended or  supplemented  from time to time after the effective  date of such
Registration Statement.

         "Qualified Plans" means qualified  pension,  profit-sharing,  and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount  actually  paid or allocated to  the  purchase,  development,  construction  or  improvement  of a  Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment  Agent" or "Agent"  means the  independent  agent,  which currently is Bank of New York, for Participants in the Reinvestment Plan.

         "Reinvestment  Plan" means the Reinvestment  Plan, in the form attached hereto as Appendix A.

         "Reinvestment  Proceeds" means net proceeds  available from the sale of
Shares  under  the  Reinvestment   Plan  to  redeem  Shares  or,  under  certain
circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT"  means real  estate  investment  trust,  as defined  pursuant to
Sections 856 through 860 of the Code.

         "Related  Party  Tenant"  means a  related  party  tenant,  as  defined pursuant to Section 856(d)(2)(B) of the Code.

         "Retirement  Partners"  means CNL Retirement  Partners,  LP, a Delaware limited  partnership.  Properties acquired are expected to be held by Retirement
Partners and, as a result, owned by the Company through Retirement Partners.

         "Roll-Up  Entity" means a partnership,  real estate  investment  trust, corporation,  trust,  or similar  entity that would be created or would  survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up  Transaction"  means a transaction  involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:  (i)
a  transaction  involving  securities  of the Company that have been listed on a national securities  exchange or the National  Association of Securities Dealers
Automated  Quotation  National  Market System for at least 12 months;  or (ii) a transaction involving the conversion to corporate, trust, or association form of only the  Company  if, as a  consequence  of the  transaction,  there will be no significant  adverse change in stockholder  voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the
Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A)
the Company sells, grants, transfers,  conveys, or relinquishes its ownership of any Property or portion thereof,  including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially  all of the interest of the Company in any Joint Venture in which it is a  co-venturer  or  partner;  (C) any Joint  Venture in which the
Company as a  co-venturer  or partner  sells,  grants,  transfers,  conveys,  or relinquishes  its  ownership of any Property or portion  thereof,  including any event with  respect to any  Property  which  gives rise to  insurance  claims or condemnation awards or, (D) the Company sells,  grants,  conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which  gives  rise to a  significant  amount of  insurance  proceeds  or similar awards,  but (ii) shall not include any  transaction  or series of  transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of  transactions  are reinvested in one or more Properties within 180 days thereafter.

         "Secured Equipment Leases" means the Equipment financing made available by the Company to Operators pursuant to which the Company will finance,  through loans or direct financing leases, the Equipment.

         "Secured  Equipment  Lease  Servicing Fee" means the fee payable to the
Advisor by the  Company out of the  proceeds of the Line of Credit or  Permanent
Financing for negotiating  Secured  Equipment Leases and supervising the Secured
Equipment  Lease  program  equal to 2% of the  purchase  price of the  Equipment subject to each Secured  Equipment  Lease and paid upon entering into such lease or loan. No other fees will be payable in connection with the Secured  Equipment
Lease program.

         "Selling   Commissions"  means  any  and  all  commissions  payable  to underwriters,  managing dealers, or other  broker-dealers in connection with the sale of Shares as described in the Prospectus,  including,  without  limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 175,000,000 shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the
National  Association  of  Securities  Dealers,  Inc.,  or that are exempt  from broker-dealer  registration,  and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Sponsor"  means any Person  directly  or  indirectly  instrumental  in organizing,  wholly or in part,  the  Company or any  person  who will  control, manage or  participate  in the  management of the Company,  and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent  property  manager of Company  assets,  and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys,  accountants,  and  underwriters  whose only  compensation  is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a.       taking the initiative,  directly or indirectly, in founding or organizing  the business or enterprise of the Company,  either alone or in conjunction with one or more other Persons;

         b.       receiving   a  material   participation   in  the  Company  in
                  connection  with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c.       having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e.       receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f.       providing  goods or  services  to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders'  8%  Return" as of each  date,  shall mean an  aggregate amount  equal to an 8%  cumulative,  noncompounded,  annual  return on  Invested
Capital.

         "Subscription  Agreement" means the Subscription Agreement, in the form attached hereto as Appendix C.

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter  market. The Subordinated  Incentive Fee will not be paid if
Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         "Termination  Date"  means  the  date of  termination  of the  Advisory
Agreement.

         "Total  Proceeds"  means Gross  Proceeds,  loan proceeds from Permanent
Financing and amounts  outstanding on the Line of Credit, if any, at the time of
Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

         "Triple-Net  Lease"  generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved  Real Property"  means Property in which the Company has an equity  interest  that is not acquired  for the purpose of  producing  rental or other operating  income,  that has no development or construction in process and for which no development or construction is planned,  in good faith, to commence within one year.
                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 2002                                        F-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002                   F-4

     Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2002           F-5

Audited Consolidated Financial Statements as recently filed in CNL Retirement
     Properties, Inc.'s December 31, 2002 Form 10-K:

     Report of Independent Certified Public Accountants                                                  F-12

     Consolidated Balance Sheets as of December 31, 2002 and 2001                                        F-13

     Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000            F-14

     Consolidated Statements of Stockholders' Equity for the years ended December 31, 2002,
        2001 and 2000                                                                                    F-15

     Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000          F-16

     Notes to Condensed Consolidated Financial Statements for the years ended December 31, 2002,
        2001 and 2000                                                                                    F-18

Financial Statement Schedule:

     Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002                     F-30

     Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002            F-32

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following  Unaudited Pro Forma Consolidated  Balance Sheet of CNL Retirement
Properties,  Inc. and its  subsidiaries  (the "Company") gives effect to (i) the receipt of $102,103,651  in gross offering  proceeds from the sale of 10,210,365 additional  shares for the period January 1, 2003 through February 28, 2003, the assumption of a $20,600,000 loan under mortgage notes payable, the assumption of
$88,781,000  in  bonds  payable,  borrowings  of  $75,000,000  under  a  secured revolving  line of credit,  borrowings  of  $26,169,000  under a  mortgage  note payable  and the  accrual of related  offering  expenses,  acquisition  fees and miscellaneous  acquisition  expenses and (ii) the  application of such funds and cash on hand  as of  December  31,  2002,  to  purchase  15  Properties,  all as reflected  in the pro forma  adjustments  described  in the related  notes.  The
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2002, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2002.

The  Unaudited Pro Forma  Consolidated  Statement of Earnings for the year ended
December 31, 2002,  includes the historical  operating results of the Properties described in (ii) above, as well as 37 properties purchased by the Company prior to December 31, 2002, from the date of their  acquisition plus operating results from (A) the  later of (i) the date the  Properties  became  operational  by the previous  owners or (ii) January 1, 2002, to (B) the earlier of (i) the date the
Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented
(the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be  indicative of the Company's  financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods  indicated.  This pro forma consolidated  financial  information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002

                                                                                      Pro Forma
                          ASSETS                                Historical           Adjustments               Pro Forma
                                                             ----------------     ----------------          ---------------

Investment Properties:
     Accounted for using the operating method, net               $272,483,664         $328,410,367   (b)       $617,684,891
                                                                                        16,790,860   (b)
     Accounted for using the direct financing method (c)          115,783,256           22,600,000   (b)        139,889,320
                                                                                         1,506,064   (b)
Cash and cash equivalents                                          40,799,871          102,103,651   (a)          1,171,889
                                                                                      (141,731,633)  (b)
Restricted cash                                                     1,684,684                   --                1,684,684
Notes and other receivables                                         3,192,203                   --                3,192,203
Investment in unconsolidated subsidiary                               154,148                   --                  154,148
Loan costs, net                                                     1,220,108            1,271,266   (b)          2,491,374
Accrued rental income                                               1,472,458                   --                1,472,458
Other assets                                                        4,975,061            4,594,664   (a)          2,962,888
                                                                                        11,690,087   (b)
                                                                                       (18,296,924)  (b)
                                                             ----------------     ----------------          ---------------
                                                                 $441,765,453         $328,938,402             $770,703,855
                                                             ================     ================          ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Line of credit                                           $            --          $75,000,000   (b)        $75,000,000
     Mortgages payable                                             45,326,677           46,769,000   (b)         92,095,677
     Lifecare bonds payable                                                --           88,781,000   (b)         88,781,000
     Due to related parties                                           347,786           12,762,956   (a)         24,800,829
                                                                                        11,690,087   (b)
     Accounts payable and accrued expenses                          1,337,296                   --                1,337,296
     Security deposits                                              4,866,973                   --                4,866,973
     Rents paid in advance                                             91,432                   --                   91,432
                                                             ----------------     ----------------          ---------------
           Total liabilities                                       51,970,164          235,003,043              286,973,207
                                                             ----------------     ----------------          ---------------

Minority interest                                                         265                   --                      265
                                                             ----------------     ----------------          ---------------

Stockholders' equity:
 Preferred stock, without par value.
    Authorized and unissued 3,000,000 shares                            -                   -                       -
 Excess shares, $0.01 par value per share.
    Authorized and unissued 103,000,000 shares                          -                   -                       -
 Common stock, $0.01 par value per share.
    Authorized 100,000,000 shares;
    issued 44,254,603 and outstanding
    44,210,566 shares; issued 54,464,968 and
    outstanding 54,420,931
    shares, as adjusted                                               442,106              102,104   (a)            544,210
 Capital in excess of par value                                   393,307,990          102,001,547   (a)        487,141,245
                                                                                        (8,168,292)  (a)
 Accumulated distributions in excess of net earnings               (3,955,072)                   -               (3,955,072)
                                                             ----------------     ----------------          ---------------
           Total stockholders' equity                             389,795,024           93,935,359              483,730,383
                                                             ----------------     ----------------          ---------------
                                                                 $441,765,453         $328,938,402             $770,703,855
                                                             ================     ================          ===============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2002

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                       -------------          ---------------           -------------

Revenues:
     Rental income from operating leases                $13,257,739              $47,822,873 (1)         $61,080,612
     Earned income from direct financing leases (2)       3,519,872               13,474,523 (1)          16,994,395
     Contingent rent                                          7,758                       -                    7,758
     FF&E reserve income                                    153,454                1,320,507 (3)           1,473,961
     Interest and other income                            1,913,205               (1,721,591)(4)             191,614
                                                      -------------          ---------------           -------------
                                                         18,852,028               60,896,312              79,748,340
                                                      -------------          ---------------           -------------
Expenses:
     Interest                                             1,408,611                6,807,887 (5)           8,216,498
     General operating and administrative                 1,388,706                       --               1,388,706
     Property expenses                                       23,212                       --                  23,212
     Asset management fees to related party                 770,756                2,929,480 (6)           3,700,236
     Depreciation and amortization                        3,461,279               12,842,456 (7)          16,303,735
                                                      -------------          ---------------           -------------
                                                          7,052,564               22,579,823              29,632,387
                                                      -------------          ---------------           -------------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary and Minority Interest
     in Earnings of Consolidated Joint Ventures          11,799,464               38,316,489              50,115,953

Equity in Earnings of Unconsolidated Subsidiary               5,404                       --                   5,404

Minority Interest in Earnings of Consolidated
     Joint Ventures                                        (433,012)                 433,012 (8)                 --
                                                      -------------          ---------------           -------------

Net earnings                                            $11,371,856              $38,749,501             $50,121,357
                                                      =============          ===============           =============

Net Earnings Per Share of Common
     Stock (Basic and Diluted) (9)                         $   0.52                                          $  0.93
                                                      =============                                    =============

Weighted average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (9)           22,034,955                                       53,706,215
                                                      =============                                    =============
See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a)      Represents  gross proceeds of $102,103,651  from the sale of 10,210,365 shares during the period January 1, 2003 through February 28, 2003, and the accrual of $12,762,956 for related  acquisition  fees of $4,594,664
         (4.5% of gross proceeds)  which are reflected in other assets,  selling commissions  of  $7,657,774  (7.5% of  gross  proceeds)  and  marketing support  fees of  $510,518  (0.5% of gross  proceeds)  which  have been netted against stockholders' equity.

(b)      Represents the use of  $141,731,633 of cash and cash  equivalents,  the assumption  of a  $20,600,000  loan  under  a  mortgage  note  payable, borrowings of $75,000,000  under a secured revolving line of credit and borrowings  of  $26,169,000  under  a  mortgage  note  payable  and the assumption of $88,781,000 in non-interest  bonds payable to purchase 15 properties  for  $351,010,367  to pay loan  costs of  $1,271,266.  Also represents the accrual of $5,479,605 of  acquisition  fees on permanent financing (4.5% of permanent financing) and $6,210,482 in miscellaneous acquisition  costs  incurred in  conjunction  with the  purchase of the
         properties,   the   reclassification  of  $3,946,725  in  miscellaneous
         acquisition  costs and $12,844,135 in acquisition fees to properties on operating leases and the  reclassification of $294,704 in miscellaneous acquisition  costs and $1,211,360 in acquisition fees to net investment in direct financing leases.
                                                                                      Acquisition
                                                                                        Fees and
                                                                                     Closing Costs
                                                                                      Allocated to
                                                                 Purchase Price        Investment            Total
                                                                 ----------------    ---------------     ---------------

         Sunrise in Annapolis, MD                                   $ 12,500,000          $ 843,396        $ 13,343,396
         Sunrise in Pikesville, MD                                    10,100,000            662,668          10,762,668
                                                                 ----------------    ---------------     ---------------
                  Investment in direct financing leases (c)           22,600,000          1,506,064          24,106,064
                                                                 ----------------    ---------------     ---------------

         Brighton Gardens in Edgewood, KY                              2,654,631            142,288           2,796,919
         Brighton Gardens in Greenville, SC                            4,132,969            221,527           4,354,496
         Brighton Gardens in Northridge, CA                           14,735,846            789,841          15,525,687
         Brighton Gardens in Rancho Mirage, CA                        13,833,657            741,484          14,575,141
         Brighton Gardens in Salt Lake City, UT                       15,028,664            949,160          15,977,824
         Brighton Gardens in Yorba Linda, CA                          13,483,926            851,599          14,335,525
         Fairfax in Fort Belvoir, VA                                  81,027,486          3,852,227          84,879,713
         MapleRidge in Palm Springs, CA                                2,653,469            142,227           2,795,696
         Quadrangle in Haverford, PA                                 111,521,719          5,301,990         116,823,709
         Fox Run Village in Novi, MI                                  17,000,000            931,200          17,931,200
         Brighton Gardens in Lakewood, CO                             18,538,000          1,015,597          19,553,597
         Brighton Gardens in Denver, CO                               17,580,000            963,113          18,543,113
         Brighton Gardens in Colorado Springs, CO                     16,220,000            888,607          17,108,607
                                                                 ----------------    ---------------     ---------------

                  Properties subject to operating leases             328,410,367         16,790,860         345,201,227
                                                                 ----------------    ---------------     ---------------

                                                                    $351,010,367        $18,296,924        $369,307,291
                                                                 ================    ===============     ===============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Balance Sheets - Continued:

(c)      In accordance with generally accepted accounting principles,  leases in which the present  value of future  minimum  lease  payments  equals or exceeds 90 percent of the value of the related  properties  are treated as direct  financing  leases  rather than as  properties  on  operating leases.  The direct financing leases have initial terms of 35 years and contain  provisions  that allow the  lessees to elect to  purchase  the properties  at the end of the  lease  term  for the  Company's  initial investment  amount.  The leases  also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same  amount.  The  categorization  of the  leases has no effect on the rental payments due under the leases.

Unaudited Pro Forma Consolidated Statement of Earnings:

(1)      Represents  adjustment to rental  income from the operating  leases and earned  income  from the direct  financing  leases  for the  properties acquired or  probable to be acquired by the Company as of February  28,
         2003 (collectively, the "Pro Forma Property" or "Pro Forma Properties")
         for the Pro Forma Period.

         The following  presents the actual date the Pro Forma  Properties  were acquired by the Company,  or became probable of acquisition in the case of the 14 pending  acquisitions as of February 28, 2003, as compared to the date the Pro Forma Properties were treated as becoming  operational as a  rental  property  for  purposes  of the  Pro  Forma  Consolidated
         Statement of Earnings.
                                                                                       Date the Property
                                                                                             Became
                                                                                        Operational as a
                                                                     Date               Rental Property
                                                             Acquired/Probable by        for Pro Forma           Purchase
                                                                  the Company               Purposes               Price
                                                             ----------------------    -------------------     --------------
     Acquired:
         Properties subject to operating leases:
             Holley Court Terrace in Oak Park, IL            February 11, 2002         January 1, 2002          $18,469,275
             Homewood Residence in Coconut Creek, FL         February 11, 2002         January 1, 2002            9,687,563
             Heritage Club in Greenwood Village, CO          March 22, 2002            January 1, 2002           17,865,375
             Brighton Gardens in Camarillo, CA a             May 16, 2002              January 1, 2002           18,694,698
             Brighton Gardens in Towson, MD a                May 16, 2002              January 1, 2002           14,452,319
             MapleRidge in Clayton, OH a                     May 17, 2002              January 1, 2002            8,110,569
             MapleRidge in Dartmouth, MA a                   May 16, 2002              January 1, 2002            9,488,304
             MapleRidge in Elk Grove, CA a                   May 16, 2002              January 1, 2002            8,054,110
             Brooksby Village in Peabody, MA                 October 10, 2002          January 1, 2002           17,383,784
             Homewood Residence in Nashville, TN             November 1, 2002          January 1, 2002            8,957,850
             Brighton Gardens in Bellevue, WA                December 20, 2002         January 1, 2002           10,201,606
             Brighton Gardens in Hoffman Estates, IL         December 20, 2002         January 1, 2002            7,543,752
             Brighton Gardens in Oklahoma City, OK           December 20, 2002         January 1, 2002            3,646,636
             Brighton Gardens in Santa Rosa, CA              December 20, 2002         January 1, 2002           16,748,552
             Brighton Gardens in Tulsa, OK                   December 20, 2002         January 1, 2002            4,684,167
             Brighton Gardens in Atlanta, GA                 December 20, 2002         January 1, 2002            7,374,428
             Hearthside in Lynnwood, WA                      December 20, 2002         January 1, 2002            6,300,000
             Hearthside in Snohomish, WA                     December 20, 2002         January 1, 2002            8,600,000
             MapleRidge in Hemet, CA                         December 20, 2002         January 1, 2002            4,109,688
             MapleRidge in Plymouth, MA                      December 20, 2002         January 1, 2002            4,580,387
             MapleRidge in Willoughby, OH                    December 20, 2002         January 1, 2002            4,930,498
             Pleasant Hills in Little Rock, AR               December 20, 2002         January 1, 2002           10,638,918
             Fox Run Village in Novi, MI                     February 28, 2003         January 1, 2002           17,000,000

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
                                                                                       Date the Property
                                                                                             Became
                                                                                        Operational as a
                                                                     Date               Rental Property
                                                             Acquired/Probable by        for Pro Forma           Purchase
                                                                  the Company               Purposes               Price
                                                             ----------------------    -------------------     --------------
     Acquired:
         Investments in direct financing leases:
             Brighton Gardens in Brentwood, TN b             September 30, 2002        January 1, 2002           $6,349,794
             Brighton Gardens in Atlanta, GA b               September 30, 2002        January 1, 2002            7,654,546
             Brighton Gardens in Charlotte, NC b             September 30, 2002        January 1, 2002            3,218,389
             Brighton Gardens in Chevy Chase, MD b           September 30, 2002        January 1, 2002           19,310,331
             Brighton Gardens in Middletown, NJ b            September 30, 2002        January 1, 2002           11,481,818
             Brighton Gardens in Mountainside, N J b         September 30, 2002        January 1, 2002           12,438,636
             Brighton Gardens in Naples, FL b                September 30, 2002        January 1, 2002            8,002,479
             Brighton Gardens in Raleigh, NC b               September 30, 2002        January 1, 2002            9,655,165
             Brighton Gardens in Stamford, CT b              September 30, 2002        January 1, 2002           13,569,421
             Brighton Gardens in Venice, FL b                September 30, 2002        January 1, 2002            6,523,760
             Brighton Gardens in Winston-Salem, NC b         September 30, 2002        January 1, 2002            7,045,661
Probable:
      Properties subject to operating leases:
            Brighton Gardens in Edgewood, KY                 December 6, 2002          January 1, 2002            2,654,631
            Brighton Gardens in Greenville, SC               December 6, 2002          January 1, 2002            4,132,969
            Brighton Gardens in Northridge, CA               December 6, 2002          January 1, 2002           14,735,846
            Brighton Gardens in Rancho Mirage, CA            December 6, 2002          January 1, 2002           13,833,657
            Brighton Gardens in Salt Lake City, UT           December 6, 2002          January 1, 2002           15,028,664
            Brighton Gardens in Yorba Linda, CA              December 6, 2002          January 1, 2002           13,483,926
            Fairfax in Fort Belvoir, VA                      December 6, 2002          January 1, 2002           81,027,486
            MapleRidge in Palm Springs, CA                   December 6, 2002          January 1, 2002            2,653,469
            Quadrangle in Haverford, PA                      December 6, 2002          January 1, 2002          111,521,719
            Brighton Gardens in Colorado Springs, CO c       February 25, 2003         January 1, 2002           16,220,000
            Brighton Gardens in Denver, CO c                 February 25, 2003         January 1, 2002           17,580,000
            Brighton Gardens in Lakewood, CO c               February 25, 2003         January 1, 2002           18,538,000
      Investments in direct financing leases:
            Sunrise in Annapolis, MD                         September 3, 2002         January 1, 2002           12,500,000
            Sunrise in Pikesville, MD                        September 3, 2002         January 1, 2002           10,100,000
         a Prior to December 20, 2002, the properties in Camarillo,  California;
         Towson,  Maryland;  Clayton,  Ohio; Dartmouth,  Massachusetts;  and Elk
         Grove,  California (the "Marriott Portfolio One Properties") were owned through a consolidated joint venture (the "Joint Venture") in which the
         Company  owned a 76.75  percent  interest.  On December 20,  2002,  the
         Company  purchased the remaining  23.25 percent  minority  interest for
         $8,500,000. See Note (8).

         b  These  properties  are  referred  to as the  "Prime  Care  Portfolio
         Properties."

         c These properties are referred to as the "Summit Properties."

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

         The  adjustment  to rental  income from  operating  leases for the year ended December 31, 2002,  includes  $2,216,648 relating to the Marriott
         Portfolio One  Properties.  If the operating cash flows of the Marriott
         Portfolio One Properties are not sufficient to fund rental payments due under  the  lease  agreements,  amounts  are  required  to be funded by
         Marriott  International,  Inc. or its subsidiaries under the terms of a rental  payment  guarantee  arrangement.  The pro forma  adjustment  to rental  income from  operating  leases for the year ended  December 31,
         2002,   includes   assumed  funding  amounts  under  the  guarantee  of
         $1,381,000 based on the actual  historical  operating cash flows of the
         Marriott Portfolio One Properties during the Pro Forma Periods.

         Certain leases  provide for the payment of percentage  rent in addition to base rental income;  however,  no percentage  rent was due under the leases for the Pro Forma  Properties  during the period the Company was assumed to have held the Pro Forma Properties.

(2)      See Note (c) under  "Unaudited  Pro Forma  Consolidated  Balance Sheet"
         above.

(3)      Represents  reserve funds,  which will be used for the  replacement and renewal  of  furniture,  fixtures  and  equipment  relating  to certain
         Properties (the "FF&E Reserve").  The funds in the FF&E Reserve and all property  purchased  with  funds  from the FF&E  Reserve  will be paid, granted and assigned to the Company.

(4)      Represents  adjustment  to interest  income due to the  decrease in the amount of cash  available for investment in interest  bearing  accounts after  the  purchase  of  the  Pro  Forma  Properties.  The  pro  forma adjustment  is based upon the fact that  interest  income from interest bearing accounts was earned at a rate of approximately  two percent per annum by the Company during the year ended December 31, 2002.

(5)      Represents  adjustment to interest  expense for mortgage  loans for the
         Pro Forma Period based on the following terms:
                                                                                    Pro Forma
                                                                                    Adjustment
                                                                                   for the Year
                                                                                   Ended December
                               Mortgage Loan          Interest Rate                   31, 2002
                               --------------     -----------------------------    ----------------
         Holley Court          $12,974,397        Floating at 350 basis                $89,626
         Terrace in Oak                           points over the 30-day
         Park, IL,                                LIBOR, with a LIBOR
         maturing October                         floor of 3.50.  If
         2003                                     30-day LIBOR falls
                                                  below 2.60, interest
                                                  rate will be 30-day
                                                  LIBOR plus 440 basis points.
                                                  During the Pro Forma Period,
                                                  the interest rate varied from
                                                  6.23% to 6.28%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                  Pro Forma
                                                                                  Adjustment
                                                                                 for the Year
                                                                                Ended December
                                Mortgage Loan            Interest Rate            31, 2002
                               ---------------     ------------------------    -----------------

         Marriott              $23,520,000         Floating at 186 basis           $381,186
         Portfolio One                             points over the rate
         Properties                                of commercial paper
         maturing June                             graded A1 by Standard
         2007                                      & Poors or F1 by Fitch
                                                   IBCA.  During the Pro
                                                   Forma Period, the
                                                   interest rate varied
                                                   from 2.63% to 3.81%.

         Sunrise in            $20,600,000         7.83%, with principal          $1,410,886
         Annapolis and                             and interest payable
         Pikesville, MD,                           monthly.
         maturing
         December 2008

         Heritage Club in      $9,100,000          6.50%, with principal           $386,404
         Greenwood                                 and interest payable
         Village, CO,                              monthly.
         maturing
         December 2006

         Prime Care            $75,000,000         Floating at 250 basis          $3,223,000
         Portfolio                                 points over the 30-day
         Properties,                               LIBOR.  During the Pro
         maturing two                              Forma Period, the
         years from                                interest rate varied
         funding date                              from 3.88% to 4.38%.

         Summit                $26,169,000         Floating at 325 basis          $1,316,785
         Properties,                               points over the 30-day
         maturing two                              LIBOR with a minimum
         years from                                interest rate of 5%
         funding date                              and principal and
                                                   interest payable
                                                   monthly.  During the
                                                   Pro Forma Period, the
                                                   interest rate varied
                                                   from 5.0% to 5.13%
                                                                               -----------------

                                                                                  $6,807,887
                                                                               =================

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

         If the interest  rates on variable  rate loans would have  increased by
         0.125%  during  the Pro  Forma  Period,  interest  expense  would  have increased by $189,228 for the year ended December 31, 2002.

(6)      Represents  increase in asset management fees relating to the Pro Forma
         Properties for the Pro Forma Period. Asset management fees are equal to
         0.60% per year of the  Company's  Real Estate Asset Value as defined in the Company's prospectus.

(7)      Represents  increase in  depreciation  expense of the buildings and the furniture,  fixture and  equipment  ("FF&E")  portions of the Pro Forma
         Properties  accounted for as operating  leases using the  straight-line method  of  $11,580,188  for the year  ended  December  31,  2002.  The buildings  and FF&E are  depreciated  over useful lives of 40 and seven years, respectively.  Also represents amortization of the loan costs of
         $511,826  for the year ended  December 31,  2002,  on related  mortgage loans,  amortized  during the Pro Forma Period under the  straight-line method (which approximates the effective interest method) over the life of the loan.

         The following  presents the amount of land,  building and FF&E for each of the Pro Forma Properties accounted for as operating leases:
                                                                  Land             Building            FF&E
                                                            ---------------    ---------------    --------------
         Holley Court Terrace in Oak Park, IL                  $ 2,144,134        $16,918,724          $447,007
         Homewood Residence in Coconut Creek, FL                 1,682,701          7,981,073           559,197
         Heritage Club in Greenwood Village, CO                  1,964,700         17,943,422           942,063
         Brighton Gardens in Camarillo, CA                       2,486,381         16,852,469           541,453
         Brighton Gardens in Towson, MD                            989,914         14,375,847           355,731
         MapleRidge in Clayton, OH                                 813,317          7,656,922           209,314
         MapleRidge in Dartmouth, MA                               920,430          9,028,929           205,663
         MapleRidge in Elk Grove, CA                               811,596          7,571,613           217,689
         Brooksby Village in Peabody, MA                        18,345,033                  -                 -
         Homewood Residence in Nashville, TN                       463,957          8,350,191           631,429
         Brighton Gardens in Bellevue, WA                        2,164,828          8,360,448           502,884
         Brighton Gardens in Hoffman Estates, IL                 1,724,422          5,843,963           512,316
         Brighton Gardens in Oklahoma City, OK                     784,454          2,701,571           444,105
         Brighton Gardens in Santa Rosa, CA                      2,161,222         15,025,466           586,516
         Brighton Gardens in Tulsa, OK                           1,538,284          2,987,889           512,425
         Brighton Gardens in Atlanta, GA                         1,772,658          5,652,512           446,313
         Hearthside in Lynnwood, WA                              1,529,738          5,175,159           124,291
         Hearthside in Snohomish, WA                               645,494          8,559,082           109,911
         MapleRidge in Hemet, CA                                 1,175,581          2,891,964           365,263
         MapleRidge in Plymouth, MA                              1,090,254          3,460,628           393,579
         MapleRidge in Willoughby, OH                            1,090,639          3,886,167           345,981
         Pleasant Hills in Little Rock, AR                         523,295         10,457,948           370,052
         Brighton Gardens in Edgewood, KY                          279,692          2,377,381           139,846
         Brighton Gardens in Greenville, SC                        435,450          3,701,322           217,724
         Brighton Gardens in Northridge, CA                      1,552,568         13,196,834           776,285
         Brighton Gardens in Rancho Mirage, CA                   1,457,514         12,388,870           728,757
         Brighton Gardens in Salt Lake City, UT                  1,597,782         13,581,150           798,892
         Brighton Gardens in Yorba Linda, CA                     1,433,553         12,185,196           716,776
         Fairfax in Fort Belvoir, VA                             4,751,939         77,751,805         2,375,969

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
                                                                 Land              Building              FF&E
                                                            ----------------    ----------------    ---------------

         MapleRidge in Palm Springs, CA                          $  279,570         $ 2,376,341          $ 139,785
         Quadrangle in Haverford, PA                              6,540,303         107,013,254          3,270,152
         Fox Run Village in Novi, MI                             17,931,200                  --                 --
         Brighton Gardens in Colorado Springs, CO                 1,710,861          14,542,316            855,430
         Brighton Gardens in Denver, CO                           1,854,311          15,761,646            927,156
         Brighton Gardens in Lakewood, CO                         1,955,360          16,620,557            977,680
                                                            ----------------    ----------------    ---------------

         Total                                                  $88,603,135        $473,178,659        $20,747,634
                                                            ================    ================    ===============
(8)      Represents  adjustment  to minority  interest  for the  purchase of the
         23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9)      Historical  earnings per share were calculated  based upon the weighted average  number of shares of common stock  outstanding  during the year ended  December 31, 2002. As a result of receipt of gross proceeds from the sale of shares during the period  January 1, 2003 through  February
         28,  2003,  as  described  in Note (a) above,  which were  available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings  per share were  calculated  based upon the  weighted  average number of  shares of common  stock  outstanding,  as  adjusted  for the subsequent sale of shares, during the year ended December 31, 2002.

               Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our  opinion,  the  accompanying  consolidated  balance  sheets  and  related consolidated  statements of earnings,  of stockholders' equity and of cash flows present  fairly,  in  all  material  respects,  the  financial  position  of CNL
Retirement Properties,  Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their  operations  and their cash flows for each of the three years in the period ended  December  31, 2002,  in  conformity  with  accounting principles  generally accepted in the United States of America. In addition,  in our opinion,  the financial  statement  schedule  listed in the index  appearing under Item 15(a)(2) presents fairly, in all material  respects,  the information
set  forth  therein  when  read  in  conjunction  with  the  related   financial
statements.  These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial  statements and the financial  statement  schedule based on our audits.  We conducted our audits of these  statements in accordance with  auditing  standards  generally  accepted in the United  States of America, which require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements  are free of material  misstatement.  An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial  statements,  assessing the  accounting  principles used and  significant  estimates made by management,  and evaluating the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

/S/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 19, 2003

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                             December 31,
                                                                                 2002                        2001
                                                                            ---------------              --------------

                                ASSETS

Investment Properties:
   Accounted for using the operating method, net                             $ 272,483,664                $ 35,232,568
   Accounted for using the direct financing method                             115,783,256                           -
Cash and cash equivalents                                                       40,799,871                  26,721,107
Restricted cash                                                                  1,684,684                      35,109
Notes and other receivables                                                      3,192,203                     180,163
Investment in unconsolidated subsidiary                                            154,148                           -
Loan costs, less accumulated amortization of $88,650 and $18,981                 1,220,108                      36,936
Accrued rental income                                                            1,472,458                      97,793
Other assets                                                                     4,975,061                   2,143,213
                                                                           ---------------             ---------------

                                                                             $ 441,765,453                $ 64,446,889
                                                                           ===============             ===============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                         $ 45,326,677                      $     -
    Due to related parties                                                         347,786                    1,772,807
    Accounts payable and accrued expenses                                        1,337,296                      294,839
    Security deposits                                                            4,866,973                    1,363,986
    Rent paid in advance                                                            91,432                      105,215
                                                                           ---------------             ----------------
          Total liabilities                                                     51,970,164                    3,536,847
                                                                           ---------------             ----------------

Minority interest                                                                      265                            -
                                                                           ---------------             ----------------

Commitments and Contingencies (Note 13)

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares
Excess shares, $.01 par value per share.
       Authorized and unissued 103,000,000 shares
Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued 44,254,603 and 7,141,131 shares, respectively, outstanding 44,210,566 and 7,134,400
            shares, respectively                                                   442,106                       71,344
    Capital in excess of par value                                             393,307,990                   61,786,149
    Accumulated distributions in excess of net earnings                         (3,955,072)                    (947,451)
                                                                           ---------------              ----------------
          Total stockholders' equity                                           389,795,024                   60,910,042
                                                                           ---------------              ----------------

                                                                             $ 441,765,453                 $  64,446,889
                                                                           ===============              ================

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS

                                                                         Year Ended December 31,
                                                               2002                2001                2000
                                                            ------------        ------------       ------------

Revenues:
    Rental income from operating leases                    $ 13,257,7399        $ 1,725,018          $  962,000
    Earned income from direct financing leases                3,519,872                  --                  --
    Contingent rent                                               7,758                  --                  --
    FF&E reserve income                                         153,454              39,199              19,672
    Interest and other income                                 1,913,205             135,402             103,058
                                                          -------------       -------------      --------------

                                                             18,852,028           1,899,619           1,084,730
                                                          -------------       -------------      --------------

Expenses:
    Interest                                                  1,408,611             105,056             367,374
    General operating and administrative                      1,388,706             395,268             340,086
    Property expenses                                            23,212                   -                   -
    Asset management fees to related party                      770,756              93,219              55,396
    Reimbursement of operating expenses
       from related party                                             -            (145,015)           (213,886)
    Depreciation and amortization                             3,461,279             535,126             310,982
                                                          -------------       -------------      --------------
                                                              7,052,564             983,654             859,952
                                                          -------------       -------------      --------------

 Earnings Before Equity in Earnings of
    Unconsolidated Subsidiary and Minority
    Interest in Earnings of Consolidated
    Joint Ventures                                           11,799,464             915,965             224,778

Equity in Earnings of Unconsolidated
     Subsidiary                                                   5,404                  -                  -

Minority Interest in Earnings of
     Consolidated Joint Ventures                               (433,012)                 -                  -
                                                          -------------       -------------      --------------

Net Earnings                                                $11,371,856          $  915,965          $  224,778
                                                          =============       =============      ==============

Net Earnings Per Share of Common
    Stock (Basic and Diluted)                                $     0.52           $    0.38           $    0.27
                                                          =============       =============      ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (Basic
    and Diluted)                                             22,034,955           2,391,072             845,833
                                                          =============       =============      ==============
          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2002, 2001 and 2000

                                                                                                Accumulated
                                                         Common stock                          distributions
                                                    -----------------------     Capital in          in
                                                      Number         Par        excess of      excess of net
                                                    of shares       value       par value         earnings         Total
                                                    -----------   ----------  -------------   ---------------  -------------

Balance at December 31, 1999                            540,028     $  5,400   $  3,365,531     $    (78,794)  $  3,292,137

   Subscriptions received for common stock
       through public offerings and reinvestment
       plan                                             625,628        6,256      6,250,054                -      6,256,310

   Subscriptions released from escrow                    23,500          235        234,765                -        235,000

   Retirement of common stock                            (3,316)         (33)       (30,475)               -        (30,508)

   Stock issuance costs                                       -            -     (1,027,216)               -     (1,027,216)

   Adjustment to previously accrued stock
      issuance costs                                          -            -        755,125                -        755,125

   Net earnings                                               -            -              -           224,778       224,778

   Distributions declared and paid ($0.5785 per
       share)                                                 -            -              -          (502,078)     (502,078)
                                                    -----------   ----------  -------------   --------------- -------------

Balance at December 31, 2000                          1,185,840       11,858      9,547,784          (356,094)    9,203,548

   Subscriptions received for common stock
       through  public  offering and  reinvestment
       plan                                            5,951,975       59,520     59,460,231                 -     59,519,751

   Retirement of common stock                            (3,415)         (34)       (31,386)                -        (31,420)

   Stock issuance costs                                       -            -     (7,190,480)                -     (7,190,480)

   Net earnings                                               -            -              -           915,965        915,965
   Distributions declared and paid ($0.6996 per
       share)                                                 -            -              -        (1,507,322)    (1,507,322)
                                                    -----------   ----------  -------------   ---------------  -------------

Balance at December 31, 2001                          7,134,400       71,344     61,786,149          (947,451)    60,910,042
   Subscriptions received for common stock
       through  public  offering and  reinvestment
       plan                                          37,113,472      371,135    370,763,581                 -    371,134,716

   Retirement of common stock                           (37,306)       (373)       (342,839)                -       (343,212)

   Stock issuance costs                                       -           -     (38,898,901)                -    (38,898,901)

   Net earnings                                               -           -               -        11,371,856     11,371,856

   Distributions  declared  and paid  ($0.7002 per            -           -               -       (14,379,477)   (14,379,477)
       share)                                       -----------  ----------   -------------   ---------------  -------------

Balance at December 31, 2002                         44,210,566    $442,106    $393,307,990     $  (3,955,072)  $389,795,024
                                                    ===========  ==========   =============   ===============  =============

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                               Year Ended December 31,
                                                                   2002               2001               2000
                                                                -----------       -------------      --------------
Increase (decrease) in cash and cash equivalents:
     Operating activities:
       Net earnings                                             $11,371,856         $   915,965         $   224,778
       Adjustments to reconcile net earnings to
         net cash provided by operating activities:
           Depreciation                                           3,321,572             523,943             303,184
           Amortization                                             139,707              11,183               7,798
           Changes in operating assets and liabilities:
              Receivables                                          (827,287)           (177,691)             (2,472)
              Accrued rental income                              (1,374,665)            (76,665)            (21,128)
              Other assets                                          (36,107)             (5,737)              1,798
              Interest payable                                      114,801             (11,045)             11,045
              Accounts payable and other accrued expenses           484,199              45,469             (14,173)
              Due to related parties                               (331,794)             34,060              29,885
         Security deposits                                        3,502,987             810,030             553,956
         Rent paid in advance                                       (13,783)            103,867               1,348
         Minority interest in income                                433,277                   -                   -
                                                              -------------      --------------     ---------------
                  Net cash provided by operating activities      16,784,763           2,173,379           1,096,019
                                                              -------------      --------------     ---------------

     Investing activities:
       Additions to land, buildings and equipment on
         operating leases                                      (219,929,327)        (20,269,138)       (13,848,900)
       Investment in direct financing leases                   (109,720,000)                  -                  -
       Purchase of minority interest                             (8,500,000)                  -                  -
       Investment in notes receivable                            (2,000,000)                  -                  -
       Investment in unconsolidated subsidiary                     (350,364)                  -                  -
       Distributions received from unconsolidated                                             -                  -
         subsidiaries                                               190,922
       Payment of acquisition costs                             (16,131,759)         (2,644,534)          (562,491)
       Increase in restricted cash                               (1,649,575)            (17,797)           (17,312)
                                                              -------------      --------------     ---------------
                  Net cash used in investing activities        (358,090,103)        (22,931,469)       (14,428,703)
                                                              -------------      --------------     ---------------

     Financing activities:
       Proceeds from borrowings on mortgages payable             32,620,000                   -                  -
       Principal payments on mortgages payable                     (267,720)                  -                  -
       Payment of loan costs                                     (1,308,758)                  -            (55,917)
       Proceeds from line of credit                                       -                   -           8,100,000
       Repayment of borrowings on line of credit                          -          (3,795,000)         (4,305,000)
       Subscriptions received from stockholders                 371,134,716          59,519,751          6,491,310
       Distributions to stockholders                            (14,379,477)         (1,507,322)          (502,078)
       Retirement of common stock                                  (173,839)            (13,020)           (30,508)
       Payment of stock issuance costs                          (40,231,933)         (6,903,096)          (931,461)
       Contributions by minority interest                         8,500,000                   -                  -
       Distributions to minority interest                          (508,885)                  -                  -
                                                              -------------      --------------     ---------------
                  Net cash provided by financing activities     355,384,104          47,301,313          8,766,346
                                                              -------------      --------------     ---------------

Net increase (decrease) in cash and cash equivalents             14,078,764          26,543,223         (4,566,338)
Cash and cash equivalents at beginning of year                   26,721,107             177,884          4,744,222
                                                              -------------      --------------     ---------------

Cash and cash equivalents at end of year                        $40,799,871        $ 26,721,107         $  177,884
                                                              =============      ==============     ===============
          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                            Year Ended December 31,
                                                                  2002                 2001               2000
                                                              -------------        -------------       ------------

Supplemental schedule of non-cash investing
      and financing activities:

       Amounts incurred by the Company and paid by
         related parties on behalf of the Company
         and its subsidiaries were as follows:
           Acquisition costs                                 $      451,238       $     353,852      $      112,961
           Stock issuance costs                                   5,613,049            1,626,405            387,704
                                                             --------------       --------------     --------------
                                                             $    6,064,287       $    1,980,257     $      500,665
                                                             ==============       ==============     ==============

       Adjustment to previously accrued stock
         issuance costs                                      $            -       $            -     $      755,125
                                                             ==============       ==============     ==============

       Mortgage assumed on property purchase                 $  12,974,397        $            -     $            -
                                                             ==============       ==============     ==============

Supplemental disclosure of cash flow information:

       Cash paid during the year for interest                $    1,293,810       $      116,101     $      356,329
                                                             ==============       ==============     ==============
          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2002, 2001 and 2000

1. Significant Accounting Policies:

Organization  and Nature of  Business - CNL  Retirement  Properties,  Inc.  is a
corporation,  which was organized  pursuant to the laws of the State of Maryland on December 22, 1997.  CNL  Retirement GP Corp.  and CNL Retirement LP Corp. are
wholly owned subsidiaries of CNL Retirement Properties, Inc., each of which were organized  pursuant to the laws of the State of Delaware in December  1999.  CNL
Retirement  GP Corp.  and CNL  Retirement  LP Corp.  are the general and limited partners, respectively, of CNL Retirement Partners, LP. CNL Retirement Partners,
LP is a  Delaware  limited  partnership  formed  in  December  1999.  Properties acquired are generally expected to be held by CNL Retirement Partners, LP or its wholly owned subsidiaries and, as a result, owned by CNL Retirement  Properties,
Inc.  through  such  entities.   Four  corporations,   which  are  wholly  owned
subsidiaries  of CNL Retirement  Properties,  Inc., have been formed to serve as the general partners of various other wholly owned  subsidiaries which have been or will be formed  for the  purpose of  acquiring  future  properties.  The term
"Company"  includes CNL Retirement  Properties,  Inc. and its subsidiaries,  CNL
Retirement GP Corp.,  CNL Retirement LP Corp., CNL Retirement  Partners,  LP and
each of their subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust (a "REIT").

The Company  acquires  investment  properties  (the  "Property  or  Properties")
related to health care and seniors' housing facilities located across the United
States.  The  Properties  may include  congregate  living,  assisted  living and skilled nursing facilities, continuing care retirement communities and life care communities,  and medical office buildings and walk-in clinics.  The Company may provide mortgage financing  ("Mortgage Loans") in the aggregate principal amount of  approximately  5 to 10 percent of the  Company's  total assets and may offer furniture,  fixture and  equipment  financing  ("Secured  Equipment  Leases") to operators of  retirement  and medical  Properties.  The Company has retained CNL
Retirement  Corp.  (the  "Advisor")  as  its  advisor  to  provide   management,
acquisition, advisory and administrative services.

Principles of Consolidation - The accompanying consolidated financial statements include the  accounts of CNL  Retirement  Properties,  Inc.,  each of its wholly owned  subsidiaries  and an entity in which the Company  owns a 99%  controlling interest.  All  significant  intercompany  balances and  transactions  have been eliminated  in  consolidation.  Interests  of  unaffiliated  third  parties  are reflected  as minority  interest  for less than 100 percent  owned and  majority controlled entities.

Investment in Unconsolidated Subsidiary - The Company owns a 10 percent interest in a limited  partnership  that  owns an office  building  located  in  Orlando,
Florida,  in which Advisor and its affiliates  lease office space. The Company's investment  in the  partnership  is accounted for using the equity method as the
Company has significant influence.

Investment  Properties  and  Lease  Accounting  -  Properties  are  leased  on a long-term,  triple-net basis to unrelated third parties, whereby the tenants are generally  responsible  for all  operating  expenses  relating to the  Property, including  property taxes,  insurance,  maintenance  and repairs.  For the years ended  December 31, 2002 and 2001,  the Company's  tenants paid  $1,124,997  and
$138,159,  respectively,  in property taxes on behalf of the Company. The leases are accounted for using either the operating or direct financing method.

         Operating method - Under the operating method, Properties are recorded at cost. Revenue is recognized as rents are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 years and three years to seven years, respectively. Income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income is the aggregate difference between scheduled rental payments that vary during the lease term and minimum rental revenue recognized on a straight-line basis.

         Direct financing method - For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the Properties has been recorded as unearned income.
         Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unamortized unearned income.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

1. Significant Accounting Policies - Continued:

When a Property is sold, the related costs and  accumulated  depreciation,  plus any accrued  rental  income,  are removed from the accounts and any gain or loss from  sale is  reflected  in  income.  Management  reviews  its  Properties  for impairment  whenever  events  or  changes  in  circumstances  indicate  that the carrying  amount  of the  assets  may  not be  recoverable  through  operations.
Management  determines whether impairment in value has occurred by comparing the estimated future  undiscounted  cash flows,  including the residual value of the
Property,  with the carrying cost. If an impairment is indicated,  an impairment charge is recorded, reducing the Property to fair value.

FF&E Reserve Income - A furniture,  fixtures and equipment  ("FF&E") reserve has been established in accordance with  substantially  all of the lease agreements.
In accordance  with such  agreements,  the tenants deposit funds into restricted
FF&E reserve  accounts and periodically use these funds to cover the cost of the replacement,  renewal and  additions  to FF&E.  With  respect to the  Properties subject  to  operating  leases,  generally  all funds in the FF&E  reserve,  all interest earned on the funds and all property purchased with funds from the FF&E reserve are and will remain the property of the Company;  therefore, the Company recognizes the FF&E reserve payments as income upon receipt. FF&E purchased with
FF&E reserve  funds that  improve or extend the useful  lives of the  respective
Properties  are  capitalized.  All other FF&E costs are  reflected  in  property expenses.  Six  Properties  subject to  operating  leases  include  FF&E reserve accounts  that will be held by each  tenant  until the end of the lease  term at which time all property purchased with funds from the FF&E reserve accounts will become the property of the Company.  The Company has not recognized FF&E reserve income  related  to these  six  Properties.  The  Properties  subject  to direct financing  leases include FF&E reserve accounts that are held by each tenant and all  property  purchased  with  funds  from the FF&E  accounts  will  remain the property of the  tenants.  Accordingly,  the  Company  does not  recognize  FF&E reserve income relating to the direct  financing  leases.  In the event that the
FF&E  reserve  is not  sufficient  to  maintain  the  Property  in good  working condition and repair,  the Company may make fixed asset  expenditures,  in which case annual rent will be increased.

Cash and Cash  Equivalents  - All highly liquid  investments  with a maturity of three months or less when purchased are considered  cash  equivalents.  Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities).  Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained in demand deposits at commercial banks and money market funds  may  exceed  federally  insured  levels;  however,  the  Company  has not experienced any losses in such accounts.  Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

Loan Costs - Loan costs are  capitalized  and are being amortized over the terms of the loans using the straight-line  method,  which  approximates the effective interest method.

Income  Taxes - The  Company  has made an  election  to be taxed as a REIT under
Sections 856 through 860 of the Internal  Revenue Code of 1986, as amended,  and related  regulations.  The  Company  generally  will not be  subject  to federal corporate  income taxes on amounts  distributed  to  stockholders,  providing it distributes  at least 90 percent of its REIT  taxable  income and meets  certain other  requirements  for  qualifying  as a REIT.  Accordingly,  a provision  for federal income taxes is not reported in the accompanying  consolidated financial statements.

Earnings  Per Share - Basic  earnings  per share is  calculated  based  upon net earnings  (income  available  to common  stockholders)  divided by the  weighted average number of shares of common stock  outstanding  during the period.  As of
December  31,  2002,  2001 and 2000,  the Company  did not have any  potentially dilutive common shares.

Reclassifications - Certain items in the prior years' financial  statements have been  reclassified to conform with the 2002  presentation  including a change in presentation  of the  statement  of cash flows  from the direct to the  indirect method.  These  reclassifications  had  no  effect  on  reported  equity  or net earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

1. Significant Accounting Policies - Continued:

Use of Estimates - Management has made estimates and assumptions relating to the reporting of assets and  liabilities  to prepare  these  consolidated  financial statements in conformity with generally accepted accounting  principles.  Actual results could differ from those estimates.

New  Accounting  Standards - In April 2002, the Financial  Accounting  Standards
Board ("FASB") issued FASB Statement No. 145, "Rescission of FASB Statements No.
4, 44, and 64,  Amendment of FASB Statement No. 13, and Technical  Corrections."
This statement  rescinds FASB Statement No. 4, "Reporting  Gains and Losses from
Extinguishment of Debt," and an amendment of that Statement,  FASB Statement No.
64,  "Extinguishments of Debt Made to Satisfy  Sinking-Fund  Requirements." This
statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets
of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for
Leases," to  eliminate an  inconsistency  between the  required  accounting  for sale-leaseback  transactions  and the  required  accounting  for  certain  lease modifications  that have  economic  effects  that are similar to  sale-leaseback
transactions.   This  statement   also  amends  other   existing   authoritative
pronouncements  to make various  technical  corrections,  clarify  meanings,  or describe their applicability  under changed  conditions.  The provisions of this statement  related to the  rescission of FASB  Statement No. 4 are applicable in fiscal years  beginning  after May 15, 2002.  The  provisions of this  statement related to FASB Statement No. 13 are effective for transactions  occurring after
May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant  impact on the financial  position or results of operations of the Company.

In July 2002,  the FASB issued FASB  Statement  No. 146,  "Accounting  for Costs
Associated with Exit or Disposal  Activities." The statement  requires companies to recognize  costs  associated  with exit or disposal  activities when they are incurred  rather than at the date of a commitment  for an exit or disposal plan.
Examples of costs covered by the statement  include lease  termination costs and certain  employee  severance  costs that are  associated  with a  restructuring, discontinued operations,  plant closing, or other exit or disposal activity. The statement  is to  be  applied  prospectively  to  exit  or  disposal  activities initiated  after  December  31,  2002.  The  adoption of this  statement  is not expected to have a significant  impact on the  financial  position or results of operations of the Company.

In  November  2002,  FASB  issued  FASB   Interpretation   No.  45  ("FIN  45"),
"Guarantor's  Accounting and Disclosure  Requirements for Guarantees,  Including
Indirect   Guarantees  of  Indebtedness   of  Others".   FIN  45  clarifies  the
requirements  relating to a guarantor's  accounting  for, and disclosure of, the issuance of certain types of guarantees. FIN 45 requires that upon issuance of a guarantee,  the guarantor  must  recognize a liability for the fair value of the obligation  it assumes under that  guarantee.  FIN 45's  provisions  for initial recognition  and  measurement  are  to be  applied  on a  prospective  basis  to guarantees  issued or modified after  December 31, 2002. The Company's  previous accounting for guarantees issued prior to January 1, 2003 are not required to be revised or  restated to reflect the effect of the  recognition  and  measurement provisions of FIN 45.

In  January  2003,   FASB  issued  FASB   Interpretation   No.  46  ("FIN  46"),
"Consolidation  of Variable  Interest  Entities"  to expand upon and  strengthen existing  accounting  guidance that  addresses when a company should include the
assets,   liabilities   and  activities  of  another  entity  in  its  financial
statements.  To improve financial  reporting by companies involved with variable interest  entities (more  commonly  referred to as  special-purpose  entities or off-balance sheet  structures),  FIN 46 requires that a variable interest entity be  consolidated  by a company if that company is subject to a majority  risk of loss from the variable  interest  entity's  activities  or entitled to receive a majority of the entity's  residual  returns or both.  Prior to FIN 46, a company generally included another entity in its consolidated  financial statements only if it controlled the entity through voting interests.  Consolidation of variable interest  entities will provide more complete  information  about the resources,
obligations,   risks  and  opportunities  of  the  consolidated   company.   The
consolidation  requirements  of FIN 46 apply  immediately  to variable  interest entities  created  after  January 31, 2003,  and to older  entities in the first fiscal year or interim period  beginning after June 15, 2003. As of December 31,
2002,  the  Company did not have any  entities  that would be  characterized  as variable interest entities under FIN 46.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

2. Public Offerings:

On September 18, 2000, the Company  completed its initial offering and commenced a subsequent offering of up to 15,500,000 shares of common stock  ($155,000,000)
(the  "2000  Offering"),  which  included  up  to  500,000  shares  ($5,000,000)
available  to   stockholders   who  elected  to  participate  in  the  Company's
reinvestment  plan.  On May 24, 2002,  the Company  completed  its 2000 Offering pursuant to which it received subscription proceeds of $155,000,000  (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan.

Upon the completion of the 2000 Offering,  the Company  commenced an offering of up to 45,000,000 shares of common stock ($450,000,000) (the "2002 Offering"). Of the 45,000,000 shares of common stock offered,  up to 5,000,000 are available to stockholders  purchasing  shares  through the Company's  reinvestment  plan. The price per share and other terms of the 2002  Offering,  including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees,  are  substantially  the same as for the Company's  2000  Offering.  As of
December 31, 2002, the Company had received total subscription proceeds from its initial public offering, the 2000 Offering and the 2002 Offering of $442,346,060
(44,234,603   shares),   including   $1,208,302  (120,830  shares)  through  the
reinvestment plan.

On October 4, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange  Commission in connection  with the proposed sale by
the  Company  of  up  to   175,000,000   additional   shares  of  common   stock
($1,750,000,000) in an offering expected to commence  immediately  following the completion  of  the  Company's  2002  Offering  (the  "2003  Offering").  Of the
175,000,000 shares of common stock expected to be offered,  up to 25,000,000 are
expected  to  be  available  to  stockholders   purchasing  shares  through  the
reinvestment  plan. The Board of Directors expects to submit,  for a vote of the stockholders  at the 2003 annual  meeting,  a proposal to increase the number of
authorized   shares  of  common  stock  of  the  Company  from   100,000,000  to
450,000,000. Until such time, if any, as the stockholders approve an increase in the  number  of  authorized  shares  of common  stock of the  Company,  the 2003
Offering will be limited to 38,000,000 shares.

3. Investment Properties:

Accounted for Using the Operating  Method - As of December 31, 2002, the Company
owned 25 Properties that are subject to operating leases and a parcel of land in which a  seniors'  housing  facility  is  being  constructed.  Properties  under operating leases consisted of the following at December 31:
                                                              2002                      2001
                                                         ----------------          ---------------

           Land                                           $    53,311,856           $    4,649,497
           Buildings                                          210,891,405               29,209,418
           Equipment                                           11,023,962                2,200,780
                                                         ----------------          ---------------
                                                              275,227,225               36,059,695
           Less accumulated depreciation                       (4,148,699)                (827,127)
                                                         ----------------          ---------------
                                                              271,078,526               35,232,568
           Construction in progress                             1,405,138                       --
                                                         ----------------          ---------------

                                                          $   272,483,664           $   35,232,568
                                                         ================          ===============

Operating  leases  generally  have  initial  terms of 15 years and  provide  for minimum and contingent rent. The operating leases generally provide options that allow the lessees to renew the leases from 5 to 20  successive  years subject to the same terms and conditions as the initial leases.

The leases also  require  minimum  annual  rents to  increase  at  predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line  basis  over the  terms of the  lease  commencing  on the date the
Property was placed in service.  For the years ended December 31, 2002, 2001 and
2000, the Company recognized $1,374,665,  $76,665 and $21,128,  respectively, of the  straight-lining  of lease revenues over current  contractually due amounts.
This  amount  is  included  in  rental  income  from  operating  leases  in  the accompanying consolidated statements of earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

3. Investment Properties - Continued:

Future minimum lease payments due under the  noncancellable  operating leases at
December 31, 2002 are as follows:

                 2003                                        $ 24,801,231
                 2004                                          25,216,537
                 2005                                          25,642,909
                 2006                                          26,080,656
                 2007                                          27,012,268
                 Thereafter                                   362,025,974
                                                          ---------------

                                                            $ 490,779,575
                                                          ===============

Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms.
In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on a percentage of the tenants'
gross sales. The Company defers recognition of percentage rental income until the thresholds requiring such payments in accordance with the lease terms are met.

Accounted for Using the Direct Financing Method - Eleven  Properties  located in seven states were  purchased  in 2002 and are subject to  long-term  leases that have  been  classified  as  direct  financing  leases.  The  components  of  net investment in direct financing leases consisted of the following at December 31,
2002:

  Minimum lease payments receivable                            $626,137,430
  Estimated residual values                                     109,720,000
  Less unearned income                                         (620,074,174)
                                                            ---------------

  Net investment in direct financing leases                    $115,783,256
                                                            ===============

The direct  financing  leases  have  initial  terms of 35 years and  provide for minimum  and  contingent  rent.  The leases  contain  provisions  that allow the lessees to elect to purchase  the  Properties  at the end of the lease terms for
the  Company's   aggregate  initial   investment  amount  of  $109,720,000  plus
adjustments,  if any, as defined in the lease agreements. The leases also permit the Company to require the lessees to purchase the  Properties at the end of the lease terms for the same amount.

Future  minimum  lease  payments to be received  on direct  financing  leases at
December 31, 2002 are as follows:

                 2003                                             $11,520,600
                 2004                                              11,808,615
                 2005                                              12,103,830
                 2006                                              12,406,426
                 2007                                              12,716,587
                 Thereafter                                       565,581,372
                                                               --------------

                                                                $ 626,137,430
                                                               ==============

The above  table does not  include  any  amounts  for  future  rents that may be received on the leases based on a percentage of the tenants' gross sales.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

4.       Purchase of Minority Interest:

On December 20, 2002, the Company purchased the 23.25% minority interest held by
Marriott  Senior Living  Services,  Inc. in a joint venture in which the Company owned the remaining  76.75% equity  interest for  $8,500,000.  In May 2002,  the joint venture  purchased five  Properties  that are operated by Marriott  Senior
Living  Services,  Inc. Prior to December 20, 2002,  each joint venture  partner shared in the costs and  benefits  of the joint  venture  in  proportion  to its percentage equity interest.  In conjunction with the purchase of the Properties,
Marriott  International,  Inc. and Marriott Senior Living  Services,  Inc., with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent to the joint venture under the leases, as described in Note 12.
Subsequent  to  the  Company's  purchase  of  the  minority  interest,  Marriott
International,  Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining  guarantee  available to pay the tenant's  minimum rent obligation under the leases. The remaining guarantee at December 31, 2002 was $5,039,125.

If the  purchase of the minority  interest had occurred at the  inception of the joint  venture,  net income  would have been  $11,804,868  or $0.54 per share of common stock. There would have been no effect on revenues as reported.

5.       Notes and Other Receivables:

Notes and other receivables include the following at December 31:

                                               2002              2001
                                          -------------      ------------

Rental revenues receivable                 $    809,279       $   180,163
Notes receivable                              2,000,000                 -
Other receivables                               345,424                 -
Accrued interest receivable                      37,500                 -
                                          -------------      ------------
                                           $  3,192,203       $   180,163
                                          =============      ============

Notes  receivable is comprised of a loan to an affiliate of one of the Company's lessees related to the anticipated  acquisition of additional Properties.  As of
December  31,  2002,  the Company  had an initial  commitment  to  purchase  two additional Properties for approximately  $22,600,000 as described in Note 13. In connection  with this  anticipated  purchase,  the  Company  loaned  the  seller
$2,000,000  to pay off debt at a  discounted  amount  making the purchase of the
Properties  economically viable. The note bears interest at 15 percent per annum and matures March 31, 2003. As security for this note,  the seller has pledged a membership  interest  in  its  company.  Additionally,  certain  members  of the seller's company guarantee the note.

As of  February  19,  2003,  the rental  revenues  and other  receivables  as of
December 31, 2002, had been fully collected.

6. Other Assets:

Other assets as of December 31, 2002 and 2001,  were  $4,975,061 and $2,143,213, respectively,  and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings and equipment upon the purchase of Properties.

7. Indebtedness:

In February 2002, the Company assumed a mortgage of $12,974,397  that matures on
October 2, 2003,  in  connection  with the purchase of a Property.  The mortgage bears  interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6 percent or (ii) 440 basis  points over the 30-day  LIBOR if
LIBOR is under 2.6 percent not to exceed 8 percent. As of December 31, 2002, the interest  rate was 5.84  percent.  In  accordance  with  the  provisions  of the mortgage,  the Company has placed  $277,821 in escrow,  which  represents  three months of debt service related to the mortgage. This escrow reserve was included in restricted cash at December 31, 2002.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

7. Indebtedness - Continued:

In  connection  with the  purchase  of five  Properties,  the  Company  borrowed
$23,520,000  in June 2002 in the form of a commercial  paper backed loan secured by the five Properties.  The loan is funded from proceeds received from the sale of 30-day  commercial  paper. The commercial paper is re-marketed  every 30 days upon maturity.  The Company has a liquidity  facility in place in the event that the  re-marketing  effort  is  unsuccessful.  The  liquidity  agent  provides  a liquidity  facility  for up to 102  percent  of the  outstanding  loan  balance.
Interest is payable  monthly with principal due when the  commercial  paper loan matures on June 6,  2007.  The  commercial  paper  loan  bears  interest  at the commercial  paper  rate as  determined  by market  demand  (1.51  percent  as of
December  31,  2002)  plus a  margin  of 1.23  percent,  which is  inclusive  of liquidity fees and administrative costs. As of December 31, 2002, the commercial paper loan interest rate was 2.74 percent.

On August 8, 2002,  the Company  entered into a commitment  for  $11,000,000  of permanent financing secured by a mortgage on a Property. On August 29, 2002, the
Company obtained an advance  totaling  $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance  thresholds being  achieved by this  Property  prior to February  27,  2004.  The loan bears interest at a variable  rate based on 90-day  LIBOR plus 3.90 percent per annum, but in no event  shall  the  interest  rate be less  than  6.50  percent.  As of
December 31, 2002, the interest rate was 6.50 percent. The loan requires monthly principal  and  interest  payments  through  August  31,  2007,  with all unpaid principal and interest due at that time.

The  following  is a schedule of  maturities  for all  long-term  borrowings  at
December 31, 2002:

           2003                                                  $12,896,864
           2004                                                      163,814
           2005                                                      174,785
           2006                                                      186,491
           2007                                                   31,904,723
           Thereafter                                                      -
                                                              --------------
                Total                                            $45,326,677
                                                              ==============

8. Redemption of Shares:

The  Company has a  redemption  plan under which the Company may elect to redeem shares,  subject to certain  conditions  and  limitations.  Under the redemption plan,  prior to such time, if any, as listing of the Company's common stock on a national securities exchange or over-the-counter  market occurs, any stockholder who has held shares for at least one year may  present all or any portion  equal to at  least 25  percent  of their  shares  to the  Company  for  redemption  in
accordance   with  the  procedures   outlined  in  the  redemption   plan.  Upon
presentation,  the Company  may, at its  option,  redeem the shares,  subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares  redeemed by the Company exceed 5 percent of the number of shares of the  Company's  outstanding  common  stock at the  beginning of the
12-month  period.  During the years  ended  December  31,  2002,  2001 and 2000,
37,306, 3,415 and 3,316 shares, respectively,  of common stock were redeemed for
$343,212, $31,420 and $30,508, respectively, and retired.

9. Stock Issuance Costs:

The Company has incurred offering  expenses,  including  commissions,  marketing support fees,  due diligence  expense  reimbursements,  filing fees,  and legal, accounting,  printing and escrow fees,  which have been  deducted from the gross proceeds of the offerings.  Offering expenses together with selling commissions, marketing support fees and due diligence expense  reimbursements will not exceed
13 percent of the proceeds raised in connection with the 2002 Offering.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

9. Stock Issuance Costs - Continued:

During the years ended December 31, 2002,  2001 and 2000,  the Company  incurred
$39,050,685, $7,190,480 and $1,027,216,  respectively, in offering costs and due
diligence  expense   reimbursements,   including  $29,690,777,   $4,761,580  and
$519,302,  respectively,  in commissions and marketing support fees. All amounts incurred for the years ended December 31, 2002, 2001 and 2000, have been treated as stock issuance costs and charged to stockholders' equity.

10. Distributions:

For the years ended December 31, 2002, 2001 and 2000,  approximately 65 percent,
65  percent  and  54  percent,   respectively,  of  the  distributions  paid  to
stockholders were ordinary income and  approximately 35 percent,  35 percent and
46 percent,  respectively,  were  considered a return of capital to stockholders for federal income tax purposes.  No amounts distributed to the stockholders for the years ended  December  31, 2002,  2001 and 2000,  are required to be or have been treated by the Company as a return of capital for  purposes of  calculating the stockholders' return on their invested capital.

11. Related Party Arrangements:

Certain  directors and officers of the Company hold similar  positions  with the
Advisor  and  the  managing  dealer  of  the  Company's  public  offerings,  CNL
Securities Corp.  These  affiliates  receive fees and compensation in connection with the offerings,  and the  acquisition,  management and sale of the assets of the Company.

CNL Securities Corp. receives commissions  amounting to 7.5 percent of the total amount  raised  from the sale of shares  for  services  in  connection  with the offerings,  a  substantial  portion  of  which  has  been  or  will  be  paid as commissions to other  broker-dealers.  During the years ended December 31, 2002,
2001 and 2000,  the  Company  incurred  $27,835,104,  $4,463,981  and  $486,846, respectively, of which $26,341,693,  $4,175,827 and $437,940,  respectively, was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition,  CNL Securities Corp. receives a marketing support fee equal to 0.5 percent of the total amount raised from the sale of shares,  all or a portion of which may be reallowed to other broker-dealers.  During the years ended December
31, 2002, 2001 and 2000, the Company incurred $1,855,674,  $297,599 and $32,456, respectively,  the  majority  of  which  was  or  will  be  reallowed  to  other broker-dealers.

CNL Securities Corp. will also receive, in connection with the 2000 Offering,  a soliciting  dealer  servicing fee payable  annually by the Company  beginning on
December  31,  2003,  in the  amount  equal  to 0.20  percent  of the  aggregate investment  of  stockholders  who  purchased  shares in the 2000  Offering.  CNL
Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of December 31, 2002, no such fees had been incurred.

The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5 percent of the gross proceeds of the offering and loan proceeds from  permanent  financing, excluding  that  portion of the  permanent  financing  used to  finance  Secured
Equipment Leases. In addition,  if there is a listing,  the Company will receive an acquisition fee of 4.5 percent of amounts outstanding on a line of credit, if any, at the time of listing the Company's common stock on a national  securities exchange or over-the-counter  market.  During the years ended December 31, 2002,
2001 and 2000,  the  Company  incurred  $18,736,538,  $2,676,430  and  $292,108, respectively,  of such fees.  These fees are  included in other  assets prior to being allocated to individual Properties.

The Company and the Advisor have entered into an advisory  agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the  outstanding  principal balance of any Mortgage  Loan as of the end of the preceding  month.  During the years ended  December 31, 2002,  2001 and 2000, the Company  incurred  $770,756,
$93,219 and $55,396, respectively, of such fees.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

11. Related Party Arrangements - Continued:

The Company incurs operating expenses relating to its  administration.  Pursuant to the advisory agreement,  the Advisor is required to reimburse the Company the amount by which the total  operating  expenses  paid or  incurred by the Company exceed in any four consecutive  fiscal quarters (the "Expense Year") the greater of 2 percent  of  average  invested  assets or 25  percent  of net  income  (the
"Expense Cap").  During the Expense Years ended June 30, 2001 and June 30, 2000,
operating   expenses   exceeded  the  Expense  Cap  by  $145,015  and  $213,886,
respectively;  therefore,  the Advisor  reimbursed  the Company  such amounts in accordance with the advisory agreement. The Company's operating expenses did not exceed  the  Expense  Cap in any other  Expense  Years  during  the years  ended
December 31, 2002, 2001 and 2000.

CNL Capital Corp., an affiliate of the Advisor,  is a non-voting  Class C member of Century  Capital  Markets,  LLC ("CCM").  CCM made the  arrangements  for the
$23,520,000  commercial paper loan described in Note 7. CCM was paid a 2 percent structuring  fee  ($470,400),  which was recorded as deferred  loan costs and is being  amortized  over the term of the loan. In addition,  the monthly  interest payment due under the commercial paper loan includes a margin of 30 basis points
payable  to  CCM  for  the  monthly   services   it  provides   related  to  the
administration of the commercial paper loan.

The Company  maintains  bank  accounts in a bank in which  certain  officers and directors of the Company  serve as  directors,  and in which an affiliate of the
Advisor and certain  executive  officers  of the Company are  stockholders.  The amounts  deposited with this bank were $5,740,852 and $3,000,000 at December 31,
2002 and 2001, respectively.

On May 30,  2002,  the  Company  acquired  a 10  percent  interest  in a limited partnership,  CNL Plaza,  Ltd., that owns an office building located in Orlando,
Florida,  in which the  Advisor  and its  affiliates  lease  office  space.  The remaining interest in the limited  partnership is owned by several affiliates of the  Advisor.  During the year ended  December 31,  2002,  the Company  received
$190,922 in distributions from the partnership.

The Advisor and its affiliates  provide various  administrative  services to the
Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and
marketing;   and  investor  relations  (including   administrative  services  in
connection  with the  offerings).  The expenses  incurred for these services are classified as follows:
                                                                  Years Ended December 31,
                                                           2002             2001             2000
                                                        ------------     ------------     ------------

               Stock issuance costs                     $  2,941,152     $    769,853     $    117,679
               Land, buildings and equipment on
                    operating leases and other
                    assets                                    25,320           37,053           31,370
               General operating and
                    administrative expenses                  565,013          199,726          197,869
                                                        ------------     ------------     ------------
                                                        $  3,531,485     $  1,006,632     $    346,918
                                                        ============     ============     ============

During the years ended December 31, 2002, 2001 and 2000,  affiliates incurred on behalf of the Company  $5,613,049,  $1,626,405 and $387,704,  respectively,  for certain offering expenses. In addition, during the years ended December 31, 2002 and 2001,  affiliates  incurred on behalf of the Company  $451,238 and $353,852, respectively,  for certain  acquisition  expenses  and  $565,013  and  $206,211, respectively, for certain operating expenses.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

11. Related Party Arrangements - Continued:

Amounts due to related parties at December 31 are as follows:
                                                                            2002               2001
                                                                        ------------       -------------

                   Due to the Advisor and its affiliates:
                        Expenditures incurred for offering
                           expenses
                           on behalf of the Company                        $   1,366         $ 1,328,123
                        Accounting and administrative
                           Services                                           75,944              62,313
                        Acquisition fees and miscellaneous
                           acquisition expenses                              125,366             226,986

                                                                       -------------      --------------
                                                                             202,676           1,617,422
                                                                       -------------      --------------

                   Due to CNL Securities Corp.:
                        Commissions                                          145,110             145,670
                        Marketing support fee and due diligence
                           expense reimbursements                                  -               9,715
                                                                       -------------      --------------
                                                                             145,110             155,385
                                                                       -------------      --------------

                                                                          $  347,786         $ 1,772,807
                                                                       =============      ==============

12. Concentration of Credit Risk:

As of December 31, 2002,  the Company owned 25 Properties in various states that are  subject to  operating  leases.  The lessees of 24 of these  Properties  are affiliates  or wholly  owned  subsidiaries  of American  Retirement  Corporation
("ARC") or HRA Management  Corporation  ("HRA") and contributed  74.8 percent of the Company's  total rental income during the year ended  December 31, 2002. Six of these  Properties  are  operated  under the ARC brand and 18  Properties  are operated by Marriott  Senior  Living  Services,  Inc., a subsidiary  of Marriott
International, Inc.

To mitigate  credit risk,  certain  leases are  combined  into  portfolios  that contain  cross-default  terms, meaning that if a tenant of any of the Properties in a portfolio  defaults  on its  obligations  under its lease,  the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio.  In  addition,  certain  portfolios  contain  terms  whereby  the net operating  profits of the  Properties  are  combined  for the purpose of funding rental payments due under each lease.  For certain  Properties,  the Company has also required security deposits,  guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level.

In  connection  with  purchase  of  five  Properties  leased  to  HRA,  Marriott
International, Inc. and Marriott Senior Living Services, Inc. have, with certain limitations,  guaranteed  the tenant's  obligation to pay minimum rent due under the leases up to a maximum of $5,880,000.  As of December 31, 2002,  $840,875 of
the guarantee had been used to pay rent leaving a remaining guarantee balance of
$5,039,125.

As of December 31, 2002,  the Company had invested in 11  Properties  located in seven states through a direct financing transaction with two affiliates of Prime
Care Properties,  LLC. The direct  financing leases  contributed 20.8 percent of the Company's  total rental income during the year ended  December 31, 2002. The
Properties are operated by Marriott Senior Living Services, Inc. An affiliate of the tenants has  guaranteed  the  tenants'  obligations  to pay minimum rent due under the lease up to a maximum of $2,000,000. As of December 31, 2002, $308,341 of the guarantee had been used to pay rent leaving a remaining guarantee balance of $1,691,659.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

12. Concentration of Credit Risk - Continued:

Although the Company acquires  Properties  located in various states and regions and carefully  screens its tenants in order to reduce risks of default,  failure of these  lessees,  their  guarantors or the ARC or Marriott  brand chains would significantly  impact the results of operations  of the Company.  It is expected that the  percentage  of total rental income  contributed  by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

In a press  release  dated  December 30, 2002,  Sunrise  Assisted  Living,  Inc.
announced   it  had  entered   into  a  definitive   agreement   with   Marriott
International,  Inc. to acquire all of the outstanding  stock of Marriott Senior
Living Services,  Inc. When the sale of Marriott Senior Living Services,  Inc.'s stock to Sunrise  Assisted  Living,  Inc. is completed,  it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living  Services,  Inc. will be assumed by Sunrise Assisted
Living,  Inc.  to operate all of the  Company's  Properties  that are  currently operated by Marriott Senior Living  Services,  Inc. In regards to nine of the 12 proposed  Properties for which the Company has entered into initial  commitments to acquire as of February  19, 2003,  it is expected  that until the sale of the
Marriott Senior Living Services,  Inc.'s stock to Sunrise Assisted Living,  Inc.
is  completed,   Marriott  Senior  Living  Services,   Inc  will  operate  these
Properties.   There  can  be  no  assurance  that  these  transactions  will  be consummated.

13. Commitments and Contingencies:

In  connection  with the  acquisition  of five  Properties,  the  Company may be required to make additional  payments (the "Earnout  Amount") if certain earnout provisions  are  achieved  by the  earnout  date (the  "Earnout  Date") for each
Property.  The  calculation  of the Earnout Amount  generally  considers the net operating  income for the  Property,  the  Company's  initial  investment in the
Property and the fair value of the Property.  In the event an Earnout  Amount is
due,  the  lease  will  be  amended  and  annual   minimum  rent  will  increase
accordingly.  During  the  year  ended  December  31,  2002,  one  Property  was performing at a level sufficient to satisfy the  requirements  under the earnout provisions,  and the Company  funded an additional  payment of  $1,775,000.  The lease was amended to increase the annual minimum rent by $177,500. The remaining
Earnout  Dates  expire over the period  August 2004  through  April 2005 and the
Company  has a maximum  obligation  of  $11,834,233  relating  to the  aggregate
Earnout Amounts.

In connection with the acquisition of a 10 percent limited partnership  interest in CNL Plaza,  Ltd.,  the Company has severally  guaranteed  16.67  percent,  or
$2,583,333,   of  a  $15,500,000   unsecured  promissory  note  of  the  limited
partnership that matures November 30, 2004. The Company has not been required to fund any amounts under this  guarantee.  In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable  either  from  operations  of the  related  asset or  proceeds  upon liquidation.

As of December 31, 2002,  the Company had a commitment  to obtain a two-year $75 million revolving line of credit.  The $75 million line of credit may be amended to allow the line of credit to be increased by $50  million.  Eleven  Properties with an  aggregate  cost of $115.2  million  will be  mortgaged  to  secure  the revolving line of credit. This facility will require payment of interest only at
LIBOR plus a premium until maturity and has several covenants typically found in revolving loan facilities,  including  covenants to maintain a minimum net worth and minimum collateral value.

As of December 31, 2002,  the Company had  commitments  to acquire 12 additional
Properties located in eight states. The anticipated  aggregate purchase price is approximately $298.7 million, and the acquisition of each Property is subject to the  fulfillment of certain  conditions.  The Company plans to assume  permanent financing of  approximately  $20.6 million in connection with the acquisition of two  Properties  and to draw up to $75 million on a revolving line of credit for
the  acquisition  of  nine  of  these  Properties.   In  addition,  the  Company
anticipates that it will assume  obligations of  approximately  $88.8 million in
non-interest   bearing  bonds  payable  to  certain  residents  of  two  of  the
Properties.  Marriott Senior Living Services, Inc. has committed to operate 9 of the these Properties, if acquired.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

14. Selected Quarterly Financial Data:

The following table presents  selected  unaudited  quarterly  financial data for each full quarter during the years ended December 31, 2002 and 2001:
2002 Quarter                        First            Second            Third            Fourth              Year
------------                        -----            ------            -----            ------              ----

Revenues                         $1,667,761        $3,305,669        $4,726,716       $9,151,882         $18,852,028
Net income                          828,604         1,702,338         2,508,526        6,332,388          11,371,856
Earnings per share:
    Basic and Diluted                  0.09              0.11              0.10             0.22                0.52

2001 Quarter                        First            Second            Third            Fourth              Year
------------                        -----            ------            -----            ------              ----

Revenues                          $ 356,362        $ 356,336         $ 382,764        $ 804,157          $1,899,619
Net income                           67,348          211,945           171,842          464,830             915,965
Earnings per share:
    Basic and Diluted                  0.05             0.15              0.09             0.09                0.38

15. Subsequent Events:

During the period  January 1, 2003,  through  February  19,  2003,  the  Company received  subscription proceeds for an additional 7,826,224 shares ($78,262,237)
of common stock.

On January 1, 2003 and  February  1, 2003,  the Company  declared  distributions totaling $2,604,002 and $2,878,892,  respectively, or $.0589 per share of common stock,  payable by March 31, 2003, to  stockholders of record on January 1, 2003 and February 1, 2003, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 2002

    Properties the Company
        has Invested in Under
        Operating Leases:

                                                                                                                Costs Capitalized
                                                                          Initial Costs                    Subsequent to Acquisition
                                                        --------------------------------------------------  ------------------------
                                                                                                                     Carrying
                                      Encumbrances       Land          Buildings       Equipment     Improvements      Costs
                                    --------------- --------------- --------------- --------------- --------------  -------------
    Brighton Gardens by Marriott:
        Orland Park, Illinois        $          -    $   2,162,388    $  11,533,074  $    1,044,018   $          -   $        -
        Camarillo, California           7,477,879        2,486,381       16,852,469         541,453              -            -
        Towson, Maryland                5,780,928          989,914       14,375,847         355,731              -            -
        Hoffman Estates, Illinois               -        1,724,422        5,843,963         512,316              -            -
        Tulsa, Oklahoma                         -        1,538,284        2,987,889         512,425              -            -
        Atlanta, Georgia                        -        1,772,658        5,652,512         446,313              -            -
        Oklahoma City, Oklahoma                 -          784,454        2,701,571         444,105              -            -
        Santa Rosa, California                  -        2,161,222       15,025,466         586,516              -            -
        Bellevue, Washington                    -        2,164,828        8,360,448         502,884              -            -

    MapleRidge by Marriott:
        Laguna Creek, California        3,221,644          811,596        7,571,613         217,689              -            -
        Clayton, Ohio                   3,244,228          813,317        7,656,922         209,314              -            -
        Dartmouth, Massachusetts        3,795,321          920,430        9,028,929         205,663              -            -
        Plymouth, Massachusetts                 -        1,090,254        3,460,628         393,579              -            -
        Cleveland, Ohio                         -        1,090,639        3,886,167         345,981              -            -
        Hemet, California                       -        1,175,581        2,891,964         365,263              -

   Pleasant Hills by Marriott:
        Little Rock, Arkansas                   -          523,295       10,457,948         370,052              -            -

    Hearthside by Marriott:
        Lynnwood, Washington                    -        1,529,738        5,175,159         124,291              -            -
        Snohomish, Washington                   -          645,494        8,559,082         109,911              -            -

    Broadway Plaza:
        Arlington, Texas                        -        1,343,538        9,174,538         602,226              -            -

    Homewood Residence:
        Boca Raton, Florida                     -        1,143,571        8,501,806         554,536              -            -
        Coconut Creek, Florida                  -        1,682,701        7,981,073         559,197              -            -
        Brookmont, Tennessee                    -          463,957        8,350,191         631,429              -            -

    Holley Court Terrace:
        Oak Park, Illinois             12,743,332        2,144,134       16,918,724         447,007              -            -

    Heritage Club:
        Greenwood Village, Colorado     9,063,345        1,964,700       17,943,422         942,063              -            -

    Erickson Retirement Communities:
        Peabody, Massachusetts                  -       18,345,033                -              -               -            -

    Other:
        Vero Beach, Florida                     -        1,839,329                -              -       1,405,138            -
                                   --------------  ---------------   --------------- -------------  --------------  -----------

                                     $ 45,326,677    $  53,311,858     $ 210,891,405  $ 11,023,962    $  1,405,138  $         -
                                  ===============  ===============   =============== =============  ==============  ===========

             Gross Amount at Which Carried
                   at Close of Period
---------------------------------------------------------

                                                             Accumulated    Date of        Date
     Land        Buildings      Equipment        Total      Depreciation   Construction   Acquired
------------   ------------   ------------   ------------   ------------   ------------   --------

$  2,162,388   $ 11,533,074   $  1,044,018   $ 14,739,480   $  1,177,269        1999        4/00
   2,486,381     16,852,469        541,453     19,880,303        312,334        1999        5/02
     989,914     14,375,847        355,731     15,721,492        256,936        1999        5/02
   1,724,422      5,843,963        512,316      8,080,701          9,137        1999       12/02
   1,538,284      2,987,889        512,425      5,038,598          6,163        1999       12/02
   1,772,658      5,652,512        446,313      7,871,483          8,545        1996       12/02
     784,454      2,701,571        444,105      3,930,130          5,458        1999       12/02
   2,161,222     15,025,466        586,516     17,773,204         19,143        2000       12/02
   2,164,828      8,360,448        502,884     11,028,160         11,702        1999       12/02

     811,596      7,571,613        217,689      8,600,898        138,039        1999        5/02
     813,317      7,656,922        209,314      8,679,553        138,031        1999        5/02
     920,430      9,028,929        205,663     10,155,022        159,783        1999        5/02
   1,090,254      3,460,628        393,579      4,944,461          5,948        2000       12/02
   1,090,639      3,886,167        345,981      5,322,787          6,108        1999       12/02
   1,175,581      2,891,964        365,263      4,432,808          5,187        1998       12/02

     523,295     10,457,948        370,052     11,351,295         13,096        1984       12/02

   1,529,738      5,175,159        124,291      6,829,188          6,131        1989       12/02
     645,494      8,559,082        109,911      9,314,487          9,570        1993       12/02

   1,343,538      9,174,538        602,226     11,120,302        361,454        2000       11/01

   1,143,571      8,501,806        554,536     10,199,913        334,064        2000       11/01
   1,682,701      7,981,073        559,197     10,222,971        248,075        2000        2/02
     463,957      8,350,191        631,429      9,445,577         49,825        2000       11/02

   2,144,134     16,918,724        447,007     19,509,865        432,681        1992        2/02

   1,964,700     17,943,422        942,063     20,850,185        434,020        1999        3/02

  18,345,033              -              -     18,345,033              -                   10/02

   3,244,467              -              -      3,244,467              -                    8/02
------------  -------------   ------------   ------------   ------------
$ 54,716,996   $210,891,405   $ 11,023,962   $276,632,363   $  4,148,699
============   ============   ============   ============   ============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 2002

(a)      Transactions in real estate and accumulated  depreciation  during 2000,
         2001 and 2002 are summarized as follows:
                                                                      Accumulated
                                                        Cost (b) (d) Depreciation
                                                        ------------   ------------

Properties the Company has Invested
   in Under Operating Leases:
     Balance, December 31, 1999                           $        -   $          -
     Acquisitions                                         14,721,092              -
     Depreciation Expense (c)                                      -        303,184
                                                        ------------   ------------

     Balance, December 31, 2000
     Acquisitions                                         14,721,092        303,184
     Depreciation Expense (c)                             21,338,603              -
                                                                   -        523,943
                                                        ------------   ------------

     Balance, December 31, 2001                           36,059,695        827,127
     Acquisitions                                        240,572,668              -
     Depreciation expense (c)                                      -      3,330,399
                                                        ------------   ------------

     Balance, December 31, 2002                         $276,632,363   $  4,157,526
                                                        ============   ============

(b)      As of December 31, 2002,  2001,  and 2000,  the  aggregate  cost of the
         Properties owned by the Company and its subsidiaries for federal income
         tax   purposes   was   $276,489,406,   $36,059,695   and   $14,721,092,
         respectively.  The leases are treated as  operating  leases for federal income tax purposes.

(c)      Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and 3 to 7 years, respectively.

(d)      Acquisition fees and miscellaneous expenses of $27,143,799,  $1,941,656 and $872,192 are included in land, buildings and equipment on operating leases at December 31, 2002, 2001 and 2000, respectively.

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for the tenant relating to six of the Properties owned, directly or indirectly, by the Company as of February 28, 2003. The summarized financial information presented for Marriott as of January 3, 2003 and December 28, 2001,
and for each of the years ended January 3, 2003, December 28, 2001 and December
29, 2000, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended January 3, 2003.
                                                                                                          Page
Marriott International, Inc. and Subsidiaries:

    Selected  Financial  Data for the years ended January 3, 2003,  December 28,
    2001 and December 29, 2000                                                                            F-35

                       INDEX TO OTHER FINANCIAL statements

The following combined financial  information is filed as part of this report as a result of the acquisition of five related Properties from American  Retirement
Corporation  ("ARC").  The Company does not own any interest in ARC's operations of the  communities.  For  information  on the  Properties  and  the  long-term,
triple-net  leases  which  the  Company  entered,   see  "Business  --  Property
Acquisitions."

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.):

    Report of Independent Certified Public Accountants                                                    F-36

    Combined Balance Sheets as of December 31, 2001 and 2000                                              F-37

    Combined Statements of Operations and Changes in Equity for the Years
       Ended December 31, 2001 and 2000                                                                   F-38

    Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000                      F-39

    Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000                 F-40

    Combining Balance Sheet as of December 31, 2001                                                       F-50

    Combining Statement of Operations and Changes in Equity for the Year Ended
       December 31, 2001                                                                                  F-51

    Combining Statement of Cash Flows for the Year Ended December 31, 2001                                F-52

                 INDEX TO OTHER FINANCIAL STATEMENTS - CONTINUED

The following financial  information is filed as part of this report as a result of the Company  acquiring  11 related  Properties  from Prime Care One,  LLC and
Prime Care Two,  LLC,  and  entering  into  initial  commitments  to acquire two related  Properties from Prime Care Eight, LLC (collectively  referred to herein as  "Prime  Care").  The  Company  does not own any  interest  in  Prime  Care's operations  of the  communities.  As described in the notes to the  accompanying financial  statements,  in  connection  with the  Company's  purchase  of the 11 properties  and the  anticipated  purchase of the two  remaining  properties,  a condition  of the sale was that  the  sales  proceeds  would be used to cure the existing  defaults and  extinguish  the  outstanding  debts owed to Prime Care's lenders. For information on the Properties and the long-term,  triple-net leases which the  Company  has or expects to enter  into,  see  "Business  --  Property
Acquisitions" and "Business -- Pending Investments."
Prime Care One, LLC and PC1, LLC
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)                      F-53

Prime Care Two, LLC and PC2, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                                     F-71

Prime Care One Portfolio
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)                      F-88

Prime Care Two, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                                    F-106

Prime Care Eight, LLC
     (Includes the Annapolis and Pikesville Properties)                                                   F-125

The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties and entering into initial commitments to acquire an additional nine related Properties from Marriott
Senior Living Services, Inc. and MSLS-MapleRidge, Inc. The Company does not own any interest in the operations of the communities. For information on the
Properties and the long-term, triple-net leases which the Company has or expects to enter into, see "Business -- Property Acquisitions" and "Business -- Pending
Investments."

Marriott Senior Living Services Twenty-One Communities
     (Includes the Bellevue, Edgewood, Greenville, Fairfax, Hoffman Estates, Hemet, Lynnwood,
     Northridge, Oklahoma City, Palm Springs, Pleasant Hills, Plymouth, Quadrangle, Rancho
     Mirage, Salt Lake City, Santa Rosa, Snohomish, Tulsa, Vinings, Willoughby and Yorba Linda
     Properties)                                                                                          F-143

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)
Consolidated Balance Sheet Data:
                                                               January 3,            December 28,
                                                                  2003                  2001
                                                                ----------            ----------

Current assets                                                  $ 1,744               $ 2,747
Noncurrent assets                                                 6,552                 6,360
Current liabilities                                               2,207                 1,970
Noncurrent liabilities                                            2,516                 3,659
Stockholders' equity                                              3,573                 3,478

Consolidated Statements of Income Data:

                                                    Fiscal Year           Fiscal Year           Fiscal Year
                                                       Ended                 Ended                 Ended
                                                     January 3,           December 28,         December 29,
                                                        2003                  2001                 2000
                                                  -----------------    -------------------    ----------------

Gross revenues                                          $8,441                  $7,786               $7,911
                                                     ==========            ============          ===========

Costs and expenses (including
   income tax expense)                                   8,164                   7,550                7,432
                                                     ==========            ============          ===========

Net income                                               $ 277                   $ 236                $ 479
                                                     ==========            ============          ===========

Basic earnings per share                                 $1.15                   $0.97               $ 1.99
                                                     ==========            ============          ===========

Diluted earnings per share                               $1.10                   $0.92               $ 1.89
                                                     ==========            ============          ===========

Consolidated Statements of Cash Flows Data:

                                                     Fiscal Year           Fiscal Year            Fiscal Year
                                                        Ended                 Ended                  Ended
                                                     January 3,            December 28,          December 29,
                                                        2003                 2001 (1)              2000 (1)
                                                  ------------------    -------------------     ----------------

Cash provided by operating activities                      $ 516                   $ 403                 $ 856
                                                     ===========            ============         =============

Cash provided by investing activities                        317                    (481)               (1,026)
                                                     ===========            ============         =============

Cash (used in) provided by
    financing activities                                $ (1,447)                  $ 564                  $ 21
                                                     ===========            ============         =============

(1) Per Marriott International,  Inc.'s 2002 Form 10-K, prior years amounts have been reclassified to conform to the 2002 presentation.

               Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our  opinion,  the  accompanying  combined  balance  sheets  and the  related combined  statements  of  operations  and  changes  in equity  and of cash flows present fairly,  in all material  respects,  the financial  position of American
Retirement  Communities Portfolio (a Group of Related Properties Acquired by CNL
Retirement Properties,  Inc.) (the "Communities") at December 31, 2001 and 2000,
and the  results  of their  operations  and their  cash flows for the years then ended in conformity with accounting  principles generally accepted in the United
States of America.  These  financial  statements are the  responsibility  of the
Communities'  management;  our  responsibility is to express an opinion on these financial  statements  based  on our  audit.  We  conducted  our  audit of these statements  in  accordance  with auditing  standards  generally  accepted in the
United  States of America,  which  require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material  misstatement.  An audit includes examining,  on a test basis, evidence supporting the amounts and  disclosures in the financial  statements,  assessing the accounting principles used and significant estimates made by management, and evaluating the overall  financial  statement  presentation.  We believe that our audit provides a reasonable basis for the opinion expressed above.

Our audit was  conducted  for the purpose of forming an opinion on the  combined financial  statements taken as a whole.  The combining  information is presented for purposes of additional analysis of the combined financial  statements rather than to  present  the  results  of  operations  of the  individual  Communities.
However, the combining information has been subjected to the auditing procedures applied in the audit of the combined  financial  statements and, in our opinion, is  fairly  stated,  in all  material  respects,  in  relation  to the  combined financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
May 7, 2002

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Combined Balance Sheets
December 31, 2001 and 2000
--------------------------------------------------------------------------------
                                                                                    2001                2000
                                                                              -----------------   -----------------
Assets
Current assets:
    Cash                                                                             $ 488,319           $ 673,871
    Accounts receivable, net of allowance for doubtful
      accounts of $188,771 and $87,620                                               1,274,637             612,729
    Prepaid expenses and other                                                         150,921             125,446
                                                                              -----------------   -----------------
             Total current assets                                                    1,913,877           1,412,046
                                                                              -----------------   -----------------

Restricted cash                                                                      1,708,634             525,000
                                                                              -----------------   -----------------

Property and equipment, net                                                         33,183,957             572,314
                                                                              -----------------   -----------------

Other assets:
    Security deposits                                                                  810,030             258,983
    Deferred financing costs, net                                                      218,594                   -
                                                                              -----------------   -----------------
             Total other assets                                                      1,028,624             258,983
                                                                              -----------------   -----------------

             Total assets                                                         $ 37,835,092         $ 2,768,343
                                                                              =================   =================

Liabilities and Equity
Current liabilities:
    Current maturities of long-term debt                                             $ 692,029             $     -
    Accounts payable                                                                   519,267             599,762
    Accrued payroll                                                                    341,458             232,100
    Accrued property tax                                                               923,665             567,673
    Other accrued expenses                                                           1,127,946             236,759
                                                                              -----------------   -----------------
             Total current liabilities                                               3,604,365           1,636,294

Long-term debt, less current maturities                                             32,444,896                   -

Resident deposits                                                                      417,898             436,396
                                                                              -----------------   -----------------
             Total liabilities                                                      36,467,159           2,072,690
                                                                              -----------------   -----------------

Equity                                                                               1,367,933             695,653
                                                                              -----------------   -----------------

             Total liabilities and equity                                         $ 37,835,092         $ 2,768,343
                                                                              =================   =================

The  accompanying  notes  are an  integral  part  of  these  combined  financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Combined Statements of Operations and Changes in Equity
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------
                                                                                      2001               2000
                                                                               -----------------  ------------------

Revenue:
    Community resident and health care services                                     $ 17,946,629         $10,232,625
    Interest and other                                                                   319,339              28,249

                                                                               -----------------  ------------------
                Total revenue                                                         18,265,968          10,260,874
                                                                               -----------------  ------------------

Expenses:
    Community operating expenses                                                      15,533,428           9,687,518
    Lease expense                                                                      4,957,887           4,642,644
    Management fees                                                                      794,621             443,922
    Bad debt expense                                                                     101,151                   -
    Interest                                                                             323,949               2,659
    Amortization                                                                          29,499                   -
    Depreciation                                                                         344,687              78,153
                                                                               -----------------  ------------------
                Total expenses                                                        22,085,222          14,854,896
                                                                               -----------------  ------------------

Loss before income taxes                                                              (3,819,254)         (4,594,022)

Income taxes                                                                                   -                   -
                                                                               -----------------  ------------------

Net loss                                                                              (3,819,254)         (4,594,022)

Equity at beginning of year                                                              695,653             706,288

Net contributions from owner/operator                                                  4,491,534           4,583,387
                                                                               -----------------  ------------------

Equity at end of year                                                                $ 1,367,933          $  695,653
                                                                               =================  ==================

The  accompanying  notes  are an  integral  part  of  these  combined  financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Combined Statements of Cash Flows
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------
                                                                                       2001                2000
                                                                                 -----------------   -----------------

Cash flows from operating activities:
    Net loss                                                                       $    (3,819,254)    $    (4,594,022)
    Depreciation and amortization                                                          374,186
                                                                                                                78,153
    Changes in assets and liabilities:
      Increase in accounts receivable                                                     (661,908)           (371,211)
      Increase in prepaid expenses and other                                               (25,475)            (64,474)
      (Increase) decrease in security deposits                                            (551,047)                438
      Increase in accounts payable and accrued expenses                                  1,276,042             919,634
      Decrease in resident deposits                                                        (18,498)            (10,986)
                                                                                 -----------------   -----------------
                Net cash used in operating activities                                   (3,425,954)         (4,042,468)
                                                                                 -----------------   -----------------

Cash flows from investing activities:
    Additions to property and equipment                                                (12,630,306)           (378,395)
    Increase in restricted cash                                                         (1,183,634)                  -
                                                                                 -----------------   -----------------
                Net cash used in investing activities                                  (13,813,940)           (378,395)
                                                                                 -----------------   -----------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                            13,000,000                   -
    Payment of loan costs                                                                 (248,093)                  -
    Payments on long-term debt                                                            (189,099)                  -
    Net contributions from owner/operator                                                4,491,534           4,583,387
                                                                                 -----------------   -----------------
                Net cash provided by financing activities                               17,054,342           4,583,387
                                                                                 -----------------   -----------------

Net (decrease) increase in cash                                                           (185,552)            162,524

Cash at beginning of year                                                                  673,871             511,347
                                                                                 -----------------   -----------------

Cash at end of year                                                                $       488,319     $       673,871
                                                                                 =================   =================

Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                                         $       323,949     $         2,659
                                                                                 =================   =================

    Cash paid during the year for income taxes                                     $             -     $             -
                                                                                 =================   =================

    Non-cash investing and financing activities - Note 3

The  accompanying  notes  are an  integral  part  of  these  combined  financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

   1.    Organization and Nature of Business:

         The ARC Retirement  Communities Portfolio ("the Communities")  consists of five assisted  living/retirement  communities  located in Arlington,
         Texas, Boca Raton, Florida, Oak Park, Illinois,  Coconut Creek, Florida
         and  Greenwood  Village,  Colorado.  The  Communities  are  managed  by
         American Retirement  Corporation  ("ARC"), a national senior living and health care  services  provider.  During 2001 and the first  quarter of
         2002,  ARC entered into a series of  transactions  with CNL  Retirement
         Properties,  Inc. ("CNL"),  a real estate investment trust, to sell the land,  buildings  and certain  equipment  used in the  operation of the
         Communities  and lease it back on a triple-net  basis.  The leases with
         CNL contain collateralization and other requirements that are generally
         evaluated  on  an  aggregate  basis.   During  2000,   several  of  the
         Communities were in the development stage as summarized below:
                                                                                               Beginning
                                                                                             Annual Minimum
                                                 Commenced            Month Acquired         Lease Payment
                     Property                    Operations               by CNL               Due to CNL
           ------------------------------   ---------------------   --------------------  ---------------------

           Broadway Plaza                       August 2000            November 2001              $  1,084,322
               Arlington, TX

           Homewood Residence                   October 2000           November 2001                   991,380
               Boca Raton, FL

           Holley Court Terrace                  July 1993             February 2002                 1,846,928
               Oak Park, IL

           Homewood Residence                  February 2000           February 2002                   968,756
               Coconut Creek, FL

           Heritage Club                       November 1999            March 2002                   1,786,538
               Greenwood Village, CO
                                                                                         ---------------------
                                                                                                  $  6,677,924
                                                                                         =====================

         In connection with Communities that became  operational during 1999 and
         2000, ARC had previously  entered into various  transactions with third parties for their  development.  ARC had also  entered  into  long-term leases  with  entities,  including  subsidiaries  of a bank  and a real estate investment  trust. Upon completion of the development  projects, the real  estate and  equipment  were  leased to ARC or other  entities which  then  entered  into  management  contracts  with  ARC for  their operation.  Two of these  entities were  affiliated  with a Director of
         ARC. The management  agreements provided ARC with rights of first offer to acquire the leasehold interest of the Communities.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

2.       Summary of Significant Accounting Policies:

         Basis of Presentation
         The accompanying financial statements have been prepared to present the combined financial results of the Communities and are presented for the purposes of complying  with the  Securities  and Exchange  Commission's rules and regulations regarding acquired businesses and properties.

         The combined financial  statements  reflect the historical  accounts of the  Communities  including  allocations of general and  administrative expenses from the ARC corporate offices in the form of management fees.
         The management fees,  calculated as a percentage of revenue,  are based on  determinations  that  ARC  management  believes  to be  reasonable.
         However,   management   believes   that  the   Communities'   corporate
         administrative  and general  expenses on a  stand-alone  basis may have been different had the Communities operated as unaffiliated entities.

         Liquidity
         As described in Note 1, several of the Communities  recently  commenced operations  and  consequently  are expected to have cash flow  deficits through  a normal  stabilization  period.  In  connection  with the CNL sale-leaseback transactions,  ARC has restricted funds in the amount of
         approximately   $3.9  million  to  fund  cash  flow   deficits  at  the
         Communities,  if required.  To the extent  additional funds are needed,
         ARC is  obligated  under the terms of the leases,  to fund the required amounts.  In the event ARC,  as  guarantor,  is unable to  fulfill  its obligations,  CNL, as lessor,  could support the ongoing  operations of the  Communities  and protect its  interest as owner of the  underlying real estate.

         Use of Estimates and Assumptions
         The  preparation of financial  statements in conformity with accounting principles  generally accepted in the United States of America requires management to make estimates and  assumptions  that affect the reported amounts of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the financial statements. Estimates also affect  the  reported  amounts  of  revenues  and  expenses  during the reporting period. Actual amounts could differ from those estimates.

         Recognition of Revenue
         The Communities provide residents with housing and health care services through  various types of agreements.  Housing and health care services are provided on an annual,  monthly or per-diem basis.  Residents pay a monthly  housing  fee,  which  entitles  them  to the  use  of  certain amenities and services.  Residents may also elect to obtain  additional services,  which are billed on a monthly  basis or as the  services are received.  The Communities recognize revenues under these agreements as the services are provided.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

  2.     Summary of Significant Accounting Policies - Continued:

         Recognition of Revenue - Continued
         Resident  and health  care  revenues  are  reported  at  estimated  net realizable amounts from residents,  third-party  payors, and others for services rendered,  including estimated  retroactive  adjustments under
         reimbursement   agreements   with   third-party   payors.   Retroactive
         adjustments are accrued on an estimated basis in the period the related
         services  are  rendered  and  adjusted  in  future   periods  as  final
         settlements are determined.

         Restricted Cash
         Restricted  cash includes cash held by lenders under loan agreements in escrow for property taxes and property  improvement and cash segregated under operating reserve provisions of lease agreements.

         Accounts Receivable
         Accounts  receivable,  net  of  an  allowance  for  doubtful  accounts, represent the estimate of the amount that  ultimately  will be realized in cash.  ARC  management  reviews the  adequacy of the  allowance  for doubtful accounts on an ongoing basis, using historical payment trends, analyses  of  receivable  portfolios  by  payor  source  and  aging  of receivables,  as  well  as  review  of  specific  accounts,  and  makes adjustments to the allowance as necessary.

         Property and Equipment
         Property and  equipment  are recorded at cost and include  interest and real estate  capitalized  during the  construction  period,  as well as other  costs  directly  related to the  acquisition,  development,  and construction.  Depreciation  and  amortization  are computed  using the straight-line  method over the  estimated  useful  lives of the related assets.  Buildings  and  improvements  are  depreciated  over 40 and 15
         years,  respectively,   and  furniture,   fixtures  and  equipment  are
         depreciated over five to seven years.

         Impairment of Long-Lived Assets
         Long-lived  assets  are  reviewed  for  impairment  whenever  events or changes in circumstances  indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future  undiscounted net cash flows  expected to be  generated  by the asset.  If assets are considered to be impaired,  the impairment to be recognized is measured by the amount by which the  assets'  carrying  amount  exceeds its fair value.

         Deferred Financing Costs
         Deferred  financing costs are being  amortized using the  straight-line method,  which  approximates the interest method,  over the term of the related debt agreement.
American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

  2.     Summary of Significant Accounting Policies - Continued:

         Income Taxes
         Income taxes are accounted  for under the asset and  liability  method.
         Deferred tax assets and  liabilities  are recognized for the future tax
         consequences   attributable   to  differences   between  the  financial
         statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable income in the year in which those  temporary  differences  are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is  recognized  in income in the period that  includes the enactment date.

         Insurance
         The Communities are self-insured for workers  compensation claims up to certain  limits.  Additional  stop-loss  coverage is purchased to cover claims in excess of these limitations. The Communities have established reserves for all reported and unpaid  claims and for  estimated  claims incurred  but not yet  reported,  based  upon  historical  claims  loss experience. The Communities' operator maintains commercial insurance on a  claims-made  basis  for  general  and  professional  liability.  The operator  also has  professional  liability  coverage with a commercial insurance carrier with limits of $5 million for each occurrence and $15 million  aggregate for potential  losses related to these  matters,  if they occur. In addition,  the  Communities  carry primary and secondary umbrella  liability  coverage with a $25 million per occurrence  limit.
         The  Communities,  through ARC, carry a mandated crime insurance policy with a coverage limit of $1 million.

         Equity
         ARC transfers  excess cash from and makes working capital  advances and corporate  allocations  to  the  Communities.  These  advances  include amounts to fund  operating  shortfalls.  The  resulting  net balance of these  transactions plus the initial  investment in the Communities and the  cumulative  equity  (deficit) of the  Communities is classified as equity in the balance sheets.

         Concentrations of Credit Risk
         Financial  instruments  that  potentially  subject the  Communities  to significant  concentrations of credit risk consist principally of cash,
         accounts   receivable  and   restricted   cash.  The  majority  of  the
         Communities'  cash is in accounts with financial  institutions that ARC
         management  has  determined  to  be  high  quality  institutions.   ARC
         management  believes credit risk related to cash and restricted  assets is minimal.  The Communities'  accounts  receivable  consist of monthly fees and charges due from residents.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

3.       Property and Equipment:

         During 2000 and for the majority of 2001, the Communities were operated under various operating lease arrangements (see Notes 1 and 6).

         On September 26, 2001, ARC acquired the land, building and equipment of the retirement center in Oak Park,  Illinois previously leased under an operating lease. ARC financed this acquisition by entering into a $13.0 million  mortgage  note. In  connection  with this  acquisition,  land, buildings and equipment increased by $12.4 million.

         During  November  2001,  ARC  exercised its option to acquire the land, building and equipment used in the operation of the Boca Raton, Florida
         and  Arlington,   Texas   Communities  and   simultaneously   completed
         sale-leaseback  transactions  with CNL under 15-year lease  agreements, which contain two five-year renewal options and rights of first refusal to repurchase  the leased  assets.  As a result of contingent  earn-out agreements,  these leases are accounted  for as financing  transactions and accordingly  property and equipment and debt of approximately $20.2 million are recorded on the balance sheets.

         Property and equipment consists of the following at December 31:
                                                                                  2001              2000
                                                                            -----------------  ----------------

              Land                                                                $3,294,093            $    -
              Building and improvements                                           28,327,404
                                                                                                             -
              Equipment                                                            2,055,869           689,735
              Construction in progress                                                25,949
                                                                                                        57,250
                                                                            -----------------  ----------------
                                                                                  33,703,315           746,985
              Less accumulated depreciation                                         (519,358)         (174,671)
                                                                            -----------------  ----------------

                                                                                 $33,183,957          $572,314
                                                                            =================  ================
American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

4.       Long-Term Debt:
         Long-term debt consists of the following at December 31:

                                                                                  2001                2000
                                                                            -----------------   -----------------

                Sale/leaseback financing payable in monthly
                  installments of $172,975 including interest
                  at 7.63% maturing in 2016                                     $ 20,171,493             $      -

                Mortgage note payable bearing interest at a floating rate equal to three hundred and fifty basis points in excess of the LIBOR rate (6.28% at December 31, 2001). Interest and principal is due monthly with remaining principal and unpaid interest due
                  October 1, 2003. The note is collateralized by certain land,
                  buildings and equipment                                         12,965,432                    -

                                                                            -----------------   -----------------
                Total long-term debt                                              33,136,925                    -

                Less current portion                                                (692,029)                   -

                                                                            -----------------   -----------------

                                                                                $ 32,444,896              $     -
                                                                            =================   =================

        The following is a schedule of future maturities of long-term debt as of
        December 31, 2001.
                         2002                                                                 $ 692,029
                         2003                                                                13,303,760
                         2004                                                                   642,537
                         2005                                                                   745,520
                         2006                                                                   929,067
                         Thereafter                                                          16,824,012
                                                                                       -----------------

                                                                                           $ 33,136,925
                                                                                       =================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

5.       Income Taxes:
        Total income tax expense consists of:

                                                                           2001               2000
                                                                      ----------------  -----------------

                U.S. Federal:
                  Current                                                      $    -             $    -
                  Deferred
                                                                                    -                  -
                                                                      ----------------  -----------------
                          Total U.S. Federal
                                                                                    -                  -
                                                                      ----------------  -----------------

                State:
                  Current
                  Deferred
                                                                                    -                  -
                                                                      ----------------  -----------------
                          Total State
                                                                                    -                  -
                                                                      ----------------  -----------------

                          Total                                                $    -             $    -
                                                                      ================  =================

        The tax effect of temporary differences that give rise to the following net deferred tax liability at December 31, 2001 and 2000 consists of:

                                                                                   2001              2000
                                                                             -----------------  ----------------

                Net operating loss carryforwards                                   $1,351,333         $ 242,979
                Valuation allowance                                                (1,351,333)         (242,979)
                                                                             -----------------  ----------------

                         Net deferred tax liability                                $        -         $       -
                                                                             =================  ================

        The following table summarizes the significant differences between the
        U.S. federal statutory tax rate and the Communities' effective tax rate for financial statement purposes:

                                                                                   2001               2000
                                                                              ----------------   ----------------

                Statutory tax rate (34%)                                         $ (1,298,546)      $ (1,561,967)
                State income taxes, net of federal benefit                           (116,669)           (18,254)
                Tax losses of nonconsolidated partnerships                            306,861          1,344,564
                Increase in valuation allowance                                     1,108,354            235,657
                                                                              ----------------   ----------------

                         Total                                                   $          -       $          -
                                                                              ================   ================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

  5.     Income Taxes - Continued:

         For  the  year  ended  December  31,  2000,  Broadway  Plaza,  Homewood
         Residence  Boca Raton and Holley Court  Terrace were  included in ARC's consolidated federal income tax return. For the year ended December 31,
         2001,  Broadway  Plaza,  Homewood  Residence  Boca Raton,  Holley Court
         Terrace and Homewood Residence Greenwood Village were included in ARC's consolidated  federal  income  tax  return.  Communities  that were not included in ARC's consolidated federal income tax returns were owned by partnerships  not  included  in the ARC  consolidated  return.  For the financial statement presentation, the separate-return method is used to allocate  current  and  deferred  federal  and state tax expense to the
         Communities  as if they were  separate  taxpayers.  No tax  benefit  or expense has been  reported  with  respect to the  Communities  owned by partnerships not included in the ARC consolidated  return,  since taxes on income generated by those partnerships are the responsibility of the partners.

         The Communities have tax net operating loss carryovers in the amount of
         $3,556,142,  which expire  beginning in 2020. The Communities  have not recorded this potential  deferred tax benefit  because they do not have sufficient  historical earnings on which to conclude that they are more likely than not to realize a future benefit.

6.       Leases:

         As of December 31, 2001 and 2000,  two and four,  respectively,  of the
         Communities  were operated under leasing  structures which were treated as operating  leases for  financial  reporting  purposes and  financing leases  for  income  tax  purposes.  These  leases  provided  ARC  with termination  rights whereby ARC could  terminate the leases and acquire the  assets at  predetermined  amounts in  exchange  for  assuming  the lessors' debt, forgiving notes receivable from the lessor, and repaying the lessors' equity.  In November 2001, ARC elected to terminate two of the leases and simultaneously  entered into a transaction with CNL (see
         Note 3). In February  and March  2002,  ARC  elected to  terminate  two additional leases and subsequently  entered into a transaction with CNL
         (see Note 10).

7.       Related Party Transactions:

         ARC performs  management  services for the  Communities  which includes certain  corporate  administrative  and general expenses for financial, legal,  accounting,  human  resources and  information  systems.  These
         services  are  reflected  as  management   fees  on  the  statement  of
         operations.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

8.       Employee Benefit Plans:

         The  Communities'  employees are eligible to  participate  in a defined contribution plan established by ARC,  including features under Section
         401(k) of the  Internal  Revenue  Code (the  "Plan").  The Plan permits employees  to make  voluntary  contributions  up to  specified  limits.
         Additional  contributions  may be  made  by the  Communities  at  their discretion,  that vest ratable over a five-year period. The Communities incurred  $17,917 and  $37,541 in expense for the years ended  December
         31, 2001 and 2000, respectively.

9.       Commitments and Contingencies:

         Federal  and  state   governments   regulate  various  aspects  of  the
         Communities'  business.  The  development  and operation of health care facilities  and  provision  of health  care  services  are  subject  to federal, state, and local licensure, certification, and inspection laws that regulate,  among other  matters,  the number of licensed beds, the provision of services,  the  distribution of  pharmaceuticals,  billing practices and policies,  equipment,  staffing  (including  professional
         licensing),   operating   policies  and  procedures,   fire  prevention
         measures,  environmental  matters,  and  compliance  with  building and safety codes.  Failure to comply with these laws and regulations  could result  in the  denial  of  reimbursement,  the  imposition  of  fines, temporary suspension of admission of new patients,  restrictions on the ability to expand  existing  facilities,  and,  in extreme  cases,  the revocation of a Community's license or closure.

         The  Communities  are subject to various legal  proceedings  and claims that arise in the ordinary  course of its  business.  In the opinion of management,  the ultimate  liability with respect to those  proceedings
         and  claims  will  not  materially   affect  the  financial   position,
         operations, or liquidity of the Communities.

10.      Subsequent Events:

         In February and March of 2002,  ARC exercised its right with respect to the Coconut Creek, Florida and Greenwood Village, Colorado Communities,
         respectively, operated under leasing arrangements to acquire the leased assets and simultaneously entered into sale-leaseback transactions with
         CNL which were accounted for as financings.

         In February of 2002, ARC entered into a sale-leaseback transaction with
         CNL in  connection  with the Holley Court Terrace  Community  purchased from a previous  lessor on  September  26, 2001 which will be accounted for as an operating lease.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

  10.   Subsequent Events - Continued:
        As a result of these transactions, these Communities' future minimum lease payments are as follows:

                         2002                                                               $ 3,866,000
                         2003                                                                 4,661,000
                         2004                                                                 4,735,000
                         2005                                                                 4,811,000
                         2006                                                                 4,888,000
                         Thereafter                                                          54,597,000
                                                                                       -----------------

                                                                                           $ 77,558,000
                                                                                       =================
American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Combining Balance Sheet
December 31, 2001
--------------------------------------------------------------------------------
                                                                Properties         Properties
                                                               Acquired by        Acquired by
                                                               CNL in 2001        CNL in 2002          Combined
                                                            -----------------  -----------------  ------------------
Assets
Current assets:
    Cash                                                           $   1,000          $ 487,319           $ 488,319
    Accounts receivable                                               22,972          1,251,665           1,274,637
    Prepaid expenses and other                                        41,194            109,727             150,921
                                                            -----------------  -----------------  ------------------
             Total current assets                                     65,166          1,848,711           1,913,877
                                                            -----------------  -----------------  ------------------

Restricted cash                                                      906,634            802,000           1,708,634
                                                            -----------------  -----------------  ------------------

Property and equipment, net                                       20,301,080         12,882,877          33,183,957
                                                            -----------------  -----------------  ------------------

Other assets:
    Security deposits                                                810,030                  -             810,030
    Deferred financing costs, net                                          -            218,594             218,594

                                                            -----------------  -----------------  ------------------
             Total other assets                                      810,030            218,594           1,028,624
                                                            -----------------  -----------------  ------------------

             Total assets                                       $ 22,082,910       $ 15,752,182        $ 37,835,092
                                                            =================  =================  ==================

Liabilities and Equity
Current liabilities:
    Current maturities of long-term debt                           $ 218,201          $ 473,828           $ 692,029
    Accounts payable                                                  42,825            476,442             519,267
    Accrued expenses                                                 668,071          1,724,998           2,393,069
                                                            -----------------  -----------------  ------------------
             Total current liabilities                               929,097          2,675,268           3,604,365

Long-term debt, less current maturities                           19,953,291         12,491,605          32,444,896
Resident deposits                                                      6,724            411,174             417,898
                                                            -----------------  -----------------  ------------------
             Total liabilities                                    20,889,112         15,578,047          36,467,159
                                                            -----------------  -----------------  ------------------
Equity                                                             1,193,798            174,135           1,367,933
                                                            -----------------  -----------------  ------------------
             Total liabilities and equity                       $ 22,082,910       $ 15,752,182        $ 37,835,092
                                                            =================  =================  ==================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Combining Statement of Operations and Changes in Equity
Year Ended December 31, 2001
--------------------------------------------------------------------------------
                                                                   Properties         Properties
                                                                  Acquired by         Acquired by
                                                                  CNL in 2001         CNL in 2002          Combined
                                                                -----------------  ------------------  ------------------

Revenue:
    Community resident and health care services                      $ 2,828,364         $15,118,265         $17,946,629
    Interest and other                                                       149             319,190             319,339
                                                                -----------------  ------------------  ------------------
                  Total revenue                                        2,828,513          15,437,455          18,265,968
                                                                -----------------  ------------------  ------------------

Expenses:
    Community operating expenses                                       3,471,456          12,061,972          15,533,428
    Lease expense                                                      1,516,715           3,441,172           4,957,887
    Management fees                                                      141,418             653,203             794,621
    Bad debt expense                                                           -             101,151             101,151
    Interest                                                              94,432             229,517             323,949
    Amortization                                                               -              29,499              29,499
    Depreciation                                                         133,835             210,852             344,687
                                                                -----------------  ------------------  ------------------
                  Total expenses                                       5,357,856          16,727,366          22,085,222
                                                                -----------------  ------------------  ------------------

Loss before income taxes                                              (2,529,343)         (1,289,911)         (3,819,254)

Income taxes                                                                   -                   -                   -
                                                                -----------------  ------------------  ------------------

Net loss                                                              (2,529,343)         (1,289,911)         (3,819,254)

Equity at beginning of year                                              109,651             586,002             695,653

Net contributions from owner/operator                                  3,832,792             658,742           4,491,534
                                                                -----------------  ------------------  ------------------

Equity (deficit) at end of year                                      $ 1,413,100          $  (45,167)        $ 1,367,933
                                                                =================  ==================  ==================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)
Combining Statement of Cash Flows
Year Ended December 31, 2001
--------------------------------------------------------------------------------
                                                                     Properties         Properties
                                                                    Acquired by         Acquired by
                                                                    CNL in 2001         CNL in 2002         Combined
                                                                  -----------------  ------------------  ----------------

Cash flows from operating activities:
    Net loss                                                           $(2,529,343)        $(1,289,911)     $(3,819,254)
    Depreciation and amortization                                          133,835             240,351          374,186
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                           135,116            (797,024)        (661,908)
      Decrease (increase) in prepaid expenses
        and other assets                                                    19,044             (44,519)         (25,475)
       (Increase) decrease in security deposits                            (810,030)            258,983         (551,047)
      Increase in accounts payable and
        accrued expenses                                                   410,040             866,002        1,276,042
      Increase (decrease) in tenant deposits                                 2,324             (20,822)         (18,498)
                                                                   -----------------  ------------------  ----------------
                 Net cash used in operating activities                  (2,639,014)           (786,940)      (3,425,954)
                                                                  -----------------  ------------------  ----------------

Cash flows from investing activities:
    Additions to property and equipment                                   (133,112)        (12,497,194)     (12,630,306
    Increase in restricted assets                                         (906,634)           (277,000)      (1,183,634)
                                                                  -----------------  ------------------  ----------------
                 Net cash used in investing activities                  (1,039,746)        (12,774,194)     (13,813,940)
                                                                  -----------------  ------------------  ----------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                     -          13,000,000       13,000,000
     Payment of loan costs                                                       -            (248,093)        (248,093)
     Payments on long-term debt                                           (154,532)            (34,567)        (189,099)
    Net contributions from owner/operator                                3,832,792             658,742        4,491,534
                                                                  -----------------  ------------------  ----------------
                 Net cash provided by financing activities               3,678,260          13,376,082       17,054,342
                                                                  -----------------  ------------------  ----------------

Net decrease in cash and cash equivalents                                     (500)           (185,052)        (185,552)

Cash at beginning of year                                                    1,500             672,371          673,871

                                                                  -----------------  ------------------  ----------------

Cash at end of year                                                      $   1,000          $  487,319         $ 488,319
                                                                  =================  ==================  ================

Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                               $  94,432          $  229,517         $ 323,949
                                                                  =================  ==================  ================

    Cash paid during the year for taxes                                    $     -             $     -            $    -
                                                                  =================  ==================  ================

COMBINED FINANCIAL STATEMENTS

Prime Care One, LLC and PC1, LLC

Years Ended December 31, 2002 and 2001 with Report of Independent Auditors

                                    Contents

Report of Independent Auditors...........................................................................F-54

Audited Financial Statements

                         Report of Independent Auditors

Board of Managers
Prime Care One, LLC
PC1, LLC
Indianapolis, Indiana

We have audited the combined  balance sheets of the Prime Care One, LLC and PC1,
LLC as of December 31, 2002 and 2001,  and the related  combined  statements  of operations,  members' equity  (deficit) and cash flows for the years then ended.
These financial  statements are the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the combined financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence  supporting  the  amounts and  disclosures  in the  combined  financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion,  the combined  financial  statements  referred to above  present fairly, in all material respects,  the combined financial position of Prime Care
One, LLC and PC1, LLC at December 31, 2002 and 2001, and the combined results of their  operations  and their cash flows for the years then ended,  in conformity with accounting principles generally accepted in the United States.

                                                            /s/Ernst & Young LLP

Indianapolis, Indiana
February 28, 2003

                         Prime Care One LLC and PC1, LLC

                             Combined Balance Sheets

                                                                                       December 31
                                                                                2002                   2001
                                                                          ----------------      -----------------

Assets
Current assets:
   Cash and cash equivalents                                                     $  182,973             $  468,304
   Restricted cash                                                                  574,363                      -
   Accounts receivable, less allowance for doubtful accounts
     of $51,847 and $83,998 in 2002 and 2001                                        583,962                416,518
   Current portion of assets limited as to use                                    1,053,334              1,177,639
   Prepaid expenses and other assets                                                253,870                256,134
                                                                           ----------------      -----------------
   Total current assets                                                           2,648,502              2,318,595

Assets limited as to use, net of current portion                                         -                 254,161
Property and equipment, net                                                              -              48,388,566
Property and equipment under capital leases, net                                 36,226,479                      -
Other assets:
   Intangible assets, net of accumulated amortization
     of $313,667 in 2002                                                          5,959,647                      -
   Deferred financing costs, net of accumulated amortization
     of $165,690 and $2,860,376 in 2002 and 2001                                  1,299,933                156,337
                                                                           ----------------      -----------------
Total other assets                                                                7,259,580               156,337
                                                                           ----------------      -----------------
Total assets                                                                   $ 46,134,561           $ 51,117,659
                                                                           ================      =================

Liabilities and Members' Equity (Deficit)
Current liabilities:
   Accounts payable and accrued expenses                                         $  935,528            $ 5,686,736
   Accrued interest                                                                 361,469              5,503,845
   Deferred interest                                                                603,567                      -
   Notes payable                                                                          -             79,800,000
                                                                           ----------------      -----------------
Total current liabilities                                                         1,900,564             90,990,581

Debt service and shortfall advances loan                                                  -              5,900,000
Capital lease obligations                                                        44,753,256                      -
                                                                           ----------------      -----------------
Total liabilities                                                                46,653,820             96,890,581

Members' Equity (Deficit)
Managing member                                                                         100                    100
Holding company                                                                  11,514,687             10,726,257
Retained earnings (deficit)                                                     (12,034,046)           (56,499,279)
                                                                           ----------------      -----------------
Total members' equity (deficit)                                                    (519,259)           (45,772,922)
                                                                           ----------------      -----------------
Total liabilities and members' equity (deficit)                                $ 46,134,561           $ 51,117,659
                                                                           ================      =================

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                        Combined Statements of Operations

                                                                               Years ended December 31
                                                                              2002                  2001
                                                                         --------------         --------------

Operating revenue:
   Net resident service revenue                                             $21,050,963            $20,333,426
   Other operating revenue                                                       97,708                107,231
                                                                         --------------         --------------
Total operating revenue                                                      21,148,671             20,440,657

Operating expenses:
   Health care and resident services                                          5,329,231              4,902,799
   Activities                                                                   342,891                312,627
   Food service                                                               2,527,469              2,519,105
   Housekeeping and laundry                                                     669,816                694,154
   Plant operations and maintenance                                           1,509,606              1,385,811
   General and administrative                                                 5,749,872              5,348,960
   Depreciation                                                               1,881,454              3,034,838
   Amortization                                                                 479,356                603,343
   Interest                                                                   5,498,912              6,863,328
                                                                         --------------         --------------
Total operating expenses                                                     23,988,607             25,664,965
                                                                         --------------         --------------
                                                                             (2,839,936)            (5,224,308)
                                                                         --------------         --------------
Other income (expense):
   Investment income                                                              2,198                 20,989
   Gain on extinguishment of debt                                            51,548,815                      -
   Loss on sale of property                                                  (4,245,844)                     -
                                                                         --------------         --------------
Total other income (expense)                                                 47,305,169                 20,989

Income (Loss) before extraordinary item                                      44,465,233             (5,203,319)
Extraordinary loss on foreclosure of a facility                                       -            (11,937,045)
                                                                         --------------         --------------

Net income (loss)                                                           $44,465,233           $(17,140,364)
                                                                         ==============         ==============

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                Combined Statements of Members' Equity (Deficit)

                                                  Managing                   Holding         Retained
                                     Number       Member's      Number      Company's        Earnings
                                     of Units      Equity      of Units       Equity         (Deficit)           Total
                                     --------    -----------   ---------   -------------   --------------    --------------

Balances, January 1, 2001                   1          $ 100          99     $10,726,257     $(39,358,915)     $(28,632,558)
Net loss                                    -              -           -               -      (17,140,364)      (17,140,364)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                 1            100          99      10,726,257      (56,499,279)      (45,772,922)
Contribution of restricted cash             -              -           -         788,430                -           788,430
Net income                                  -              -           -              -        44,465,233        44,465,233
                                     --------    -----------   ---------   --- ----------   --------------   --------------
Balances, December 31, 2002                 1          $ 100          99     $11,514,687     $(12,034,046)       $ (519,259)
                                     ========    ===========   =========   =============   ==============    ==============

See accompanying notes

                         Prime Care One LLC and PC1, LLC

                        Combined Statements of Cash Flows

                                                                             Years ended December 31
                                                                         2002                       2001
                                                                    ----------------            --------------

Operating activities
Net income (loss)                                                       $ 44,465,233             $ (17,140,364)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
   Extraordinary loss on foreclosure of a facility                                 -                11,937,045
   Gain on extinguishment of debt                                        (51,548,815)                        -
   Loss on sale of property                                                4,245,844                         -
   Depreciation                                                            1,881,454                 3,034,838
   Amortization                                                              479,356                   603,343
   Bad debt expense                                                           32,221                    57,773
   Changes in operating assets and liabilities:
     Accounts receivable                                                    (199,665)                  (74,409)
     Restricted cash                                                        (574,363)                        -
     Estimated third-party payor settlements                                       -                    37,809
     Prepaid expenses and other assets                                         2,264                    33,173
     Accounts payable and accrued expenses                                (1,411,049)                  358,327
     Deferred interest                                                       603,567                         -
     Accrued interest                                                        (11,038)                1,860,149
                                                                    ----------------            --------------
Net cash provided by (used in) operating activities                       (2,034,991)                  707,684

Investing activities
Purchase of property and equipment, net                                     (238,613)                 (135,141)
Proceeds received from transfer of property                               44,753,256                         -
Change in assets limited as to use                                           378,466                  (885,888)
                                                                    ----------------            --------------
Net cash provided by (used in) investing activities                       44,893,105                (1,021,029)

Financing activities
Contribution of restricted cash                                              788,430                         -
Payment of deferred financing costs                                       (1,309,285)                        -
Payment on notes payable                                                 (42,622,594)                        -
Increase in debt service and shortfall advances loan                              -                    473,353
                                                                    ----------------            --------------
Net cash provided by (used in) financing activities                      (43,143,449)                  473,353
                                                                    ----------------            --------------
Net increase (decrease) in cash and cash equivalents                        (285,331)                  160,008
Cash and cash equivalents beginning of year                                  468,304                   308,296
                                                                    ----------------            --------------
Cash and cash equivalents end of year                                     $  182,973                 $ 468,304
                                                                    ================            ==============

Supplemental cash flows information
Interest paid                                                            $ 4,906,383               $ 4,409,129
                                                                    ================            ==============

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                     Notes to Combined Financial Statements

                                December 31, 2002

1. Organization

Prime Care One, LLC and PC1, LLC (Company) were  organized as limited  liability companies in February  1997 under the laws of the State of Indiana and commenced operations in April 1997.  The  financial  statements  have been combined  since
Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company.
The remaining 1% is owned by Prime Care Corporation,  the managing member.  PC1,
LLC is  owned  47.5% by  Prime  Care  Properties,  LLC and  52.5% by an  outside investor. All significant intercompany transactions have been eliminated.

The Company owned four senior-living  residential facilities  (Facilities) known
as  Brighton   Gardens.   The  Facilities   are  located  in  Venice,   Florida;
Mountainside,  New Jersey;  Friendship Heights,  Maryland; and Charlotte,  North
Carolina.  Prior to  September 4, 2001,  the Company also owned a  senior-living residential  facility in  Houston,  Texas  (Tanglewood).  The  Facilities  offer various  combinations  of  assisted  living,  specialized  care  for  Alzheimers patients and skilled  nursing  services.  The Facilities are managed by Marriott
Senior Living Services, Inc. (MSLS or Operator).

The  Company  and  their  owners  entered  into a  Refinancing  and  Acquisition
Agreement on September 30, 2002 with CNL Retirement Properties,  Inc. (CNL) that included the  refinancing of the notes payable of the Company.  The  refinancing took the form of a sale-leaseback with a  financing-capital  lease term from CNL of 35 years,  with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a bargain price. (See Note 5).

2. Significant Accounting Policies

Use of Estimates

Preparation of financial  statements  requires  management to make estimates and assumptions  that  affect the  reported  amounts of assets and  liabilities  and disclosure of  contingent  assets and  liabilities  at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Restricted Cash

Restricted  cash  represents  the amount  contributed  per the  Refinancing  and
Acquisition  Agreement,  which  shall  serve  as a lease  guaranty  to fund  any operating  shortfalls  related to the  properties.  The restricted cash shall be held in  escrow in an  interest  bearing  account  at CNL Bank  pursuant  to the
Deposit  Account  Pledge  Agreement,  and at CNL's sole  election,  used to fund payments of minimum rent, property expenses, and the administration fee.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by CNL
Bank under a Cash Management and Pooling  Agreement at December 31, 2002. Assets
limited  as to use at  December  31,  2001  were  cash  and  miscellaneous  cash equivalents held by a collateral  agent under a Collection  Account Security and
Pledge  Agreement.  Amounts required to meet current  liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value.  Realized and  unrealized  gains and losses are  reflected in the combined statements of operations.

Property and Equipment

The initial values of property and equipment established in conjunction with the refinancing  transaction and the capital lease were recorded at fair value based upon  appraisals.  Expenditures  for  property  and  equipment  and items  which substantially  increase the useful lives of existing  assets are  capitalized at cost. The Company provides for depreciation using the straight-line  method over the shorter of the  estimated  useful  lives of the assets or the lease term and includes amortization on capital leases. The assets are depreciated as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Intangible Assets

In June 2001,  the  Financial  Accounting  Standards  Board issued  Statement of
Financial  Accounting  Standards No. 142, Goodwill and Other Intangible  Assets,
effective  for fiscal years  beginning  after  December 15, 2001.  Under the new rules,  goodwill and intangible  assets deemed to have indefinite  lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement.  Other intangible  assets will continue to be amortized over their useful lives. The Company adopted the new rules on accounting for goodwill and other intangible assets on January 1, 2002.

Intangible assets of $6,273,313  established in conjunction with the refinancing transaction consist of the following: systems and procedures (staffing criteria, care plans,  outcome  tracking,  billing  procedures,  and other related items);
assembled   workforce;   referral  networks;   and  reputational  capital  (name
recognition).  The intangible  assets are being amortized over a five-year life.
Total  amortization  expense  for 2002 was  $313,667.  Amortization  expense  is expected to be $1,254,663 per year for 2003-2006 and $940,995 in 2007.

Deferred Financing Costs

Deferred  financing costs at December 31, 2002 represent  costs  associated with the refinancing  transaction  and are being  amortized  using the  straight-line method over the term of the lease. The deferred  financing costs at December 31,
2001, relating to the notes payable of the Company,  were fully amortized during
2002.  Total  amortization  expense was $165,690 and $603,343 for 2002 and 2001, respectively.

Net Resident  Service  Revenue,  Accounts  Receivable and Estimated  Third-Party
Payor Settlements

Resident  service  revenue for  assisted  living is  reported at net  realizable amounts from  residents for services  rendered.  The residents of the facilities pay their residency fees on a  month-to-month  basis.  Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered.  Services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident.
These rates vary according to a patient  classification  system that is based on clinical,  diagnostic,  and other  factors.  Certain  services  are based on fee schedules.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Net Resident  Service  Revenue,  Accounts  Receivable and Estimated  Third-Party
Payor Settlements (continued)

Prior to January 1, 1999,  net resident  service  revenue  included  retroactive adjustments,  which were accrued on an estimated basis in the period the related services were  rendered.  These amounts were adjusted in future periods as final settlements  were determined.  The Company was reimbursed for cost  reimbursable items at a tentative rate with final  settlement  determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary.  The
Company recorded changes in estimates and received final settlements  related to prior year cost reports,  which  resulted in an increase in net patient  service revenue of  approximately  $208,000 in 2001.  At  December  31,  2002,  all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs  accounted for approximately 8%
of the  Company's  resident  service  revenue  for 2002 and 2001.  Medicare  and
Medicaid  receivables  accounted  for  approximately  42%  and  65% of  accounts receivable at December 31, 2002 and 2001, respectively.

Laws and  regulations  governing the Medicare and Medicaid  programs are complex and subject to  interpretation.  The Company  believes  that it is in compliance with all  applicable  laws and  regulations  and is not aware of any  pending or threatened investigations involving allegations and potential wrongdoing.  While no such  regulatory  inquiries  have been  made,  compliance  with such laws and regulations can be subject to future  government review and  interpretations  as well as significant regulatory action including fines, penalties,  and exclusion from the Medicare and Medicaid programs.

Income Taxes

Taxes  on  the  Company's  income  are  liabilities  of the  Company's  members.
Accordingly,  no  provision  for  income  taxes  has been  included  in  current operations.  The Company  operates in various  states  that have  differing  tax requirements.  No provision  has been made,  as amounts of  obligations  are not material.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

3. Assets Limited As to Use

Assets limited as to use represent cash funds held in accordance with the Cash
Management and Pooling Agreement, as follows:
                                                                                   December 31
                                                                            2002                 2001
                                                                     -------------------- --------------------

Collection account                                                   $              -       $    1,177,639
Furniture, fixtures and equipment reserve account                             343,856              254,161
Cash management account                                                       709,478                    -
                                                                     -------------------- --------------------
                                                                            1,053,334            1,431,800
Less current portion                                                       (1,053,334)          (1,177,639)
                                                                     -------------------- --------------------
                                                                     $              -       $      254,161
                                                                     ==================== ====================

Effective  September  30,  2002,  the  Operator  collects and deposits all gross revenues (after payment of operating  expenses and the base management fee), and deposits the FF&E Reserve  Payments,  pursuant to the provisions of the Clearing
Account Agreement and the Cash Management and Pooling Agreement.

The landlord of the properties has established reserve funds, which will be used for the  replacement  and renewal of  furniture,  fixtures and  equipment of the properties  (FF&E  Reserve).  Deposits  to the FF&E  Reserve are made every four weeks as follows:  2% of gross  revenues or $350 per bed,  whichever is greater, with respect to the period  beginning  on  September  30, 2002 and ending on the last day of the third full  fiscal  year,  3% of gross  revenues  for the fourth through  the tenth  lease  years;  and 3.5% of gross  revenues  every lease year thereafter.  Funds  in the  FF&E  Reserve  relating  to the  properties  are the property of the tenants.

Prior to September 30, 2002, the assets of the  Collection  account were used to reimburse the Operator of the Facilities and service the senior and subordinated debt incurred by the Company.  The Company was in default on paying  interest in
2001 and through September 30, 2002.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

4. Property and Equipment

The Company's property and equipment under capital leases (at December 31, 2002)
and property and equipment owned (at December 31, 2001) are as follows:
                                                                                   December 31
                                                                            2002                  2001
                                                                   ------------------------------------------

Land                                                               $        5,639,202       $        6,903,000
Buildings                                                                  28,874,996               48,356,475
Furnishings and equipment                                                   2,047,127                4,940,502
                                                                   -------------------------------------------
                                                                           36,561,325               60,199,977
Accumulated depreciation                                                     (334,846)             (11,811,411)
                                                                   -------------------------------------------
                                                                   $       36,226,479       $       48,388,566
                                                                   ===========================================

As part of the Refinancing and Acquisition  Agreement  between the Company,  its owners,  and CNL on  September  30,  2002,  the Company  transferred  all of its properties to separate limited  partnerships formed by CNL or its affiliates and
CNL acquired all of the rights, title and interest in and to the properties. The transfer of the properties to CNL resulted in a loss in 2002 of $4,245,844.

The Company then entered into a 35-year  capital  lease with CNL, with an option to  repurchase  the Prime Care One, LLC  facilities at the end of the term for a bargain  price.  The initial  values of property and  equipment  established  in conjunction  with the capital lease at September  30, 2002 were  recorded  based upon appraisals. The appraised amounts were allocated based upon a proportion of the appraised amount to the total lease amount by property.

The Tanglewood  facility was sold by the Company's  lender in a foreclosure sale on September 4, 2001. As a result,  the Company wrote off the carrying  value of the property and equipment  related to the Tanglewood  facility of  $12,137,045.
The carrying value of the property and equipment less the proceeds received from foreclosure  of  $200,000  have  been  reflected  as an  extraordinary  loss  on foreclosure of a facility in the 2001 combined statement of operations.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

5. Notes Payable and Capital Leases

The Company's notes payable and capital leases consists of the following:
                                                                                      December 31
                                                                               2002                 2001
                                                                       ------------------------------------------

Note payable - Payment of  $32,622,594 in September 2002 accepted as
   payment in full by the lender.                                       $               -     $    69,800,000

Subordinated note payable - Paid in full in September 2002.                             -          10,000,000

Capital lease, payable to CNL Retirement PC1 Venice FL, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                6,800,826                   -

Capital  lease,  payable  to CNL  Retirement  PC1  New  Jersey,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                               13,966,909                   -

Capital lease,  payable to CNL Retirement PC1 Friendship Heights MD,
   LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                               20,630,446                   -

Capital lease,  payable to CNL Retirement  PC1 North  Carolina,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                3,355,075                   -
                                                                       ------------------------------------------
                                                                          $    44,753,256           $ 79,800,000
                                                                       ==========================================

The Company was in default on paying interest and principal on the notes payable at December  31,  2001.  The notes  payable  were  classified  as current in the accompanying  December 31, 2001 financial  statements.  The unpaid  interest had been accrued in the  accompanying  combined  financial  statements,  but did not include amounts for late fees, which were estimated to be $5,445,700 at December
31, 2001.  The notes payable were repaid or partially  forgiven by the lender in
2002.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

5. Notes Payable and Capital Leases (continued)

The  Company  and  their  owners  entered  into a  Refinancing  and  Acquisition
Agreement on September 30, 2002 with CNL Retirement Properties,  Inc. (CNL) that included  the  refinancing  of the notes  payable of the  Company.  CNL provided
$32,622,594  to Prime Care One, LLC to pay off the existing debt of  $69,800,000 plus accrued  interest of $435,626 and provided  $10,000,000  to PC1, LLC to pay off its existing debt of $10,000,000,  including accrued interest of $3,484,167.
The former  lender  accepted  the amounts  advanced by CNL as payment in full on those debts,  including  any accrued  interest to date.  Prime Care One, LLC and
Prime Care Two, LLC also jointly  borrowed  $4,470,000 to pay  transfer,  title, recording and closing costs of the  transactions.  The refinancing took the form of a sale-leaseback  with a  financing-capital  lease term from CNL of 35 years, with an option to  repurchase  the Prime Care One, LLC  facilities at the end of the term for a predetermined  amount.  The lease also permits CNL to require the
Company to  purchase  the  properties  at the end of the lease term for the same predetermined amount.

At  September  30, 2002 and  December 31,  2001,  PC1,  LLC had  $7,111,549  and
$6,854,285  outstanding  under  a  Debt  Service  and  Shortfall  Advances  Loan
Agreement.  The amount  included  accrued  interest of $1,211,549  and $954,285, respectively.  No payments were made during 2002 or 2001 on the Debt Service and
Shortfall  Advances  Loan.  Amounts  due under the Debt  Service  and  Shortfall
Advances Loan were  subordinate to amounts due by PC1, LLC under the subordinate debt from the  Company's  primary  creditor.  As part of the  above  refinancing transaction,  the Debt Service and Shortfall Advances Loan with MSLS,  including accrued interest, was extinguished.  In addition, MSLS agreed to forgive amounts owed for subordinated  management fees of $1,793,618 and other payables that had not been funded as of September 30, 2002 of $1,546,449.

The  extinguishment of the notes payables with the lender and the forgiveness of certain  liabilities  by  MSLS  has  been  reflected  as a gain  on  refinancing transaction of $51,548,815 in the 2002 combined statement of operations.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

5. Notes Payable and Capital Leases (continued)

The Lease  Agreements  with CNL are interest only and the minimum annual rent is
10.5%  beginning  September  30, 2002 and will  increase by 2.5% times the prior year's rate beginning January 1, 2004 and each lease year thereafter through the
29th year of the lease.  There is a balloon  payment of the principal  amount of the lease at the end of the lease term.  The minimum annual rent consists of the first-tier  minimum  rent  which  is 5% of the  adjusted  lease  basis  and  the second-tier  minimum rent which is the difference between the (1) adjusted lease basis  multiplied  by the  adjusted  lease rate for the fiscal  year and (2) the first-tier  minimum  rent.  In  addition  to minimum  rent,  the lease  requires additional  rent  which will be payable  based on various  predetermined  dollar amounts derived from achieving  specific  percentage  occupancy levels beginning
January 1, 2004.

The Company has calculated total lease payments over the life of the lease based upon the yearly  increases  noted above.  Interest  expense in the  accompanying combined  statement of  operations  reflects the average lease payment of 16.15%
over the life of the lease. The difference between the average lease payment and the  actual  lease  payment  has  been  recorded  as  deferred  interest  in the accompanying combined financial statements.

The lease for the properties contains pooling terms,  meaning that net operating profits  with  respect to all the  properties  are  combined  for the purpose of funding  rental  payments  and the  furniture,  fixtures and  equipment  reserve account. In addition,  the lease contains  cross-default  terms, meaning that if the tenant of any of the properties defaults on its obligations under the lease,
CNL will have the ability to pursue its remedies under the lease with respect to all the properties,  regardless of whether the tenant of any such property is in default under the lease.

There are various  events which  constitute  an event of default under the lease agreement including failure to pay first-tier minimum rent,  second-tier minimum rent or  additional  rent when due.  However,  CNL may not  terminate  the Lease
Agreement for non-payment of second-tier minimum rent or additional rent.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the  obligations  of the Company.  Prime Care One,  LLC has two  members:  a holding company (PC1, LLC) and a managing member (Prime Care  Corporation).  The day-to-day  management of the Company's  business is exclusively  vested in four managing  directors.  The managing member elects three of the managing directors and the limited member of the holding company elects one.

Under  the terms of the  Company's  Operating  Agreement,  certain  actions,  as defined in the Operating Agreement,  may not be initiated by the Company without unanimous consent of the members.  These restrictions include issuing additional membership  units,  obtaining  additional  debt,  purchasing real property,  and filing for bankruptcy.

7. Related Party Transactions

Prior to September  30, 2002,  the Company paid an  administrative  fee to Prime
Care Properties,  LLC, a limited liability company that is the general member of
PC1,  LLC and whose  members are also  shareholders  of the  Company's  managing member.  Prime Care Properties,  LLC waived the administrative fees for 2002 and
2001.

Under the terms of the Lease Agreement,  Prime Care  Management,  LLC, a limited liability company whose members are also shareholders of the Company's  managing member,  shall be paid $75,000 per year in aggregate from all leased  properties
(including  properties  on Prime Care Two,  LLC) as a first-tier  administration fee. Prime Care Management, LLC is also entitled to a second-tier administration fee in the  amount  of  0.5%  of  gross  revenues  from  the  collective  leased properties  or $250,000 per year,  whichever is greater,  less the amount of the first-tier administration fee. The second-tier administration fee is subordinate to the payment of minimum  rent.  Total  administration  fees paid to Prime Care
Management,  LLC in 2002  under  the  Lease  Agreement  by the  Company  totaled
$22,824.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

8. Management Fees

Under the terms of the previous operating  agreements for the Facilities,  dated
April 11, 1997,  Marriott  Senior  Living  Services,  Inc.  (MSLS)  operated the
Facilities  on behalf of the  Company.  The Company paid the Operator a base fee and a central  administrative  services (CAS) fee, which are both based on gross revenues.  Through  April  2002,  the  base  fee was 5% of  gross  revenues  and increased to 5.5%  thereafter.  The CAS fee was 2% of gross revenues  throughout the  term  of the  contract.  The  Company  also  paid an  incentive  fee to the
Operator,  which is 50% of  operating  profit  for each  fiscal  year  after the
Company  has  received  a minimum  operating  profit  amount,  as defined in the operating agreement. Management fees for 2002 and 2001 under this agreement were
$1,177,486 and $1,110,382,  respectively,  which consists solely of base and CAS fees.

The Company entered into a new operating agreement with MSLS effective September
30, 2002 with the initial term  expiring in twenty  years.  The term may then be extended at the Operator's election for each of three successive  periods,  each period consisting of five years.

Under the new operating agreement,  base management fees payable to MSLS for the operation of the  properties are as follows:  3% of gross  revenues  through the
2007 fiscal  year,  3.5% of gross  revenues for the 2008 fiscal year through the
2012 fiscal year,  and 4% of gross revenues for the remainder of the lease term.
Notwithstanding the foregoing,  in the event certain operating profit thresholds are  achieved  prior to the 2013  lease  year,  the base  management  fees  will automatically  increase to 4% of gross revenues and remain at such level for the remainder of the lease term. MSLS is also entitled to incentive  management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant  administration  fee. Rent payments due under the lease are subordinate to the payment of base management fees.

In addition to base  management  fees,  the  Operator is paid,  as an  operating expense, the amount of 2% of gross revenues as a central administrative services
(CAS) fee.  The  Operator  must  provide to each of the  retirement  communities certain central  administrative  services,  which include:  marketing and public relations  services;  human resources program  development;  information systems support and development;  and centralized computer payroll services.  Management fees for the period from September 30, 2002 through December 31, 2002 under this new agreement were $241,065, which consists solely of base and CAS fees.

                        Prime Care One, LLC and PC1, LLC

               Notes to Combined Financial Statements (continued)

8. Management Fees (continued)

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the  Operator  who is then  reimbursed  by the
Company.  Consequently, the majority of accounts payable and accrued expenses at
December 31, 2002 and 2001 reflect amounts due to the Operator.

In a press  release  dated  December 30, 2002,  Sunrise  Assisted  Living,  Inc.
announced   it  had  entered   into  a  definitive   agreement   with   Marriott
International,  Inc. to acquire all of the outstanding  stock of Marriott Senior
Living Services,  Inc. (MSLS).  Under the terms of the Operating Agreements with
MSLS, the Operating  Agreements are  automatically  assumed by Sunrise  Assisted
Living, Inc. (Sunrise) when the sale of MSLS stock to Sunrise is completed.

COMBINED FINANCIAL STATEMENTS

Prime Care Two, LLC and PC2, LLC

Years Ended December 31, 2002 and 2001 with Report of Independent Auditors

                                    Contents

Report of Independent Auditors...........................................................................F-72

Audited Financial Statements

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
PC2, LLC
Indianapolis, Indiana

We have audited the combined  balance sheets of Prime Care Two, LLC and PC2, LLC as of  December  31,  2002 and 2001,  and the  related  combined  statements  of operations,  members' equity  (deficit) and cash flows for the years then ended.
These financial  statements are the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material  respects,  the combined  financial position of Prime Care Two, LLC and PC2,  LLC at December 31, 2002 and 2001,  and the combined  results of their operations  and their cash flows for the years  then  ended in  conformity  with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
February 28, 2003

                        Prime Care Two, LLC and PC2, LLC

                             Combined Balance Sheets
                                                                                   December 31
                                                                           2002                  2001
                                                                      ----------------      ----------------

Assets
Current assets:
    Cash and cash equivalents                                              $  222,243            $  375,769
    Restricted cash                                                         1,117,297                     -
    Accounts receivable, less allowance for doubtful accounts
       of $115,800 and $180,812 in 2002 and 2001                              827,004               426,040
    Current portion of assets limited as to use                               638,575                     -
    Prepaid expenses and other assets                                         272,028               269,394
                                                                      ----------------      ----------------
Total current assets                                                        3,077,147             1,071,203

Assets limited as to use, net of current portion                                    -                31,024
Property and equipment, net                                                         -            68,940,378
Property and equipment under capital leases, net                           55,668,149                     -
Other assets:
    Intangible assets, net of accumulated amortization
       of $328,214 in 2002                                                  6,236,075                     -
    Deferred financing costs, net of accumulated amortization
       of $497,206 and $2,816,524 in 2002 and 2001                          1,072,182               489,492
                                                                      ----------------      ----------------
Total other assets                                                          7,308,257               489,492
                                                                      ----------------      ----------------
Total assets                                                             $ 66,053,553          $ 70,532,097
                                                                      ================      ================

Liabilities and Members' Equity (Deficit)
Current liabilities:
    Accounts payable and accrued expenses                                 $   710,193           $ 2,890,579
    Accrued interest                                                          524,723             6,202,859
    Deferred interest                                                         876,177                     -
    Notes payable                                                                   -           101,000,000
                                                                      ----------------      ----------------
Total current liabilities                                                   2,111,093           110,093,438

Debt service and shortfall advances loan                                            -             4,000,000
Capital lease obligations                                                  64,966,744                     -
                                                                      ----------------      ----------------
Total liabilities                                                          67,077,837           114,093,438

Members' Equity (Deficit)
Managing member                                                                   100                   100
Holding company                                                            12,708,001            11,746,431
Retained earnings (deficit)                                               (13,732,385)          (55,307,872)
                                                                      ----------------      ----------------
Total members' equity (deficit)                                            (1,024,284)          (43,561,341)
                                                                      ----------------      ----------------
Total liabilities and members' equity (deficit)                          $ 66,053,553          $ 70,532,097
                                                                      ================      ================

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                        Combined Statements of Operations

                                                                               Years ended December 31
                                                                              2002                  2001
                                                                        ------------------     ---------------

Operating revenue:
    Net resident service revenue                                              $30,122,341         $27,888,238
    Other operating revenue                                                       122,666             120,478
                                                                        ------------------     ---------------
Total operating revenue                                                        30,245,007          28,008,716

Operating expenses:
    Health care and resident services                                           8,555,086           7,496,096
    Activities                                                                    501,250             468,515
    Food service                                                                3,995,061           3,985,872
    Housekeeping and laundry                                                    1,006,548             878,452
    Plant operations and maintenance                                            2,386,934           2,132,954
    General and administrative                                                  8,943,035           7,873,272
    Depreciation                                                                3,237,264           3,666,576
    Amortization                                                                  825,420             743,014
    Interest                                                                    6,721,909           8,206,865
                                                                        ------------------     ---------------
Total operating expenses                                                       36,172,507          35,451,616
                                                                        ------------------     ---------------
                                                                               (5,927,500)         (7,442,900)
Other income (expense):
    Investment income                                                               1,923               1,036
    Gain on extinguishment of debt                                             51,098,644                   -
    Loss on sale of property                                                   (3,597,580)                  -
                                                                        ------------------     ---------------
Total other income (expense)                                                   47,502,987               1,036
                                                                        ------------------     ---------------

Net income (loss)                                                             $41,575,487         $(7,441,864)
                                                                        ==================     ===============
See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                Combined Statements of Members' Equity (Deficit)

                                      Number        Managing                   Holding         Retained
                                       of           Member's     Number       Company's        Earnings
                                      Units         Equity      of Units       Equity         (Deficit)           Total
                                     --------    -----------   ---------   -------------   --------------    --------------

Balances, January 1, 2001                   1          $ 100          99     $11,746,431     $(47,866,008)    $(36,119,477)
Net loss                                    -              -           -               -       (7,441,864)      (7,441,864)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                 1            100          99      11,746,431      (55,307,872)     (43,561,341)
Contribution of restricted cash             -              -           -       1,211,570                -        1,211,570
Distribution to Prime Care
    Properties, LLC                         -              -           -        (250,000)               -         (250,000)
Net income                                  -              -           -               -       41,575,487        41,575,487
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2002                 1          $ 100          99     $12,708,001     $(13,732,385)     $(1,024,284)
                                     ========    ===========   =========   =============   ==============    ==============

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                        Combined Statements of Cash Flows

                                                                             Years ended December 31
                                                                           2002                   2001
                                                                     ------------------     -----------------

Operating activities
Net income (loss)                                                           $41,575,487           $(7,441,864)
Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Gain on extinguishment of debt                                          (51,098,644)                    -
    Loss on sale of property                                                  3,597,580                     -
    Depreciation                                                              3,237,264             3,666,576
    Amortization                                                                825,420               743,014
    Bad debt expense                                                            (30,836)               92,641
    Changes in operating assets and liabilities:
       Accounts receivable                                                     (370,128)               59,542
       Restricted cash                                                       (1,117,297)                    -
       Estimated third-party payor settlements                                        -               (15,312)
       Prepaid expenses and other assets                                         (2,634)               34,766
       Accounts payable and accrued expenses                                    168,802              (348,936)
       Deferred interest                                                        876,177                     -
       Accrued interest                                                         448,725             2,550,940
                                                                     ------------------     -----------------
Net cash used in operating activities                                        (1,890,084)            (658,633)

Investing activities
Purchase of property and equipment                                             (126,904)            (139,258)
Proceeds received from transfer of property                                  64,966,744                    -
Change in assets limited as to use                                             (607,551)              30,922
                                                                     ------------------     -----------------
Net cash provided by (used in) investing activities                          64,232,289              (108,336)

Financing activities
Contribution of restricted cash                                               1,211,570                     -
Distribution to Prime Care Properties, LLC                                     (250,000)                    -
Payment of deferred financing costs                                          (1,079,895)                    -
Payment on notes payable                                                    (62,377,406)                    -
Increase in debt service and shortfall advances loan                                  -               359,332
                                                                     ------------------     -----------------
Net cash provided by (used in) financing activities                         (62,495,731)              359,332
                                                                     ------------------     -----------------
Net decrease in cash and cash equivalents                                      (153,526)             (407,637)
Cash and cash equivalents beginning of year                                     375,769               783,406
                                                                     ------------------     -----------------
Cash and cash equivalents end of year                                        $  222,243            $  375,769
                                                                     ==================     =================

Supplemental cash flows information
Interest paid                                                               $(5,397,021)          $ 4,794,123
                                                                     ==================     =================
See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                     Notes to Combined Financial Statements

                                December 31, 2002

1. Organization

Prime Care Two, LLC and PC2, LLC (Company) were  organized as limited  liability companies  in May 1997  under the laws of the  State of  Indiana  and  commenced operations during 1997. The financial  statements have been combined since Prime
Care Two, LLC is owned 99% by PC2, LLC, a special purpose holding  company.  The remaining 1% is owned by Prime Care 2 Corp.,  the managing  member.  PC2, LLC is owned 47.5% by Prime Care Properties,  LLC and 52.5% by an outside investor. All significant intercompany transactions have been eliminated.

The Company owned seven senior-living  residential facilities (Facilities) known as Brighton  Gardens.  The  Facilities are located in Raleigh,  North  Carolina;
Brentwood, Tennessee; Stamford,  Connecticut;  Middletown, New Jersey; Buckhead,
Georgia;  Naples,  Florida;  and Winston-Salem,  North Carolina.  The Facilities
offer various  combinations of assisted living,  specialized care for Alzheimers patients and skilled  nursing  services.  The Facilities are managed by Marriott
Senior Living Services, Inc. (MSLS or Operator).

The  Company  and  their  owners  entered  into a  Refinancing  and  Acquisition
Agreement on September 30, 2002 with CNL Retirement Properties,  Inc. (CNL) that included the  refinancing of the notes payable of the Company.  The  refinancing took the form of a sale-leaseback with a  financing-capital  lease term from CNL of 35 years,  with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a bargain price. (See Note 5).

2. Significant Accounting Policies

Use of Estimates

Preparation of financial  statements  requires  management to make estimates and assumptions  that  affect the  reported  amounts of assets and  liabilities  and disclosure of  contingent  assets and  liabilities  at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restricted Cash

Restricted  cash  represents  the amount  contributed  per the  Refinancing  and
Acquisition  Agreement,  which  shall  serve  as a lease  guaranty  to fund  any operating  shortfalls  related to the  properties.  The restricted cash shall be held in  escrow in an  interest  bearing  account  at CNL Bank  pursuant  to the
Deposit  Account  Pledge  Agreement,  and at CNL's sole  election,  used to fund payments of minimum rent, property expenses, and the administration fee.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by CNL
Bank under a Cash Management and Pooling  Agreement at December 31, 2002. Assets
limited  as to use at  December  31,  2001  were  cash  and  miscellaneous  cash equivalents held by a collateral  agent under a Collection  Account Security and
Pledge  Agreement.  Amounts required to meet current  liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value.  Realized and  unrealized  gains and losses are  reflected in the combined statements of operations.

Property and Equipment

The initial values of property and equipment established in conjunction with the refinancing  transaction and the capital lease were recorded at fair value based upon  appraisals.  Expenditures  for  property  and  equipment  and items  which substantially  increase the useful lives of existing  assets are  capitalized at cost. The Company provides for depreciation using the straight-line  method over the shorter of the  estimated  useful  lives of the assets or the lease term and includes amortization on capital leases. The assets are depreciated as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

Intangible Assets

In June 2001,  the  Financial  Accounting  Standards  Board issued  Statement of
Financial  Accounting  Standards No. 142, Goodwill and Other Intangible  Assets,
effective  for fiscal years  beginning  after  December 15, 2001.  Under the new rules,  goodwill and intangible  assets deemed to have indefinite  lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement.  Other intangible  assets will continue to be amortized over their useful lives. The Company adopted the new rules on accounting for goodwill and other intangible assets on January 1, 2002.

Intangible assets of $6,564,289  established in conjunction with the refinancing transaction consist of the following: systems and procedures (staffing criteria, care plans,  outcome  tracking,  billing  procedures,  and other related items);
assembled   workforce;   referral  networks;   and  reputational  capital  (name
recognition).  The intangible  assets are being amortized over a five-year life.
Total  amortization  expense  for 2002 was  $328,214.  Amortization  expense  is expected to be $1,312,858 per year for 2003-2006 and $984,643 in 2007.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Deferred Financing Costs

Deferred  financing costs at December 31, 2002 represent  costs  associated with the refinancing  transaction  and are being  amortized  using the  straight-line method over the term of the lease. The deferred  financing costs at December 31,
2001, relating to the notes payable of the Company,  were fully amortized during
2002.  Total  amortization  expense was $497,206 and $743,014 for 2002 and 2001, respectively.

Net Resident  Service  Revenue,  Accounts  Receivable and Estimated  Third-Party
Payor Settlements

Resident  service  revenue for  assisted  living is  reported at net  realizable amounts from  residents for services  rendered.  The residents of the facilities pay their residency fees on a  month-to-month  basis.  Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors,  and others for services rendered.  Effective January 1, 1999,  services rendered to Medicare program  beneficiaries  are paid primarily at prospectively determined  rates  per  resident.  These  rates  vary  according  to  a  patient classification system that is based on clinical,  diagnostic, and other factors.
Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs  accounted for approximately 7%
and  5%  of  the  Company's   resident   service  revenue  for  2002  and  2001,
respectively.  Medicare and Medicaid receivables accounted for approximately 24%
and 43% of accounts receivable at December 31, 2002 and 2001, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

2.  Significant Accounting Policies (continued)

Income Taxes

Taxes  on  the  Company's  income  are  liabilities  of the  Company's  members.
Accordingly,  no  provision  for  income  taxes  has been  included  in  current operations.  The Company  operates in various  states  that have  differing  tax requirements.  No provision  has been made,  as amounts of  obligations  are not material.

3. Assets Limited As to Use

Assets limited as to use represent cash funds held in accordance with the Cash
Management and Pooling Agreement, as follows:
                                                                                   December 31
                                                                            2002                 2001
                                                                     -------------------- -------------------

Collection account                                                   $                 -  $                 -

Furniture, fixtures and equipment reserve account                                498,791               31,024
Cash management account                                                          139,784                    -
                                                                     -------------------- -------------------
                                                                                 638,575               31,024
Less current portion                                                            (638,575)                   -
                                                                     -------------------- -------------------
                                                                     $                 -  $            31,024
                                                                     ==================== ===================

Effective  September  30,  2002,  the  Operator  collects and deposits all gross revenues (after payment of operating  expenses and the base management fee), and deposits the FF&E Reserve  Payments,  pursuant to the provisions of the Clearing
Account Agreement and the Cash Management and Pooling Agreement.

The landlord of the properties has established reserve funds, which will be used for the  replacement  and renewal of  furniture,  fixtures and  equipment of the properties  (FF&E  Reserve).  Deposits  to the FF&E  Reserve are made every four weeks as follows:  2% of gross  revenues or $350 per bed,  whichever is greater, with respect to the period  beginning  on  September  30, 2002 and ending on the last day of the third full  fiscal  year,  3% of gross  revenues  for the fourth through  the tenth  lease  years;  and 3.5% of gross  revenues  every lease year thereafter.  Funds  in the  FF&E  Reserve  relating  to the  properties  are the property of the tenants.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

3. Assets Limited As to Use (continued)

Prior to September 30, 2002, the assets of the  Collection  account were used to reimburse the Operator of the Facilities and service the senior and subordinated debt incurred by the Company.  The Company was in default on paying  interest in
2001 and through September 30, 2002.

4. Property and Equipment

The Company's property and equipment under capital leases (at December 31, 2002)
and property and equipment owned (at December 31, 2001) are as follows:
                                                                            December 31
                                                                     2002                  2001
                                                            -----------------------------------------

Land                                                        $        9,023,760     $        9,311,040
Buildings                                                           44,322,156             67,600,592
Furnishings and equipment                                            2,830,218              7,637,758
                                                            -----------------------------------------
                                                                    56,176,134             84,549,390
Accumulated depreciation                                              (507,985)           (15,609,012)
                                                            -----------------------------------------
                                                            $       55,668,149      $      68,940,378
                                                            =========================================

As part of the Refinancing and Acquisition  Agreement  between the Company,  its owners,  and CNL on  September  30,  2002,  the Company  transferred  all of its properties to separate limited  partnerships formed by CNL or its affiliates and
CNL acquired all of the rights, title and interest in and to the properties. The transfer of the properties to CNL resulted in a loss in 2002 of $3,597,580.

The Company then entered into a 35-year  capital  lease with CNL, with an option to  repurchase  the Prime Care Two, LLC  facilities at the end of the term for a bargain  price.  The initial  values of property and  equipment  established  in conjunction  with the capital lease at September  30, 2002 were  recorded  based upon appraisals. The appraised amounts were allocated based upon a proportion of the appraised amount to the total lease amount by property.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

5. Notes Payable and Capital Leases
The Company's notes payable and capital leases consists of the following:
                                                                                     December 31
                                                                               2002               2001
                                                                       --------------------------------------
Note payable - Payment of  $53,377,406 in September 2002 accepted as
   payment in full by the lender.                                       $               -        $ 92,000,000

Subordinated note payable - Paid in full in September 2002.
                                                                                        -           9,000,000
Capital leases, payable to CNL Retirement PC1 North Carolina, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                               17,410,116                   -

Capital  lease,  payable to CNL  Retirement  PC1  Brentwood  TN, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                6,619,471                   -

Capital  lease,  payable  to CNL  Retirement  PC1  Stamford  CT, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                               14,145,719                   -

Capital  lease,  payable  to CNL  Retirement  PC1  New  Jersey,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                               12,969,455                   -

Capital  lease,  payable  to CNL  Retirement  PC1  Buckhead  GA, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                7,979,636                   -

Capital  lease,  payable  to  CNL  Retirement  PC1  Naples  FL,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                5,842,347                   -
                                                                       ------------------------------------------
                                                                          $    64,966,744           $101,000,000
                                                                       ==========================================

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

5. Notes Payable and Capital Leases (continued)

The Company was in default on paying interest and principal on the notes payable at December  31,  2001.  The notes  payable  were  classified  as current in the accompanying  December 31, 2001 combined financial  statements.  The Company was charged a  termination  fee of $456,491  in 2001,  which has been  reflected  as additional  interest expense in the 2001 combined  statement of operations.  The unpaid  interest  had  been  accrued  in  the  accompanying  combined  financial statements,  but did not include amounts for late fees,  which were estimated to be $7,410,900  at December 31, 2001.  The notes payable were repaid or partially forgiven by the lender in 2002.

The  Company  and  their  owners  entered  into a  Refinancing  and  Acquisition
Agreement on September 30, 2002 with CNL Retirement Properties,  Inc. (CNL) that included  the  refinancing  of the notes  payable of the  Company.  CNL provided
$53,377,406  to Prime Care Two, LLC to pay off the existing debt of  $92,000,000 plus accrued  interest of $2,422,580 and provided  $9,000,000 to PC2, LLC to pay off its existing debt of $9,000,000,  including  accrued interest of $2,814,250.
The former  lender  accepted  the amounts  advanced by CNL as payment in full on those debts,  including  any accrued  interest to date.  Prime Care One, LLC and
Prime Care Two, LLC also jointly  borrowed  $4,470,000 to pay  transfer,  title, recording and closing costs of the  transactions.  The refinancing took the form of a sale-leaseback  with a  financing-capital  lease term from CNL of 35 years, with an option to  repurchase  the Prime Care Two, LLC  facilities at the end of the term for a predetermined  amount.  The lease also permits CNL to require the
Company to  purchase  the  properties  at the end of the lease term for the same predetermined amount.

At  September  30, 2002 and  December 31,  2001,  PC2,  LLC had  $4,890,023  and
$4,681,873  outstanding  under  a  Debt  Service  and  Shortfall  Advances  Loan
Agreement.  The amount  included  accrued  interest  of $890,023  and  $681,873, respectively.  No payments were made during 2002 or 2001 on the Debt Service and
Shortfall  Advances  Loan.  Amounts  due under the Debt  Service  and  Shortfall
Advances Loan were  subordinate to amounts due by PC2, LLC under the subordinate debt from the  Company's  primary  creditor.  As part of the  above  refinancing transaction,  the Debt Service and Shortfall Advances Loan with MSLS,  including accrued interest, was extinguished.  In addition, MSLS agreed to forgive amounts owed for subordinated  management fees of $1,967,464 and other payables that had not been funded as of September 30, 2002 of $381,733.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

5. Notes Payable and Capital Leases (continued)

The  extinguishment of the notes payables with the lender and the forgiveness of certain  liabilities  by  MSLS  has  been  reflected  as a gain  on  refinancing transaction of $51,098,643 in the 2002 combined statement of operations.

The Lease  Agreements  with CNL are interest only and the minimum annual rent is
10.5%  beginning  September  30, 2002 and will  increase by 2.5% times the prior year's rate beginning January 1, 2004 and each lease year thereafter through the
29th year of the lease.  There is a balloon  payment of the principal  amount of the lease at the end of the lease term.  The minimum annual rent consists of the first-tier  minimum  rent  which  is 5% of the  adjusted  lease  basis  and  the second-tier  minimum rent which is the difference between the (1) adjusted lease basis  multiplied  by the  adjusted  lease rate for the fiscal  year and (2) the first-tier  minimum  rent.  In  addition  to minimum  rent,  the lease  requires additional  rent  which will be payable  based on various  predetermined  dollar amounts derived from achieving  specific  percentage  occupancy levels beginning
January 1, 2004.

The Company has calculated total lease payments over the life of the lease based upon the yearly  increases  noted above.  Interest  expense in the  accompanying combined  statement of  operations  reflects the average lease payment of 16.15%
over the life of the lease. The difference between the average lease payment and the  actual  lease  payment  has  been  recorded  as  deferred  interest  in the accompanying combined financial statements.

The lease for the properties contains pooling terms,  meaning that net operating profits  with  respect to all the  properties  are  combined  for the purpose of funding  rental  payments  and the  furniture,  fixtures and  equipment  reserve account. In addition,  the lease contains  cross-default  terms, meaning that if the tenant of any of the properties defaults on its obligations under the lease,
CNL will have the ability to pursue its remedies under the lease with respect to all the properties,  regardless of whether the tenant of any such property is in default under the lease.

There are various  events which  constitute  an event of default under the lease agreement including failure to pay first-tier minimum rent,  second-tier minimum rent or  additional  rent when due.  However,  CNL may not  terminate  the Lease
Agreement for non-payment of second-tier minimum rent or additional rent.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the  obligations  of the Company.  Prime Care Two,  LLC has two  members:  a holding  company  (PC2,  LLC) and a managing  member  (Prime Care 2 Corp.).  The day-to-day  management of the Company's  business is exclusively  vested in four managing  directors.  The managing member elects three of the managing directors and the limited member of the holding company elects one.

Under  the terms of the  Company's  Operating  Agreement,  certain  actions,  as defined in the Operating Agreement,  may not be initiated by the Company without unanimous consent of the members.  These restrictions include issuing additional membership  units,  obtaining  additional  debt,  purchasing real property,  and filing for bankruptcy.

7. Related Party Transactions

Prior to September  30, 2002,  the Company paid an  administrative  fee to Prime
Care Properties,  LLC, a limited liability company that is the general member of
PC2,  LLC and whose  members are also  shareholders  of the  Company's  managing member.  Prime Care  Properties,  LLC was  entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care
Properties,  LLC through September 30, 2002 and for all of 2001 were $42,993 and
$57,200, respectively.

Under the terms of the Lease Agreement,  Prime Care  Management,  LLC, a limited liability company whose members are also shareholders of the Company's  managing member,  shall be paid $75,000 per year in aggregate from all leased  properties
(including  properties  of Prime Care One,  LLC) as a first-tier  administration fee. Prime Care Management, LLC is also entitled to a second-tier administration fee in the  amount  of  0.5%  of  gross  revenues  from  the  collective  leased properties  or $250,000 per year,  whichever is greater,  less the amount of the first-tier administration fee. The second-tier administration fee is subordinate to the payment of minimum  rent.  Total  administration  fees paid to Prime Care
Management,  LLC in 2002  under  the  Lease  Agreement  by the  Company  totaled
$39,942.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

8. Management Fees

Under  the  terms  of the  previous  operating  agreements  for the  Facilities,
Marriott  Senior  Living  Services  operated  the  Facilities  on  behalf of the
Company.  The Company paid the Operator a base fee and a central  administrative services (CAS) fee, which are both based on gross revenues.  The base fee was 5%
of gross  revenues  and the CAS fee was 2% of gross  revenues.  The Company also paid an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2002 and 2001 under this agreement were $1,618,966 and $1,952,380,  respectively, which consist solely of base and CAS fees.

The Company entered into a new operating agreement with MSLS effective September
30, 2002 with the initial term  expiring in twenty  years.  The term may then be extended at the Operator's election for each of three successive  periods,  each period consisting of five years.

Under the new operating agreement,  base management fees payable to MSLS for the operation of the  properties are as follows:  3% of gross  revenues  through the
2007 fiscal  year,  3.5% of gross  revenues for the 2008 fiscal year through the
2012 fiscal year,  and 4% of gross revenues for the remainder of the lease term.
Notwithstanding the foregoing,  in the event certain operating profit thresholds are  achieved  prior to the 2013  lease  year,  the base  management  fees  will automatically  increase to 4% of gross revenues and remain at such level for the remainder of the lease term. MSLS is also entitled to incentive  management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant  administration  fee. Rent payments due under the lease are subordinate to the payment of base management fees.

In addition to base  management  fees,  the  Operator is paid,  as an  operating expense, the amount of 2% of gross revenues as a central administrative services
(CAS) fee.  The  Operator  must  provide to each of the  retirement  communities certain central  administrative  services,  which include:  marketing and public relations  services;  human resources program  development;  information systems support and development;  and centralized computer payroll services.  Management fees for the period from September 30, 2002 through December 31, 2002 under this new agreement were $346,097, which consists solely of base and CAS fees.

                        Prime Care Two, LLC and PC2, LLC

               Notes to Combined Financial Statements (continued)

8. Management Fees (continued)

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the  Operator  who is then  reimbursed  by the
Company.  Consequently, the majority of accounts payable and accrued expenses at
December 31, 2002 and 2001 reflect amounts due to the Operator.

In a press  release  dated  December 30, 2002,  Sunrise  Assisted  Living,  Inc.
announced   it  had  entered   into  a  definitive   agreement   with   Marriott
International,  Inc. to acquire all of the outstanding  stock of Marriott Senior
Living Services,  Inc. (MSLS).  Under the terms of the Operating Agreements with
MSLS, the Operating  Agreements are  automatically  assumed by Sunrise  Assisted
Living, Inc. (Sunrise) when the sale of MSLS stock to Sunrise is completed.

                            Prime Care One Portfolio

                     Unaudited Combined Financial Statements

                                    Contents

Unaudited Combined Balance Sheet as of September 30, 2002................................................F-89

Unaudited Combined Statements of Operations and Equity (Deficit)
     for the Nine Months Ended September 30, 2002 and 2001...............................................F-90

Unaudited Combined Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001.........................................................................F-91

Note to Unaudited Combined Financial Statements..........................................................F-92

                            Prime Care One Portfolio

                        Unaudited Combined Balance Sheet

                                                                                             Unaudited
                                                                                           September 30,
                                                                                                2002
                                                                                          -----------------

       Assets
       Current assets:
          Cash and cash equivalents                                                               $  48,275
          Restricted cash                                                                           788,430
          Accounts receivable, less allowance for doubtful accounts
            of $55,182 as of September 30, 2002                                                     439,038
          Current portion of assets limited as to use                                               342,959
          Prepaid expenses and other assets                                                         338,706
                                                                                          -----------------
       Total current assets                                                                       1,957,408

       Property and equipment, net                                                               36,349,281
       Other assets:
          Intangible assets                                                                       6,273,313
          Deferred financing costs                                                                1,309,285
                                                                                          -----------------
       Total other assets                                                                         7,582,598
                                                                                          -----------------
       Total assets                                                                             $45,889,287
                                                                                          =================

       Liabilities and Members' Equity (Deficit)
       Current liabilities:
          Accounts payable and accrued expenses                                                  $  587,748
          Accrued interest                                                                                -
          Note payable                                                                                    -
                                                                                          -----------------
       Total current liabilities                                                                    587,748

       Capital lease obligation                                                                  44,753,256
                                                                                          -----------------
       Total liabilities                                                                         45,341,004

       Members' Equity (Deficit)
       Managing member                                                                                  100
       Holding company                                                                           11,514,687
       Retained earnings (deficit)                                                              (10,996,504)
                                                                                          -----------------
       Total members' equity                                                                        548,283
                                                                                          -----------------
       Total liabilities and members' equity                                                    $45,889,287
                                                                                          =================

See accompanying note

                            Prime Care One Portfolio

        Unaudited Combined Statements of Operations and Equity (Deficit)

                                                                                    Unaudited
                                                                     For the Nine Months Ended September 30,
                                                                           2002                   2001
                                                                     -----------------      ------------------

Operating Revenue:
   Net resident service revenue                                           $ 15,028,927            $ 14,391,076
   Other operating revenue                                                     731,175                 664,318
                                                                     -----------------      ------------------
Total operating revenue                                                     15,760,102              15,055,394

Operating Expenses:
   Health care and resident services                                         3,924,503               3,560,236
   Activities                                                                  252,937                 219,627
   Food service                                                              1,856,261               1,900,733
   Housekeeping and laundry                                                    496,772                 512,361
   Plant operations and maintenance                                          1,166,923               1,049,040
   General and administrative                                                4,371,742               3,762,180
   Depreciation                                                              1,546,609               1,994,856
   Amortization of loan closing and
      deferred financing costs                                                 156,337                 452,506
   Interest                                                                  2,440,372               4,152,950
                                                                     -----------------      ------------------
Total operating expenses                                                    16,212,456              17,604,489
                                                                     -----------------      ------------------
                                                                              (452,354)             (2,549,095)
                                                                     -----------------      ------------------
Other Income (expense):
   Investment income                                                             1,088                  15,741
   Gain on extinguishment of debt                                           36,853,099                       -
   Loss on sale of property                                                 (4,245,844)                      -
                                                                     -----------------      ------------------
Total other income (expense):                                               32,608,343                  15,741
                                                                     -----------------      ------------------

Net income (loss)                                                           32,155,989              (2,533,354)

Deficit at beginning of period                                             (32,396,136)            (29,643,476)
Contribution of restricted cash                                                788,430                       -
                                                                     -----------------      ------------------
Equity (deficit) at end of period                                           $  548,283            $(32,176,830)
                                                                     =================      ==================

See accompanying note

                            Prime Care One Portfolio

                   Unaudited Combined Statements of Cash Flows

                                                                                    Unaudited
                                                                     For the Nine Months Ended September 30,
                                                                          2002                     2001
                                                                   -------------------      -------------------

Operating Activities
Net income (loss)                                                        $  32,155,989            $  (2,533,354)
Adjustments to reconcile net income (loss) to net cash used
   in operating activities:
   Gain on extinguishment of debt                                          (36,853,099)                       -
   Loss on sale of property                                                  4,245,844                        -
   Depreciation                                                              1,546,609                1,994,856
   Amortization                                                                156,337                  452,506
   Changes in operating assets and liabilities:
     Accounts receivable                                                       (22,520)                  42,582
     Restricted cash                                                          (788,430)                       -
     Prepaid expenses and other assets                                         (82,572)                (155,488)
     Accounts payable and accrued expenses                                  (1,758,921)                (190,344)
     Accrued interest                                                       (1,691,433)                 355,728
                                                                   -------------------      -------------------
Net cash used in operating activities                                       (3,092,196)                (33,514)

Investing Activities
Purchase of property and equipment, net                                        (26,481)                (76,113)
Change in assets limited as to use                                           1,088,841                  312,739
                                                                   -------------------      -------------------
Net cash provided by investing activities                                    1,062,360                  236,626

Financing Activities
Proceeds to refinance note payable                                          44,753,256                       -
Contribution of restricted cash                                                788,430                       -
Payment of deferred financing costs                                         (1,309,285)                      -
Payment on note payable                                                    (42,622,594)                (200,000)
                                                                   -------------------      -------------------
Net cash provided by (used in) financing activities                          1,609,807                 (200,000)
                                                                   -------------------      -------------------

Net increase (decrease) in cash and cash equivalents                          (420,029)                   3,112
Cash and cash equivalents beginning of period                                  468,304                  308,147
                                                                   -------------------      -------------------
Cash and cash equivalents end of period                                    $    48,275              $   311,259
                                                                   ===================      ===================

Supplemental cash flows information
Interest paid                                                             $  4,131,805             $  3,797,222
                                                                   ===================      ===================

See accompanying note

                            Prime Care One Portfolio

                 Note to Unaudited Combined Financial Statements

1. General

The  statements  presented  herein  have been  prepared in  accordance  with the accounting policies described in the Prime Care One Portfolio Combined Financial
Statements  and  should  be read in  conjunction  with  the  Notes  to  Combined
Financial Statements which appear in that report.

The  statements  for the  nine  months  ended  September  30,  2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only  normal  and  recurring  accruals,  have  been made  which  are  considered necessary to present fairly the operating results and financial position for the unaudited periods.

                            Prime Care One Portfolio
                  (A Group of Related Properties to be Acquired
                       by CNL Retirement Properties, Inc.)

                          Combined Financial Statements

                  Years ended December 31, 2001, 2000 and 1999

                                    Contents

Report of Independent Auditors...........................................................................F-94

Combined Audited Financial Statements

                         Report of Independent Auditors

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

We have audited the combined  balance  sheets of the Prime Care One Portfolio (a
Group of Related Properties to be Acquired by CNL Retirement  Properties,  Inc.)
(the  Company)  as of  December  31,  2001 and 2000,  and the  related  combined statements of operations  and deficit and cash flows for each of the three years in the period ended  December  31,  2001.  These  financial  statements  are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the combined financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence  supporting  the  amounts and  disclosures  in the  combined  financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion,  the combined  financial  statements  referred to above  present fairly, in all material  respects,  the combined financial position of the Prime
Care One  Portfolio at December 31, 2001 and 2000,  and the combined  results of its  operations  and its cash  flows for each of the three  years in the  period ended  December 31, 2001, in conformity  with  accounting  principles  generally accepted in the United States.

The accompanying  combined financial  statements have been prepared assuming the
Prime Care One  Portfolio  will  continue  as a going  concern.  The Company has incurred significant operating losses and is in a deficit position. In addition, the Company is in default on paying debt  service as  described in Note 5. These conditions raise  substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 8. The combined  financial  statements do not include any adjustments to reflect the possible future effects on the  recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                            /s/Ernst & Young LLP

Indianapolis, Indiana
February 22, 2002,
except for Note 9 as to
which the date is
September 30, 2002

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

                             Combined Balance Sheets

                                                                                       December 31
                                                                                2001                   2000
                                                                          ----------------      -----------------

Assets
Current assets:
   Cash and cash equivalents                                                     $  468,304             $  308,147
   Accounts receivable, less allowance for doubtful accounts
     of $83,998 and $59,374 in 2001 and 2000                                        416,518                399,882
   Current portion of assets limited as to use                                    1,177,639                279,862
   Inventory                                                                        132,669                123,900
   Prepaid expenses and other assets                                                123,465                153,492
                                                                          -----------------       ----------------
Total current assets                                                              2,318,595              1,265,283

Assets limited as to use, net of current portion                                    254,161                266,050
Property and equipment, net                                                      48,388,566             50,838,508
Other assets:
   Loan closing costs, net of accumulated amortization
     of $1,337,126 and $1,055,533 in 2001 and 2000                                   70,837                352,430
   Deferred financing costs, net of accumulated amortization
     of $1,523,250 and $1,201,500 in 2001 and 2000                                   85,500                407,250
                                                                          -----------------      -----------------

Total other assets                                                                  156,337                759,680
                                                                          -----------------      -----------------
Total assets                                                                   $ 51,117,659           $ 53,129,521
                                                                          =================      =================

Liabilities and Deficit
Current liabilities:
   Accounts payable and accrued expenses                                        $ 5,393,815            $ 5,195,670
   Accrued interest                                                               2,127,059              1,677,327
   Note payable                                                                  69,800,000             70,000,000
                                                                          -----------------      -----------------
Total current liabilities                                                        77,320,874             76,872,997

Advances from PC1, LLC                                                            5,900,000              5,900,000
                                                                          -----------------      -----------------
Total liabilities                                                                83,220,874             82,772,997
Deficit                                                                         (32,103,215)           (29,643,476)
                                                                          -----------------      -----------------
Total liabilities and deficit                                                  $ 51,117,659           $ 53,129,521
                                                                          =================      =================

See accompanying notes

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

                  Combined Statements of Operations and Deficit

                                                                             Years ended December 31
                                                                 2001                    2000                  1999
                                                           -----------------       -----------------      ----------------

Operating revenue:
   Net resident service revenue                                $  20,333,426           $  18,255,477          $ 17,816,606
   Other operating revenue                                           107,231                 149,049                27,352
                                                           -----------------       -----------------      ----------------
Total operating revenue                                           20,440,657              18,404,526            17,843,958

Operating expenses:
   Health care and resident services                               4,902,799               4,513,387             4,081,692
   Activities                                                        312,627                 330,467               301,308
   Food service                                                    2,519,105               2,698,701             2,662,388
   Housekeeping and laundry                                          694,154                 670,373               609,521
   Plant operations and maintenance                                1,385,811               1,353,351             1,264,976
   General and administrative                                      4,933,764               4,989,775             4,760,776
   Depreciation                                                    2,590,224               2,557,531             2,505,380
   Amortization of loan closing and
     deferred financing costs                                        603,343                 603,343               603,342
   Interest                                                        4,979,558               6,453,928             5,639,835
                                                           -----------------       -----------------      ----------------

Total operating expenses                                          22,921,385              24,170,856            22,429,218

                                                           -----------------       -----------------      ----------------
Loss from operations                                              (2,480,728)             (5,766,330)           (4,585,260)
Nonoperating income - investment income                               20,989                  99,080               100,536
                                                           -----------------       -----------------      ----------------
Net loss                                                          (2,459,739)             (5,667,250)           (4,484,724)

Deficit at beginning of year                                     (29,643,476)            (23,528,449)          (17,746,922)
Distributions                                                              -                (447,777)           (1,296,803)
                                                           -----------------       -----------------      ----------------
Deficit at end of year                                         $ (32,103,215)          $ (29,643,476)       $  (23,528,449)
                                                           =================       =================      ================

See accompanying notes

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

                        Combined Statements of Cash Flows

                                                                             Years ended December 31
                                                                 2001                   2000                  1999
                                                           -----------------      -----------------       --------------

Operating activities
Net loss                                                       $  (2,459,739)        $  (5,667,250)        $  (4,484,724)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                    2,590,224              2,557,531            2,505,380
   Amortization                                                      603,343                603,343              603,342
   Bad debt expense                                                   57,773                 53,596                5,080
   Changes in operating assets and liabilities:
     Accounts receivable                                             (74,409)                76,387              883,030
     Estimated third-party payor settlements                               -                 27,707               18,385
     Inventory                                                        (8,769)                 2,700               40,071
     Prepaid expenses and other assets                                30,027                (65,649)              41,193
     Accounts payable and accrued expenses                           198,145             (6,164,557)           1,766,928
     Accrued interest                                                449,732              1,084,934               92,088
     Deferred entrance fees                                                -                      -              (57,945)
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) operating activities                1,386,327             (7,491,258)           1,412,828

Investing activities
Purchase of property and equipment, net                             (140,282)              (328,195)            (206,301)
Change in assets limited as to use                                  (885,888)             2,381,635              280,338
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) investing activities               (1,026,170)             2,053,440               74,037

Financing activities
Distributions to members                                                   -               (447,777)          (1,296,803)
Payments made on note payable                                       (200,000)                     -                    -
Advances from PC1, LLC                                                     -              5,900,000                    -
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) financing activities                 (200,000)            5,452,223            (1,296,803)
                                                           -----------------      -----------------       --------------
Net increase in cash and cash equivalents                            160,157                 14,405              190,062
Cash and cash equivalents beginning of year                          308,147                293,742              103,680
                                                           -----------------      -----------------       --------------
Cash and cash equivalents end of year                            $   468,304            $   308,147           $  293,742
                                                           =================      =================       ==============

Supplemental cash flows information
Interest paid                                                   $  4,409,129           $  5,368,994          $ 5,547,747
                                                           =================      =================       ==============

See accompanying notes

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

                     Notes to Combined Financial Statements

                                December 31, 2001

1. Organization

The  Prime  Care  One  Portfolio   (Company)   consists  of  four  senior-living
residential  facilities  (Facilities) known as Brighton Gardens.  The Facilities are located in Venice, Florida;  Mountainside,  New Jersey;  Friendship Heights,
Maryland;   and  Charlotte,   North  Carolina.   The  Facilities  offer  various
combinations of assisted living,  specialized  care for Alzheimers  patients and skilled nursing  services.  The Facilities are managed by Marriott Senior Living
Services,  Inc.  (MSLS  or  Operator).  The  Facilities  are  part of a group of
senior-living   residential   facilities  to  be  acquired  by  CNL   Retirement
Properties, Inc. as more fully described in Note 9.

The  Company  is part of Prime  Care  One,  LLC,  a  limited  liability  company organized  in 1997.  Prime  Care One,  LLC is owned 99% by PC1,  LLC,  a special purpose holding company, and 1% by Prime Care Corporation,  the managing member.
PC1,  LLC is owned  24.24% by Prime Care  Properties,  LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared to present the combined financial  results of the Company and are  presented  for  purposes of complying with the Securities and Exchange  Commission's  rules and regulations  regarding acquired businesses and properties.

The combined financial statements reflect the historical accounts of the Company including all debt and related costs which were cross-collateralized between the
Facilities  and an additional  senior-living  facility not being acquired by CNL
Retirement   Properties,   Inc.  Management  believes  the  Company's  interest,
amortization and general and administrative  expenses on a stand-alone basis may have been different had the Company operated as unaffiliated entities.

Use of Estimates

Preparation of financial  statements  requires  management to make estimates and assumptions  that  affect the  reported  amounts of assets and  liabilities  and disclosure of  contingent  assets and  liabilities  at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

               Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Assets Limited As to Use

Assets limited as to use are cash and  miscellaneous  cash equivalents held by a collateral  agent  under a  Collection  Account  Security  and Pledge  Agreement
(Pledge Agreement).  Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value.  Realized and  unrealized  gains and losses are  reflected in the statement of operations.

Property and Equipment

Expenditures for property and equipment and items which  substantially  increase the  useful  lives of  existing  assets are  capitalized  at cost.  The  Company provides  for  depreciation  using the  straight-line  method over the  expected estimated useful lives as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan  closing  and  deferred  financing  costs  are  being  amortized  using the straight-line  method over the term of the debt. Total amortization  expense was
$603,343 in 2001 and 2000 and $603,342 in 1999.

Net Resident  Service  Revenue,  Accounts  Receivable and Estimated  Third-Party
Payor Settlements

Resident  service  revenue for  assisted  living is  reported at net  realizable amounts from  residents for services  rendered.  The residents of the facilities pay their residency fees on a  month-to-month  basis.  Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors,  and others for services rendered.  Effective January 1, 1999,  services rendered to Medicare program  beneficiaries  are paid primarily at prospectively determined  rates  per  resident.  These  rates  vary  according  to  a  patient classification system that is based on clinical,  diagnostic, and other factors.
Certain services are based on fee schedules.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

               Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Prior to January 1, 1999,  net resident  service  revenue  included  retroactive adjustments,  which were accrued on an estimated basis in the period the related services were  rendered.  These amounts were adjusted in future periods as final settlements  were determined.  The Company was reimbursed for cost  reimbursable items at a tentative rate with final  settlement  determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary.  The
Company recorded changes in estimates and received final settlements  related to prior year cost reports,  which  resulted in an increase in net patient  service revenue of approximately  $198,000 in 2001 and a decrease in net patient service revenue of  approximately  $412,000 in 2000.  At  December  31,  2001,  all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8%,
5% and 6% of the Company's  resident  service  revenue for 2001,  2000 and 1999, respectively.  Medicare and Medicaid receivables accounted for approximately 65%
and 62% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and  regulations  governing the Medicare and Medicaid  programs are complex and subject to  interpretation.  The Company  believes  that it is in compliance with all  applicable  laws and  regulations  and is not aware of any  pending or threatened investigations involving allegations and potential wrongdoing.  While no such  regulatory  inquiries  have been  made,  compliance  with such laws and regulations can be subject to future  government review and  interpretations  as well as significant regulatory action including fines, penalties,  and exclusion from the Medicare and Medicaid programs.

Income Taxes

Taxes on the  Company's  income are  liabilities  of the Prime  Care One,  LLC's members. Accordingly, no provision for income taxes has been included in current operations.  The Company  operates in various  states  that have  differing  tax requirements.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

               Notes to Combined Financial Statements (continued)

3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:
                                                                                   December 31
                                                                            2001                 2000
                                                                     -------------------- --------------------

Collection account                                                   $          1,177,639        $     279,862
Furniture, fixtures and equipment reserve account                                 254,161              266,050
                                                                     -------------------- --------------------
                                                                                1,431,800              545,912
Less current portion                                                           (1,177,639)            (279,862)
                                                                     -------------------- --------------------
                                                                     $            254,161       $      266,050
                                                                     ==================== ====================

The assets of the  Collection  account are used to reimburse the Operator of the
Facilities  and service  the senior debt  incurred by the Company as well as the subordinated debt incurred by the holding company.  The Company is in default on paying interest in 2001 and 2000.  Thus, the lender takes any excess funds after operating  expenses are paid and puts those funds in their suspense account.  At
December 31, 2001 and 2000, $622,356 and $2,009,013,  respectively,  of interest
payments  were  being  held  in  the  lenders  suspense  account.   The  Company
anticipates  the amounts will  ultimately be applied to pay accrued  interest on debt, thus accrued interest has been reduced by the corresponding  amount in the accompanying financial statements at December 31, 2001 and 2000.

4. Property and Equipment

The Company's property and equipment are as follows:
                                                                                   December 31
                                                                            2001                  2000
                                                                   -----------------------------------------

Land                                                               $        6,903,000       $      6,903,000
Buildings                                                                  48,356,475             48,356,475
Furnishings and equipment                                                   4,940,502              4,800,220
                                                                   -----------------------------------------
                                                                           60,199,977             60,059,695
Accumulated depreciation                                                  (11,811,411)           (9,221,187)
                                                                   -----------------------------------------
                                                                   $       48,388,566        $    50,838,508
                                                                   =========================================

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

               Notes to Combined Financial Statements (continued)

5. Note Payable

The note payable consists of the following:
                                                                                      December 31
                                                                                2001                2000
                                                                       ----------------------------------------

Note payable - Interest is payable monthly based upon the 30 day LIBOR rate +
   2.75% (4.89% at 12/31/01).  Principal payments until maturity vary based upon the  Company's  cash flow with final  payment due July 1, 2000,  by reason of acceleration  of the  note  by the  lender.  The  note is  collateralized  by substantially all of the Company's assets, including a first mortgage.
                                                                           $ 69,800,000            $ 70,000,000
                                                                       ========================================

The Company is in default on paying  interest  and  principal  on the note as of
December 31, 2001 and 2000.  The note payable has been  classified as current in the  accompanying  financial  statements,  since  the due  date of the  note was accelerated  to July 1,  2000.  The  unpaid  interest  has been  accrued  in the accompanying  financial statements,  but does not include amounts for late fees, which are  estimated to be  $5,445,700  and  $1,949,000 at December 31, 2001 and
2000, respectively.

Under the terms of the Pledge  Agreement,  the  Company is  required to maintain certain deposits with a trustee.  Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive  covenants that limit the  Company's  ability  to incur  additional  debt or  significantly change the nature of its operations.

6. Related Party Transactions

Under  the terms of the  Company's  Operating  Agreement,  the  Company  pays an administrative  fee to Prime Care Properties,  LLC, a limited  liability company that is the general  member of the Company's  holding  company and whose members are also shareholders of the Company's  managing member.  Prime Care Properties,
LLC waived the administrative fees for 2001, 2000 and 1999.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

               Notes to Combined Financial Statements (continued)

6. Related Party Transactions (continued)

As part of the original  acquisition of the  Facilities,  the Company's  holding company obtained  additional  subordinated  financing from the Company's primary creditor of  $10,000,000.  Certain assets limited as to use have been pledged to service the subordinated  debt and these payments are recorded by the Company as distributions to the holding  company.  Distributions to the holding company for debt service  totaled $0,  $447,777 and $1,296,803  during 2001,  2000 and 1999, respectively.  Even though  there is no  requirement  under any  agreement,  the
Company  will  continue  to make  distributions,  to the  extent  that funds are available, to the holding company in order for it to fund its debt service.

Prime Care One,  LLC's holding  company has  $5,900,000  available  under a Debt
Service and Shortfall  Advances Loan Agreement  with MSLS.  The holding  company borrowed the entire amount available during 2000 and advanced this amount,  on a non-interest  basis, to the Company.  At December 31, 2001 and 2000, the holding company had $6,854,285 and  $6,380,932  outstanding  under this Debt Service and
Shortfall  Advances Loan  Agreement.  The amount  includes  accrued  interest of
$954,285 and $480,932,  respectively,  which is not charged to the Company. Even though  there is no  requirement  under any  agreement,  the  Company  will make payments,  to the extent that funds are  available,  to the  holding  company in order for it to repay  amounts  borrowed.  No payments were made during 2001 and
2000.  Amounts due by the holding  company  under the Debt Service and Shortfall
Advances Loan are  subordinate  to amounts due by the holding  company under the subordinate debt from the Company's primary creditor.

7. Management Fees

Under the terms of  operating  agreements  for the  Facilities,  dated April 11,
1997,  Marriott Senior Living Services  operates the Facilities on behalf of the
Company. The initial terms of the agreements expire December 31, 2021 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be  terminated by the Company  without  approval of its lender and may be subject to a termination fee should approval be granted.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

               Notes to Combined Financial Statements (continued)

7. Management Fees (continued)

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through April 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is
2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 were
$1,425,758, $1,280,698 and $1,239,362, respectively, which consists solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the  Operator  who is then  reimbursed  by the
Company.  Consequently, the majority of accounts payable and accrued expenses at
December 31, 2001 and 2000 reflect amounts due to the Operator.

8. Going Concern

The Company has incurred  significant  operating  losses during the years ending
December 31, 2001,  2000 and 1999 and is in a negative  members' equity position at December 31, 2001 and 2000.  The Company is in default on paying  interest on their debt during 2001 and 2000.  In  addition,  the  Company has  obtained  all amounts  available  from their  holding  company's  Debt  Service and  Shortfall
Advances  Loan.  All of these  conditions  raise  substantial  doubt  about  the
Company's ability to continue as a going concern.

Management  intends to negotiate  with the lender to  restructure  the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying  financial statements do not include any adjustments to reflect the possible future effects on the  recoverability  and  classification of assets or the amounts and  classification  of liabilities that may result from the outcome of this uncertainty.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                               Properties, Inc.)

               Notes to Combined Financial Statements (continued)

9. Subsequent Event (Unaudited)

The Company,  together with Prime Care Two, LLC and their owners, entered into a
Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the  refinancing of the mortgage debt on the four facilities in the Prime Care One Portfolio. CNL provided $31,392,562 to Prime Care One, LLC to pay off the existing debt of $69,800,000  plus accrued  interest on the Prime
Care One Portfolio  and  $10,000,000  to PC1, LLC to pay off its existing  debt, including accrued  interest.  The former lender accepted the amounts advanced by
CNL as payment in full on those debts,  including any accrued  interest to date.
Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed  $4,470,000 to pay  transfer,  title,  recording  and closing  costs of the  transactions.  The refinancing took the form of a  sale-leaseback  with a  financing-capital  lease term from CNL of 35  years,  with an option  to  repurchase  the Prime  Care One
Portfolio at the end of the term for a bargain price.  In addition,  the accrued subordinated  management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

                               Prime Care Two, LLC

                         Unaudited Financial Statements

                                    Contents

Unaudited Balance Sheet as of September 30, 2002........................................................F-107

Unaudited Statements of Operations for the Nine Months Ended
     September 30, 2002 and 2001........................................................................F-108

Unaudited Statement of Members' Equity (Deficit)........................................................F-109

Unaudited Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001........................................................................F-110

Note to Unaudited Financial Statements..................................................................F-111

                               Prime Care Two, LLC

                             Unaudited Balance Sheet
                                                                                           Unaudited
                                                                                          September 30
                                                                                              2002
                                                                                        -----------------

         Assets
         Current assets:
             Cash and cash equivalents                                                        $  966,810
             Restricted cash                                                                   1,211,570
             Accounts receivable, less allowance for doubtful accounts
                of $143,079 at September 30, 2002                                                686,116
             Assets limited to use                                                               497,861
             Prepaid expenses and other assets                                                   397,233
                                                                                        -----------------
         Total current assets                                                                  3,759,590

         Property and equipment, net                                                          56,066,843
         Other assets:
             Intangible assets                                                                 6,564,289
             Deferred financing costs                                                          1,079,895
                                                                                        -----------------
         Total other assets                                                                    7,644,184
                                                                                        -----------------
         Total assets                                                                       $ 67,470,617
                                                                                        =================

         Liabilities and Members' Equity (Deficit)
         Current liabilities:
             Accounts payable and accrued expenses                                           $ 1,292,179
             Accrued interest                                                                          -
             Note payable                                                                              -
                                                                                        -----------------
         Total current liabilities                                                             1,292,179

         Capital lease obligation                                                             64,966,744
                                                                                        -----------------
         Total liabilities                                                                    66,258,923

         Members' Equity (Deficit)
         Managing member                                                                             100
         Holding company                                                                      12,708,001
         Retained earnings (deficit)                                                         (11,496,407)
                                                                                        -----------------
         Total members' equity                                                                 1,211,694
                                                                                        -----------------
         Total liabilities and members' equity                                              $ 67,470,617
                                                                                        =================

See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Operations

                                                                            Unaudited
                                                                 Nine months ended September 30
                                                                 2002                      2001
                                                            ----------------         -----------------

Operating revenue:
    Net resident service revenue                                $21,554,819               $20,254,005
    Other operating revenue                                       1,035,717                   721,624
                                                            ----------------         -----------------
Total operating revenue                                          22,590,536                20,975,629

Operating expenses:
    Health care and resident services                             6,248,541                 5,432,462
    Activities                                                      375,067                   339,214
    Food service                                                  2,948,012                 2,990,751
    Housekeeping and laundry                                        753,021                   641,818
    Plant operations and maintenance                              1,766,971                 1,587,489
    General and administrative                                    6,773,790                 5,824,208
    Depreciation                                                  2,729,279                 2,747,433
    Amortization of loan closing and deferred
       financing costs                                              489,492                   495,903
    Interest                                                      3,032,927                 5,288,496
                                                            ----------------         -----------------
Total operating expenses                                         25,117,100                25,347,774
                                                            ----------------         -----------------
                                                                 (2,526,564)               (4,372,145)
Other income (expense):
    Investment income                                                   616                     1,036
    Gain on extinguishment of debt                               38,394,370                         -
    Loss on sale of property                                     (3,597,580)                        -
                                                            ----------------         -----------------
Total other income (expense)                                     34,797,406                     1,036
                                                            ----------------         -----------------

Net income (loss)                                              $ 32,270,842              $ (4,371,109)
                                                            ================         =================

See accompanying note

                               Prime Care Two, LLC

                Unaudited Statement of Members' Equity (Deficit)

                                                    Managing                   Holding          Retained
                                        Number      Member's      Number      Company's         Earnings
                                       of Units      Equity      of Units       Equity         (Deficit)           Total
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, January 1, 2002                      1         $ 100          99     $11,746,431     $(43,767,249)     $ (32,020,718)
Contribution of restricted cash                -             -           -       1,211,570                -          1,211,570
Distribution                                   -             -           -        (250,000)               -           (250,000)
Net income (unaudited)                         -             -           -               -       32,270,842         32,270,842
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, September 30, 2002
(unaudited)                                    1         $ 100          99     $12,708,001     $(11,496,407)      $ 1,211,694
                                       =========   ===========   =========   =============    =============    ===============

See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Cash Flows

                                                                                  Unaudited
                                                                       Nine months ended September 30
                                                                         2002                  2001
                                                                    ----------------      ----------------

Operating activities
Net income (loss)                                                       $ 32,270,842           $(4,371,109)
Adjustments to reconcile net income (loss) to net cash
    used by operating activities:
    Gain on extinguishment of debt                                       (38,394,370)                    -
    Loss on sale of property                                               3,597,580                     -
    Depreciation                                                           2,729,279             2,747,433
    Amortization                                                             489,492               495,903
    Changes in operating assets and liabilities:
       Accounts receivable                                                  (260,076)              (54,259)
       Restricted cash                                                    (1,211,570)                    -
       Estimated third-party payor settlements                                     -               (15,312)
       Prepaid expenses and other assets                                    (127,839)             (347,747)
       Accounts payable and accrued expenses                                  750,797             (204,171)
       Accrued interest                                                   (1,239,656)            1,474,586
                                                                    ----------------      ----------------
Net cash used in operating activities                                     (1,395,521)             (274,676)

Investing activities
Acquisition of property and equipment                                        (17,614)              (97,342)
Change in assets limited as to use                                          (466,837)               30,922
                                                                    ----------------      ----------------
Net cash used in investing activities                                       (484,451)              (66,420)

Financing activities
Proceeds received to refinance note payable                               64,966,744                     -
Contribution of restricted cash                                            1,211,570                     -
Distribution                                                                (250,000)                    -
Payment of deferred financing costs                                       (1,079,895)                    -
Payment on note of payable                                               (62,377,406)                    -
                                                                    ----------------      ----------------
Net cash provided by financing activities                                  2,471,013                     -

Net increase (decrease) in cash and cash equivalents                         591,041              (341,096)
Cash and cash equivalents beginning of period                                375,769               783,406
                                                                    ----------------      ----------------
Cash and cash equivalents end of period                                  $   966,810             $ 442,310
                                                                    ================      ================

Supplemental cash flows information
Interest paid                                                           $  4,272,582           $ 4,471,759
                                                                    ================      ================
See accompanying note

                               Prime Care Two, LLC

                      Note to Unaudited Financial Statement

1. General

The  statements  presented  herein  have been  prepared in  accordance  with the accounting  policies  described  in the  Prime  Care  Two,  LLC  2001  Financial
Statements  and  should  be read in  conjunction  with the  Notes  to  Financial
Statements which appear in that report.

The  statements  for the  nine  months  ended  September  30,  2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only  normal  and  recurring  accruals,  have  been made  which  are  considered necessary to present fairly the operating results and financial position for the unaudited periods.

                               Prime Care Two, LLC

                              Financial Statements

                  Years ended December 31, 2001, 2000 and 1999

                                    Contents

Report of Independent Auditors..........................................................................F-113

Audited Financial Statements

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
Indianapolis, Indiana

We have  audited the balance  sheets of Prime Care Two,  LLC as of December  31,
2001 and  2000,  and the  related  statements  of  operations,  members'  equity
(deficit)  and cash  flows  for each of the  three  years  in the  period  ended
December 31, 2001.  These  financial  statements are the  responsibility  of the
Company's  management.  Our  responsibility  is to  express  an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the financial position of Prime Care Two, LLC at December
31, 2001 and 2000, and the results of their  operations and their cash flows for each of the three years in the period ended  December 31,  2001,  in  conformity with accounting principles generally accepted in the United States.

The  accompanying  financial  statements have been prepared  assuming that Prime
Care Two, LLC will continue as a going concern.  As more fully described in Note
9, the  Company  has  incurred  significant  operating  losses and has  negative members' equity.  In addition,  the Company is in default on paying debt service as  described  in Note 5. These  conditions  raise  substantial  doubt about the
Company's ability to continue as a going concern.  Management's  plans in regard to these matters are also  described in Note 9. The financial  statements do not
include  any   adjustments  to  reflect  the  possible  future  effects  on  the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                           /s/ Ernst & Young LLP
February 22, 2002,
except for Note 10 as to
which the date is
September 30, 2002

                               Prime Care Two, LLC

                                 Balance Sheets
                                                                                   December 31
                                                                           2001                  2000
                                                                      ----------------      ----------------

Assets
Current assets:
    Cash and cash equivalents                                              $   375,769            $  783,406
    Accounts receivable, less allowance for doubtful accounts
       of $180,812 and $140,088 in 2001 and 2000                               426,040               578,223
    Inventory and other assets                                                 269,394               304,160
                                                                      ----------------      ----------------
Total current assets                                                         1,071,203             1,665,789

Assets limited as to use                                                        31,024                61,946
Property and equipment, net                                                 68,940,378            72,467,696
Other assets:
    Loan closing costs, net of accumulated amortization of
       $1,046,079 and $798,876 in 2001 and 2000                                189,937               437,140
    Deferred financing costs, net of accumulated amortization
       of $1,770,445 and $1,356,445 in 2001 and 2000                           299,555               713,555
                                                                      ----------------      ----------------
Total other assets                                                             489,492             1,150,695
                                                                      ----------------      ----------------
Total assets                                                             $  70,532,097          $ 75,346,126
                                                                      ================      ================

Liabilities and Members' Equity (Deficit)
Current liabilities:
    Accounts payable and accrued expenses                                $   2,890,579           $ 3,239,515
    Accrued interest                                                         3,662,236             2,298,796
    Estimated third-party payor settlements                                          -                15,312
    Note payable                                                            92,000,000            92,000,000
                                                                      ----------------      ----------------
Total current liabilities                                                   98,552,815            97,553,623

Advances from PC2, LLC                                                       4,000,000             4,000,000
                                                                      ----------------      ----------------
Total liabilities                                                          102,552,815           101,553,623

Members' Equity (Deficit)
Managing member                                                                    100                   100
Holding company                                                             11,746,431            11,746,431
Deficit                                                                    (43,767,249)          (37,954,028)
                                                                      ----------------      ----------------
Total members' equity (deficit)                                            (32,020,718)          (26,207,497)
                                                                      ----------------      ----------------
Total liabilities and members' equity (deficit)                          $  70,532,097          $ 75,346,126
                                                                      ================      ================

See accompanying notes

                               Prime Care Two, LLC

                            Statements of Operations

                                                                      Years ended December 31
                                                          2001                  2000                  1999
                                                    -----------------     -----------------      ----------------

Operating revenue:
    Net resident service revenue                         $27,888,238           $26,819,493           $23,152,340
    Other operating revenue                                  120,478               140,859                96,765
                                                    -----------------     -----------------      ----------------
Total operating revenue                                   28,008,716            26,960,352            23,249,105

Operating expenses:
    Health care and resident services                      7,496,096             7,126,018             6,246,511
    Activities                                               468,515               509,910               450,154
    Food service                                           3,985,872             4,322,264             4,059,164
    Housekeeping and laundry                                 878,452               903,853               783,735
    Plant operations and maintenance                       2,132,954             2,132,462             1,950,963
    General and administrative                             7,873,272             8,388,079             7,797,319
    Depreciation                                           3,666,576             3,623,736             3,999,939
    Amortization of loan closing and deferred
       financing costs                                       661,203               661,203               661,192
    Interest                                               6,660,033             8,330,625             7,166,499
                                                    -----------------     -----------------      ----------------
Total operating expenses                                  33,822,973            35,998,150            33,115,476
                                                    -----------------     -----------------      ----------------
Loss from operations                                      (5,814,257)           (9,037,798)           (9,866,371)
Nonoperating income - investment income                        1,036                33,477                16,109
                                                    -----------------     -----------------      ----------------
Net loss                                                $ (5,813,221)        $  (9,004,321)        $  (9,850,262)
                                                    =================     =================      ================

See accompanying notes

                               Prime Care Two, LLC

                     Statements of Members' Equity (Deficit)

                                      Number       Managing                   Holding
                                        of          Member's      Number     Company's
                                       Units       Equity      of Units       Equity          Deficit            Total
                                     --------    -----------   ---------   -------------   --------------    --------------

Balances, January 1, 1999                   1          $ 100          99     $13,495,637     $(19,099,445)     $(5,603,708)
Distribution to members                     -              -           -      (1,143,070)               -       (1,143,070)
Net loss                                    -              -           -               -       (9,850,262)      (9,850,262)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 1999                 1            100          99      12,352,567      (28,949,707)     (16,597,040)
Distribution to members                     -              -           -        (606,136)               -         (606,136)
Net loss                                    -              -           -               -       (9,004,321)      (9,004,321)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2000                 1            100          99      11,746,431      (37,954,028)     (26,207,497)
Net loss                                    -              -           -               -       (5,813,221)      (5,813,221)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                 1          $ 100          99     $11,746,431     $(43,767,249)    $(32,020,718)
                                     ========    ===========   =========   =============   ==============    ==============

See accompanying notes

                               Prime Care Two, LLC

                            Statements of Cash Flows

                                                                            Years ended December 31
                                                               2001                  2000                  1999
                                                          ----------------      ----------------      ----------------

Operating activities
Net loss                                                      $ (5,813,221)         $ (9,004,321)         $(9,850,262)
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                                 3,666,576             3,623,736             3,999,939
    Amortization                                                   661,203               661,203               661,192
    Bad debt expense                                                92,641               237,132                81,605
    Changes in operating assets and liabilities:
       Accounts receivable                                          59,542               185,638              (419,760)
       Estimated third-party payor settlements                     (15,312)              117,261               (85,222)
       Inventory and other assets                                   34,766                37,622               (24,706)
       Accounts payable and accrued expenses                      (348,936)             (210,910)            1,807,338
       Accrued interest                                          1,363,440             1,620,466                40,876
       Deferred revenue                                                  -                     -               (53,397)
                                                          ----------------      ----------------      ----------------
Net cash used by operating activities                             (299,301)           (2,732,173)           (3,842,397)

Investing activities
Acquisition of property and equipment                             (139,258)             (380,628)              (62,783)
Change in assets limited as to use                                  30,922                647,825              212,164
                                                          ----------------      ----------------      ----------------
Net cash provided by (used in) investing activities               (108,336)              267,197               149,381

Financing activities
Advances from PC2, LLC                                                   -             2,822,122             3,835,561
Advances from Marriott Senior Living Services                            -                     -             1,177,878
Distributions to members                                                 -              (606,136)           (1,143,070)
                                                          ----------------      ----------------      ----------------
Net cash provided by financing activities                                -             2,215,986             3,870,369
                                                          ----------------      ----------------      ----------------
Net increase (decrease) in cash and cash equivalents              (407,637)             (248,990)              177,353
Cash and cash equivalents beginning of year                        783,406             1,032,396               855,043
                                                          ----------------      ----------------      ----------------
Cash and cash equivalents end of year                          $   375,769            $  783,406           $ 1,032,396
                                                          ================      ================      ================

Supplemental cash flows information
Interest paid                                                 $  4,794,123           $ 6,659,606           $ 7,147,211
                                                          ================      ================      ================

See accompanying notes

                               Prime Care Two, LLC

                          Notes to Financial Statements

                                December 31, 2001

1. Organization

Prime Care Two, LLC (Company) was  organized as a limited  liability  company in
May 1997 under the laws of the State of Indiana and commenced  operations during
1997. The Company owns seven senior-living  residential facilities  (Facilities)
known as  Brighton  Gardens.  The  Facilities  are  located  in  Raleigh,  North
Carolina; Brentwood, Tennessee; Stamford,  Connecticut;  Middletown, New Jersey;
Buckhead,  Georgia;  Naples,  Florida;  and Winston-Salem,  North Carolina.  The
Facilities offer various  combinations of assisted living,  specialized care for
Alzheimers patients and skilled nursing services.  The Facilities are managed by
Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company is owned 99% by PC2, LLC, a special purpose holding company,  and 1%
by Prime Care 2 Corp.,  the managing  member.  PC2, LLC is owned 24.24% by Prime
Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial  statements  requires  management to make estimates and assumptions  that  affect the  reported  amounts of assets and  liabilities  and disclosure of  contingent  assets and  liabilities  at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and  miscellaneous  cash equivalents held by a collateral  agent  under a  Collection  Account  Security  and Pledge  Agreement
(Pledge Agreement).  Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value.  Realized and  unrealized  gains and losses are  reflected in the statement of operations.

                               Prime Care Two, LLC

                    Notes to Financial Statements (continued)

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which  substantially  increase the  useful  lives of  existing  assets are  capitalized  at cost.  The  Company provides  for  depreciation  using the  straight-line  method over the  expected estimated useful lives as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan  closing  and  deferred  financing  costs  are  being  amortized  using the straight-line  method over the term of the debt. Total amortization  expense was
$661,203 for 2001 and 2000 and $661,192 for 1999.

Net Resident  Service  Revenue,  Accounts  Receivable and Estimated  Third-Party
Payor Settlements

Resident  service  revenue for  assisted  living is  reported at net  realizable amounts from  residents for services  rendered.  The residents of the facilities pay their residency fees on a  month-to-month  basis.  Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors,  and others for services rendered.  Effective January 1, 1999,  services rendered to Medicare program  beneficiaries  are paid primarily at prospectively determined  rates  per  resident.  These  rates  vary  according  to  a  patient classification system that is based on clinical,  diagnostic, and other factors.
Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs  accounted for approximately 5%
of the  Company's  resident  service  revenue  for both 2001 and 2000 and 3% for
1999. Medicare and Medicaid receivables  accounted for approximately 43% and 23%
of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and  regulations  governing the Medicare and Medicaid  programs are complex and subject to  interpretation.  The Company  believes  that it is in compliance with all  applicable  laws and  regulations  and is not aware of any  pending or threatened investigations involving allegations and potential wrongdoing.  While no such  regulatory  inquiries  have been  made,  compliance  with such laws and regulations can be subject to future  government review and  interpretations  as well as significant regulatory action including fines, penalties,  and exclusion from the Medicare and Medicaid programs.

                               Prime Care Two, LLC

                    Notes to Financial Statements (continued)

2.  Significant Accounting Policies (continued)

Income Taxes

Taxes  on  the  Company's  income  are  liabilities  of the  Company's  members.
Accordingly,  no  provision  for  income  taxes  has been  included  in  current operations.  The Company  operates in various  states  that have  differing  tax requirements.

3. Assets Limited As to Use

Assets  limited as to use  represents  cash funds held by a collateral  agent in accordance with the Pledge Agreement, as follows:
                                                                     December 31
                                                               2001              2000
                                                          ---------------- ----------------
Furniture, fixtures and equipment reserve account                 $ 31,024         $ 61,946
                                                          ================ ================

The assets of the  Collection  account are used to reimburse the Operator of the
Facilities  and service  the senior debt  incurred by the Company as well as the subordinated debt incurred by the Company's  holding company.  The Company is in default on paying  interest in 2001 and 2000.  Thus, the lender takes any excess funds after  operating  expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000,  $233,539 and $2,733,560,  respectively, of interest payments are being held in the lenders suspense account. The Company anticipates the amounts will  ultimately be applied to pay the accrued  interest on the debt, thus accrued interest has been reduced by the corresponding  amount in the accompanying financial statements at December 31, 2001 and 2000.

                               Prime Care Two, LLC

                    Notes to Financial Statements (continued)

4. Property and Equipment

The Company's property and equipment are as follows:
                                                             December 31
                                                      2001                2000
                                              --------------------------------------

Land                                          $        9,311,040   $       9,311,040
Buildings                                             67,600,592          67,600,592
Furnishings and equipment                              7,637,758           7,498,500
                                              --------------------------------------
                                                      84,549,390          84,410,132
Accumulated depreciation                             (15,609,012)        (11,942,436)
                                              --------------------------------------
                                              $       68,940,378    $     72,467,696
                                              ======================================

On March 22, 2000 the  Company,  the  Company's  holding  company,  the managing member and Marriott  Senior Living  Services (MSLS) entered into a restructuring agreement and release.  The  agreement  provided  for,  among other things,  the reduction of the purchase  price by  $7,400,000  with respect to the  properties originally purchased from MSLS related entities in 1997. The $7,400,000 has been reflected  as a reduction  in the  December  31,  2000  property  and  equipment balances.

5. Note Payable

The note payable consists of the following:
                                                                                       December 31
                                                                                2001                 2000
                                                                       -------------------------------------
Note payable - Interest  is payable  monthly  based upon the 30 day LIBOR rate + 2.50% (4.64% at  12/31/01).  Principal  payments are based upon the Company's cash  flow  with  final  payment  due
   September  12,  2002.   The  note  is collateralized  by
   substantially  all of the Company's  assets,  including a
   first mortgage.
                                                                           $  92,000,000       $  92,000,000
                                                                       =====================================

The Company is in default on paying  interest on the note payable as of December
31,  2001 and 2000.  The note  payable  has been  classified  as  current in the accompanying  financial  statements  even though a Notice of Acceleration of the debt has not been received from the lender as of the report date.  However,  the
Company  was  charged a  termination  fee of  $456,491  in 2001,  which has been
reflected  as  additional   interest  expense  in  the  combined   statement  of
operations.  The unpaid interest has been accrued in the accompanying  financial statements,  but does not include amounts for late fees,  which are estimated to be $7,410,900 and $2,747,000 at December 31, 2001 and 2000, respectively.

                               Prime Care Two, LLC

                    Notes to Financial Statements (continued)

5.  Note Payable (continued)

Under the terms of the Pledge  Agreement,  the  Company is  required to maintain certain deposits with a trustee.  Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive  covenants that limit the  Company's  ability  to incur  additional  debt or  significantly change the nature of its operations.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the  obligations  of the  Company.  The Company has two  members:  a holding company (PC2,  LLC) and a managing  member (Prime Care 2 Corp.).  The day-to-day management  of the  Company's  business is  exclusively  vested in four managing directors.  The managing  member elects three of the managing  directors and the
Class B members of the holding company elect one.

Under  the terms of the  Company's  Operating  Agreement,  certain  actions,  as defined in the Operating Agreement,  may not be initiated by the Company without unanimous  consent of the members until the Company's senior debt is fully paid.
These  restrictions  include  issuing  additional  membership  units,  obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. Related Party Transactions

Under  the terms of the  Company's  Operating  Agreement,  the  Company  pays an administrative  fee to Prime Care Properties,  LLC, a limited  liability company that is the Class A member of the  Company's  holding  company and whose members are also  shareholders  of the  Company's  managing  member.  Until  Prime  Care
Properties,  LLC is entitled to payments of its administrative fee due under the
Administrative  Agreement on a current basis,  they shall be entitled to receive only $57,200 each year commencing on January 1, 2000. Total  administrative fees paid to Prime Care Properties, LLC for 2001 and 2000 were $57,200.

As part of the  acquisition of the  Facilities,  the Company's  holding  company obtained additional  subordinated  financing from the Company's primary creditor of $9,000,000. Certain assets limited as to use have been pledged to service the
subordinated   debt  and  these   payments   are  recorded  by  the  Company  as
distributions to the holding  company.  Distributions to the holding company for debt service  totaled $0,  $606,136 and $1,143,070  during 2001,  2000 and 1999, respectively.  Even though  there is no  requirement  under any  agreement,  the
Company  will  continue  to make  distributions,  to the  extent  that funds are available, to the holding company in order for it to fund its debt service.

                               Prime Care Two, LLC

                    Notes to Financial Statements (continued)

7.  Related Party Transactions (continued)

The Company's  holding company had borrowed  $7,400,000 under a Debt Service and
Shortfall Advances Loan with MSLS during 1998 and 1999 and subsequently advanced this amount to the Company.  As discussed in Note 4, the Company,  the Company's holding  company,  the managing  member and MSLS  entered  into a  restructuring agreement and release whereby the borrowings of $7,400,000 outstanding under the existing  Debt Service and  Shortfall  Advances  Loan were used to fund the MSLS obligation  with  respect to the purchase  price  reduction.  In  addition,  the agreement revised the Debt Service and Shortfall  Advances Loan to allow for new borrowings up to $4,000,000. The Company subsequently received advances from the holding company of $4,000,000  from the new Debt Service and Shortfall  Advances loan. Even though there is no requirement under any agreement,  the Company will make payments, to the extent that funds are available, to the holding company to repay amounts advanced. No payments were made during 2001, 2000 or 1999. Amounts due by the holding  company under the Debt Service and  Shortfall  Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

8. Management Fees

Under the terms of operating  agreements  for the  Facilities,  Marriott  Senior
Living  Services  operates the Facilities on behalf of the Company.  The initial terms of the  agreements  expire  December  31, 2022 and may be renewed for five five-year  periods  at the  option of the  Operator.  The  agreements  cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

The Company pays the Operator a base fee and a central  administrative  services
(CAS) fee, which are both based on gross revenues.  Through  September 2002, the base fee is 5% of gross revenues and will increase to 5.5%  thereafter.  The CAS fee is 2% of gross  revenues  throughout  the term of the contract.  The Company also pays an incentive fee to the Operator, which is 25% of operating profit for each  fiscal  year after the Company  has  received a minimum  operating  profit amount,  as defined in the operating  agreement.  Management fees for 2001, 2000 and 1999 approximated $1,952,000, $1,862,000 and $1,632,000, respectively, which consist solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the  Operator  who is then  reimbursed  by the
Company.  Consequently, the majority of accounts payable and accrued expenses at
December 31, 2001 and 2000 reflect amounts due to the Operator.

                               Prime Care Two, LLC

                    Notes to Financial Statements (continued)

9. Going Concern

The Company has incurred  significant  operating  losses during the years ending
December 31, 2001,  2000 and 1999 and is in a negative  members' equity position at December 31, 2001 and 2000. The Company is currently not generating  positive cash flow from operations. The Company is in default on paying interest on their debt during 2001 and 2000.  In  addition,  the Company has  obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan.
All of these conditions raise  substantial  doubt about the Company's ability to continue as a going concern.

Management  intends to negotiate  with the lender to  restructure  the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying  financial statements do not include any adjustments to reflect the possible future effects on the  recoverability  and  classification of assets or the amounts and  classification  of liabilities that may result from the outcome of this uncertainty.

10. Subsequent Event (Unaudited)

The Company,  together with Prime Care One, LLC and their owners, entered into a
Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the seven  facilities owned by Prime Care
Two,  LLC.  CNL  provided  $54,607,438  to Prime  Care  Two,  LLC to pay off its
existing debt of $92,000,000,  plus accrued interest, and $9,000,000 to PC2, LLC to pay off its existing debt, plus accrued interest.  The former lender accepted the amounts  advanced by CNL as payment in full on those  debts,  including  any accrued  interest  to date.  Prime Care One,  LLC and Prime  Care Two,  LLC also jointly borrowed $4,470,000 to pay transfer,  title, recording and closing costs of the  transactions.  The refinancing took the form of a sale-leaseback  with a financing-capital  lease term from CNL of 35 years, with an option to repurchase the Prime Care Two  facilities  at the end of the term for a bargain  price.  In addition,  the accrued  subordinated  management fees and debt service  advances loans, including accrued interest, from MSLS have been extinguished.

                              Prime Care Eight, LLC

                   Unaudited Consolidated Financial Statements

                                    Contents

Unaudited Consolidated Balance Sheet as of September 30, 2002...........................................F-126

Unaudited Consolidated Statements of Operations for the Nine Months Ended
     September 30, 2002 and 2001........................................................................F-127

Unaudited Consolidated Statement of Members' Equity.....................................................F-128

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001........................................................................F-129

Note to Unaudited Consolidated Financial Statements.....................................................F-130

                              Prime Care Eight, LLC

                      Unaudited Consolidated Balance Sheet
                                                                                           Unaudited
                                                                                         September 30,
                                                                                             2002

                                                                                        ----------------

         Assets
         Current assets:
            Cash and cash equivalents                                                         $  544,816
            Accounts receivable, net                                                             200,890
            Assets limited as to use                                                             443,093
            Prepaid expenses and other current assets                                             51,019
                                                                                        ----------------
         Total current assets                                                                  1,239,818

         Property and equipment, net                                                          25,599,750
         Other assets:
            Loan closing costs, net of accumulated amortization
              of $125,767 at September 30, 2002                                                  193,648
            Deferred financing costs, net of accumulated amortization
              of $177,000 at September 30, 2002                                                  265,500
                                                                                        ----------------
         Total other assets                                                                      459,148
                                                                                        ----------------
         Total assets                                                                       $ 27,298,716
                                                                                        ================

         Liabilities and Members' Equity
         Current liabilities:
            Current portion of long-term debt                                                 $  399,702
            Accounts payable and accrued expenses                                              1,920,249
            Accrued interest                                                                     297,996
            Line of credit                                                                       898,244
                                                                                        ----------------
         Total current liabilities                                                             3,516,191

         Long-term debt                                                                       20,437,920
                                                                                        ----------------
         Total liabilities                                                                    23,954,111

         Members' Equity
         Managing member                                                                             100
         Holding company                                                                       5,182,059
         Deficit                                                                              (1,837,554)
                                                                                        ----------------
         Total members' equity                                                                 3,344,605
                                                                                        ----------------
         Total liabilities and members' equity                                              $ 27,298,716
                                                                                        ================

See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Operations

                                                                                      Unaudited
                                                                       For the Nine Months Ended September 30,
                                                                           2002                      2001
                                                                     ------------------       -------------------

Operating revenue:
   Net resident service revenue                                             $ 4,419,699               $ 4,563,086
   Other operating revenue                                                      927,910                   879,326
                                                                     ------------------       -------------------
Total operating revenue                                                       5,347,609                 5,442,412

Operating expenses:
   Resident services                                                          1,080,289                 1,028,668
   Activities                                                                    67,475                    70,719
   Food service                                                                 457,710                   457,368
   Housekeeping and laundry                                                      98,945                   102,673
   Plant operations and maintenance                                             397,814                   384,930
   General and administrative                                                 1,669,948                 1,490,629
   Depreciation                                                                 786,289                   765,429
   Amortization of loan closing and
      deferred financing costs                                                   57,339                    57,339
   Interest                                                                   1,329,011                 1,312,718
                                                                     ------------------       -------------------
Total operating expenses                                                      5,944,820                 5,670,473
                                                                     ------------------       -------------------
Loss from operations                                                           (597,211)                 (228,061)
Nonoperating income - investment income                                           3,289                    12,946
                                                                     ------------------       -------------------
Net loss                                                                    $  (593,922)              $  (215,115)
                                                                     ==================       ===================

See accompanying note

                              Prime Care Eight, LLC

               Unaudited Consolidated Statement of Members' Equity

                                                        Managing                  Holding
                                           Number       Members'     Number      Company's
                                           of Units      Equity      of Units      Equity         Deficit         Total
                                           ---------- -------------- ---------- -------------  --------------- -------------

Balances, December 31, 2001                        1       $    100         99   $ 5,192,059      $(1,243,632)   $3,948,527
Distribution to members                            -              -          -       (10,000)               -       (10,000)
Net loss (Unaudited)                               -              -          -             -         (593,922)     (593,922)
                                           ---------- -------------- ---------- -------------  --------------- -------------
Balances, September 30, 2002 (Unaudited)           1       $    100         99   $ 5,182,059      $(1,837,554)    $3,344,605
                                           ========== ============== ========== =============  =============== =============

See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Cash Flows

                                                                                     Unaudited
                                                                      For the Nine Months Ended September 30,
                                                                           2002                     2001
                                                                     ------------------       -----------------

Operating activities
Net loss                                                                   $   (593,922)           $  (215,115)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                                 786,289                 765,429
   Amortization                                                                  57,339                  57,339
   Changes in operating assets and liabilities:
     Accounts receivable                                                        (72,019)                (56,646)
     Prepaid expenses and other current assets                                   27,965                   8,565
     Accounts payable and accrued expenses                                      625,957              (1,092,049)
     Accrued interest                                                            78,037                  40,448
                                                                     ------------------       -----------------
Net cash provided by (used in) operating activities                             909,646                (492,029)

Investing Activities
Purchase of property and equipment                                             (186,888)                (35,870)
Decrease (increase) in assets limited as to use                                  61,619                 (22,384)
                                                                     ------------------       -----------------
Net cash used in investing activities                                          (125,269)                (58,254)

Financing activities
Distribution to members                                                         (10,000)               (878,272)
Proceeds from line of credit                                                          -                 399,139
Payments on long-term debt                                                     (278,583)               (257,287)
                                                                     ------------------       -----------------
Net cash used in financing activities                                          (288,583)               (736,420)
                                                                     ------------------       -----------------
Net increase (decrease) in cash and cash equivalents                            495,794              (1,286,703)
Cash and cash equivalents beginning of period                                    49,022               1,342,505
                                                                     ------------------       -----------------
Cash and cash equivalents end of period                                     $   544,816              $   55,802
                                                                     ==================       =================

Supplemental cash flows information
Interest paid                                                              $  1,250,974             $ 1,272,270
                                                                     ==================       =================

See accompanying notes

                              Prime Care Eight, LLC

               Note to Unaudited Consolidated Financial Statements

1. General

The  statements  presented  herein  have been  prepared in  accordance  with the accounting  policies  described in the Prime Care Eight,  LLC 2001  Consolidated
Financial  Statements  and  should  be read in  conjunction  with  the  Notes to
Consolidated Financial Statements which appear in that report.

The  statements  for the  nine  months  ended  September  30,  2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only  normal  and  recurring  accruals,  have  been made  which  are  considered necessary to present fairly the operating results and financial position for the unaudited periods.

                              Prime Care Eight, LLC

                        Consolidated Financial Statements

                                   Years ended December 31, 2001, 2000 and 1999

                                    Contents

Report of Independent Auditors..........................................................................F-132

Audited Financial Statements

                         Report of Independent Auditors

Board of Managers
Prime Care Eight, LLC
Indianapolis, Indiana

We have audited the  consolidated  balance sheets of Prime Care Eight, LLC as of
December  31,  2001  and  2000,  and  the  related  consolidated  statements  of operations,  members'  equity and cash flows for each of the three  years in the
period  ended   December  31,  2001.   These   financial   statements   are  the
responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the consolidated  financial position of Prime
Care Eight, LLC at December 31, 2001 and 2000, and the  consolidated  results of its  operations  and its cash  flows for each of the three  years in the  period ended  December 31, 2001, in conformity  with  accounting  principles  generally accepted in the United States.

                                                           /s/ Ernst & Young LLP
March 1, 2002

                              Prime Care Eight, LLC

                           Consolidated Balance Sheets
                                                                                       December 31
                                                                                2001                   2000
                                                                          ----------------      -----------------

Assets
Current assets:
   Cash and cash equivalents                                                     $   49,022            $ 1,342,505
   Accounts receivable, net                                                         128,871                146,365
   Assets limited as to use                                                         504,712                442,525
   Prepaid expenses and other current assets                                         78,984                 35,974
                                                                           ----------------      -----------------
Total current assets                                                                761,589              1,967,369

Property and equipment, net                                                      26,199,151             27,162,027
Other assets:
   Loan closing costs, net of accumulated amortization
     of $101,615 and $69,413 in 2001 and 2000                                       217,800                250,002
   Deferred financing costs, net of accumulated amortization
     of $143,813 and $99,563 in 2001 and 2000                                       298,687                342,937
                                                                           ----------------      -----------------
Total other assets                                                                  516,487                592,939
                                                                           ----------------      -----------------
Total assets                                                                   $ 27,477,227           $ 29,722,335
                                                                           ================      =================

Liabilities and Members' Equity
Current liabilities:
   Current portion of long-term debt                                              $ 376,652             $  347,998
   Accounts payable and accrued expenses                                          1,294,292              2,109,692
   Accrued interest                                                                 219,959                157,794
   Line of credit                                                                   898,244                499,105
                                                                           ----------------      -----------------
Total current liabilities                                                         2,789,147              3,114,589

Long-term debt                                                                   20,739,553             21,116,205
                                                                           ----------------      -----------------
Total liabilities                                                                23,528,700             24,230,794

Members' Equity
Managing member                                                                         100                    100
Holding company                                                                   5,192,059              6,269,900
Deficit                                                                          (1,243,632)              (778,459)
                                                                           ----------------      -----------------
Total members' equity                                                             3,948,527              5,491,541
                                                                           ----------------      -----------------
Total liabilities and members' equity                                          $ 27,477,227           $ 29,722,335
                                                                           ================      =================

See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Operations

                                                                            Years ended December 31,
                                                                 2001                    2000                 1999
                                                           -----------------       -----------------      --------------

Operating Revenue:
   Net resident service revenue                                 $  6,090,827            $  5,851,814         $ 6,153,780
   Other operating revenue                                         1,180,350               1,129,802             909,343
                                                           -----------------       -----------------      --------------
Total operating revenue                                            7,271,177               6,981,616           7,063,123

Operating Expenses:
   Health care and resident services                               1,432,618               1,442,486           1,354,266
   Activities                                                        102,422                  91,090              79,203
   Food service                                                      616,359                 603,746             584,988
   Housekeeping and laundry                                          143,168                 128,491             126,162
   Plant operations and maintenance                                  511,177                 468,365             445,159
   General and administrative                                      2,091,340               1,992,242           1,900,890
   Depreciation                                                    1,023,156               1,014,721             999,104
   Amortization of loan closing and
      deferred financing costs                                        76,452                  76,452              74,062
   Interest                                                        1,753,576               1,733,457           1,739,988
                                                           -----------------       -----------------      --------------
Total operating expenses                                           7,750,268               7,551,050           7,303,822

                                                           -----------------       -----------------      --------------
Loss from operations                                                (479,091)              (569,434)            (240,699)
Nonoperating income - investment income                               13,918                  30,829              25,485
                                                           -----------------       -----------------      --------------
Net loss                                                        $   (465,173)          $   (538,605)        $   (215,214)
                                                           =================       =================      ==============

See accompanying notes

                              Prime Care Eight, LLC

                   Consolidated Statements of Members' Equity

                                              Managing                      Holding
                                Number of     Members'      Number of      Company's
                                  Units        Equity         Units          Equity          Deficit          Total
                               ------------ -------------- ------------  --------------   --------------   ------------

Balances, January 1, 1999                 1       $    100           99     $ 8,779,285       $  (24,640)    $8,754,745
Distributions to members                  -              -            -      (1,161,760)               -     (1,161,760)
Net loss                                  -              -            -               -         (215,214)      (215,214)
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 1999               1            100           99       7,617,525         (239,854)     7,377,771
Distributions to members                  -              -            -      (1,347,625)               -     (1,347,625)
Net loss                                  -              -            -               -         (538,605)      (538,605)
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 2000               1            100           99       6,269,900         (778,459)     5,491,541
Distributions to members                  -              -            -      (1,077,841)               -     (1,077,841)
Net loss                                  -              -            -               -         (465,173)      (465,173)
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 2001               1       $    100           99     $ 5,192,059      $(1,243,632)    $3,948,527
                               ============ ============== ============  ==============   ==============   ============

See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Cash Flows

                                                                           Years ended December 31
                                                                 2001                 2000                1999
                                                           -----------------    -----------------    ---------------

Operating activities
Net loss                                                        $   (465,173)       $   (538,605)        $  (215,214)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                    1,023,156            1,014,721            999,104
   Amortization                                                       76,452               76,452             74,062
   Changes in operating assets and liabilities:
     Accounts receivable                                              17,494               27,985            (98,145)
     Prepaid expenses and other current assets                       (43,010)              79,933            (63,823)
     Accounts payable and accrued expenses                          (815,400)           1,524,694            487,941
     Accrued interest                                                 62,165              157,794           (148,864)
                                                           -----------------    -----------------    ---------------
Net cash provided by (used in) operating activities                 (144,316)           2,342,974          1,035,061

Investing activities
Purchase of property and equipment                                   (60,280)             (69,541)           (44,070)
Increase in assets limited as to use                                 (62,187)            (278,727)           188,374
                                                           -----------------    -----------------    ---------------
Net cash provided by (used in) investing activities                 (122,467)            (348,268)          144,304

Financing activities
Distributions to members                                          (1,077,841)          (1,347,625)        (1,161,760)
Proceeds from line of credit                                         399,139              499,105                  -
Payments on long-term debt                                          (347,998)            (293,796)          (320,507)
Payment of loan closing and deferred financing fees                        -                    -            (23,462)
                                                           -----------------    -----------------    ---------------
Net cash used in financing activities                             (1,026,700)          (1,142,316)        (1,505,729)
                                                           -----------------    -----------------    ---------------
Net increase (decrease) in cash and cash equivalents              (1,293,483)             852,390           (326,364)
Cash and cash equivalents beginning of year                        1,342,505              490,115            816,479
                                                           -----------------    -----------------    ---------------
Cash and cash equivalents end of year                            $    49,022         $  1,342,505         $  490,115
                                                           =================    =================    ===============

Supplemental cash flows information
Interest paid                                                   $  1,691,411         $  1,575,663        $ 1,888,852
                                                           =================    =================    ===============
See accompanying notes

                              Prime Care Eight, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2001

1. Organization

Prime Care Eight, LLC (Company) was organized as a limited  liability company in
1998  under  the laws of the  State  of  Indiana  and  commenced  operations  in
September 1998 when it purchased two senior-living  residential facilities.  The
Company wholly owns two Maryland limited liability companies, Annapolis Assisted
Living,  LLC and  Pikesville  Assisted  Living,  LLC,  the title  holders of the facilities.  The two senior-living residential facilities (Facilities) are known as Sunrise  Assisted  Living of  Annapolis  located in  Annapolis,  Maryland and
Sunrise  Assisted  Living of Pikesville  located in  Pikesville,  Maryland.  The
Facilities  offer  assisted  living care for the  elderly.  The  Facilities  are managed by Sunrise Assisted Living Management, Inc. (Operator).

The consolidated  financial statements include the accounts of Prime Care Eight,
LLC and its two wholly owned limited liability companies.  Intercompany accounts and transactions have been eliminated in consolidation.

The Company is owned 99% by PC8, LLC, a special purpose holding company,  and 1%
by Prime Care 8 Corp., the managing member. PC8, LLC is owned 100% by Prime Care
Properties, LLC.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial  statements  requires  management to make estimates and assumptions  that  affect the  reported  amounts of assets and  liabilities  and disclosure of  contingent  assets and  liabilities  at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and  miscellaneous  cash equivalents held by a collateral  agent under an agreement with the lender.  Amounts  required to meet current  liabilities of the Company have been classified as current assets.  The assets  limited as to use are carried at fair  value.  Realized  and  unrealized gains and losses are reflected in the statements of operations.

                              Prime Care Eight, LLC

             Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which  substantially  increase the  useful  lives of  existing  assets are  capitalized  at cost.  The  Company provides  for  depreciation  using the  straight-line  method over the  expected estimated useful lives as follows:

                Furnishings and equipment                             7 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan  closing  and  deferred  financing  costs  are  being  amortized  using the straight-line  method over the term of the debt. Total amortization  expense was
$76,452 for the years ended  December 31, 2001 and 2000 and $74,062 for the year ended December 31, 1999.

Net Resident Service Revenue and Accounts Receivable

Net  resident  service  revenue  is  reported  at net  realizable  amounts  from residents  for services  rendered.  The  residents of the  Facilities  pay their residency fees on a month-to-month basis.

Income Taxes

Taxes  on  the  Company's  income  are  liabilities  of the  Company's  members.
Accordingly,  no  provision  for  income  taxes  has been  included  in  current operations.  The Company  operates in various  states  that have  differing  tax requirements.  No provision  has been made,  as amounts of  obligations  are not material.

3. Assets Limited As to Use

Assets  limited as to use  represent  cash funds held by a  collateral  agent in accordance with the note payable, as follows:
                                                                    December 31
                                                             2001                2000
                                                      ------------------ -------------------

Tax and insurance reserve account                       $        173,718    $        142,240
Replacement reserve account                                       61,223              30,514
Debt service reserve account                                     269,771             269,771
                                                      ------------------ -------------------
                                                        $        504,712    $        442,525
                                                      ================== ===================

                              Prime Care Eight, LLC

             Notes to Consolidated Financial Statements (continued)

4. Property and Equipment

The Company's property and equipment are as follows:
                                                                   December 31
                                                              2001               2000
                                                       ------------------------------------

Land                                                   $    1,854,603           $ 1,854,603
Buildings                                                  26,735,892            26,735,892
Furnishings and equipment                                     896,064               835,784
                                                       ------------------------------------
                                                           29,486,559            29,426,279
Accumulated depreciation                                   (3,287,408)           (2,264,252)
                                                       ------------------------------------
                                                       $   26,199,151          $ 27,162,027
                                                       ====================================

5. Long-Term Debt

Long-term debt consists of the following:

                                                                   December 31
                                                              2001             2000
                                                       ------------------------------------
Note payable - Interest at 7.83%. Interest and
   principal payments due monthly until maturity
   on October 1, 2008. The note is collateralized
   by substantially all of the Company's assets,
   including a first mortgage.                         $    21,116,205         $ 21,464,203
Less current portion                                          (376,652)            (347,998)
                                                       ------------------------------------
                                                       $    20,739,553         $ 21,116,205
                                                       ====================================

Future maturities of long-term debt at December 31, 2001 are as follows:

     2002                                                   $    376,652
     2003                                                        407,665
     2004                                                        436,554
     2005                                                        477,179
     2006                                                        516,470
     Thereafter                                               18,901,685
                                                         ---------------
                                                             $21,116,205
                                                         ===============

                              Prime Care Eight, LLC

             Notes to Consolidated Financial Statements (continued)

5. Long-Term Debt (continued)

The Company entered into a cash management agreement in connection with its note payable which requires the Company to maintain  certain deposits with a trustee.
Such  deposits are included with assets  limited as to use. The cash  management agreement  also  includes  a number  of  restrictive  covenants  that  limit the
Company's ability to incur additional debt or significantly change the nature of its operations.

The Operator  shall  provide a credit  facility to the  Company,  on a revolving basis,  of up to  $3,000,000  to be  utilized  by the  Company  to  provide  the
Facilities  with  working  capital,  which it may require to fund any  operating deficits.  However,  the  subordination  agreement  between  the  lender for the holding  company debt and the Operator  further limits the credit facility to be used only for debt service on the holding company debt. The amounts available to the Company under the credit  facility are reduced  quarterly over the five-year term of the credit  facility,  if certain  financial  conditions  are met. These conditions  to reduce  the  amount  available  to the  Company  under the credit facility were not met during 2001, 2000 or 1999. There was $898,244 and $499,105
outstanding   under  the  credit   facility  at  December  31,  2001  and  2000,
respectively.  Outstanding  amounts accrue  interest at LIBOR plus 3.5% (average rate of 7.72% and 10.20% during 2001 and 2000, respectively).  There was $77,583 and $13,072 in interest  accrued on the credit facility at December 31, 2001 and
2000, respectively. There were no amounts borrowed during 1999.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the  obligations  of the  Company.  The Company has two  members:  a holding company (PC8,  LLC) and a managing  member (Prime Care 8 Corp.).  The day-to-day management of the Company's  business is  exclusively  vested in three  managing directors elected by the managing member.

Under the terms of the  Company's  Operating  Agreement  (Operating  Agreement),
certain actions, as defined therein, may not be initiated by the Company without unanimous  consent of the members until the Company's senior debt is fully paid.
These  restrictions  include  issuing  additional  membership  units,  obtaining additional debt, purchasing real property, and filing for bankruptcy.

                              Prime Care Eight, LLC

             Notes to Consolidated Financial Statements (continued)

7. Related Party Transactions

Under  the  terms  of the  Operating  Agreement,  the  Company  pays  a  monthly administrative  fee to Prime Care Properties,  LLC, a limited  liability company whose members are also shareholders of the Company's managing member. Prime Care
Properties,  LLC is the sole  member of the  Company's  holding  company.  Total administrative  fees paid to Prime  Care  Properties,  LLC for the  years  ended
December  31,  2001,   2000  and  1999  were   $71,340,   $69,632  and  $71,243,
respectively.

In connection  with the  acquisition of the  Facilities,  the Company's  special purpose  holding  company  (the Holding  Company)  obtained  financing  from the
Company's  primary  creditor.  The Company is not obligated for the repayment of that financing,  and none of its assets are subject to any security  interest on that debt.  The  Holding  Company  then made a  $9,165,000  contribution  to the
Company's capital.  This capital  contribution was used by the Company to fund a portion of its purchase of the  Facilities.  During the year ended  December 31,
2001,  2000 and 1999, the Company made  distributions  to the Holding Company in
the  amount  of  $997,841,  $1,097,625  and  $1,161,760,   respectively.   These
distributions  were used by the Holding  Company to pay its debt  service on its financing.  Even though there is no requirement under any agreement, the Company will continue to make distributions,  to the extent that funds are available, to the  Holding  Company  in order  for it to fund its debt  service.  The  Holding
Company  debt was due in 2001 and the  Holding  Company is working on  different options to pay off or refinance the debt.

The Company has $110,009 and $207,333 included with accounts payable and accrued expenses in the accompanying  consolidated  financial statements at December 31,
2001 and 2000, respectively, relating to resident billings from when the Company was owned by Sunrise  Assisted Living  (Sunrise).  This amount is expected to be settled in favor of the Company.

                              Prime Care Eight, LLC

             Notes to Consolidated Financial Statements (continued)

8. Management Fees

Sunrise Assisted Living Management, Inc. manages the Facilities on behalf of the
Company.  The initial term of the operating  agreement  expires on September 30,
2013. The agreement may be renewed for three  additional  successive  periods of five years  each.  The  Facilities  pay the  Operator  an  operating  fee and an incentive fee. The operating fee is based on 6% of the total  operating  revenue of the combined Facilities. The operating fee is payable monthly and one-half of the fee is  subordinate  to  payments  of  principal  and  interest  on the note payable.  The  subordinated  management fee payable was $319,470 and $106,775 at
December 31, 2001 2000, respectively,  and is included with accounts payable and accrued  expenses in the accompanying  consolidated  financial  statements.  The incentive  fee is equal to 25% of the excess cash flows of the  Facilities.  The incentive fee shall only be paid annually,  after audit, on the excess cash flow from the preceding  year.  Total operating fees for the years ended December 31,
2001, 2000 and 1999 were $428,909,  $418,762 and $424,265,  respectively.  There were no incentive fees payable for the years ended December 31, 2001 and 2000.

9. Subsequent Event (Unaudited)

Prime Care Eight,  LLC and its affiliates  have agreed,  in principle,  to enter into a Refinancing  Agreement  with CNL Retirement  Properties,  Inc. (CNL) with respect to the two facilities owned by Prime Care Eight, LLC. Under the two-step plan,  CNL has advanced  $2,000,000 to an affiliate to  repurchase  the existing subordinated  debt of PC8, LLC,  including all accrued  interest.  The affiliate gave CNL a security  interest in that  subordinate  loan.  The principals of the
Company  guaranteed  the  advance.  The  second  step  would  take the form of a sale-leaseback of the two facilities with a  financing-capital  lease term of 35 years with an option to repurchase the facilities  from CNL at that time.  Prime
Care  Eight,  LLC  would  transfer  to CNL  ownership  of the two  title-holding subsidiaries.  CNL would assume the existing  first  mortgage debt of Prime Care
Eight, LLC, which,  together with the $2,000,000 advance for the purchase of the subordinate  loan,  will  constitute  the basis for the repurchase  option.  The parties  have also  discussed  with  Sunrise its waiver of any claim for accrued subordinated  management  fees and the Sunrise  line of credit.  There can be no assurance  that this  transaction  will  occur or will be under  the same  terms contemplated above.

MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES

Combined Financial Statements

Fiscal Years ended December 28, 2001, December 29, 2000 and December 31, 1999
With Report of Independent Auditors

Contents

Report of Independent Auditors..........................................................................F-144

Unaudited Combined Statements of Operations for the thirty-six weeks ended September 6, 2002 and September 7, 2001................................................F-145

Combined Statements of Operations for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.........................................F-146

Combined Balance Sheets as of September 6, 2002 (unaudited),
     December 28, 2001 and December 29, 2000............................................................F-147

Unaudited Combined Statements of Cash Flows for the thirty-six weeks ended September 6, 2002 and September 7, 2001................................................F-148

Combined Statements of Cash Flows for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.........................................F-149

Combined Statement of Equity for the thirty-six weeks ended September 6, 2002
     (unaudited) and the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.........................................F-150

Notes to Combined Statements............................................................................F-151

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Marriott International, Inc.

We have  audited the  accompanying  combined  financial  statements  of Marriott
Senior  Living  Services  Twenty-One  Communities  (as  defined in Note 1) as of
December 28, 2001 and December 29, 2000 and the related  combined  statements of operations,  equity,  and cash flows for each of the three  fiscal  years in the
period  ended   December  28,  2001.   These   financial   statements   are  the
responsibility  of the management of Marriott  Senior Living  Services,  Inc., a wholly-owned subsidiary of Marriott International, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform an audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living
Services Twenty-One Communities,  as of December 28, 2001 and December 29, 2000,
and the results of their  operations  and their cash flows for each of the three fiscal  years  in the  period  ended  December  28,  2001,  in  conformity  with accounting principles generally accepted in the United States.

                                    /s/ Ernst & Young LLP

McLean, Virginia
January 9, 2003

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
         Thirty-six Weeks Ended September 6, 2002 and September 7, 2001
                                 (in thousands)
                                   (unaudited)

                                                                                 Thirty-six weeks ended
                                                                          --------------------------------------
                                                                          September 6, 2002   September 7, 2001
                                                                          ------------------- ------------------
     REVENUES

       Resident fees...................................................... $        79,046     $        64,869
                                                                          ------------------- ------------------

     EXPENSES
       Community operating expenses.......................................          59,365              52,481
       Depreciation and amortization......................................           9,086               8,542
       General and administrative.........................................           3,950               3,685
       Facilities development and pre-opening.............................             178                 970
       Provision for doubtful accounts....................................              63                 336
                                                                          ------------------- ------------------
                                                                                    72,642              66,014
                                                                          ------------------- ------------------
     INCOME (LOSS) BEFORE INCOME TAXES  ..................................           6,404              (1,145)
       Provision (benefit) for income taxes...............................           2,498                (447)
                                                                          ------------------- ------------------
     NET INCOME (LOSS)  .................................................. $         3,906     $          (698)
                                                                          =================== ==================

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
                      Fiscal Years Ended December 28, 2001,
                         December 29, 2000 and December
                             31, 1999 (in thousands)

                                                                                2001                2000                1999
                                                                        --------------------- ------------------  ------------------

     REVENUES

      Resident fees..................................................     $           97,819     $        70,242    $         48,273
                                                                        --------------------- ------------------ -------------------

     EXPENSES

     Community operating expenses....................................                 75,641              57,185              35,249
     Depreciation and amortization...................................                 12,975              10,849               8,014
     General and administrative......................................                  5,292               3,830               2,293
     Facilities development and pre-opening..........................                  1,207               3,194               2,603
     Provision for doubtful accounts.................................                    309                 261                  44
                                                                        --------------------- ------------------ -------------------

                                                                                      95,424              75,319              48,203
                                                                        --------------------- ------------------ -------------------

     INCOME (LOSS) BEFORE INCOME TAXES                                                 2,395              (5,077)                 70
     Provision (benefit) for income taxes.................................               934              (1,980)                 27
                                                                        --------------------- ------------------ -------------------
     NET INCOME (LOSS)  ..................................................$            1,461     $        (3,097)   $             43
                                                                        ===================== ================== ===================

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                             COMBINED BALANCE SHEETS
           September 6, 2002, December 28, 2001 and December 29, 2000
                                 (in thousands)

                                                                 September 6,             December 28,        December 29,
                                                                     2002                     2001                2000
                                                             --------------------- ---------------------- ---------------------
                                                                   (unaudited)
                          ASSETS
Current assets
   Cash and equivalents  .................................   $        2,511          $       1,176          $   1,246
   Inventories, at lower of average cost or market  ......              481                    430                530
   Accounts receivable, net of an allowance of $418,
    $461 and $295, respectively...........................            3,340                  2,930              2,364
   Other  ................................................                -                     45                 62
                                                             ------------------    -------------------    -----------------
     Total current assets                                             6,332                  4,581              4,202
                                                             ------------------    -------------------    -----------------

Property and equipment , net .............................          327,146                334,637            330,131
Other  ...................................................            2,240                  1,726              1,983
                                                             ------------------    -------------------    -----------------
     Total assets                                            $      335,718           $    340,944         $  336,316
                                                             ==================    ===================    =================

                  LIABILITIES AND EQUITY

Current liabilities
   Accounts payable  .....................................   $        3,280           $      3,116        $    2,324
   Accrued payroll and benefits  .........................            3,661                  3,670             3,411
    Current maturities of lifecare bonds..................            8,312                  8,211             8,013
   Current portion of deferred revenue from
     nonrefundable lifecare fees..........................            4,511                  3,894             3,780
   Other accrued expenses.................................            5,949                  9,940             7,500
                                                             ------------------    -------------------  -----------------
     Total current liabilities                                       25,713                 28,831            25,028
                                                             ------------------    -------------------  -----------------

Lifecare bonds............................................           76,585                 76,485            75,748
Deferred revenue from nonrefundable lifecare fees.........           16,254                 16,498            14,918
Security deposits.........................................            1,163                  1,041             1,182
Other  ...................................................            4,285                  3,884             5,065
                                                                ------------------ ------------------- -----------------
     Total liabilities....................................          124,000                126,739            121,941

Equity                                                              211,718                214,205            214,375
                                                                ------------------ -------------------  -----------------
Total liabilities and equity..............................   $      335,718           $    340,944        $   336,316
                                                                ================== ===================  =================

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
         Thirty-six Weeks Ended September 6, 2002 and September 7, 2001
                                 (in thousands)
                                   (unaudited)
                                                                         Thirty-six weeks ended
                                                                   --------------------------------
                                                                    September 6,     September 7,
                                                                        2002            2001
                                                                   ---------------- ---------------

OPERATING ACTIVITIES
   Net income (loss).......................................        $   3,906        $    (698)
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................               63              336
     Depreciation and amortization  .......................            9,086            8,542
   Working capital changes:
     Accounts receivable  .................................             (473)          (1,035)
     Inventories...........................................              (51)              69
     Other assets  ........................................             (469)          (1,653)
     Accounts payable and accrued expenses.................           (3,435)           1,079

     Security deposits ....................................              122             (125)
     Deferred revenue .....................................              373            2,291
                                                                   ------------    ------------
   Net cash provided by nonrefundable activities  .........           9,122            8,806
                                                                   ------------    ------------

INVESTING ACTIVITIES
   Capital expenditures  ..................................          (1,595)         (13,496)
                                                                   ------------    ------------
   Net cash used in investing activities  .................          (1,595)         (13,496)
                                                                   ------------    ------------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net.......................             201               72
   Net (repayments to) advances from Marriott Senior Living
     Services, Inc.........................................          (6,393)           4,272
                                                                   ------------    ------------
   Net cash (used in) provided by financing activities  ...          (6,192)           4,344
                                                                   ------------    ------------

INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS  ....................................           1,335             (346)
CASH AND EQUIVALENTS, beginning of period  ................           1,176            1,246
                                                                   ------------    ------------
CASH AND EQUIVALENTS, end of period  ......................        $  2,511         $    900
                                                                   ============    ============

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
                         Fiscal Years Ended December 28,
                           2001, December 29, 2000 and
                              December 31, 1999 (in
                                   thousands)

                                                                        2001                2000          1999
                                                                   ---------------     ------------    ------------

OPERATING ACTIVITIES
   Net income (loss).......................................        $       1,461        $  (3,097)      $   43
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                  309              261           44
     Depreciation and amortization  .......................               12,975           10,849        8,014
   Working capital changes:
     Accounts receivable  .................................                 (875)            (224)       3,032
     Inventories...........................................                  100             (155)         (67)
     Other assets  ........................................                  274            1,531       (3,881)
     Accounts payable and accrued expenses.................                2,310            8,014         (781)
     Security deposits ....................................                 (141)             106          162
     Deferred revenue from nonrefundable fees..............                1,694            1,746        1,381
                                                                       -----------      ------------  -----------
   Net cash provided by operating activities  .............               18,107           19,031        7,947
                                                                       -----------      ------------  -----------

INVESTING ACTIVITIES
   Capital expenditures....................................              (17,481)         (41,072)    (129,633)
                                                                       -----------      ------------  -----------
   Net cash used in investing activities  .................              (17,481)         (41,072)    (129,633)
                                                                       -----------      ------------  -----------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net.......................                  935            1,683          284
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc......................................               (1,631)          20,415      120,444
                                                                       -----------      ------------  -----------
   Net cash (used in) provided by financing activities  ...                 (696)          22,098      120,728
                                                                       -----------      ------------  -----------

(DECREASE) INCREASE IN CASH AND EQUIVALENTS  ..............
                                                                             (70)              57         (958)
CASH AND EQUIVALENTS, beginning of year  ..................                1,246            1,189        2,147
                                                                       -----------     ------------   -----------
CASH AND EQUIVALENTS, end of year  ........................             $  1,176         $  1,246     $  1,189
                                                                       ===========     ============   ===========

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
                      September 6, 2002, December 28, 2001,
                              December 29, 2000 and
                              December 31, 1999 (in
                                   thousands)

                                                                 Equity
--------------------------------------------------------------------------------
 Balance, January 1, 1999...............................$              76,570
 Net income ............................................                   43
 Net advances from Marriott Senior Living Services,                   120,444
    Inc.......
 -------------------------------------------------------------------------------
 Balance, December 31, 1999 ............................              197,057
 Net loss  .............................................               (3,097)
 Net advances from Marriott Senior Living Services, Inc.               20,415
 -------------------------------------------------------------------------------
 Balance, December 29, 2000.............................              214,375
 Net income.............................................                1,461
 Net repayments to Marriott Senior Living Services, Inc.               (1,631)
 -------------------------------------------------------------------------------
 Balance, December 28, 2001.............................              214,205
 Net income (unaudited).................................                3,906
 Net repayments to Marriott Senior Living Services, Inc.
  (unaudited)...........................................               (6,393)
 -------------------------------------------------------------------------------
 Balance, September 6, 2002 (unaudited).................$             211,718
 ===============================================================================

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Marriott Senior Living Services, Inc. ("MSLS" or the "Company"),  a wholly-owned
subsidiary  of  Marriott   International,   Inc.  ("MI")  operates   independent
full-service and assisted living senior living  communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities  and services  provided.  The services  provided by
MSLS are generally not covered by health insurance and, therefore,  monthly fees are generally  payable by the residents,  their family,  or another  responsible party.

The combined  financial  statements present the financial  position,  results of operations,  and cash flows associated with twenty-one communities owned by MSLS
(the "Communities"). See Subsequent Events.

All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:

Bellevue                        Northridge                     Salt Lake City
Edgewood                        Oklahoma City                  Santa Rosa
Greenville                      Palm Springs                   Snohomish
Fairfax                         Pleasant Hills                 Tulsa
Hoffman Estates                 Plymouth                       Vinings
Hemet                           Quadrangle                     Willoughby
Lynnwood                        Rancho Mirage                  Yorba Linda

The Communities utilize MI's centralized  systems for cash management,  payroll,
purchasing   and   distribution,   employee   benefit   plans,   insurance   and
administrative  services.  As a result,  substantially  all cash received by the
Communities is deposited in and commingled  with MI's general  corporate  funds.
Similarly, operating expenses, including salaries as the Communities do not have
any  employees,   capital  expenditures  and  other  cash  requirements  of  the properties  were  paid  by MI  and  charged  to  the  Communities.  General  and administrative expenses are allocated by MI to MSLS, which are then allocated to the Communities.  In the opinion of management, the methods for allocating costs are reasonable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally  accepted in the United States  requires  management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the  reporting  period and the  disclosures  of  contingent  liabilities.
Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote  disclosures  normally  included in financial  statements  presented in accordance with accounting  principles  generally  accepted in the United States have been condensed or omitted.  MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management,  the accompanying  interim  statements reflect all adjustments  (which  include  only normal  recurring  adjustments)  necessary to present fairly the financial position of the Communities as of September 6, 2002 and the results of operations and cash flows associated for the 36 weeks periods ended  September  6,  2002  and  September  7,  2001.  Interim  results  are not necessarily  indicative  of fiscal  year  performance  because of  seasonal  and short-term variations.

Fiscal Year

The fiscal year ends on the Friday nearest to December 31. All fiscal years presented include 52 weeks.

Revenue Recognition

Resident  fees are  generated  primarily  from monthly  charges for  independent living units and assisted  living  suites and related  senior care  services The revenues are recognized monthly based on the terms of the residents' agreements.
Advance  payments  received for  services  are  deferred  until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for  service"  basis  for  supplemental  items  requested  by  residents.
Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

Residents of certain  communities (the "Lifecare  Communities")  are required to sign a  continuing  care  agreement  ("Care  Agreement")  with  MSLS.  The  Care
Agreements  stipulate,  among  other  things,  the  amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition,  the Care
Agreements provide MSLS with the right to increase future monthly fees. The Care
Agreements are terminated upon the receipt of a written  termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by
MI.

When the present value of estimated  costs to be incurred under Care  Agreements exceeds estimated  revenues,  the present value of such excess costs are accrued currently.  The  calculation  assumes a future  increase in the monthly  revenue commensurate  with the monthly cost.  The  calculation  currently  results in an expected  positive net present  value cash flow and, as such,  no liability  has been recorded in the accompanying combined financial statements.

   The components of the entry fees for Lifecare Communities are as follows:

   a.  Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement.
       Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

   b.  Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

The nonrefundable  portion of the entry fees as discussed above are deferred and recognized  as revenue over the  actuarially  expected  term of each  resident's contract,  which  is  generally  over  7  to  9  years.  Deferred  revenue  from nonrefundable fees for leased communities totaled $20,392,000 and $18,698,000 at
December 28, 2001 and December 29, 2000, respectively.

Future Healthcare Services

Certain resident and admission  agreements  entitle residents to receive limited health care services up to defined maximums.  A portion of the monthly fees from residents  entitled to these  services is deferred and  recognized as revenue as the related health care services are provided.

Contractual Adjustments

A portion of the revenue is  attributable  to  patients  whose bills are paid by
Medicare or Medicaid under contractual  arrangements.  In 1999, Medicare changed from finalizing  reimbursed covered costs through retroactive  adjustments based on agency  reviews  to a  Prospective  Payment  System  ("PPS")  for most of the
Communities.  This eliminated the need for provisions for estimated Medicare and
Medicaid  settlements.  There are no receivables for estimated third-party payor settlements at December 28, 2001 or December 29, 2000.

Comprehensive Income

There are no items of other  comprehensive  income in any  period  presented  in these financial statements.

Cash and Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

The carrying values of long-lived  assets are reviewed when events or changes in circumstances  indicate  that  the  carrying  amount  of an  asset  may  not  be recoverable.  If an asset is  expected  to  generate  cash  flows  less than the asset's  carrying value at the lowest level of  identifiable  cash flows, a loss for the  difference  between the asset's  carrying  amount and its fair value is recognized.

New Accounting Standards

The Communities adopted SFAS 144,  "Accounting for the Impairment or Disposal of
Long-Lived  Assets" in the first  quarter of 2002.  The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                                               2001                 2000
                                                                         ------------------   ------------------
                                                                                     (in thousands)

Land                                                                     $          40,457    $          40,147
Building improvements                                                              325,563              309,764
Furniture and equipment                                                             34,881               29,153
Construction in progress                                                             1,163                5,519
                                                                         ------------------   ------------------
                                                                                   402,064              384,583
Less:  accumulated depreciation and amortization                                    67,427               54,452
                                                                         ------------------   ------------------
                                                                         $         334,637    $         330,131
                                                                         ==================   ==================
Property and equipment are recorded at cost,  including interest,  rent and real estate taxes incurred during development and construction.  Interest capitalized as a cost of property and equipment totaled $1,046,000 in 2001 and $4,280,000 in
2000.  The cost of  improvements  that extend the useful  life of  property  and equipment are capitalized when incurred.  All repairs and maintenance  costs are expensed as incurred.  Depreciation is computed using the  straight-line  method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

Included in other long-term assets are cash escrow reserves for working capital, which are required by various states.  These restricted cash amounts,  which are held in  segregated  accounts,  totaled  $1,289,000  as of December 28, 2001 and
December 29, 2000.

INCOME TAXES

The  Communities  are owned by MSLS,  but do not constitute all of the assets of
MSLS. These financial  statements have been prepared  assuming the properties to be sold were the only  assets of a  stand-alone  C-  corporation  taxed at a 35%
federal  income  tax rate and an  assumed  4% state  income  tax rate  (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair  values of current  assets and  current  liabilities  are assumed to be equal to their  reported  carrying  amounts.  Valuations  for lifecare bonds are determined based on the expected future payments  discounted at estimated market rates, adjusted, as applicable,  for the existence of guarantees by MI. Lifecare bonds are  repaid  when  tenants  die or move out.  The  average  lifecare  bond maturity was assumed to be 8 years based on mortality tables.  The fair value of
Lifecare bonds was estimated to be $56,632,000  and  $56,006,000 at December 28,
2001, and December 29, 2000, respectively.

CONTINGENT LIABILITIES

On July 5,  2002,  MSLS  filed an  action  against  the  general  contractor  in connection  with the  building of one of the  Communities,  seeking  damages for breach of  contract  and  negligence  relating  to delays in the  opening of the
Community,  and for numerous  construction  defects.  MSLS is seeking damages in excess of $4 million.  On August 21, 2002, the general  contractor  answered and filed a  cross-complaint,  seeking  damages  from MSLS in excess of $1.3M.  MSLS intends  to  vigorously  defend  against  this  claim,  however at this time the outcome of both of the  lawsuits  is  uncertain  and MSLS  cannot  estimate  the potential gain or loss that will ultimately be recorded.

MSLS, as well as MI and other  subsidiaries  of MI, are named parties to pending legal  proceedings in the ordinary  course of business,  which,  in management's opinion, will not have a material impact on the results of the Communities.

SUBSEQUENT EVENTS (UNAUDITED)

On  December  20,  2002,  twelve  of the  twenty-one  communities  were sold for
$89,359,000 to CNL Retirement Properties, Inc. (CNL). MSLS will record a pre-tax loss of approximately  $21,000,000  during the fourth quarter as a result of the sale.

On December 30, 2002,  MI entered a definitive  agreement to sell the  remaining nine  communities to CNL. CNL will assume the lifecare bonds associated with the nine  communities.  The sale of the nine  communities  and the assumption of the lifecare  bonds  will  result  in an  estimated  pre-tax  gain of  approximately
$36,000,000,  which  will be  recorded  when the  transaction  closes,  which is estimated to occur in the first quarter of 2003.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

         CNL  RETIREMENT   PROPERTIES,   INC.,  a  Maryland   corporation   (the
"Company"),  pursuant to its Articles of  Incorporation,  adopted a Reinvestment
Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1.  Reinvestment  of  Distributions.  Bank of New York,  the agent (the
"Reinvestment  Agent") for participants (the "Participants") in the Reinvestment
Plan,  will receive all cash  distributions  made by the Company with respect to shares of common stock of the Company (the "Shares")  owned by each  Participant
(collectively,  the  "Distributions").  The  Reinvestment  Agent will apply such
Distributions as follows:

              (a) At any  period  during  which the  Company  is making a public offering of Shares, the Reinvestment Agent will invest Distributions in
         Shares acquired from the managing dealer or  participating  brokers for the  offering  at the  public  offering  price per Share.  During  such period,  commissions,  the  marketing  support  fee and  due  diligence expense  reimbursements  may be  reallowed  to the  broker who made the initial  sale of  Shares  to the  Participant  at the same  rate as for initial purchases in this offering.

              (b) If no public offering of Shares is ongoing,  the  Reinvestment
         Agent will purchase Shares from any additional shares which the Company elects to register with the  Securities  and Exchange  Commission  (the
         "SEC") for the  Reinvestment  Plan,  at a per Share  price equal to the fair market value of the Shares  determined by (i) quarterly  appraisal updates  performed  by the  Company  based on a review of the  existing appraisal and lease of each Property,  focusing on a re-examination  of the capitalization rate applied to the rental stream to be derived from that Property;  and (ii) a review of the outstanding Mortgage Loans and
         Secured  Equipment  Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments  due  under  the  terms  of each  Mortgage  Loan  and  Secured
         Equipment Lease. The capitalization  rate used by the Company and, as a result,  the price per Share paid by Participants  in the  Reinvestment
         Plan prior to Listing will be determined by CNL Retirement  Corp.  (the
         "Advisor")  in its sole  discretion.  The factors that the Advisor will use to determine the capitalization  rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties;
         (ii)  an  examination  of the  conditions  in  the  market;  and  (iii)
         capitalization  rates in use by private appraisers,  to the extent that the  Advisor  deems  such  factors  appropriate,  as well as any  other factors that the Advisor deems  relevant or  appropriate  in making its determination. The Company's internal accountants will then convert the most  recent  quarterly  balance  sheet  of the  Company  from a "GAAP"
         balance  sheet to a "fair market  value"  balance  sheet.  Based on the
         "fair market value" balance sheet,  the internal  accountants will then assume  a sale  of the  Company's  assets  and the  liquidation  of the
         Company in accordance  with its  constitutive  documents and applicable law and  compute  the  appropriate  method  of  distributing  the  cash available after payment of reasonable  liquidation expenses,  including closing costs  typically  associated with the sale of assets and shared by the buyer and seller,  and the  creation of  reasonable  reserves to provide for the payment of any contingent liabilities.  Upon listing of the  Shares  on a  national  securities  exchange  or  over-the-counter market,  the Reinvestment Agent may purchase Shares either through such market  or  directly  from  the  Company  pursuant  to  a  registration statement  relating to the  Reinvestment  Plan, in either case at a per
         Share price equal to the  then-prevailing  market price on the national securities exchange or over-the-counter  market on which the Shares are listed at the date of purchase by the Reinvestment  Agent. In the event that, after Listing occurs,  the Reinvestment Agent purchases Shares on a national  securities  exchange or  over-the-counter  market through a registered broker-dealer,  the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered  broker-dealer.
         In  the  event  that  such  registered  broker-dealer  charges  reduced brokerage  commissions,  additional  funds  in the  amount  of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant,  the Reinvestment  Agent will maintain a record which shall  reflect for each fiscal  quarter the  Distributions received by the Reinvestment  Agent on behalf of such Participant.  The
         Reinvestment  Agent will use the aggregate  amount of  Distributions to all  Participants  for each fiscal  quarter to purchase  Shares for the
         Participants.  If the aggregate amount of Distributions to Participants exceeds the amount  required to purchase all Shares then  available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining  Distributions to the Participants  within 30 days after the date such  Distributions  are made. The purchased Shares will be allocated  among the  Participants  based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each  Participant,  as  reflected  in  the  records  maintained  by the
         Reinvestment  Agent. The ownership of the Shares purchased  pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions  shall be invested by the Reinvestment  Agent in
         Shares  promptly  following  the  payment  date  with  respect  to such
         Distributions to the extent Shares are available.  If sufficient Shares are not  available,  Distributions  shall be  invested on behalf of the
         Participants in one or more  interest-bearing  accounts in a commercial bank approved by the Company which is located in the continental United
         States  and has  assets  of at least  $100,000,000,  until  Shares  are available for purchase,  provided that any Distributions  that have not been  invested in Shares  within 30 days after such  Distributions  are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among  Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f)  Distributions  attributable to Shares  purchased on behalf of the Participants  pursuant to the Reinvestment  Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No  certificates  will be issued to a  Participant  for Shares purchased  on behalf of the  Participant  pursuant to the  Reinvestment
         Plan  except  to  Participants  who  make  a  written  request  to  the
         Reinvestment Agent.  Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to  Participate.  Any  stockholder  who  participates  in a public  offering  of Shares  and who has  received a copy of the  related  final prospectus included in the Company's  registration  statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by  written  notice to the  Company  and  would  not need to  receive a separate  prospectus  relating  solely to the  Reinvestment  Plan.  A person who becomes a stockholder  otherwise than by  participating  in a public offering of
Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus  relating solely to the Reinvestment Plan.  Participation in the  Reinvestment  Plan will  commence  with the next  Distribution  made  after receipt of the Participant's notice,  provided it is received more than ten days prior to the last day of the  fiscal  month or  quarter,  as the case may be, to which such Distribution relates.  Subject to the preceding sentence,  regardless of the date of such  election,  a stockholder  will become a Participant  in the
Reinvestment  Plan  effective  on the first day of the  fiscal  month  (prior to termination of the offering of Shares) or fiscal  quarter (after  termination of the offering of Shares) following such election,  and the election will apply to all  Distributions  attributable to the fiscal quarter or month (as the case may
be) in which the stockholder  makes such written  election to participate in the
Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has  terminated  his  participation  in the  Reinvestment  Plan  pursuant to
Paragraph 11 will be allowed to participate in the Reinvestment  Plan again upon receipt of a current version of a final prospectus  relating to participation in the  Reinvestment  Plan which  contains,  at a minimum,  the following:  (i) the minimum  investment  amount;  (ii) the type or source of  proceeds  which may be invested; and (iii) the tax consequences of the reinvestment to the Participant,
by  notifying  the  Reinvestment   Agent  and  completing  any  required  forms.
Stockholders  who elect the  monthly  distribution  option are not  eligible  to participate in the Reinvestment Plan.

         3.  Distribution  of  Funds.  In  making  purchases  for  Participants'
accounts,  the Reinvestment  Agent may commingle  Distributions  attributable to
Shares owned by Participants in the Reinvestment Plan.

         4.  Proxy  Solicitation.  The  Reinvestment  Agent will  distribute  to
Participants proxy  solicitation  material received by it from the Company which is attributable to Shares held in the Reinvestment  Plan. The Reinvestment Agent will  vote  any  Shares  that it  holds  for the  account  of a  Participant  in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s)  representing the Company  covering Shares  registered in the
Participant's  name,  such  proxy  will be  deemed to be an  instruction  to the
Reinvestment Agent to vote the full Shares in the Participant's  account in like manner.  If a Participant does not direct the  Reinvestment  Agent as to how the
Shares should be voted and does not give a proxy to person(s)  representing  the
Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent
shall have any  responsibility  or  liability  as to the value of the  Company's
Shares,  any change in the value of the Shares  acquired  for the  Participant's account, or the rate of return earned on, or the value of, the  interest-bearing accounts,  in which  Distributions  are  invested.  Neither  the Company nor the
Reinvestment  Agent shall be liable for any act done in good  faith,  or for any good  faith  omission  to act,  including,  without  limitation,  any  claims of
liability  (a)  arising  out  of  the  failure  to  terminate  a   Participant's
participation in the Reinvestment  Plan upon such  Participant's  death prior to receipt of notice in writing  of such death and the  expiration  of 15 days from the date of  receipt  of such  notice  and (b) with  respect to the time and the prices at which Shares are  purchased  for a  Participant.  Notwithstanding  the foregoing,  liability  under the  federal  securities  laws  cannot  be  waived.
Similarly,  the Company and the Reinvestment Agent have been advised that in the opinion of  certain  state  securities  commissioners,  indemnification  is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a)  Within  60 days  prior to the end of each  fiscal  year,  CNL
         Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the  "Participation  Agreement"),  in which the  Participant will be required to represent that there has been no material change in
         the   Participant's   financial   condition   and   confirm   that  the
         representations  made by the Participant in the Subscription  Agreement
         (a form of which shall be attached to the Participation  Agreement) are true and correct as of the date of the Participation Agreement,  except as  noted  in the  Participation  Agreement  or the  attached  form  of
         Subscription Agreement.

              (b) Each  Participant  will be  required  to return  the  executed
         Participation  Agreement  to CSC within 30 days after  receipt.  In the event  that a  Participant  fails  to  respond  to CSC  or  return  the completed Participation Agreement on or before the fifteenth (15th) day after  the  beginning  of the  fiscal  year  following  receipt  of the
         Participation Agreement,  the Participant's  Distribution for the first fiscal  quarter of that year will be sent  directly to the  Participant and no Shares will be purchased on behalf of the  Participant  for that
         fiscal  quarter  and,   subject  to  (c)  below,  any  fiscal  quarters
         thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a  Participant  fails to return the executed  Participation
         Agreement to CSC prior to the end of the second fiscal  quarter for any year of the Participant's  participation in the Reinvestment  Plan, the
         Participant's   participation  in  the   Reinvestment   Plan  shall  be
         terminated in accordance with Paragraph 11 below.

              (d) Each  Participant  shall notify CSC in the event that,  at any time during his  participation in the  Reinvestment  Plan, there is any material change in the Participant's  financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For  purposes of this  Paragraph  6, a material  change  shall include any anticipated or actual decrease in net worth or annual gross income  or any other  change  in  circumstances  that  would  cause the
         Participant to fail to meet the suitability  standards set forth in the
         Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter,  the  Reinvestment  Agent will mail to each  Participant a statement of account describing,  as to such Participant,  the Distributions  received during the quarter,  the number of Shares purchased  during the quarter,  the per Share purchase  price  for  such  Shares,  the  total  administrative  charge  to such
Participant,  and the  total  Shares  purchased  on  behalf  of the  Participant pursuant  to the  Reinvestment  Plan.  Each  statement  shall  also  advise  the
Participant  that, in accordance  with Paragraph 6(d) hereof,  he is required to notify  CSC in the event  that  there is any  material  change in his  financial condition or if any  representation  under the  Subscription  Agreement  becomes inaccurate.  Tax information for income earned on Shares under the  Reinvestment
Plan will be sent to each participant by the Company or the  Reinvestment  Agent at least annually.

         8. Administrative Charges,  Commissions, and Plan Expenses. The Company
shall be responsible for all administrative  charges and expenses charged by the
Reinvestment  Agent.  The  administrative  charge for each  Participant for each fiscal  quarter  shall be the  lesser  of 5% of the  amount  reinvested  for the
Participant  or $2.50,  with a minimum charge of $0.50.  Any interest  earned on
Distributions  will be paid to the  Company  to  defray  costs  relating  to the
Reinvestment  Plan.  Additionally,  in connection with any Shares purchased from the Company both prior to and after the  termination of a public offering of the
Shares,  the Company  will pay to CSC selling  commissions  of 7.5%, a marketing support fee of 0.5%, due diligence  reimbursements  equal to 0.125%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment  Plan are used to  acquire  Properties  or to invest in  Mortgage  Loans,  will pay to CNL
Retirement  Corp.  acquisition  fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing.  No  Participant  shall have any right to draw checks or drafts  against  his  account  or  give  instructions  to  the  Company  or  the
Reinvestment Agent except as expressly provided herein.

         10.  Taxes.   Taxable  Participants  may  incur  a  tax  liability  for
Distributions made with respect to such Participant's  Shares,  even though they have elected not to receive their Distributions in cash but rather to have their
Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a)  A  Participant  may  terminate  his   participation   in  the
         Reinvestment  Plan at any time by written notice to the Company.  To be effective  for any  Distribution,  such  notice must be received by the
         Company at least ten business  days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b)  The  Company  or  the  Reinvestment  Agent  may  terminate  a
         Participant's  individual  participation in the Reinvestment  Plan, and the Company may terminate the  Reinvestment  Plan itself at any time by ten days'  prior  written  notice  mailed to a  Participant,  or to all
         Participants,  as the case may be, at the address or addresses shown on their account or such more recent address as a Participant  may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a
         Participant's  participation in the Reinvestment Plan, the Reinvestment
         Agent  will send to each  Participant  (i) a  statement  of  account in accordance with Paragraph 7 hereof,  and (ii) a check for the amount of any  Distributions  in the  Participant's  account  that  have not been reinvested  in Shares.  The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and the  value  of  any  fractional  Shares  standing  to the  credit  of a
         Participant's  account  based on the market  price of the  Shares.  Any future  Distributions  made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication  required or permitted to be given by any  provision  of this  Reinvestment  Plan shall be in writing  and addressed to Investor  Relations  Department,  CNL Securities Corp., Post Office
Box 4920,  Orlando,  Florida  32802-4920,  if to the Company,  or to Bank of New
York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment
Agent,  or such other  addresses as may be  specified  by written  notice to all
Participants.  Notices to a Participant may be given by letter  addressed to the
Participant at the Participant's  last address of record with the Company.  Each
Participant  shall  notify  the  Company  promptly  in  writing of any change of address.

         13.  Amendment.  The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement  between the  Reinvestment  Agent and the  Company  at any time,  including  but not  limited to an  amendment  to the
Reinvestment Plan to add a voluntary cash contribution  feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the
administrative   charge  payable  to  the  Reinvestment  Agent,  by  mailing  an appropriate  notice at least 30 days prior to the effective date thereof to each
Participant  at his last address of record;  provided,  that any such  amendment must be approved by a majority of the Independent Directors of the Company. Such
amendment  or  supplement  shall  be  deemed   conclusively   accepted  by  each
Participant  except those  Participants  from whom the Company  receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S  ELECTION
TO  PARTICIPATE  IN THE  REINVESTMENT  PLAN SHALL BE GOVERNED BY THE LAWS OF THE
STATE OF FLORIDA;  PROVIDED,  HOWEVER,  THAT CAUSES OF ACTION FOR  VIOLATIONS OF
FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs sponsored by two of the
Company's principals (who also serve as the Chairman of the Board and Treasurer of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

         A more detailed  description  of the  acquisitions  by the Prior Public
Programs is set forth in Part II of the  registration  statement  filed with the
Securities  and Exchange  Commission for this Offering and is available from the
Company upon request,  without charge. In addition, upon request to the Company, the Company  will  provide,  without  charge,  a copy of the most recent  Annual
Report on Form 10-K filed with the  Securities  and Exchange  Commission for CNL
Income Fund,  Ltd.,  CNL Income Fund II, Ltd.,  CNL Income Fund III,  Ltd.,  CNL
Income Fund IV, Ltd.,  CNL Income Fund V, Ltd.,  CNL Income Fund VI,  Ltd.,  CNL
Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL
Income Fund X, Ltd.,  CNL Income Fund XI, Ltd.,  CNL Income Fund XII,  Ltd., CNL
Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL
Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII,  Ltd.,
CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL
Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any
Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2002. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002. The Table also shows the amounts paid to two of the principals of the Company and their
Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2002.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2002, of the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table includes a summary of income or loss of the Prior Public
Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior
Public Programs, as distinguished from cash generated from other sources
(special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public
Programs, but rather are related to items of an investing or financing nature.
These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Appendix B because none of the Prior
Public Programs have completed operations (meaning they no longer hold properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by two of the Prior Public Programs between January 2000 and
December 2002, and for the remaining Prior Public Programs between January 1999 and December 2001. Information regarding the sale or disposal of properties owned by the remaining Prior Public Programs between January 2000 and December
31, 2002, will be provided in a Post-Effective Amendment to the Registration
Statement once this information is available.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                CNL American             CNL Hospitality
                                                                 Properties                Properties,
                                                                  Fund, Inc.                    Inc.
                                                               ----------------         -------------------
                                                                  (Note 1)               (Notes 2 and 3)

Dollar amount offered                                             $747,464,420                $875,071,625
                                                               ================         ===================

Dollar amount raised                                                     100.0%                     100.0%
                                                               ----------------         -------------------

Less offering expenses:

   Selling commissions and discounts                                      (7.5)                      (7.5)
   Organizational expenses                                                (2.2)                      (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                                               (0.5)                      (0.5)
                                                               ----------------         -------------------
                                                                         (10.2)                     (11.0)
                                                               ----------------         -------------------
Reserve for operations                                                      --                          --
                                                               ----------------         -------------------

Percent available for investment                                          89.8%                      89.0%
                                                               ================         ===================

Acquisition costs:

   Cash down payment                                                      85.3%                      84.5%
   Acquisition fees paid to affiliates                                     4.5                         4.5
   Loan costs                                                               --                          --
                                                               ----------------         -------------------

Total acquisition costs                                                   89.8%                      89.0%
                                                               ================         ===================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                                (Note 1)                        33.8%

Date offering began                                                   4/19/95,            7/09/97, 6/17/99
                                                                       2/06/97                 and 9/14/00
                                                                   and 3/02/98

Length of offering (in months)                                   22, 13 and 9,              23, 15 and 20,
                                                                  respectively                respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                                        23, 16 and 11,              29, 16 and 22,
                                                                  respectively                respectively

Note 1:           Pursuant to a  Registration  Statement  on Form S-11 under the
                  Securities Act of 1933, as amended,  effective March 29, 1995,
                  CNL American Properties Fund, Inc. ("APF") registered for sale
                  $165,000,000  of  shares  of common  stock  (the "APF  Initial
                  Offering"),    including   $15,000,000   available   only   to
                  stockholders participating in the company's reinvestment plan.
                  The APF Initial  Offering  commenced  April 19, 1995, and upon completion  of the APF  Initial  Offering on February 6, 1997,
                  had received subscription proceeds of $150,591,765  (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                  Form  S-11  under  the  Securities  Act of 1933,  as  amended,
                  effective   January  31,  1997,   APF   registered   for  sale
                  $275,000,000 of shares of common stock (the "1997  Offering"),
                  including   $25,000,000   available   only   to   stockholders
                  participating  in the company's  reinvestment  plan.  The 1997
                  Offering of APF commenced  following the completion of the APF
                  Initial  Offering on February 6, 1997, and upon  completion of the 1997 Offering on March 2, 1998, had received  subscription
                  proceeds  of  $251,872,648   (12,593,633  shares),   including
                  $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective  May 12,
                  1998, APF registered for sale $345,000,000 of shares of common
                  stock  (the  "1998  Offering").   The  1998  Offering  of  APF
                  commenced  following  the  completion  of the 1997 Offering on
                  March 2,  1998.  As of  January  31,  1999,  APF had  received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued  pursuant to the company's  reinvestment  plan.
                  The 1998 Offering became fully subscribed in December 1998 and proceeds from the last  subscriptions were received in January
                  1999.  During  the  offerings,  APF did not  utilize  mortgage financing to acquire properties.

Note 2:           Pursuant to a  Registration  Statement  on Form S-11 under the
                  Securities  Act of 1933, as amended,  effective  July 9, 1997,
                  CNL Hospitality Properties,  Inc. (the "Hospitality Properties
                  REIT")  registered for sale  $165,000,000  of shares of common stock  (the "CHP  Initial  Offering"),  including  $15,000,000 available only to stockholders  participating in the company's
                  reinvestment   plan.  The  CHP  Initial   Offering   commenced
                  September 11, 1997, and upon completion of the CHP Initial

     Past performance is not necessarily indicative of future performance.

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS - CONTINUED

Note 2
   (Continued):   Offering   on  June  17,   1999  had   received   $150,072,637
                  (15,007,264  shares),  including $72,637 (7,264 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration
                  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective June 4, 1999, the  Hospitality  Properties
                  REIT  registered  for sale up to  $275,000,000  of  shares  of common stock (the "1999  Offering").  The 1999 Offering of the
                  Hospitality Properties REIT commenced following the completion of the  CHP  Initial  Offering  on June  17,  1999,  and  upon completion  of the 1999  Offering on September  14, 2000,  the
                  company had  received  approximately  $275,000,000,  including
                  $965,194  (96,520 shares) issued pursuant to the  reinvestment plan. Pursuant to a Registration  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective  May 23,
                  2000, the  Hospitality  Properties REIT registered for sale up
                  to   $450,000,000   of  shares  of  common  stock  (the  "2000
                  Offering").  The 2000 Offering of the  Hospitality  Properties
                  REIT  commenced  following the completion of the 1999 Offering on  September  14,  2000,  and  upon  completion  of the  2000
                  Offering  on  September   14,  2000,   the  Company   received
                  approximately  $450,000,000,   including  $3,375,474  (337,547
                  shares) issues pursuant to the reinvestment plan.  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended,  effective April 1, 2002, the Hospitality
                  Properties  REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002  Offering").  As of December
                  31,  2002,  the  Hospitality   Properties  REIT  had  received
                  subscription proceeds of $392,749,677 (39,274,968 shares) from its  2002  Offering,  including  $3,225,431  (322,543  shares)
                  issued pursuant to the reinvestment plan.

Note 3:           The amounts shown  represent  the combined  results of the CHP
                  Initial Offering,  1999 and the 2000 Offering only, due to the fact that the 2002  Offering was not yet fully  subscribed  at
                  December 31, 2002.

     Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                                         CNL American           CNL Hospitality
                                                                       Properties Fund,           Properties,
                                                                             Inc.                    Inc.
                                                                       ------------------     --------------------
                                                                        (Notes 1, 2 and           (Notes 4 and 8)
                                                                              6)
Date offering commenced                                                 4/19/95, 2/06/97         7/9/97, 6/17/99,
                                                                             and 3/02/98      9/15/00 and 4/22/02

Dollar amount raised                                                        $747,464,420           $1,267,821,302
                                                                       ==================     ====================
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts                                        56,059,832               93,481,635
     Real estate commissions                                                          --                       --
     Acquisition fees (Note 5 and 8)                                          33,604,618               55,816,065
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                                                  3,737,322                6,128,567
                                                                       ------------------     --------------------
Total amount paid to sponsor                                                  93,401,772              155,426,267
                                                                       ==================     ====================
Dollar amount of cash generated from (used in) operations
  before deducting payments to sponsor:
     2002 (Note 7)                                                           115,447,476               78,164,925
     2001 (Note 7)                                                            52,767,575               57,356,723
     2000 (Note 7)                                                          (152,419,134)             45,528,919
     1999 (Note 7)                                                           311,630,414               13,348,795
     1998                                                                     42,216,874                2,985,455
     1997                                                                     18,514,122                   29,358
     1996                                                                      6,096,045                       --
     1995                                                                        594,425                       --
     1994                                                                             --                       --
     1993                                                                             --                       --
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 6 and 9):
     2002                                                                      3,953,918                7,824,672
     2001                                                                      4,564,213                4,418,759
     2000                                                                      3,542,515                1,878,358
     1999                                                                      4,369,200                  458,634
     1998                                                                      3,100,599                  208,490
     1997                                                                      1,437,908                    6,889
     1996                                                                        613,505                       --
     1995                                                                         95,966                       --
     1994                                                                             --                       --
     1993                                                                             --                       --
Dollar amount of property sales and refinancing before deducting payments to sponsor:
     Cash (Note 3)                                                           338,009,913                       --
     Notes                                                                            --                       --
Amount paid to sponsors from property sales and refinancing:
     Real estate commissions                                                          --                       --
     Incentive fees                                                                   --                       --
     Other (Note 6)                                                                   --                       --

Note 1:           Pursuant to a  Registration  Statement  on Form S-11 under the
                  Securities Act of 1933, as amended,  effective March 29, 1995,
                  CNL American Properties Fund, Inc. ("APF") registered for sale
                  $165,000,000  of  shares  of common  stock  (the "APF  Initial
                  Offering"),    including   $15,000,000   available   only   to
                  stockholders participating in the company's reinvestment plan.
                  The APF Initial  Offering  commenced  April 19, 1995, and upon completion  of the APF  Initial  Offering on February 6, 1997,
                  had received subscription proceeds of $150,591,765  (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                  Form  S-11  under  the  Securities  Act of 1933,  as  amended,
                  effective   January  31,  1997,   APF   registered   for  sale
                  $275,000,000 of shares of common stock (the "1997  Offering"),
                  including   $25,000,000   available   only   to   stockholders
                  participating  in the company's  reinvestment  plan.  The 1997
                  Offering of APF commenced  following the completion of the APF
                  Initial  Offering on February 6, 1997, and upon  completion of the 1997 Offering on March 2, 1998, had received  subscription
                  proceeds  of  $251,872,648   (12,593,633  shares),   including
                  $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective  May 12,
                  1998, APF registered for sale $345,000,000 of shares of

     Past performance is not necessarily indicative of future performance.

                 TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 1
   (Continued):   common stock (the "1998  Offering").  The 1998 Offering of APF commenced  following  the  completion  of the 1997 Offering on
                  March 2,  1998.  As of  January  31,  1999,  APF had  received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued  pursuant to the company's  reinvestment  plan.
                  The 1998 Offering became fully subscribed in December 1998 and proceeds from the last  subscriptions were received in January
                  1999. The amounts shown represent the combined  results of the
                  APF Initial Offering,  the 1997 Offering and the 1998 Offering
                  as of January 31, 1999,  including  shares issued  pursuant to the company's reinvestment plan.

Note 2:           For negotiating  secured  equipment leases and supervising the secured  equipment lease program,  APF was required to pay its external advisor a one-time secured  equipment lease servicing fee of two percent of the purchase price of the equipment that is the  subject  of a secured  equipment  lease  (see Note 6).
                  During the years ended December 31, 1999, 1998, 1997 and 1996,
                  APF   incurred   $77,317,   $54,998,   $87,665  and   $70,070,
                  respectively, in secured equipment lease servicing fees.

Note 3:           Excludes  properties  sold and  substituted  with  replacement
                  properties,   as  permitted  under  the  terms  of  the  lease
                  agreements.

Note 4:           Pursuant to a  Registration  Statement  on Form S-11 under the
                  Securities  Act of 1933, as amended,  effective  July 9, 1997,
                  CNL Hospitality Properties,  Inc. (the "Hospitality Properties
                  REIT")  registered for sale  $165,000,000  of shares of common stock  (the "CHP  Initial  Offering"),  including  $15,000,000 available only to stockholders  participating in the company's
                  reinvestment   plan.  The  CHP  Initial   Offering   commenced
                  September  11, 1997,  and upon  completion  of the CHP Initial
                  Offering   on  June  17,   1999  had   received   $150,072,637
                  (15,007,264  shares),  including $72,637 (7,264 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration
                  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective June 4, 1999, the  Hospitality  Properties
                  REIT  registered  for sale up to  $275,000,000  of  shares  of common stock (the "1999  Offering").  The 1999 Offering of the
                  Hospitality Properties REIT commenced following the completion of the  CHP  Initial  Offering  on June  17,  1999,  and  upon completion  of the 1999  Offering on September  14, 2000,  the
                  company had received $274,998,988,  including $965,194 (96,520 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended,  effective May 23, 2000, the  Hospitality
                  Properties  REIT  registered  for sale up to  $450,000,000  of shares  of  common  stock  (the  "2000  Offering").  The  2000
                  Offering  of  the   Hospitality   Properties   REIT  commenced
                  following the completion of the 1999 Offering on September 14,
                  2000 and upon completion of the 2000 Offering on September 14,
                  2000,  the  company  had  received   $450,000,000,   including
                  $3,375,474   (337,547   shares)   issued   pursuant   to   the
                  reinvestment  plan.  Pursuant to a  Registration  Statement on
                  Form  S-11  under  the  Securities  Act of 1933,  as  amended, effective  April 1,  2002,  the  Hospitality  Properties  REIT
                  registered  for sale up to  $450,000,000  of  shares of common stock (the "2002  Offering").  As of December  31,  2002,  the
                  Hospitality Properties REIT had received subscription proceeds of  $392,749,677  (39,274,968  shares) from its 2002 Offering, including  $3,225,431  (322,543 shares) issued pursuant to the reinvestment  plan.  The amounts shown  represent the combined results of the CHP Initial  Offering,  the 1999 Offering,  the
                  2000 Offering and the 2002  Offering,  including  subscription proceeds  issued  pursuant  to  the  reinvestment  plan  as of
                  December 31, 2002.

Note 5:           In addition to  acquisition  fees paid on gross  proceeds from the offerings,  prior to becoming self advised on September 1,
                  1999, APF also incurred  acquisition fees relating to proceeds from its line of credit to the extent the  proceeds  were used to acquire properties. Such fees were paid using proceeds from the line of  credit,  and as of  December  31,  1999,  APF had incurred $6,175,521 of such fees (see Note 6).

Note 6:           On September 1, 1999,  APF issued  6,150,000  shares of common stock (with an exchange  value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service  mortgage  loans and  securitize  portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees,  administrative,  accounting,  management and secured  equipment  lease servicing fees. APF continues to outsource  several  functions to  affiliates  such as investor
                  services,   public   relations,    corporate   communications,
                  knowledge  and  technology  management,   and  tax  and  legal
                  compliance.

Note 7:           In September  1999, APF acquired two companies  which make and service  mortgage  loans  and  securitize  portions  of loans.
                  Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of  mortgage  loans,  proceeds  from  securitization transactions  and purchases of other  investments as operating
                  activities  in  its  financial  statements.   Prior  to  these
                  acquisitions,  these types of transactions  were classified as investing activities in its financial statements.

Note 8:           Generally, the Hospitality Properties REIT pays its affiliates selling  commissions,  a marketing support fee and acquisition fees  equal to 7.5%,  0.5% and  4.5%,  respectively,  of gross proceeds.  Under certain circumstances a portion of these fees may be waived.  In  addition,  the advisor of the  Hospitality
                  Properties  REIT is entitled to receive  acquisition  fees for services  relating to identifying the properties,  structuring the terms of the  acquisition and leases of the properties and structuring the

      Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

                  terms of the mortgage loans equal to 4.5% of the gross
                  proceeds of the offerings, loan proceeds from permanent
                  financing and the line of credit that are used to acquire
                  properties, but excluding amounts used to finance secured
                  equipment leases. During the years ended December 31, 2002,
                  2001 and 2000, the Hospitality Properties REIT paid the
                  advisor approximately $7.5 million, $8.8 million and $8.0
                  million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality
                  Properties REIT. These acquisition fees were not paid using proceeds from the offerings and, therefore, were excluded from this table. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the
                  development, construction or renovation of a property,
                  generally equal to 4% of project costs. During the years ended
                  December 31, 2002 and 2001, the Hospitality Properties REIT
                  paid the advisor $1,895,579 and $2,107,404, respectively,
                  relating to these fees. These amounts were also excluded from this table.

Note 9:           In  addition  to the amount  paid to sponsor  from  operations presented in this table,  during the years ended  December 31,
                  1998,  1999,  2000,  2001 and  2002,  APF  incurred  $300,206,
                  $1,493,437,    $1,493,436,    $1,493,436    and    $1,493,437,
                  respectively,  of soliciting  dealer servicing fees payable to the sponsor,  and during the years ended December 31, 2002 and
                  2001, the Hospitality  Properties  REIT incurred  $293,000 and
                  $293,002,  respectively,  in soliciting  dealer servicing fees payable to the sponsor.

Note 10:          In  connection   with  its  1999  Offering,   the  Hospitality
                  Properties REIT had agreed to issue and sell soliciting dealer warrants  ("Soliciting  Dealer  Warrants")  to CNL  Securities
                  Corp.  The price for each  warrant was $0.0008 and one warrant was issued for every 25 shares  sold by the  managing  dealer.
                  The  holder of a  Soliciting  Dealer  Warrant is  entitled  to purchase  one  share of  common  stock  from  the  Hospitality
                  Properties  REIT at a price of  $12.00  during  the five  year period  commencing  the  date  the  1999  Offering  began.  No
                  Soliciting Dealer Warrants, however, will be exercisable until one year  from the date of  issuance.  During  the year  ended
                  December  31, 2000,  the  Hospitality  Properties  REIT issued
                  960,900 Soliciting Dealer Warrants to CNL Securities Corp.

     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                                                                                      1997
                                                                        1994          1995            1996          (Notes 2
                                                                      (Note 1)      (Note 23)       (Note 23)       and 23)
                                                                     ------------  ------------    ------------   -------------
Continuing Operations:
Gross revenue (Note 24)                                                   $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                            --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)                    --            --              --              --
Provision for losses on assets (Notes 12, 14, 17 and 23)                      --            --              --              --
Sale of real estate (Notes 23 and 24)                                         --            --              --              --
Interest income                                                               --       119,355       1,843,228       3,941,831
Less:  Operating expenses (Note 23)                                           --      (186,145)      (908,924)    (2,066,962)
       Transaction costs                                                      --            --              --              --
       Loss on investment in securities                                       --            --              --              --
       Provision for loss on mortgage notes held for sale                     --            --              --              --
       Provision for loss on mortgage, equipment and other notes              --            --              --              --
          receivables                                                         --            --              --              --
       Interest expense (Note 23)                                             --            --              --              --
       Cost of real estate sold (Notes 23 and 24)                             --      (104,131)      (521,871)    (1,795,062)
       Depreciation and amortization (Note 23)                                --            --              --              --
       Loss on termination of cash flow hedge accounting                      --            --              --              --
       Advisor acquisition expense (Note 16)
       Minority interest in (income)/loss of consolidated joint               --           (76)       (29,927)       (31,453)
         Ventures

Discontinued Operations:
  Earnings/(loss) from discontinued operations, net (Note 23)                 --            --              --              --
  Gain on disposal of discontinued operations, net (Note 23)                  --            --              --              --

Cummulative effect of accounting change                                       --              --              --             --
                                                                       ------------   ------------   -------------  -------------
Net income (loss) - GAAP basis                                                --       368,779       4,745,962      15,564,456
                                                                       ============   ============   =============  =============
Taxable income
-  from operations (Notes 8 and 25)                                           --       379,935       4,894,262      15,727,311
                                                                       ============  ============    ============   =============
-  from gain (loss) on sale (Notes 7, 15, 18, 21 and 25)                      --            --              --         (41,115)
                                                                       ============  ============    ============   =============

                          - Intentionally left blank -

        Past performance is not necessarily indicative of future performance.

     1998              1999             2000                2001               2002
   (Notes 3          (Notes 3         (Notes 3            (Notes 3           (Notes 3
   and 23)           and 23)           and 23)            and 23)             and 23)
---------------   ---------------   --------------     ---------------    ----------------

   $29,560,219       $55,511,625     $ 86,558,213        $107,560,301         $99,358,298
        16,018            97,307           97,559           1,106,775             921,453
            --        (1,851,838)       (721,230)        (1,136,997)          (347,179)
      (269,149)      (6,198,447)     (2,214,159)       (16,900,116)        (8,639,377)
            --                --               --         105,645,379         189,425,562
     8,984,546        13,335,146       29,794,446          48,699,202          40,882,800
    (3,493,160)     (12,047,844)    (28,550,472)       (33,479,222)       (37,889,123)
            --        (6,798,803)    (10,315,116)                --                  --
            --                --       (5,347,659)          (121,675)                --
            --                --       (6,854,932          (5,070,213)        (5,368,261)
            --                --       (1,804,000)       (28,199,674)        (3,098,660)
            --        (8,346,585)    (46,944,260)       (68,371,033)       (58,780,246)
            --                --               -- )       (97,586,970)      (175,184,763)
    (3,658,617        (9,554,319)    (16,401,286)       (18,213,287)       (13,732,875)
            -- )              --               --          (8,060,600)                --
            --       (76,333,516)             --                  --                  --

       (30,156)         (41,678)      1,023,730            (242,030)        (1,133,798)

     1,042,707         2,391,618        4,606,330          (6,240,436)        (1,892,409)
            --                --               --                  --          11,068,271
            --                --               --          (3,840,902)                --
---------------   ---------------   --------------     ---------------    ----------------
    32,152,408       (49,837,334)      2,927,163         (24,451,498)        35,589,693
===============   ===============   ==============     ===============    ================

    33,553,390        58,152,473       28,881,542          22,681,442            (Note 25 )
===============   ===============   ==============     ===============    ================
      (149,948)        (789,861)     (2,696,079)        (9,518,197)          (Note 25 )
===============   ===============   ==============     ===============    ================

                          - Intentionally left blank -

         Past performance is not necessarily indicative of future performance.

TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)

                                                                            1994                                          1997
                                                                          (Note 1)        1995            1996          (Note 2)
                                                                         ------------  ------------    ------------   -------------

Cash generated from (used in) operations (Notes 4 and 5)                          --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                                --            --              --       6,289,236
Cash generated from refinancing                                                   --            --              --              --
                                                                         ------------  ------------    ------------   -------------
Cash generated from (used in) operations, sales and refinancing                   --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                        --      (498,459)    (5,439,404)   (16,854,297)
      -  from sale of properties                                                  --            --              --              --
      -  from cash flow from prior period                                         --            --              --              --
      -  from return of capital (Note 10)                                         --      (136,827)            --              --
                                                                         ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions                              --      (136,827)        43,136       6,511,153
Special items (not including sales of real estate and refinancing):
      Subscriptions received from stockholders                                    --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                        200,000            --              --              --
      Retirement of shares of common stock (Note 13)                              --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                                    --       200,000          97,419              --
      Distributions to minority interest                                          --            --         (39,121)       (34,020)
      Payment of stock issuance costs (Note 20)                                  (19)  (3,680,704)    (8,486,188)   (19,542,862)
      Acquisition of land and buildings on operating leases (Note 4)              --   (18,835,969)   (36,104,148)  (143,542,667)
      Investment in direct financing leases (Note 4)                              --    (1,364,960)   (13,372,621)   (39,155,974)
      Proceeds from sales of equipment direct financing leases                    --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                                  --            --              --              --
      Proceeds from sale of securities                                            --            --              --              --
      Proceeds from borrowing from affiliate (Note 22)                            --            --              --              --
      Investment in joint venture                                                 --            --              --              --
      Increase in restricted cash                                                 --            --              --              --
      Purchase of other investments (Note 4)                                      --            --              --              --
      Investment in mortgage, equipment and other notes receivable
        (Note 4)                                                                  --            --     (13,547,264)   (16,923,383)

      Collections on mortgage, equipment and other notes receivable
        (Note 4)                                                                  --            --         133,850         250,732

      Redemption of (investment in) certificates of deposit                       --            --              --      (2,000,000)
      Proceeds from the issuance of bonds                                         --            --              --              --
      Payment on bonds                                                            --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                             --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                                 --            --        (145,080)   (20,784,577)
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties                   (199,036)  (2,500,056)      (939,798)    (2,857,352)
      Decrease (increase) in intangibles and other assets                         --      (628,142)    (1,103,896)            --
      Proceeds from borrowings on mortgage warehouse facilities                   --            --              --              --
      Payments on mortgage warehouse facilities                                   --            --              --              --
      Payments of loan and bond issuance costs                                    --            --              --              --
      Other                                                                       --            --         (54,533)        49,001
                                                                         ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                            945    11,507,500      30,941,643       5,136,689
                                                                         ============  ============    ============   =============

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Notes 8 and 25)                                           --            20              61              67
                                                                         ============  ============    ============   =============
    -  from recapture (Note 25)                                                   --            --              --              --
                                                                         ============  ============    ============   =============
Capital gain (loss) (Notes 7, 15, 18, 21 and 25)                                  --            --              --              --
                                                                         ============  ============    ============   =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                                                     --            19              59              66
    -  from capital gain                                                          --            --              --              --
    -  from investment income from prior
         period                                                                   --            --              --              --
    -  from return of capital (Note 10)                                           --            14               8               6
                                                                         ------------  ------------    ------------   -------------
Total distributions on GAAP basis (Note 11):                                      --            33              67              72
                                                                         ============  ============    ============   =============
   Source (on cash basis):
    -  from sales                                                                 --            --              --              --
    -  from refinancing                                                           --            --              --              --
    -  from operations (Note 4)                                                   --            26              67              72
    -  from cash flow from prior period                                           --            --              --              --
    -  from return of capital (Note 10)                                           --             7              --              --
                                                                         ------------  ------------    ------------   -------------
Total distributions on cash basis (Note 11)                                       --            33              67              72
                                                                         ============  ============    ============   =============

     Past performance is not necessarily indicative of future performance.

     1998              1999             2000                2001               2002
   (Notes 3          (Notes 3         (Notes 3            (Notes 3           (Notes 3
   and 23)           and 23)           and 23)            and 23)             and 23)
---------------   ---------------   --------------     ---------------    ----------------

    39,116,275       307,261,214     (155,961,649)        48,203,362         111,493,558
     2,385,941         5,302,433       12,833,063          11,207,122          67,043,108
          --                --               --                  --                   --
---------------   ---------------   --------------     ---------------    ----------------
    41,502,216       312,563,647     (143,128,586)        59,410,484         178,536,666

   (39,116,275)     (60,078,825)            --          (48,203,362)       (67,990,684)
          --                --                --                 --                   --
      (265,053)            --        (66,329,582)       (18,263,335)               --
       (67,821)            --                 --                --                   --
---------------   ---------------   --------------     ---------------    ----------------
     2,053,067       252,484,822     (209,458,168)        (7,056,213)       110,545,982

   385,523,966           210,736               --           3,691,600           9,750,000
          --                 --                --                --                   --
      (639,528)         (50,891)             --                --                (4,709)

            --           740,621           39,922                --                  --
       (34,073)         (66,763)       (146,601)          (234,002)          (242,788)
   (34,579,650)        (737,190)     (1,493,436)        (1,493,436)        (1,493,437)
  (200,101,667)    (286,411,210)   (160,901,355)       (26,051,869)        (7,211,699)
   (47,115,435)     (63,663,720)    (15,368,629)              --                  --
            --         2,252,766        1,848,664           1,451,456              41,500

            --                --        1,187,238                --                  --
            --                --        7,720,997             982,050                --
            --                --               --           8,708,400          11,750,000
      (974,696)        (187,452)             --             (10,000)          (664,867)
            --                --       (1,875,838)        (9,055,564)         6,357,321
   (16,083,055)              --       (2,831,779)                --                  --
   (10,724,398)     (31,004,345)    (11,130,607)       (11,457,682)        (6,606,837)
     1,555,623         3,894,067        8,334,231           9,325,173          14,967,959
            --         2,000,000               --                  --                  --
            --                --      280,906,000         177,222,667                  --
            --                --       (2,422,469)       (10,065,808)       (16,557,295)

     7,692,040       439,941,245      397,538,000          63,948,887         249,333,516
        (8,039)     (61,580,289)   (586,425,008)      (159,590,370)       (90,858,385)

    (4,574,925)      (1,492,310)             --                  --                --
    (6,281,069)      (1,862,036)       (377,755)                --                --
            --        27,101,067      301,227,438         325,264,212         189,901,470
            --      (352,808,966)     (7,718,739)      (358,859,850)      (474,312,483)
            --        (5,947,397)    (20,891,532)        (9,633,523)           (22,557)
       (95,101)              --               --                  --                --
---------------   ---------------   --------------     ---------------    ----------------
    75,613,060       (77,188,245)    (22,239,426)        (2,913,872)        (5,327,309)
===============   ===============   ==============     ===============    ================

            63                73               30                  15            (Note 25 )
===============   ===============   ==============     ===============    ================
            --                --               --                  --            (Note 25 )
===============   ===============   ==============     ===============    ================
            --                --               --                  --            (Note 25 )
===============   ===============   ==============     ===============    ================

            60                --                3                  --                  40
            --                --               --                  --                  --

            --                --               --                  --                  --
            14                76               73                  76                  36
---------------   ---------------   --------------     ---------------    ----------------
            74                76               76                  76                  76
===============   ===============   ==============     ===============    ================

           --                 --                --                 --                  --
           --                 --                --                 --                  --
            73                76                --                 55                  76
             1                --               76                  21                  --
           --                 --                --                 --                  --
---------------   ---------------   --------------     ---------------    ----------------
            74                76               76                  76                  76
===============   ===============   ==============     ===============    ================

TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)
                                                                           1994                                          1997
                                                                         (Note 1)        1995            1996          (Note 2)
                                                                        ------------  ------------    ------------   -------------

Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                                        0.00%        5.34%          7.06%          7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                                             --            33             100             172
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties in
    program)  (Notes 7, 15, 18 and 21)                                          N/A           100%           100%           100%

      Past performance is not necessarily indicative of future performance.

     1998              1999             2000                2001               2002
   (Notes 3          (Notes 3         (Notes 3            (Notes 3           (Notes 3
   and 23)           and 23)           and 23)            and 23)             and 23)
---------------   ---------------   --------------     ---------------    ----------------

         7.625%           7.625%          7.625%             7.625%             7.625%

           246               322              398                 474                 550

           100%             100%            100%               100%               100%

Note 1:           Pursuant to a  Registration  Statement  on Form S-11 under the
                  Securities Act of 1933, as amended,  effective March 29, 1995,
                  CNL American Properties Fund, Inc. ("APF") registered for sale
                  $165,000,000   of  shares  of  common   stock  (the   "Initial
                  Offering"),    including   $15,000,000   available   only   to
                  stockholders participating in the company's reinvestment plan.
                  The Initial Offering of APF commenced April 19, 1995, and upon completion  of the Initial  Offering on February 6, 1997,  had
                  received  subscription  proceeds  of  $150,591,765  (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                  Form  S-11  under  the  Securities  Act of 1933,  as  amended,
                  effective   January  31,  1997,   APF   registered   for  sale
                  $275,000,000 of shares of common stock (the "1997  Offering"),
                  including   $25,000,000   available   only   to   stockholders
                  participating  in the company's  reinvestment  plan.  The 1997
                  Offering of APF  commenced  following  the  completion  of the
                  Initial  Offering on February 6, 1997, and upon  completion of the 1997 Offering on March 2, 1998, had received  subscription
                  proceeds  of  $251,872,648   (12,593,633  shares),   including
                  $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective  May 12,
                  1998, APF registered for sale $345,000,000 of shares of common
                  stock  (the  "1998  Offering").   The  1998  Offering  of  APF
                  commenced  following  the  completion  of the 1997 Offering on
                  March 2,  1998.  As of  January  31,  1999,  APF had  received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued  pursuant to the company's  reinvestment  plan.
                  The 1998 Offering became fully subscribed in December 1998 and proceeds from the last  subscriptions were received in January
                  1999.  Activities  through  June  1,  1995,  were  devoted  to organization of APF and operations had not begun.

Note 2:           The  amounts  shown  represent  the  combined  results  of the
                  Initial Offering and the 1997 Offering.

Note 3:           The  amounts  shown  represent  the  combined  results  of the
                  Initial Offering, 1997 Offering and 1998 Offering.

Note 4:           Cash  generated  from   operations   from  inception   through
                  September 1999 included cash received from tenants,  less cash paid for expenses,  plus interest received. In September 1999,
                  APF acquired  two  companies  which make and service  mortgage loans and securitize  portions of loans.  Effective with these
                  acquisitions,   APF   classifies   its   investments   in  and
                  collections  of mortgage  loans held for sale,  proceeds  from
                  sale  of  mortgage   loans  held  for  sale,   proceeds   from
                  securitization transactions,  acquisition in and proceeds from real estate held for sale and  purchases of other  investments held  for  sale  as  operating  activities  in  its  financial statements.  APF continues to classify investments in mortgage loans,  investments  in land  and  buildings,  investments  in direct financing leases and other  investments  intended to be held as investments  as investing  activities in its financial statements.

Note 5:           Cash generated from operations per this table agrees to
                  cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:           Total cash  distributions  as a percentage of original  $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 7:           In May 1997 and July 1997,  APF sold four  properties  and one
                  property,   respectively,  to  a  tenant  for  $5,254,083  and
                  $1,035,153,  respectively,  which  was  equal to the  carrying value of the  properties  at the time of sale. In May and July
                  1998, APF sold two and one properties,  respectively, to third parties  for  $1,605,154  and  $1,152,262,  respectively  (and received net sales  proceeds of  approximately  $1,233,700 and
                  $629,435,  respectively, after deduction of construction costs incurred  but  not  paid by APF as of the  date of the  sale), which approximated the carrying value of the properties at the time of sale. As a result,  no gain or loss was recognized for financial reporting purposes.

Note 8:           Taxable   income   presented  is  before  the  dividends  paid
                  deduction.

    Past performance is not necessarily indicative of future performance.

Note 9:           For the years ended December 31, 2002, 2001, 2000, 1999, 1998,
                  1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25%
                  and 59.82%,  respectively,  of the  distributions  received by stockholders  were  considered to be ordinary income and 100%,
                  79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%,  respectively, were  considered  a return of capital for  federal  income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002,  2001,  2000,  1999, 1998, 1997, 1996
                  and  1995  are  required  to be or have  been  treated  by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10:          Cash distributions presented above as a return of capital on a
                  GAAP  basis  represent  the  amount of cash  distributions  in excess of accumulated net income on a GAAP basis.  Accumulated net income (loss)  includes  deductions for  depreciation  and amortization  expense and income from certain  non-cash items.
                  This  amount is not  required to be  presented  as a return of capital  except for  purposes of this  table,  and APF has not treated  this  amount  as a return  of  capital  for any other purpose.  During the year ended December 31, 1999, accumulated net  loss  included  a  non-cash  deduction  for  the  advisor acquisition expense of $76.3 million (see Note 16). During the year ended  December 31, 2001, the Company  recorded  non-cash provisions  for loan losses of $28.2  million due to financial difficulties of a borrower.

Note 11:          Tax and distribution data and total distributions on GAAP
                  basis were computed based on the weighted average dollars
                  outstanding during each period presented.

Note 12:          During  the  year  ended   December  31,  1998,  APF  recorded
                  provisions  for losses on land and  buildings in the amount of
                  $269,149  for  financial  reporting  purposes  relating to two
                  Shoney's  properties  and two Boston  Market  properties.  The tenants of these properties experienced financial difficulties and  ceased  payment of rents  under the terms of their  lease agreements.  The allowances  represent the difference  between the carrying  value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:          In October  1998,  the Board of  Directors  of APF  elected to implement APF's  redemption  plan.  Under the redemption plan,
                  APF elected to redeem  shares,  subject to certain  conditions and  limitations.  During the year ended  December  31,  1998,
                  69,514 shares were redeemed at $9.20 per share  ($639,528) and retired from shares outstanding of common stock.  During 1999, as a  result  of  the  stockholders  approving  a  one-for-two reverse  stock split of common  stock,  the Company  agreed to redeem  fractional  shares (2,545  shares).  During 2002,  the
                  Company retired 325 shares of common stock.

Note 14:          During  the  year  ended   December  31,  1999,  APF  recorded
                  provisions for losses on buildings in the amount of $6,198,447
                  for   financial   reporting   purposes   relating  to  several
                  properties.   The  tenants  of  these  properties  experienced
                  financial  difficulties  and ceased payment of rents under the terms of their lease agreements.  The allowances represent the difference  between the carrying  value of the  properties  at
                  December 31, 1999 and the estimated net  realizable  value for these properties.

Note 15:          During  the  year  ended  December  31,  1999,  APF  sold  six properties  and  received  aggregate  net  sales  proceeds  of
                  $5,302,433,  which  resulted  in a  total  aggregate  loss  of
                  $781,192 for financial reporting purposes.  APF reinvested the proceeds from the sale of properties in additional properties.
                  In  addition,   APF  recorded  a  loss  on  securitization  of
                  $1,070,646 for financial reporting purposes.

Note 16:          On September 1, 1999,  APF issued  6,150,000  shares of common stock to affiliates of APF to acquire its external advisor and two  companies  which  make and  service  mortgage  loans  and
                  securitize   portions  of  loans.   APF  recorded  an  advisor
                  acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:          During the year ended  December 31, 2000,  2001 and 2002,  APF recorded provision for losses on land,  buildings,  and direct financing leases in the amount of $2,214,159,  $16,900,116 and
                  $8,639,377,  respectively,  for financial  reporting  purposes
                  relating   to  several   properties.   The  tenants  of  these
                  properties  experienced  financial  difficulties and/or ceased payment of rents  under the terms of their  lease  agreements.
                  The allowances  represent the difference  between the carrying value of the  properties at December 31, 2000,  2001 and 2002, respectively, and the estimated net realizable value for these properties.

Note 18:          During the year ended  December  31,  2000,  APF sold  fifteen properties  for aggregate net sales  proceeds of  $12,833,063, which  resulted  in total  aggregate  losses of  $732,334  for financial  reporting purposes (after deduction of construction costs  incurred  but  not  paid  by APF as of the  date of the sale).

Note 19:          During  the  year  ended   December  31,  2000,  APF  received
                  $1,187,238 for the sale of consolidated partnership interests.

Note 20:          An affiliate of APF is entitled to receive, in connection with each common stock offering,  a soliciting dealer servicing fee payable  annually by APF  beginning on December 31 of the year following  the year in which each  offering  terminated in the amount  of 0.20%  of the  stockholders'  investment  in APF in connection  with such  offering.  An affiliate of APF in turn, may  reallow  all or a portion  of such fee to  broker-dealers whose  clients  purchased  shares  in such  offering  and held shares on such date. During the years ended December 31, 1998,
                  1999, 2000, 2001 and 2002 APF incurred  $300,206,  $1,493,437,
                  $1,493,436,   $1,493,436   and   $1,493,437   of  such   fees,
                  respectively,  which were paid in January  1999,  2000,  2001,
                  2002 and 2003, respectively.

    Past performance is not necessarily indicative of future performance.

TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)

Note 21:          During the year ended  December  31,  2001 and 2002,  APF sold several properties held for investment for aggregate net sales proceeds of  $11,207,122  and  $67,043,108,  which resulted in
                  total   aggregate   losses  of  $1,136,997  and  $347,179  for
                  financial  reporting  purposes.  In addition,  during the year
                  ended   December  31,  2001,  APF  began   acquiring   certain
                  properties with the intent of selling them to third parties.

Note 22:          During the year ended  December 31, 2001,  an affiliate of APF advanced  $6.0  million to the Company in the form of a demand balloon promissory note. The note is  uncollateralized,  bears interest at LIBOR plus 2.5 percent with interest  payments and outstanding  principal due upon demand.  During the year ended
                  December  31,  2001,  the Company  converted  the  outstanding principal  balance  plus accrued  interest  under the advances into shares of Company  stock.  As of December 31,  2001,  the affiliate  had  advanced  an  additional  $2.7  million to the
                  Company under the same terms of the previous advances.  During
                  2002,  the affiliate  advanced $7.5 million to the Company and subsequently  converted the outstanding  balances plus accrued interest under the advances,  into shares of Company stock. As of December 31, 2002, the affiliate had advanced an additional
                  $4.25  million  to the  Company  under  the same  terms as the previous advances.

Note 23:          Effective  January 1, 2002, the Company  adopted  Statement of
                  Financial  Accounting  Standards No. 144  "Accounting  for the
                  Impairment or Disposal of Long-Lived  Assets"  ("FASB  #144").
                  This statement  requires that a long lived asset be tested for recoverability  whenever  events or changes  in  circumstances indicate that its carrying amount may not be  recoverable.  In addition,  the  statement  also  requires  that the results of operations  of a  component  of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation,  for components designated on or after the effective  date. As a result of the adoption of FASB #144, the operating results and the related  gains/(losses) from the sale of all properties  designated for sale effective  January
                  1, 2002 have been classified as discontinued  operations.  The results of operations for these  properties have been restated
                  and  reclassified to  discontinued  operations for each of the years ended December 31, 1998,  1999, 2000 and 2001 to conform to the 2002 presentation.  The results of operations for these properties for the years ended December 31, 1994,  1995,  1996 and 1997 have not been restated or  reclassified to conform to the 2002 presentation.

Note 24:          Starting  in  2001,  the  Company  began  designating  certain properties as held for sale and began selling these properties to  private  investors  as an  alternative  to  retaining  the properties as a long term investment. The accounting for these properties  differs  from that of similar  properties  without this  designation as the Company does not record  depreciation on these  properties  for financial  reporting  purposes.  All properties  designated  through  December 31, 2001 as held for sale reflect the gross sales  proceeds  received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties  designated as held for sale subsequent to December
                  31, 2001 are presented as  discontinued  operations  (see Note
                  23).

Note 25:          This  information is not yet available;  however,  100% of the  distributions  to the  stockholders  for 2002 were deemed return of capital.

         Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                          1996            1997                              1999
                                                        (Note 1)        (Note 1)           1998           (Note 2)
                                                      -------------   -------------    --------------   --------------

Gross revenue                                               $   --          $   --       $ 1,316,599      $ 4,230,995
Dividend income (Note 10)                                       --              --                --        2,753,506
Interest and other income                                       --          46,071           638,862        3,693,004
Less:  Operating expenses                                       --         (22,386)        (257,646)       (802,755)
       Interest expense                                         --              --          (350,322)       (248,094)
       Depreciation and amortization                            --            (833)        (388,554)     (1,267,868)
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --              --                --         (778,466)
       Minority interest                                        --              --                --          (64,334)
                                                      -------------   -------------    --------------   --------------
Net income - GAAP basis                                         --          22,852           958,939        7,515,988
                                                      =============   =============    ==============   ==============
Taxable income
    -  from operations (Note 6)                                 --          46,071           609,304        7,613,284
                                                      =============   =============    ==============   ==============
    -  from gain (loss) on sale                                 --              --                --               --
                                                      =============   =============    ==============   ==============
Cash generated from operations (Notes
    3 and 4)                                                    --          22,469         2,776,965       12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                               --         (22,469)      (1,168,145)    (10,765,881)
      -  from sale of properties                                --              --                --               --
      -  from cash flow from prior period                       --              --                --               --
      -  from return of capital (Note 8)                        --          (7,307)              --               --
                                                      -------------   -------------    --------------   --------------
Cash generated (deficiency) after cash
    distributions                                               --          (7,307)       1,608,820        2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --      11,325,402        31,693,678      245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000              --                --               --
      Proceeds from mortgage loans and other
       notes payable                                            --              --                --               --
      Contribution from minority interest                       --              --                --        7,150,000
      Distributions to holders of minority
       interest                                                 --              --                --               --
      Stock issuance costs                               (197,916)      (1,979,371)      (3,948,669)    (26,472,318)
      Acquisition of land, buildings and
       equipment                                                --              --       (28,752,549)    (85,089,887)
      Investment in unconsolidated subsidiary                   --              --                --      (39,879,638)
      Deposit on property and other investments                 --              --                --               --
      Acquisition of additional interest CNL
       Hotel Investors, Inc.                                    --              --                --               --
      Redemption of (investment in) certificate
       of deposit                                               --              --        (5,000,000)             --
      Increase in restricted cash                               --              --           (82,407)       (193,223)
      Proceeds of borrowing on line of credit                   --              --         9,600,000               --
      Payment on mortgage loans and line of credit              --              --                --       (9,600,000)
      Payment of other notes                                    --              --                --               --
      Payment of loan costs                                     --              --           (91,262)        (47,334)
      Decrease (increase) in intangibles and
        other assets                                            --        (463,470)        (676,026)     (5,068,727)
      Retirement of shares of common stock                      --              --                --         (118,542)
      Due from related parties - offering expenses              --              --                --               --
      Other                                                     --          (7,500)           7,500               --
                                                      -------------   -------------    --------------   --------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084       8,867,754         4,359,085       88,743,518
                                                      =============   =============    ==============   ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --               7                25               48
                                                      =============   =============    ==============   ==============
    -  from recapture                                           --              --                --               --
                                                      =============   =============    ==============   ==============
Capital gain (loss) (Note 7)                                    --              --                --               --
                                                      =============   =============    ==============   ==============

       Past performance is not necessarily indicative of future performance.

      2000               2001              2002
    (Note 2)           (Note 2)          (Note 2)
-----------------    --------------   ---------------
                                      ---------------

    $ 26,681,838       $67,968,306      $142,581,972
       2,780,063                --                --
       6,637,318         3,494,238        13,826,308
      (3,311,988)      (9,491,248)     (77,963,736)
      (2,383,449)     (14,653,011)     (18,330,110)
      (7,830,456)     (19,748,697)     (27,875,955)

        (386,627)      (7,092,674)     (16,164,591)
      (1,516,237)      (1,148,538)        (263,647)
-----------------    --------------   ---------------
      20,670,462        19,328,376        15,810,241
=================    ==============   ===============

      14,507,032        16,938,386        24,804,256
=================    ==============   ===============
             --                --                 --
=================    ==============   ===============

      43,650,561        52,937,964        70,340,253

     (28,082,275)     (48,409,660)     (74,217,458)
             --                 --                --
             --                 --                --
             --                 --                --
-----------------    --------------   ---------------

      15,568,286         4,528,304        (3,877,205)

     203,684,044       286,068,626       489,110,645

            --                 --                 --

     102,081,950        37,989,731        40,070,000
            --                 --                 --

     (10,217,828)      (2,896,299)        (413,664)
     (24,808,156)     (34,723,430)     (51,639,836)

    (310,711,912)    (117,233,515)    (307,447,324)
     (10,174,209)    (129,032,824)     (95,025,712)
              --                --       (10,300,407)

     (17,872,573)     (32,884,119)              --

       5,000,000                --                --
      (2,988,082)      (5,229,734)      (9,328,235)
              --         7,500,000        16,578,832
              --        (1,171,444)      (1,748,331)
              --                --       (26,606,636)
      (1,342,713)      (2,953,874)      (2,169,338)

       2,510,090       (11,610,690)     (29,643,305)
      (2,503,484)      (2,312,634)      (2,391,110)
              --        (1,410,900)              --
              --                --                --
-----------------    --------------   ---------------
     (51,774,587)      (5,372,802)       5,168,374
=================    ==============   ===============

              38                26                25
=================    ==============   ===============
              --               --                 --
=================    ==============   ===============
              --               --                 --
=================    ==============   ===============

        Past performance is not necessarily indicative of future performance.

TABLE III - CNL HOSPITALITY PROPERTIES, INC. (continued)

                                                      1996             1997                               1999
                                                    (Note 1)         (Note 1)           1998            (Note 2)
                                                  -------------     ------------    -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               --                3               40                47
    -  from capital gain                                    --               --               --                --
    -  from investment income from
         prior period                                       --               --               --                --
    -  from return of capital (Note 8)                      --                1                9                21
                                                  -------------     ------------    -------------     -------------

Total distributions on GAAP basis
   (Note 9)                                                 --                4               49                68
                                                  =============     ============    =============     =============
   Source (on cash basis)
    -  from sales                                           --               --               --                --
    -  from refinancing                                     --               --               --                --
    -  from operations                                      --                3               49                68
    -  from cash flow from prior period                     --               --               --                --
    -  from return of capital (Note 8)                      --                1               --                --
                                                                    ------------    -------------     -------------
                                                  -------------
Total distributions on cash basis (Note 9)                  --                4               49                68
                                                  =============     ============    =============     =============
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                              N/A             3.00%           4.67%            7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                       N/A                4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                            N/A              N/A              100%             100%

Note 1:           Pursuant to a  Registration  Statement  on Form S-11 under the
                  Securities  Act of 1933, as amended,  effective  July 9, 1997,
                  CNL Hospitality Properties,  Inc. (the "Hospitality Properties
                  REIT")  registered for sale  $165,000,000  of shares of common stock  (the "CHP  Initial  Offering"),  including  $15,000,000 available only to stockholders  participating in the company's
                  reinvestment   plan.  The  CHP  Initial   Offering   commenced
                  September  11, 1997,  and upon  completion  of the CHP Initial
                  Offering   on  June  17,   1999  had   received   $150,072,637
                  (15,007,264  shares),  including $72,637 (7,264 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration
                  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective June 4, 1999, the  Hospitality  Properties
                  REIT  registered  for sale up to  $275,000,000  of  shares  of common stock (the "1999  Offering").  The 1999 Offering of the
                  Hospitality Properties REIT commenced following the completion of the  CHP  Initial  Offering  on June  17,  1999,  and  upon completion  of the 1999  Offering on September  14, 2000,  the
                  company had received $274,998,988,  including $965,194 (96,520 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended,  effective May 23, 2000, the  Hospitality
                  Properties  REIT  registered  for sale up to  $450,000,000  of shares  of  common  stock  (the  "2000  Offering").  The  2000
                  Offering  of  the   Hospitality   Properties   REIT  commenced
                  following the completion of the 1999 Offering on September 14,
                  2000 and upon completion of the 2000 Offering on September 14,
                  2000,  the  company  had  received   $450,000,000,   including
                  $3,375,474   (337,547   shares)   issued   pursuant   to   the
                  reinvestment  plan.  Pursuant to a  Registration  Statement on
                  Form  S-11  under  the  Securities  Act of 1933,  as  amended, effective  April 1,  2002,  the  Hospitality  Properties  REIT
                  registered  for sale up to  $450,000,000  of  shares of common stock (the "2002  Offering").  As of December  31,  2002,  the
                  Hospitality Properties REIT had received subscription proceeds of  $392,749,677  (39,274,968  shares) from its 2002 Offering, including  $3,225,431  (322,543 shares) issued pursuant to the reinvestment  plan.  The amounts shown  represent the combined results of the CHP Initial  Offering,  the 1999 Offering,  the
                  2000 Offering and the 2002  Offering,  including  subscription proceeds  issued  pursuant  to  the  reinvestment  plan  as of
                  December 31, 2002.

Note 2:           The  amounts  shown  represent  the  combined  results  of the
                  Initial Offering, the 1999 Offering, the 2000 Offering and the
                  2002 Offering, as applicable.

Note 3:           Cash  generated  from  operations  includes cash received from tenants and  dividend,  interest and other  income,  less cash paid for operating expenses.

Note 4:           Cash generated  from  operations per this table agrees to cash generated  from  operations  per the  statement  of cash flows included  in  the  consolidated  financial  statements  of the
                  Hospitality Properties REIT.

Note 5:           Total cash  distributions  as a percentage of original  $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

       Past performance is not necessarily indicative of future performance.

     2000             2001             2002
   (Note 2)         (Note 2)         (Note 2)
----------------   ------------    -------------

             53             30               16
            --              --               --

            --              --               --
             20             45               60
----------------   ------------    -------------

             73             75               76
================   ============    =============

            --              --                --
            --              --                --
             73             75               76
            --              --                --
            --              --                --
----------------   ------------    -------------
             73             75               76
================   ============    =============

           7.38%        7.688%          7.75%

            194            269              345

            100%          100%           100%

Note 6:           Taxable   income   presented  is  before  the  dividends  paid
                  deduction.

Note 7:           For the years ended December 31, 2002,  2001, 2000, 1999, 1998 and 1997,  approximately  51%,  52%,  63%,  75%, 76% and 100%, respectively,  of the  distributions  received by stockholders were considered to be ordinary income and  approximately  49%,
                  48%, 37%,  25%, 24% and 0%,  respectively,  were  considered a return of capital for federal income tax purposes.  No amounts distributed to  stockholders  for the years ended December 31,
                  2002,  2001,  2000,  1999, 1998 and 1997 are required to be or have been  treated by the  company as a return of capital  for purposes  of  calculating  the  stockholders'  return on their invested capital.

Note 8:           Cash distributions presented above as a return of capital on a
                  GAAP  basis  represent  the  amount of cash  distributions  in excess of accumulated net income on a GAAP basis.  Accumulated
                  net  income   includes   deductions   for   depreciation   and
                  amortization  expense and income from certain  non-cash items.
                  In  addition,  cash  distributions  presented  as a return  of capital  on  a  cash  basis  represents  the  amount  of  cash distributions  in excess of cash generated from operating cash flow and excess cash flows from prior  periods.  These amounts have not been  treated as a return of capital for  purposes of calculating the amount of stockholders' invested capital.

Note 9:           Tax and  distribution  data and  total  distributions  on GAAP basis  were  computed  based on the  weighted  average  shares outstanding during each period presented.

Note 10:          In February 1999, the company  executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment  trust, CNL Hotel Investors,  Inc., for the purpose of acquiring seven hotels.  During the years ended
                  December 31, 2000 and 1999,  the company  recorded  $2,780,063 and $2,753,506,  respectively, in dividend income and $386,627 and  $778,466,  respectively,  in  an  equity  in  loss  after deduction  of  preferred  stock  dividends,  resulting  in net
                  earnings   of   $2,393,436   and   $1,975,040,   respectively,
                  attributable to this investment.  In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which  resulted  in a  majority  ownership  interest  and  the consolidation  of  CNL  Hotel  Investors,  Inc.  As  such,  no dividend  income  was  recognized  for the years  ended  after
                  December 31, 2001.

Note 11:          Certain data for columns representing less than 12 months have been annualized.

       Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ ============= ==

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)       11/20/86     10/15/99      $ 870,457      --          --         --        $  870,457
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                 11/17/87     03/23/99        678,888      --          --         --           678,888
   Little House -
     Littleton, CO                10/07/87     11/05/99        150,000      --          --         --           150,000
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        532,254      --          --         --           532,254

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                09/30/88     04/30/99      1,091,193      --          --         --         1,091,193
   Denny's -
     Hagerstown, MD               08/14/88     06/09/99        700,977      --          --         --           700,977
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2)           11/20/87     11/29/01        568,453      --          --         --           568,453
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        787,300      --          --         --           787,300

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        378,300      --          --         --           378,300

                                              Cost of Properties
                                             Including Closing and
                                                  Soft Costs
                                     --------------------------------------
                                                                               Excess
                                                    Total                   (deficiency)
                                                 acquisition                 of property
                                     Original       cost,                     operating
                                     mortgage      capital                      cash
                                     financing   improvements               receipts over
         Property                       (7)      closing and      Total         cash
                                                  soft costs                expenditures
                                                     (1)                        (19)
=============================        =========== ============= ============ ==============

CNL Income Fund, Ltd.:
  Golden Corral -
    Kent Island, MD (2)(4)              --       $ 726,600     $  726,600  $ 1,192,641
 Popeye's -
    Merritt Island, FL (2)              --         518,409        518,409      909,409
  Golden Corral -
    Salisbury, MD (2) (11)              --         741,900        741,900    1,326,574

CNL Income Fund II, Ltd.:
  Golden Corral -
    Columbia, MO                        --         511,200        511,200      780,594
  Little House -
    Littleton, CO                       --         330,456        330,456      349,883
  KFC -
    Jacksonville, FL (2)                --         441,000        441,000      715,685
  Popeye's -
    Sanford, FL (2)                     --         560,000        560,000      850,322
  Popeye's -
    Altamonte Springs, FL (2)           --         426,568        426,568      684,445
  Popeye's -
    Apopka, FL (2)                      --         545,561        545,561      794,039
  IHOP -
    Peoria, AZ (20)                     --         764,975        764,975      125,468
  KFC -
    Bay City, TX (2)                    --         446,827        446,827      767,761

CNL Income Fund III, Ltd.:
  Perkins -
    Flagstaff, AZ                       --         993,508        993,508    1,309,570
  Denny's -
    Hagerstown, MD                      --         861,454        861,454    1,065,467
  Popeye's -
    Plant City, FL                      --         606,409        606,409      616,913
  Golden Corral -
    Washington, IL (2)                  --         690,500        690,500    1,063,951
  Golden Corral -
    Schereville, IN (2) (23)            --         694,100        694,100    1,053,524

CNL Income Fund IV, Ltd.:
  Wendy's
    Detroit, MI (2)                     --         614,500        614,500    1,038,530
  Shoney's -
    Temple Terrace, FL (2)              --        1,155,705     1,155,705    1,496,453
  Shoney's -
    Punta Gorda, FL (2)                 --         947,500        947,500    1,271,574
  Big Boy -
    Topeka, KS (2)                      --         708,800        708,800      878,942
  Taqueria Jalisco -
    Corpus Christi, TX (2)              --         622,310        622,310      331,788

 Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ ============= ===

CNL Income Fund IV, Ltd.
(Continued):
   Bellissimos Family
Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        280,571      --          --         --           280,571

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   12/07/89     03/29/99        471,248      --          --         --           471,248
   Wendy's -
     Endicott, NY                 12/07/89     03/29/99        642,511      --          --         --           642,511
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        433,366      --          --         --           433,366
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN              01/05/90     06/03/99      1,059,373      --          --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99      1,059,200      --          --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99      1,168,298      --          --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99      1,031,274      --          --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA                  02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954      --          --         --         1,059,954
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        451,054      --          --         --           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000

                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
==============================  ========== ============= ============ ==============

CNL Income Fund IV, Ltd.
(Continued):
   Bellissimos Family
Restaurant -
     Palm Bay, FL                 --        1,070,822     1,070,822    1,250,729

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   --         471,297        471,297      446,286
   Wendy's -
     Endicott, NY                 --         471,255        471,255      608,495
   Burger King -
     Halls, TN (3)                 --         329,231       329,231      352,853
   Hardee's -
     Belding, MI                   --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)             --         547,600       547,600      589,375

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN               --         890,240       890,240      950,054
   Burger King -
     Broadway, TN                  --         890,036       890,036      949,821
   Burger King -
     Sevierville, TN               --         890,696       890,696      951,292
   Burger King -
     Walker Springs, TN            --         864,777       864,777      921,429
   Popeye's -
     Jacksonville, FL              --         406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL               --         488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL              --         423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL              --         383,089       383,089      454,566
   Captain D's -
     Chester, PA                   --         550,000       550,000      611,617
   IHOP -
     Dublin, CA (14)               --       1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)           --       1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                  --         765,500       765,500    1,058,493

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                 --         890,668       890,668      954,457
   Burger King -
     Halls, TN (3)                 --         342,669       342,669      367,256
   Shoney's
     Pueblo, CO                    --         961,582       961,582      984,472

            Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ ============= ===

CNL Income Fund VII, Ltd.
(Continued):
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91      11/27/01       213,482      --       103,581       --           317,063
   Church's
     Gainesville, FL              01/16/91      11/29/01       182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90      12/21/01       698,050      --          --         --           698,050

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH       05/31/96      03/21/01       236,740      --          --         --           236,740
(12)
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX           10/28/91      02/12/99     1,350,000      --          --         --         1,350,000
   Perkins -
     Rochester, NY                12/20/91      03/03/99     1,050,000      --          --         --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891

                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
==============================  ========== ============= ============ ==============

CNL Income Fund VII, Ltd.
(Continued):
   Popeye's -
     Lake City, FL                 --         485,455       485,455        641,608
   Popeye's -
     Jacksonville, FL              --         376,323       376,323        452,824
   Popeye's -
     Jacksonville, FL              --         384,936       384,936        515,888
   Popeye's -
     Brunswick, GA                 --         468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL              --         340,429       340,429        407,175
   Kentucky Fried Chicken -
     Friendswood, TX               --         485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)       --          318,188       318,188        396,488
   Church's
     Gainesville, FL              --          183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL              --        1,100,000     1,100,000      1,324,170

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            --          924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL              --          816,355       816,355        961,418
   Shoney's -
     Sun City, FL                 --        1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL             --          352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH       --          236,740       236,740        127,155
(12)
   Quincy's -
     Statesville, NC              --          893,422       893,422        997,232

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX           --        1,224,020     1,224,020      1,061,856
   Perkins -
     Rochester, NY                --        1,064,815     1,064,815        862,189
   Perkins -
     Williamsville, NY            --          981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)            --          553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)             --          642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)              --          388,720       388,720         58,398

        Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ ============= ===

CNL Income Fund IX, Ltd.
(Continued):
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                  02/26/92      03/03/99     1,150,000      --          --         --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95      08/26/99       931,725      --          --         --           931,725
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)            07/02/93      05/17/99       467,300      --       55,000        --           522,300
   Denny's -
     Cleveland, TN                12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL                03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH       05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
(12)
   Jack in the Box -
     Rialto, CA                   01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL             08/09/93      10/02/01     1,090,297      --          --         --         1,090,297

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                  07/27/93      07/16/99     1,063,318      --          --         --         1,063,318
   Quincy's -
     Mount Airy, NC               07/30/93      04/09/01       947,000      --          --         --           947,000

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA              03/31/94      05/25/99       696,300      --          --         --           696,300
   Long John Silver's -
     Shelby, NC                   06/22/94      11/12/99       494,178      --          --         --           494,178

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         -------------------------------------
                                                                                  Excess
                                                       Total                   (deficiency)
                                                    acquisition                 of property
                                         Original      cost,                     operating
                                         mortgage     capital                      cash
                                         financing  improvements               receipts over
          Property                          (7)     closing and      Total         cash
                                                     soft costs                expenditures
                                                        (1)                        (19)
============================== =         ========== ============= ============ ==============

CNL Income Fund IX, Ltd.
(Continued):
   Shoney's -
     Bedford, IN                           --          754,028       754,028        991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                   --          870,713       870,713        692,662

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                           --        1,141,444     1,141,444        879,529
   Shoney's -
     Fort Myers Beach, FL                  --          931,725       931,725        434,215
   Perkins -
     Lancaster, NY                         --        1,111,111     1,111,111        706,575
   IHOP -
     Peoria, AZ (20)                       --          828,723       828,723        135,923

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)                   --          321,434       321,434         57,468
   Quincy's -
     Sebring, FL                           --        1,054,550     1,054,550      1,111,338

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)                     --          304,002       304,002        333,944
   Denny's -
     Cleveland, TN                         --          622,863       622,863        530,741
   Shoney's -
     Bradenton, FL                         --       1,000,000      1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH                --       1,663,260      1,663,260        893,350
(12)
   Jack in the Box -
     Rialto, CA                            --       1,033,072      1,033,072        936,833
   Johnnies -
     Winter Haven, FL                      --       1,172,608      1,172,608      1,117,762

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                           --         861,321        861,321        521,565
   Quincy's -
     Mount Airy, NC                        --         968,134        968,134        755,601

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA                       --         738,340        738,340        344,212
   Long John Silver's -
     Shelby, NC                            --         608,611        608,611        263,101

    Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ ============= ===

CNL Income Fund XIV, Ltd.
(Continued):
   Checker's -
     Kansas City, MO              03/31/94      12/10/99       268,450      --          --         --           268,450
   Checker's -
     Houston, TX                  03/31/94      12/15/99       385,673      --          --         --           385,673
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                 07/15/94      11/12/99       631,304      --          --         --           631,304
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Jack in the Box -
     Altadena, CA                 07/29/94      10/04/01       937,250      --          --         --           937,250

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                 05/08/98      11/23/99       667,311      --          --         --           667,311
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045
   Boston Market -
     St. Cloud, MN                09/15/95      11/28/01       647,365      --          --         --           647,365
   Big Boy -
     Las Vegas, NV                05/31/95      12/11/01     1,059,264      --          --         --         1,059,264

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)             04/29/97      12/02/99     1,675,385      --          --         --         1,675,385
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648

                                                 Cost of Properties
                                               Including Closing and
                                                     Soft Costs
                                        -------------------------------------
                                                                                 Excess
                                                      Total                   (deficiency)
                                                   acquisition                 of property
                                        Original      cost,                     operating
                                        mortgage     capital                      cash
                                        financing  improvements               receipts over
          Property                         (7)     closing and      Total         cash
                                                    soft costs                expenditures
                                                       (1)                        (19)
==============================          ========== ============= ============ ==============

CNL Income Fund XIV, Ltd.
(Continued):
   Checker's -
     Kansas City, MO                      --         209,329        209,329        125,831
   Checker's -
     Houston, TX                          --         311,823        311,823        189,722
   East Side Mario's -
     Columbus, OH                         --       1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                       --         501,276        501,276        255,146

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                         --         776,248        776,248        326,627
   Long John Silver's
     Lexington, NC                        --         646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)                       --         946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA                   --         939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)                       --         501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                         --         709,812        709,812        528,007

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                         --         774,851        774,851          2,893
   Boston Market -
     Columbia Heights, MN                 --         939,972        939,972        226,734
   Denny's -
     Marana, AZ                           --         719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                        --       1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                        --       1,160,553      1,160,553        476,249

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)                     --        1,692,994     1,692,994        512,474
   Popeye's -
     Warner Robins, GA                    --          563,148       563,148        257,018
   Boston Market -
     Long Beach, CA                       --          832,280       832,280        156,091
   Boston Market -
     Houston, TX                          --          812,696       812,696        323,963

         Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------

                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ ============= ===

CNL Income Fund XVII, Ltd.
(Continued):
   Mr. Fablo's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300
   Boston Market -
     Inglewood, CA                07/24/96      09/06/01       298,300      --          --         --           298,300
   Jack in the Box -
     El Dorado, CA                09/26/96      09/25/01     1,510,463      --          --         --         1,510,463

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                  03/26/97      12/06/99       688,997      --          --         --           688,997
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550
   Jack in the Box -
     Henderson, NV                06/30/97      07/12/01     1,278,046      --          --         --         1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97      12/28/01     1,664,829      --          --         --         1,664,829

CNL American Properties Fund,
Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                             Excess
                                                  Total                   (deficiency)
                                               acquisition                 of property
                                    Original      cost,                     operating
                                    mortgage     capital                      cash
                                    financing  improvements               receipts over
          Property                     (7)     closing and      Total         cash
                                                soft costs                expenditures
                                                   (1)                        (19)
==============================      ========== ============= ============ ==============

CNL Income Fund XVII, Ltd.
(Continued):
   Mr. Fablo's -
     Kentwood, MI                      --         855,609       855,609        272,268
   Boston Market -
     Inglewood, CA                     --         857,488       857,488        196,478
   Jack in the Box -
     El Dorado, CA                     --       1,097,220     1,097,220        581,924

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                       --         617,610       617,610        187,183
   Boston Market -
     Timonium, MD                      --       1,140,100     1,140,100        302,665
   Jack in the Box -
     Henderson, NV                     --       1,067,175     1,067,175        494,105
   IHOP -
     Santa Rosa, CA                    --       1,286,364     1,286,364        598,179

CNL American Properties Fund,
Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)              --      2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA                   --      1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                        --      1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX                   --        757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                     --        925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                     --      1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                        --        927,273        927,273        245,426
   Big Boy -
     Jefferson City, MO                --       1,113,383     1,113,383         68,389
   Big Boy -
     Alton, IL                         --       1,012,254     1,012,254         41,032
   Boston Market -
     Liberty, MO                       --         765,530       765,530         84,802
   Mr. Fables -
     Grand Rapids, MI                  --         816,264       816,264        270,873
   Pizza Hut -
     Dover, OH                         --         233,896       233,896         86,601
   Big Boy -
     St. Joseph, MO                    --         885,883       885,883         35,138

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL American Properties Fund, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                    08/19/97     12/14/00       668,753      --           --        --           668,753
   Boston Market -
     Stafford, TX                     07/02/97     12/15/00       881,674      --           --        --           881,674
   Big Boy -
     Guadalupe, AZ                    04/16/97     03/23/01       883,685      --           --        --           883,685
   Tumbleweed's -
     Nashville, TN                    08/01/97     04/20/01       525,050      --           --        --           525,050
   Boston Market -
     Vacaville, CA                    05/06/97     05/08/01     1,064,430      --           --        --         1,064,430
   Big Boy -
     Independence, MO                 01/19/99     05/22/01       524,513      --           --        --           524,513
   Big Boy -
     Belleville, IL (9)               02/26/99     06/13/01       375,000      --           --        --           375,000
   Tumbleweeds -
     Clarksville, TN                  02/10/98     06/15/01       803,050      --           --        --           803,050
   Big Boy -
     Grandview, MO                    02/26/99     06/29/01       516,235      --           --        --           516,235
   Pizza Hut -
     Toledo, OH                       12/05/96     06/29/01       148,528      --           --        --           148,528
   Shoney's -
     Indian Harbor Beach, FL          01/24/97     08/13/01       457,016      --           --        --           457,016
   Black-eyed Pea -
     Wichita, KS                      10/01/97     08/15/01       300,000      --           --        --           300,000
   Tumbleweed Southwest Mesquite
Grill & Bar
     Hermitage, TN                    02/10/98     09/24/01       871,496      --           --        --           871,496
   Tumbleweed Southwest Mesquite
Grill & Bar
     Cookeville, TN                   08/01/97     09/26/01       844,905      --           --        --           844,905
   Big Boy -
     Granite City, IL                 01/19/99     09/28/01       595,148      --           --        --           595,148
   Big Boy -
     Taylor, MI                       08/19/99     10/16/01       887,731      --           --        --           887,731
   Boston Market -
     Cedar Park, TX                   04/02/97     10/31/01       875,000      --           --        --           875,000
   Shoney's -
     Phoenix, AZ                      03/24/98     11/26/01       399,285      --           --        --           399,285
   Burger King -
     Atlanta, GA                      06/09/98     12/21/01       418,050      --           --        --           418,050
   Barbwires Steakhouse -
     Lawrence, KS                     08/01/97     12/28/01       718,000      --           --        --           718,000
   Boston Market -
     Jessup, MD                       05/06/97     02/19/02       324,343      --           --        --           324,343
   Black-eyed Pea -
     Herndon, VA                      07/14/98     02/22/02       815,875      --           --        --           815,875
   TGI Friday's -
     El Paso, TX                      08/14/98     03/19/02     1,594,729      --           --        --         1,549,729

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         -------------------------------------
                                                                                   Excess
                                                       Total                    (deficiency)
                                                    acquisition                 of property
                                         Original      cost,                   operating cash
                                         mortgage     capital                  receipts over
                                         financing  improvements                    cash
            Property                        (7)     closing and      Total      expenditures
                                                     soft costs                     (19)
                                                        (1)
=================================        ========== ============= ============ ===============

CNL American Properties Fund, Inc
   (Continued):
   Boston Market -
     Baltimore, MD                         --       1,378,051     1,378,051        472,895
   Boston Market -
     Stafford, TX                          --       1,077,979     1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                         --       1,706,768     1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                         --       1,308,411     1,308,411        362,588
   Boston Market -
     Vacaville, CA                         --       1,437,474     1,437,474        358,396
   Big Boy -
     Independence, MO                      --       1,253,699     1,253,699         65,156
   Big Boy -
     Belleville, IL (9)                    --         761,074       761,074        (17,597)
   Tumbleweeds -
     Clarksville, TN                       --       1,440,247     1,440,247        229,692
   Big Boy -
     Grandview, MO                         --         962,290       962,290         36,150
   Pizza Hut -
     Toledo, OH                            --         328,381       328,381        (21,742)
   Shoney's -
     Indian Harbor Beach, FL               --         693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                           --         660,748       660,748        305,701
   Tumbleweed Southwest Mesquite
Grill & Bar
     Hermitage, TN                         --       1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite
Grill & Bar
     Cookeville, TN                        --       1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                      --       1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                            --       1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                        --         827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                           --         482,368       482,368        (91,021)
   Burger King -
     Atlanta, GA                           --         926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                          --       1,448,598     1,448,598        179,747
   Boston Market -
     Jessup, MD                            --       1,243,060     1,243,060        107,266
   Black-eyed Pea -
     Herndon, VA                           --       1,279,118     1,279,118        354,530
   TGI Friday's -
     El Paso, TX                           --       1,602,944     1,602,944        577,055

   Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL American Properties Fund, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                    08/20/97     04/19/02       981,540      --           --        --           981,540
   Big Boy -
     Overland Park, KS                02/26/99     04/26/02       577,580      --           --        --           577,580
   Burger King -
     Tappahannock, VA                 03/16/99     05/16/02     1,089,779      --           --        --         1,089,779
   Burger King -
     Prattville, AL                   01/28/99     05/17/02       497,867      --           --        --           497,867
   Burger King -
     Tuskegee, AL                     01/28/99     05/17/02       397,867      --           --        --           397,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       797,867      --           --        --           797,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       397,867      --           --        --           397,867
   Black-eyed Pea -
     McKinney, TX                     12/30/98     05/31/02     1,149,064      --           --        --         1,149,064
   Black-eyed Pea -
     Forestville, MD                  10/01/97     06/01/02            --      --           --        --                --
   Burger King -
     Coon Rapids, MN                  03/16/99     06/03/02     1,078,973      --           --        --         1,078,973
   Burger King -
     Rochester, NH                    03/16/99     06/03/02     1,193,284      --           --        --         1,193,284
   Burger King -
     Columbus, OH                     03/16/99     06/03/02       950,938      --           --        --           950,938
   Burger King -
     Asheboro, NC                     03/16/99     06/03/02     1,513,213      --           --        --         1,513,213
   Hardee's -
     Gulf Shores, AL                  03/16/99     06/13/02       904,861      --           --        --           904,861
   Steak & Ale -
     Palm Harbor, FL                  06/16/98     06/14/02     1,241,943      --           --        --         1,241,943
   Burger King -
     Lancaster, OH                    03/16/99     06/14/02     1,321,822      --           --        --         1,321,822
   Burger King -
     John's Island, SC                03/16/99     06/14/02     1,289,282      --           --        --         1,289,282
   IHOP -
     Elk Grove, CA                    08/20/97     06/17/02     2,085,346      --           --        --         2,085,346
   Hardee's -
     Tusculum, TN                     03/16/99     06/17/02       653,460      --           --        --           653,460
   Pollo Tropical -
     Miami, FL                        09/22/98     06/20/02     1,302,936      --           --        --         1,302,936
   Burger King -
     St. Paul, MN                     03/16/99     06/26/02       849,273      --           --        --           849,273
   Texas Roadhouse -
     Joilet, IL                       02/25/00     06/27/02     1,940,745      --           --        --         1,940,745
   Black-eyed Pea -
     Phoenix, AZ                      09/30/97     06/28/02       281,000      --           --        --           281,000

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
=============================        ========== ============= ============ ===============

CNL American Properties Fund,
   (Continued):
   Big Boy -
     Las Vegas, NV                     --       1,658,000     1,658,000        114,934
   Big Boy -
     Overland Park, KS                 --       1,037,383     1,037,383         (7,476)
   Burger King -
     Tappahannock, VA                  --         857,826       857,826        285,470
   Burger King -
     Prattville, AL                    --       1,018,519     1,018,519        285,895
   Burger King -
     Tuskegee, AL                      --         972,222       972,222        267,501
   Burger King -
     Montgomery, AL                    --       1,296,296     1,296,296        362,395
   Burger King -
     Montgomery, AL                    --       1,018,519     1,018,519        289,495
   Black-eyed Pea -
     McKinney, TX                      --       1,644,856     1,644,856        304,736
   Black-eyed Pea -
     Forestville, MD                   --         643,925       643,925        477,253
   Burger King -
     Coon Rapids, MN                   --         844,815       844,815        288,892
   Burger King -
     Rochester, NH                     --         963,499       963,499        318,314
   Burger King -
     Columbus, OH                      --         744,585       744,585        257,877
   Burger King -
     Asheboro, NC                      --       1,228,831     1,228,831        436,666
   Hardee's -
     Gulf Shores, AL                   --         914,337       914,337        320,113
   Steak & Ale -
     Palm Harbor, FL                   --       1,232,558     1,232,558        504,926
   Burger King -
     Lancaster, OH                     --         799,195       799,195        364,070
   Burger King -
     John's Island, SC                 --       1,077,802     1,077,802        367,639
   IHOP -
     Elk Grove, CA                     --       1,540,356     1,540,356        751,308
   Hardee's -
     Tusculum, TN                      --         666,045       666,045        233,604
   Pollo Tropical -
     Miami, FL                         --       1,318,182     1,318,182        392,816
   Burger King -
     St. Paul, MN                      --         747,713       747,713        271,528
   Texas Roadhouse -
     Joilet, IL                        --       1,745,014     1,745,014        384,473
   Black-eyed Pea -
     Phoenix, AZ                       --         641,371       641,371        265,557

        Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL American Properties Fund, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                         09/30/97     06/28/02     1,710,000      --           --        --         1,710,000
   Black-eyed Pea
     Phoenix, AZ                      09/30/97     06/28/02       425,000      --           --        --           425,000
   Black-eyed Pea
     Tucson, AZ                       09/30/97     06/28/02       234,000      --           --        --           234,000
   Steak & Ale Restaurant -
     Austin, TX                       06/16/98     07/02/02     1,437,468      --           --        --         1,437,468
   Jack in the Box -
     Fresno, CA                       05/22/98     07/18/02     1,244,289      --           --        --         1,244,289
   Black-eyed Pea
     Phoenix, AZ                      09/30/97     07/19/02       580,000      --           --        --           580,000
   Jack in the Box -
     Austin, TX                       10/05/99     07/22/02     1,384,759      --           --        --         1,384,759
   Black-eyed Pea -
     Albuquerque, NM                  01/00/00     07/26/02            --      --           --        --                --
   Big Boy -
     St. Clairsville, OH              12/18/98     07/29/02       339,300      --           --        --           339,300
   Jack in the Box -
     Fort Worth, TX                   01/11/00     08/05/02     1,141,653      --           --        --         1,141,653
   Jack in the Box -
     Menlo Park, CA                   12/30/99     08/22/02     1,772,360      --           --        --         1,772,360
   Arby's -
     Lawrenceville, GA                02/08/00     08/26/02     1,422,750      --           --        --         1,422,750
   Darry's -
     Louisville, KY                   06/11/97     08/28/02     1,840,800      --           --        --         1,840,800
   Black-eyed Pea -
     Killeen, TX                      12/18/98     09/05/02     1,133,800      --           --        --         1,133,800
   IHOP -
     Fairfax, VA                      06/18/97     09/06/02     2,268,911      --           --        --         2,268,911
   Black eyed Pea -
     Oklahoma City, OK                03/26/97     09/10/02       475,000      --           --        --           475,000
   Arby's -
     Circleville, OH                  09/09/99     09/10/02       993,900      --           --        --           993,900
   Black eyed Pea -
     Waco, TX                         10/01/97     09/13/02        70,000      --           --        --            70,000
   Hardee's -
     Iuka, MS                         03/16/99     09/18/02       594,413      --           --        --           594,413
   Hardee's
     Warrior, AL                      03/16/99     09/18/02       667,050      --           --        --           667,050
   Hardee's -
     Horn Lake, MS                    03/16/99     09/20/02       818,263      --           --        --           818,263
   Jack in the Box -
     Corning, CA                      09/17/99     09/24/02     1,266,556      --           --        --         1,266,556
   Bennigan's -
     Batavia, IL                      10/21/99     09/25/02     2,595,121      --           --        --         2,595,121

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
============================        ========== ============= ============ ===============

CNL American Properties Fund
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                         --       1,600,000     1,600,000        522,239
   Black-eyed Pea
     Phoenix, AZ                      --         641,254       641,254        282,585
   Black-eyed Pea
     Tucson, AZ                       --         641,871       641,871        251,809
   Steak & Ale Restaurant -
     Austin, TX                       --       1,372,093     1,372,093        568,339
   Jack in the Box -
     Fresno, CA                       --         972,841       972,841        394,246
   Black-eyed Pea
     Phoenix, AZ                      --         645,471       645,471        207,379
   Jack in the Box -
     Austin, TX                       --       1,289,945     1,289,945        299,499
   Black-eyed Pea -
     Albuquerque, NM                  --         666,355       666,355        238,206
   Big Boy -
     St. Clairsville, OH              --       1,144,209     1,144,209        169,976
   Jack in the Box -
     Fort Worth, TX                   --       1,062,145     1,062,145        223,450
   Jack in the Box -
     Menlo Park, CA                   --       1,546,740     1,546,740        368,611
   Arby's -
     Lawrenceville, GA                --       1,374,986     1,374,986        314,054
   Darry's -
     Louisville, KY                   --       1,481,448     1,481,448        514,069
   Black-eyed Pea -
     Killeen, TX                      --       1,386,948     1,386,948        257,250
   IHOP -
     Fairfax, VA                      --       1,709,091     1,709,091        906,669
   Black eyed Pea -
     Oklahoma City, OK                --         617,022       617,022        268,734
   Arby's -
     Circleville, OH                  --         925,329       925,329        237,321
   Black eyed Pea -
     Waco, TX                         --         661,682       661,682        280,179
   Hardee's -
     Iuka, MS                         --         616,476       616,476        233,121
   Hardee's
     Warrior, AL                      --         627,937       627,937        238,440
   Hardee's -
     Horn Lake, MS                    --         833,058       833,058        319,101
   Jack in the Box -
     Corning, CA                      --       1,158,524     1,158,524        314,769
   Bennigan's -
     Batavia, IL                      --       2,429,907     2,429,907        729,536

    Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL American Properties Fund, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                   03/31/02     09/26/02       686,200      --           --        --           686,200
   Pollo Tropical -
     Sunrise, FL                      09/30/98     09/26/02     1,457,533      --           --        --         1,457,533
   Hardee's -
     Biscoe, NC                       03/16/99     09/27/02       564,984      --           --        --           564,984
   Black-eyed Pea -
     Bedford, TX                      03/26/97     09/30/02       921,175      --           --        --           921,175
   Black-eyed Pea -
     Norman, OK                       11/09/98     09/30/02     1,091,708      --           --        --         1,091,708
   Black-eyed Pea -
     Mesa, AZ                         11/30/98     09/30/02     1,325,500      --           --        --         1,325,000
   Hardee's -
     Aynor, SC                        03/16/99     09/30/02       586,189      --           --        --           586,189
   Denny's
     McKinney, TX                     06/05/96     10/02/02       600,000      --           --        --           600,000
   Black-eyed Pea -
     Scottsdale, AZ                   04/17/97     10/02/02            --      --           --        --                --
   Arby's
     Renton, WA                       09/14/99     10/18/02     1,406,197      --           --        --         1,406,197
   Pizza-Hut -
     Belle, WV                        05/17/96     10/21/02        47,500      --           --        --            47,500
   Pizza Hut -
     Collinsville, IL                 04/02/97     10/25/02       801,953      --           --        --           801,953
   Burger King -
     Tampa, FL                        08/19/99     10/28/02       770,306      --           --        --           770,306
   Big Boy -
     O'Fallon, MO                     01/19/99     10/31/02       679,925      --           --        --           679,925
   Golden Corral -
     Hopkinsville, KY                 02/19/97     11/07/02       924,057      --           --        --           924,057
   Denny's -
     Santee, SC                       03/16/99     11/21/02       583,000      --           --        --           583,000
   Jack in the Box -
     Los Angeles, CA                  01/04/99     12/10/02     1,793,802      --           --        --         1,793,802
   Hardee's
     Columbia, TN                     03/16/99     12/12/02       859,259      --           --        --           859,259
   Golden Corral -
     Olathe, KS                       10/02/97     12/19/02     1,751,760      --           --        --         1,751,760
   Darryl's -
     Hampton, VA                      06/11/97     12/19/02       871,290      --           --        --           871,290
   Jack in the Box -
     Humble, TX                       02/03/97     12/20/02     1,265,506      --           --        --         1,265,506
   Hardee's -
     Chalkville, AL                   03/16/99     12/20/02       680,428      --           --        --           680,428
   TGI Friday's -
     Lakeland, FL                     07/20/99     12/20/02       834,234      --           --        --           834,234

                                        Cost of Properties
                                      Including Closing and
                                            Soft Costs
                               -------------------------------------
                                                                         Excess
                                             Total                    (deficiency)
                                          acquisition                 of property
                               Original      cost,                   operating cash
                               mortgage     capital                  receipts over
                               financing  improvements                    cash
            Property              (7)     closing and      Total      expenditures
                                           soft costs                     (19)
                                              (1)
============================== ========== ============= ============ ===============

CNL American Properties Fund,
   (Continued):
   Shoney's -
     Titusville, FL              --              --            --        (82,318)
   Pollo Tropical -
     Sunrise, FL                 --       1,454,545     1,454,545        527,258
   Hardee's -
     Biscoe, NC                  --         522,853       522,853        199,708
   Black-eyed Pea -
     Bedford, TX                 --         620,336       620,336        224,003
   Black-eyed Pea -
     Norman, OK                  --       1,429,799     1,429,799        335,124
   Black-eyed Pea -
     Mesa, AZ                    --       1,677,152     1,677,152        228,704
   Hardee's -
     Aynor, SC                   --         546,022       546,022        209,884
   Denny's
     McKinney, TX                --       1,014,221     1,014,221        484,416
   Black-eyed Pea -
     Scottsdale, AZ              --         769,863       769,863        (31,203)
   Arby's
     Renton, WA                  --       1,286,545     1,286,545        261,304
   Pizza-Hut -
     Belle, WV                   --          47,485        47,485         13,301
   Pizza Hut -
     Collinsville, IL            --         795,476       795,476        (55,653)
   Burger King -
     Tampa, FL                   --       1,057,404     1,057,404          5,224
   Big Boy -
     O'Fallon, MO                --       1,017,250     1,017,250        (54,647)
   Golden Corral -
     Hopkinsville, KY            --       1,260,576     1,260,576        255,379
   Denny's -
     Santee, SC                  --         678,340       678,340        251,554
   Jack in the Box -
     Los Angeles, CA             --       1,575,414     1,575,414        591,448
   Hardee's
     Columbia, TN                --         787,764       787,764        319,094
   Golden Corral -
     Olathe, KS                  --       1,577,340     1,577,340        791,627
   Darryl's -
     Hampton, VA                 --       1,203,391     1,203,391        595,216
   Jack in the Box -
     Humble, TX                  --         932,112       932,112        566,284
   Hardee's -
     Chalkville, AL              --         608,445       608,445        248,876
   TGI Friday's -
     Lakeland, FL                --       1,711,517     1,711,517         85,755

    Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                 by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL American Properties Fund, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                        09/22/98     12/23/02     1,079,144      --           --        --         1,079,144
   Golden Corral -
     Universal City, TX               08/04/95     12/30/02       959,975      --           --        --           959,975

CNL Restaurant Property Services,
Inc. (18):
   Black Angus -
     Boise, ID                        08/14/00     02/20/01     1,776,590      --           --        --         1,776,590
   Jack in the Box -
     Murietta, CA                     04/13/97     02/23/01     1,129,320      --           --        --         1,129,320
   Arby's -
     Kendallville, IN                 07/10/96     04/06/01       792,940      --           --        --           792,940
   Black Angus -
     Folsom, CA                       12/04/00     04/24/01     2,581,569      --           --        --         2,581,569
   Jack in the Box -
     Kingsburg, CA                    04/10/97     06/11/01     1,169,090      --           --        --         1,168,840
   Jack in the Box -
     Garland, TX                      09/27/97     07/26/01     1,085,654      --           --        --         1,085,654

CNL Restaurant Investors
  Properties, LLC (18):
   Arby's -
     Atlanta, GA                      12/07/00     03/30/01       214,900    1,212,813      --        --         1,427,713
   Arby's -
     Peoria, AZ                       03/03/01     04/19/01       154,871    1,200,463      --        --         1,355,335
   Arby's -
     Baxter, MN                       02/20/01     05/31/01        66,351    892,834        --        --           959,185
   Arby's -
     Eagan, MN                        02/20/01     06/29/01       106,348    880,945        --        --           987,293
   Arby's -
     St. Louis Park, MN               02/20/01     06/29/01       119,843    941,178        --        --         1,061,022
   Arby's -
     Willmar, MN                      02/20/01     07/18/01        44,507    704,324        --        --           748,831
   Arby's -
     Pooler, GA                       09/01/00     07/31/01       109,662    1,212,893      --        --         1,322,555
   Arby's -
     White Bear Township, MN          02/20/01     08/07/01        84,441    955,346        --        --         1,039,787
   Arby's -
     Coon Rapids, MN                  02/20/01     08/28/01       168,982    1,281,068      --        --         1,450,050
   Arby's -
     Eden Prairie, MN                 02/20/01     09/07/01       107,288    936,215        --        --         1,043,503
   Arby's -
     Carmel, IN                       10/13/00     09/26/01       142,925    1,297,484      --        --         1,440,409
   Arby's -
     Winston Salem, NC                04/01/01     10/03/01       123,645    1,090,250      --        --         1,213,895

                                                         Cost of Properties
                                                       Including Closing and
                                                             Soft Costs
                                                -------------------------------------
                                                                                          Excess
                                                              Total                    (deficiency)
                                                           acquisition                 of property
                                                Original      cost,                   operating cash
                                                mortgage     capital                  receipts over
                                                financing  improvements                    cash
            Property                               (7)     closing and      Total      expenditures
                                                            soft costs                     (19)
                                                               (1)
==================================              ========== ============= ============ ===============

CNL American Properties Fund, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                                      --         1,227,273    1,227,273         402,650
   Golden Corral -
     Universal City, TX                             --           994,152      994,152         747,387

CNL Restaurant Property Services,
Inc. (18):
   Black Angus -
     Boise, ID                                      --         1,534,238    1,534,238         120,971
   Jack in the Box -
     Murietta, CA                                   --           952,485      952,485         377,385
   Arby's -
     Kendallville, IN                               --           739,628      739,628         421,717
   Black Angus -
     Folsom, CA                                     --         2,166,867    2,166,867         146,487
   Jack in the Box -
     Kingsburg, CA                                  --         1,001,073    1,001,073         428,186
   Jack in the Box -
     Garland, TX                                    --           936,119      936,119         367,842

CNL Restaurant Investors
  Properties, LLC (18):
   Arby's -
     Atlanta, GA                                 1,212,813       --         1,212,813          60,359
   Arby's -
     Peoria, AZ                                  1,200,463       --         1,200,463          40,467
   Arby's -
     Baxter, MN                                    893,855       --           893,855          26,023
   Arby's -
     Eagan, MN                                     882,968       --           882,968          33,246
   Arby's -
     St. Louis Park, MN                            943,340       --           943,340          35,241
   Arby's -
     Willmar, MN                                   707,592       --           707,592          41,253
   Arby's -
     Pooler, GA                                  1,223,108       --         1,223,108         117,724
   Arby's -
     White Bear Township, MN                       960,915       --           960,915         148,790
   Arby's -
     Coon Rapids, MN                             1,288,536       --         1,288,536          90,298
   Arby's -
     Eden Prairie, MN                              942,798       --           942,798          51,912
   Arby's -
     Carmel, IN                                  1,308,411       --         1,308,411         131,560
   Arby's -
     Winston Salem, NC                           1,098,081       --         1,098,081          58,269

   Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                     11/16/00     10/11/01       155,473    1,111,725      --        --         1,267,198
   Arby's -
     Cottage Grove, MN                02/02/01     11/27/01        61,878    703,412        --        --           765,290
   Arby's -
     Minnetonka, MN                   02/02/01     12/13/01       120,202    907,130        --        --         1,027,332
   Arby's -
     Maple Grove, MN                  02/02/01     12/14/01       150,455    1,176,200      --        --         1,326,655
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       100,063    846,616        --        --           946,679
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       120,817    899,893        --        --         1,020,710
   Arby's -
     New Castle, PA                   09/21/00     12/28/01        70,999    1,074,459      --        --         1,145,458
   Arby's -
     Oak Park Heights, MN             02/20/01     02/08/02      968,599     860,199        --        --         1,828,798
   Arby's -
     Greenwood, IN                    09/07/01     02/21/02    1,157,535    1,051,402       --        --         2,208,937
   Arby's -
     Hudson, WI                       02/20/01     03/06/02    1,091,160     949,356        --        --         2,040,516
   Arby's -
     Wauseon, OH                      04/10/01     03/11/02      801,488     700,080        --        --         1,501,568
   Arby's -
     St. Paul, MN                     02/20/01     03/21/02      801,651     713,993        --        --         1,515,644
   Arby's -
     Richfield, MN                    02/20/01     04/03/02    1,155,650    1,035,063       --        --         2,190,713
   Arby's -
     Crystal, MN                      02/20/01     04/17/02    1,059,550     945,740        --        --         2,005,290
   Arby's -
     Hopkins, MN                      02/20/01     04/26/02      920,326     829,399        --        --         1,749,725
   Arby's =
     Rochester, MN                    02/20/01     05/02/02      919,488     817,845        --        --         1,737,333
   Arby's -
     Apple Valley, MN                 02/20/01     05/17/02    1,493,264    1,315,159       --        --         2,808,423
   Arby's -
     Pell City, AL                    09/18/01     06/21/02    1,039,537     936,662        --        --         1,976,199
   Arby's -
     East Huntington, PA              09/01/01     07/15/02    1,256,360    1,103,332       --        --         2,359,692
   Arby's -
     Florence, AL                     10/01/01     08/22/02    1,358,100    1,182,056       --        --         2,540,156
   Arby's -
     Troy, AL                         09/21/01     08/22/02    1,055,313     920,681        --        --         1,975,994
   Arby's -
     Muskegon, MI                     11/15/01     08/29/02    1,439,390    1,255,825       --        --         2,695,215

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
===============================      ========== ============= ============ ===============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                     1,123,886       --         1,123,886         106,362
   Arby's -
     Cottage Grove, MN                  710,074       --           710,074          63,567
   Arby's -
     Minnetonka, MN                     916,844       --           916,844          78,525
   Arby's -
     Maple Grove, MN                  1,188,796       --         1,188,796         102,167
   Arby's -
     Plymouth, MN                       855,682       --           855,682          75,302
   Arby's -
     Plymouth, MN                       909,529       --           909,529          80,041
   Arby's -
     New Castle, PA                   1,088,971       --         1,088,971         145,107
   Arby's -
     Oak Park Heights, MN               870,487       --           870,487          10,593
   Arby's -
     Greenwood, IN                    1,051,402       --         1,051,402             330
   Arby's -
     Hudson, WI                         963,121       --           963,121          15,707
   Arby's -
     Wauseon, OH                        704,249       --           704,249           7,174
   Arby's -
     St. Paul, MN                       724,346       --           724,346           9,604
   Arby's -
     Richfield, MN                    1,051,406       --         1,051,406          16,798
   Arby's -
     Crystal, MN                        960,672       --           960,672          15,913
   Arby's -
     Hopkins, MN                        842,495       --           842,495          14,275
   Arby's =
     Rochester, MN                      831,824       --           831,824          15,757
   Arby's -
     Apple Valley, MN                 1,337,639       --         1,337,639          23,636
   Arby's -
     Pell City, AL                      938,824       --           938,824           2,860
   Arby's -
     East Huntington, PA              1,115,401       --         1,115,401          18,068
   Arby's -
     Florence, AL                     1,196,262       --         1,196,262          17,628
   Arby's -
     Troy, AL                           931,745       --           931,745          10,910
   Arby's -
     Muskegon, MI                     1,261,682       --         1,261,682           6,545

       Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                   07/25/02     10/31/02    1,270,860    1,074,766       --        --         2,345,626
   Arby's -
     Cullman, AL                      09/05/01     11/13/02    1,169,087     993,620        --        --         2,162,707
   Arby's -
     Evansville, IN                   04/01/02     11/15/02    1,247,229    1,080,328       --        --         2,327,557
   Arby's -
     Youngstown, OH                   04/10/02     11/27/02    1,012,310     903,118        --        --         1,915,428
   Arby's -
     Union City, TN                   09/04/02     12/30/02    1,366,005    1,158,879       --        --         2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     09/25/00     01/19/01      159,023    1,379,621       --        --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                  07/06/00     01/31/01        9,972    1,473,571       --        --         1,483,542
   Jack in the Box -
     Burley, ID                       09/22/00     01/31/01           --     951,027        --        --           951,027
   Jack in the Box -
     Las Vegas, NV                    10/01/00     01/03/01      254,521    1,615,000       --        --         1,869,521
   Jack in the Box -
     Peoria, AZ                       09/15/00     03/08/01      112,352    1,247,170       --        --         1,359,522
   Jack in the Box -
     Cleburne, TX                     09/21/00     01/31/01        4,598    1,118,539       --        --         1,123,137
   Jack in the Box -
     Fresno, CA                       09/15/00     04/26/01      129,458     950,196        --        --         1,079,653
   Jack in the Box -
     Bakersfield, CA                  09/19/00     03/27/01       80,199     973,493        --        --         1,053,692
   Pizza Hut -
     Miami, FL                        10/06/00     06/29/01       69,130     588,593        --        --           657,723
   IHOP -
     Hiram, GA                        10/12/00     04/16/01       97,519    1,432,800       --        --         1,530,319
   IHOP -
     Jacksonville, NC                 10/12/00     06/25/01       47,442    1,367,919       --        --         1,415,361
   IHOP -
     Pueblo, CO                       10/12/00     06/19/01       91,901    1,296,394       --        --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                03/28/01     06/29/01      210,654    1,256,197       --        --         1,466,851
   Jack in the Box -
     Manteca, CA                      05/14/01     06/11/01      236,673    1,432,260       --        --         1,668,934
   Jack in the Box -
     Austin, TX (9)                   07/20/00     05/25/01           --     550,587        --        --           550,587

                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                          -------------------------------------
                                                                                    Excess
                                                        Total                    (deficiency)
                                                     acquisition                 of property
                                          Original      cost,                   operating cash
                                          mortgage     capital                  receipts over
                                          financing  improvements                    cash
            Property                         (7)     closing and      Total      expenditures
                                                      soft costs                     (19)
                                                         (1)
================================       == ========== ============= ============ ===============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                        1,074,766       --         1,074,766            (198)
   Arby's -
     Cullman, AL                           1,001,853       --         1,001,853           8,373
   Arby's -
     Evansville, IN                        1,089,280       --         1,089,280          26,999
   Arby's -
     Youngstown, OH                          909,500       --           909,500           8,019
   Arby's -
     Union City, TN                        1,158,879       --         1,158,879          (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                          1,379,621       --         1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                       1,483,542       --         1,483,542          80,121
   Jack in the Box -
     Burley, ID                              951,027       --           951,027          41,109
   Jack in the Box -
     Las Vegas, NV                         1,615,000       --         1,615,000          62,903
   Jack in the Box -
     Peoria, AZ                            1,254,037       --         1,254,037          53,180
   Jack in the Box -
     Cleburne, TX                          1,123,137       --         1,123,137          38,489
   Jack in the Box -
     Fresno, CA                              958,117       --           958,117          56,075
   Jack in the Box -
     Bakersfield, CA                         978,854       --           978,854          45,750
   Pizza Hut -
     Miami, FL                               589,199       --           589,199          44,786
   IHOP -
     Hiram, GA                             1,438,400       --         1,438,400          70,497
   IHOP -
     Jacksonville, NC                      1,371,599       --         1,371,599          92,458
   IHOP -
     Pueblo, CO                            1,303,550       --         1,303,550          85,560
   Jack in the Box -
     Bermuda Dunes, CA                     1,259,276       --         1,259,276          32,187
   Jack in the Box -
     Manteca, CA                           1,432,260       --         1,432,260          10,937
   Jack in the Box -
     Austin, TX (9)                          550,587       --           550,587              --

    Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18)
    (Continued):
   IHOP -
     Littleton, CO                    12/28/00     07/20/01      141,982    1,860,395       --        --         2,002,377
   IHOP -
     Oklahoma City, OK                10/12/00     07/26/01      165,306    1,831,346       --        --         1,996,652
   Baker's Square -
     Anaheim, CA                      05/14/01     07/26/01      306,267    1,576,144       --        --         1,882,411
   Arby's -
     Southington, CT                  07/21/00     07/27/01      125,178     908,371        --        --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                   05/14/01     07/30/01      151,366     999,284        --        --         1,150,650
   IHOP -
     Shreveport, LA                   10/12/00     08/03/01       87,476    1,450,490       --        --         1,537,966
   Baker's Square -
     Rohnert Park, CA                 05/14/01     08/06/01      246,540    1,270,898       --        --         1,517,438
   Village Inn -
     Aurora, CO                       05/14/01     08/08/01       40,903    1,543,233       --        --         1,584,136
   Village Inn -
     Denver, CO                       05/14/01     08/08/01      142,900     880,551        --        --         1,023,451
   IHOP -
     Huntsville, AL                   10/12/00     08/14/01       97,307    1,593,307       --        --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                      05/30/00     08/17/01      156,571    1,598,221       --        --         1,754,792
   Pizza Hut -
     Miami, FL                        10/06/00     08/17/01       84,357     646,698        --        --           731,055
   IHOP -
     Statesboro, GA                   10/12/00     08/21/01       68,915    1,072,888       --        --         1,141,803
   Village Inn -
     Tempe, AZ                        05/14/01     08/24/01      149,028    1,043,952       --        --         1,192,980
   IHOP -
     San Antonio, TX                  12/28/00     08/27/01       76,227    1,594,606       --        --         1,670,833
   Jack in the Box -
     Coppell, TX                      03/28/01     08/29/01      170,623    1,608,077       --        --         1,778,700
   Village Inn -
     Denver, CO                       05/14/01     08/30/01      168,884    1,270,898       --        --         1,439,782
   TGI Friday's -
     Roseville, CA                    03/12/01     08/31/01      109,946    2,931,613       --        --         3,041,559
   Pizza Hut -
     Pembroke Pines, FL               10/06/00     08/31/01       52,912     397,968        --        --           450,880
   Village Inn -
     Ogden, UT                        05/14/01     09/18/01      146,763     907,784        --        --         1,054,547
   Pizza Hut -
     Key Largo, FL                    10/06/00     09/20/01       73,845     578,862        --        --           652,707
   Baker's Square -
     Hoffman Estates, IL              05/14/01     09/20/01      151,812    1,089,341       --        --         1,241,153
   Village Inn -
     Broomfield, CO                   05/14/01     09/20/01      184,629    1,134,730       --        --         1,319,359

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                   Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                               soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
    (Continued):
   IHOP -
     Littleton, CO                  1,869,159       --         1,869,159          90,731
   IHOP -
     Oklahoma City, OK              1,842,950       --         1,842,950         126,315
   Baker's Square -
     Anaheim, CA                    1,577,273       --         1,577,273          34,744
   Arby's -
     Southington, CT                  909,091       --           909,091          95,881
   Vicorp Village Inn -
     Scottsdale, AZ                 1,000,000       --         1,000,000          26,369
   IHOP -
     Shreveport, LA                 1,460,875       --         1,460,875         112,077
   Baker's Square -
     Rohnert Park, CA               1,272,727       --         1,272,727          31,889
   Village Inn -
     Aurora, CO                     1,545,456       --         1,545,456          40,127
   Village Inn -
     Denver, CO                       881,818       --           881,818          28,503
   IHOP -
     Huntsville, AL                 1,604,715       --         1,604,715         128,194
   Ruby Tuesday's -
     Orlando, FL                    1,611,142       --         1,611,142         193,571
   Pizza Hut -
     Miami, FL                        650,000       --           650,000          70,642
   IHOP -
     Statesboro, GA                 1,078,800       --         1,078,800          94,429
   Village Inn -
     Tempe, AZ                      1,045,455       --         1,045,455          32,022
   IHOP -
     San Antonio, TX                1,603,687       --         1,603,687          89,761
   Jack in the Box -
     Coppell, TX                    1,616,034       --         1,616,034          67,526
   Village Inn -
     Denver, CO                     1,272,727       --         1,272,727          33,045
   TGI Friday's -
     Roseville, CA                  2,949,827       --         2,949,827         141,497
   Pizza Hut -
     Pembroke Pines, FL               400,000       --           400,000          37,304
   Village Inn -
     Ogden, UT                        909,091       --           909,091          34,339
   Pizza Hut -
     Key Largo, FL                    581,818       --           581,818          57,260
   Baker's Square -
     Hoffman Estates, IL            1,090,909       --         1,090,909          41,867
   Village Inn -
     Broomfield, CO                 1,136,364       --         1,136,364          43,611

        Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                 by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Harrisonburg, VA                 12/28/01     09/21/01      129,619    1,426,704       --        --         1,556,323
   Pizza Hut -
     Miami, FL                        10/06/00     09/21/01       95,727     710,011        --        --           805,738
   Jack in the Box -
     The Colony, TX                   09/15/00     09/28/01       86,043    1,313,521       --        --         1,399,564
   IHOP -
     Birmingham, AL                   10/12/00     10/12/01      178,092    1,362,594       --        --         1,540,686
   Village Inn -
     Naperville, IL                   05/14/01     10/24/01      155,181    1,019,762       --        --         1,174,943
   Village Inn -
     Tucson, AZ                       05/14/01     10/25/01      178,784    1,133,069       --        --         1,311,853
   RT -
     Las Vegas, NV                    07/17/00     11/05/01      199,079    1,785,377       --        --         1,984,456
   Jack in the Box -
     Charlotte, NC                    08/28/00     11/08/01       62,882    1,282,493       --        --         1,345,375
   Bakers Square -
     Rolling Meadows, FL              05/14/01     11/27/01      123,563     928,427        --        --         1,051,990
   TGIF Friday's -
     Albuquerque, NM                  01/08/01     12/14/01      137,493    2,401,376       --        --         2,538,869
   Bakers Square -
     Blaine, MN                       05/14/01     12/20/01        5,880    1,335,029       --        --         1,340,909
   Village Inn -
     Omaha, NE                        05/14/01     12/21/01      147,260    1,185,687       --        --         1,332,947
   Village Inn -
     Lincoln, NE                      05/14/01     12/19/01      148,006    1,040,870       --        --         1,188,876
   IHOP -
     Macon, GA                        12/28/00     12/10/01       28,518    1,246,710       --        --         1,275,228
   Bakers Square -
     Elk Grove, IL                    05/14/01     12/21/01      134,250     995,615        --        --         1,129,865
   Bakers Square -
     Gurnee, IL                       05/14/01     12/03/01      268,799    1,855,464       --        --         2,124,263
   Taco Cabana -
     Plugerville, TX                  12/29/00     12/05/01       30,596    1,444,219       --        --         1,474,815
   Taco Cabana -
     Pasadena, TX                     12/29/00     12/05/01       20,240     955,406        --        --           975,646
   Taco Cabana -
     Austin, TX                       12/29/00     12/05/01       24,947    1,177,594       --        --         1,202,541
   Taco Cabana -
     Houston, TX #177                 02/29/00     12/05/01       19,769     933,188        --        --           952,957
   Taco Cabana -
     Houston, TX #144                 12/29/00     12/05/01       29,653    1,399,782       --        --         1,429,435
   Taco Cabana -
     San Antonio, TX                  12/29/00     12/14/01       23,534    1,110,938       --        --         1,134,472
   Taco Cabana -
     Houston, TX                      12/29/00     12/14/01       28,242    1,333,125       --        --         1,361,367

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                   Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                               soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Harrisonburg, VA               1,434,579       --         1,434,579          99,922
   Pizza Hut -
     Miami, FL                        713,636       --           713,636          58,013
   Jack in the Box -
     The Colony, TX                 1,332,122       --         1,332,122         131,045
   IHOP -
     Birmingham, AL                 1,370,975       --         1,370,975         135,065
   Village Inn -
     Naperville, IL                 1,022,727       --         1,022,727          42,657
   Village Inn -
     Tucson, AZ                     1,136,364       --         1,136,364          47,518
   RT -
     Las Vegas, NV                  1,800,000       --         1,800,000          55,017
   Jack in the Box -
     Charlotte, NC                  1,308,411       --         1,308,411         146,378
   Bakers Square -
     Rolling Meadows, FL              931,818       --           931,818          47,329
   TGIF Friday's -
     Albuquerque, NM                2,430,996       --         2,430,996         141,808
   Bakers Square -
     Blaine, MN                     1,340,909       --         1,340,909          80,287
   Village Inn -
     Omaha, NE                      1,190,909       --         1,190,909          71,306
   Village Inn -
     Lincoln, NE                    1,045,455       --         1,045,455          62,597
   IHOP -
     Macon, GA                      1,258,065       --         1,258,065         109,912
   Bakers Square -
     Elk Grove, IL                  1,000,000       --         1,000,000          59,875
   Bakers Square -
     Gurnee, IL                     1,863,636       --         1,863,636         111,586
   Taco Cabana -
     Plugerville, TX                1,474,815       --         1,474,815         131,766
   Taco Cabana -
     Pasadena, TX                     975,646       --           975,646          87,168
   Taco Cabana -
     Austin, TX                     1,202,541       --         1,202,541         107,440
   Taco Cabana -
     Houston, TX #177                 952,957       --           952,957          85,140
   Taco Cabana -
     Houston, TX #144               1,429,435       --         1,429,435         127,711
   Taco Cabana -
     San Antonio, TX                1,134,472       --         1,134,472         101,358
   Taco Cabana -
     Houston, TX                    1,361,367       --         1,361,367         121,630

       Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL Funding 2001-A, LP (18)
  (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     01/04/02    1,179,851    1,153,066       --        --         2,332,917
   Taco Cabana -
     Austin, TX                       12/29/00     01/04/02    1,107,245    1,082,108       --        --         2,189,353
   Bakers Square -
     Normal, IL                       05/14/01     01/09/02    1,658,260    1,469,683       --        --         3,127,943
   IHOP -
     Nacogdoches, TX                  12/28/00     01/18/02    1,494,210    1,388,437       --        --         2,882,647
   IHOP -
     McAllen, TX                      12/28/00     02/15/02    1,548,521    1,427,813       --        --         2,976,334
   Pizza Hut -
     Dania, FL                        10/06/00     2/19/02       333,812     292,892        --        --           626,704
   Jack in the Box -
     Plano, TX                        09/25/01     02/26/02    1,867,493    1,719,706       --        --         3,587,199
   IHOP -
     Kennewick, WA                    12/20/01     02/27/02    1,779,334    1,626,400       --        --         3,405,734
   Jack in the Box -
     Stephenville, TX                 03/28/01     02/28/02    1,508,567    1,344,498       --        --         2,853,065
   Village Inn -
     Coralville, IA                   05/14/01     02/28/02    1,230,046    1,070,921       --        --         2,300,967
   Taco Cabana -
     San Antonio, TX                  12/29/00     03/05/02    1,247,920    1,214,659       --        --         2,462,579
   Jack in the Box -
     San Antonio, TX                  09/26/01     03/06/02    1,578,322    1,442,978       --        --         3,021,300
   Krystal -
     Rincon, GA                       09/15/00     03/11/02    1,072,800    1,015,712       --        --         2,088,512
   Village Inn -
     Davenport, IA                    05/14/01     03/15/02    1,401,481    1,219,097       --        --         2,620,578
   Jack in the Box
     Katy, TX                         09/25/01     03/18/02    1,499,170    1,376,098       --        --         2,875,268
   IHOP -
     Albuquerque, NM                  10/29/01     03/19/02    1,821,676    1,660,447       --        --         3,482,123
   IHOP -
     Lafayette, LA                    12/28/00     03/19/02    1,636,540    1,548,629       --        --         3,185,169
   Jack in the Box -
     Round Rock, TX                   09/19/00     03/20/02    1,361,104    1,226,470       --        --         2,587,574
   Jack in the Box -
     Concord, NC                      07/07/00     03/22/02    1,422,410    1,296,102       --        --         2,718,512
   Jack in the Box -
     Cedar Hill, TX                   12/20/01     03/22/02    1,509,211    1,388,773       --        --         2,897,984
   IHOP -
     Brownsville, TX                  12/28/00     03/28/02    1,544,680    1,456,628       --        --         3,001,308
   IHOP -
     San Marco, TX                    12/20/01     03/28/02    1,665,800    1,509,200       --        --         3,175,000
   Bakers Square -
     Maple Grove, MN                  05/14/01     03/29/02    1,554,629    1,354,552       --        --         2,909,181

                                                Cost of Properties
                                              Including Closing and
                                                    Soft Costs
                                       -------------------------------------
                                                                                 Excess
                                                     Total                    (deficiency)
                                                  acquisition                 of property
                                       Original      cost,                   operating cash
                                       mortgage     capital                  receipts over
                                       financing  improvements                    cash
            Property                      (7)     closing and      Total      expenditures
                                                   soft costs                     (19)
                                                      (1)
================================       ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
  (Continued):
   Taco Cabana -
     Houston, TX                        1,179,852       --         1,179,852          26,766
   Taco Cabana -
     Austin, TX                         1,107,246       --         1,107,246          25,119
   Bakers Square -
     Normal, IL                         1,477,273       --         1,477,273           6,796
   IHOP -
     Nacogdoches, TX                    1,401,869       --         1,401,869          15,380
   IHOP -
     McAllen, TX                        1,443,318       --         1,443,318          18,025
   Pizza Hut -
     Dania, FL                            295,455       --           295,455           5,279
   Jack in the Box -
     Plano, TX                          1,728,972       --         1,728,972          14,854
   IHOP -
     Kennewick, WA                      1,627,500       --         1,627,500           2,842
   Jack in the Box -
     Stephenville, TX                   1,361,617       --         1,361,617          19,729
   Village Inn -
     Coralville, IA                     1,077,273       --         1,077,273           8,156
   Taco Cabana -
     San Antonio, TX                    1,247,920       --         1,247,920          34,289
   Jack in the Box -
     San Antonio, TX                    1,456,085       --         1,456,085          11,979
   Krystal -
     Rincon, GA                         1,028,215       --         1,028,215          21,369
   Village Inn -
     Davenport, IA                      1,227,273       --         1,227,273           8,905
   Jack in the Box
     Katy, TX                           1,385,410       --         1,385,410          12,373
   IHOP -
     Albuquerque, NM                    1,664,998       --         1,664,998           4,653
   IHOP -
     Lafayette, LA                      1,566,820       --         1,566,820          20,424
   Jack in the Box -
     Round Rock, TX                     1,257,009       --         1,257,009          40,447
   Jack in the Box -
     Concord, NC                        1,331,738       --         1,331,738          46,935
   Jack in the Box -
     Cedar Hill, TX                     1,392,479       --         1,392,479           5,497
   IHOP -
     Brownsville, TX                    1,471,963       --         1,471,963          18,921
   IHOP -
     San Marco, TX                      1,511,250       --         1,511,250           2,990
   Bakers Square -
     Maple Grove, MN                    1,363,636       --         1,363,636          10,198

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Ammon, ID                        12/28/00     04/05/02    1,516,968    1,433,491       --        --         2,950,459
   Home Town Buffet -
     Visalia, CA                      12/28/01     04/10/02    2,739,205    2,409,694       --        --         5,148,899
   TB/KFC
     Gun Barrel City, TX              10/31/00     04/19/02      952,006     922,295        --        --         1,874,301
   Tahoe Joes
     Roseville, CA                    12/28/01     04/23/02    3,380,332    2,965,855       --        --         6,346,187
   Old Country Buffet
     Glendale, AZ                     12/28/01     04/25/02    2,065,108    1,818,524       --        --         3,883,632
   Home Town Buffet
     Temecula, CA                     12/28/01     04/26/02    2,299,308    2,000,577       --        --         4,299,884
   Village Inn
     Johnston, IA                     05/14/01     04/29/02      933,565     812,100        --        --         1,745,665
   Old Country Buffet
     Woodbury, MN                     12/28/01     04/29/02    1,792,378    1,600,461       --        --         3,392,839
   Bakers Square -
     Orland Park, IL                  05/14/01     04/30/02    2,232,482    1,940,017       --        --         4,172,499
   Pizza-Hut
     Oakland Park, FL                 10/06/00     05/03/02      735,910     652,145        --        --         1,388,055
   Jack in the Box
     Magnolia, TX                     08/30/01     05/03/02    1,347,135    1,245,406       --        --         2,592,541
   IHOP -
     Westminister, CO                 12/20/01     05/03/02    2,060,953    1,831,730       --        --         3,892,683
   Jack in the Box -
     Baton Rouge, LA                  12/20/01     05/03/02    1,591,284    1,405,359       --        --         2,996,643
   Village Inn
     Roy, UT                          05/14/01     05/06/02    1,075,575     933,183        --        --         2,008,758
   Home Town Buffet -
     Loma Linda, CA                   12/28/01     05/07/02    3,493,621    3,046,175       --        --         6,539,796
   Home Town Buffet -
     Champaign, IL                    12/28/01     05/08/02    1,964,259    1,768,682       --        --         3,732,941
   Jack in the Box -
     Baytown, TX                      09/19/00     05/10/02    1,249,196    1,141,081       --        --         2,390,277
   IHOP -
     Norman, OK                       10/12/00     05/13/02    1,773,886    1,554,570       --        --         3,328,456
   IHOP -
     Rockford, IL                     12/20/01     05/15/02    1,794,561    1,646,238       --        --         3,440,799
   Rio Bravo -
     Fayetteville, AR                 06/29/00     05/17/02    1,318,381    1,171,240       --        --         2,489,621
   Bakers Square -
     Onalaska, WI                     05/14/01     05/17/02    1,043,860     924,167        --        --         1,968,027
   Ruby Tuesday -
     University Place, WA             08/23/00     05/31/02    1,707,844    1,574,504       --        --         3,282,348
   Pizza Hut -
     Pembroke Pines, FL               10/06/00     05/31/02      380,495     359,803        --        --           740,298

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         -------------------------------------
                                                                                   Excess
                                                       Total                    (deficiency)
                                                    acquisition                 of property
                                         Original      cost,                   operating cash
                                         mortgage     capital                  receipts over
                                         financing  improvements                    cash
            Property                        (7)     closing and      Total      expenditures
                                                     soft costs                     (19)
                                                        (1)
==================================       ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Ammon, ID                            1,451,613       --         1,451,613          19,833
   Home Town Buffet -
     Visalia, CA                          2,409,000       --         2,409,000            (773)
   TB/KFC
     Gun Barrel City, TX                    931,818       --           931,818          17,313
   Tahoe Joes
     Roseville, CA                        2,965,000       --         2,965,000          (1,077)
   Old Country Buffet
     Glendale, AZ                         1,818,000       --         1,818,000          (1,856)
   Home Town Buffet
     Temecula, CA                         2,000,000       --         2,000,000            (746)
   Village Inn
     Johnston, IA                           818,182       --           818,182           6,761
   Old Country Buffet
     Woodbury, MN                         1,600,000       --         1,600,000            (612)
   Bakers Square -
     Orland Park, IL                      1,954,545       --         1,954,545          16,742
   Pizza-Hut
     Oakland Park, FL                       659,091       --           659,091           6,512
   Jack in the Box
     Magnolia, TX                         1,260,198       --         1,260,198          13,660
   IHOP -
     Westminister, CO                     1,836,750       --         1,836,750           5,100
   Jack in the Box -
     Baton Rouge, LA                      1,412,154       --         1,412,154           7,539
   Village Inn
     Roy, UT                                940,909       --           940,909           8,152
   Home Town Buffet -
     Loma Linda, CA                       3,045,000       --         3,045,000            (619)
   Home Town Buffet -
     Champaign, IL                        1,768,000       --         1,768,000            (848)
   Jack in the Box -
     Baytown, TX                          1,173,149       --         1,173,149          40,830
   IHOP -
     Norman, OK                           1,577,745       --         1,577,745          51,274
   IHOP -
     Rockford, IL                         1,650,750       --         1,650,750           5,243
   Rio Bravo -
     Fayetteville, AR                     1,200,000       --         1,200,000          39,827
   Bakers Square -
     Onalaska, WI                           931,818       --           931,818           8,241
   Ruby Tuesday -
     University Place, WA                 1,590,909       --         1,590,909          40,555
   Pizza Hut -
     Pembroke Pines, FL                     363,636       --           363,636          13,021

         Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== =

CNL Funding 2001-A, LP (18)
  (Continued):
   Pizza Hut -
     N. Miami, FL                     10/06/00     05/31/02      282,519     267,154        --        --           549,673
   Bakers Square -
     Rochester, MN                    05/14/01     05/31/02    1,525,200    1,352,440       --        --         2,877,640
   Bakers Square -
     Stillwater, MN                   05/14/01     05/31/02    1,133,136     991,789        --        --         2,124,925
   Home Town Buffet -
     Louisville, KY                   12/28/01     05/31/02    1,700,470    1,500,579       --        --         3,201,049
   Old Country Buffet -
     Mesa, AZ                         12/28/01     06/03/02    2,421,648    2,115,024       --        --         4,536,672
   IHOP -
     Shreveport, LA                   10/12/00     06/04/02    1,850,808    1,643,127       --        --         3,493,935
   IHOP -
     Jonesboro, AR                    10/12/00     06/05/02    1,480,800    1,328,505       --        --         2,809,305
   Taco Cabana -
     Dallas, Texas                    12/29/00     06/06/02    1,021,026     987,667        --        --         2,008,693
   HomeTown Buffet -
     Oklahoma City, OK #737           12/28/01     06/13/02    1,592,205    1,455,705       --        --         3,047,910
   HomeTown Buffet -
     Oklahoma City, OK                12/28/01     06/13/02    2,160,510    1,955,947       --        --         4,116,457
   Jack in the Box -
     Corsicana, TX                    06/30/00     06/14/02    1,153,488    1,083,639       --        --         2,237,127
   Ruby Tuesday
     Port Lucie, FL                   06/06/00     06/14/02    1,702,571    1,583,384       --        --         3,285,955
   Bakers Square -
     Bradley, IL                      05/14/01     06/20/02    1,765,990    1,509,030       --        --         3,275,020
   IHOP -
     Evansville, IN                   03/29/02     06/20/02    1,635,890    1,469,696       --        --         3,105,586
   IHOP -
     Buford, GA                       03/29/02     06/20/02    1,892,911    1,679,961       --        --         3,572,872
   Taco Cabana -
     San Antonio, TX #107             12/29/00     06/26/02      887,111     921,822        --        --         1,808,933
   Taco Cabana -
     Universal City, TX               12/29/00     06/26/02    1,034,963    1,075,459       --        --         2,110,422
   Taco Cabana -
     Austin, TX                       12/29/00     06/26/02    1,394,031    1,448,578       --        --         2,842,609
   Taco Cabana -
     San Antonio, TX #130             12/29/00     06/26/02    1,330,666    1,382,733       --        --         2,713,399
   Taco Cabana -
     Dallas, TX #136                  12/29/00     06/26/02    1,136,347    1,180,810       --        --         2,317,157
   Taco Cabana -
     Houston, TX #143                 12/29/00     06/26/02    1,203,936    1,251,044       --        --         2,454,980
   Taco Cabana -
     San Antonio, TX #158             12/29/00     06/26/02    1,275,750    1,325,668       --        --         2,601,418
   Taco Cabana -
     Schertz, TX                      12/29/00     06/26/02    1,030,738    1,071,069       --        --         2,101,807

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
=================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
  (Continued):
   Pizza Hut -
     N. Miami, FL                      270,000       --           270,000           5,191
   Bakers Square -
     Rochester, MN                   1,363,636       --         1,363,636          12,750
   Bakers Square -
     Stillwater, MN                  1,000,000       --         1,000,000           9,350
   Home Town Buffet -
     Louisville, KY                  1,500,000       --         1,500,000            (726)
   Old Country Buffet -
     Mesa, AZ                        2,114,000       --        2,1114,000          (1,045)
   IHOP -
     Shreveport, LA                  1,663,150       --         1,663,150          33,799
   IHOP -
     Jonesboro, AR                   1,348,500       --         1,348,500          56,238
   Taco Cabana -
     Dallas, Texas                   1,021,026       --         1,021,026          27,228
   HomeTown Buffet -
     Oklahoma City, OK #737          1,455,000       --         1,455,000          (1,031)
   HomeTown Buffet -
     Oklahoma City, OK               1,955,000       --         1,955,000            (767)
   Jack in the Box -
     Corsicana, TX                   1,118,650       --         1,118,650          52,045
   Ruby Tuesday
     Port Lucie, FL                  1,607,399       --         1,607,399          12,328
   Bakers Square -
     Bradley, IL                     1,522,727       --         1,522,727          15,133
   IHOP -
     Evansville, IN                  1,471,963       --         1,471,963           2,753
   IHOP -
     Buford, GA                      1,682,243       --         1,682,243           2,729
   Taco Cabana -
     San Antonio, TX #107              952,957       --           952,957          33,569
   Taco Cabana -
     Universal City, TX              1,111,783       --         1,111,783          39,164
   Taco Cabana -
     Austin, TX                      1,497,504       --         1,497,504          52,752
   Taco Cabana -
     San Antonio, TX #130            1,429,436       --         1,429,436          50,354
   Taco Cabana -
     Dallas, TX #136                 1,220,693       --         1,220,693          38,129
   Taco Cabana -
     Houston, TX #143                1,293,299       --         1,293,299          45,558
   Taco Cabana -
     San Antonio, TX #158            1,370,443       --         1,370,443          76,694
   Taco Cabana -
     Schertz, TX                     1,107,246       --         1,107,246          39,004

   Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== =

CNL Funding 2001-A, LP (18)
  (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     06/26/02    1,351,748    1,404,681       --        --         2,756,429
   Taco Cabana -
     Houston, TX #174                 12/29/00     06/26/02      908,233     943,770        --        --         1,852,003
   Taco Cabana -
     Katy, TX                         12/29/00     06/26/02    1,030,738    1,071,069       --        --         2,101,807
   Taco Cabana -
     Arlington, TX                    12/29/00     06/26/02      992,719    1,031,563       --        --         2,024,282
   Taco Cabana -
     Houston, TX #241                 12/29/00     06/26/02    1,269,414    1,319,084       --        --         2,588,498
   Taco Cabana -
     Denton, TX                       12/29/00     06/26/02    1,136,347    1,180,810       --        --         2,317,157
   Baker Square -
     Bolingbrook, IL                  05/14/01     06/28/02    1,911,305    1,621,644       --        --         3,532,949
   IHOP -
     Harlingen, TX                    09/28/01     06/28/02    1,780,269    1,611,009       --        --         3,391,278
   Old Country Buffet -
     Madison, WI                      12/28/01     06/28/02    2,325,120    2,092,013       --        --         4,417,133
   HomeTown Buffet -
     Wichita, KS                      12/28/01     06/28/02    2,225,704    2,000,969       --        --         4,226,673
   Old Country Buffet -
     Mechanicsburg, PA                12/28/01     06/28/02    1,972,429    1,818,880       --        --         3,791,309
   IHOP -
     Rocky Mount, NC                  10/12/00     06/28/02    1,578,350    1,504,517       --        --         3,082,867
   JIB -
     Hickory, NC                      03/28/01     06/28/02    1,651,770    1,455,112       --        --         3,106,882
   HomeTown Buffet -
     Louisville, KY                   12/28/01     06/28/02    1,258,853    1,145,554       --        --         2,404,407
   Old Country Buffet -
     Franklin, OH                     12/28/01     06/28/02    1,448,568    1,318,638       --        --         2,767,206
   Pizza Hut -
     El Reno, OK                      01/18/02     06/28/02      419,270     367,573        --        --           786,843
   Bakers Square -
     Mt. Prospect, IL                 05/14/01     07/02/02    2,192,978    1,914,440       --        --         4,107,418
   Old Country Buffet -
     Onalaska, WI                     12/28/01     07/10/02    1,602,511    1,455,705       --        --         3,058,216
   Pizza Hut -
     Taylor, TX                       01/25/02     07/11/02      295,390     251,186        --        --           546,576
   IHOP -
     Cathedral City, CA               03/29/02     07/18/02    1,759,896    1,506,263       --        --         3,266,159
   Jack in the Box -
     Shelby, NC                       09/19/00     07/19/02    1,413,282    1,282,602       --        --         2,695,884
   Jack in the Box -
     Simpsonville, SC                 09/26/01     07/19/02    1,587,630    1,485,174       --        --         3,072,804
   Old Country Buffet -
     Cincinnati, OH                   12/28/01     07/22/02    1,116,247     975,569        --        --         2,091,816

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                   Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                               soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
  (Continued):
   Taco Cabana -
     Houston, TX                    1,452,125       --         1,452,125          51,153
   Taco Cabana -
     Houston, TX #174                 975,647       --           975,647          34,369
   Taco Cabana -
     Katy, TX                       1,107,246       --         1,107,246          21,178
   Taco Cabana -
     Arlington, TX                  1,066,404       --         1,066,404          28,981
   Taco Cabana -
     Houston, TX #241               1,363,637       --         1,363,637          48,036
   Taco Cabana -
     Denton, TX                     1,220,693       --         1,220,693          43,001
   Baker Square -
     Bolingbrook, IL                1,636,364       --         1,636,364          16,147
   IHOP -
     Harlingen, TX                  1,619,998       --         1,619,998          (1,134)
   Old Country Buffet -
     Madison, WI                    2,091,000       --         2,091,000          (1,199)
   HomeTown Buffet -
     Wichita, KS                    2,000,000       --         2,000,000          (1,147)
   Old Country Buffet -
     Mechanicsburg, PA              1,818,000       --         1,818,000          (1,523)
   IHOP -
     Rocky Mount, NC                1,528,300       --         1,528,300          33,625
   JIB -
     Hickory, NC                    1,481,564       --         1,481,564          28,329
   HomeTown Buffet -
     Louisville, KY                 1,145,000       --         1,145,000            (660)
   Old Country Buffet -
     Franklin, OH                   1,318,000       --         1,318,000            (760)
   Pizza Hut -
     El Reno, OK                      368,764       --           368,764           1,591
   Bakers Square -
     Mt. Prospect, IL               1,931,818       --         1,931,818          19,310
   Old Country Buffet -
     Onalaska, WI                   1,455,000       --         1,455,000          (1,020)
   Pizza Hut -
     Taylor, TX                       252,000       --           252,000           1,112
   IHOP -
     Cathedral City, CA             1,509,346       --         1,509,346           3,182
   Jack in the Box -
     Shelby, NC                     1,322,836       --         1,322,836          50,638
   Jack in the Box -
     Simpsonville, SC               1,503,608       --         1,503,608          21,487
   Old Country Buffet -
     Cincinnati, OH                   975,000       --           975,000            (821)

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL Funding 2001-A, LP (18)
  (Continued):
   OCB -
     Bourbonnais, IL                  12/28/01     07/23/02    1,401,789    1,273,743       --        --         2,675,532
   HomeTown Buffet -
     Rockford, IL                     12/28/01     07/23/02    2,534,814    2,274,326       --        --         4,809,140
   Pizza-Hut -
     Belton, TX                       01/25/02     07/24/02      724,812     615,776        --        --         1,340,588
   IHOP -
     Covington, LA                    03/29/02     07/26/02    1,939,187    1,716,670       --        --         3,655,857
   IHOP -
     Flourissant, MO                  03/29/02     07/30/02    1,699,850    1,548,233       --        --         3,248,083
   Jack in the Box -
     Rock Hill, SC                    09/15/00     08/05/02    1,250,338    1,143,510       --        --         2,393,848
   Jack in the Box -
     Greer, SC                        09/25/01     08/05/02    1,565,361    1,454,109       --        --         3,019,470
   Jack in the Box -
     Conroe, TX                       09/15/00     08/09/02    1,556,376    1,412,719       --        --         2,969,095
   Pizza Hut -
     Waco, TX (Baylor)                01/18/02     08/13/02      649,092     550,444        --        --         1,199,536
   Jack in the Box -
     Greenville, SC                   09/25/01     08/16/02    1,647,054    1,530,054       --        --         3,177,108
   Bakers Square -
     Eau Claire, WI                   05/14/01     08/20/02    1,359,362    1,169,094       --        --         2,528,456
   Bakers Square -
     Springfield, IL                  05/14/01     08/20/02    1,230,330    1,079,164       --        --         2,309,494
   Old Country Buffet -
     Mankato, MN                      12/28/01     08/20/02    1,816,605    1,637,118       --        --         3,453,723
   Jack in the Box -
     Baton Rouge, LA                  08/23/00     08/22/02    1,207,920    1,127,994       --        --         2,335,914
   TB/KFC -
     Center, TX                       10/31/00     08/30/02      868,185     852,554        --        --         1,720,739
   IHOP -
     Shawnee, OK                      12/20/01     08/30/02    1,579,070    1,434,527       --        --         3,013,597
   HomeTown Buffet -
     Medford, OR                      02/15/02     09/05/02    2,800,571    2,410,406       --        --         5,210,977
   HomeTown Buffet -
     Manchester, CT                   12/28/01     09/13/02    1,945,681    1,774,390       --        --         3,720,071
   Jack in the Box -
     Kilgore, TX                      06/27/02     09/18/02    1,188,992    1,093,811       --        --         2,282,803
   IHOP -
     Bristol, VA                      12/28/00     09/20/02    1,432,612    1,350,001       --        --         2,782,613
   Bakers Square -
     Akron, OH                        05/14/01     09/27/02    1,501,502    1,257,883       --        --         2,759,385
   Texas Roadhouse -
     Peoria, IL                       06/25/02     09/30/02    2,550,000    2,127,261       --        --         4,677,261
   Jack in the Box -
     Mesa, AZ                         06/27/02     10/04/02    1,678,254    1,475,706       --        --         3,153,960

                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------
                                                                           Excess
                                               Total                    (deficiency)
                                            acquisition                 of property
                                 Original      cost,                   operating cash
                                 mortgage     capital                  receipts over
                                 financing  improvements                    cash
            Property                (7)     closing and      Total      expenditures
                                             soft costs                     (19)
                                                (1)
=========================================== ============= ============ ===============

CNL Funding 2001-A, LP (18)
  (Continued):
   OCB -
     Bourbonnais, IL              1,273,000       --         1,273,000          (1,087)
   HomeTown Buffet -
     Rockford, IL                 2,273,000       --         2,273,000          (1,941)
   Pizza-Hut -
     Belton, TX                     618,282       --           618,282           2,875
   IHOP -
     Covington, LA                1,720,183       --         1,720,183           2,971
   IHOP -
     Flourissant, MO              1,551,402       --         1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                1,181,275       --         1,181,275          46,288
   Jack in the Box -
     Greer, SC                    1,474,257       --         1,474,257          22,417
   Jack in the Box -
     Conroe, TX                   1,459,375       --         1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)              553,145       --           553,145           3,009
   Jack in the Box -
     Greenville, SC               1,551,255       --         1,551,255          24,584
   Bakers Square -
     Eau Claire, WI               1,181,818       --         1,181,818          13,617
   Bakers Square -
     Springfield, IL              1,090,909       --         1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                  1,636,000       --         1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA              1,167,135       --         1,167,135          48,323
   TB/KFC -
     Center, TX                     863,636       --           863,636          10,412
   IHOP -
     Shawnee, OK                  1,441,500       --         1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                  2,409,000       --         2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT               1,773,000       --         1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                  1,097,200       --         1,097,200           4,625
   IHOP -
     Bristol, VA                  1,373,272       --         1,373,272          25,525
   Bakers Square -
     Akron, OH                    1,272,727       --         1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                   2,134,177       --         2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                     1,482,598       --         1,482,598           7,435

       Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL Funding 2001-A, LP (18)
 (Continued):
   Pizza Hut -
     Rockmart, GA                     01/18/02     11/06/02      432,906     366,030        --        --           798,936
   Ruby Tuesday -
     Angola, IN                       07/01/01     11/08/02    1,499,694    1,415,770       --        --         2,915,464
   Krystals -
     Pelham, AL                       09/15/00     11/14/02    1,013,642     910,619        --        --         1,924,261
   HomeTown Buffets -
     Hilliard, OH                     12/28/01     11/22/02    1,816,424    1,615,595       --        --         3,432,019
   IHOP -
     Enid, OK                         09/28/01     12/05/02    1,537,046    1,323,224       --        --         2,860,270
   IHOP -
     Kansas City, MO                  03/29/02     12/05/02    1,719,949    1,500,970       --        --         3,220,919
   Perkins -
     Millington, TN                   05/24/02     12/06/02    1,274,829    1,111,111       --        --         2,385,940
   Perkins -
     Mankato, MN                      09/13/02     12/10/02    1,373,747    1,193,299       --        --         2,567,046
   Ruby Tuesday -
     Island Park, NY                  02/27/01     12/18/02    1,882,592    1,782,108       --        --         3,664,700
   Pizza Hut -
     Woodville, TX                    01/18/02     12/19/02      392,396     351,085        --        --           743,481
   Krystals -
     Trenton, GA                      09/15/00     12/20/02    1,027,940     896,970        --        --         1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                       05/15/01     08/17/01      163,730    1,076,685       --        --         1,240,414
   Jack in the Box -
     St. George, UT                   07/12/01     12/04/01      231,916    1,580,962       --        --         1,812,878
   Jack in the Box -
     Pumpkin Center, CA               08/30/02     11/09/01      128,563    1,206,531       --        --         1,335,094
   Black Angus -
     Las Vegas, NV                    10/11/01     11/19/01      545,658    2,675,155       --        --         3,220,813
   Jack in the Box -
     Harrington, TX                   05/31/01     11/29/01      144,639    1,280,652       --        --         1,430,291
   Black Angus -
     Phoenix, AZ                      08/02/01     03/29/02    2,271,337    1,962,499       --        --         4,233,836
   Black Angus -
     Goodyear, AZ                     07/23/01     05/01/02    2,161,317    1,855,849       --        --         4,017,166
   Jack in the Box -
     Charlotte, NC                    08/30/01     06/14/02    1,603,500    1,450,809       --        --         3,054,309
   Jack in the Box -
     Baton Rouge, LA                  08/30/01     07/12/02    1,225,654    1,145,280       --        --         2,370,934
   Jack in the Box -
     Lake Zurich, IL                  09/26/01     12/20/02    2,655,920    2,215,642       --        --         4,871,562
   Bennigans -
     Killeen, TX                      08/07/01     12/30/02    2,182,142    1,897,117       --        --         4,079,259

                                               Cost of Properties
                                             Including Closing and
                                                   Soft Costs
                                      -------------------------------------
                                                                                Excess
                                                    Total                    (deficiency)
                                                 acquisition                 of property
                                      Original      cost,                   operating cash
                                      mortgage     capital                  receipts over
                                      financing  improvements                    cash
            Property                     (7)     closing and      Total      expenditures
                                                  soft costs                     (19)
                                                     (1)
=================================     ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
 (Continued):
   Pizza Hut -
     Rockmart, GA                        368,764       --           368,764           2,914
   Ruby Tuesday -
     Angola, IN                        1,426,713       --         1,426,713          29,521
   Krystals -
     Pelham, AL                          928,108       --           928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                      1,614,000       --         1,614,000          (1,717)
   IHOP -
     Enid, OK                          1,336,499       --         1,336,499           4,742
   IHOP -
     Kansas City, MO                   1,509,346       --         1,509,346           8,575
   Perkins -
     Millington, TN                    1,111,111       --         1,111,111             756
   Perkins -
     Mankato, MN                       1,193,299       --         1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                   1,800,000       --         1,800,000          21,046
   Pizza Hut -
     Woodville, TX                       354,013       --           354,013           3,077
   Krystals -
     Trenton, GA                         915,294       --           915,294          26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                        1,078,143       --         1,078,143          27,638
   Jack in the Box -
     St. George, UT                    1,588,785       --         1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA                1,210,280       --         1,210,280          22,265
   Black Angus -
     Las Vegas, NV                     2,675,155       --         2,675,155          31,169
   Jack in the Box -
     Harrington, TX                    1,285,047       --         1,285,047          68,509
   Black Angus -
     Phoenix, AZ                       1,967,245       --         1,967,245          13,445
   Black Angus -
     Goodyear, AZ                      1,862,193       --         1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                     1,467,708       --         1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                   1,160,007       --         1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                   2,246,512       --         2,246,512          39,380
   Bennigans -
     Killeen, TX                       1,925,583       --         1,925,583          31,785

     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== =

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                09/25/02     09/25/02    1,096,799          --        --        --         1,096,799
   Burger King -
     Jackson, MI (8)                  09/25/02     09/25/02      958,464          --        --        --           958,464
   IHOP -
     Buffalo Grove, IL (8)            09/25/02     09/25/02    1,591,656          --        --        --         1,591,656
   Arby's-Lee's
     Summit, MO (8)                   09/25/02     09/25/02      956,778          --        --        --           956,778
   Krispy Kreme -
     Clive, IA (8)                    09/25/02     09/25/02      719,193          --        --        --           719,193
   Boston Market
     Eden Prairie, MN (8)             09/25/02     09/25/02    1,096,256          --        --        --         1,096,256
   Denny's -
     Glenwood Springs, CO             09/25/02     09/30/02      795,710     724,289        --        --         1,519,999
   JIB -
     Apple Valley, CA                 09/25/02     10/29/02    1,321,825    1,125,979       --        --         2,447,804
   Jack in the Box -
     Calexico, CA                     09/25/02     11/08/02    1,648,680    1,380,933       --        --         3,029,613
   IHOP -
     Smyrna, GA                       09/25/02     11/15/02    1,745,706    1,487,570       --        --         3,233,276
   IHOP -
     Las Vegas, NV                    09/25/02     11/19/02    1,757,708    1,532,903       --        --         3,290,611
   Arby's -
     Lafayette, IN                    09/25/02     11/21/02    1,375,742    1,233,489       --        --         2,609,231
   JIB -
     Pomona, CA                       09/25/02     12/06/02    1,487,290    1,256,692       --        --         2,743,982
   IHOP -
     Bend, OR                         09/25/02     12/10/02    1,531,730    1,335,109       --        --         2,866,839
   JIB -
     Woodinville, WA                  09/25/02     12/12/02    1,655,360    1,416,445       --        --         3,071,805
   IHOP -
     Chico, CA                        09/25/02     12/16/02    1,941,672    1,704,094       --        --         3,645,766
   IHOP -
     Phoenix, AZ                      09/25/02     12/16/02    1,678,713    1,421,205       --        --         3,099,918
   Denny's -
     Grand Prairie, TX                09/25/02     12/18/02      808,300     641,605        --        --         1,449,905
   JIB -
     Stockton, CA                     09/25/02     12/19/02    1,318,360    1,194,990       --        --         2,513,350
   JIB -
     Altadena, CA                     09/25/02     12/19/02    1,807,332    1,568,973       --        --         3,376,305
   IHOP -
     Madera, CA                       09/25/02     12/20/02    1,738,750    1,517,381       --        --         3,256,131
   JIB -
     Los Angeles, CA                  09/25/02     12/20/02    1,722,484    1,440,875       --        --         3,163,359
   Stone Grill -
     Henderson, NV                    09/25/02     12/20/02      444,977     315,790        --        --           760,767

                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------
                                                                           Excess
                                               Total                    (deficiency)
                                            acquisition                 of property
                                 Original      cost,                   operating cash
                                 mortgage     capital                  receipts over
                                 financing  improvements                    cash
            Property                (7)     closing and      Total      expenditures
                                             soft costs                     (19)
                                                (1)
================================ ========== ============= ============ ===============

CNL Net Lease Investors, LP (18
   JIB -
     Arlington, TX (8)                   --     1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                     --       958,464      958,464              --
   IHOP -
     Buffalo Grove, IL (8)               --     1,591,656    1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                      --       956,778      956,778              --
   Krispy Kreme -
     Clive, IA (8)                       --       719,193      719,193              --
   Boston Market
     Eden Prairie, MN (8)                --     1,096,256    1,096,256              --
   Denny's -
     Glenwood Springs, CO           724,289       --           724,289          (2,560)
   JIB -
     Apple Valley, CA             1,125,979       --         1,125,979            (390)
   Jack in the Box -
     Calexico, CA                 1,380,873       --         1,380,873            (431)
   IHOP -
     Smyrna, GA                   1,487,640       --         1,487,640            (255)
   IHOP -
     Las Vegas, NV                1,533,114       --         1,533,114               4
   Arby's -
     Lafayette, IN                1,234,521       --         1,234,521           1,632
   JIB -
     Pomona, CA                   1,256,583       --         1,256,583            (501)
   IHOP -
     Bend, OR                     1,334,916       --         1,334,916            (674)
   JIB -
     Woodinville, WA              1,416,512       --         1,416,512            (421)
   IHOP -
     Chico, CA                    1,706,088       --         1,706,088           2,084
   IHOP -
     Phoenix, AZ                  1,422,679       --         1,422,679           1,492
   Denny's -
     Grand Prairie, TX              643,812       --           643,812         (17,570)
   JIB -
     Stockton, CA                 1,195,358       --         1,195,358              44
   JIB -
     Altadena, CA                 1,569,349       --         1,569,349            (104)
   IHOP -
     Madera, CA                   1,517,799       --         1,517,799             (23)
   JIB -
     Los Angeles, CA              1,441,506       --         1,441,506             319
   Stone Grill -
     Henderson, NV                  316,876       --           316,876            (501)

        Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ============== ==

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                     09/25/02     12/20/02    1,584,962    1,432,938       --        --         3,017,900
   Denny's -
     Tulsa, OK                        09/25/02     12/23/02      198,995      87,719        --        --           286,714
   Chipolte Mexican Grill -
     Redlands, CA                     09/25/02     12/26/02    1,131,950     947,782        --        --         2,079,732
   Arby's -
     Boise, ID                        09/25/02     12/27/02    1,024,456     880,157        --        --         1,904,613
   IHOP -
     Las Vegas, NV - 752              09/25/02     12/30/02    1,956,162    1,654,627       --        --         3,610,789
   IHOP -
     Chesapeake, VA                   09/25/02     12/30/02    1,820,540    1,596,258       --        --         3,416,798
   JIB -
     Sacramento, CA                   09/25/02     12/31/02    1,351,820    1,230,480       --        --         2,582,300
   JIB -
     Delano, CA                       09/25/02     12/31/02    1,411,817    1,193,558       --        --         2,605,375

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                      02/10/97     04/26/02    2,049,350          --        --        --         2,649,350
   Fazoli's -
     Cordova, TN (25)                 12/28/01     06/28/02      638,052          --        --        --           638,052
   Fazoli's -
     Collierville, TN (25)            12/23/99     08/08/02      667,882          --        --        --           667,882

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                    1,434,470       --         1,434,470           1,591
   Denny's -
     Tulsa, OK                          88,021       --            88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                      948,249       --           948,249             229
   Arby's -
     Boise, ID                         879,752       --           879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752             1,654,674       --         1,654,674            (737)
   IHOP -
     Chesapeake, VA                  1,595,915       --         1,595,915          (1,328)
   JIB -
     Sacramento, CA                  1,230,859       --         1,230,859             (85)
   JIB -
     Delano, CA                      1,193,846       --         1,193,846            (125)

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                            --     1,748,118    1,496,871              --
   Fazoli's -
     Cordova, TN (25)                       --       501,969      501,969              --
   Fazoli's -
     Collierville, TN (25)                  --       621,070           --            (207)

(1)      Amounts shown do not include pro rata share of original  offering costs or acquisition fees.
(2)      Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors,
         Inc. or its affiliates.
(3)      CNL Income Fund V, Ltd. owns a 49 percent  interest and CNL Income Fund
         VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented  for CNL Income Fund V, Ltd.  and CNL Income  Fund VII,  Ltd.
         represent each partnership's  percent interest in the property owned by
         Halls Joint Venture.
(4)      Cash received net of closing costs includes $50,000 received as a lease termination fee.
(5)      CNL Income Fund XVII,  Ltd. owned an 80 percent  interest in this joint venture.  The amounts  presented  represent the  partnership's  percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(6)      Amount shown is face value and does not  represent  discounted  current value.  The mortgage  note bore  interest at a rate of 10.25% per annum and provides for 60 equal  monthly  payments of principal and interest.
         The borrower prepaid the mortgage note in full in January 2001.
(7)      Original  mortgage  financing was obtained for less than 100 percent of the total cost of the properties.
(8)      Each property was sold to one of the CNL Income Funds,  which are Prior
         Public Programs and affiliates of the Chairman and Vice Chairman of the
         Board of Directors of CNL American  Properties  Fund,  Inc. The CNL Net
         Lease  Investors,  LP sold the  properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.
(9)      This property was being constructed and was sold prior to completion of construction.
(10)     Cash received net of closing costs includes  $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the  closing  date,  which  were  deducted  from the  actual  net sales proceeds received by CNL American Properties Fund, Inc.
(11)     Cash received net of closing costs include $35,863  received as a lease termination fee.
(12)     CNL Income  Fund VIII,  Ltd.  owned a 12.46  percent  interest  and CNL
         Income Fund XII,  Ltd.  owned an 87.54  percent  interest in this joint venture.  The amounts  presented for CNL Income Fund VIII, Ltd. and CNL
         Income Fund XII, Ltd. represent each partnership's  percentage interest in the property owned by Middleburg Joint Venture.  Past performance is not necessarily indicative of future performance.

(13)     CNL Income Fund XIV,  Ltd.  owned a 50 percent  interest and CNL Income
         Fund XV, Ltd. owned a 50 percent  interest in this joint  venture.  The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV,
         Ltd. represent each partnership's  percentage  interest in the property owned by Woodridge Joint Venture.
(14)     CNL Income Fund VI,  Ltd.  owned a 75 percent  interest  and CNL Income
         Fund IX, Ltd.  owned a 25 percent  interest in the  property in Dublin,
         California.  The amounts presented for CNL Income Fund VI, Ltd. and CNL
         Income Fund IX, Ltd. represent each partnership  percentage interest in the property.
(15)     Amount shown is face value and does not  represent  discounted  current value.  The  mortgage  note bore  interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16)     Amount shown is face value and does not  represent  discounted  current value.  The mortgage note bears  interest at a rate of nine percent per annum and  provides  for 96 equal  monthly  payments of  principal  and interest and a balloon payment of $123,102 in December 2008.
(17)     Amount shown is face value and does not  represent  discounted  current value.  The mortgage note bears  interest at a rate of nine percent per annum and  provides  for 96 equal  monthly  payments of  principal  and interest and a balloon payment of $184,652 in December 2008.
(18)     Information  in this table includes  properties  sold by CNL Restaurant
         Property Services, Inc., CNL Restaurant Investors Properties,  LLC, CNL
         Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors
         LP,  subsidiaries of CNL American  Properties  Fund,  Inc.,  which were formed for the  purpose of  originating  mortgage  loans and net leases with the intent to sell or securitize.
(19)     Amounts  in  this  table  do  not   include   costs   incurred  in  the
         administration  of the  partnership  or  company,  as  applicable,  not related to the operation of properties.
(20)     CNL Income Fund II,  Ltd.  owned a 48 percent  interest  and CNL Income
         Fund X, Ltd.  owned a 52 percent  interest in this joint  venture.  The amounts  presented  for CNL Income Fund II, Ltd. and CNL Income Fund X,
         Ltd. represent each partnership's  percentage  interest owned by Peoria
         Joint Venture.
(21)     CNL Income Fund VI,  Ltd.  owned a 77 percent  interest  and CNL Income
         Fund XI,  Ltd.  owned a 23 percent  interest  in the  property in Round
         Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL
         Income Fund XI, Ltd. represent each partnership's  percentage  interest in the property.
(22)     Amount shown is face value and does not  represent  discounted  current value.  The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23)     Cash received net of closing costs includes $60,000 received as a lease termination fee.
(24)     Information  in this table  includes  properties  sold by CNL Financial
         Services,  LP  and  CNL  Franchise  Network,  LP,  subsidiaries  of CNL
         American  Properties  Fund, Inc. (25) The property was obtained through foreclosure  of a loan  and  the  basis  of the  property  was  the net realizable value of the foreclosed loan.

        Past performance is not necessarily indicative of future performance.

                                   APPENDIX C

                             SUBSCRIPTION AGREEMENT

Subscription Agreement                                                 [LOGO]
CNL RETIREMENT PROPERTIES, INC.

1.  _____________   INVESTMENT ______________________________________________________________________________

This is an (check one):  |_| Initial   |_|Additional Investment   |_|  Check this box if you are purchasing these Shares through
                             Investment   in this offering              a  Registered  Investment  Adviser  or net of commission.

Make Investment Check Payable to:  SouthTrust Bank

This subscription is in the amount of $________________ for the purchase of _________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

2.  ______________________  FORM OF OWNERSHIP __________________________________________________

    (Select only one)
    |_|IRA                                            |_| INDIVIDUAL
    |_|SEP/IRA                                        |_| JOINT  TENANTS  WITH RIGHT OF  SURVIVORSHIP  (all parties must sign)
    |_|KEOGH (H.R. 10)                                |_| HUSBAND AND WIFE AS COMMUNITY PROPERTY
    |_|PENSION OR PROFIT SHARING PLAN                     (two signatures required)
       |_|TAXABLE    |_| TAX EXEMPT                   |_| A  MARRIED  PERSON   SEPARATE   PROPERTY  (one  signature required)
    |_|TRUST (include title and signature pages)      |_| TENANTS IN COMMON
       |_|TAXABLE    |_| TAX EXEMPT                   |_| CUSTODIAN FOR ____________________________________________________
    |_|CHARITABLE REMAINDER TRUST                         Under the|_|  UGMA of the State of _______________________________
    |_|NON-PROFIT ORGANIZATION                                     |_|  UTMA of the State of _______________________________
                                                      |_| CORPORATION  OR  PARTNERSHIP   (Corporate  Resolution  or Partnership
                                                          Agreement must be attached)

3. __________________ INVESTOR INFORMATION ___________________________________

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.

______________________________________     ____________________________________
1st Registration Name                      Investor Social Security Number

______________________________________     ____________________________________
2nd Registration Name                      Taxpayer ID Number

______________________________________     ____________________________________
Address                                    Custodian Account Number

______________________________________     ____________________________________
City/State/Zip                             Custodian Phone Number

_______________________________________    ____________________________________
Investor Mailing Address (IRA Accounts)    Investor E-mail Address

______________________________________     ____________________________________
City/State/Zip                             Daytime Phone Number

|_|Check this box if you are a U.S. citizen         |_|Check   this  box  if  you  are  a  U.S.   citizen residing outside the U.S.
|_|Check this box if you are a foreign citizen      |_|Check  this  box  if you  are  subject  to  backup withholding

4. _________________ DISTRIBUTIONS_____________________________________________

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated
in Section 3. Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.
a. |_| DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)
b. |_| DIRECT DEPOSIT Please include a voided check. (Non-Custodian Investors
       Only)
I authorize CNL Investment Company or its Agent (collectively, "CNL")
to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution  ______________________________________________________

Address _____________________________________________________________________

City/State/Zip ______________________________________________________________

Account Type (check one):  |_|  Checking   |_|  Savings

Account Number _________________ Bank ABA Routing Number _____________________

5.____________________________ SUBSCRIBER SIGNATURES __________________________

TAXPAYER  IDENTIFICATION  NUMBER CONFIRMATION  (required):  The investor signing below,  under penalties of perjury,  certifies that (i) the number shown on this subscription  agreement is his correct Taxpayer  Identification Number (or he is waiting  for a number to be issued to him) and (ii) he is not  subject to backup withholding  either  because he has not been  notified by the  Internal  Revenue
Service  ("IRS")  that he is  subject  to  backup  withholding  as a result of a failure to report all interest or dividends, or the IRS has notified him that he is  no  longer  subject  to  backup  withholding  [NOTE:  CLAUSE  (ii)  IN  THIS
CERTIFICATION  SHOULD BE CROSSED OUT IF THE  WITHHOLDING BOX HAS BEEN CHECKED IN
SECTION 3].

Please separately initial each of the representations  below. Except in the case of fiduciary accounts,  you may not grant any person a power of attorney to make such  representations  on your behalf.  In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)  I have received the Prospectus                  __________      __________
                                                     Initials        Initials

(b)  I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least
     $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under
     "Suitability Standards and How to Subscribe."

                                                     __________      __________
                                                     Initials        Initials

X _________________________ __________ X_____________________________ _________
  Signature of Investor      Date       Signature of Joint Investor      Date

6.  ____________________________ BROKER INFORMATION __________________________
    The Broker's Financial Advisor must sign below to complete order.  Financial
    Advisor  hereby  warrants  that he is duly  licensed and may  lawfully  sell
    Shares in the state designated as the investor's legal residence.

    Broker/Dealer Name  ______________________________________________________

    Financial Advisor Name  __________________________________________________

    Advisor Mailing Address  _________________________________________________

    City/State/Zip  __________________________________________________________

    Advisor Number_______________________ Telephone Number ___________________

    E-mail Address ______________________ Fax Number _________________________

|_| Telephonic Subscription  |_| Deferred Commission Option        (Please refer to the Prospectus for details.)
                                 (not available to CA investors)

|_| Registered  Investment  Adviser (RIA):  All sales of securities must be made through  a  Broker/Dealer.  If an RIA has  introduced  a sale,  the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable;  (ii)  a  Registered  Representative  of a  Broker/Dealer  which  is affiliated  with the RIA,  if  applicable;  or (iii) if  neither  (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

The  undersigned  confirm  by their  signatures  that  they (i) have  reasonable grounds to believe  that the  information  and  representations  concerning  the investor identified herein are true, correct and complete in all respects;  (ii)
have  discussed  such  investor's  prospective  purchase  of  Shares  with  such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and  marketability  of the Shares;  (iv) have  delivered a current
Prospectus  and  related  supplements,  if any, to such  investor;  and (v) have reasonable  grounds  to  believe  that the  purchase  of  Shares  is a  suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any,  and that such  investor  is in a  financial  position  to  enable  such investor to realize the  benefits of such an  investment  and to suffer any loss that may occur with respect thereto.

 X___________________________ _______ X_______________________________  ________
  Financial Advisor Signature  Date    Branch Manager Signature          Date
                                      (If required by Broker/Dealer)

All items on the  Subscription  Agreement  must be  completed  in order for your subscription to be processed.  Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

 Return to: CNL Investor Relations |X| PO Box 1033 |X| Orlando, FL |X| 32802-1033
Overnight Delivery: CNL Investor Relations |X| 450 South Orange Avenue |X| Orlando, FL |X| 32801
 CNL Investor Relations: tel (407) 650-1000 |X| toll-free (866) 650-0650 |X| fax (407) 650-1231

--------------------------------------------------------------------------------
    For Office Use Only****

    Sub.# ___________________ Admit Date ______________  Amount_______________

    Check #__________________ Region __________________  W/S__________Rev. 03/03

 -------------------------------------------------------------------------------

                                   APPENDIX D

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH FEBRUARY 28, 2003
                For the Year Ended December 31, 2002 (Unaudited)

         The following schedule presents  unaudited  estimated taxable operating results before dividends paid deduction of each Property acquired by the Company as of  February  28, 2003 and the  Properties  for which the Company had initial commitments as of February 28, 2003. The statement presents unaudited  estimated taxable  operating  results for each  Property as if the  Property  (i) had been acquired  the  earlier of (a) the actual  date  acquired  by the  Company or (b)
January 1, 2002 and (ii) and been operational  during the period January 1, 2002 through  December  31,  2002.  The  schedule  should  be  read in  light  of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future.  The estimates were prepared on the basis  described in the  accompanying  notes which should be read in conjunction herewith.
                                      Brighton Gardens
                                        by Marriott            Broadway Plaza  Homewood Residence Boca Holley Court Terrace
                                      Orland Park (16)         Arlington (12)         Raton (12)         Oak Park (12)
                                  ---------------------     --------------------  ------------------  ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                        $1,350,268              $1,084,322           $ 991,380         $ 1,846,927

Earned Income (1)                                 -                       -                   -

FF&E Reserve Income (2)                      29,481                       -                   -

Asset Management Fees (3)                   (83,093)                (63,473)            (58,032)           (110,816)

Interest Expense (4)(5)(6)(7)(8)                  -                       -                   -            (932,266)

General and Administrative
    Expenses (9)                           (110,422)                (86,746)            (79,310)           (147,754)
                                      -------------         ---------------       -------------       -------------

Estimated Cash Available from
    Operations                            1,186,234                 934,103             854,038             656,091

Depreciation and Amortization
    Expense (10) (11)                      (624,510)               (454,065)           (440,229)           (704,627)
                                      -------------         ---------------       -------------       -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                        $ 561,724               $ 480,038           $ 413,809           $ (48,536)
                                      =============         ===============       =============       =============

                                 See Footnotes

                                                                                  Brighton Gardens     Brighton Gardens
                                      Homewood Residence        Heritage Club        by Marriott          by Marriott
                                      Coconut Creek (12)   Greenwood Village (12)  Camarillo (13)         Towson (13)
                                    --------------------  ----------------------  ------------------  ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                          $968,756            $1,786,538          $1,701,799           $1,322,634

Earned Income (1)                                 -                     -                   -

FF&E Reserve Income (2)                           -                     -              63,587               31,387

Asset Management Fees (3)                   (58,125)             (117,842)           (112,168)             (86,714)

Interest Expense (4)(5)(6)(7)(8)                  -                     -            (447,475)            (345,930)

General and Administrative
    Expenses (9)                            (77,500)             (142,923)           (136,144)            (105,811)
                                      -------------       ---------------       -------------        -------------

Estimated Cash Available from
    Operations                              833,131             1,525,773           1,069,599              815,566

Depreciation and Amortization
    Expense (10) (11)                      (402,060)             (840,901)           (755,339)            (620,367)
                                      -------------       ---------------       -------------        -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                         $431,071              $684,872            $314,260             $195,199
                                      =============       ===============       =============        =============

                                 See Footnotes

                                           MapleRidge              MapleRidge           MapleRidge        Brighton Gardens
                                          by Marriott             by Marriott           by Marriott          by Marriott
                                          Clayton (13)           Dartmouth (13)       Elk Grove (13)       Brentwood (14)
                                      --------------------     -------------------   ------------------  --------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                            $755,200                 $878,784           $750,467                $   -

Earned Income (1)                                   -                        -                  -              695,044

FF&E Reserve Income (2)                        18,333                   47,826             22,116                    -

Asset Management Fees (3)                     (48,663)                 (56,930)           (48,325)             (38,099)

Interest Expense (4)(5)(6)(7)(8)             (194,134)                (227,111)          (192,782)            (281,570)

General and Administrative
    Expenses (9)                              (60,416)                 (70,303)           (60,037)             (55,604)
                                        -------------          ---------------      -------------        -------------

Estimated Cash Available from
    Operations                                470,320                  572,266            471,439              319,771

Depreciation and Amortization
    Expense (10) (11)                        (335,148)                (386,831)          (333,616)                   -
                                        -------------          ---------------      -------------        -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $135,172                 $185,435           $137,823             $319,771
                                        =============          ===============      =============        =============

                                 See Footnotes

                                         Brighton Gardens       Brighton Gardens     Brighton Gardens    Brighton Gardens
                                           by Marriott            by Marriott           by Marriott         by Marriott
                                     Atlanta - Buckhead (14)     Charlotte (14)      Chevy Chase (14)     Middletown (14)
                                     -----------------------   ------------------   -----------------  ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                               $  -                  $   -              $   -              $    -

Earned Income (1)                            837,863                352,283          2,166,197           1,361,793

FF&E Reserve Income (2)                            -                      -                  -                   -

Asset Management Fees (3)                    (45,927)               (19,310)          (115,862)            (68,891)

Interest Expense (4)(5)(6)(7)(8)            (339,427)              (142,714)          (856,282)           (509,141)

General and Administrative
    Expenses (9)                             (67,029)               (28,183)          (173,296)           (108,943)
                                       -------------        ---------------      -------------       -------------

Estimated Cash Available from
    Operations                               385,480                162,076          1,020,757             674,818

Depreciation and Amortization
    Expense (10) (11)                              -                      -                  -                   -
                                       -------------        ---------------      -------------       -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                          $385,480               $162,076         $1,020,757            $674,818
                                       =============        ===============      =============       =============

                                 See Footnotes

                                      Brighton Gardens        Brighton Gardens      Brighton Gardens       Brighton Gardens
                                        by Marriott             by Marriott            by Marriott            by Marriott
                                     Mountainside (14)          Naples (14)           Raleigh (14)           Stamford (14)
                                 ------------------------  --------------------   --------------------  --------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                              $   -                   $   -             $    -              $    -

Earned Income (1)                          1,466,525                 613,446          1,056,848           1,485,300

FF&E Reserve Income (2)                            -                       -                  -                   -

Asset Management Fees (3)                    (74,632)                (48,015)           (57,931)            (81,417)

Interest Expense (4)(5)(6)(7)(8)            (551,569)               (354,856)          (428,141)           (601,712)

General and Administrative
    Expenses (9)                            (117,322)                (49,076)           (84,548)           (118,824)
                                       -------------         ---------------      -------------       -------------

Estimated Cash Available from
    Operations                               723,002                 161,499            486,228             683,347

Depreciation and Amortization
    Expense (10) (11)                              -                       -                  -                   -
                                       -------------         ---------------      -------------       -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                          $723,002               $ 161,499          $ 486,228           $ 683,347
                                       =============         ===============      =============       =============
                                 See Footnotes

                                                                                   Brooksby Village
                                        Brighton Gardens     Brighton Gardens      Continuing Care
                                          by Marriott          by Marriott            Retirement      Homewood Residence
                                          Venice (14)       Winston-Salem (14)      Community (15)      Nashville (12)
                                     --------------------  -------------------  ------------------- --------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                             $    -                 $   -          $2,607,568            $ 918,180

Earned Income (1)                            714,087               771,214                   -                    -

FF&E Reserve Income (2)                            -                     -                   -                    -

Asset Management Fees (3)                    (39,143)              (42,274)           (104,303)             (53,747)

Interest Expense (4)(5)(6)(7)(8)            (289,285)             (312,427)                  -                    -

General and Administrative
    Expenses (9)                             (57,127)              (61,697)           (208,605)             (73,454)
                                       -------------       ---------------       -------------        -------------

Estimated Cash Available from
    Operations                               328,532               354,816           2,294,660              790,979

Depreciation and Amortization
    Expense (10) (11)                              -                     -                   -             (386,464)
                                       -------------       ---------------       -------------        -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                         $ 328,532              $354,816          $2,294,660            $ 404,515
                                       =============       ===============       =============        =============

                                 See Footnotes

                                          Brighton Gardens       Brighton Gardens      Brighton Gardens       Brighton Gardens
                                            by Marriott             by Marriott            by Marriott            by Marriott
                                           Bellevue (16)        Hoffman Estates (17)   Oklahoma City (16)       Santa Rosa (16)
                                     ----------------------     ------------------    ------------------     ---------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                            $ 892,641               $ 773,235            $ 319,081           $1,465,498

Earned Income (1)                                    -                       -                    -                    -

FF&E Reserve Income (2)                         31,972                  37,402               23,899               43,456

Asset Management Fees (3)                      (61,210)                (45,263)            (21,880)             (100,491)

Interest Expense (4)(5)(6)(7)(8)                     -                       -                   -                     -

General and Administrative
    Expenses (9)                               (71,411)                (61,859)            (25,526)             (117,240)
                                         -------------         ---------------       -------------         -------------

Estimated Cash Available from
    Operations                                 791,992                 703,515             295,574             1,291,223

Depreciation and Amortization
    Expense (10) (11)                         (444,300)               (329,898)          (158,818)              (729,432)
                                         -------------         ---------------       -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $ 347,692               $ 373,617           $ 136,756             $ 561,791
                                         =============         ===============       =============         =============
                                 See Footnotes

                                      Brighton Gardens        Brighton Gardens      Hearthside             Hearthside
                                        by Marriott             by Marriott         By Marriott            by Marriott
                                         Tulsa (17)             Atlanta (16)       Lynnwood (16)         Snohomish (16)
                                   ---------------------    ------------------  --------------------  ---------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                            $480,127              $ 645,262           $ 551,250             $ 752,500

Earned Income (1)                                   -                      -                   -                     -

FF&E Reserve Income (2)                        26,959                 25,181              23,936                25,068

Asset Management Fees (3)                     (28,105)               (44,247)            (37,800)              (51,600)

Interest Expense (4)(5)(6)(7)(8)                    -                      -                   -                     -

General and Administrative
    Expenses (9)                              (38,410)               (51,621)            (44,100)              (60,200)
                                        -------------        ---------------       -------------         -------------

Estimated Cash Available from
    Operations                                440,571                574,575             493,286               665,768

Depreciation and Amortization
    Expense (10) (11)                        (204,844)              (321,170)           (274,377)             (374,547)
                                        -------------        ---------------       -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $235,727              $ 253,405           $ 218,909             $ 291,221
                                        =============        ===============       =============         =============
                                 See Footnotes

                                           MapleRidge            MapleRidge          MapleRidge         Pleasant Hills
                                          by Marriott           by Marriott          by Marriott          by Marriott
                                           Hemet (17)          Plymouth (17)       Willoughby (17)     Little Rock (17)
                                    ----------------------  -------------------  ------------------- ----------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                          $ 421,243              $ 469,490           $ 505,376             $1,090,489

Earned Income (1)                                  -                      -                   -                      -

FF&E Reserve Income (2)                       22,782                 23,209              25,292                 29,855

Asset Management Fees (3)                    (24,658)               (27,482)            (29,583)               (63,834)

Interest Expense (4)(5)(6)(7)(8)                   -                      -                   -                      -

General and Administrative
    Expenses (9)                             (33,699)               (37,559)            (40,430)               (87,239)
                                       -------------        ---------------       -------------          -------------

Estimated Cash Available from
    Operations                               385,668                427,658             460,655                969,271

Depreciation and Amortization
    Expense (10) (11)                       (179,722)              (200,306)           (215,616)              (465,252)
                                       -------------        ---------------       -------------          -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                         $ 205,946              $ 227,352           $ 245,039              $ 504,019
                                       =============        ===============       =============          =============
                                 See Footnotes

                                        Brighton Gardens         Brighton Gardens      Brighton Gardens    Brighton Gardens
                                          by Marriott              by Marriott            by Marriott         by Marriott
                                         Edgewood (16)           Greenville (16)        Northridge (16)   Rancho Mirage (16)
                                    ------------------------ ---------------------  ------------------   ---------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                            $232,280               $ 361,635           $1,289,387            $1,210,445

Earned Income (1)                                   -                       -                    -

FF&E Reserve Income (2)                        17,293                  37,255                  296                35,801

Asset Management Fees (3)                     (15,928)                (24,798)             (88,415)              (83,002)

Interest Expense (4)(5)(6)(7)(8)                    -                       -                    -                     -

General and Administrative
    Expenses (9)                              (18,582)                (28,931)            (103,151)              (96,836)
                                        -------------         ---------------        -------------         -------------

Estimated Cash Available from
    Operations                                215,063                 345,161            1,098,117             1,066,408

Depreciation and Amortization
    Expense (10) (11)                        (114,419)               (179,999)            (641,775)             (596,255)
                                        -------------         ---------------        -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $100,644               $ 165,162             $456,342             $ 470,153
                                        =============         ===============        =============         =============
                                 See Footnotes

                                         Brighton Gardens        Brighton Gardens        Fairfax            MapleRidge
                                           by Marriott             by Marriott         by Marriott          by Marriott
                                       Salt Lake City (17)       Yorba Linda (17)    Fort Belvoir (18)    Palm Springs (16)
                                    -----------------------   --------------------  ------------------  ----------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                           $1,540,438             $1,382,102          $ 4,598,507              $232,179

Earned Income (1)                                    -                      -                    -

FF&E Reserve Income (2)                         48,414                 43,136              186,253                13,367

Asset Management Fees (3)                      (90,172)               (80,904)            (256,017)              (15,921)

Interest Expense (4)(5)(6)(7)(8)                     -                      -                    -                     -

General and Administrative
    Expenses (9)                              (123,235)              (110,568)            (367,881)              (18,574)
                                         -------------        ---------------        -------------         -------------

Estimated Cash Available from
    Operations                               1,375,445              1,233,766            4,160,862               211,051

Depreciation and Amortization
    Expense (10) (11)                         (657,221)              (589,668)          (3,302,532)             (115,564)
                                         -------------        ---------------        -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $ 718,224              $ 644,098            $ 858,330              $ 95,487
                                         =============        ===============        =============         =============

                                 See Footnotes

                                                                 Fox Run Village
                                      Quadrangle                Continuing Care
                                     by Marriott                   Retirement           Sunrise of              Sunrise of
                                    Haverford (18)               Community (15)       Annapolis (19)          Pikesville (19)
                                ------------------------    ----------------------  --------------------   ----------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                          $6,385,438             $2,560,000               $    -                    $ -

Earned Income (1)                                   -                      -            1,312,500              1,060,500

FF&E Reserve Income (2)                       259,164                      -                    -                      -

Asset Management Fees (3)                    (366,592)              (102,000)             (75,000)               (60,600)

Interest Expense (4)(5)(6)(7)(8)                    -                      -             (780,357)              (630,529)

General and Administrative
    Expenses (9)                             (510,835)              (204,800)            (105,000)               (84,840)
                                        -------------        ---------------        -------------          -------------

Estimated Cash Available from
    Operations                              5,767,175              2,253,200              352,143                284,531

Depreciation and Amortization
    Expense (10) (11)                      (4,545,421)                     -               (5,743)                (4,640)
                                        -------------        ---------------        -------------          -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                         $1,221,754             $2,253,200            $ 346,400               $279,891
                                        =============        ===============        =============          =============
                                 See Footnotes

                                       Brighton Gardens         Brighton Gardens       Brighton Gardens
                                         by Marriott              by Marriott             by Marriott        Vero Beach,
                                    Colorado Springs (20)         Denver (20)            Lakewood (20)       Florida (21)
                                    ---------------------     --------------------    ------------------  ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                          $1,561,175             $1,692,075           $1,784,283              (21)

Earned Income (1)                                   -                      -                    -              (21)

FF&E Reserve Income (2)                             -                      -                    -              (21)

Asset Management Fees (3)                     (97,320)              (105,480)            (111,228)             (21)

Interest Expense (4)(5)(6)(7)(8)             (405,570)              (439,576)            (463,529)             (21)

General and Administrative
    Expenses (9)                             (124,894)              (135,366)            (142,743)             (21)
                                        -------------        ---------------        -------------         -------------

Estimated Cash Available from
    Operations                                933,391              1,011,653            1,066,783              (21)

Depreciation and Amortization
    Expense (10) (11)                        (703,141)              (762,098)            (803,628)             (21)
                                        -------------        ---------------        -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $230,250               $249,555             $263,155              (21)
                                        =============        ===============        =============         =============

                                 See Footnotes

                                                         Total
                                            ---------------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                    $50,158,959

Earned Income (1)                                     13,893,600

FF&E Reserve Income (2)                                1,192,720

Asset Management Fees (3)                             (3,743,262)

Interest Expense (4) (5) (6) (7) (8)                  (9,726,383)

General and Administrative
    Expenses (9)                                      (5,126,604)
                                                   -------------

Estimated Cash Available from
    Operations                                        46,649,030

Depreciation and Amortization
    Expense (10) (11)                                (23,204,543)
                                                   -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                   $23,444,487
                                                   =============
                                  See Footnotes

FOOTNOTES:

(1)      Rental income on operating leases and earned income on direct financing leases  do not  include  percentage  rents  which  will  become  due if specified levels of gross receipts are achieved.

(2)      Reserve  funds  will  be  used  for  the  replacement  and  renewal  of furniture,  fixtures and  equipment  related to the  Properties  ("FF&E
         Reserve").  The funds in the FF&E  Reserve and all  property  purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company.  In connection  therewith,  FF&E Reserve income will be earned based on a percentage  (determined by factors such as age of the
         Property) of gross revenues and has been estimated  based on historical gross revenues.

(3)      The  Properties  will be  managed  pursuant  to an  advisory  agreement between the Company and CNL Retirement Corp. (the "Advisor"),  pursuant to which the Advisor will receive  monthly asset  management fees in an amount equal to  one-twelfth of .60% of the Company's Real Estate Asset
         Value  as of  the  end  of the  preceding  month  as  defined  in  such agreement. See "Management Compensation."

(4)      In conjunction with the purchase of the Oak Park Property,  the Company assumed  a  mortgage  note  secured  by the Oak  Park  Property  in the principal  amount of  $12,974,397  with an interest rate based on LIBOR plus 350 basis points,  not to exceed 8.0% per annum. (5) In connection with the purchase of the Camarillo,  Towson, Clayton, Dartmouth and Elk
         Grove Properties (the "Marriott Portfolio One Properties"), the Company
         borrowed  $23,520,000  in the form of a  commercial  paper  backed loan secured by these five Properties.  The loan bears interest at a rate of
         123 basis points over  commercial  paper rate as  determined  by market demand,  which approximates 30-day LIBOR per annum. The loan matures in
         June 2007. (6) The Company is expected to assume the obligations of the current  owner  of the  Annapolis  and  Pikesville  Properties  under a mortgage note secured by the  Properties.  The principal  amount of the loan is $20.6  million  with an interest  rate of 7.83% per annum.  The loan requires monthly  principal and interest  payments through October
         2008 with all unpaid  principal and interest due at that time.  (7) The
         Company has obtained a two-year,  $85 million  revolving line of credit secured  by  the  Prime  Care  Portfolio  Properties  (see  Prime  Care
         Portfolio  Properties defined in Note 10 below). The Company expects to draw $75 million of the line of credit to acquire nine Properties.  The facility  requires  payment  of  interest  only at LIBOR plus a premium until  maturity.  (8) In  connection  with the purchase of the Colorado
         Springs,  Denver and  Lakewood  Properties,  the Company is expected to borrow  approximately $26 million under a two-year mortgage loan. It is expected  that the loan will bear  interest  at a rate of 30-day  LIBOR plus 325  basis  points,  with a minimum  interest  rate of 5% and will require monthly principal and interest payments.

(9)      Estimated  at  8%  of  gross  rental  income,  based  on  the  previous experience of an Affiliate of the Advisor with another public REIT.

(10)     The federal tax basis of the  depreciable  portion of each Property and
         the  number  of  years  the  assets  have  been   depreciated   on  the
         straight-line method are as follows:
                                                                                                  Furniture and
                                                                         Buildings                   Fixtures
                                                                       (5-15 years)                 (39 years)
                                                                      --------------             -----------------

         Orland Park Property                                            $11,533,074                  $1,025,630
         Arlington Property                                                9,174,538                     602,226
         Boca Raton Property                                               9,056,342                     554,537
         Oak Park Property                                                16,918,724                     447,007
         Coconut Creek Property                                            7,981,073                     559,197
         Greenwood Village Property                                       17,943,422                     942,063
         Camarillo Property                                               16,852,469                     541,453
         Towson Property                                                  14,375,847                     355,731
         Clayton Property                                                  7,656,922                     209,314
         Dartmouth Property                                                9,028,929                     205,663
         Elk Grove Property                                                7,571,613                     217,689
         Nashville Property                                                8,029,857                     472,345
         Bellevue Property                                                 9,231,564                     543,033
         Hoffman Estates Property                                          6,854,531                     403,208
         Oklahoma City Property                                            3,299,888                     194,110
         Santa Rosa Property                                              15,155,978                     891,529
         Tulsa Property                                                    4,256,207                     250,365
         Atlanta-Buckhead Property                                         6,673,214                     392,542
         Lynnwood Property                                                 5,700,951                     335,350
         Snohomish Property                                                7,782,250                     457,779
         Hemet Property                                                    3,734,214                     219,660
         Plymouth Property                                                 4,161,909                     244,818
         Willoughby Property                                               4,480,033                     263,531
         Little Rock Property                                              9,666,914                     568,642
         Edgewood Property                                                 2,377,381                     139,846
         Greenville Property                                               3,739,976                     219,999
         Northridge Property                                              13,334,656                     784,392
         Rancho Mirage Property                                           12,388,870                     728,757
         Salt Lake City Property                                          13,655,599                     803,271
         Yorba Linda Property                                             12,251,993                     720,705
         Fort Belvoir Property                                            77,751,805                   2,321,684
         Palm Springs Property                                             2,401,157                     141,246
         Haverford Property                                              107,013,254                   3,324,436

(11)     Loan  costs   totalling   $2,154,798  have  been  amortized  under  the
         straight-line method over the term of each loan.

(12)     The leases for the  Arlington,  Boca Raton,  Oak Park,  Coconut  Creek,
         Greenwood Village and Nashville Properties are cross-collateralized and cross-defaulted.

(13)     The  lessee  of the  Marriott  Portfolio  One  Properties  is the  same
         unaffiliated   lessee.   The   leases  are   cross-collateralized   and
         cross-defaulted.  In  addition,  the leases  for these five  Properties contain pooling terms,  meaning that net operating profits with respect to all five  Properties  are combined for the purpose of funding rental payments due under each lease ("Pooling").

(14)     The  lessee of the  Brentwood,  Atlanta -  Buckhead,  Charlotte,  Chevy
         Chase, Middletown,  Mountainside, Naples, Raleigh, Stamford, Venice and
         Winston-Salem  Properties (the "Prime Care Portfolio  Properties"),  is
         the same unaffiliated lessee. The leases are  cross-collateralized  and cross-defaulted.  In  addition,  the  leases  for  these 11  Properties contain Pooling terms.

(15)     The leases for these Properties are land leases only.

(16)     The lessee for the Orland Park,  Bellevue,  Oklahoma City,  Santa Rosa,
         Atlanta, Lynnwood, Snohomish, Edgewood, Greenville,  Northridge, Rancho
         Mirage  and  Palm  Springs  Properties  is  expected  to  be  the  same unaffiliated lessee. The leases for the Bellevue,  Oklahoma City, Santa
         Rosa, Atlanta, Lynnwood, Snohomish, Edgewood,  Greenville,  Northridge,
         Rancho  Mirage  and  Palm  Springs   Properties   are  expected  to  be
         cross-collateralized  and cross-defaulted.  In addition, the leases for these 11 Properties are expected to contain Pooling terms.

(17)     The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby,
         Little Rock, Salt Lake City and Yorba Linda  Properties are expected to be with the same  unaffiliated  lessee.  The leases are  expected to be cross-collateralized  and cross-defaulted.  In addition, the leases for these eight Properties contain Pooling terms.

(18)     The leases for the Fort Belvoir and Haverford  Properties  are expected to be with the same unaffiliated  lessee. The leases are expected to be cross-collateralized  and cross-defaulted.  In addition, the leases for these two Properties are expected to contain Pooling terms.

(19)     The lessee of the Annapolis and Pikesville Properties is expected to be the same unaffiliated lessee.

(20)     The lessee for the Colorado Springs, Denver and Lakewood Properties are
         expected  to be with the  same  unaffiliated  lessee.  The  leases  are expected to be  cross-collateralized  and cross defaulted. In addition, the leases for these three  Properties are expected to contain  Pooling terms.

(21)     The  Vero   Beach,   Florida   Property  is  a  parcel  of  land  in  a
         pre-construction phase with planned development into a seniors' housing complex.
PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.           Financial Statements and Exhibits.

(a)	Financial Statements:

The following financial statements are included in this Prospectus Supplement dated October 21, 2003.

(1)	Pro Forma Consolidated Balance Sheet as of June 30, 2003

(2)	Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2003

(3)	Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002

(4)	Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30, 2003 and the year ended December 31, 2002

(5)	Condensed Consolidated Balance Sheets as of June 30, 2003 and December 31, 2002

(6)	Condensed Consolidated Statements of Earnings for the quarters and six months ended June 30, 2003 and 2002

(7)	Condensed Consolidated Statements of Stockholders’ Equity for the six months ended June 30, 2003 and the year ended December 31, 2002

(8)	Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002

(9)	Notes to Condensed Consolidated Financial Statements for the six months ended June 30, 2003 and 2002

Other Financial Statements:

The following other financial information is included in this Prospectus Supplement.

Marriott Senior Living Services Nine Communities

(10)	Report of Independent Auditors

(11)	Unaudited Combined Statements of Operations for the twelve weeks ended March 28, 2003 and March 22, 2002

(12)	Combined Statements of Operations for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

(13)	Combined Balance Sheets as of March 28, 2003 (unaudited), January 3, 2003 and December 28, 2001

(14)	Unaudited Combined Statements of Cash Flows for the twelve weeks ended March 28, 2003 and March 22, 2002

(15)	Combined Statements of Cash Flows for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

(16)	Combined Statement of Equity for the twelve weeks ended March 28, 2003 (unaudited) and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

(17)	Notes to Combined Statements

Sunrise Senior Living Services Fourteen Communities

(18)	Report of Independent Auditors

(19)	Unaudited Combined Statements of Operations for the six months ended June 30, 2003 and 2002

(20)	Combined Statements of Operations for the year ended December 31, 2002

(21)	Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002

(22)	Unaudited Combined Statements of Cash Flows for the six months ended June 30, 2003 and 2002

(23)	Combined Statements of Cash Flows for the year ended December 31, 2002

(24)	Combined Statement of Equity for the six months ended June 30, 2003 (unaudited) and the year ended December 31, 2002

(25)	Notes to Combined Statements

The following financial statements are included in the Prospectus.

(26)	Pro Forma Consolidated Balance Sheet as of December 31, 2002

(27)	Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002

(28)	Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2002

(29)	Report of Independent Certified Public Accountants for CNL Retirement Properties, Inc.

(30)	Consolidated Balance Sheets as of December 31, 2002 and 2001

(31)	Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000

(32)	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2002, 2001 and 2000

(33)	Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

(34)	Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000

(35)	Schedule III — Real Estate and Accumulated Depreciation as of December 31, 2002

(36)	Notes to Schedule III — Real Estate and Accumulated Depreciation as of December 31, 2002

Other Financial Statements:

The following other financial information is included in the Prospectus.

Marriott International, Inc. and Subsidiaries

(37)	Summarized financial information presented for Marriott International, Inc. as of January 3, 2003 and December 28, 2001, and the years ended January 3, 2003, December 28, 2001 and December 29, 2000

The following other financial statements are included in the Prospectus.

American Retirement Communities Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)

(38)	Report of Independent Certified Public Accountants

(39)	Combined Balance Sheets as of December 31, 2001 and 2000

(40)	Combined Statements of Operations and Changes in Equity for the Years Ended December 31, 2001 and 2000

(41)	Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000

(42)	Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000

(43)	Combining Balance Sheet as of December 31, 2001

(44)	Combining Statement of Operations and Changes in Equity for the Year Ended December 31, 2001

(45)	Combining Statement of Cash Flows for the Year Ended December 31, 2001

Prime Care One, LLC and PC1, LLC

(46)	Report of Independent Auditors

(47)	Combined Balance Sheets as of December 31, 2002 and 2001

(48)	Combined Statements of Operations for the years ended December 31, 2002 and 2001

(49)	Combined Statements of Members’ Equity (Deficit) for the years ended December 31, 2002 and 2001

(50)	Combined Statements of Cash Flows for the years ended December 31, 2002 and 2001

(51)	Notes to Combined Financial Statements for the years ended December 31, 2002 and 2001

Prime Care Two, LLC and PC2, LLC

(52)	Report of Independent Auditors

(53)	Combined Balance Sheets as of December 31, 2002 and 2001

(54)	Combined Statements of Operations for the years ended December 31, 2002 and 2001

(55)	Combined Statements of Members’ Equity (Deficit) for the years ended December 31, 2002 and 2001

(56)	Combined Statements of Cash Flows for the years ended December 31, 2002 and 2001

(57)	Notes to Combined Financial Statements for the years ended December 31, 2002 and 2001

Prime Care One Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)

(58)	Unaudited Combined Balance Sheet as of September 30, 2002

(59)	Unaudited Combined Statements of Operations and Equity (Deficit) for the nine months ended September 30, 2002 and 2001

(60)	Unaudited Combined Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

(61)	Note to Unaudited Combined Financial Statements for the nine months ended September 30, 2002 and 2001

(62)	Report of Independent Auditors

(63)	Combined Balance Sheets as of December 31, 2001 and 2000

(64)	Combined Statements of Operations and Deficit for the years ended December 31, 2001, 2000 and 1999

(65)	Combined Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

(66)	Notes to Combined Financial Statements for the years ended December 31, 2001, 2000 and 1999

Prime Care Two, LLC

(67)	Unaudited Balance Sheet as of September 30, 2002

(68)	Unaudited Statements of Operations for the nine months ended September 30, 2002 and 2001

(69)	Unaudited Statement of Members’ Equity (Deficit) for the nine months ended September 30, 2002

(70)	Unaudited Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

(71)	Note to Unaudited Financial Statements for the nine months ended September 30, 2002 and 2001

(72)	Report of Independent Auditors

(73)	Balance Sheets as of December 31, 2001 and 2000

(74)	Statements of Operations for the years ended December 31, 2001, 2000 and 1999

(75)	Statements of Members’ Equity (Deficit) for the years ended December 31, 2001, 2000 and 1999

(76)	Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

(77)	Notes to Financial Statements for the years ended December 31, 2001, 2000 and 1999

>
Prime Care Eight, LLC

(78)	Unaudited Consolidated Balance Sheet as of September 30, 2002

(79)	Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2002 and 2001

(80)	Unaudited Consolidated Statement of Members’ Equity for the nine months ended September 30, 2002

(81)	Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

(82)	Note to Unaudited Consolidated Financial Statements for the nine months ended September 30, 2002 and 2001

(83)	Report of Independent Auditors

(84)	Consolidated Balance Sheets as of December 31, 2001 and 2000

(85)	Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999

(86)	Consolidated Statements of Members’ Equity for the years ended December 31, 2001, 2000 and 1999

(87)	Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

(88)	Notes to Consolidated Financial Statements for the years ended December 31, 2001, 2000 and 1999

Marriott Senior Living Services Twenty-One Communities

(89)	Report of Independent Auditors

(90)	Unaudited Combined Statements of Operations for the thirty-six weeks ended September 6, 2002 and September 7, 2001

(91)	Combined Statements of Operations for the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

(92)	Combined Balance Sheets as of September 6, 2002 (unaudited), December 28, 2001 and December 29, 2000

(93)	Unaudited Combined Statements of Cash Flows for the thirty-six weeks ended September 6, 2002 and September 7, 2001

(94)	Combined Statements of Cash Flows for the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

(95)	Combined Statements of Equity for the thirty-six weeks ended September 6, 2002 (unaudited) and the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

(96)	Notes to Combined Statements

All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)	Exhibits:

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-100347) filed March 24, 2003 and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

1.3	Form of Marketing Support Fee Agreement (Previously filed as Exhibit 1.3 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

3.1	CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-47411) filed March 5, 1998 and incorporated herein by reference.)

3.2	CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.3	CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. effective June 27, 2000 (Previously filed as Exhibit 3.4 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-37480) filed March 31, 2000 and incorporated herein by reference.)

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. effective August 24, 2000 (Previously filed as Exhibit 3.5 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

3.6	Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

3.7	Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

3.8	Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-107486) filed July 30, 2003 and incorporated herein by reference.)

4.1	CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

4.2	CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.3	CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.4	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.4 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000 (Previously filed as Exhibit 3.5 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.7	Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.8	Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

4.9	Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

5	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

8	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc. (Previously filed as Exhibit 8 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.1	Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registrant's registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.2	Advisory Agreement, dated as of May 14, 2003, between CNL Retirement Properties, Inc. and CNL Retirement Corp. (Previously filed as Exhibit 10.2 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

10.3	Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.4	Form of Indemnification and Put Agreement (Previously filed as Exhibit 10.4 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.5	Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.6	Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.7	Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.8	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.9	Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose, dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, and Stuart J. Beebe dated July 15, 2002 (Previously filed as Exhibit 10.2 to the Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

10.10	Agreement of Limited Partnership of CNL Health Care Partners, LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

10.11	Purchase and Sale Agreement between CNL Health Care Partners, LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens® by Marriott® —Orland Park, Illinois (Previously filed as Exhibit 10.11 to the Registrant’s Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.12	Lease Agreement between CNL Health Care Partners, LP and BG Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens® by Marriott® — Orland Park, Illinois (Previously filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.13	Revolving Line of Credit Agreement with CNL Health Care Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.14	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park — Arlington, Texas (Previously filed as Exhibit 10.14 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.15	Lease Agreement between CNL Retirement — AM/Texas, LP and ARC Pecan Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at Pecan Park — Arlington, Texas (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.16	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton — Boca Raton, Florida (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.17	Lease Agreement between CNL Retirement — AM/Florida, LP and ARC Boca Raton, Inc. dated November 9, 2001, relating to the Homewood Residence of Boca Raton — Boca Raton, Florida (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.18	Lease Agreement between CNL Retirement Corp. and ARC Holley Court, LLC dated February 11, 2002, relating to the Holley Court Terrace — Oak Park, Illinois (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.19	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace — Oak Park, Illinois (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.20	Lease Agreement between CNL Retirement — AM/Florida, LP and ARC Coconut Creek, LLC dated February 11, 2002, relating to the Homewood Residence of Coconut Creek —Coconut Creek, Florida (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.21	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek — Coconut Creek, Florida (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.22	Lease Agreement between CNL Retirement — AM/Colorado LP and ARC Greenwood Village, Inc. dated March 21, 2002, relating to the Heritage Club at Greenwood Village —Greenwood Village, Colorado (Previously filed as Exhibit 10.22 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 (File No. 333-76538) filed May 10, 2002) and incorporated herein by reference.)

10.23	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village — Greenwood Village, Colorado (Previously filed as Exhibit 10.23 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

10.24	Loan Agreement between ARC Holley Court, LLC, as Borrower, and GMAC Commercial Mortgage Corporation, as Lender, relating to the Holley Court Terrace — Oak Park, Illinois (Previously filed as Exhibit 10.24 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

10.25	Lease Agreement between CNL Retirement Camarillo CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Camarillo — Camarillo, California (Previously filed as Exhibit 10.25 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.26	Lease Agreement between CNL Retirement Towson MD, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Towson — Towson, Maryland (Previously filed as Exhibit 10.26 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.27	Lease Agreement between CNL Retirement Clayton OH, LP and HRA Management Corporation dated May 17, 2002 relating to the Marriott MapleRidge of Clayton — Clayton, Ohio (Previously filed as Exhibit 10.27 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.28	Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Dartmouth — Dartmouth, Massachusetts (Previously filed as Exhibit 10.28 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.29	Lease Agreement between CNL Retirement Laguna Creek CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Laguna Creek — Elk Grove, California (Previously filed as Exhibit 10.29 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.30	Purchase and Sale Agreement between Marriott Senior Living Services, Inc., VCS, Inc. and MSLS — MapleRidge, Inc., as Sellers, Marriott International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA Management Corporation, as Tenant, relating to the Brighton Gardens of Camarillo — Camarillo, California; Brighton Gardens of Towson —Towson, Maryland; Marriott MapleRidge of Clayton — Clayton, Ohio; Marriott MapleRidge of Dartmouth — Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek — Elk Grove, California (Previously filed as Exhibit 10.30 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.31	Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP, CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP, CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank, National Association, Collateral Agent, relating to the Brighton Gardens of Camarillo — Camarillo, California; Brighton Gardens of Towson — Towson, Maryland; Marriott MapleRidge of Clayton — Clayton, Ohio; Marriott MapleRidge of Dartmouth —Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek — Elk Grove, California (Previously filed as Exhibit 10.31 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.32	Loan Agreement between General Electric Capital Corporation, as Lender, and CNL Retirement — AM/Colorado, LP, as Borrower, dated August 8, 2002, relating to the Heritage Club at Greenwood Village — Greenwood Village, Colorado (Previously filed as Exhibit 10.25 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.33	Mortgage Loan Agreement between CNL Retirement Properties, Inc., as Lender, and DSTS, LLC, as Borrower, dated August 12, 2002, relating to the Vero Beach, Florida land (Previously filed as Exhibit 10.26 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.34	Refinancing and Acquisition Agreement dated September 30, 2002, between CNL Retirement Partners, LP, and Prime Care Properties, LLC, PC1, LLC, PC2, LLC, Prime Care One, LLC, Prime Care Two, LLC and Thomas E. Phillippe, Jr., relating to the Brighton Gardens of Venice — Venice, Florida; Brighton Gardens of Mountainside — Mountainside, New Jersey; Brighton Gardens of Friendship Heights — Chevy Chase, Maryland; Brighton Gardens of Charlotte — Charlotte, North Carolina; Brighton Gardens of Winston-Salem — Winston Salem, North Carolina; Brighton Gardens of Raleigh — Raleigh, North Carolina; Brighton Gardens of Brentwood — Brentwood, Tennessee; Brighton of Stamford — Stamford, Connecticut; Brighton Gardens of Middleton — Middleton, New Jersey; Brighton Gardens of Buckhead — Atlanta, Georgia; and Brighton Gardens of Naples — Naples, Florida (Previously filed as Exhibit 10.27 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.35	Lease Agreement dated September 30, 2002, between CNL Retirement PC1 Naples FL, LP, CNL Retirement PC1 Venice FL, LP, CNL Retirement PC1 New Jersey, LP, CNL Retirement PC1 Friendship Heights MD, LP, CNL Retirement PC1 North Carolina, LP, CNL Retirement PC1 Stamford CT, LP, CNL Retirement PC1 Buckhead GA, LP and CNL Retirement PC1 Brentwood TN, LP, as Lessors, Prime Care One, LLC and Prime Care Two, LLC, as Lessees, relating to the Brighton Gardens of Venice — Venice, Florida; Brighton Gardens of Mountainside —Mountainside, New Jersey; Brighton Gardens of Friendship Heights — Chevy Chase, Maryland; Brighton Gardens of Charlotte — Charlotte, North Carolina; Brighton Gardens of Winston-Salem — Winston Salem, North Carolina; Brighton Gardens of Raleigh —Raleigh, North Carolina; Brighton Gardens of Brentwood — Brentwood, Tennessee; Brighton Gardens of Stamford — Stamford, Connecticut; Brighton Gardens of Middleton — Middleton, New Jersey; Brighton Gardens of Buckhead — Atlanta, Georgia; and Brighton Gardens of Naples — Naples, Florida (Previously filed as Exhibit 10.28 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.36	Ground Lease Agreement between CNL Retirement ER1, LP and Peabody Campus, LLC dated October 10, 2002, relating to the Brooksby Village Continuing Care Retirement Community — Peabody, Massachusetts (Previously filed as Exhibit 10.36 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.37	Purchase and Sale Agreement between CNL Retirement ER1, LP, as Buyer, and Peabody Campus, LLC, as Seller, relating to the Brooksby Village Continuing Care Retirement Community — Peabody, Massachusetts (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.38	Lease Agreement between CNL Retirement AM/Tennessee LP and Homewood at Brookmont Terrace, LLC dated October 31, 2002, relating to the Homewood Residence at Brookmont Terrace —Nashville, Tennessee (Previously filed as Exhibit 10.38 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.39	Purchase and Sale Agreement between CNL Retirement Corp., as Buyer, and Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood Residence at Brookmont Terrace — Nashville, Tennessee (Previously filed as Exhibit 10.39 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.40	Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Bellevue — Bellevue, Washington (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.41	Lease Agreement between CNL Retirement MA2 Illinois, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Hoffman Estates —Hoffman Estates, Illinois (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.42	Lease Agreement between CNL Retirement MA3 Oklahoma, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Oklahoma City — Oklahoma City, Oklahoma (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.43	Lease Agreement between CNL Retirement MA3 California, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Santa Rosa — Santa Rosa, California (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.44	Lease Agreement between CNL Retirement MA2 Oklahoma, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Tulsa — Tulsa, Oklahoma (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.45	Lease Agreement between CNL Retirement MA3 Georgia, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Vinings — Atlanta, Georgia (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.46	Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Lynnwood — Lynnwood, Washington (Previously filed as Exhibit 10.46 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.47	Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Snohomish — Snohomish, Washington (Previously filed as Exhibit 10.47 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.48	Lease Agreement between CNL Retirement MA2 California, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Hemet — Hemet, California (Previously filed as Exhibit 10.48 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.49	Lease Agreement between CNL Retirement MA2 Massachusetts, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Plymouth — Plymouth, Massachusetts (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.50	Lease Agreement between CNL Retirement MA2 Ohio, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Willoughby — Willoughby, Ohio (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.51	Lease Agreement between CNL Retirement MA2 Arkansas, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Pleasant Hills Retirement Community — Little Rock, Arkansas (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.52	Purchase and Sale Agreement between Marriott Senior Living Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA2, LP, as Purchaser, CNL Retirement Partners, LP as the Orland Park Owner and Eight Pack Management Corp., as Tenant, relating to the Brighton Gardens of Hoffman Estates —Hoffman Estates, Illinois; Brighton Gardens of Tulsa — Tulsa, Oklahoma; MapleRidge of Hemet — Hemet, California; MapleRidge of Plymouth — Plymouth, Massachusetts; MapleRidge of Willoughby — Willoughby, Ohio and Pleasant Hills Retirement Community — Little Rock, Arkansas (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.53	Purchase and Sale Agreement between Marriott Senior Living Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA3, LP, as Purchaser, and Eleven Pack Management Corp., as Tenant, relating to the Brighton Gardens of Bellevue - Bellevue, Washington; Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma; Brighton Gardens of Santa Rosa — Santa Rosa, California; Brighton Gardens of Vinings — Atlanta, Georgia; Hearthside of Lynnwood — Lynnwood, Washington and Hearthside of Snohomish —Snohomish, Washington (Previously filed as Exhibit 10.53 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.54	Credit Agreement dated as of March 17, 2003 by and among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.55	Purchase and Sale Agreement between Marriott Continuing Care, LLC, as Sellers, and Marriott International, Inc. and CNL Retirement MA3, LP, as Purchaser, relating to the Fairfax Continuing Care Retirement Community – Fort Belvoir, Virginia and the Quadrangle Continuing Care Retirement Community – Haverford, Pennsylvania. (Previously filed as Exhibit 10.48 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.56	Lease Agreement between CNL Retirement MA3 Virginia, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Fairfax Continuing Care Retirement Community –Fort Belvoir, Virginia. (Previously filed as Exhibit 10.49 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.57	Lease Agreement between CNL Retirement MA3 Pennsylvania, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Quadrangle Continuing Care Retirement Community – Haverford, Pennsylvania. (Previously filed as Exhibit 10.50 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.58	Assumption and Reimbursement Agreement between Marriott International, Inc., as Assignor, Marriott Continuing Care, LLC, as Assignor, CNL Retirement Properties, Inc., as Assignee, CNL Retirement MA3 Pennsylvania, LP, as Assignee, and CNL Retirement MA3 Virginia, LP, as Assignee, dated March 28, 2003. (Previously filed as Exhibit 10.51 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.59	Purchase and Sale Agreement by and among WEC 99C-1, LLC, WEC 99C-2, LLC, WEC 99C-3, LLC, WEC 99C-4, LLC, WEC 99C-5, LLC, WEC 99C-6, LLC, WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC, WEC 99C-10, LLC, WEC 99C-11, LLC, WEC 99C-12, LLC, WEC 99C-13, LLC, and WEC 99C-14, LLC, respectively, as Sellers, and CNL Retirement Properties, Inc., as Purchaser dated August 29, 2003. (Filed herewith.)

10.60	Purchase and Sale Agreement by and among Sunrise Assisted Living Limited Partnership, Sunrise Farmington Hills Assisted Living, L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living, L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay, LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty Pack Management Corp., as Tenant dated September 29, 2003. (Filed herewith))

10.61	Pooling Agreement by and among Sunrise Senior Living Management, Inc., as Manager and Twenty Pack Management Corp., Sunrise Five Forks Assisted Living, L.L.C., Sunrise Development, Inc. and Sunrise Madison Senior Living, L.L.C., as Owners and CNL Retirement Sun1, LP, CNL Retirement Sun1 Beverly Hills CA, LP, CNL Retirement Sun1 Cresskill NJ, LP, CNL Retirement Sun1 Edmonds WA, LP, CNL Retirement Sun1 Lilburn GA, LP and CNL Retirement Sun1 Madison NJ, LP, as Landlords dated September 30, 2003. (Filed herewith.))

23.1	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated October 17, 2003 (Filed herewith.)

23.2	Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to the 2003 Form S-11 and incorporated herein by reference.)

23.3	Consent of Ernst & Young LLP, Independent Auditors, dated October 17, 2003 (Filed herewith.)

23.4	Consent of Ernst & Young LLP, Independent Auditors, dated October 15, 2003 (Filed herewith.)

23.5	Consent of Ernst & Young LLP, Independent Auditors, dated October 17, 2003 (Filed herewith.)

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24.	Power of Attorney (Filed herewith.)

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

        Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of the Company through December 31, 2002 The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                     CNL Income            CNL Income            CNL Income            CNL Income
                                       Fund,                Fund II,              Fund III,             Fund IV,
                                        Ltd.                  Ltd.                  Ltd.                   Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                      (Note 2)              (Note 3)              (Note 4)              (Note 5)

Locations                         AL,  AZ, CA, FL,       AL,   AZ,   CO,       AL,   AZ,   CA,       AL,   DC,   FL,
                                  GA,  LA, MD, OK,       FL,   GA,   IL,       CO,   FL,   GA,       GA,   IL,   IN,
                                  PA, TX, VA, WA         IN,   KS,   LA,       IA,   IL,   IN,       KS,   MA,   MD,
                                                         MI,   MN,   MO,       KS,   KY,   MD,       MI,   MS,   NC,
                                                         NC,   NM,   OH,       MI,   MN,   MO,       OH,   PA,   TN,
                                                         TN, TX, WA, WY        NC, NE, OK, TX        TX, VA

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    22 units              50 units              40 units              47 units
   of units and total
   square feet of units                 80,314 s/f           190,753 s/f           170,944 s/f           166,494 s/f

Dates of purchase                        2/18/86 -             2/11/87 -             2/11/87 -            10/30/87 -
                                          12/31/97              11/18/99              10/25/99               1/19/99

Cash down payment (Note 1)             $13,435,137           $27,417,112           $25,000,031           $28,643,526

Contract purchase price plus
   acquisition fee                     $13,361,435           $27,266,696           $24,891,350           $28,541,500

Other cash expenditures
   expensed                                     --                    --                    --                    --

Other cash expenditures
   capitalized                              73,702               150,416               108,681               102,026
                                  -----------------      ----------------      ----------------      ----------------

Total acquisition cost (Note 1)        $13,435,137           $27,417,112           $25,000,031           $28,643,526
                                  =================      ================      ================      ================

Note 1:    This amount was derived from capital  contributions  or proceeds from partners  or  stockholders,  respectively,  and  net  sales  proceeds reinvested  in  other  properties.  With  respect  to  CNL Restaurant
           Properties  Inc.,  amounts were also advanced under its line of credit  to  facilitate  the  acquisition  of these  properties.  With respect  to  CNL  Hospitality  Properties,  Inc.  amounts  were  also advanced under its line of credit or through  permanent  financing to facilitate the acquisition of these properties.

Note 2:    The  partnership  owns a 50% interest in a joint venture which owns a restaurant  property.  In  addition,  the  partnership  owns a 12.17%
           interest in one restaurant  property held as  tenants-in-common  with affiliates.  The partnership  previously  owned a 50% interest in two separate joint ventures which each owned a restaurant property.

Note 3:    The  partnership  owns a 49%,  a 50%,  and a 64%  interest  in  three separate  joint  ventures.  Each joint  venture  owns one  restaurant property.  In addition,  the partnership  owns a 33.87%,  a 57.91%, a
           47%, a 37.01%,  a 39.39%,  and a 13.38%  interest  in six  restaurant properties held separately as tenants-in-common with affiliates.  The partnership  previously owned a 48% interest in a joint venture which owned a restaurant property.  In addition,  one of the joint ventures previously owned one additional restaurant property.

Note  4:   The  partnership  owns a 69.07% and a 46.88% interest in two separate joint ventures which each own one restaurant  property.  In addition, the partnership owns a 33%, a 9.84%, a 25.87%,  and a 20% interest in four restaurant properties held separately as tenants-in-common  with affiliates.  The partnership  previously  owned a 73.4% interest in a joint venture which owned a restaurant property.

Note  5:   The  partnership  owns a 51%, a 57%, a 96.1%, a 68.87%,  and a 35.71%
           interest in five separate joint ventures. Each joint venture owns one restaurant  property.  In addition,  the partnership owns a 53% and a
           76% interest in two restaurant  properties held as  tenants-in-common with affiliates. The partnership previously owned a 26.6% interest in a joint venture which owned a restaurant property.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

                                     CNL Income            CNL Income            CNL Income            CNL Income
                                      Fund V,               Fund VI,              Fund VII,            Fund VIII,
                                        Ltd.                  Ltd.                   Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                      (Note 6)              (Note 7)              (Note 8)              (Note 9)

Locations                         AZ,  FL, GA, IL,       AR,   AZ,   CA,       AL,   AZ,   CO,       AZ,   CO,   FL,
                                  IN,  MI, NH, NY,       FL,   GA,   ID,       FL,   GA,   IN,       IL,   IN,   LA,
                                  OH,  SC, TN, TX,       IL,   IN,   KS,       LA,   MI,   MN,       MI,   MN,   NC,
                                  UT, WA                 MA,   MD,   MI,       NC,   NE,   OH,       NY,   OH,   OR,
                                                         MN,   NC,   NE,       PA,   SC,   TN,       TN, TX, VA, WI
                                                         NM,   NY,   OH,       TX, UT, WA
                                                         OK,   PA,   TN,
                                                         TX, VA, WA, WY

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    36 units              66 units              59 units              55 units
   of units and total
   square feet of units                149,519 s/f           266,003 s/f           235,628 s/f           244,702 s/f

Dates of purchase                         2/6/89 -              5/1/87 -              1/5/90 -             4/30/90 -
                                          12/14/99               6/26/02               9/25/02               9/25/02

Cash down payment (Note 1)             $26,459,769           $49,719,827           $37,154,958           $41,739,720

Contract purchase price
   acquisition fee                     $26,077,897           $49,199,318           $36,488,276           $41,206,994

Other cash expenditures
   expensed                                     --                    --                    --                    --

Other cash expenditures
   capitalized                             381,872               520,509               666,682               532,726
                                  -----------------      ----------------      ----------------      ----------------
Total acquisition cost (Note 1)        $26,459,769           $49,719,827           $37,154,958           $41,739,720
                                  =================      ================      ================      ================

Note 6:    The  partnership  owns a 43% and a 53.12%  interest  in two  separate joint ventures which each own a restaurant property. In addition, the partnership  owns a 42.09% and a 27.78%  interest  in two  restaurant properties held separately as tenants-in-common with affiliates.  The partnership  previously  owned a 48.9%  and a 66.5%  interest  in two separate joint ventures which each owned a restaurant property.

Note 7:    The  partnership  owns a 3.9%,  a 14.46%,  a 36%, a 50%, and a 64.29%
           interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 74%, an 18%, a 23.04%,  a 34.74%,  a 46.2%, an 85%, a 60%, an 80%, a 14.2%,  and a
           9.5%  interest  in  ten  restaurant  properties  held  separately  as tenants-in-common with affiliates. The partnership previously owned a
           66.14% interest in a joint venture which owned a restaurant property.
           One of the joint ventures  previously owned one additional  property.
           In addition,  the partnership previously owned a 51.67%, a 77%, and a
           75%  interest  in three  restaurant  properties  held  separately  as tenants-in-common with affiliates.

Note 8:    The partnership  owns an 83.3%, a 4.79%, an 18%, a 79%, a 56%, a 14%, a 68.75%, and a 36.88% interest in eight separate joint ventures. Six of the joint ventures each own one restaurant  property and the other joint  venture owns five  restaurant  properties.  In  addition,  the partnership  owns a 71%, a 53%, a 35.64%,  and a 43% interest in four restaurant  properties  held  separately  as  tenants-in-common  with affiliates.  The partnership  previously  owned a 51.1% interest in a joint  venture  which owned a restaurant  property.  One of the joint ventures previously owned one additional  restaurant property and one of the joint  ventures  previously  owned two  additional  restaurant properties.  In addition,  the partnership  previously owned a 48.33%
           interest in a restaurant property held as  tenants-in-common  with an affiliate.

Note 9:    The partnership owns an 85.54%,  an 87.68%, a 36.8%, a 34%, and a 10%
           interest in five separate joint ventures.  Four of the joint ventures each own one  restaurant  property  and the other joint  venture owns five restaurant properties.  In addition, the partnership owns a 66%, a 19.3%, a 10%, and a 17% interest in four restaurant properties held separately as  tenants-in-common  with  affiliates.  The  partnership previously  owned a 12.46%  interest in a joint venture which owned a restaurant  property.  One of the joint ventures previously owned two
           additional  restaurant  properties.   In  addition,  the  partnership
           previously  owned a 66%  interest in a  restaurant  property  held as tenants-in-common with an affiliate.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

                                     CNL Income            CNL Income            CNL Income             CNL Income
                                      Fund IX,               Fund X,              Fund XI,              Fund XII,
                                        Ltd.                   Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      -----------------
                                     (Note 10)              (Note 11)             (Note 12)             (Note 13)

Locations                         AL,  CA, CO, FL,       AL,   AZ,   CA,       AL,   AZ,   CA,       AL,  AZ, CA, CO,
                                  GA,  IL, IN, LA,       CO,   FL,   ID,       CO,   CT,   FL,       FL,  GA, IA, IN,
                                  MD,  MI, MN, MS,       IL,   IN,   LA,       KS,   LA,   MA,       LA,  MO, MS, NC,
                                  NC,  NH, NY, OH,       MI,   MO,   MT,       MI,   MS,   NC,       NM,  OH, SC, TN,
                                  SC, TN, TX             NC,   NE,   NH,       NH,   NM,   OH,       TX, WA
                                                         NM,   NY,   OH,       OK,   PA,   SC,
                                                         PA,   SC,   TN,       TX, VA, WA
                                                         TX, WA

Type of property                       Restaurants           Restaurants           Restaurants            Restaurants

Gross leasable space
   (sq. ft.) or number                    55 units              59 units              48 units               58 units
   of units and total
   square feet of units                242,175 s/f           252,572 s/f           202,269 s/f            244,910 s/f

Dates of purchase                        8/31/90 -             11/5/91 -             5/18/92 -             10/16/92 -
                                           9/25/02               6/26/02               6/26/02                9/25/02

Cash down payment (Note 1)             $41,519,232           $43,899,142           $42,615,776            $49,541,814

Contract purchase price plus
   acquisition fee                     $40,776,871           $43,196,644           $42,020,331            $49,044,383

Other cash expenditures
   expensed                                     --                    --                    --                     --

Other cash expenditures
   capitalized                             742,361               702,498               595,445                497,431
                                  -----------------      ----------------      ----------------      -----------------
Total acquisition cost (Note 1)        $41,519,232           $43,899,142           $42,615,776            $49,541,814
                                  =================      ================      ================      =================

Note 10:   The partnership owns a 50%, a 45.2%, a 27.33%,  and a 60% interest in four  separate  joint  ventures.  Two of the joint  ventures  own one restaurant  property  and the  other  two  joint  ventures  own  five restaurant properties each. In addition,  the partnership owns a 67%, a 29%, a 15%, and a 34% interest in four  restaurant  properties held as  tenants-in-common  with  affiliates.  Two of the  joint  ventures previously owned one additional  restaurant  property each and one of the joint  ventures owned two additional  restaurant  properties.  In addition,  the partnership  previously owned a 25% and a 34% interest in two restaurant  properties  held  separately as  tenants-in-common with affiliates.

Note 11:   The partnership  owns a 50%, an 88.26%, a 40.95%, a 10.51%, a 69.06%, and a 10% interest in six separate joint ventures.  Five of the joint ventures own one restaurant property each and the other joint venture owns five restaurant properties.  In addition, the partnership owns a
           13%, a 6.69%, and an 81.65% interest in three  restaurant  properties held separately as tenants-in-common with affiliates. The partnership previously  owned a 52%  interest  in a joint  venture  which owned a
           restaurant  property.   In  addition,   one  of  the  joint  ventures
           previously owned one additional restaurant property.

Note 12:   The partnership owns a 62.16%, a 77.33%, an 85%, a 76.6%, and a 42.8%
           interest in five separate joint ventures. Each joint venture owns one restaurant property.  In addition,  the partnership owns a 72.58%, an
           85.8%,  and a 90.5%  interest  in three  restaurant  properties  held separately as  tenants-in-common  with  affiliates.  The  partnership previously  owned a 23%  interest in a  restaurant  property  held as tenants-in-common with an affiliate.

Note 13:   The partnership owns a 31.13%, a 59.05%,  an 18.61%, a 27.72%, a 55%, and an 80%  interest  in six  separate  joint  ventures.  Each  joint venture owns one restaurant  property.  In addition,  the partnership
           owns   a   57%   interest   in  a   restaurant   property   held   as
           tenants-in-common with an affiliate. The partnership previously owned an  87.54%  interest  in a joint  venture  which  owned a  restaurant property.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

                                     CNL Income             CNL Income             CNL Income             CNL Income
                                     Fund XIII,             Fund XIV,               Fund XV,              Fund XVI,
                                        Ltd.                   Ltd.                   Ltd.                    Ltd.
                                  -----------------      -----------------      -----------------      -----------------
                                     (Note 14)              (Note 15)              (Note 16)              (Note 17)

Locations                         AL,  AR, AZ, CA,       AL,  AZ, CO, FL,       AL,  CA, FL, GA,       AZ,  CA, CO, DC,
                                  CO,  FL, GA, IN,       GA,  IL, KS, LA,       KS,  KY, MN, MO,       FL,  GA, ID, IN,
                                  KS,  LA, MD, MO,       MN,  MO, MS, NC,       MS,  NC, NJ, NM,       KS,  LA, MN, MO,
                                  NC,  OH, PA, SC,       NJ,  NV, OH, SC,       OH,  OK, PA, SC,       NC,  NM, NV, OH,
                                  TN, TX, VA             TN, TX, VA             TN, TX, VA             PA,  TN, TX, UT,
                                                                                                       WI

Type of property                       Restaurants            Restaurants            Restaurants            Restaurants

Gross leasable space
   (sq. ft.) or number                    53 units               71 units               61 units               54 units
   of units and total
   square feet of units                183,884 s/f            227,169 s/f            210,121 s/f            209,262 s/f

Dates of purchase                        5/18/93 -              9/27/93 -              4/28/94 -             10/21/94 -
                                           9/25/02               12/30/02                6/26/02                6/26/02

Cash down payment (Note 1)             $39,139,344            $49,758,797            $43,829,560            $47,077,424

Contract purchase price plus
   acquisition fee                     $38,771,218            $49,332,416            $43,439,270            $46,687,961

Other cash expenditures
   expensed                                     --                     --                     --                     --

Other cash expenditures
   capitalized                             368,126                426,381                390,290                389,463
                                  -----------------      -----------------      -----------------      -----------------
Total acquisition cost (Note 1)        $39,139,344            $49,758,797            $43,829,560            $47,077,424
                                  =================      =================      =================      =================

Note 14:   The partnership owns a 50% and a 27.8% interest in two separate joint ventures.  Each  joint  venture  owns  one  restaurant  property.  In addition,  the partnership owns a 66.13%,  a 63.09%, a 47.83%,  and a
           41%  interest  in  four  restaurant  properties  held  separately  as tenants-in-common with affiliates.

Note 15:   The partnership  owns a 50% interest in three separate joint ventures and a 72.2%, a 39.94%,  an 11%, and a 44% interest in four additional joint  ventures.  Six of the joint  ventures each own one  restaurant property and the other joint venture owns five restaurant properties.
           In addition,  the partnership  owns a 26% interest in a property held separately as tenants-in-common  with an affiliate.  One of the joint ventures previously owned three additional properties.

Note 16:   The  partnership  owns a 50% interest in a joint  venture  which owns five restaurant  properties and a 23.62% and a 31.25% interest in two separate joint ventures,  each of which owns one restaurant property.
           In addition, the partnership owns a 16%, a 15%, and a 59% interest in
           three   restaurant   properties   held  as   tenants-in-common   with
           affiliates.   One  of  the  joint  ventures  previously  owned  three
           additional properties.

Note 17:   The partnership owns a 32.35%, a 19.72%,  and a 21% interest in three separate joint ventures which each own one  restaurant.  In addition, the  partnership  owns an 80.44%,  a 40.42%,  and an 83%  interest in
           three   restaurant   properties   held  as   tenants-in-common   with
           affiliates.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

                                   CNL Restaurant           CNL Income             CNL Income          CNL Hospitality
                                     Properties,             Fund XVII,            Fund XVIII,            Properties,
                                        Inc.                   Ltd.                   Ltd.                   Inc.
                                  -----------------      -----------------      -----------------      -----------------
                                     (Note 18)              (Note 19)              (Note 20)              (Note 21)

Locations                         AL,  AR, AZ, CA,       CA,  FL, GA, IL,       AZ,  CA, CO, FL,       AZ,  CA, CO, CT,
                                  CO,  CT, DE, FL,       IN,  MD, MI, NC,       GA,  IL, KY, MD,       FL,  GA, HI, KS,
                                  GA,  IA, ID, IL,       NE,  NV, OH, SC,       MN,  NC, NV, NY,       MA,  MD, MI, MN,
                                  IN,  KS, KY, LA,       TN, TX, WA, WI         OH,  PA, TN, TX,       NC,  NJ, NV, OR,
                                  MD,  MI, MN, MO,                              VA                     PA,  TX, UT, VA,
                                  MS,  NC, NE, NH,                                                     WA
                                  NJ,  NM, NV, NY,
                                  OH,  OK, OR, PA,
                                  RI,  SC, SD, TN,
                                  TX,  UT, VA, WA,
                                  WI, WV

Type of property                       Restaurants            Restaurants            Restaurants                 Hotels

Gross leasable space
   (sq. ft.) or number                 1,118 units               39 units               30 units               56 units
   of units and total
   square feet of units              4,968,517 s/f            165,544 s/f            152,527 s/f          8,272,732 s/f

Dates of purchase                        6/30/95 -             12/20/95 -             12/27/96 -              7/31/98 -
                                          12/30/02                9/25/02                6/26/02               12/20/02

Cash down payment (Note 1)          $1,261,498,990            $34,701,715            $35,377,348         $1,861,692,079

Contract purchase price plus
   acquisition fee                  $1,259,245,179            $34,635,251            $35,270,361         $1,816,298,831

Other cash expenditures
   expensed                                     --                     --                     --                     --

Other cash expenditures
   capitalized                           2,253,811                 66,464                106,987             45,393,248
                                  -----------------      -----------------      -----------------      -----------------
Total acquisition cost (Note 1)     $1,261,498,990            $34,701,715            $35,377,348         $1,861,692,079
                                  =================      =================      =================      =================

Note 18:   In May 1998, CNL Restaurant Properties, Inc. formed an operating partnership,  CNL APF  Partners,  LP, to acquire and hold  properties subsequent  to the  formation of CNL APF Partners,  LP. CNL Restaurant
           Properties,  Inc. has a 100% ownership  interest in the general and limited partners (which are wholly owned subsidiaries) of CNL APF
           Partners,  LP.  CNL  Restaurant  Properties,  Inc.  and  CNL  APF
           Partners,  LP own an 85.47%,  59.22% and a 74.57%  interest  in three separate joint ventures, and 80% in six separate joint ventures. Each joint  venture owns one  restaurant  property.  On June 1, 2000,  CNL
           Restaurant  Properties, Inc. formed CNL Franchise Network,  LP and transferred  certain  assets and  operations  to it in exchange for a combined general and limited partnership interest of 84.39%.

Note 19:   The partnership owns a 60.06%,  a 30.94%,  an 86%, and a 40% interest in  four  separate  joint  ventures.  Each  joint  venture  owns  one restaurant  property.  In addition,  the partnership owns a 19.56%, a
           27.42%,  a 36.91%, a 25%, a 24%, and a 90% interest in six restaurant properties held separately as tenants-in-common with affiliates.  The partnership previously owned an 80% interest in a joint venture which owned a restaurant property.  In addition,  one of the joint ventures previously owned one additional property.

Note 20:   The partnership owns a 39.93%, a 57.2% and a 19.78% interest in three separate  joint  ventures.  Each joint  venture  owns one  restaurant property.  In addition,  the partnership  owns an 80.7% and an 18.35%
           interest in two restaurant properties held as tenants-in-common  with affiliates.

Note 21:   In June 1998, CNL  Hospitality  Properties,  Inc. formed an operating partnership,  CNL Hospitality  Partners,  LP, to acquire and hold its interest in properties.  CNL Hospitality Properties,  Inc. has a 100%
           ownership  interest in the general  and  limited  partner  (which are wholly  owned  subsidiaries)  of CNL  Hospitality  Partners,  LP. CNL
           Hospitality  Properties,  Inc. has a 100%  ownership  interest in CNL
           Hotel Investors,  Inc. which owns seven hotel properties. In November
           1999, CNL Hospitality  Properties,  Inc.  acquired an 89% interest in
           CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) to own and lease one hotel  property.  In  December  2000,  CNL  Hospitality
           Properties,  Inc., through  subsidiaries,  acquired a 44% interest in
           Desert Ridge Resort Partners,  LLC, a joint venture with an affiliate of  Marriott  International,  Inc.  and a  partnership  in  which  an affiliate  of the  advisor  is the  general  partner,  which owns one resort  property.  In July 2001, CNL  Hospitality  Properties,  Inc.,
           through

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

Note 21
continued: subsidiaries,  acquired a 49% interest in WB Resort Partners, L.P., a joint venture with an affiliate of Marriott International, Inc. and a partnership  in which an  affiliate  of the  advisor  is the  general partner,  which owns one resort  property.  In  September  2001,  CNL
           Hospitality  Properties,  Inc., through subsidiaries,  acquired a 70%
           interest in CNL HHC Partners,  LP, a joint venture with Hilton Hotels
           Corporation,  which owns four hotel properties. In November 2001, CNL
           Hospitality Properties,  Inc., through subsidiaries,  acquired an 85%
           interest in CNL IHC  Partners,  LP, a joint  venture with  Interstate
           Property Corporation,  which owns two hotel properties. In June 2002,
           CNL Hospitality  Properties,  Inc., through subsidiaries,  acquired a
           50%  interest  in CY-SF Hotel  Parent,  LP, a joint  venture  with an affiliate of Marriott  International,  Inc., which owns one hotel. In
           December  2002, CNL  Hospitality  Properties,  through  subsidiaries, acquired a 75% interest in CNL HHC  Partners II, LP, a joint  venture with Hilton Hotels Corporation which owns two properties.


SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Three to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on October 17, 2003.

CNL RETIREMENT PROPERTIES, INC. (Registrant) By: /s/ Thomas J. Hutchison III —————————————— Thomas J. Hutchison III Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Thomas J. Hutchison III and Stuart J. Beebe and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Three to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date
/S/	James M. Seneff, Jr. —————————— James M. Seneff, Jr.	Chairman of the Board	October 17, 2003

/S/	Robert A. Bourne —————————— Robert A. Bourne	Vice Chairman of the Board and Treasurer	October 17, 2003

/S/	Thomas J. Hutchison III —————————— Thomas J. Hutchison III	Chief Executive Officer (Principal Executive Officer)	October 17, 2003

/S/	Stuart J. Beebe —————————— Stuart J. Beebe	Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2003

/S/	David W. Dunbar —————————— David W. Dunbar	Independent Director	October 17, 2003

/S/	Edward A. Moses —————————— Edward A. Moses	Independent Director	October 17, 2003

EXHIBIT INDEX

Exhibits	Page

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 (Registration No. 333-100347) filed March 24, 2003 and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

1.3	Form of Marketing Support Fee Agreement (Previously filed as Exhibit 1.3 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

3.1	CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-47411) filed March 5, 1998 and incorporated herein by reference.)

3.2	CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.3	CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. effective June 27, 2000 (Previously filed as Exhibit 3.4 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 (Registration No. 333-37480) filed March 31, 2000 and incorporated herein by reference.)

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. effective August 24, 2000 (Previously filed as Exhibit 3.5 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

3.6	Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

3.7	Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

3.8	Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-107486) filed July 30, 2003 and incorporated herein by reference.)

4.1	CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

4.2	CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.3	CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.4	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.4 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000 (Previously filed as Exhibit 3.5 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.7	Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.8	Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

4.9	Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

5	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

8	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc. (Previously filed as Exhibit 8 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.1	Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.2	Advisory Agreement, dated as of May 14, 2003, between CNL Retirement Properties, Inc. and CNL Retirement Corp. (Previously filed as Exhibit 10.2 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

10.3	Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.4	Form of Indemnification and Put Agreement (Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.5	Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.6	Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.7	Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.8	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.9	Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or o fficers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose, dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, and Stuart J. Beebe dated July 15, 2002 (Previously filed as Exhibit 10.2 to the Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

10.10	Agreement of Limited Partnership of CNL Health Care Partners, LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

10.11	Purchase and Sale Agreement between CNL Health Care Partners, LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens® by Marriott® — Orland Park, Illinois (Previously filed as Exhibit 10.11 to the Registrant’s Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.12	Lease Agreement between CNL Health Care Partners, LP and BG Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens® by Marriott® — Orland Park, Illinois (Previously filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.13	Revolving Line of Credit Agreement with CNL Health Care Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.14	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park — Arlington, Texas (Previously filed as Exhibit 10.14 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.15	Lease Agreement between CNL Retirement — AM/Texas, LP and ARC Pecan Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at Pecan Park — Arlington, Texas (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.16	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton — Boca Raton, Florida (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.17	Lease Agreement between CNL Retirement — AM/Florida, LP and ARC Boca Raton, Inc. dated November 9, 2001, relating to the Homewood Residence of Boca Raton — Boca Raton, Florida (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.18	Lease Agreement between CNL Retirement Corp. and ARC Holley Court, LLC dated February 11, 2002, relating to the Holley Court Terrace — Oak Park, Illinois (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.19	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace — Oak Park, Illinois (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.20	Lease Agreement between CNL Retirement — AM/Florida, LP and ARC Coconut Creek, LLC dated February 11, 2002, relating to the Homewood Residence of Coconut Creek —Coconut Creek, Florida (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.21	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek — Coconut Creek, Florida (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.) 10.22 Lease Agreement between CNL Retirement — AM/Colorado LP and ARC Greenwood Village, Inc. dated March 21, 2002, relating to the Heritage Club at Greenwood Village —Greenwood Village, Colorado (Previously filed as Exhibit 10.22 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 (File No. 333-76538) filed May 10, 2002) and incorporated herein by reference.)

10.23	Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village — Greenwood Village, Colorado (Previously filed as Exhibit 10.23 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

10.24	Loan Agreement between ARC Holley Court, LLC, as Borrower, and GMAC Commercial Mortgage Corporation, as Lender, relating to the Holley Court Terrace — Oak Park, Illinois (Previously filed as Exhibit 10.24 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

10.25	Lease Agreement between CNL Retirement Camarillo CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Camarillo — Camarillo, California (Previously filed as Exhibit 10.25 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.26	Lease Agreement between CNL Retirement Towson MD, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Towson — Towson, Maryland (Previously filed as Exhibit 10.26 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.27	Lease Agreement between CNL Retirement Clayton OH, LP and HRA Management Corporation dated May 17, 2002 relating to the Marriott MapleRidge of Clayton — Clayton, Ohio (Previously filed as Exhibit 10.27 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.28	Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Dartmouth — Dartmouth, Massachusetts (Previously filed as Exhibit 10.28 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.29	Lease Agreement between CNL Retirement Laguna Creek CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Laguna Creek — Elk Grove, California (Previously filed as Exhibit 10.29 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.30	Purchase and Sale Agreement between Marriott Senior Living Services, Inc., VCS, Inc. and MSLS — MapleRidge, Inc., as Sellers, Marriott International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA Management Corporation, as Tenant, relating to the Brighton Gardens of Camarillo — Camarillo, California; Brighton Gardens of Towson —Towson, Maryland; Marriott MapleRidge of Clayton — Clayton, Ohio; Marriott MapleRidge of Dartmouth — Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek — Elk Grove, California (Previously filed as Exhibit 10.30 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.31	Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP, CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP, CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank, National Association, Collateral Agent, relating to the Brighton Gardens of Camarillo — Camarillo, California; Brighton Gardens of Towson — Towson, Maryland; Marriott MapleRidge of Clayton — Clayton, Ohio; Marriott MapleRidge of Dartmouth —Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek — Elk Grove, California (Previously filed as Exhibit 10.31 to Post-Effective Amendment No. One to the Registrant’s Registrations Statement on Form S-11 and incorporated herein by reference.)

10.32	Loan Agreement between General Electric Capital Corporation, as Lender, and CNL Retirement — AM/Colorado, LP, as Borrower, dated August 8, 2002, relating to the Heritage Club at Greenwood Village — Greenwood Village, Colorado (Previously filed as Exhibit 10.25 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.33	Mortgage Loan Agreement between CNL Retirement Properties, Inc., as Lender, and DSTS, LLC, as Borrower, dated August 12, 2002, relating to the Vero Beach, Florida land (Previously filed as Exhibit 10.26 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.34	Refinancing and Acquisition Agreement dated September 30, 2002, between CNL Retirement Partners, LP, and Prime Care Properties, LLC, PC1, LLC, PC2, LLC, Prime Care One, LLC, Prime Care Two, LLC and Thomas E. Phillippe, Jr., relating to the Brighton Gardens of Venice — Venice, Florida; Brighton Gardens of Mountainside — Mountainside, New Jersey; Brighton Gardens of Friendship Heights — Chevy Chase, Maryland; Brighton Gardens of Charlotte — Charlotte, North Carolina; Brighton Gardens of Winston-Salem — Winston Salem, North Carolina; Brighton Gardens of Raleigh — Raleigh, North Carolina; Brighton Gardens of Brentwood — Brentwood, Tennessee; Brighton Gardens of Stamford — Stamford, Connecticut; Brighton Gardens of Middleton — Middleton, New Jersey; Brighton Gardens of Buckhead — Atlanta, Georgia; and Brighton Gardens of Naples — Naples, Florida (Previously filed as Exhibit 10.27 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.35	Lease Agreement dated September 30, 2002, between CNL Retirement PC1 Naples FL, LP, CNL Retirement PC1 Venice FL, LP, CNL Retirement PC1 New Jersey, LP, CNL Retirement PC1 Friendship Heights MD, LP, CNL Retirement PC1 North Carolina, LP, CNL Retirement PC1 Stamford CT, LP, CNL Retirement PC1 Buckhead GA, LP and CNL Retirement PC1 Brentwood TN, LP, as Lessors, Prime Care One, LLC and Prime Care Two, LLC, as Lessees, relating to the Brighton Gardens of Venice — Venice, Florida; Brighton Gardens of Mountainside —Mountainside, New Jersey; Brighton Gardens of Friendship Heights — Chevy Chase, Maryland; Brighton Gardens of Charlotte — Charlotte, North Carolina; Brighton Gardens of Winston-Salem — Winston Salem, North Carolina; Brighton Gardens of Raleigh —Raleigh, North Carolina; Brighton Gardens of Brentwood — Brentwood, Tennessee; Brighton Gardens of Stamford — Stamford, Connecticut; Brighton Gardens of Middleton — Middleton, New Jersey; Brighton Gardens of Buckhead — Atlanta, Georgia; and Brighton Gardens of Naples — Naples, Florida (Previously filed as Exhibit 10.28 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.36	Ground Lease Agreement between CNL Retirement ER1, LP and Peabody Campus, LLC dated October 10, 2002, relating to the Brooksby Village Continuing Care Retirement Community — Peabody, Massachusetts (Previously filed as Exhibit 10.36 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.37	Purchase and Sale Agreement between CNL Retirement ER1, LP, as Buyer, and Peabody Campus, LLC, as Seller, relating to the Brooksby Village Continuing Care Retirement Community — Peabody, Massachusetts (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.38	Lease Agreement between CNL Retirement AM/Tennessee LP and Homewood at Brookmont Terrace, LLC dated October 31, 2002, relating to the Homewood Residence at Brookmont Terrace —Nashville, Tennessee (Previously filed as Exhibit 10.38 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.39	Purchase and Sale Agreement between CNL Retirement Corp., as Buyer, and Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood Residence at Brookmont Terrace — Nashville, Tennessee (Previously filed as Exhibit 10.39 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.40	Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Bellevue — Bellevue, Washington (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.41	Lease Agreement between CNL Retirement MA2 Illinois, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Hoffman Estates —Hoffman Estates, Illinois (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.42	Lease Agreement between CNL Retirement MA3 Oklahoma, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Oklahoma City — Oklahoma City, Oklahoma (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.43	Lease Agreement between CNL Retirement MA3 California, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Santa Rosa — Santa Rosa, California (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.44	Lease Agreement between CNL Retirement MA2 Oklahoma, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Tulsa — Tulsa, Oklahoma (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.45	Lease Agreement between CNL Retirement MA3 Georgia, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Vinings — Atlanta, Georgia (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.46	Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Lynnwood — Lynnwood, Washington (Previously filed as Exhibit 10.46 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.47	Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Snohomish — Snohomish, Washington (Previously filed as Exhibit 10.47 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.48	Lease Agreement between CNL Retirement MA2 California, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Hemet — Hemet, California (Previously filed as Exhibit 10.48 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.49	Lease Agreement between CNL Retirement MA2 Massachusetts, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Plymouth — Plymouth, Massachusetts (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.50	Lease Agreement between CNL Retirement MA2 Ohio, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Willoughby — Willoughby, Ohio (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.51	Lease Agreement between CNL Retirement MA2 Arkansas, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Pleasant Hills Retirement Community — Little Rock, Arkansas (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.52	Purchase and Sale Agreement between Marriott Senior Living Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA2, LP, as Purchaser, CNL Retirement Partners, LP as the Orland Park Owner and Eight Pack Management Corp., as Tenant, relating to the Brighton Gardens of Hoffman Estates —Hoffman Estates, Illinois; Brighton Gardens of Tulsa — Tulsa, Oklahoma; MapleRidge of Hemet — Hemet, California; MapleRidge of Plymouth — Plymouth, Massachusetts; MapleRidge of Willoughby — Willoughby, Ohio and Pleasant Hills Retirement Community — Little Rock, Arkansas (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.53	Purchase and Sale Agreement between Marriott Senior Living Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA3, LP, as Purchaser, and Eleven Pack Management Corp., as Tenant, relating to the Brighton Gardens of Bellevue — Bellevue, Washington; Brighton Gardens of Oklahoma City — Oklahoma City, Oklahoma; Brighton Gardens of Santa Rosa — Santa Rosa, California; Brighton Gardens of Vinings — Atlanta, Georgia; Hearthside of Lynnwood — Lynnwood, Washington and Hearthside of Snohomish — Snohomish, Washington (Previously filed as Exhibit 10.53 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.54	Credit Agreement dated as of March 17, 2003 by and among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.55	Purchase and Sale Agreement between Marriott Continuing Care, LLC, as Sellers, and Marriott International, Inc. and CNL Retirement MA3, LP, as Purchaser, relating to the Fairfax Continuing Care Retirement Community – Fort Belvoir, Virginia and the Quadrangle Continuing Care Retirement Community – Haverford, Pennsylvania. (Previously filed as Exhibit 10.48 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.56	Lease Agreement between CNL Retirement MA3 Virginia, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Fairfax Continuing Care Retirement Community –Fort Belvoir, Virginia. (Previously filed as Exhibit 10.49 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.57	Lease Agreement between CNL Retirement MA3 Pennsylvania, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Quadrangle Continuing Care Retirement Community – Haverford, Pennsylvania. (Previously filed as Exhibit 10.50 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.58	Assumption and Reimbursement Agreement between Marriott International, Inc., as Assignor, Marriott Continuing Care, LLC, as Assignor, CNL Retirement Properties, Inc., as Assignee, CNL Retirement MA3 Pennsylvania, LP, as Assignee, and CNL Retirement MA3 Virginia, LP, as Assignee, dated March 28, 2003. (Previously filed as Exhibit 10.51 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.59	Purchase and Sale Agreement by and among WEC 99C-1, LLC, WEC 99C-2, LLC, WEC 99C-3, LLC, WEC 99C-4, LLC, WEC 99C-5, LLC, WEC 99C-6, LLC, WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC, WEC 99C-10, LLC, WEC 99C-11, LLC, WEC 99C-12, LLC, WEC 99C-13, LLC, and WEC 99C-14, LLC, respectively, as Sellers, and CNL Retirement Properties, Inc., as Purchaser dated August 29, 2003. (Filed herewith.)

10.60	Purchase and Sale Agreement by and among Sunrise Assisted Living Limited Partnership, Sunrise Farmington Hills Assisted Living, L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living, L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay, LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty Pack Management Corp. as Tenant dated September 29, 2003. (Filed herewith.)

10.61	Pooling Agreement by and among Sunrise Senior Living Management, Inc., as Manager and Twenty Pack Management Corp., Sunrise Five Forks Assisted Living, L.L.C., Sunrise Development, Inc. and Sunrise Madison Senior Living, L.L.C., as Owners and CNL Retirement Sun1, LP, CNL Retirement Sun1 Beverly Hills CA, LP, CNL Retirement Sun1 Cresskill NJ, LP, CNL Retirement Sun1 Edmonds WA, LP, CNL Retirement Sun1 Lilburn GA, LP and CNL Retirement Sun1 Madison NJ, LP, as Landlords dated September 30, 2003. (Filed herewith.)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated October 17, 2003 (Filed herewith.)

23.2	Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to the 2003 Form S-11 and incorporated herein by reference.)

23.3	Consent of Ernst & Young LLP, Independent Auditors, dated October 17, 2003 (Filed herewith.)

23.4	Consent of Ernst & Young LLP, Independent Auditors, dated October 15, 2003 (Filed herewith.)

23.5	Consent of Ernst & Young LLP, Independent Auditors, dated October 17, 2003 (Filed herewith.)

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24.	Power of Attorney (Filed herewith.)